UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMVERSE TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Stock of Comverse, Inc.

	(2)	Aggregate number of securities to which transaction applies: 21,922,995

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined). Because the issuer has an accumulated capital deficit as of its most recent balance sheet (dated January 31, 2012), under Rule 0-11(a)(4) the deemed par value of the securities is to be used:

             $0.01 per share

	(4)	Proposed maximum aggregate value of transaction: $73,076.65 (one third of aggregate par value)

	(5)	Total fee paid: $83.68

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

COMVERSE TECHNOLOGY, INC.

810 Seventh Avenue

New York, NY 10019

                    , 2012

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Comverse Technology, Inc. (or CTI) to be held on                     , 2012, at 10:00 a.m., New York City time, at                     .

At the special meeting, you will be asked to approve (1) the spin–off of Comverse, Inc. (or Comverse), which is a wholly–owned subsidiary of CTI, to be effected by means of a pro rata distribution of 100% of the outstanding shares of Comverse common stock to CTI shareholders (referred to as the share distribution), (2) the Comverse, Inc. 2012 Stock Incentive Compensation Plan, (3) the Comverse, Inc. 2012 Annual Performance Bonus Plan, (4) a contingent amendment to CTI’s certificate of incorporation to effect a contingent reverse stock split of CTI’s outstanding common stock (referred to as the reverse stock split) and (5) the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

We believe the share distribution will create value for CTI shareholders through direct share ownership in an independent Comverse. In addition, as a result of the Board of Directors’ consideration of strategic alternatives, we have entered into a merger agreement with Verint Systems Inc. (or Verint), a publicly traded subsidiary in which we own a controlling interest, pursuant to which we intend to merge with and into a wholly–owned subsidiary of Verint, as more fully described in the enclosed proxy statement. It is a condition to the completion of the merger with Verint that we dispose of our interest in Comverse prior to consummation of the merger. Consequently, approval by our shareholders of the share distribution will help us meet the conditions to the Verint merger. You are not being asked to consider or vote to approve the Verint merger at this special meeting; however, if the share distribution is not approved and we do not otherwise dispose of our interest in Comverse, we will not be able to consummate the Verint merger as currently contemplated by the merger agreement. If the share distribution is completed, we will call and hold a future special meeting of the shareholders relating to the Verint merger.

As previously disclosed, our Board of Directors, with the assistance of its financial advisors, Goldman, Sachs & Co. and Rothschild Inc., has analyzed and considered strategic alternatives for Comverse as well as our company as a whole. Based on these analyses and considerations, our Board of Directors believes that the proposed share distribution to our shareholders offers the most effective means of maximizing shareholder value by, among other things, giving CTI shareholders a direct interest in Comverse and, following the Verint merger, a direct interest in Verint.

After careful consideration, our Board of Directors has approved the proposal to spin off Comverse as described in the enclosed proxy statement, as well as the other proposals described in the enclosed proxy statement, and recommends that you vote “FOR” each of these proposals.

Your vote is very important, regardless of the number of shares of common stock that you own. The share distribution cannot be completed without the affirmative vote of at least two-thirds of our outstanding shares of common stock. Accordingly, we urge you to please complete, sign and date the enclosed proxy card and return it as promptly as possible, even if you intend to attend the special meeting.

Please review in detail the enclosed proxy statement and its annexes, which we strongly encourage you to read in their entirety, for a more complete statement regarding the proposal to complete the share distribution as well as the other proposals described in the enclosed proxy statement.

On behalf of our Board of Directors, I thank you for your support and urge you to vote “FOR” the proposals described in the enclosed proxy statement.

Sincerely,

[—]

Charles J. Burdick

Chairman of the Board and Chief Executive Officer

COMVERSE TECHNOLOGY, INC.

810 Seventh Avenue

New York, NY 10019

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on                     , 2012

To the Shareholders of Comverse Technology, Inc.:

A special meeting of shareholders of Comverse Technology, Inc. (or CTI) will be held on                     , 2012, at 10:00 a.m., New York City time, at                                          (referred to as the Special Meeting). At the Special Meeting, you will be requested to consider and vote upon the following proposals:

1.	To consider and vote upon the authorization of the distribution to CTI shareholders, based on a distribution ratio of one share of common stock, with par value $0.01 per share, of Comverse, Inc., a Delaware corporation and wholly–owned subsidiary of CTI (or Comverse), for every ten CTI common shares outstanding as of the record date for the share distribution (which record date is expected to be established by CTI’s Board of Directors shortly following the Special Meeting), of 100% of the outstanding shares of Comverse common stock (referred to as the share distribution).

2.	To approve the Comverse, Inc. 2012 Stock Incentive Compensation Plan.

3.	To approve the Comverse, Inc. 2012 Annual Performance Bonus Plan.

4.	To approve a contingent amendment to CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares.

5.	To approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

6.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

These items are more fully described in the following pages. Shareholders of record at the close of business on                     , 2012 are entitled to attend and vote at the Special Meeting. Because of the significance of the share distribution, your participation in the Special Meeting, in person or by proxy, as well as your vote are especially important. You are not being requested to consider or vote upon the approval of the Verint merger at this special meeting. Such approval will be sought at a future meeting of shareholders if CTI disposes of its interests in Comverse.

Shareholders who do not vote in favor of the share distribution will have the right to seek appraisal and receive the fair value of their shares in lieu of receiving the shares of Comverse common stock if the share distribution is completed, but only if they perfect their appraisal rights by complying with the required procedures under New York law, which are summarized in the accompanying proxy statement.

Shareholders of record may vote their shares by using the Internet or the telephone. Instructions for using these convenient services are set forth on the enclosed proxy card. You may also vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed postage-paid envelope. Any shareholder attending the Special Meeting may vote in person, even if you have already voted on the proposal described in this proxy statement, and proof of identification will be required to enter the Special Meeting. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on                     , 2012, the record date for the Special Meeting. If you hold your shares through a broker, bank or other nominee and wish to vote your shares at the Special Meeting, you must obtain a legal proxy from your broker, bank or other nominee. Please note that cameras and other recording equipment will not be permitted at the Special Meeting.

By Order of the Board of Directors,

[—]
New York, New York , 2012	Shefali A. Shah Senior Vice President, General Counsel and Corporate Secretary

Page

INTRODUCTION AND Q&A	1

SUMMARY OF THE SHARE DISTRIBUTION	18

SELECTED HISTORICAL FINANCIAL DATA FOR COMVERSE TECHNOLOGY, INC.	34

SELECTED COMBINED HISTORICAL FINANCIAL DATA OF COMVERSE, INC.	37

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF COMVERSE TECHNOLOGY, INC.	39

RISK FACTORS	49

FORWARD-LOOKING STATEMENTS	61

THE SPECIAL MEETING OF SHAREHOLDERS	64

PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION	68

PROPOSAL 2 APPROVAL OF THE COMVERSE, INC. 2012 INCENTIVE PLAN	104

PROPOSAL 3 APPROVAL OF THE COMVERSE, INC. 2012 PERFORMANCE BONUS PLAN	110

PROPOSAL 4 CONTINGENT REVERSE STOCK SPLIT OF CTI COMMON SHARES AND AMENDMENT TO CTI’S CERTIFICATE OF INCORPORATION TO EFFECT THE CONTINGENT REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING CTI COMMON SHARES	113

PROPOSAL 5 ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING	121

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	122

OTHER MATTERS	125

LIST OF ANNEXES

Annex A	Preliminary Information Statement of Comverse, Inc. as filed with the Securities and Exchange Commission on August 15, 2012.

Annex B	Comverse, Inc. 2012 Stock Incentive Compensation Plan

Annex C	Comverse, Inc. 2012 Annual Performance Bonus Plan

Annex D	Sections 623 and 910 of the New York Business Corporation Law

Annex E	Form of Distribution Agreement between Comverse Technology, Inc. and Comverse, Inc.

Annex F	Form of Transition Services Agreement between Comverse Technology, Inc. and Comverse, Inc.

Annex G	Form of Tax Disaffiliation Agreement between Comverse Technology, Inc. and Comverse, Inc.

Annex H	Form of Employee Matters Agreement between Comverse Technology, Inc. and Comverse, Inc.

Annex I	Form of Amendment to Certificate of Incorporation of Comverse Technology, Inc.

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INTRODUCTION AND Q&A

Introduction and definitions

The following summary is an overview of selected information contained in this proxy statement about proposals that our shareholders are being asked to consider:

(1)	to authorize the share distribution of 100% of the outstanding shares of Comverse common stock to CTI shareholders;

(2)	to approve the Comverse, Inc. 2012 Stock Incentive Compensation Plan;

(3)	to approve the Comverse, Inc. 2012 Annual Performance Bonus Plan;

(4)	to approve a contingent amendment to CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares; and

(5)	to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

You are not being requested to consider or vote upon the approval of the Verint merger at this meeting. Such approval will be sought at a future special meeting of shareholders if CTI disposes of its interests in Comverse.

This proxy statement is first being mailed to shareholders on or about                     , 2012.

Except as otherwise indicated, the information included in this proxy statement, including all financial statements, assumes the completion of all the transactions referred to in this proxy statement as the share distribution, including the contribution to Comverse of the CTI subsidiaries it intends to contribute to Comverse of Exalink Ltd. by CTI immediately prior to the share distribution.

Use in this proxy statement of the terms:

•

“Comverse” refers to Comverse, Inc., a Delaware corporation, and, unless the context otherwise requires, its consolidated subsidiaries and Exalink Ltd., a CTI wholly-owned subsidiary that will be contributed to Comverse immediately prior to the share distribution. Other than holding certain intellectual property rights, Exalink Ltd. has no operations.

•	“Comverse common stock” refers to the shares of common stock of Comverse, Inc.

•

“CTI,” “we,” “us,” “our” and “our company” refers to Comverse Technology, Inc., a New York corporation, and, unless the context otherwise requires, its consolidated subsidiaries other than Comverse its subsidiaries and Exalink Ltd.

•	“CTI common shares” and “our common shares” refer to the shares of common stock of Comverse Technology, Inc.

•	“Verint” refers to Verint Systems Inc., a Delaware corporation, and, unless the context otherwise requires, its consolidated subsidiaries.

•	“Starhome” refers to Starhome B.V.

•	“fiscal year” refers to a twelve month period ended January 31.

•	“SEC” refers to the U.S. Securities and Exchange Commission;

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•	“Securities Act” refers to the Securities Act of 1933, as amended; and

•	“Code” refers to the Internal Revenue Code of 1986, as amended.

All information in this proxy statement related to the number of shares of Comverse common stock that will be outstanding after the share distribution assumes that no holder of CTI common shares exercises appraisal rights in connection with the vote to approve the share distribution. To the extent that a holder of CTI common shares exercises appraisal rights, such holder will not receive its pro rata share of Comverse common stock in the share distribution and such shares will be contributed by CTI to Comverse. See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Appraisal Rights.”

Questions & Answers about the Special Meeting

ABOUT THE SHARE DISTRIBUTION

Q:	Why am I receiving this document?

A:	CTI’s Board of Directors has determined that it is in the best interests of CTI and its shareholders to pursue separating and spinning-off Comverse into an independent, publicly traded company, which it intends to accomplish through a pro rata distribution of 100% of the outstanding shares of common stock of Comverse, a wholly-owned subsidiary of CTI, to CTI’s shareholders, to be made in the form of a special dividend. We refer to this separation and spin-off of Comverse as the share distribution throughout this proxy statement.

Under New York corporate law, in order for CTI to effect this share distribution and the corresponding separation, approval of the share distribution must be obtained from CTI shareholders holding at least two-thirds of the outstanding CTI common shares. CTI is holding the Special Meeting in order to obtain this shareholder approval.

Holders of CTI common shares are entitled to appraisal rights in connection with the vote to approve the share distribution. To the extent that any such holder exercises appraisal rights such holder will not receive shares of Comverse common stock in the share distribution, and such shares will be contributed to Comverse by CTI. See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Appraisal Rights.”

This proxy statement contains important information about the Special Meeting and the proposed share distribution, including information relating to the share distribution, certain matters required to be undertaken by CTI in anticipation of the share distribution, information relating to certain agreements and arrangements to be entered into between CTI and Comverse in connection with the share distribution, and information relating to CTI on a pro forma basis giving effect to the share distribution.

In connection with the share distribution, Comverse is also required to file, and has filed with the SEC, a Registration Statement on Form 10 which contains important information about the share distribution, including audited combined financial statements of Comverse, information relating to Comverse on a pro forma basis giving effect to the share distribution and other information regarding Comverse, as well as certain risks involved in holding Comverse common stock following the share distribution and risks associated with Comverse’s business generally. The Registration Statement on Form 10 includes an information statement setting forth such information. Assuming shareholder approval required to effect the share distribution is obtained at the Special Meeting, the final version of the Information Statement will be distributed to CTI shareholders who hold CTI common shares as of the record date for the share distribution (which record date is expected to be established by the Board of Directors shortly following the Special Meeting). A copy of the preliminary version of the information statement, on file with the SEC as of the date of this proxy statement, is included in this proxy statement as Annex A. We refer to this preliminary information statement as the “Preliminary Information Statement” throughout this proxy statement.

You should read this proxy statement and the annexes hereto, including the Preliminary Information Statement, carefully and in their entirety.

Your vote is very important. We encourage you to vote as soon as possible. For more information on how to vote your shares, please see “THE SPECIAL MEETING OF SHAREHOLDERS” below.

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Q:	What are the reasons for the share distribution?

A:	Over the past several years, we have been evaluating potential strategic alternatives in connection with a review of our strategy as a holding company. In connection with this evaluation, our Board of Directors, with the assistance of its financial advisors, Goldman, Sachs & Co. (or Goldman) and Rothschild Inc. (or Rothschild), has determined that pursuing the share distribution is in the best interests of CTI and its shareholders, and that separating Comverse from CTI would provide benefits to both CTI and Comverse, including the following:

•

Focused Management. The share distribution will allow Comverse’s management to devote its entire time and attention to maximizing Comverse’s shareholder value by focusing on Comverse’s business growth, improving its operational performance and profitability, implementing its strategies and achieving its business objectives.

•

Enhanced Investor Choices by Offering Investment Opportunities in Separate Entities. The CTI Board of Directors believes that the share distribution will increase investor understanding of Comverse and its market position within its industry, thereby facilitating the creation of a more natural and interested investor base. The share distribution also will provide investors with two individual investment options that may be more appealing to them than an investment in the current combined company. Separating the businesses will result in each company representing more of a pure-play investment that our Board of Directors believes will appeal to the respective investor bases due to each company’s more defined business and assets—an operating business in the case of Comverse and indirect or direct ownership interests in Verint in the case of CTI (or if the Verint merger closes, Verint). As Comverse and CTI do not share any meaningful synergies, the share distribution will allow investors to make independent decisions with respect to each of Comverse and CTI (or if the Verint merger closes, Verint) based on, among other factors, their different business models, strategies and industries.

•

Verint Merger. In addition to owning Comverse, we hold interests in two majority owned subsidiaries – Verint and Starhome. As a result of our efforts to evaluate and eliminate the holding company structure, on August 12, 2012, we entered into an agreement and plan of merger with Verint (the Verint Merger Agreement) pursuant to which we will merge with and into a subsidiary of Verint and become a wholly-owned subsidiary of Verint (or the Verint Merger). It is a condition to the Verint Merger that we dispose of our significant assets and liabilities (including Comverse and Starhome) other than our ownership interest in Verint. As a result, our Board of Directors believes it is in the best interest of our shareholders to effect the share distribution to enable us to satisfy one of the conditions to the Verint Merger. In addition, on August 1, 2012, we reached an agreement to sell our interest in Starhome to an unaffiliated third party, which is discussed in more detail below. See “SUMMARY OF THE SHARE DISTRIBUTION—Merger of CTI and Verint” and “—Sale of Starhome.”

•

Enhanced Value. The CTI Board of Directors believes that following the share distribution, the combined value of CTI common shares and Comverse common stock (or if the Verint Merger closes, Comverse and Verint common stock) should, over time and assuming the same market conditions, be greater than the value of our common shares had the share distribution not occurred, thus resulting in greater long-term value to our shareholders. The CTI Board’s belief that operating as separate companies would increase the aggregate value to shareholders of the two companies is based on its conclusion that operating as separate companies will enable investors to more accurately assess our (or Verint’s, in the event the Verint Merger is consummated) and Comverse’s performance and strategies, which will lead to enhanced investor understanding of each company’s businesses and provide investors with a more targeted investment opportunity. In addition, the CTI Board believes that operating as separate companies would allow each company to take advantage of potential opportunities for value creating strategic alternatives that might not have been available if we were to remain part of the same company, such as the Verint Merger. However, no assurance can be given that such higher aggregate value will be achieved.

•	Enhanced Flexibility in Evaluating Acquisitions, including in Using Stock as an Acquisition Consideration. The share distribution will provide Comverse with enhanced flexibility to use its stock

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as consideration in pursuing certain financial and strategic objectives, including mergers and acquisitions involving other companies or businesses engaged in its industry. We expect that Comverse will be able to more easily facilitate future strategic transactions with similar businesses through the use of its stand-alone stock as consideration. In evaluating such transactions, following the share distribution the Comverse board will be able to focus solely on the benefits of a proposed transaction to Comverse and its shareholders and will no longer be required to evaluate the impact of such transaction on CTI and/or Verint.

•

Direct and Differentiated Access to Capital Resources. As an independent company, Comverse will no longer need to compete internally for capital, and will have direct access to capital markets to fund its own capital needs. Comverse will have complete control over decisions related to the allocation and raising of capital resources and will be able to make decisions related to strategic investments in its business without the need to consider the effect these decisions would have on CTI and/or Verint. With respect to CTI, following the share distribution, its capital resources will no longer be impacted by Comverse’s liquidity needs and may be used in their entirety to fund CTI’s operations, until the elimination of the holding company structure as currently contemplated by the Verint Merger.

•

Improved Management Incentive Tools. We expect Comverse to use share-based incentive awards to compensate current and future employees. Following the share distribution, appreciation in the value of shares underlying share-based awards granted to Comverse employees will no longer be impacted by the performance of CTI’s other subsidiaries. Share-based incentive awards granted to employees of Comverse following the share distribution will be tied directly to Comverse’s performance, providing employees with incentives more closely linked to the achievement of Comverse’s specific performance objectives. This will better align employee interests with the interests of shareholders. We also believe that equity-based compensation arrangements tied more closely to Comverse’s performance will improve Comverse’s ability to attract, retain and motivate qualified personnel.

The CTI Board of Directors also considered a number of potentially negative factors in evaluating the share distribution, including, in the case of (i) both companies, increased costs and disruptions to the businesses as a result of the share distribution, (ii) us, (A) the risk that CTI may be unable to effectuate the share distribution or otherwise dispose of its interest in Comverse even after receiving shareholder approval, which would allow Verint to terminate the Verint Merger Agreement and, if so terminated, under certain circumstances would (i) allow Verint to purchase from us such number of Verint voting securities that would cause us to lose our majority controlling interest in Verint and (2) restrict our ability to vote or acquire shares of Verint stock and nominate directors to the Verint board of directors, and (B) our loss of an operating business to generate cash flow until elimination of the holding company structure and (iii) Comverse, the loss of ability to obtain capital resources from us and limitations placed on Comverse as a result of agreements it is expected to enter into with us in connection with the share distribution. Notwithstanding these potentially negative factors, however, the CTI Board of Directors determined that the share distribution was the best alternative to enhance shareholder value taking into account the factors discussed above. For a more detailed discussion relating to the negative factors considered by the CTI Board, see “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—CTI’s Reasons for the Share Distribution.”

In addition to the share distribution, we considered a number of strategic alternatives for us as a whole as well as for our individual businesses. See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—CTI’s Reasons for the Share Distribution” for a discussion of these strategic alternatives and why CTI elected to pursue the share distribution.

Q:	What will Comverse’s operations consist of following the share distribution?

A:

We expect that Comverse’s business following the share distribution will continue to consist of its current operations. However, under certain circumstances, we may contribute to Comverse our interest in Starhome, our majority-owned privately-held subsidiary. As disclosed above, it is a condition to the Verint Merger Agreement that we dispose of our interest in each of Comverse and Starhome prior to the consummation of the

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Verint Merger. On August 1, 2012, we, certain other Starhome shareholders and Starhome entered into a Share Purchase Agreement (referred to as the Starhome Share Purchase Agreement) with unaffiliated purchasers pursuant to which the purchasers agreed to purchase all of the outstanding share capital of Starhome (referred to as the Starhome Disposition). The Starhome Disposition is expected to close in October 2012. If the closing of the Starhome Disposition does not occur by October 19, 2012, either the Starhome shareholders or the purchasers may terminate the Starhome Share Purchase Agreement. As a result, if the Starhome Disposition does not close by October 19, 2012, CTI will contribute its interest in Starhome to us in order to ensure it can meet the conditions to the Verint Merger. In addition, CTI is currently evaluating the contribution of its interest in Starhome, including its rights and obligations under the Starhome Share Purchase Agreement, to us prior to the October 19, 2012 termination date.

Q:	What will CTI’s business consist of following the share distribution?

A:	Following the share distribution and prior to the Verint Merger (if the Verint Merger occurs) we expect to be a holding company whose assets will consist primarily of our equity interests in Verint and our interest in Starhome until the Starhome Disposition closes or we contribute Starhome to Comverse . See “SUMMARY OF THE SHARE DISTRIBUTION—Merger of CTI and Verint ” and “RISK FACTORS.”

Q:	Are there any negative consequences if shareholders approve the share distribution but the share distribution does not occur for any other reason?

A:	In the event that our shareholders approve the share distribution but the share distribution does not occur for any reason (including, for example, a decision by our Board of Directors and management in furtherance of their fiduciary obligations to act in the best interests of CTI and its shareholders), Comverse would remain a subsidiary of CTI unless and until CTI disposed of its interests in Comverse. Under the Verint Merger Agreement, if shareholders approve the share distribution but CTI nonetheless does not dispose of its interest in Comverse prior to April 30, 2013, Verint can terminate the Verint Merger Agreement, and as a result, for a period of 18 months following such termination, (i) Verint would have the right to purchase for cash a number of our shares of Verint preferred stock (or shares of Verint common stock if necessary) that would cause CTI to lose its majority controlling interest in Verint and (ii) CTI would not be able to nominate more than two directors to Verint’s board of directors, would be subject to other limitations on the voting of its Verint voting securities and would be prohibited from acquiring any additional Verint capital stock (collectively referred to as the Additional Restrictions). The occurrence of any of these events may have material and adverse consequences to CTI and its shareholders, including the loss of our ability to control the board of directors and the strategic direction of Verint. In the alternative, if our shareholders do not approve the share distribution, then Verint would not be able to exercise the repurchase right and the current governance structure with Verint would not change even in the event that Verint terminates the Verint Merger Agreement. Based largely on the provisions relating to the Verint Merger Agreement described above, one of CTI’s six directors voted against CTI entering into the Verint Merger Agreement and, in order to avoid any such adverse effects, is not recommending that shareholders approve the share distribution. See “RISK FACTORS— If the share distribution is approved by CTI’s shareholders but the share distribution or a Comverse disposition does not occur by April 30, 2013, Verint may terminate the Verint Merger Agreement, and if so terminated (i) Verint will have the right to purchase an amount of shares of the Verint preferred stock (or, if necessary, shares of Verint common stock) owned by CTI that would cause CTI to cease being a majority controlling shareholder of Verint and (ii) we would be subject to the Additional Restrictions.”

Q:	What are the conditions to the completion of the share distribution?

A:

The share distribution is subject to a number of conditions, including receipt of an opinion with respect to the capital adequacy of CTI and Comverse from a nationally recognized provider of such opinions, final

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approval of the transaction by CTI’s Board of Directors, approval of the share distribution by the holders of at least two-thirds of the CTI common shares, final approval of certain material agreements by the boards of CTI and Comverse and completion of the review process of Comverse’s registration statement on Form 10 by the SEC. Notwithstanding shareholder approval of the share distribution, the CTI Board of Directors may abandon the share distribution subject to certain third party rights. See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—General Summary of the Share Distribution—Conditions to the Share Distribution.”

Q:	What am I being asked to vote on?

A:	You are being asked to vote upon the:

•

Approval of the pro rata distribution to CTI shareholders of 100% of the outstanding shares of Comverse common stock, to be made in the form of a special dividend, as further described in this Proxy Statement;

•	Approval of the Comverse, Inc. 2012 Stock Incentive Compensation Plan;

•	Approval of the Comverse, Inc. 2012 Annual Performance Bonus Plan;

•	Approval of a contingent amendment to CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares; and

•	Approval of the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

You are not being requested to consider or vote upon the approval of the Verint Merger at this special meeting. Such approval will be sought at a future special meeting of shareholders if CTI disposes of its interests in Comverse.

Q:	What vote is required to approve each matter and how are votes counted?

A:	For each proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

•

Proposal 1—To authorize the share distribution to CTI shareholders of 100% of the outstanding shares of Comverse: Shareholders as of the close of business on the record date for the Special Meeting holding shares representing at least two-thirds of the CTI common shares must vote “FOR” the approval of this proposal in order for us to complete the share distribution. Accordingly, any abstention or broker non–vote will count as a vote cast “AGAINST” this proposal.

•

Proposal 2—To approve the Comverse, Inc. 2012 Stock Incentive Compensation Plan: A majority of the CTI common shares present or represented at the Special Meeting and entitled to vote as of the record date for the Special Meeting will be required to vote “FOR” this proposal in order for Comverse to adopt the Comverse, Inc. 2012 Stock Incentive Compensation Plan. Abstentions and broker non–votes will have no effect on this proposal.

•

Proposal 3—To approve the Comverse, Inc. 2012 Annual Performance Bonus Plan: A majority of the CTI common shares present or represented at the Special Meeting and entitled to vote as of the record date for the Special Meeting will be required to vote “FOR” this proposal in order for Comverse to adopt the Comverse, Inc. 2012 Annual Performance Bonus Plan. Abstentions and broker non–votes will have no effect on this proposal.

•

Proposal 4—To approve a contingent amendment to CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares: Shareholders as of the close of business on the record date for the Special Meeting holding shares representing a majority of the outstanding CTI common shares must vote “FOR” the approval of this proposal in order for us to amend CTI’s certificate of incorporation and effect a reverse stock split of issued and outstanding CTI common shares. Accordingly, any abstention or broker non–vote will count as a vote cast “AGAINST” this proposal.

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Proposal 5—To adjourn or postpone the Special Meeting: A majority of the CTI common shares present or represented at the Special Meeting and entitled to vote as of the record date for the Special Meeting will be required to vote “FOR” this proposal in order for the chairman of the Special Meeting to be permitted to adjourn or postpone the Special Meeting, once a quorum is present, if necessary or appropriate to solicit additional proxies if there are not sufficient votes in favor of the proposals to distribute to CTI shareholders the outstanding shares of Comverse common stock, approve the Comverse, Inc. 2012 Stock Incentive Compensation Plan, approve the Comverse, Inc. 2012 Annual Performance Bonus Plan or approve a contingent amendment to CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares. Abstentions and broker non-votes will have no effect on this proposal.

If you sign your proxy card without indicating your vote, your CTI common shares will be voted “FOR” the authorization of the share distribution, “FOR” approval of the Comverse, Inc. 2012 Stock Incentive Compensation Plan, “FOR” approval of the Comverse, Inc. 2012 Annual Performance Bonus Plan, “FOR” the contingent amendment of CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares, “FOR” adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals and in accordance with the best judgment of the persons appointed as proxies on any other matters properly brought before the Special Meeting for a vote.

Q:	What will happen in the share distribution?

A:	If the share distribution is approved at the Special Meeting and certain other conditions to the effectiveness of the share distribution are met, then all of the outstanding shares of Comverse common stock will be distributed to holders of CTI common shares on the distribution date. Every ten CTI common shares outstanding as of the record date for the share distribution (which record date is expected to be established by the Board of Directors shortly following the Special Meeting), will entitle their holder to receive one share of Comverse common stock. If necessary to satisfy any withholding obligations, the distribution agent will hold back a certain number of shares of Comverse common stock (or proceeds from sale of such shares) that would otherwise be distributed to you and sell those shares on the market. Your proportionate ownership interest in CTI will not change as a result of the share distribution, except to the extent that a holder of CTI common shares exercises appraisal rights in connection with the share distribution or shares are withheld to satisfy withholding obligations. Following the share distribution, CTI will no longer hold any outstanding capital stock of Comverse, all of which will be held by CTI shareholders as of the record date for the share distribution, and Comverse will be an independent, publicly traded company. Comverse has applied to list its common stock on the NASDAQ stock exchange (or NASDAQ ) under the symbol “CNSI.”

Q:	How will fractional shares be treated in connection with the share distribution?

A:	Fractional shares of Comverse common stock will not be distributed. Fractional shares of Comverse common stock to which holders of record of CTI common shares would otherwise be entitled will be aggregated and sold in the public market by the distribution agent at prevailing market prices. The distribution agent, in its sole discretion, will determine when, how and at what prices to sell these shares. The aggregate net cash proceeds of the sales will be distributed ratably to those holders of record of CTI common shares who would otherwise have received fractional shares of Comverse common stock.

Q:	When will the share distribution be completed?

A:

Our Board of Directors will establish the distribution date at the time it declares the dividend for the share distribution. We expect that it will take the distribution agent, acting on our behalf, up to 10 days after the distribution date to fully distribute the shares of Comverse common stock to our shareholders which will be accomplished through direct registration in book-entry form. It is also possible that factors outside our control, or a decision by us to terminate the Distribution Agreement pursuant to its terms, could require us to

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complete the share distribution at a later time or not to complete it at all. See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—General Summary of the Share Distribution” below.

Q:	What do I have to do to participate in the share distribution?

A:	Other than shareholder approval of the share distribution, no action will be required of CTI shareholders to receive shares of Comverse common stock, which means that (1) you will not be required to pay for the shares of Comverse common stock that you receive in the share distribution, and (2) you do not need to surrender or exchange any CTI common shares in order to receive shares of Comverse common stock, or take any other action in connection with the share distribution.

Q:	What if I want to sell my CTI common shares prior to the distribution date?

A:	If the share distribution is approved at the Special Meeting and you hold your shares in “street name” and decide to sell any of your CTI common shares on or before the date on which shares of Comverse common stock will be distributed to our shareholders, or the distribution date, you should consult with your broker, bank or other nominee and discuss whether you want to sell only your CTI common shares or your CTI common shares along with the Comverse common stock that you would otherwise receive in the share distribution. If you decide to sell any of your CTI common shares on or before the distribution date, you should make sure your broker, bank or other nominee understands whether you want to sell only your CTI common shares alone or your CTI common shares along with the shares of Comverse common stock that you would otherwise receive in the share distribution. Beginning on or shortly before the record date for the share distribution and continuing up to and including the distribution date, CTI common shares will begin to trade in two markets on NASDAQ: a “regular-way” market and an “ex-distribution” market. If you hold CTI common shares as of the record date for the share distribution and choose to sell those shares in the regular-way market after the record date for the share distribution and on or before the distribution date, you also will be selling the right to receive the shares of Comverse common stock in connection with the share distribution. If you hold CTI common shares as of the record date for the share distribution and choose to sell those shares in the ex-distribution market after the record date for the share distribution and on or before the distribution date, you will still receive the shares of Comverse common stock in the share distribution.

See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—General Summary of the Share Distribution—Listing of Comverse Common Stock and Trading of CTI Common Shares” for more information.

Q:	What are the material U.S. federal income tax consequences to me of the share distribution?

A:	The fair market value of the Comverse common stock distributed will generally constitute a dividend, taxable as ordinary income, to the extent of CTI’s current and accumulated earnings and profits, as calculated for U.S. federal income tax purposes. CTI believes that it does not have any accumulated earnings and profits as of the end of its fiscal year ended January 31, 2012. CTI’s current earnings and profits will be determined as of the end of its fiscal year ending January 31, 2013.

In the case of a U.S. holder of CTI common stock that is an individual, dividend income should generally be subject to U.S. federal income tax at a maximum rate of 15% (provided that certain holding period requirements are met), which rate is scheduled to be increased to 39.6% for dividends received after December 31, 2012. To the extent that the fair market value of the Comverse common stock distributed exceeds a holder’s share of CTI’s current and accumulated earnings and profits, the excess will not constitute a dividend but will instead be treated first as a tax-free return of capital, to the extent of the holder’s adjusted basis in its CTI common stock (with a corresponding reduction in such basis), and thereafter as capital gain. Any capital gain recognized by a U.S. holder will generally be long-term capital gain if the holder has held its CTI common stock for more than one year. In the case of a U.S. holder that is

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an individual, long-term capital gains should generally be subject to U.S. federal income tax at a maximum rate of 15% (which rate is scheduled to be increased to 20% for capital gains recognized after December 31, 2012).

A holder’s tax basis in the Comverse common stock received in the share distribution will be equal to the fair market value of the Comverse common stock received on the date of the share distribution. Your receipt of cash in lieu of fractional shares of Comverse common stock generally will result in a taxable gain or loss for U.S. federal income tax purposes.

See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Certain Material U.S. Federal Income Tax Consequences” below for a more detailed description of the U.S. federal income tax consequences of the share distribution, including the U.S. federal income tax consequences to non-U.S. holders.

Q:	Will the share distribution affect the trading price of my CTI common shares?

A:	Yes, the trading price of CTI common shares immediately following the share distribution is expected to change because its trading price will no longer reflect the value of Comverse. However, we cannot provide you with any guarantees as to the price at which the CTI common shares will trade following the share distribution or the effect the announcement of the Verint Merger will have on the stock price of CTI common shares whether before or after the share distribution.

Q:	What is the expected impact of the share distribution on CTI’s financial performance?

A:	Following the share distribution, CTI will no longer own Comverse, and accordingly, CTI’s results of operations will no longer include the results of Comverse and certain other adjustments will be made. We will no longer have the dual streams of revenues, costs and cash flows that currently exist due to our ownership of both Comverse and our majority interest in Verint. The share distribution would separate Comverse’s business from us, which represents significant value and almost all of our cash flow. As a result, until the closing of the Verint Merger, it is possible that our results of operations, cash flows, and working capital will decrease and our financing requirements may be subject to increased instability. Our operations may also be impacted by a limited ability to attract new employees in a timely manner. See “UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF COMVERSE TECHNOLOGY, INC.”

Q:	What indebtedness will Comverse have following the share distribution?

A:	It is anticipated that, immediately following the completion of the share distribution, Comverse will have no indebtedness. Comverse will continue to maintain an $8.0 million line of credit in Israel that may be used for borrowings. All intercompany borrowings payable by Comverse to CTI are expected to be settled through a capital contribution by CTI to Comverse immediately prior to the share distribution.

Q:	Will the Comverse common stock be listed on a stock exchange?

A:	Yes. Although there is currently not a public market for Comverse common stock, Comverse has applied to list its common stock on NASDAQ under the symbol “CNSI.” It is anticipated that trading of Comverse common stock will commence on a “when-issued” basis on or shortly prior to the record date for the share distribution. When-issued trading refers to a sale or purchase made conditionally because the security has been authorized but not yet issued. When-issued trades generally settle within four trading days after the distribution date. On the first trading day following the distribution date, when-issued trading with respect to Comverse common stock will end and “regular-way” trading will begin. “Regular-way” trading refers to trading after a security has been issued and typically involves a transaction that settles on the third full trading day following the date of the transaction.

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Q:	What adjustments will be made to equity awards and other compensation awards and programs held by, or established for the benefit of, CTI employees or directors as a result of the share distribution?

A:	In connection with the share distribution, CTI’s equity based-compensation awards will generally be treated as follows:

Stock Option Awards

CTI options will be adjusted as described below based on (1) the optionholder’s employer following the share distribution and (2) whether the CTI options have an exercise price that is (A) less than $10.52 per share (referred to as the Group A options) or (B) equal to or greater than $10.52 per share (referred to as the Group B options).

On the distribution date, CTI options (Group A and Group B) held by Comverse officers and employees will be converted into options for shares of Comverse common stock. As of the distribution date, CTI options (Group A and Group B) held by our employees and by Verint employees will remain CTI options. In the event that Starhome is contributed to Comverse and the Starhome Disposition is not completed by the distribution date, any outstanding CTI options (Group A and Group B) held by Starhome officers and employees will be converted into options for shares of Comverse common stock and will be treated in the same manner as CTI options held by Comverse officers and employees, as described below.

We expect that, on the distribution date, there will be outstanding Group A options to purchase approximately 1,636,205 CTI common shares. Currently, Comverse officers and employees hold Group A options to purchase 1,606,643 CTI common shares, our employees hold options to purchase 20,562 CTI common shares and Comverse consultants hold options to purchase 9,000 CTI common shares. The exercise price of the Group A options held by Comverse employees will be adjusted such that the exercise price will equal one hundred percent (100%) of the published closing trading price of a share of Comverse common stock on the NASDAQ Stock Exchange on the distribution date. The number of shares of Comverse common stock subject to the Group A options will be adjusted such that for each award, the aggregate Black-Scholes value of the Group A options immediately after the distribution date is equal to the aggregate Black-Scholes value of the Group A options immediately before the distribution date. The adjusted Group A options will have a new term of ten years beginning on the distribution date. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the Group A options will remain the same, including continued vesting pursuant to the current terms of the awards.

We expect that, on the distribution date, there will be outstanding Group B options to purchase approximately 1,787,263 CTI common shares held by Comverse officers and employees. Currently, Comverse officers and employees hold Group B options to purchase 1,686,838 CTI common shares, our employees hold options to purchase 69,550 CTI common shares and Comverse consultants hold options to purchase 30,875 CTI common shares. The exercise price of the Group B options will be adjusted such that the exercise price will equal two hundred percent (200%) of the published closing trading price of a share of Comverse common stock on the NASDAQ Stock Exchange on the distribution date. The number of shares of Comverse common stock subject to the Group B options will be adjusted such that for each award the aggregate Black-Scholes value of the Group B Options immediately after the distribution date is equal to the aggregate Black-Scholes value of the Group B options immediately before the distribution date. The adjusted Group B options will have a remaining term that is the same as the existing option term. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the Group B options will remain the same, including continued vesting pursuant to the current terms of the awards.

The exercise price and the number of shares underlying CTI options held by our officers and employees and Verint officers and employees will be adjusted as described above for the Group B options (as all such options have an exercise price that is equal to or greater than $10.52 per share) except that these optionholders will retain options to purchase CTI common shares and will be adjusted such that the exercise price will equal two hundred percent (200%) of the published closing trading price of a CTI common share

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on the NASDAQ Stock Exchange (traded the “regular way”) on the distribution date. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the options will remain the same, including continued vesting pursuant to the current terms of the awards.

Currently, there are no CTI options that are “in the money,” (i.e., where the exercise price is less than the trading price of the CTI stock). However, in the event that any CTI options are in the money on the distribution date due to changes in the CTI stock price, such options will be adjusted or replaced (based on the employer of such officer or employee as described above) in a manner that preserves the aggregate in-the-money value of such options.

Unvested Restricted Stock Units (RSUs) and Unvested Deferred Stock Units (DSUs)

We expect that as of the distribution date, unvested CTI RSUs and unvested CTI DSUs held by Comverse officers and employees will be replaced with Comverse DSUs and RSUs. Following the distribution date, the number of shares of Comverse common stock underlying the replaced RSUs and DSUs will be equal to (1) the number of CTI common shares underlying the CTI RSUs and CTI DSUs held as of the distribution date multiplied by (2) a ratio, the numerator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded the “regular way”) on the day prior to the distribution date and, the denominator of which is equal to the published closing trading price of a share of Comverse common stock on the NASDAQ Stock Exchange on the distribution date. In lieu of issuing fractional RSUs or DSUs, a cash payment equal to the value of the fractional share, if any, will be made to the holder. All other terms and conditions of our RSUs and DSUs will remain the same, including continued vesting pursuant to the current terms of the awards.

As of the distribution date, unvested CTI RSUs and unvested CTI DSUs held by CTI directors, officers and employees will remain CTI RSUs or CTI DSUs. Following the distribution date, the number of CTI common shares underlying the CTI RSUs and CTI DSUs will be equal to (1) the number of CTI shares of common stock underlying the CTI RSUs and CTI DSUs held as of the distribution date multiplied by (2) a ratio, the numerator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded the “regular way”) on the day prior to the distribution date and, the denominator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded “ex-dividend”) on the distribution date. In lieu of issuing fractional RSUs or DSUs, a cash payment equal to the value of the fractional share, if any, shall be made to the holder. All other terms of the CTI RSUs and CTI DSUs will remain the same, including vesting pursuant to the current terms of the awards.

Q:	Do I have appraisal rights in connection with the share distribution?

A:	If the share distribution is completed, you will have certain rights under New York law to dissent and demand appraisal of, and payment in cash of the fair value of, your CTI common shares. Any holder of CTI common shares who does not vote in favor of the share distribution, demands appraisal of such CTI common shares and complies with the applicable provisions of New York law will not be entitled to receive the shares of Comverse common stock distributed in the share distribution. Such appraisal rights, if the statutory procedures are complied with, will lead to a judicial determination of the fair value (excluding any increase or decrease in value arising from the completion or expectation of the share distribution) required to be paid in cash to such dissenting shareholders for their CTI common shares. The value so determined could be more or less than, or the same as, the combined market prices of Comverse common stock and CTI common shares after the share distribution. Any shares of Comverse common stock allocable to holders of CTI common shares that properly exercise appraisal rights will be contributed to Comverse by CTI. See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Appraisal Rights.” For the full text of Sections 623 and 910 of the New York Business Corporation Law (or NYBCL), please see Annex D hereto.

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Q:	Are there any risks in connection with the share distribution that I should consider?

A:	Yes. There are certain risks associated with the share distribution. These risk factors are discussed in more detail in “RISK FACTORS” below.

ABOUT THE REVERSE STOCK SPLIT

Q:	What is the timing and procedure for effecting the reverse stock split?

A:	If our Board of Directors, following the share distribution, decides to implement the reverse stock split, the reverse stock split will become effective at such time following the share distribution as determined by our Board of Directors. Beginning at such effective time, each certificate representing pre-reverse stock split CTI common shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split CTI common shares. For a more complete description of this proposal, please see “PROPOSAL 4 CONTINGENT REVERSE STOCK SPLIT OF CTI COMMON SHARES AND AMENDMENT TO CTI’S CERTIFICATE OF INCORPORATION TO EFFECT THE CONTINGENT REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING CTI COMMON SHARES” below.

Q:	How will shares held in certificate form be treated in the reverse stock split?

A:	Some registered shareholders hold their CTI common shares in certificate form or a combination of certificate and book-entry form. If any of your CTI common shares are held in certificate form, you will receive a transmittal letter from the CTI’s transfer agent as soon as practicable after the effective date of the reverse stock split, if any. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-reverse stock split CTI common shares for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. When you submit your certificate representing the pre-reverse stock split CTI common shares, your post-reverse stock split CTI common shares will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-reverse stock split CTI common shares you own in book-entry form. CTI will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-reverse stock split ownership interest.

Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split CTI common shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split CTI common shares.

Q:	How will shares held in book-entry form be treated in the reverse stock split?

A:	CTI’s registered shareholders may hold some or all of their shares electronically in book–entry form. These shareholders will not have stock certificates evidencing their ownership of CTI common shares. They are, however, provided with a statement reflecting the number of CTI common shares registered in their accounts.

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If you hold registered CTI common shares in a book-entry form, you do not need to take any action to receive your post-reverse stock split CTI common shares in registered book-entry form or your cash payment in lieu of any fractional shares, if applicable.

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If you are entitled to post-reverse stock split CTI common shares, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective date of the reverse stock split indicating the number of CTI common shares you hold.

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If you are entitled to a payment in lieu of any fractional shares, a check will be mailed to you at your registered address as soon as practicable after the effective date of the reverse stock split. By signing and cashing this check, you will warrant that you owned the CTI common shares for which you received a cash payment.

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Q:	How will shares held in street name be treated in the reverse stock split?

A:	Upon the reverse stock split, we intend to treat shareholders holding CTI common shares in “street name” (that is, held through a broker, bank or other nominee) in the same manner as registered shareholders whose CTI common shares are registered in their names. Brokers, banks or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding CTI common shares in “street name;” however, these brokers, banks or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your CTI common shares with a broker, bank or other nominee, and have any questions in this regard, we encourage you to contact your nominee.

Q:	How will fractional shares be treated in connection with the reverse stock split?

A:	We do not intend to issue fractional post-reverse stock split shares in connection with the reverse stock split. Shareholders who would otherwise hold fractional shares because the number of CTI common shares they hold before the reverse stock split is not evenly divisible by the split ratio selected by our Board of Directors will receive cash (without interest) in lieu of such fractional shares in an amount equal to the product obtained by multiplying (a) the closing price per CTI common shares as reported on NASDAQ as of the effective time of the reverse stock split, by (b) the fraction of one CTI common share owned by the shareholder.

Q:	Do I have appraisal rights in connection with the reverse stock split?

A:	Shareholders will not have dissenters’ or appraisal rights under New York corporate law or under CTI’s certificate of incorporation in connection with the proposed reverse stock split.

Q:	What are the material U.S. federal income tax consequences to me of the reverse stock split?

A:	Other than in respect of the cash payments for fractional shares discussed below, no gain or loss should be recognized by a U.S. Holder upon the exchange of pre-reverse stock split CTI common shares for post-reverse stock split CTI common shares. The aggregate tax basis of the post-reverse stock split CTI common shares should be the same as the aggregate tax basis of the pre-reverse stock split CTI common shares exchanged in the reverse stock split, reduced by any amount allocable to a fractional share for which cash is received. A shareholder’s holding period in the post-reverse stock split CTI common shares should include the period during which the shareholder held the pre-reverse stock split CTI common shares exchanged in the reverse stock split.

In general, the receipt of cash by a U.S. Holder instead of a fractional share generally will result in taxable gain or loss for U.S. federal income tax purposes.

See “PROPOSAL 4 CONTINGENT REVERSE STOCK SPLIT OF CTI COMMON SHARES AND AMENDMENT TO CTI’S CERTIFICATE OF INCORPORATION TO EFFECT THE CONTINGENT REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING CTI COMMON SHARES—Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split” below for a more detailed description of the U.S. federal income tax consequences of the reverse stock split, including the U.S. federal income tax consequences to non-U.S. holders.

ABOUT THE SPECIAL GENERAL MEETING

Q:	Who is receiving this document?

A:	CTI has sent the Notice of Special Meeting and this proxy statement, together with the enclosed proxy card or voting instruction card to CTI shareholders, because our Board of Directors is soliciting your proxy to vote at the Special Meeting on , 2012, at 10:00 a.m., New York City time, at . This proxy statement contains information about the items being voted on at the Special Meeting.

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CTI has sent these materials to each person who is registered as a holder of its shares of common stock in its register of shareholders (such owners are often referred to as “holders of record” or “registered shareholders”) as of the close of business on                     , 2012, the record date for the Special Meeting. Any CTI shareholder as of the record date for the Special Meeting who does not receive a copy of the Notice of Special Meeting and this proxy statement, together with the enclosed proxy card or voting instruction card, may obtain a copy at the Special Meeting or by contacting CTI at (212) 739-1000. In addition, CTI shareholders may contact D.F. King & Co., Inc., our proxy solicitor in connection with the Special Meeting, at (888) 605-1958.

CTI has requested that banks, brokerage firms and other nominees who held CTI common shares on behalf of the owners of such common shares (such owners are often referred to as “beneficial shareholders” or “street name holders”) as of the close of business on                     , 2012 forward these materials, together with a proxy card or voting instruction card, to those beneficial shareholders. CTI has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Q:	When and where will the Special Meeting be held?

A:	The Special Meeting of our shareholders will be held on , 2012, at 10:00 a.m., New York City time, at .

Q:	Who is soliciting my proxy?

A:	Our Board of Directors.

Q:	Who is entitled to vote?

A:	Shareholders of record at the close of business on , 2012 (referred to in this proxy statement as the record date for the Special Meeting) may attend and vote at the Special Meeting. Each shareholder is entitled to one vote for each CTI common share held on all matters to be voted. As of the close of business on the record date for the Special Meeting, , 2012 CTI common shares were outstanding. A list of our shareholders entitled to vote at the Special Meeting will be available for inspection at our corporate offices at 810 Seventh Avenue, New York, New York prior to the Special Meeting.

Q:	How many shares must be present to hold the Special Meeting?

A:	A majority of the issued and outstanding CTI common shares that are entitled to vote as of the record date for the Special Meeting must be present at the Special Meeting in order to hold the Special Meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any CTI common shares that are properly represented in person at the Special Meeting or that are represented by a valid proxy properly submitted over the Internet, by telephone or by mail. Further, for purposes of establishing a quorum, we will count as present CTI common shares that a shareholder holds even if the shareholder does not vote on one or more of the matters to be voted upon.

Q:	How many votes do I have?

A:	Every holder of CTI common shares on the record date for the Special Meeting will be entitled to one vote per share on each matter presented at the Special Meeting.

Q:	What are broker non–votes and what is the effect of broker non–votes?

A:

Brokers have the discretion to vote shares held in “street name”—a term that means the shares are held in the name of the broker on behalf of its customer, the beneficial owner—on routine matters, such as ratification of independent registered public accounting firms, but not on other, non-routine matters.

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Generally, broker non–votes occur when shares held by a broker for a beneficial owner are not voted with respect to a non-routine matter because the broker has not received voting instructions from the beneficial owner and the broker therefore lacks discretionary authority to vote the shares. Each of Proposal 1, Proposal 2, Proposal 3, Proposal 4 and Proposal 5 is a “non-routine” matter for which brokers may not exercise discretionary voting power without instructions from the beneficial owner. Abstentions and broker non–votes are counted as shares present for purposes of determining the presence of a quorum for the transaction of business, are therefore counted as votes cast “AGAINST” Proposal 1 and Proposal 4 and have no effect with respect to Proposal 2, Proposal 3 and Proposal 5. Your vote is very important, whether you hold your shares directly or through a broker, bank or other custodian. We encourage you to read this proxy statement carefully and if you are a beneficial owner, please be sure to give voting instructions to your broker, bank or other nominee if you want your votes to count.

Q:	How does the Board of Directors recommend that I vote on the proposals?

A:	Our Board of Directors recommends that you vote:

•	“FOR” Proposal 1 to authorize the pro rata distribution of 100% of the outstanding shares of Comverse common stock to CTI shareholders;

•	“FOR” Proposal 2 to approve the Comverse, Inc. 2012 Stock Incentive Compensation Plan;

•	“FOR” Proposal 3 to approve the Comverse, Inc. 2012 Annual Performance Bonus Plan;

•	“FOR” Proposal 4 to approve a contingent amendment to CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares; and

•	“FOR” Proposal 5 to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

Q:	How can I vote my shares in person at the Special Meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Special Meeting. If you choose to attend the Special Meeting, please bring the enclosed proxy card and proof of identification for entrance to the Special Meeting. If you hold your shares in street name (for example, the shares are held for you by a broker, bank or other nominee), in order to attend the meeting, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the record date for the Special Meeting ( , 2012). If you hold your shares in street name and you would like to vote your shares in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee.

Even if you plan to be present at the Special Meeting, we encourage you to complete and mail the enclosed card to vote your CTI common shares by proxy. Telephone and Internet voting facilities for shareholders will be available 24 hours a day and will close at 11:59 p.m. New York City time on                     , 2012.

Q:	How can I vote my shares without attending the Special Meeting?

A:	Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote without attending the Special Meeting. If you are a shareholder of record, you may vote in any of the following ways:

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You may vote by mail. You may complete, date and sign the proxy card and promptly mail it in the postage-prepaid envelope that you received. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you return. If you return the proxy card but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board of Directors.

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You may vote over the Internet. If you have Internet access, you may vote your shares from any location in the world by following the instructions set forth on your proxy card. If you vote on the Internet, you do not need to return your proxy card.

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You may vote by telephone. If you are located in the United States or Canada, you may vote your shares by following the instructions set forth on your proxy card. If you vote by telephone, you do not need to return your proxy card.

Proxy cards must be received by no later than 10:00 a.m. (New York City time) on                     , 2012. Telephone and Internet voting will be available until 11:59 p.m., New York City time, on                     , 2012.

If your shares are held in the name of a broker, bank or other nominee, please follow the voting instructions on the forms you receive from your record holder. The availability of voting by Internet or telephone will depend upon their voting procedures.

Q:	How can I change my vote?

A:	You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You may do this by signing and submitting a new proxy card with a later date, voting by telephone or using the Internet (your latest telephone or Internet proxy is counted), by attending the Special Meeting and voting in person or by notifying the inspectors of election in writing of such revocation. Attending the Special Meeting will not revoke your proxy unless you specifically request it.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within CTI or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to management and our Board of Directors.

Q:	What does it mean if I get more than one proxy card?

A:	If you hold your shares in multiple registrations, or in both registered and street names, you will receive a proxy card for each account. Please sign, date and return all proxy cards you receive. If you choose to vote by phone or Internet, please vote each proxy card you receive. Only your latest dated proxy for each account will be counted.

Q:	For purposes of voting at the Special Meeting, what happens if I sell my shares after the record date for the Special Meeting but before the Special Meeting?

A:	You should be aware that the record date for purposes of voting at the Special Meeting is a different and earlier date than the record date for the share distribution. That being said, solely for purposes of voting at the Special Meeting, shareholders who have sold their shares prior to the Special Meeting, even if they have sold such shares after the record date for purposes of voting at the Special Meeting, will not be entitled to vote those shares.

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Q:	Who pays for this proxy solicitation?

A:	Your proxy is being solicited by our Board of Directors on behalf of CTI. CTI pays the cost of soliciting your proxy and reimburses brokerage costs and other fees for forwarding proxy materials to you. CTI has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $8,000 plus reimbursement of expenses.

Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers, employees or agents of CTI, none of whom will receive additional compensation therefor.

Q:	Whom should I call if I have any questions?

A:	If you have any questions or need assistance in voting your common shares, please call D.F. King & Co., Inc., our proxy solicitor assisting us in connection with the Special Meeting. Shareholders may call toll-free: (888) 605-1958. All others may call collect: (212) 269-5550.

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SUMMARY OF THE SHARE DISTRIBUTION

This summary contains selected information from this proxy statement relating to the share distribution and may not contain all of the information that is important to you. To fully understand the share distribution and the transactions contemplated by it, and to obtain a more complete description of the legal terms thereof, you should carefully read this entire document, including the annexes, and the documents to which we refer you. See “OTHER MATTERS—Where You Can Find Additional Information.”

The Share Distribution

CTI’s Board of Directors has determined that it is in the best interests of CTI and its shareholders to pursue the share distribution and the spin–off of Comverse into a separate, independent, publicly traded company, which it intends to accomplish through a pro rata distribution to CTI’s shareholders of 100% of the outstanding common stock of Comverse. Following the share distribution, Comverse will be an independent, publicly traded company owned by the holders of CTI common shares. CTI will not own any capital stock of Comverse following completion of the share distribution. In connection with the share distribution, Comverse has applied to list its common stock on NASDAQ under the symbol “CNSI.” In connection with the share distribution, we will also contribute Exalink Ltd., our wholly-owned subsidiary, to Comverse. Other than holding certain intellectual property rights, Exalink Ltd. has no operations. This contribution will occur immediately prior to the completion of the share distribution.

As a result of our efforts to evaluate and eliminate the holding company structure, on August 12, 2012, we entered into the Verint Merger Agreement pursuant to which CTI will merge with and into a subsidiary of Verint and become a wholly-owned subsidiary of Verint (the Verint Merger). It is a condition to the Verint Merger that we dispose of our significant assets and liabilities (including Comverse and Starhome), other than our ownership interest in Verint. Consequently, approval by our shareholders of the share distribution will help us to meet the conditions to the Verint Merger. You are not being asked to approve the Verint Merger at this time; however, if the share distribution is not approved and we do not otherwise dispose of our interest in Comverse, we will not be able to consummate the Verint Merger as currently contemplated in the Verint Merger Agreement. Furthermore, if we receive shareholder approval of the share distribution but fail to dispose of our interest in Comverse prior to April 30, 2013, Verint could terminate the Verint Merger Agreement, and if so terminated, (i) Verint would have the right to purchase a number of our shares of Verint voting securities such that we would lose our controlling majority interest in Verint and (ii) we would be subject to the Additional Restrictions. Upon completion of the Verint Merger, we will cease to operate as a public holding company.

Before the share distribution, we will enter into a Distribution Agreement and other agreements with Comverse to effect the share distribution and provide a framework for our relationship with Comverse after the share distribution. These agreements will govern the relationship between Comverse and CTI up to and subsequent to the completion of the share distribution and provide for the allocation between Comverse and us of various assets, liabilities and obligations attributable to periods prior to the share distribution. See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Agreements between CTI and Comverse Relating to the Share Distribution” below and the Preliminary Information Statement for further information regarding the share distribution and the agreements to be entered into between CTI and Comverse in connection with the share distribution.

The Companies

Comverse Technology, Inc.

CTI is a holding company and conducts business through its subsidiaries, principally, its wholly–owned subsidiary, Comverse, and its majority–owned subsidiaries, Verint and Starhome. See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Parties to the Share Distribution—Comverse Technology, Inc.” for additional information on the parties involved in the share distribution.

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CTI’s common stock is traded on NASDAQ under the symbol “CMVT.” CTI was incorporated in the State of New York in October 1984. CTI’s principal executive offices are located at 810 Seventh Avenue, New York, New York 10019 and its telephone number at that location is (212) 739-1000.

CTI’s Internet address is www.cmvt.com. The information contained on CTI’s website is not included as a part of, or incorporated by reference into, this proxy statement. CTI makes available, free of charge, on its website, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to such reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after CTI has electronically filed such material with, or furnished such material to, the SEC.

Comverse, Inc.

Comverse is a leading provider of software–based products, systems and related services that:

•

provide converged, prepaid and postpaid billing and active customer management systems (referred to as Business Support Systems or BSS) for wireless, wireline and cable network operators delivering a value proposition designed to ensure timely and efficient service monetization, consistent customer experience, reduced complexity and cost, and enable real-time marketing based on all relevant customer profile information;

•

enable wireless and wireline (including cable) network-based Value-Added Services (or VAS), comprised of two categories—Voice and Messaging—that include voicemail, visual voicemail, call completion, short messaging service (or SMS) text messaging (or texting), multimedia picture and video messaging, and Internet Protocol (or IP) communications; and

•	provide wireless users with optimized access to Internet websites, content and applications, manage and enforce policy and generate data usage and revenue for wireless operators.

Comverse’s products and services are used by more than 450 wireless, wireline and cable network communication service providers in more than 125 countries, including the majority of the world’s 100 largest wireless network operators. Comverse’s products and services are designed to generate voice and data network traffic, increase revenue and customer loyalty, monetize services and improve operational efficiency. See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Parties to the Share Distribution—Comverse, Inc.” for more information.

Merger of CTI and Verint

Verint is the global leader in Actionable Intelligence® solutions and value-added services. Its extensive portfolio of Enterprise Intelligence SolutionsTM and Security Intelligence SolutionsTM helps worldwide organizations capture and analyze complex, underused information sources—such as voice, video and unstructured text—to enable more timely, effective decisions. More than 10,000 organizations in 150 countries, including over 85 percent of the Fortune 100, use Verint solutions to improve enterprise performance and enhance safety. Headquartered in New York and a member of the Russell 3000 Index, Verint has offices worldwide and an extensive global partner network.

Merger Agreement

On August 12, 2012, CTI and Verint entered into the Verint Merger Agreement providing for the Verint Merger. At the completion of the Verint Merger, each share of our common stock outstanding immediately prior to the effective time of the Verint Merger will be converted into the right to receive new shares of Verint common stock at an exchange ratio specified in the Verint Merger Agreement and described below. The Verint Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

As of July 31, 2012, we held shares of Verint common stock representing approximately 41.0% of the total number of shares of Verint common stock outstanding, as well as all of Verint’s outstanding Series A

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Convertible Perpetual Preferred Stock (or the preferred stock) which, if converted, would result in us holding in the aggregate approximately 53.7% of the total number of shares of Verint common stock outstanding.

Completion of the Verint Merger is contingent upon, among other things, completion of the share distribution or another sale or disposition by us of our interest in Comverse (referred to as a Comverse disposition). In addition, Comverse has agreed to indemnify CTI and its affiliates (including Verint after the Verint Merger) for certain matters related to the share distribution, the Verint Merger Agreement and Comverse’s business, as well as other CTI activities. See “Distribution Agreement” below and “RISK FACTORS—Comverse is required to indemnify CTI and its affiliates (including Verint after the Verint Merger) against certain claims or losses that may arise in connection with the Verint Merger and the Share Distribution” below.

The share exchange provision of the Verint Merger Agreement provides that each holder of CTI common shares will receive new shares of Verint common stock representing such holder’s pro rata portion of an aggregate number of shares of Verint common stock equal to the sum of (1) the number of shares of Verint common stock held by us immediately prior to the completion of the Verint Merger (including the shares of Verint common stock issuable upon conversion of the shares of Verint preferred stock held by us at a conversion price of $32.66) plus (2) additional shares of Verint common stock the number of which is equal to the dollar value described below (the “Target Amount”) divided by the average of the daily volume weighted averages of the trading prices of Verint common stock on the NASDAQ Global Market during the 20 consecutive trading days ending on the second trading day immediately prior to the closing date of the Verint Merger plus (3) an additional amount of Verint common stock based on the positive net worth of CTI (as determined in accordance with the Verint Merger Agreement) immediately prior to the completion of the Verint Merger, up to a maximum dollar value of $10 million. The Target Amount will be $25.0 million if the share distribution or a Comverse disposition occurs on or prior to October 31, 2012 and will be reduced to (a) $15.0 million if the share distribution or a Comverse disposition occurs after October 31, 2012 but on or prior to January 31, 2013, (b) $5.0 million if the share distribution or a Comverse disposition occurs after January 31, 2013 but on or prior to April 30, 2013 and (c) zero if the share distribution or a Comverse disposition occurs after April 30, 2013 or, if upon the completion of the Verint Merger, we beneficially own less than 50% of the outstanding shares of Verint common stock (on an as-exercised and fully diluted basis), unless we own less than 50% of the Verint common stock because Verint issued new shares of voting securities after the date of the Verint Merger Agreement. The number of shares of Verint common stock into which one share of our common stock will convert as a result of the Verint Merger is referred to as the Exchange Ratio.

Each outstanding share of Verint common stock and preferred stock held by us upon the completion of the Verint Merger will be cancelled. Any outstanding shares of Verint preferred stock held by stockholders other than CTI will be cancelled and converted into shares of Verint common stock in accordance with the terms of the certificate of designation of the preferred stock, which will be amended prior to completion of the Verint Merger to provide for such cancellation and conversion. Holders of shares of Verint common stock immediately prior to the completion of the Verint Merger, other than CTI, will continue to own their existing shares, which will not be affected by the Verint Merger.

The completion of the Verint Merger is subject to several conditions that the parties believe are customary for transactions of this type, including, among others, (1) that the share distribution or a Comverse disposition be completed at least one day prior to the closing date of the Verint Merger, (2) the approval of the Verint Merger Agreement by the requisite votes of Verint’s stockholders and our shareholders, as well as, in the case of Verint, by the affirmative vote of holders representing a majority of shares of Verint common stock present, in person or by proxy, at the meeting of stockholders that are not held by us or our subsidiaries, (3) the absence of a material adverse effect with respect to Verint, CTI or Comverse, (4) effectiveness of the Form S-4 registration statement relating to the issuance of the Verint common stock in the Verint Merger and the absence of any stop order (or proceedings seeking a stop order) in respect thereof, (5) authorization for listing on the NASDAQ Stock Market of the Verint common stock to be issued in the Verint Merger and (6) receipt of tax opinions from Verint’s and our respective counsel stating that the Verint Merger should be treated as a reorganization qualifying under Section 368(a) of the Internal Revenue Code.

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In addition, completion of the Verint Merger by Verint is subject to other conditions, including (1) receipt of confirmation of the positive net worth of CTI (as determined in accordance with the Verint Merger Agreement), (2) receipt of copies of the opinions with respect to the capital adequacy of CTI and Comverse (or in the case of a disposition of Comverse, the acquirer of Comverse) delivered to the CTI Board of Directors from a nationally recognized provider of such opinions, (3) determination by Verint’s board of directors (in good faith after consultation with counsel) that there are no pending or threatened actions (other than shareholder actions arising out of the Verint Merger or the share distribution) that create a liability to Verint in excess of $10 million or a material adverse effect on us, taking into account certain indemnification obligations, and (4) the requirement that if a Comverse disposition occurs the agreements relating to such disposition must incorporate, in all material respects, the terms, conditions rights or privileges currently set forth in the agreements relating to the Comverse share distribution that are for the benefit of CTI, including any right of indemnity.

The Verint Merger Agreement restricts us from amending or modifying the terms of the agreements relating to the share distribution from the forms attached to the Verint Merger Agreement (and included as annexes to this proxy statement) without Verint’s consent if those amendments or modifications would adversely affect our or Verint’s rights under those agreements in any material respect, including without limitation our right to be indemnified for certain losses related to Comverse.

The Verint Merger Agreement provides certain termination rights to both Verint and us, including in the event that the share distribution or a Comverse disposition does not occur by April 30, 2013, and further provides that in connection with the termination of the Verint Merger Agreement under specified circumstances, Verint may be required to pay us, or we may be required to pay Verint, a fee of $10.0 million and/or such party’s out-of-pocket expenses. Furthermore, upon termination of the Verint Merger Agreement under certain circumstances, we and Verint would be entitled to certain rights and subject to certain obligations set forth in the Governance and Repurchase Rights Agreement, that is described below.

The terms of the Verint Merger Agreement were negotiated between us and a special committee of the board of directors of Verint consisting solely of independent directors not affiliated with us. The Verint Merger Agreement was approved by the board of directors of Verint based on the recommendation of the special committee and by our Board of Directors.

You are not being asked to consider and approve the Verint Merger at this special meeting.

Voting Agreement

In connection with the Verint Merger Agreement, we entered into a Voting Agreement (referred to as the Voting Agreement) with Verint pursuant to which we agreed, among other things, to vote the shares of Verint common stock and preferred stock beneficially owned by us in favor of the adoption of the Verint Merger Agreement. We also agreed to comply with certain restrictions on the disposition of such shares as set forth in the Voting Agreement, including requiring any transferee to be bound by the terms of the Voting Agreement. Pursuant to its terms, the Voting Agreement will terminate upon the earlier to occur of (1) the completion of the Verint Merger and (2) the termination of the Verint Merger Agreement in accordance with its terms.

Governance and Repurchase Rights Agreement

In connection with the Verint Merger, we and Verint entered into a Governance and Repurchase Rights Agreement (referred to as the Governance and Repurchase Rights Agreement).

Pursuant to the Governance and Repurchase Rights Agreement, in the event the Verint Merger Agreement is terminated either because (i) the share distribution or a Comverse disposition failed to occur by April 30, 2013 (but only if CTI shareholder approval for the share distribution was obtained) or (ii) a knowing or deliberate breach by us of our obligations under the Verint Merger Agreement was not cured within 30 days of notice

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(collectively referred to as Trigger Events), then during the 18 months following such termination, unless the Governance and Repurchase Rights Agreement is terminated earlier in accordance with its terms (referred to as the Option Period), Verint will use commercially reasonable efforts to cause its board of directors to be comprised of (1) nine directors for so long as the letter agreement (referred to as the Cadian Letter Agreement), dated May 30, 2012 among us, Cadian Capital Management, LLC and certain of its affiliates (referred to collectively as the Cadian Group) remains in effect and (2) seven directors in the event the Cadian Letter Agreement is no longer in effect. Each party has agreed to use commercially reasonable efforts to ensure that any slate of nominees recommended for election to the Verint board of directors during the Term (as defined below) will include the following individuals: (a) for so long as we beneficially own 50% or more of Verint’s outstanding voting securities (on an as-exercised and fully diluted basis) and the Cadian Letter Agreement remains in effect, up to two nominees designated by us and up to three nominees designated by the Cadian Group, (b) for so long as either we beneficially own more than 30% but less than 50% of Verint’s outstanding voting securities (on an as-exercised and fully diluted basis) and the Cadian Letter Agreement remains in effect or we own more than 50% of Verint’s outstanding voting securities (on an as-exercised and fully diluted basis) and the Cadian Letter Agreement is no longer in effect, up to two nominees designated by us, and (c) for so long as we beneficially own more than 15% but less than 30% of Verint’s outstanding voting securities (on an as-exercised and fully diluted basis), one nominee designated by us. During the Term and for so long as the Cadian Letter Agreement remains in effect, we are not permitted to amend any of the terms or conditions of the Cadian Letter Agreement relating to Verint or its board of directors, including the requirement contained in the Cadian Letter Agreement that all Verint directors designated by the Cadian Group qualify as “independent” pursuant to the NASDAQ listing standards, without Verint’s prior written consent.

In addition, following a Trigger Event, until the earlier of the expiration of the applicable Option Period (as defined above) and the forfeiture of the Verint Call Option (as defined below), neither we nor our affiliates will, directly or indirectly, acquire or propose to acquire beneficial ownership of any of Verint’s outstanding voting securities other than shares of Verint common stock acquired pursuant to the conversion of the Verint preferred stock beneficially owned by us (referred to as the Standstill).

We also agreed that for so long as the Verint board of directors is not comprised of a majority of directors that qualify as “independent” pursuant to the NASDAQ listing standards, we will, following a Trigger Event until the expiration of the Term, vote the Verint voting securities that we beneficially own (1) in proportion to the votes cast with respect to Verint voting securities not beneficially owned by us, unless the matter being voted upon (a) would materially and adversely affect the rights of the preferred stock disproportionately relative to the rights of the Verint common stock, (b) solely relates to holders of the Verint preferred stock or (c) would disproportionately have a material and adverse impact on holders of Verint common stock that own more than 9% of Verint’s outstanding voting securities (on an as-exercised and fully diluted basis), and (2) as instructed by our public shareholders in the event of a proposal with respect to (a) the sale or disposition of all or substantially all of the assets of Verint or of Verint’s significant subsidiaries to a third party, (b) the consummation of certain transactions by which any person or group is or becomes the beneficial owner, directly or indirectly, of 50% or more of Verint’s voting securities or (c) specified other consolidations, mergers or business combinations involving Verint.

Under the Governance and Repurchase Rights Agreement, we granted Verint the right (which right may only be exercised once) following a Trigger Event and during the Option Period to purchase such number of shares (referred to as the Option Shares) of preferred stock owned by us (or if necessary, shares of Verint common stock) that would result in us having beneficial ownership of less than 50% but not less than 49.5% (on an as-exercised and fully diluted basis) (referred to as the Verint Call Option). The purchase price of the Option Shares would be equal to the sum of (1) the aggregate liquidation preference of the Verint preferred stock to be purchased, plus (2) the aggregate market value (determined in accordance with the Governance and Repurchase Rights Agreement) of any Verint common stock to be purchased, plus (3) a pro rata portion of $5.0 million based on the number of Option Shares purchased (determined in accordance with the Governance and Repurchase Rights Agreement) relative to the total number of outstanding shares of the Verint preferred stock.

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Verint also granted us the right (which right may only be exercised once) to cause Verint to purchase the Option Shares (referred to as the Put Option and, together with the Verint Call Option, the Options) in the event the Verint Merger Agreement is terminated because the share distribution or a Comverse disposition failed to occur by April 30, 2013 (but only if CTI shareholder approval for the share distribution was obtained). The purchase price of the Option Shares upon the exercise of the Put Option would be equal to the lesser of (1) the sum of (a) the aggregate liquidation preference of the Verint preferred stock to be purchased plus (b) the aggregate market value (determined in accordance with the Governance and Repurchase Rights Agreement) of any Verint common stock to be purchased and (2) the sum of (a) the aggregate market value (determined in accordance with the Governance and Repurchase Rights Agreement) for the Option Shares (on an as-converted basis) plus (b) $25.0 million.

Each Option will automatically terminate in the event that we beneficially own less than 50% of Verint’s outstanding voting securities (on an as-exercised and fully diluted basis) unless an Option had been exercised but not consummated in accordance with the terms of the Governance and Repurchase Rights Agreement, in which case the termination date will be extended until the consummation of the Option. If we properly exercise our Put Option but Verint does not consummate the Put Option, our sole remedy would be Verint’s forfeiture of its Verint Call Option and the termination of the Standstill.

The Governance and Repurchase Rights Agreement will terminate upon the earlier of the expiration of the Option Period and the date on which we consummate a transaction involving us pursuant to which our shareholders immediately preceding such transaction would hold securities representing less than 50% of the total outstanding voting power of the surviving or resulting entity of such transaction, unless an Option had been exercised at that time, in which case the termination date will be extended until the consummation of the Option (such period, the Term).

Distribution Agreement

The Verint Merger Agreement also anticipates our entry into the Distribution Agreement, Transition Services Agreement, Tax Disaffiliation Agreement and Employee Matters Agreement with Comverse in connection with the share distribution. In particular, the Distribution Agreement, among other things, would provide for the allocation between us and Comverse of various assets, liabilities and obligations attributable to periods prior to the share distribution. In addition to indemnification for Comverse liabilities, it is expected that Comverse will agree to indemnify us and our affiliates (including Verint following the Verint Merger) for certain other liabilities, including (1) up to a maximum of $25.0 million, liabilities relating to (a) breaches of representations, warranties and covenants made by us in the Verint Merger Agreement and (b) any of liabilities of CTI that are known by us prior to the Verint Merger and are not required to be reflected or reserved against on a balance sheet prepared in accordance with U.S. generally accepted accounting principles (or U.S. GAAP) or on the net worth statement delivered by us at the closing of the Verint Merger, and (2) any liabilities relating to (a) the Comverse business, (b) certain claims made by any shareholder or creditor of CTI related to the share distribution or the Verint Merger or the transactions and disclosure documents related thereto, (c) certain claims by employees or former employees of us and Comverse, (d) the Starhome Disposition, (e) any breach by Comverse of its covenants and agreements in the agreements we will enter into with it in connection with the share distribution, (f) certain retained liabilities of CTI that are not reflected on or reserved against on the net worth statement delivered by us at the closing of the Verint Merger and (g) claims arising out of the exercise of appraisal rights by a CTI shareholder in connection with the share distribution. See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Agreements between CTI and Comverse Relating to the Share Distribution—Distribution Agreement” and the Preliminary Information Statement for further information regarding the Distribution Agreement.

Sale of Starhome

Starhome is a privately held consolidated subsidiary of CTI. As of the date hereof, we hold 66.5% of Starhome’s outstanding share capital. Starhome is a provider of wireless service mobility solutions that enhance

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international roaming. Wireless operators use Starhome’s software–based solutions to generate additional revenue and to improve profitability by directing international roaming traffic to preferred networks and by providing a wide range of services to subscribers traveling outside their home network.

On August 1, 2012, we, certain other Starhome shareholders and Starhome entered into the Starhome Share Purchase Agreement with Fortissimo Capital Fund II (Israel), L.P., Fortissimo Capital Fund III (Israel), L.P. and Fortissimo Capital Fund III (Cayman), L.P. (referred to collectively as Fortissimo) pursuant to which Fortissimo agreed to purchase all of the outstanding share capital of Starhome (referred to as the Starhome Disposition). Completion of the Starhome Disposition is subject to customary conditions, including antitrust filings and approvals. The Starhome Disposition is expected to close in October 2012. If the closing of the Starhome Disposition does not occur by October 19, 2012, either the Starhome shareholders or Fortissimo may terminate the Starhome Share Purchase Agreement; provided, that the Starhome Share Purchase Agreement may not be terminated by Fortissimo before December 31, 2012 in the event that a creditor objects to the consummation of the Starhome Disposition and notice has been given that Starhome intends to contest such objection.

It is a condition to the Verint Merger that we dispose of our interest in Starhome prior to the consummation of the Verint Merger. As a result, if the Starhome Disposition does not close by October 19, 2012, we will contribute our interest in Starhome to Comverse in order to ensure we can meet the conditions to the Verint Merger Agreement. In addition, we are currently evaluating the contribution of our interest in Starhome, including our rights and obligations under the Starhome Share Purchase Agreement, to Comverse prior to the October 19, 2012 termination date.

Risk Factors

There are risks associated with the share distribution, which are described in “RISK FACTORS” below. You should carefully read and consider these risks, which include, without limitation, the following:

•

if the share distribution is approved by our shareholders at the Special Meeting but the share distribution or a Comverse disposition does not occur by April 30, 2013, Verint may terminate the Verint Merger Agreement, and if so terminated (i) Verint will have a right to repurchase from us an amount of shares of the Verint preferred stock (or if necessary, shares of Verint common stock) that would cause us to lose our majority controlling interest in Verint and (ii) we would be subject to the Additional Restrictions, which, in each case, may result in material and adverse consequences to us and our shareholders;

•	we may be unable to realize the benefits of the share distribution;

•

the share distribution would separate Comverse’s business from us, which represents significant value and almost all of our cash flow, in a transaction that produces no direct economic consideration for us;

•

following the completion of the share distribution, Comverse will no longer be able to rely on or benefit from our capital resources, including our significant equity interest in Verint, to cover any shortfall in its working capital, if any;

•

following the share distribution, CTI common shares and Comverse common stock may collectively trade at an aggregate price less than that at which CTI common shares might trade had the share distribution not occurred; and

•

following the share distribution, CTI shareholders who receive shares of Comverse common stock in the share distribution will, in addition to holding CTI common shares, hold shares of Comverse common stock. Comverse, as a Delaware corporation, will be governed by different laws than CTI, a New York corporation.

There are also certain risks related to holding Comverse common stock following the share distribution and risks related to Comverse’s business. For further information regarding these risks, you should read carefully the section titled “Risk Factors” in the Preliminary Information Statement included as Annex A to this proxy statement.

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The Special Meeting

When and Where. The Special Meeting of our shareholders will be held on                     , 2012, at 10:00 a.m., New York City time, at                     .

Purpose of the Special Meeting. The purpose of the Special Meeting is to consider and vote on:

•

A proposal to approve the pro rata distribution to CTI shareholders of 100% of the outstanding shares of Comverse common stock, to be made in the form of a special dividend, as further described in this proxy statement;

•	A proposal to approve the Comverse, Inc. 2012 Stock Incentive Compensation Plan;

•	A proposal to approve the Comverse, Inc. 2012 Annual Performance Bonus Plan;

•	A proposal to approve a contingent amendment to CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares; and

•

A proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

You are not being asked to approve the Verint Merger at this time.

Record Date for the Special Meeting; Shares Entitled to Vote. CTI has fixed the close of business on                     , 2012 as the record date for the determination of holders of CTI common shares entitled to notice of the Special Meeting. Shareholders registered in CTI’s share register with voting rights at the close of business on                     , 2012 are entitled to vote at the Special Meeting, except as provided below. A shareholder who purchases shares from a registered holder after                     , 2012, but before                     , 2012, and who (1) is registered as a shareholder with respect to such shares in CTI’s share register prior to                     , 2012 and (2) obtains a proxy from the registered voting rights record holder of those shares as of the record date for the Special Meeting will be entitled to the voting rights of such purchased shares in lieu of the holder as of the record date for the Special Meeting. At the close of business on the record date for the Special Meeting, there were                      CTI common shares outstanding and entitled to vote at the Special Meeting. Every holder of a CTI common share on the record date for the Special Meeting will be entitled to one vote per share on each matter presented at the Special Meeting.

Required Votes. The affirmative vote of at least two-thirds of the CTI common shares is required to approve Proposal 1, the affirmative vote of a majority of the votes present (in person or by proxy) at the Special Meeting is required to approve Proposal 2, Proposal 3 and Proposal 5 and the affirmative vote of a majority of our outstanding shares of common stock is required to approve Proposal 4.

CTI’s Reasons for the Share Distribution; Recommendation of the CTI Board of Directors

Over the past several years, we have been evaluating potential strategic alternatives in connection with a review of our strategy as a holding company. In connection with this evaluation, CTI’s Board of Directors, with the assistance of its financial advisors, Goldman and Rothschild, has determined that pursuing the share distribution is in the best interests of CTI and its shareholders, and that separating Comverse from CTI would provide benefits to both CTI and Comverse, including the following:

•

Focused Management. The share distribution will allow Comverse’s management to devote its entire time and attention to maximizing Comverse’s shareholder value by focusing on Comverse’s business growth, improving its operational performance and profitability, implementing its strategies and achieving its business objectives.

•

Enhanced Investor Choices by Offering Investment Opportunities in Separate Entities. The CTI Board of Directors believes that the share distribution will increase investor understanding of Comverse and

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its market position within its industry, thereby facilitating the creation of a more natural and interested investor base. The share distribution also will provide investors with two individual investment options that may be more appealing to them than an investment in the current combined company. Separating the businesses will result in each company representing more of a pure-play investment that our Board of Directors believes will appeal to the respective investor bases due to each company’s more defined business and assets – an operating business in the case of Comverse and indirect or direct ownership interests in Verint in the case of CTI (or if the Verint Merger closes, Verint). As Comverse and CTI do not share any meaningful synergies, the share distribution will allow investors to make independent decisions with respect to each of Comverse and CTI (or if the Verint Merger closes, Verint) based on, among other factors, their different business models, strategies and industries.

•

Verint Merger. In addition to owning Comverse, we hold interests in two majority owned subsidiaries – Verint and Starhome. As a result of our efforts to evaluate and eliminate the holding company structure, on August 12, 2012, we entered into the Verint Merger Agreement providing for the Verint Merger. It is a condition to the Verint Merger that we dispose of our significant assets and liabilities (including Comverse and Starhome) other than our ownership interest in Verint. As a result, our Board of Directors believes it is in the best interest of our shareholders to effect the share distribution to enable us to satisfy one of the conditions to the Verint Merger. In addition, on August 1, 2012, we reached an agreement to sell our interest in Starhome to an unaffiliated third party, which is discussed in more detail below. See “SUMMARY OF THE SHARE DISTRIBUTION—Merger of CTI and Verint” and “—Sale of Starhome.”

•

Enhanced Value. The CTI Board of Directors believes that following the share distribution, the combined value of CTI common shares and Comverse common stock (or if the Verint Merger closes, Comverse and Verint common stock) should, over time and assuming the same market conditions, be greater than the value of our common shares had the share distribution not occurred, thus resulting in greater long-term value to our shareholders. The CTI Board’s belief that operating as separate companies would increase the aggregate value to shareholders of the two companies is based on its conclusion that operating as separate companies will enable investors to more accurately assess our (and Verint’s in the event the Verint Merger is consummated) and Comverse’s performance and strategies, which will lead to enhanced investor understanding of each company’s businesses and provide investors with a more targeted investment opportunity. In addition, the CTI Board believes that operating as separate companies would allow each company to take advantage of potential opportunities for value creating strategic alternatives that might not have been available if we were to remain part of the same company, such as the Verint Merger. However, no assurance can be given that such higher aggregate value will be achieved.

•

Enhanced Flexibility in Evaluating Acquisitions, including in Using Stock as an Acquisition Consideration. The share distribution will provide Comverse with enhanced flexibility to use its stock as consideration in pursuing certain financial and strategic objectives, including mergers and acquisitions involving other companies or businesses engaged in its industry. We expect that Comverse will be able to more easily facilitate future strategic transactions with similar businesses through the use of its stand-alone stock as consideration. In evaluating such transactions, following the share distribution the Comverse board will be able to focus solely on the benefits of a proposed transaction to Comverse and its shareholders and will no longer be required to evaluate the impact of such transaction on CTI and/or Verint.

•

Direct and Differentiated Access to Capital Resources. As an independent company, Comverse will no longer need to compete internally for capital, and will have direct access to capital markets to fund its own capital needs. Comverse will have complete control over decisions related to the allocation and raising of capital resources and will be able to make decisions related to strategic investments in its business without the need to consider the effect these decisions would have on CTI and/or Verint. With respect to CTI, following the share distribution, its capital resources will no longer be impacted by Comverse’s liquidity needs and may be used in their entirety to fund CTI’s operations, until the elimination of the holding company structure as currently contemplated by the Verint Merger.

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•

Improved Management Incentive Tools. We expect Comverse to use share-based incentive awards to compensate current and future employees. Following the share distribution, appreciation in the value of shares underlying share-based awards granted to Comverse employees will no longer be impacted by the performance of CTI’s other subsidiaries. Share-based incentive awards granted to employees of Comverse following the share distribution will be tied directly to Comverse’s performance, providing employees with incentives more closely linked to the achievement of Comverse’s specific performance objectives. This will better align employee interests with interests of shareholders. We also believe that equity-based compensation arrangements tied more closely to Comverse’s performance will improve Comverse’s ability to attract, retain and motivate qualified personnel.

The Board of Directors has determined that pursuing the share distribution is in the best interests of CTI and its shareholders. The CTI Board of Directors recommends that you vote “FOR” the approval to complete the share distribution. One director dissented from this recommendation. See “RISK FACTORS—If the share distribution is approved by CTI’s shareholders but the share distribution or a Comverse disposition does not occur by April 30, 2013, Verint may terminate the Verint Merger Agreement, and if so terminated (i) Verint will have the right to purchase an amount of shares of the Verint preferred stock (or, if necessary, shares of Verint common stock) owned by CTI that would cause CTI to cease being a majority controlling shareholder of Verint and (ii) we would be subject to the Additional Restrictions.”

CTI’s Reasons for the Reverse Stock Split; Recommendation of the CTI Board of Directors

Without giving effect to the Verint Merger Agreement, CTI’s Board of Directors has determined that pursuing the reverse stock split is in the best interests of CTI and its shareholders, and that the reverse stock split would provide benefits to CTI and its shareholders, including the following:

•

Listing Standards. The primary intent of the reverse stock split is to increase the per share price of the CTI common shares in order to facilitate our ability to meet the closing per share price criteria required to be listed on NASDAQ following the share distribution. CTI common shares are traded on NASDAQ, which has listing criteria that require companies to satisfy minimum average closing prices over a threshold level during a consecutive trading period in order to gain or maintain listing eligibility. The reverse stock split would give the Company additional flexibility and ability to reach this level if excessive selling of our common shares following the completion of the share distribution causes the market price of our common shares to decrease.

•

Broader Range of Investors. If completed, the reverse stock split should make our common shares more attractive to a broader range of institutional and other investors, as the market price of our common shares following the share distribution may affect their acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low–priced stocks or tend to discourage individual brokers from recommending low–priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low–priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low–priced stocks generally represent a higher percentage of the stock price than commissions on higher–priced stocks, a lower average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher, which could also reduce interest in our common shares following the share distribution.

The Board of Directors has determined that pursuing the reverse stock split is in the best interests of CTI and its shareholders, without giving effect to the Verint Merger Agreement. The CTI Board of Directors recommends that you vote “FOR” the approval to complete the reverse stock split.

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Distribution and Other Agreements Related to the Share Distribution

The proposed Distribution Agreement, together with the other agreements we intend to enter into with Comverse in connection with the share distribution, are described in “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Agreements between CTI and Comverse Relating to the Share Distribution” below and in the Preliminary Information Statement included as Annex A to this proxy statement. The forms of each of the agreements we will enter into with Comverse in connection with the share distribution have been filed as exhibits to Comverse’s Registration Statement on Form 10 and will be included as annexes to this proxy statement prior to the mailing of this proxy statement. We urge you to read each of the agreements in its entirety because they will be the legal documents governing the relationships between CTI and Comverse following completion of the share distribution.

Expected Timing of the Share Distribution

Assuming the Special Meeting is not adjourned or postponed and that CTI shareholders approve the proposal required to complete the share distribution, we would expect to complete the share distribution shortly following the Special Meeting. We expect that it will take the distribution agent up to 10 days after the distribution date to fully distribute the shares of Comverse common stock to CTI shareholders. The ability to trade Comverse common stock will not be affected during that time. The share distribution will be accomplished through direct registration in book-entry form.

Treatment of Stock-Based Awards

In connection with the share distribution, CTI’s equity based-compensation awards will generally be treated as follows:

Stock Option Awards

CTI options will be adjusted as described below based on (1) the optionholder’s employer following the share distribution and (2) whether the CTI options have an exercise price that is (A) less than $10.52 per share (referred to as the Group A options) or (B) equal to or greater than $10.52 per share (referred to as the Group B options).

On the distribution date, CTI options (Group A and Group B) held by Comverse officers and employees will be converted into options for shares of Comverse common stock. As of the distribution date, CTI options (Group A and Group B) held by our employees and by Verint employees will remain CTI options. In the event that Starhome is contributed to Comverse and the Starhome Disposition is not completed by the distribution date, any outstanding CTI options (Group A and Group B) held by Starhome officers and employees will be converted into options for shares of Comverse common stock and will be treated in the same manner as CTI options held by Comverse officers and employees, as described below.

We expect that, on the distribution date, there will be outstanding Group A options to purchase approximately 1,636,205 CTI common shares. Currently, Comverse officers and employees hold Group A options to purchase 1,606,643 CTI common shares, our employees hold options to purchase 20,562 CTI common shares and Comverse consultants hold options to purchase 9,000 CTI common shares. The exercise price of the Group A options held by Comverse employees will be adjusted such that the exercise price will equal one hundred percent (100%) of the published closing trading price of a share of Comverse common stock on the NASDAQ Stock Exchange on the distribution date. The number of shares of Comverse common stock subject to the Group A options will be adjusted such that for each award, the aggregate Black-Scholes value of the Group A options immediately after the distribution date is equal to the aggregate Black-Scholes value of the Group A options immediately before the distribution date. The adjusted Group A options will have a new term of ten years beginning on the distribution date. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the Group A options will remain the same, including continued vesting pursuant to the current terms of the awards.

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We expect that, on the distribution date, there will be outstanding Group B options to purchase approximately 1,787,263 CTI common shares held by Comverse officers and employees. Currently, Comverse officers and employees hold Group B options to purchase 1,686,838 CTI common shares, our employees hold options to purchase 69,550 CTI common shares and Comverse consultants hold options to purchase 30,875 CTI common shares. The exercise price of the Group B options will be adjusted such that the exercise price will equal two hundred percent (200%) of the published closing trading price of a share of Comverse common stock on the NASDAQ Stock Exchange on the distribution date. The number of shares of Comverse common stock subject to the Group B options will be adjusted such that for each award the aggregate Black-Scholes value of the Group B Options immediately after the distribution date is equal to the aggregate Black-Scholes value of the Group B options immediately before the distribution date. The adjusted Group B options will have a remaining term that is the same as the existing option term. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the Group B options will remain the same, including continued vesting pursuant to the current terms of the awards.

The exercise price and the number of shares underlying CTI options held by our officers and employees and Verint officers and employees will be adjusted as described above for the Group B options (as all such options have an exercise price that is equal to or greater than $10.52 per share) except that these optionholders will retain options to purchase CTI common shares and will be adjusted such that the exercise price will equal two hundred percent (200%) of the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded the “regular way”) on the distribution date. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the options will remain the same, including continued vesting pursuant to the current terms of the awards.

Currently, there are no CTI options that are “in the money,” (i.e., where the exercise price is less than the trading price of the CTI stock). However, in the event that any CTI options are in the money on the distribution date due to changes in the CTI stock price, such options will be adjusted or replaced (based on the employer of such officer or employee as described above) in a manner that preserves the aggregate in-the-money value of such options.

Unvested Restricted Stock Units (RSUs) and Unvested Deferred Stock Units (DSUs)

We expect that as of the distribution date, unvested CTI RSUs and unvested CTI DSUs held by Comverse officers and employees will be replaced with Comverse DSUs and RSUs. Following the distribution date, the number of shares of Comverse common stock underlying the replaced RSUs and DSUs will be equal to (1) the number of CTI common shares underlying the CTI RSUs and CTI DSUs held as of the distribution date multiplied by (2) a ratio, the numerator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded the “regular way”) on the day prior to the distribution date and, the denominator of which is equal to the published closing trading price of a share of Comverse common stock on the NASDAQ Stock Exchange on the distribution date. In lieu of issuing fractional RSUs or DSUs, a cash payment equal to the value of the fractional share, if any, will be made to the holder. All other terms and conditions of our RSUs and DSUs will remain the same, including continued vesting pursuant to the current terms of the awards.

As of the distribution date, unvested CTI RSUs and unvested CTI DSUs held by CTI directors, officers and employees will remain CTI RSUs or CTI DSUs. Following the distribution date, the number of CTI common shares underlying the CTI RSUs and CTI DSUs will be equal to (1) the number of CTI shares of common stock underlying the CTI RSUs and CTI DSUs held as of the distribution date multiplied by (2) a ratio, the numerator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded the “regular way”) on the day prior to the distribution date and, the denominator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded “ex-dividend”) on the distribution date. In lieu of issuing fractional RSUs or DSUs, a cash payment equal to the value of the fractional share, if any, shall be made to the holder. All other terms of the CTI RSUs and CTI DSUs will remain the same, including vesting pursuant to the current terms of the awards.

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Material U.S. Federal Income Tax Consequences of the Share Distribution

The fair market value of the Comverse common stock distributed will generally constitute a dividend, taxable as ordinary income, to the extent of CTI’s current and accumulated earnings and profits, as calculated for U.S. federal income tax purposes. CTI believes that it does not have any accumulated earnings and profits as of the end of its fiscal year ended January 31, 2012. CTI’s current earnings and profits will be determined as of the end of its fiscal year ending January 31, 2013.

In the case of a U.S. holder of CTI common stock that is an individual, dividend income should generally be subject to U.S. federal income tax at a maximum rate of 15% (provided that certain holding period requirements are met) which rate is scheduled to be increased to 39.6% for dividends received after December 31, 2012. To the extent that the fair market value of the Comverse common stock distributed exceeds a holder’s share of CTI’s current and accumulated earnings and profits, the excess will not constitute a dividend but will instead be treated first as a tax-free return of capital, to the extent of the holder’s adjusted basis in its CTI common stock (with a corresponding reduction in such basis), and thereafter as capital gain. Any capital gain recognized by a U.S. holder will generally be long-term capital gain if the holder has held its CTI common stock for more than one year. In the case of a U.S. holder that is an individual, long-term capital gains should generally be subject to U.S. federal income tax at a maximum rate of 15% (which rate is scheduled to be increased to 20% for capital gains recognized after December 31, 2012).

A holder’s tax basis in the Comverse common stock received in the share distribution will be equal to the fair market value of the Comverse common stock received on the date of the share distribution. Your receipt of cash in lieu of fractional shares of Comverse common stock generally will result in a taxable gain or loss for U.S. federal income tax purposes.

CTI believes that the share distribution should be treated as a separate distribution that is not integrated with the reverse stock split. If the share distribution were to be integrated with the reverse stock split, the tax consequences of the share distribution could differ.

See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Certain Material U.S. Federal Income Tax Consequences” below for a more detailed description of the U.S. federal income tax consequences of the share distribution, including the U.S. federal income tax consequences to non-U.S. holders.

Regulatory Approvals

In connection with the share distribution, apart from the filing of this proxy statement with the SEC and distribution of this proxy statement to CTI shareholders in connection with the Special Meeting, Comverse is required to file with the SEC a Registration Statement on Form 10 together with certain exhibits thereto, including the final version of the Information Statement, in order to register Comverse’s common stock under the Exchange Act. The final version of the Information Statement will be delivered to CTI shareholders holding CTI common shares on or about the record date for the share distribution. A copy of the Preliminary Information Statement on file with the SEC as of the date of this proxy statement is included in this proxy statement in Annex A hereto. In addition, in connection with the share distribution, Comverse has applied to list its common stock on NASDAQ under the trading symbol “CNSI.” The declaration by the SEC of the effectiveness of Comverse’s Registration Statement on Form 10 (and the absence of a stop order suspending the effectiveness of the Registration Statement) must occur prior to the completion of the share distribution. You are urged to read carefully and in its entirety the Preliminary Information Statement included as Annex A to this proxy statement as it contains additional important information relating to the share distribution and Comverse. We expect that one or more amendments to the Preliminary Information Statement may be filed with the SEC between the date of this proxy statement and the date of the Special Meeting. CTI shareholders holding CTI common shares as of the record date for the share distribution (assuming shareholder approval is received at the Special Meeting) are also encouraged to read the final Information Statement to be mailed to CTI shareholders as of such date.

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Apart from the matters described above, CTI is not aware of any other material state or federal regulatory requirements or approvals that must be complied with or obtained in connection with the share distribution.

Appraisal Rights

If the share distribution is completed, you will have certain rights under New York law to dissent and demand appraisal of, and payment in cash of the fair value of, your CTI common shares. Any holder of CTI common shares who does not vote in favor of the share distribution, demands appraisal of such CTI common shares and complies with the applicable provisions of New York law will not be entitled to receive the shares of Comverse common stock distributed in the share distribution. Such appraisal rights, if the statutory procedures are complied with, will lead to a judicial determination of the fair value (excluding any increase or decrease in value arising from the completion or expectation of the share distribution) required to be paid in cash to such dissenting shareholders for their CTI common shares. The value so determined could be more or less than, or the same as, the combined market prices of Comverse common stock and CTI common shares after the share distribution. Any shares of Comverse common stock allocable to holders of CTI common shares that properly exercise appraisal rights will be contributed to Comverse by CTI. See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Appraisal Rights.” For the full text of Sections 623 and 910 of the NYBCL, please see Annex D hereto.

Accounting Treatment and Cost of the Share Distribution

Upon completion of the share distribution, Comverse is expected to be treated as a discontinued operation for CTI’s financial reporting purposes. The measurement date for discontinued operations for accounting purposes will be on the date of the share distribution. After the share distribution, the assets and liabilities of Comverse will be accounted for at the historical values carried by CTI prior to the share distribution. Total costs relating to the share distribution are estimated at $30.9 million, which will be borne by CTI. CTI has incurred approximately $11.2 million of these costs through July 31, 2012.

Description of Comverse Common Stock; Rights of Comverse Shareholders

The rights of CTI shareholders are currently governed by CTI’s certificate of incorporation, CTI’s bylaws and New York law. In the event that CTI shareholders approve the proposals set forth in this proxy statement and the share distribution is completed, those CTI shareholders who receive Comverse common stock in the share distribution will also become shareholders of Comverse upon completion of the share distribution. The rights afforded to shareholders of Comverse common stock will be governed by Comverse’s certificate of incorporation, Comverse’s bylaws, and Delaware law. As a result, you will have different rights with respect to your CTI shares relative to your Comverse shares due to the differences in the governing documents of and laws applicable to CTI and Comverse. The key differences are described in “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Comparison of Rights of Current CTI Shareholders and Comverse Shareholders following the Share Distribution” in this proxy statement.

Interests of our Directors and Executive Officers in the Share Distribution and the Verint Merger

In considering the recommendation of our Board of Directors with respect to the share distribution, you should be aware that some of CTI’s directors and executive officers have interests in the share distribution that may be different from, or in addition to, the interests of our shareholders generally. Such interests include the treatment of stock options, restricted stock units and deferred stock units held by such directors and officers. These interests, to the extent material, are described in this proxy statement. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the share distribution. For a more complete description of the interests of our directors and executive officers in the share distribution, please see “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Interests of our Directors and Executive Officers in the Share Distribution” below.

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Similarly, with respect to the Verint Merger, some of CTI’s directors and executive officers have interests in the Verint Merger that may be different from, or in addition to, the interests of our shareholders generally. Such interests include the treatment of stock options, restricted stock units and deferred stock units held by such directors and officers.

Proposal to Approve the Comverse, Inc. 2012 Stock Incentive Compensation Plan

Prior to the completion of the share distribution, Comverse expects to adopt the Comverse, Inc. 2012 Stock Incentive Compensation Plan (or the 2012 Incentive Plan). The purpose of the 2012 Incentive Plan will be to provide Comverse with a competitive advantage in attracting, retaining and motivating employees, non-employee directors and consultants. Comverse’s business requires a highly talented and seasoned team of communication and business professionals capable of managing a sophisticated global business in a rapidly changing industry. The 2012 Incentive Plan is intended to align the interests of Comverse’s employees, non-employee directors and consultants with those of its shareholders through the issuance of equity-based compensation and enhance their focus on improvements in operating performance and the creation of shareholder value. For a more complete description of this proposal, please see “PROPOSAL 2 APPROVAL OF THE COMVERSE, INC. 2012 INCENTIVE PLAN” below.

Proposal to Approve the Comverse, Inc. 2012 Annual Performance Bonus Plan

Prior to the completion of the share distribution, Comverse expects to adopt the Comverse, Inc. 2012 Annual Performance Bonus Plan (or the 2012 Performance Bonus Plan). The purpose of the 2012 Performance Bonus Plan is to motivate, retain and reward employees of Comverse who can make significant contributions to Comverse’s success by providing for annual incentive bonuses if pre–established annual performance goals are achieved. For a more complete description of this proposal, please see “PROPOSAL 3 APPROVAL OF THE COMVERSE, INC. 2012 ANNUAL PERFORMANCE BONUS PLAN” below.

Proposal to Approve a Contingent Amendment to CTI’s Certificate of Incorporation to Effect a Contingent Reverse Stock Split of Issued and Outstanding CTI Common Shares

Our Board of Directors is recommending a contingent reverse stock split of the CTI common shares with the primary intent of increasing the per share price of the CTI common shares in order to facilitate our ability to meet the closing per share price criteria required to be listed on NASDAQ following the share distribution and to make CTI common shares more attractive to a broader range of institutional and other investors. Accordingly, for these and the other reasons discussed below, we believe that authorizing our Board of Directors to effect the reverse stock split, in the discretion of our Board of Directors, is in CTI’s and the CTI shareholders’ best interests following completion of the share distribution.

Accordingly, we have decided that it is in the best interests of CTI shareholders to (a) authorize our Board of Directors to effect, in its discretion immediately following the share distribution, a reverse stock split of the outstanding CTI common shares, par value $0.10, at a reverse stock split ratio of 1-for-10 and (b) approve a corresponding amendment to CTI’s certificate of incorporation, in substantially the form attached to this proxy statement as Annex I, to effect the reverse stock split, subject to our Board of Directors’ authority to abandon such amendment. Upon the effectiveness of the amendment to the certificate of incorporation effecting the reverse stock split at such time following the share distribution as determined by our Board of Directors, the issued and outstanding CTI common shares immediately prior to such effective time will be reclassified into a smaller number of shares such that a CTI shareholder will own one new CTI common share for every ten shares of issued and outstanding CTI common shares held by that shareholder immediately prior to the effective time.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

Other than in respect of the cash payments for fractional shares discussed below, no gain or loss should be recognized by a U.S. Holder upon the exchange of pre-reverse stock split CTI common shares for post-reverse

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stock split CTI common shares. The aggregate tax basis of the post-reverse stock split CTI common shares should be the same as the aggregate tax basis of the pre-reverse stock split CTI common shares exchanged in the reverse stock split, reduced by any amount allocable to a fractional share for which cash is received. A shareholder’s holding period in the post-reverse stock split CTI common shares should include the period during which the shareholder held the pre-reverse stock split CTI common shares exchanged in the reverse stock split.

In general, the receipt of cash by a U.S. Holder instead of a fractional share generally will result in taxable gain or loss for U.S. federal income tax purposes.

See “PROPOSAL 4 CONTINGENT REVERSE STOCK SPLIT OF CTI COMMON SHARES AND AMENDMENT TO CTI’S CERTIFICATE OF INCORPORATION TO EFFECT THE CONTINGENT REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING CTI COMMON SHARES—Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split” below for a more detailed description of the U.S. federal income tax consequences of the reverse stock split, including the U.S. federal income tax consequences to non-U.S. holders.

For a more complete description of this proposal, please see “PROPOSAL 4 REVERSE STOCK SPLIT OF CTI’S COMMON SHARES AND AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE CONTINGENT REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING CTI COMMON SHARES” below.

Proposal to Adjourn or Postpone the Special Meeting

Although it is not currently expected (and assuming a quorum is present), the Special Meeting may be adjourned or postponed, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to authorize the share distribution, to approve the 2012 Incentive Compensation Plan, to approve the 2012 Performance Bonus Plan or to approve a contingent amendment to CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares. You should note, however, that if a quorum is not present, then the chairman of the Special Meeting will be entitled to adjourn the Special Meeting to another place, date or time. For a more complete description of this proposal, please see “PROPOSAL 5 ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING” below.

Requests for additional information

If, after reading this proxy statement, you have additional questions about the share distribution or other matters discussed in this proxy statement, please contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Shareholders please call toll-free: (888) 605-1958

All others please call collect: (212) 269-5550

or

Paul D. Baker

Comverse Technology, Inc.

paul.baker@cmvt.com

(212) 739-1060

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SELECTED HISTORICAL FINANCIAL DATA FOR COMVERSE TECHNOLOGY, INC.

The following table presents selected consolidated financial data for CTI as of April 30, 2012 and for the three months ended April 30, 2012 and 2011 and as of and for the fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008. The selected consolidated financial data as of April 30, 2012 and for the three months ended April 30, 2012 and 2011 were derived from the unaudited interim condensed consolidated financial statements included in Part 1, Item 1 of our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2012 filed with the SEC on June 11, 2012 (referred to as the Quarterly Report). In the opinion of management, the interim condensed consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth in those statements. Our results of operations for the three months ended April 30, 2012 are not necessarily indicative of the results that can be expected for the full year or any future period. The selected consolidated financial data as of January 31, 2012 and 2011 and for the fiscal years ended January 31, 2012, 2011 and 2010 were derived from the consolidated financial statements included in Item 15 of our Annual Report on Form 10-K for the fiscal year ended January 31, 2012 filed with the SEC on April 2, 2012 (referred to as the Annual Report). The selected consolidated financial data as of January 31, 2010, 2009 and 2008 and for the fiscal years ended January 31, 2009 and 2008 were derived from audited consolidated financial statements that are not included in the Annual Report.

The selected financial data reflects the impact of the sale of Ulticom to a third party on December 3, 2010 (referred to as the Ulticom Sale). As a result of the Ulticom Sale, the results of operations of Ulticom, including the gain on the Ulticom Sale, are reflected in discontinued operations, less applicable income taxes, as a separate component of net loss in the consolidated statement of operations data for the fiscal years ended January 31, 2011, 2010, 2009 and 2008, and the assets and liabilities of Ulticom are reflected in discontinued operations in the consolidated balance sheet data as of January 31, 2010, 2009, and 2008 presented below.

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The comparability of the selected consolidated financial data as of April 30, 2012 and for the three months ended April 30, 2012 and 2011 and as of and for the fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008 has been materially affected primarily by Verint’s acquisition of Witness in May 2007, the impairment of goodwill, intangible assets and short-term investments, in each of the fiscal years ended January 31, 2009 and 2008, the incurrence of significant compliance-related professional fees and compliance-related compensation and other expenses recorded in connection with the investigations conducted by a Special Committee of our Board of Directors and the remediation of material weaknesses, revenue recognition evaluations and efforts to become current in periodic reporting obligations under the federal securities laws, our adoption of accounting guidance effective for fiscal periods commencing February 1, 2011, the repurchase by CTI of $417.3 million aggregate principal amount of certain convertible debt obligations as required under the terms of the applicable indenture in the fiscal year ended January 31, 2010 and the Ulticom Sale on December 3, 2010. The selected consolidated financial data presented should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Part 1 Item 2 of the Quarterly Report and Item 7 of our Annual Report and our unaudited interim condensed consolidated financial statements and related notes included in Part 1, Item 1 of the Quarterly Report and our consolidated financial statements and the related notes included in Item 15 of the Annual Report.

	Three Months Ended April 30,		Fiscal Years Ended January 31,
	2012	2011	2012	2011	2010	2009 (1)	2008 (1)
	(UNAUDITED)
	(In thousands, except per share data)
Consolidated Statement of Operations Data:
Total revenue (2)	$343,667	$349,497	$1,594,397	$1,623,427	$1,533,937	$1,628,627	$1,669,975
Income (loss) from operations (3) (4)	(17,428)	(33,424)	27,035	(49,915)	(193,101)	(193,805)	(407,589)
Net loss from continuing operations	(45,604)	(57,118)	(31,019)	(107,463)	(221,190)	(351,417)	(470,374)
Loss from discontinued operations, net of tax	—	—	—	(11,039)	(43,062)	(7,371)	(1,625)
Net Loss	(45,604)	(57,118)	(31,019)	(118,502)	(264,252)	(358,788)	(471,999)
Less: Net (income) loss attributable to noncontrolling interest	(7,606)	(2,077)	(27,707)	(13,820)	(7,783)	33,536	82,757
Net loss attributable to Comverse Technology, Inc.	(53,210)	(59,195)	(58,726)	(132,322)	(272,035)	(325,252)	(389,242)
Loss per share attributable to Comverse Technology, Inc.’s shareholders:
Basic loss per share
Continuing operations	$(0.24)	$(0.29)	$(0.28)	$(0.61)	$(1.13)	$(1.56)	$(1.90)
Discontinued operations	—	—	—	(0.03)	(0.20)	(0.03)	(0.01)

Basic loss per share	$(0.24)	$(0.29)	$(0.28)	$(0.64)	$(1.33)	$(1.59)	$(1.91)

Diluted loss per share
Continuing operations	$(0.24)	$(0.29)	$(0.28)	$(0.62)	$(1.13)	$(1.56)	$(1.90)
Discontinued operations	—	—	—	(0.03)	(0.20)	(0.03)	(0.01)

Diluted loss per share	$(0.24)	$(0.29)	$(0.28)	$(0.65)	$(1.33)	$(1.59)	$(1.91)

35

		As of January 31,
	As of April 30, 2012	2012	2011 (5)	2010	2009	2008
	(UNAUDITED)
	(In thousands)
Consolidated Balance Sheet Data:
Total assets (6)	$2,589,864	$2,645,901	$2,813,922	$3,101,211	$3,748,268	$4,169,884
Indebtedness, including current maturities (7)	597,826	599,574	591,429	623,107	1,044,477	1,024,815
Comverse Technology, Inc. shareholders’ equity (8)	397,501	441,508	413,008	422,486	653,258	985,071
Total equity	523,232	552,752	485,887	509,722	763,187	1,123,710
Accumulated deficit	(1,819,574)	(1,766,364)	(1,707,638)	(1,575,316)	(1,303,281)	(978,029)

(1)	Includes the results of operations of Witness (i) for the entire fiscal year ended January 31, 2009 and (ii) from its acquisition by Verint in May 2007 for the fiscal year ended January 31, 2008.
(2)	Total revenue for the fiscal year ended January 31, 2012 includes an additional $63.4 million of revenue recognized as a result of the adoption of the revenue recognition guidance issued by the Financial Accounting Statements Board (or the FASB) and effective for us for fiscal periods commencing February 1, 2011.
(3)	Compliance-related professional fees recorded for the three months ended April 30, 2012 were de minimis. For the three months ended April 30, 2011 and the fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008, we recorded compliance-related professional fees of $19.4 million, $37.2 million, $161.7 million, $183.6 million, $74.3 million and $83.4 million, respectively.
(4)	For the three months ended April 30, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008, we recorded compliance-related compensation and other expenses of $1.1 million, $2.0 million, $6.7 million, $4.6 million, $10.7 million, $10.1 million and $53.1 million, respectively.
(5)	Excludes the balance sheet data of Ulticom which was sold on December 3, 2010.
(6)	Includes assets of discontinued operations of approximately $106.8 million, $315.0 million, and $317.8 million as of January 31, 2010, 2009, and 2008, respectively.
(7)	Includes (i) outstanding secured borrowings under (a) Verint’s new credit agreement as of April 30, 2012 and January 31, 2012, and (b) Verint’s prior facility as of January 31, 2011, 2010, 2009, and 2008, respectively, and (ii) aggregate principal amount of convertible debt obligations outstanding as of April 30, 2012 and January 31, 2012, 2011, 2010, 2009, and 2008, respectively.
(8)	CTI has not declared a dividend during the fiscal periods presented.

36

SELECTED COMBINED HISTORICAL FINANCIAL DATA OF COMVERSE, INC.

The following table presents selected historical combined financial data for Comverse as of April 30, 2012 and for the three months ended April 30, 2012 and 2011 and as of and for the fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008. The selected historical combined financial data as of April 30, 2012 and for the three months ended April 30, 2012 and 2011 were derived from the interim unaudited condensed combined financial statements appearing in the Preliminary Information Statement included in this proxy statement as Annex A. In the opinion of management, the interim unaudited condensed combined financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth in those statements. Comverse’s results of operations for the three months ended April 30, 2012 are not necessarily indicative of the results that can be expected for the full year or any future period. The selected historical combined financial data as of January 31, 2012 and 2011 and for the fiscal years ended January 31, 2012, 2011 and 2010 were derived from the audited combined financial statements appearing in the Preliminary Information Statement included as Annex A. The selected historical combined financial data as of January 31, 2010, 2009 and 2008 and for the fiscal years ended January 31, 2009 and 2008 were derived from Comverse’s unaudited annual combined financial statements that are not included in this proxy statement or the Preliminary Information Statement included as Annex A. Comverse’s historical financial statements combine, on the basis of common control, the results of operations and financial position of Comverse, Inc. and its subsidiaries with Exalink Ltd., a CTI wholly–owned subsidiary that will be contributed to Comverse by CTI immediately prior to the share distribution. Other than holding certain intellectual property rights, Exalink Ltd. has no operations. See note 1 to the interim condensed combined financial statements and the audited combined financial statements appearing in the Preliminary Information Statement included as Annex A. Comverse’s financial information reflects historical results and may not be indicative of its future performance.

The comparability of the selected historical combined financial data as of April 30, 2012 and for the three months ended April 30, 2012 and 2011 and as of and for the fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008 has been materially affected primarily by significant compliance-related professional fees and compliance-related compensation and other expenses recorded for each of the fiscal periods presented in connection with the investigations conducted by a Special Committee of CTI’s Board of Directors and remediation of material weaknesses, evaluations of Comverse’s revenue recognition practices and the preparation of its financial information as part of CTI’s efforts to become current in periodic reporting obligations under the federal securities laws, the impairment of goodwill and intangible assets in each of the fiscal years ended January 31, 2009 and 2008, and Comverse’s adoption of accounting guidance relating to revenue recognition effective for fiscal periods commencing February 1, 2011. The selected combined financial data presented should be read together with the section of the Preliminary Information Statement included in Annex A captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the combined financial statements appearing in the Preliminary Information Statement included as Annex A.

	Three Months Ended April 30,		Fiscal Years Ended January 31,
	2012	2011	2012	2011	2010	2009	2008
	(UNAUDITED)					(UNAUDITED)	(UNAUDITED)
	(In thousands)
Combined Statement of Operations Data:
Total revenue(1)	$137,750	$163,764	$771,157	$862,836	$794,787	$920,605	$1,093,229
(Loss) income from operations(2)(3)	(22,883)	(37,675)	11,442	(59,776)	(214,216)	(160,243)	(258,656)
Net loss(2)(3)	(26,597)	(42,452)	(20,648)	(92,741)	(221,970)	(76,841)	(255,734)

37

		As of January 31,
	As of April 30, 2012	2012	2011	2010	2009	2008
	(UNAUDITED)			(UNAUDITED)	(UNAUDITED)	(UNAUDITED)
	(In thousands)
Combined Balance Sheet Data:
Total assets	$801,870	$853,213	$1,004,183	$1,278,752	$1,507,399	$1,866,724
Indebtedness, including note payable to CTI	9,139	8,536	13,019	—	—	—

(1)	Total revenue for the fiscal year ended January 31, 2012 includes an additional $48.9 million of revenue recognized as a result of the adoption of revenue recognition guidance issued by the FASB and effective for Comverse for fiscal periods commencing February 1, 2011. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Executive Summary—Adoption of New Revenue Recognition Guidance” in the Preliminary Information Statement included as Annex A.
(2)	For the three months ended April 30, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008, Comverse recorded compliance-related professional fees of $(0.1) million, $12.6 million, $10.9 million, $82.1 million, $113.3 million, $32.3 million and $43.0 million, respectively.
(3)	For the three months ended April 30, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008, Comverse recorded compliance-related compensation and other expenses of $1.1 million, $2.0 million, $6.7 million, $4.5 million, $10.7 million, $11.9 million and $35.5 million, respectively.

38

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF

COMVERSE TECHNOLOGY, INC.

The following unaudited pro forma consolidated financial statements give effect to the share distribution and related transactions described below, based on assumptions and adjustments set forth in the accompanying notes.

CTI’s unaudited pro forma consolidated financial statements presented below consist of an unaudited pro forma consolidated balance sheet as of April 30, 2012 and unaudited pro forma consolidated statements of operations for the three months ended April 30, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011 and 2010. The following unaudited pro forma consolidated financial statements should be read in conjunction with CTI’s historical consolidated financial statements and accompanying notes included in the Quarterly Report and the Annual Report and Comverse’s combined financial statements, included in the Preliminary Information Statement attached as Annex A.

CTI’s unaudited pro forma consolidated financial statements have been derived from CTI’s historical consolidated financial statements and Comverse’s combined financial statements, and are not intended to be a complete presentation of CTI’s financial condition or results of operations had the share distribution and related transactions occurred as of that date and for the periods presented. In addition, they are provided for illustrative and informational purposes only and are not necessarily indicative of CTI’s future financial condition or results of operations. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable, that reflect the expected impacts of events directly attributable to the share distribution and related transactions, and that are factually supportable and for purposes of the statements of operations, are expected to have a continuing impact. However, such adjustments are subject to change based on the finalization of the terms of the share distribution and related transactions and those changes may be material.

The unaudited pro forma consolidated balance sheet as of April 30, 2012 has been prepared as if the share distribution and related transactions occurred on April 30, 2012. The unaudited pro forma consolidated statements of operations for the three months ended April 30, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011 and 2010 have been prepared as if the share distribution and related transactions had occurred as of February 1, 2009.

The unaudited pro forma consolidated financial statements give effect to the following significant transactions:

•	the elimination of the operations of Starhome as a result of the Starhome Disposition, which is currently expected to close in October 2012;

•	the elimination of the operations of Comverse;

•	cash and asset capital contributions to Comverse;

•	the settlement of borrowings under a note payable by Comverse to CTI dated January 11, 2011 through a capital contribution to Comverse by CTI; and

•	estimated transaction costs associated with the share distribution.

We do not expect to record any stock-based compensation expense in connection with the treatment of outstanding share-based awards in connection with the share distribution. See “SUMMARY OF THE SHARE DISTRIBUTION—Treatment of Stock–Based Awards.”

The following unaudited pro forma consolidated financial statements do not give pro forma effect to the settlement of borrowings by Comverse under a $25.0 million revolving loan agreement between Comverse and CTI dated May 9, 2012 through a capital contribution to Comverse by CTI. As of the date hereof, $9.0 million of borrowings were outstanding under such agreement. Any borrowings contributed will have the effect of reducing CTI’s cash capital contribution presented as a pro forma adjustment to cash and cash equivalents in the unaudited pro forma balance sheet.

39

Unaudited Pro Forma Consolidated Balance Sheet as of April 30, 2012

	Starhome Disposition
						Share Distribution
	Historical	Starhome	a	Pro forma Adjustments for the Starhome Disposition	Note	Pro forma for the Starhome Disposition	Distribution of Comverse	d	Pro forma Adjustments	Note	Pro forma as Adjusted
	(In thousands, except share and per share data)
ASSETS

Current assets:
Cash and cash equivalents(1)	$491,023	$(31,055)		$32,400	b	$492,368	$(113,985)		$(55,000)	e	$323,383
Restricted cash and bank time deposits	41,712	—		—		41,712	(28,674)		—		13,038
Accounts receivable, net	288,947	(6,652)		—		282,295	(144,678)		—		137,617
Inventories, net	50,098	(3,672)		—		46,426	(31,695)		434	u	15,165
Deferred cost of revenue	39,033	(987)		—		38,046	(31,548)		113	u	6,611
Deferred income taxes	23,746	—		—		23,746	(12,756)		—	k	10,990
Prepaid expenses and other current assets	93,274	(1,179)		—		92,095	(47,103)		—		44,992
Receivables from affiliates	—	—		—		—	(2,890)		2,890	f	—

Total current assets	1,027,833	(43,545)		32,400		1,016,688	(413,329)		(51,563)		551,796
Property and equipment, net	74,837	(1,125)		—		73,712	(42,907)		(1,501)	g	29,304
Goodwill	1,062,520	(7,559)		—		1,054,961	(155,825)		—		899,136
Intangible assets, net	192,643	—		—		192,643	(17,984)		—		174,659
Deferred cost of revenue	113,842	(174)		—		113,668	(102,240)		20	u	11,448
Deferred income taxes	19,016	(3)		—		19,013	(9,461)		—	k	9,552
Other assets	99,173	—		5,000	c	104,173	(64,485)		(5,000)	e
									(785)	h	33,903

Total assets	$2,589,864	$(52,406)		$37,400		$2,574,858	$(806,231)		$(58,829)		$1,709,798

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued expenses	$377,533	$(9,456)		$—		$368,077	$(184,923)		$21,196	i
									(883)	j	$203,467
Convertible debt obligations	2,195	—		—		2,195	—		—		2,195
Deferred revenue	523,433	(19,083)		—		504,350	(346,542)		—		157,808
Deferred income taxes	8,989	1		—		8,990	(8,765)		—	k	225
Bank loans	6,239	—		—		6,239	—		—		6,239
Income taxes payable	11,151	(183)		—		10,968	(2,870)		—		8,098
Other current liabilities	52,904	—		—		52,904	—		—		52,904
Payable to affiliate	—	(1,242)		—		(1,242)	—		2,890	f	1,648

Total current liabilities	982,444	(29,963)		—		952,481	(543,100)		23,203		432,584
Bank loans	589,392	—		—		589,392	—		—		589,392
Deferred revenue	208,644	(2,091)		—		206,553	(181,477)		—		25,076
Deferred income taxes	92,140	(8)		—		92,132	(45,341)		—	k	46,791
Note payable to CTI	—	—		—		—	(9,139)		9,139	l	—
Other long-term liabilities	194,012	(2,894)		—		191,118	(145,061)		—	k	46,057

Total liabilities	2,066,632	(34,956)		—		2,031,676	(924,118)		32,342		1,139,900

40

	Starhome Disposition
						Share Distribution
	Historical	Starhome	a	Pro forma Adjustments for the Starhome Disposition	Note	Pro forma for the Starhome Disposition	Distribution of Comverse	d	Pro forma Adjustments	Note	Pro forma as Adjusted
	(In thousands, except share and per share data)
Equity:
Comverse Technology, Inc. shareholders’ equity:
Common stock, $0.10 par value-authorized, 600,000,000 shares; issued 220,306,639; outstanding 219,045,829, historical; authorized 600,000,000 shares; issued, 22,030,663; outstanding, 21,904,582 on a pro forma basis	22,031	—		—		22,031	—		—		22,031
Treasury stock, at cost	(9,217)	—		—		(9,217)	—		—		(9,217)
Additional paid-in capital	2,201,921	—		—		2,201,921			—		2,201,921
Net investment of CTI	—	—		—		—	139,302		(139,302)	m	—
Accumulated deficit	(1,819,574)	(10,177)		37,400	b	(1,792,351)	—		(60,000)	e
									(1,501)	g
									(785)	h
									(21,196)	i
									883	j
									(9,139)	l
									567	u
									139,302	m	(1,744,220)
Accumulated other comprehensive income	2,340	(5)		—		2,335	(21,415)		—		(19,080)

Total Comverse Technology, Inc. shareholders’ equity	397,501	(10,182)		37,400		424,719	117,887		(91,171)		451,435
Noncontrolling interest	125,731	(7,268)		—		118,463	—		—		118,463

Total equity	523,232	(17,450)		37,400		543,182	117,887		(91,171)		569,898

Total liabilities and equity	$2,589,864	$(52,406)		$37,400		$2,574,858	$(806,231)		$(58,829)		$1,709,798

(1)	Includes $189.8 million of cash and cash equivalents held by Verint as of April 30, 2012. Under its credit agreement, Verint is precluded from paying cash dividends to its stockholders, including CTI.

41

Unaudited Pro Forma Consolidated Statement of Operations for the Three Months Ended April 30, 2012

	Starhome Disposition
				Share Distribution
	Historical	Starhome	a	Pro forma for the Starhome Disposition	Distribution of Comverse	d	Pro forma Adjustments	Note	Pro forma as Adjusted
	(In thousands, except share and per share data)
Revenue:
Product revenue	$144,502	$(6,470)		$138,032	$(47,586)		$1,553	n	$91,999
Service revenue	199,165	(4,365)		194,800	(90,164)		—		104,636

Total revenue	343,667	(10,835)		332,832	(137,750)		1,553		196,635

Costs and expenses:
Product costs	61,601	(2,537)		59,064	(25,833)		1,445	n	34,676
Service costs	103,847	(605)		103,242	(69,590)		—		33,652
Research and development, net	49,655	(2,180)		47,475	(19,072)		—		28,403
Selling, general and administrative	145,312	(4,985)		140,327	(42,601)		(49)	o
							(4,243)	v	93,434
Other operating expenses:
Restructuring charges	680	—		680	(680)		—		—

Total costs and expenses	361,095	(10,307)		350,788	(157,776)		(2,847)		190,165

(Loss) income from operations	(17,428)	(528)		(17,956)	20,026		4,400		6,470
Interest income	366	(11)		355	(222)		—		133
Interest expense	(7,920)	—		(7,920)	196		—		(7,724)
Interest expense on note payable to CTI	—	—		—	109		(109)	p	—
Other (expense) income, net	(471)	(37)		(508)	1,437		—		929

Loss before income tax provision	(25,453)	(576)		(26,029)	21,546		4,291		(192)
Income tax provision	(20,151)	39		(20,112)	11,187		(902)	q	(9,827)

Net loss from continuing operations	$(45,604)	$(537)		$(46,141)	$32,733		$3,389		$(10,019)

Weighted average common shares outstanding:
Basic and Diluted	218,855,251							r	21,885,525

Loss per share:
Basic and Diluted	$(0.24)							s	$(0.80)

42

Unaudited Proforma Consolidated Statement of Operations for the Three Months Ended April 30, 2011

	Starhome Disposition
				Share Distribution
	Historical	Starhome	a	Pro forma for the Starhome Disposition	Distribution of Comverse	d	Pro forma Adjustments	Note	Pro forma as Adjusted
	(In thousands, except share and per share data)
Revenue:
Product revenue	$142,035	$(5,664)		$136,371	$(53,792)		$699	n	$83,278
Service revenue	207,462	(4,436)		203,026	(109,972)		—		93,054

Total revenue	349,497	(10,100)		339,397	(163,764)		699		176,332

Costs and expenses:
Product costs	54,611	(2,395)		52,216	(27,748)		713	n	25,181
Service costs	111,437	(579)		110,858	(80,690)		—		30,168
Research and development, net	54,439	(2,325)		52,114	(25,746)		—		26,368
Selling, general and administrative	151,347	(3,901)		147,446	(42,094)		(23)	o	105,329
Other operating expenses:
Restructuring charges	11,087	—		11,087	(11,087)		—		—

Total costs and expenses	382,921	(9,200)		373,721	(187,365)		690		187,046

Loss from operations	(33,424)	(900)		(34,324)	23,601		9		(10,714)
Interest income	1,117	(34)		1,083	(488)		—		595
Interest expense	(9,128)	—		(9,128)	330		—		(8,798)
Interest expense on note payable to CTI	—	—		—	91		(91)	p	—
Loss on extinguishment of debt	(8,136)	—		(8,136)	—		—		(8,136)
Other (expense) income, net	(122)	(507)		(629)	1,775		—		1,146

Loss before income tax provision	(49,693)	(1,441)		(51,134)	25,309		(82)		(25,907)
Income tax provision	(7,425)	1,009		(6,416)	(6,917)		—	q	(13,333)

Net loss from continuing operations	$(57,118)	$(432)		$(57,550)	$18,392		$(82)		$(39,240)

Weighted average common shares outstanding:
Basic and Diluted	205,669,533							r	20,566,953

Loss per share:
Basic and Diluted	$(0.29)							s	$(1.99)

43

Unaudited Pro Forma Consolidated Statement of Operations for the Fiscal Year Ended January 31, 2012

	Starhome Disposition
				Share Distribution
	Historical	Starhome	a	Pro forma for the Starhome Disposition	Distribution of Comverse	d	Pro forma Adjustments	Note	Pro forma as Adjusted
	(In thousands, except share and per share data)
Revenue:
Product revenue	$689,046	$(26,652)		$662,394	$(276,459)		$4,457	n	$390,392
Service revenue	905,351	(18,397)		886,954	(494,698)		—		392,256

Total revenue	1,594,397	(45,049)		1,549,348	(771,157)		4,457		782,648

Costs and expenses:
Product costs	279,942	(9,996)		269,946	(136,024)		4,528	n	138,450
Service costs	465,222	(2,468)		462,754	(332,843)		—		129,911
Research and development, net	213,712	(8,473)		205,239	(94,238)		—		111,001
Selling, general and administrative	582,878	(16,291)		566,587	(160,417)		(202)	o	405,968
Other operating expenses:
Litigation settlements	4,880	—		4,880	—		—		4,880
Restructuring charges	20,728	—		20,728	(20,728)		—		—

Total other operating expense	25,608	—		25,608	(20,728)		—		4,880

Total costs and expenses	1,567,362	(37,228)		1,530,134	(744,250)		4,326		790,210

Income (loss) from operations	27,035	(7,821)		19,214	(26,907)		131		(7,562)
Interest income	4,334	(160)		4,174	(1,755)		—		2,419
Interest expense	(33,332)	—		(33,332)	953		—		(32,379)
Interest expense on note payable to CTI	—	—		—	409		(409)	p	—
Loss on extinguishment of debt	(8,136)	—		(8,136)	—		—		(8,136)
Other income, net	22,031	(401)		21,630	7,192		—		28,822

Income (loss) before income tax provision	11,932	(8,382)		3,550	(20,108)		(278)		(16,836)
Income tax provision	(42,951)	692		(42,259)	22,538			q	(19,721)

Net loss from continuing operations	$(31,019)	$(7,690)		$(38,709)	$2,430		$(278)		$(36,557)

Weighted average common shares outstanding:
Basic and Diluted	208,301,686							r	20,830,169

Loss per share:
Basic	$(0.28)							s	$(2.96)

Diluted	(0.28)							t	(2.97)

44

Unaudited Pro Forma Consolidated Statement of Operations for the Fiscal Year Ended January 31, 2011

	Starhome Disposition
				Share Distribution
	Historical	Starhome	a	Pro forma for the Starhome Disposition	Distribution of Comverse	d	Pro forma Adjustments	Note	Pro forma as Adjusted
	(In thousands, except share and per share data)
Revenue:
Product revenue	$692,448	$(19,791)		$672,657	$(300,902)		$3,409	n	$375,164
Service revenue	930,979	(17,410)		913,569	(561,934)		—		351,635

Total revenue	1,623,427	(37,201)		1,586,226	(862,836)		3,409		726,799

Costs and expenses:
Product costs	263,429	(8,637)		254,792	(138,378)		4,669	n	121,083
Service costs	455,084	(2,313)		452,771	(335,510)		—		117,261
Research and development, net	253,089	(7,747)		245,342	(148,817)		—		96,525
Selling, general and administrative	689,306	(15,794)		673,512	(187,078)		(253)	o	486,181
Other operating expense (income):
Litigation settlements	(17,500)	—		(17,500)			—		(17,500)
Restructuring charges	29,934	—		29,934	(29,934)		—		—

Total other operating expense (income)	12,434	—		12,434	(29,934)		—		(17,500)

Total costs and expenses	1,673,342	(34,491)		1,638,851	(839,717)		4,416		803,550

Loss from operations	(49,915)	(2,710)		(52,625)	(23,119)		(1,007)		(76,751)
Interest income	4,105	(12)		4,093	(1,717)		—		2,376
Interest expense	(30,813)	—		(30,813)	900		—		(29,913)
Interest expense on note payable to CTI	—	—		—	19		(19)	p	—
Other income, net	6,392	(418)		5,974	3,645		—		9,619

Loss before income tax provision	(70,231)	(3,140)		(73,371)	(20,272)		(1,026)		(94,669)
Income tax provision	(37,232)	300		(36,932)	55,828			q	18,896

Net loss from continuing operations	$(107,463)	$(2,840)		$(110,303)	$35,556		$(1,026)		$(75,773)

Weighted average common shares outstanding:
Basic and Diluted	205,162,720							r	20,516,272

Loss per share:
Basic	$(0.61)							s	$(4.53)

Diluted	(0.62)							t	(4.54)

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Unaudited Pro Forma Consolidated Statement of Operations for the Fiscal Year Ended January 31, 2010

	Starhome Disposition
				Share Distribution
	Historical	Starhome	a	Pro forma for the Starhome Disposition	Distribution of Comverse	d	Pro forma Adjustments	Note	Pro forma as Adjusted
	(In thousands, except share and per share data)
Revenue:
Product revenue	$635,057	$(18,322)		$616,735	$(244,417)		$1,954	n	$374,272
Service revenue	898,880	(19,149)		879,731	(550,370)		—		329,361

Total revenue	1,533,937	(37,471)		1,496,466	(794,787)		1,954		703,633

Costs and expenses:
Product costs	251,800	(8,306)		243,494	(117,412)		4,899	n	130,981
Service costs	467,399	(2,725)		464,674	(355,720)		—		108,954
Research and development, net	267,211	(7,465)		259,746	(175,949)		—		83,797
Selling, general and administrative	721,731	(16,916)		704,815	(226,040)		(149)	o	478,626
Other operating expense:				—
Impairment of goodwill and other intangible assets	3,356	—		3,356	(3,356)		—		—
Restructuring charges	15,541	(128)		15,413	(15,272)		—		141

Total other operating expense	18,897	(128)		18,769	(18,628)		—		141

Total costs and expenses	1,727,038	(35,540)		1,691,498	(893,749)		4,750		802,499

Loss from operations	(193,101)	(1,931)		(195,032)	98,962		(2,796)		(98,866)
Interest income	7,059	(16)		7,043	(3,169)		—		3,874
Interest expense	(25,381)	—		(25,381)	314		—		(25,067)
Interest expense on note payable to CTI	—	—		—	(4,845)		4,845	p	—
Other (expense), net	(16,792)	(1,303)		(18,095)	(476)		—		(18,571)

Loss before income tax benefit	(228,215)	(3,250)		(231,465)	90,786		2,049		(138,630)
Income tax benefit	7,025	272		7,297	59,423		—	q	66,720

Net loss from continuing operations	$(221,190)	$(2,978)		$(224,168)	$150,209		$2,049		$(71,910)

Weighted average common shares outstanding:
Basic and Diluted	204,513,420							r	20,451,342

Loss per share:
Basic and Diluted	$(1.13)							s	$(3.92)

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Notes to Unaudited Pro Forma Consolidated Financial Statements

a.	Reflects the elimination of the historical financial results of operations, assets, liabilities and equity of Starhome, including goodwill, noncontrolling interest and intraperiod tax allocation as a result of the Starhome Disposition pursuant to the Starhome Share Purchase Agreement, dated August 1, 2012. Accordingly, Starhome’s operations are not reflected in CTI’s historical consolidated financial statements as discontinued operations for the periods presented.

b.	Reflects the net cash consideration expected to be received by CTI upon the consummation of the Starhome Disposition as if the transaction had occurred as of April 30, 2012.

c.	Reflects the net cash consideration to be held in escrow pursuant to the terms of the Starhome Share Purchase Agreement as if the Starhome Disposition had occurred as of April 30, 2012 classified as long-term restricted cash. Does not reflect $25.0 million that CTI will contribute to Comverse upon completion of the Verint Merger by placing such funds in escrow to support indemnification claims to the extent made against Comverse by CTI and its affiliates (including Verint after the Verint Merger). See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Agreements between CTI and Comverse Relating to the Share Distribution—Distribution Agreement.”

d.	Reflects the elimination of historical results of operations, assets, liabilities and equity of Comverse. Although CTI allocates certain of its general corporate overhead expenses to Comverse, those expenses are not included in the elimination of Comverse’s historical results of operations, as it is not factually supportable that CTI would not have incurred those expenses allocated to Comverse, if the share distribution had occurred at the beginning of the periods presented for pro forma results of operations. In addition, the income tax benefit on the reported loss before income tax benefit has been adjusted to reflect the amounts allocable to CTI and Comverse on an intraperiod allocation basis.

e.	Reflects a cash contribution to Comverse by CTI concurrently with or prior to the share distribution. In addition, reflects the $5.0 million expected to be held in escrow pursuant to the terms of the Starhome Share Purchase Agreement, classified as long-term restricted cash, which we will contribute to Comverse concurrently with or prior to the share distribution. Does not reflect $25.0 million that CTI will contribute to Comverse upon completion of the Verint Merger by placing such funds in escrow to support indemnification claims to the extent made against Comverse by CTI and its affiliates (including Verint after the Verint Merger). See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Agreements between CTI and Comverse Relating to the Share Distribution—Distribution Agreement.”

f	Reflects amounts payable to Comverse by affiliates.

g.	Reflects the contribution to Comverse of property and equipment by CTI concurrently with or prior to the share distribution. The assets primarily consist of equipment, software and leasehold improvements of facilities.

h.	Reflects the transfer to Comverse of lease deposits from CTI concurrently with or prior to the share distribution.

i.	Reflects the portion of estimated transaction costs that are factually supportable, primarily related to financial advisory, accounting, tax, consulting and legal fees, which will be paid by CTI. The total estimated transaction costs are $30.9 million, of which $4.2 million were incurred during the three months ended April 30, 2012.

j.	Reflects the assumption by Comverse of employee-related liabilities attributable to employees expected to be transferred to Comverse from CTI concurrently with or prior to the share distribution.

k.	Reflects the adjustment to tax assets and liabilities for the tax effect of the pro forma adjustments discussed above using the statutory tax rate in effect in the respective tax jurisdictions adjusted for the impact of non-deductible items and valuation allowances. Upon the share distribution, tax law allocations in conjunction with the Tax Disaffiliation Agreement may result in changes to CTI’s reported tax amounts.

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l.	Reflects the settlement of borrowings under a note dated January 11, 2011 payable by Comverse to CTI through a capital contribution to Comverse by CTI concurrently with or prior to the share distribution.

m.	Reflects an increase in equity due to the reclassification of net investment of CTI in Comverse into accumulated deficit.

n.	Reflects adjustments to product revenue and product costs related to transactions with affiliates that were eliminated in CTI’s consolidation.

o.	Reflects the annual depreciation of property and equipment that will be contributed to Comverse by CTI concurrently with or prior to the share distribution.

p.	Reflects the elimination of interest expense on borrowings under the note dated January 11, 2011 payable by Comverse to CTI that will be settled through a capital contribution to Comverse by CTI concurrently with or prior to the share distribution.

q.	Reflects the tax effect of the pro forma adjustments discussed above using the statutory tax rate in effect in the respective tax jurisdictions adjusted for the impact of non-deductible items and the valuation allowances.

r.	The number of shares used to compute pro forma basic and diluted loss per share attributable to Comverse Technology, Inc.’s shareholders is based on the weighted average number of shares of our common stock outstanding during the applicable fiscal period adjusted for the impact of the reverse stock split.

s.	Pro forma basic loss per share attributable to Comverse Technology, Inc.’s shareholders reflects the impact of noncontrolling interest.

t.	Pro forma diluted loss per share attributable to Comverse Technology, Inc.’s shareholders reflects the impact of noncontrolling interest. As a result of net loss, the diluted loss per share computation excludes contingently issuable shares of our common stock issuable upon exercise of outstanding stock options or in settlement of other share-based awards granted under our equity-based compensation plans, because the effect would be antidilutive. The dilutive impact of subsidiary stock–based awards on CTI’s reported net loss is recorded as an adjustment to net loss for the purposes of calculating loss per share.

u.	Reflects adjustments to inventory and deferred cost of revenue related to transactions with affiliates that were eliminated in CTI’s consolidation.

v.	Reflects the elimination of transaction costs directly attributable to the share distribution that are non-recurring.

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RISK FACTORS

In addition to the other information included or incorporated by reference in this proxy statement, you should carefully consider the matters described below relating to the proposed share distribution in deciding whether to vote for approval of the proposals presented in this proxy statement. Additional risks and uncertainties not presently known to CTI or that are not currently believed to be material, if they occur, also may adversely affect the share distribution and CTI and/or Comverse as independent companies.

In addition to the matters described below, you should also carefully consider the matters described under the section titled “Risk Factors” in the Preliminary Information Statement included as Annex A to this proxy statement for certain additional risks relating to the share distribution, Comverse’s business and Comverse’s common stock following the share distribution, assuming approval of the proposals required for the share distribution is obtained from CTI shareholders at the Special Meeting.

If the share distribution is approved by CTI’s shareholders but the share distribution or a Comverse disposition does not occur by April 30, 2013, Verint may terminate the Verint Merger Agreement, and if so terminated (i) Verint will have the right to purchase an amount of shares of the Verint preferred stock (or, if necessary, shares of Verint common stock) owned by CTI that would cause CTI to cease being a majority controlling shareholder of Verint and (ii) we would be subject to the Additional Restrictions.

In the event that the Verint Merger Agreement is terminated as a result of either (a) the share distribution not occurring prior to April 30, 2013 for any reason whatsoever other than the failure to obtain CTI shareholder approval at the Special Meeting prior to that date or (b) CTI knowingly or deliberately breaching (and such breach remains uncured for 30 days) in any material respect its representations, warranties or covenants under the Verint Merger Agreement (either of such events being referred to as a Trigger Event), Verint would have the right to repurchase for cash from us a number of our shares of Verint preferred stock (or, if necessary, shares of Verint common stock) that would reduce our ownership of Verint voting securities to below a majority of the issued and outstanding voting securities of Verint (referred to as the Verint Call Option). In addition, if a Trigger Event occurs, for a period of 18 months thereafter, CTI would be subject to the Additional Restrictions, which include not being able to nominate more than two directors to Verint’s board of directors, being subject to other limitations on the voting of its Verint stock and being prohibited from acquiring any additional shares of Verint stock. This may have material and adverse consequences to CTI and its shareholders, including, but not limited to, the following:

•

Loss of Control of Verint: Because we currently own a majority of Verint’s common stock (assuming conversion of our preferred stock), we hold a majority of the voting power for the election of Verint’s board of directors, subject to the Cadian Letter Agreement, which is in effect until June 28, 2013, and effectively control the outcome of all matters submitted for Verint stockholder action, including the approval of significant corporate transactions, such as certain equity issuances and mergers. By virtue of our controlling stake, we also have the ability, subject to the Cadian Letter Agreement, to remove existing directors and/or to elect new directors to Verint’s board of directors to fill vacancies. If a Trigger Event were to occur, for a period of 18 months, CTI would be limited by the Additional Restrictions in its ability to nominate directors for election for Verint’s board of directors and would be subject to certain other restrictions. In addition, if Verint were to exercise the Verint Call Option, our ownership of Verint voting securities would fall below a majority controlling stake and we would no longer have the ability to unilaterally exercise any of these controlling rights. See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Parties to the Share Distribution—Comverse, Inc.” for additional information on the Cadian Letter Agreement.

In addition, because we hold a majority of Verint’s voting power for the election of Verint’s board of directors, Verint is a “controlled company” within the meaning of NASDAQ Listing Rule 5615(c). As a controlled company, Verint qualifies for certain exemptions from several of NASDAQ’s corporate governance requirements, including that (a) a majority of Verint’s board of directors consist of independent directors, (b) compensation of Verint’s officers be determined or recommended to

49

Verint’s board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors and (c) director nominees be selected or recommended to Verint’s board of directors by a majority of its independent directors or by a nominating committee that is composed entirely of independent directors. However, because we hold a majority of Verint’s voting securities (without giving effect to the Cadian Letter Agreement), the controlled company exemption allows us to cause a majority of Verint’s board of directors, compensation committee and nominating committee to consist of officers of CTI who would not be considered independent directors under NASDAQ’s standards. If a Trigger Event were to occur, as a result of the Additional Restrictions, for a period of 18 months, CTI could not have more than two of its nominees serve on Verint’s board and, in the event that Verint were to exercise the Verint Call Option, we would cease to be a majority controlling owner of Verint and Verint would no longer be able to qualify for or rely upon exemptions from NASDAQ’s corporate governance requirements described above.

•

Tax Treatment: While we currently have a significant tax basis in our shares of Verint preferred stock (approximately $293.0 million), we have a small tax basis (approximately $27.0 million) in our shares of Verint common stock. In the event that a Trigger Event were to occur, we would no longer be able to exert a controlling influence on Verint’s direction and policies, including the ability to engage in and structure certain corporate transactions. Among other things, if Verint were to exercise the Verint Call Option, Verint could, without our consent, enter into a transaction that requires our shares of Verint capital stock to be directly sold for cash consideration, which could require us to pay federal corporate tax at CTI of approximately 35% of proceeds received in such transaction above our tax basis of approximately $27.0 million, or $     million (based on current market valuations of shares of Verint common stock as of August     , 2012). In contrast, as long as we remain a majority shareholder of Verint, we could seek to structure an acquisition of Verint in the most tax efficient manner for our shareholders (e.g., selling CTI directly as opposed to our underlying Verint shares) which should avoid a corporate level tax at CTI. If Verint is no longer a controlled subsidiary of CTI, we would not be assured that a sale of Verint would be structured in a tax efficient manner for CTI and its shareholders.

•

The Investment Company Act: The Investment Company Act of 1940, as amended (or the 1940 Act), requires the registration of, and imposes various substantive restrictions on, companies that it characterizes as “investment companies”, which generally are companies that (i) engage primarily in the business of investing, reinvesting or trading in securities, or that fail certain statistical tests regarding the composition of assets and source of income, and (ii) are not primarily engaged in a business other than investing, holding, owning or trading securities. If a Trigger Event were to occur and Verint exercised the Verint Call Option, our ownership of Verint voting securities would fall below a majority controlling position and, as a result, we could be required to register as an investment company under the 1940 Act. CTI might be able to defer registration under the 1940 Act for 12 months, during which time we could attempt to restructure our assets to try to avoid registration (which would likely require the sale of a very significant amount of the Verint stock or a combination with Verint such as contemplated by the Verint Merger). However, no assurance can be given that CTI would be able to consummate any such transaction. If CTI were required to register as an investment company, we would become subject to substantial regulation with respect to our capital structure, management, operations, transactions with affiliates, the nature of our investments and other matters. In addition, the 1940 Act imposes certain requirements on companies deemed investment companies, including compliance with burdensome registry, recordkeeping, voting, proxy, disclosure and other rules and regulations. In the event we are deemed an investment company, our failure to satisfy regulatory requirements, whether on a timely basis or at all, could have a material adverse effect on us.

•

Anti-takeover Provisions: Verint is currently subject to Section 203 of the General Corporation Law of the State of Delaware (or the DGCL), which generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions, with an “interested shareholder” who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested shareholder, without the prior approval by a majority of a corporation’s directors of the transaction by which such shareholder became an interested shareholder. Consequently, a

50

person who acquires (or agrees to acquire) CTI (or a controlling position thereof) or our equity stake in Verint (or 15% or more thereof) without prior approval of the independent members of Verint’s board of directors would become an “interested shareholder” subject to such prohibition because the acquiror would indirectly beneficially own more than 15% of Verint’s voting stock. Without prior Verint board approval to becoming an interested shareholder, a subsequent merger with Verint within three years involving the acquiror would need approval of (a) Verint’s board of directors and (b) the holders of two-thirds of Verint’s shares not owned by the acquiror.

The holder of a majority of a Delaware corporation’s voting securities generally has the ability, acting alone by adopting a by-law amendment, to elect to cause the corporation to opt out of Section 203 of the DGCL (which would take effect for persons who become “interested shareholders” one year or more after such election). While the Verint Merger Agreement may currently restrict such ability while it is in effect, in the event that Verint exercises the Verint Call Option, we would no longer have this unilateral ability. In addition, the holder of a majority of a Delaware corporation’s voting securities generally has the ability to cause such corporation to adopt a by-law amendment prohibiting such corporation from adopting a shareholder rights plan that could delay, deter or prevent a direct or indirect acquisition of more than a specified percentage (e.g., 15%) of such corporation’s voting securities without shareholder approval. While the Verint Merger Agreement may currently restrict such ability while it is in effect, in the event that Verint exercises the Verint Call Option, we would no longer have the unilateral ability to prohibit Verint from adopting a shareholders rights plan.

While we currently maintain a controlling majority voting stake in Verint, any failure by us to (i) opt out of Section 203 of the DGCL or (ii) in the event that Verint adopts a shareholders rights plan, adopt a by-law amendment prohibiting such action, could have an anti-takeover effect that may delay, deter or prevent a tender offer or other takeover of Verint or CTI that we and our shareholders might consider to be in our best interests, including attempts that may result in a premium being paid over the market price for the Verint shares held by us or the CTI shares held by you.

•

Accounting Treatment: In the event that Verint were to exercise the Verint Call Option, CTI may not be able to consolidate Verint’s financial statements within its consolidated financial statements. In such event, the presentation of CTI’s consolidated financial statements would be materially different from the presentations for the fiscal years covered by its current SEC filings.

•

Repurchase Price: The purchase price for the Verint shares subject to the Verint Call Option would essentially be based on the liquidation preference of the Verint preferred stock as set forth in the governing certificate of designation. In the event that Verint were to exercise the Verint Call Option, the purchase price paid to us by Verint for our Verint preferred stock may be below the prevailing market price for shares of Verint common stock (into which such preferred stock is convertible) at the time such purchase is made.

•

Impact on CTI’s Shareholder Base and Stock Price: Investors holding our common shares may have decided to invest in CTI due to our majority ownership of Verint. If CTI ceases to hold such majority ownership as a result of Verint exercising the Verint Call Option, such investors may decide to sell their CTI common shares and the trading price of CTI common shares may be adversely affected.

In the alternative, if our shareholders do not approve the share distribution, then Verint would not be able to exercise the Verint Call Option and the current governance structure with Verint, as a result of which we maintain our current controlling voting interest, would not change even if Verint terminates the Verint Merger Agreement. Based largely on the provisions relating to the Verint Merger Agreement described above, one of CTI’s six directors voted against CTI entering into the Verint Merger Agreement and, in order to avoid any adverse consequences that may result under the Verint Merger Agreement if shareholders approve the share distribution but we do not complete it, is not recommending that shareholders approve the share distribution. While indicating satisfaction with the economic terms of the Verint Merger Agreement, the director voted against approving the Verint Merger Agreement because, as stated to our Board of Directors, if CTI is unable to, or

51

decides not to, effect the share distribution following approval of the share distribution by our shareholders (including, for example, a decision by our Board of Directors and management in furtherance of their fiduciary obligations to act in the best interests of CTI and its shareholders), a Trigger Event is likely to occur and one or more of the risks described above under “—Loss of Control of Verint,” “—Anti-takeover Provisions,” and, in particular, “—Tax Treatment,” may well occur as a result of the Verint Call Option and Additional Restrictions and CTI and its shareholders may be materially and adversely affected.

We may be unable to achieve some or all of the benefits that we expect to achieve from the share distribution.

Although we believe that separating Comverse by means of the share distribution will provide financial, operational, managerial and other benefits to CTI, including those discussed under “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—CTI’s Reasons for the Share Distribution,” the share distribution may not provide the results on the scope or on the scale anticipated by CTI, including our ability to effectuate the Verint Merger, the Verint Merger may not close and the assumed benefits of the share distribution may not be fully realized. Accordingly, the share distribution might not provide CTI with the benefits or generate value for its shareholders in excess of the benefits and value that might have been created or realized had CTI retained Comverse as a wholly–owned subsidiary or undertaken another strategic alternative involving Comverse and its businesses.

If the share distribution is completed and the Verint Merger does not close, our operational and financial profile will change, and we will be a smaller company whose assets consist primarily of our majority equity interest in Verint.

If the share distribution is completed and the Verint Merger does not close, it will result in CTI being a smaller company subject to increased instability whose assets consist primarily of our equity interest in Verint, subject to the terms of the Verint Call Option. The share distribution would separate Comverse’s business from us, which represents significant value and almost all of our cash flow, in a transaction that produces no direct economic consideration for us. We will have a more limited business with a narrower focus and may be more vulnerable to changing market conditions that affect Verint and changes in its results of operations. In addition, we will rely on cash on hand at the time of the share distribution and access to the capital markets to fund our liquidity needs.

In connection with the share distribution, we will rely on Comverse’s performance under various agreements until the closing of the Verint Merger.

We expect to enter into various agreements with Comverse in connection with the share distribution, including a distribution agreement, a tax disaffiliation agreement, a transition services agreement, an employee matters agreement and certain other agreements necessary to complete the share distribution. These agreements will govern our relationship with Comverse up to and subsequent to the share distribution, provide for the allocation of taxes, employee benefits and certain other obligations related to periods prior to the share distribution, as well as create arrangements with respect to transition services and the newly-separated companies’ ongoing relationship. Under these agreements, we will rely on Comverse to provide us with, among others, treasury, accounting and financial reporting functions until the closing of the Verint Merger. It is possible that if Comverse were to fail to fulfill its obligations under these agreements, we could suffer operational difficulties or significant losses, each of which could have a significant adverse effect on our liquidity. In addition, pursuant to these agreements, Comverse will agree to indemnify us from certain liabilities with respect to events that took place prior to, on or after the distribution date. The potential liabilities subject to the indemnity Comverse will provide to us cannot be predicted or quantified, and such indemnification obligation may be significant. To the extent Comverse does not fulfill its obligations to indemnify us for a claim or significant loss for which indemnification may be sought from Comverse under these agreements, our business, results of operation and liquidity could be adversely affected. Finally, if Comverse were to fail to fulfill its obligations under these agreements, it may affect our ability to close the Verint Merger.

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See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Agreements between CTI and Comverse Relating to the Share Distribution.”

Comverse may have difficulty operating as an independent, publicly traded company.

As an independent, publicly traded company, we believe that Comverse’s business will benefit from, among other things, allowing Comverse to better focus its financial and operational resources on its specific business, allowing its management to design and implement corporate strategies and policies that are based primarily on the business characteristics and strategic decisions of Comverse’s business, allowing it to more effectively respond to industry dynamics and allowing the creation of effective incentives for its management and employees that are more closely tied to Comverse’s business performance. However, Comverse may not be able to achieve some or all of the benefits that we believe it can achieve as an independent, publicly traded company in the time we expect, if at all. Because Comverse’s business has previously operated as part of the wider CTI organization, it may not be able to successfully implement the changes necessary to operate independently and may incur additional costs that could adversely affect its business.

As an independent, publicly traded company, Comverse may not enjoy the same benefits that it did as a subsidiary of CTI.

There is a risk that, by separating from CTI, Comverse may become more susceptible to market fluctuations and other adverse events than it would have been if it were still a part of the current CTI organizational structure. As part of CTI, Comverse has been able to enjoy certain benefits from CTI’s available capital for investments. As an independent, publicly traded company, Comverse will not have similar available capital and may not have similar access to capital markets. For instance, Comverse will no longer be able to rely on or benefit from the capital resources of CTI, including CTI’s significant equity interest in Verint, to cover any shortfall in Comverse’s working capital, if any. To the extent Comverse has a shortfall in working capital, it may need to sell equity or issue debt in capital market transactions to cover such shortfall. However, we cannot assure you that Comverse would be able to access the debt or equity capital markets on commercially reasonable terms or at all. Furthermore, because Comverse’s capital structure will be different from CTI’s when it is an independent company, Comverse’s credit rating is likely to be lower than CTI’s would be, which may affect Comverse’s ability to access the capital markets on acceptable terms or at all.

Comverse’s historical and unaudited pro forma combined financial information is not necessarily representative of the results it would have achieved as an independent company and may not be a reliable indicator of its future results.

Comverse’s historical and unaudited pro forma combined financial information included in the Preliminary Information Statement included as Annex A of this proxy statement does not reflect the financial condition, results of operations or cash flows it would have achieved as an independent, publicly traded company during the periods presented or that it may achieve in the future. This is primarily a result of the following factors:

•

Comverse’s historical combined financial results reflect allocations of corporate expenses from CTI, which allocations may be different from the comparable expenses it would have actually incurred as an independent, publicly traded company;

•	Comverse’s working capital requirements historically have been satisfied as part of CTI’s corporate-wide cash management policies; and

•	significant changes will occur in Comverse’s cost structure, management and financing as a result of its separation from CTI.

Comverse has made adjustments based upon available information and assumptions that it believes are reasonable to reflect these factors, among others, in Comverse’s historical and pro forma combined financial information. However, Comverse’s assumptions may prove not to be accurate, and accordingly, the combined

53

financial information presented in the Preliminary Information Statement included as Annex A of this proxy statement should not be assumed to be indicative of what Comverse’s financial condition or results of operations actually would have been as an independent company nor to be a reliable indicator of what Comverse’s financial condition or results of operations actually may be in the future.

Comverse will experience increased costs as a result of the share distribution.

CTI performs many important corporate functions for the operations of Comverse, including treasury, accounting, financial reporting and other services. Comverse currently pays us for these services on a cost-allocation basis. Following the share distribution, Comverse intends to operate these functions independently with systems and employees previously used by us to provide the services and will provide us with certain of these functions pursuant to the Transition Services Agreement. Comverse may not be able to operate such functions effectively or at comparable costs, and, as a result, Comverse’s profitability may decline. Further, to the extent that we suffer a loss due to Comverse’s performance under the Transition Services Agreement, Comverse may be required to indemnify us for such loss or may be subject to claims made by us arising from such loss. To the extent Comverse does not fulfill its obligations to indemnify us for such loss, our business, results of operation and liquidity could be adversely affected.

The cost of compliance or failure to comply with the Sarbanes-Oxley Act of 2002 may adversely affect Comverse’s business.

As a new reporting company under the Exchange Act, Comverse will be subject to certain provisions of the Sarbanes-Oxley Act of 2002, which may result in higher compliance costs and may adversely affect its financial results. The Sarbanes-Oxley Act affects corporate governance, securities disclosure, compliance practices, internal audits, disclosure controls and procedures, financial reporting and accounting systems. Section 404 of the Sarbanes-Oxley Act, for example, requires companies subject to the reporting requirements of the U.S. securities laws to conduct a comprehensive evaluation of their internal control over financial reporting. Comverse will be required to provide its Section 404 evaluation beginning with its annual report on Form 10-K for the fiscal year ending January 31, 2014. The failure to comply with Section 404, when Comverse is required to comply, may result in investors losing confidence in the reliability of its financial statements (which may result in a decrease in the trading price of Comverse common stock), prevent it from providing the required financial information in a timely manner (which could materially and adversely impact its business, its financial condition, the trading price of Comverse common stock and its ability to access capital markets, if necessary), prevent it from otherwise complying with the standards applicable to it as an independent, publicly traded company and subject it to adverse regulatory consequences.

CTI’s management concluded that, as of January 31, 2012, a material weakness in internal control over financial reporting existed, including at Comverse, as a result of not having adequate personnel with sufficient technical expertise to properly account for and disclose income taxes in accordance with U.S. GAAP and ineffective policies and procedures for its income tax provision.

As part of its assessment, CTI’s management concluded that, as of January 31, 2012, a material weakness in internal control over financial reporting existed, including at Comverse, as a result of not having adequate personnel with sufficient technical expertise to properly account for and disclose income taxes in accordance with U.S. GAAP and ineffective policies and procedures for Comverse’s income tax provision. We and Comverse have adopted, and are in the process of implementing, certain remedial measures that we believe will enable both us and Comverse to address this material weakness by January 31, 2013. However, we and Comverse may not be able to successfully complete the implementation of these remedial measures by such date. In addition, even if these measures are successfully implemented, the effectiveness of any system of disclosure controls and procedures is subject to limitations, including the exercise of judgment in designing, implementing and evaluating the controls and procedures, the assumptions used in identifying the likelihood of future events and the inability to eliminate misconduct completely. Moreover, additional material weaknesses in Comverse’s internal control over financial reporting may be identified in the future.

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In addition, the inadequacy of internal controls creates an environment that hinders the ability to prepare tax returns in a timely manner and may impact the amounts that Comverse may owe taxing jurisdictions in the U.S. and non-U.S. jurisdictions. Comverse may be subject to material penalties and interest as a result of audits from these taxing jurisdictions.

We and Comverse may face challenges in producing accurate financial statements and periodic reports as required on a timely basis.

As part of CTI’s efforts to become current in its periodic reporting obligations, we and Comverse have made changes to our respective finance organization, adopted new accounting policies, and enhanced many aspects of our internal control over financial reporting. We and Comverse are still in the process of assimilating these complex and pervasive changes, continue to have a material weakness in internal control over financial reporting and, as a result, cannot assure you that we and Comverse will not experience delays in filing our respective periodic reports in the future. In addition, we and Comverse have engaged external accounting consulting firms to assist in completing the preparation of certain portions of our financial statements and preparing Comverse’s registration statement on Form 10. We and Comverse have hired and intend to continue to hire experienced finance personnel with a view toward continuing to diminish and ultimately eliminating the use of external consultants in the preparation of financial statements and the timely filing of periodic reports with the SEC. Replacing these consultants with new employees may result in the loss of important institutional knowledge or otherwise create transitional issues that could delay the preparation of financial statements and the filing of periodic reports. Moreover, a condition to the closing of the Verint Merger is that we have filed all periodic reports with the SEC in a timely manner. Any failure by us to satisfy this closing condition would allow Verint to terminate the Verint Merger Agreement.

Comverse may continue to incur significant expenses for professional fees in connection with the preparation of its respective periodic reports.

We and Comverse engaged outside accounting consulting firms and other external consultants to assist our finance and accounting personnel in the preparation of financial statements and periodic reports and incurred and continue to incur significant expenses for their services, in addition to incurring substantial expenses for external legal, tax and other professional services. External consultants were initially engaged to assist Comverse and us in preparing financial information required for us to become current in our periodic reporting obligations under the federal securities laws and for the remediation of material weaknesses in internal control over financial reporting, but have remained to assist with the timely filing of periodic reports and the filing of Comverse’s registration statement on Form 10 and other activities related to the share distribution. Although we expect these expenses to decline and be eliminated over time as Comverse enhances its internal finance and accounting personnel to replace such external consultants and build these functions as an independent, publicly traded company, Comverse may continue to incur in the near term significant expenses relating to professional fees in connection with the preparation of periodic reports, which may materially adversely affect its financial position and cash flows.

The continued ownership of CTI common shares (or if the Verint Merger closes, Verint common shares) by Comverse’s post-distribution executive officers and some of its expected directors and the expected membership of the CTI, Comverse and/or Verint Boards after the share distribution may create, or may create the appearance of, conflicts of interest.

Because of their current or former positions with CTI, substantially all of Comverse’s executive officers and CTI’s non-employee directors that we expect will become members of Comverse’s board of directors, own our common shares and if the Verint Merger closes will own Verint common shares. These holdings in CTI common shares (or if the Verint Merger closes, Verint common shares) may be significant for some of these persons compared to that person’s total assets. Ownership of CTI common shares (or if the Verint Merger closes, Verint common shares) by Comverse’s directors and officers after the share distribution may create, or may create the appearance of, conflicts of interest when these directors and executive officers are faced with decisions that could have different implications for CTI (or Verint) than they do for Comverse.

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In addition, it is currently expected that after the share distribution certain members of the Comverse board will also be members of our and/or Verint’s Boards. These common directorships could create, or appear to create, potential conflicts of interest when we and Comverse’s management and directors face decisions that could have different implications for the two companies. However, as a condition to completion of the Verint Merger Agreement, all CTI-nominated directors to the Verint Board (other than those designated pursuant to the Cadian Letter Agreement) are required to resign from their positions as directors from the Verint Board effective as of the closing date of the Verint Merger.

Comverse does not intend to adopt specific policies or procedures to address conflicts of interests that may arise as a result of its executive officers owning CTI common shares (or if the Verint Merger closes, Verint common shares) or certain of its directors being members of both Comverse’s and our boards of directors. However, prior to consummation of the share distribution, Comverse will adopt a Related Person Transactions Policy to provide guidance in identifying, reviewing and, where appropriate, approving or ratifying transactions with related persons. See “Certain Relationships and Related Party Transactions—Review and Approval of Related Person Transactions” in the Preliminary Information Statement included as Annex A to this proxy statement. In addition, prior to consummation of the share distribution, Comverse will adopt a separate Code of Business Conduct and Ethics and Corporate Governance Guidelines and Principles that will provide guidelines to its executive officers and directors in addressing conflicts of interest. See “Management—Code of Business Conduct and Ethics” in the Preliminary Information Statement included as Annex A to this proxy statement.

Comverse is required to indemnify CTI and its affiliates including Verint after the Merger against certain claims or losses that may arise in connection with the Verint Merger and the share distribution.

Under the Distribution Agreement we and Comverse will enter into in connection with the share distribution, Comverse has agreed to indemnify CTI and its affiliates (including Verint after the Verint Merger) against certain losses that may arise as a result of the Verint Merger and the share distribution. Certain of Comverse’s indemnification obligations are capped at $25.0 million and certain obligations are uncapped. Specifically, the capped indemnification obligations include indemnifying CTI and its affiliates (including Verint after the Verint Merger) against losses stemming from breaches by CTI of representations, warranties and covenants in the Verint Merger Agreement and for any contingent liabilities of CTI that are known by CTI but not included on the net worth statement to be delivered at the closing of the Verint Merger. Comverse’s uncapped indemnification obligations include indemnifying CTI and its affiliates (including Verint after the Verint Merger) against liabilities relating to Comverse’s business; claims by any shareholder or creditor of CTI related to the share distribution; the Verint Merger or related transactions or disclosure documents; certain claims made by employees or former employees of ours and any claims made by employees or former employees of Comverse (including but not limited to the Israeli optionholder suits discussed under “Business—Legal Proceedings” in the Information Statement); any failure by Comverse to perform under any of the agreements entered into in connection with the share distribution; claims related to our ownership or operation of Comverse; claims related to the Starhome Disposition; certain retained liabilities of ours that are not reflected or reserved against on the net worth statement to be delivered by us at the closing of the Verint Merger; and claims arising out of the exercise of appraisal rights by a CTI shareholder in connection with the share distribution. We have agreed to place $25.0 million in cash in escrow to support indemnification claims to the extent made against Comverse by Verint, and any cash balance remaining in such escrow fund 18 months after the closing of the Verint Merger Agreement will be released to Comverse. To the extent that Comverse is required to make payments to satisfy these indemnification obligations, such payments could be significant and could have a material adverse effect on its financial condition, liquidity and results of operations.

Future changes in stock ownership could limit our use of net operating loss carryforwards.

As of January 31, 2012, we had net operating loss carryforwards of approximately $947.0 million available to offset future federal taxable income. Similarly, we had net operating loss carryforwards to offset state taxable income in varying amounts. These net operating loss carryforwards will be allocated between CTI and Comverse in accordance with applicable tax law and the Tax Disaffiliation Agreement. As a result of changes in stock ownership that may take place after the share distribution, there may be limitations on CTI’s and Comverse’s ability to use net operating loss carryforwards. Limitations on CTI’s and Comverse’s ability to use net operating loss carryforwards to offset future taxable income could reduce the benefit of CTI’s and Comverse’s net

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operating loss carryforwards by requiring CTI and/or Comverse, as applicable, to pay federal and state income taxes earlier than otherwise would be required, and causing part of CTI’s and/or Comverse’s net operating loss carryforwards to expire without having been fully utilized. These various limitations resulting from an ownership change could have a material adverse effect on CTI’s and/or Comverse’s cash flow and results of operations. We cannot predict the extent to which our net operating loss carryforwards will be limited or the ultimate impact of other limitations that may be caused by future changes in stock ownership, which will depend on various factors.

Under certain circumstances Comverse could be liable for payments related to income taxes owed by CTI’s consolidated group.

Comverse and its controlled domestic subsidiaries are currently members of CTI’s consolidated group for U.S. federal income tax purposes. The share distribution will result in the deconsolidation of Comverse and its controlled domestic subsidiaries from the CTI consolidated group. U.S. federal tax law provides that each member of a consolidated group is jointly and severally liable for the consolidated group’s entire federal income tax obligation. Thus, to the extent CTI fails to make any U.S. federal income tax payments required by law for the period in which Comverse and its controlled domestic subsidiaries were part of the CTI consolidated group, Comverse could be liable for the shortfall. Similar principles may apply for foreign, state or local income tax purposes where CTI had previously filed or may be determined to have been required to file combined, consolidated or unitary returns with Comverse or its subsidiaries for foreign, state or local income tax purposes.

The share distribution and Verint Merger may individually or collectively expose us and Comverse to potential liabilities arising out of state and federal fraudulent conveyance laws and legal dividend requirements.

The share distribution and subsequent Verint Merger are subject to review under various state and federal fraudulent conveyance laws. Fraudulent conveyance laws generally provide that an entity engages in a constructive fraudulent conveyance when (1) the entity transfers assets and does not receive fair consideration or reasonably equivalent value in return, and (2) the entity (a) is insolvent at the time of the transfer or is rendered insolvent by the transfer, (b) has unreasonably small capital with which to carry on its business, or (c) intends to incur or believes it will incur debts beyond its ability to repay its debts as they mature. An unpaid creditor or an entity acting on behalf of a creditor (including without limitation a trustee or debtor-in-possession in a bankruptcy by us or Comverse or any of our respective subsidiaries) may bring an action alleging that the share distribution or any of the related transactions (such as the Verint Merger) constituted a constructive fraudulent conveyance. If a court accepts these allegations, it could impose a number of remedies, including without limitation as solely relates to the share distribution, voiding Comverse’s claims against us, requiring Comverse’s shareholders to return to us some or all of the shares of its common stock issued in the share distribution, or providing us with a claim for money damages against Comverse in an amount equal to the difference between the consideration received by us and the fair market value of Comverse at the time of the share distribution.

The measure of insolvency for purposes of the fraudulent conveyance laws will vary depending on which jurisdiction’s law is applied. Generally, an entity would be considered insolvent if (1) the present fair saleable value of its assets is less than the amount of its liabilities (including contingent liabilities); (2) the present fair saleable value of its assets is less than its probable liabilities on its debts as such debts become absolute and matured; (3) it cannot pay its debts and other liabilities (including contingent liabilities and other commitments) as they mature; or (4) it has unreasonably small capital for the business in which it is engaged. We cannot assure you what standard a court would apply to determine insolvency or that a court would determine that we, Comverse or any of our respective subsidiaries were solvent at the time of or after giving effect to the share distribution or the subsequent Verint Merger.

Prior to the share distribution, our Board expects that we and Comverse each will be solvent at the time of the share distribution, will be able to repay our respective debts and obligations as they mature following the share distribution and will have sufficient capital to carry on our respective businesses. In addition, it is a condition to the share distribution, as well as the Verint Merger, that the CTI Board of Directors receive an

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opinion with respect to the capital adequacy of Comverse and us as separate companies following the share distribution from a nationally recognized provider of such opinions. The CTI Board’s expectations concerning our and Comverse’s post share distribution capital adequacy are based on a number of assumptions, including its expectation of the post share distribution operating performance and cash flow of each of our company and Comverse and its analysis of the post share distribution assets and liabilities of each company, including expected working capital and lack of significant amount of indebtedness at Comverse. We cannot assure you, however, that a court would reach the same conclusions in determining whether Comverse or we were insolvent at the time of, or after giving effect to, the share distribution.

There is no existing market for Comverse common stock and we cannot be certain that an active trading market will develop or be sustained after the share distribution, and following the share distribution, Comverse’s stock price may fluctuate significantly.

There is currently no public market for Comverse common stock. It is anticipated that on or shortly prior to the distribution record date, trading of shares of Comverse common stock would begin on a “when-issued” basis and such trading would continue up to and including the distribution date. We have not set an initial price for Comverse common stock. The price will be established by the market. However, there can be no assurance that an active trading market for Comverse common stock will develop as a result of the share distribution or be sustained in the future. The lack of an active market may make it more difficult for you to sell Comverse common stock and could lead to the share price of Comverse common stock being depressed or more volatile.

We cannot predict the prices at which Comverse common stock may trade after the share distribution. Indeed, the combined market prices of Comverse common stock and CTI common shares after the share distribution may not equal or exceed the market value of CTI common shares immediately prior to the share distribution. The market price of Comverse common stock may fluctuate widely, depending upon many factors, some of which may be beyond our and Comverse’s control, including:

•

changes in expectations concerning Comverse’s future financial performance and the future performance of the communication industry in general, including financial estimates and recommendations by securities analysts;

•	differences between Comverse’s actual financial and operating results and those expected by investors and analysts;

•	strategic moves by Comverse or its competitors, such as acquisitions or restructurings;

•	changes in the regulatory framework affecting Comverse’s domestic or international operations; and

•	changes in general economic or market conditions.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the trading price of Comverse common stock.

The trading price of CTI common shares may experience volatility and will decline after the share distribution.

We expect the trading price of CTI common shares immediately following the share distribution to be lower than immediately prior to the share distribution because the trading price will no longer reflect the value of Comverse. In addition, until the market has fully analyzed the value of CTI without Comverse, the price of CTI common shares may fluctuate. In addition, while the expectation is that the value of the CTI common shares may be affected by the announcement of the Verint Merger, we cannot assure you what that effect may be.

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Substantial sales of shares of Comverse common stock may occur in connection with the share distribution, which could cause Comverse’s stock price to decline.

The shares of Comverse common stock that CTI will distribute to its shareholders in the share distribution generally may be sold immediately in the public market. Although we have no actual knowledge of any plan or intention on the part of any significant shareholder to sell shares of Comverse common stock immediately following the share distribution, it is likely that some of CTI’s shareholders will sell shares of Comverse common stock received in the share distribution if, for reasons such as Comverse’s business profile or market capitalization as an independent company, Comverse does not fit their investment objectives. The sales of significant amounts of Comverse common stock or the perception in the market that this will occur may result in the lowering of the market price of Comverse common stock.

Shares of Comverse common stock to be received by CTI shareholders as a result of the share distribution will have different rights from CTI common shares.

Following completion of the share distribution, CTI shareholders receiving Comverse common stock will be shareholders of Comverse, a Delaware corporation, in addition to being shareholders of CTI, a New York corporation. There are important differences between the rights of CTI shareholders and the rights of Comverse shareholders. See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Comparison of Rights of Current CTI Shareholders and Comverse Shareholders following the Share Distribution” for a discussion of the different rights associated with CTI common shares and Comverse common stock.

There can be no assurance that following the reverse stock split the market price of CTI common shares will increase in proposition to the reduction in the number of shares issued and outstanding before the proposed contingent reverse stock split.

In light of the proposed Verint Merger, there can be no assurance that our Board of Directors will effect the reverse stock split. To the extent that our Board of Directors determines to effect the reverse stock split, there can be no assurance that following the reverse stock split the market price of CTI common shares will increase in proportion to the reduction in the number of CTI common shares issued and outstanding before the proposed contingent reverse stock split. Even if we effect a reverse stock split, the market price of CTI’s common shares may decrease due to the reverse split or for other reasons related to CTI or the industries in which we operate, the economy or the stock market in general. Other factors, such as our financial results, market conditions and the announcement of the Verint Merger may harm the market price of our common shares. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits, or that the market price of our common shares will increase following the reverse stock split or that the market price of our common shares will remain at such higher value for any significant length of time.

Following the reverse stock split, if we fail to continue to meet all applicable NASDAQ listing requirements and NASDAQ determines to delist our common shares, the market liquidity and market price of our common shares could decline, and our ability to access the capital markets could be negatively affected.

CTI common shares are traded on NASDAQ, which has listing criteria that require companies to satisfy minimum average closing prices over a threshold amount during a consecutive trading period in order to gain or maintain listing eligibility. NASDAQ currently requires that a company’s common stock have an average closing price that is greater than or equal to $1.00 per share over any consecutive 30 trading-day period in order to list on its exchange. Following the reverse stock split, if we fail to reach this level due to excessive selling of our common shares following the completion of the share distribution causing the market price of our common shares to decrease, or for any other reason, or if we fail to meet other requirements for continued listing on NASDAQ, and we are unable to cure the events of noncompliance in a timely or effective manner, our common stock could be delisted from NASDAQ. Any delisting could adversely affect the market liquidity of our common shares and the market price of our common shares could decrease. In addition, the delisting of our common stock

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could materially adversely affect our access to the capital markets. Following the reverse stock split, any limitation on market liquidity or reduction in the price of our common shares as a result of delisting could adversely affect our ability to raise capital on terms acceptable to us, or at all.

Failure to complete the share distribution could negatively impact the stock price and future business and financial results of CTI.

If the share distribution is not completed, our ongoing businesses may be adversely affected and we will be subject to certain risks and consequences, including the following:

•	we will be required to pay certain costs and expenses relating to the share distribution, whether or not the share distribution is completed, such as legal and accounting fees; and

•

matters relating to the share distribution may require substantial commitments of time and resources by CTI and Comverse management, which could otherwise have been devoted to other opportunities that may have been beneficial to CTI and Comverse.

•

we will not be able to complete the Verint Merger, which would have the consequences described under “—If the share distribution is approved by CTI’s shareholders but the share distribution or a Comverse disposition does not occur by April 30, 2013, Verint may terminate the Verint Merger Agreement, and if so terminated (i) Verint will have the right to purchase an amount of shares of the Verint preferred stock (or, if necessary, shares of Verint common stock) owned by CTI that would cause CTI to cease being a majority controlling shareholder of Verint and (ii) we would be subject to the Additional Restrictions.”

Holders of Comverse common stock may be adversely affected through dilution.

Comverse may need to issue equity in order to fund working capital, capital expenditures and product development requirements or to make acquisitions and other investments. If Comverse chooses to raise funds through the issuance of common equity, the issuance will dilute Comverse shareholder’s ownership interest.

There can be no assurance that Comverse will pay any dividends.

There can be no assurance that Comverse will pay any dividends, or that if it does decide to pay dividends, what the amount of dividends will be or that it will have sufficient surplus under Delaware law to be able to pay any dividends. This may result from extraordinary cash expenses, actual expenses exceeding contemplated costs, funding of capital expenditures, or increases in reserves. If Comverse does not pay dividends, the price of its common stock that you receive in the distribution must appreciate for you to receive a gain on your investment in Comverse. This appreciation may not occur.

Anti-takeover provisions in Comverse’s organizational documents and Delaware law and in its agreements with us could delay or prevent a change in control.

Provisions of Comverse’s charter and bylaws may delay or prevent a merger or acquisition that a shareholder may consider favorable. For example, its charter and bylaws will authorize its board to issue one or more series of preferred stock. This provision may also discourage acquisition proposals or delay or prevent a change in control, which could harm its stock price. In addition, Delaware law also imposes some restrictions on mergers and other business combinations between any holder of 15 percent or more of Comverse’s outstanding common stock and Comverse. See “PROPOSAL 1 AUTHORIZATION FOR THE SHARE DISTRIBUTION—Description of Comverse Capital Stock” for additional information.

As a result, Comverse’s obligations may discourage, delay or prevent a change of control of the company.

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FORWARD-LOOKING STATEMENTS

Certain statements appearing in this proxy statement constitute “forward-looking statements.” Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this proxy statement. Such risks or uncertainties may give rise to future claims and increase exposure to contingent liabilities. These risks and uncertainties arise from (among other factors) the following:

•

the risk that we will not be able to complete the share distribution due to our inability to satisfy the requisite conditions thereto, including, among others, completion of the review process of the related registration statement by the SEC or for any other reason, including a decision of our Board of Directors not to proceed with the share distribution;

•	the effect of the share distribution on our and Comverse’s business relationships, operating results and business generally;

•

the risks relating to CTI’s failure to consummate the proposed share distribution, including Verint’s resulting ability to terminate the Verint Merger Agreement in certain circumstances and, if so terminated (i) Verint would have the right to acquire from us a number of shares of Verint stock such that CTI ceases to be the majority controlling shareholder of Verint and (ii) CTI would be subject to the Additional Restrictions;

•	general competitive, economic, political and market conditions and fluctuations;

•	actions taken or conditions imposed by the United States and foreign governments;

•

the risk of diminishment in our capital resources as a result of, among other things, potential future negative cash flows, the continued incurrence of professional fees in connection with the filing of periodic reports under the federal securities laws and the remediation of material weaknesses in internal control over financial reporting and the costs associated with the share distribution;

•

the risk that if Comverse BSS customer solution order activity does not increase, Comverse’s revenue and profitability would likely be materially adversely affected and we, if the share distribution is not completed and Comverse, if the share distribution is completed, may be required to implement further cost reduction measures to preserve or enhance Comverse’s cash position;

•

risks related to the implementation of Comverse’s strategy to expand its BSS business and pursue primarily higher margin VAS projects that resulted and may continue to result in lower Comverse VAS revenue, which may not be offset by increases in BSS revenue, if any;

•

Comverse’s advanced offerings may not be widely adopted by existing and potential customers and increases in revenue from Comverse’s advanced offerings, if any, may not exceed or fully offset potential declines in revenue from traditional solutions;

•	the potential loss of business opportunities due to continued concern on the part of customers and partners about our or Comverse’s financial condition, as the case may be;

•

the difficulty in predicting quarterly and annual operating results as a result of a high percentage of orders typically generated late in fiscal quarters and in fiscal years, lengthy and variable sales cycles, the competitive bidding process required by customers, Comverse’s focus on large customers and installations and short delivery windows required by customers;

•

the effects of any potential decline or weakness in the global economy (due to among other things, the downgrade of the U.S. credit rating and European sovereign debt crisis) on the telecommunications industry, which may result in reduced information technology (or IT) spending and reduced demand for our subsidiaries’ or Comverse’s products and services, as the case may be;

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•

risks associated with the share distribution, including the potential harm to our business as a result of management’s distraction from our business due to our efforts to complete the share distribution, the incurrence of expenses in connection therewith in excess of our expectations, and the risks that if the share distribution is completed, each of CTI and Comverse will be smaller companies that may be subject to increased instability, our share price may decline if there are excessive sales of our stock by shareholders that invested in our company because of our holdings in Comverse and, prior to any elimination of the CTI holding company structure, our dependence on Comverse’s performance of various transition services agreements necessary for our ongoing operations;

•

the risk that, if we cease to maintain a majority of the voting power of Verint Systems’ outstanding equity securities and ceases to maintain control over Verint’s operations, we may be required to no longer consolidate Verint’s financial statements within our consolidated financial statements and, in such event, the presentation of our consolidated financial statements would be materially different from the presentation for the fiscal years covered by this proxy statement and the Annual Report;

•

the continuation of a material weakness related to income taxes or the discovery of additional material weaknesses in our internal control over financial reporting and any delay in the implementation of remedial measures;

•	the risk of disruption in the credit and capital markets which may limit our or Comverse’s ability to access capital;

•	rapidly changing technology in our and Comverse’s subsidiaries’ industries and our or Comverse’s subsidiaries’ ability to enhance existing products and develop and market new products;

•

our subsidiaries’ dependence on contracts for large systems and large installations for a significant portion of their sales and operating results, including, among other things, the lengthy, complex and highly competitive bidding and selection process, the difficulty predicting their ability to obtain particular contracts and the timing and scope of these opportunities;

•

the deferral or loss of one or more significant orders or customers or a delay in an expected implementation of such an order could materially and adversely affect our or Comverse’s results of operations in any fiscal period, particularly if there are significant sales and marketing expenses associated with the deferred, lost or delayed sales;

•

the potential incurrence by our subsidiaries of penalties if our subsidiaries’ solutions develop operational problems and significant costs to correct previously undetected operational problems in their complex solutions;

•	our subsidiaries’ dependence on a limited number of suppliers and manufacturers for certain components and third-party software could cause a supply shortage and/or interruptions in product supply;

•

the risk that increased competition could force our subsidiaries to lower their prices or take other actions to differentiate their products and changes in the competitive environment in the telecommunications industry worldwide could seriously affect our and Comverse’s business;

•

the risk that increased costs or reduced demand for our subsidiaries’ products resulting from compliance with evolving telecommunications regulations and the implementation of new standards may adversely affect our or Comverse’s business and financial condition;

•	the risk that the failure or delay in achieving interoperability of Comverse’s products with its customers’ systems could impair its ability to sell its products;

•	the competitive bidding process used to generate sales requires our subsidiaries to expend significant resources with no guarantee of recoupment;

•

third parties’ infringement of our subsidiaries’ proprietary technology and the infringement by our subsidiaries of the intellectual property of third parties, including through the use of free or open source software;

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•	risks of certain of our contractual obligations of our subsidiaries exposing them to uncapped or other significant liabilities;

•

the impact of mergers and acquisitions, including, but not limited to, difficulties relating to integration, the achievement of anticipated synergies and the implementation of required controls, procedures and policies at the acquired company;

•	we may need to recognize future impairment of goodwill and intangible assets;

•

risks associated with significant foreign operations and international sales, including the impact of geopolitical, economic and military conditions in foreign countries, conducting operations in countries with a history of corruption, entering into transactions with foreign governments and ensuring compliance with laws that prohibit improper payments;

•	potential adverse fluctuations of currency exchange rates;

•

risks relating to our and Comverse’s significant operations in Israel, including economic, political and/or military conditions in Israel and the Middle East, and uncertainties relating to research and development grants, tax benefits and the ability of our Israeli subsidiaries to pay dividends;

•	risks that our credit ratings and the credit ratings of our subsidiaries could be downgraded or placed on a credit watch based on, among other things, our or Comverse’s financial results;

•

risks associated with Verint’s significant leverage resulting from its current debt position, including Verint’s ability to maintain compliance with the leverage ratio covenant, limitations imposed by covenants, fluctuations in interest rates and Verint’s ability to maintain its credit ratings;

•	the ability of Verint to pay its indebtedness as it becomes due or refinance its indebtedness as well as comply with the financial and other restrictive covenants contained therein;

•	risks that Verint may be unable to maintain and enhance relationships with key resellers, partner and system integrators;

•	risks associated with a significant amount of Verint’s business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects;

•	risks associated with the mishandling or perceived mishandling by Verint of sensitive or confidential information, security lapses, or with information technology system failures or disruptions; and

•	Verint’s ability to receive or retain necessary export licenses or authorizations.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this proxy statement. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement, and we undertake no obligation to publicly update or review any forward-looking statement made by us or on our behalf, whether as a result of new information, future developments, subsequent events or circumstances or otherwise.

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THE SPECIAL MEETING OF SHAREHOLDERS

This proxy statement is being furnished to our shareholders as part of the solicitation by our Board of Directors for use at the Special Meeting of shareholders of CTI, and any adjournment or postponement thereof.

Time and Place

The Special Meeting of our shareholders will be held on                     , 2012, at 10:00 a.m., New York City time, at                     .

Proposals to be Considered at the Special Meeting

You will be asked to consider and approve the following proposals:

(1)	to authorize the share distribution of 100% of the outstanding shares of Comverse common stock to CTI shareholders;

(2)	to approve the Comverse, Inc. 2012 Stock Incentive Compensation Plan;

(3)	to approve the Comverse, Inc. 2012 Annual Performance Bonus Plan;

(4)	to approve a contingent amendment to CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares; and

(5)	to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

Our Board of Directors knows of no other matters to be presented for action at the Special Meeting. If any other matters properly come before the Special Meeting, however, the persons named in the proxy will vote on such other matters in accordance with their best judgment. You are not being requested to consider or vote upon the approval of the Verint Merger at this special meeting. Such approval will be sought at a future special meeting of shareholders if CTI disposes of its interests in Comverse.

Recommendation of our Board of Directors

Our Board of Directors recommends that you vote:

(1)	“FOR” Proposal 1 to authorize the share distribution of 100% of the outstanding shares of Comverse common stock to CTI shareholders.

(2)	“FOR” Proposal 2 to approve the Comverse, Inc. 2012 Stock Incentive Compensation Plan;

(3)	“FOR” Proposal 3 to approve the Comverse, Inc. 2012 Annual Performance Bonus Plan;

(4)	“FOR” Proposal 4 to approve a contingent amendment to CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares; and

(5)	“FOR” Proposal 5 to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

One director dissented from this recommendation.

Record Date and Quorum

Shareholders of record at the close of business on                 , 2012 (referred to as the record date for the Special Meeting) may attend and vote at the Special Meeting. Each shareholder is entitled to one vote for each share of common stock held on all matters to be voted. As of the close of business on the record date for the Special Meeting,                  shares of our common stock were outstanding. A list of our shareholders entitled to vote at the Special Meeting will be available for inspection at our corporate offices at 810 Seventh Avenue, New York, New York prior to the meeting.

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A majority of our issued and outstanding shares of common stock that are entitled to vote as of the record date for the Special Meeting must be present at the Special Meeting in order to hold the Special Meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are properly represented in person at the Special Meeting or that are represented by a valid proxy properly submitted over the Internet, by telephone or by mail. Further, for purposes of establishing a quorum, we will count as present shares that a shareholder holds even if the shareholder does not vote on one or more of the matters to be voted upon.

How Proxies are Counted

For each proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

(1)	Proposal 1—To authorize the share distribution of 100% of the outstanding shares of Comverse common stock to CTI shareholders: Shareholders as of the close of business on the record date for the Special Meeting holding shares representing at least two-thirds of the CTI common shares must vote “FOR” the approval of this proposal in order for us to complete the spin–off of Comverse, to be effected by means of a pro rata distribution of 100% of the outstanding shares of Comverse common stock to CTI shareholders. Accordingly, any abstention or broker non–vote will count as a vote cast “AGAINST” this proposal.

(2)	Proposal 2—To approve the Comverse, Inc. 2012 Stock Incentive Compensation Plan: A majority of the CTI common shares present or represented at the Special Meeting and entitled to vote as of the record date for the Special Meeting will be required to vote “FOR” this proposal in order for Comverse to adopt the Comverse, Inc. 2012 Stock Incentive Compensation Plan. Abstentions and broker non–votes will have no effect on this proposal.

(3)	Proposal 3—To approve the Comverse, Inc. 2012 Annual Performance Bonus Plan: A majority of the CTI common shares present or represented at the Special Meeting and entitled to vote as of the record date for the Special Meeting will be required to vote “FOR” this proposal in order for Comverse to adopt the Comverse, Inc. 2012 Annual Performance Bonus Plan. Abstentions and broker non–votes will have no effect on this proposal.

(4)	Proposal 4—To approve a contingent amendment to CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares: Shareholders as of the close of business on the record date for the Special Meeting holding shares representing a majority of the CTI common shares must vote “FOR” the approval of this proposal in order for us to amend CTI’s certificate of incorporation and effect a reverse stock split of issued and outstanding CTI common shares. Accordingly, any abstention or broker non–vote will count as a vote cast “AGAINST” this proposal.

(5)	Proposal 5—To adjourn or postpone the Special Meeting: A majority of the CTI common shares present or represented at the Special Meeting and entitled to vote as of the record date for the Special Meeting will be required to vote “FOR” this proposal in order for the chairman of the Special Meeting to be permitted to adjourn or postpone the Special Meeting, once a quorum is present, if necessary or appropriate to solicit additional proxies if there are not sufficient votes in favor of the proposals to distribute to CTI shareholders the outstanding shares of Comverse common stock, approve the Comverse, Inc. 2012 Stock Incentive Compensation Plan, approve the Comverse, Inc. 2012 Annual Performance Bonus Plan or approve a contingent amendment to CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares. Abstentions and broker non–votes will have no effect on this proposal.

If you sign your proxy card without indicating your vote, your CTI common shares will be voted “FOR” the authorization of the share distribution, “FOR” approval of the Comverse, Inc. 2012 Stock Incentive Compensation Plan, “FOR” approval of the Comverse, Inc. 2012 Annual Performance Bonus Plan, “FOR” the contingent amendment of CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and

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outstanding CTI common shares, “FOR” adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals and in accordance with the best judgment of the persons appointed as proxies on any other matters properly brought before the Special Meeting for a vote.

Brokers have the discretion to vote shares held in “street name”—a term that means the shares are held in the name of the broker on behalf of its customer, the beneficial owner—on routine matters, such as ratification of independent registered public accounting firms, but not on other, non-routine matters. Generally, broker non–votes occur when shares held by a broker for a beneficial owner are not voted with respect to a non-routine matter because the broker has not received voting instructions from the beneficial owner and the broker therefore lacks discretionary authority to vote the shares. Abstentions and broker non–votes are counted as shares present for purposes of determining the presence of a quorum for the transaction of business. Each of Proposal 1, Proposal 2, Proposal 3, Proposal 4 and Proposal 5 is a “non-routine” matter for which brokers may not exercise discretionary voting power without instructions from the beneficial owner. Your vote is very important, whether you hold your shares directly or through a broker, bank or other custodian. We encourage you to read this proxy statement carefully and if you are a beneficial owner, please be sure to give voting instructions to your broker, bank or other nominee if you want your votes to count.

Voting Shares of Common Stock at the Special Meeting

Voting in person at the Special Meeting: Shares held directly in your name as the shareholder of record may be voted in person at the Special Meeting. If you choose to attend the Special Meeting, please bring the enclosed proxy card and proof of identification for entrance to the Special Meeting. If you hold your shares in “street name” (for example, the shares are held for you in a brokerage, bank or other nominee), you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the record date for the Special Meeting (                    , 2012). You must also obtain a legal proxy from your broker, bank or other nominee and bring it to the Special Meeting if you wish to vote your shares in person at the Special Meeting.

Whether you hold shares directly as a shareholder of record or beneficially in “street name,” you may vote without attending the Special Meeting. If you are a shareholder of record, you may vote in any of the following ways:

•

You may vote by mail. You may complete, date and sign the proxy card and promptly mail it in the postage-prepaid envelope that you received. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you return. If you return the proxy card but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board of Directors.

•

You may vote over the Internet. If you have Internet access, you may vote your shares from any location in the world by following the instructions set forth on your proxy card. If you vote on the Internet, please do not return your proxy card.

•

You may vote by telephone. If you are located in the United States or Canada, you may vote your shares by following the instructions set forth on your proxy card. If you vote by telephone, please do not return your proxy card.

Proxy cards must be received by no later than 10:00 a.m., New York City time, on                     , 2012. Telephone and Internet voting will be available until 11:59 p.m., New York City time, on                     , 2012.

If your shares are held in the name of a broker, bank or other nominee, please follow the voting instructions on the forms you receive from your record holder. The availability of voting by Internet or telephone will depend upon their voting procedures.

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Revocation of Proxies

You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You may do this by signing and submitting a new proxy card with a later date, voting by telephone or using the Internet (your latest telephone or Internet proxy is counted), by attending the Special Meeting and voting in person or by notifying the inspectors of election in writing of such revocation. Attending the Special Meeting will not revoke your proxy unless you specifically request it.

Solicitation of Proxies; Costs of Solicitation

Your proxy is being solicited by our Board of Directors on behalf of CTI. CTI pays the cost of soliciting your proxy and reimburses brokerage costs and other fees for forwarding proxy materials to you. CTI has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $8,000 plus reimbursement of expenses.

Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers, employees or agents of CTI, none of whom will receive additional compensation therefor.

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PROPOSAL 1

AUTHORIZATION OF THE SHARE DISTRIBUTION

This section of the proxy statement describes certain aspects of the share distribution, to be effected by means of a pro rata distribution of 100% of the outstanding shares of Comverse common stock to CTI shareholders.

Our Board of Directors recommends that you vote “FOR” the proposal to authorize the share distribution to CTI shareholders of 100% of the outstanding shares of Comverse common stock. One director dissented from this recommendation. See “RISK FACTORS—If the share distribution is approved by CTI’s shareholders but the share distribution or a Comverse disposition does not occur by April 30, 2013, Verint may terminate the Verint Merger Agreement, and if so terminated (i) Verint will have the right to purchase an amount of shares of the Verint preferred stock (or, if necessary, shares of Verint common stock) owned by CTI that would cause CTI to cease being a majority controlling shareholder of Verint and (ii) we would be subject to the Additional Restrictions.”

Parties Relating to the Share Distribution

Comverse Technology, Inc.

CTI is a holding company and conducts business through its subsidiaries, principally, its wholly–owned subsidiary, Comverse, and its majority–owned subsidiaries, Verint and Starhome. Comverse is described in greater detail below.

CTI’s common stock is traded on NASDAQ under the symbol “CMVT.” CTI was incorporated in the State of New York in October 1984. CTI’s principal executive offices are located at 810 Seventh Avenue, New York, New York 10019 and its telephone number at that location is (212) 739-1000.

CTI’s Internet address is www.cmvt.com. The information contained on CTI’s website is not included as a part of, or incorporated by reference into, this proxy statement. CTI makes available, free of charge, on its website, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to such reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after CTI has electronically filed such material with, or furnished such material to, the SEC.

As of July 31, 2012, CTI held 41.0% of the outstanding shares of Verint Systems’ common stock and 100% of the outstanding shares of Series A Convertible Perpetual Preferred Stock, par value $0.001 per share, of Verint (or the preferred stock), giving CTI aggregate beneficial ownership of 53.7% of Verint’s outstanding share capital. The common stock of Verint is publicly traded on NASDAQ (NASDAQ Global Market) under the symbol “VRNT” and Verint Systems files separate periodic and current reports with the SEC, which are available on its website, www.verint.com, and on the SEC’s website at www.sec.gov.

On August 12, 2012, we entered into the Verint Merger Agreement pursuant to which we will merge with and into a subsidiary of Verint and our shareholders will receive in exchange for their current CTI common shares newly issued shares of Verint common stock. It is a condition to the Verint Merger that we complete the share distribution or a Comverse disposition prior to consummating the Verint Merger. For a description of the Verint Merger and our rights and obligations under the Verint Merger Agreement, see “SUMMARY OF THE SHARE DISTRIBUTION—Verint Merger”.

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Comverse, Inc.

Comverse is a leading provider of software–based products, systems and related services that:

•

provide converged, prepaid and postpaid billing and active customer management systems (referred to as Business Support Systems or BSS) for wireless, wireline and cable network operators delivering a value proposition designed to ensure timely and efficient service monetization, consistent customer experience, reduced complexity and cost, and enable real–time marketing based on all relevant customer profile information;

•

enable wireless and wireline (including cable) network–based Value–Added Services (or VAS), comprised of two categories—Voice and Messaging—that include voicemail, visual voicemail, call completion, short messaging service (or SMS) text messaging (or texting), multimedia picture and video messaging, and Internet Protocol (or IP) communications; and

•	provide wireless users with optimized access to Internet websites, content and applications, manage and enforce policy and generate data usage and revenue for wireless operators.

Comverse’s products and services are used by more than 450 wireless, wireline and cable network communication service providers in more than 125 countries, including the majority of the world’s 100 largest wireless network operators. Comverse’s products and services are designed to generate voice and data network traffic, increase revenue and customer loyalty, monetize services and improve operational efficiency.

Following the share distribution, it is anticipated that the persons listed below will serve as the executive officers of Comverse. Certain additional biographical information concerning these officers is included in the Preliminary Information Statement included as Annex A to this proxy statement.

Name	Age	Position
Philippe Tartavull	54	President and Chief Executive Officer
Thomas B. Sabol	53	Senior Vice President, Chief Financial Officer
John Bunyan	60	Senior Vice President, Strategy & Planning
Oded Golan	42	Senior Vice President, Chief Operating Officer
Eric S. Koza	38	Senior Vice President, Corporate Development and Financial Strategy
Aharon Levy	52	Senior Vice President, BSS General Manager
Gabriel Matsliach	45	Senior Vice President, Chief Product Officer
Shefali A. Shah	41	Senior Vice President, General Counsel and Secretary

On August 5, 2012, Comverse Ltd. and Oded Golan, Comverse’s Senior Vice President and Chief Operating Officer, entered into a separation agreement in which they mutually agreed upon the terms of transition and separation of employment of Mr. Golan. Pursuant to the separation agreement, Mr. Golan will continue to serve in his current capacity through January 31, 2013, at which time he will resign from his position.

Comverse’s board of directors currently consists of certain executive officers of CTI, including Mr. Tartavull.

On May 30, 2012, CTI’s Board of Directors entered into the Cadian Letter Agreement with the Cadian Group with respect to the Cadian Group’s solicitation for the election of CTI director nominees at CTI’s Annual Meeting of Shareholders that was held on June 28, 2012 (referred to as the CTI AGM) pursuant to the proxy statement filed with the SEC on May 18, 2012. For a more detailed discussion of the Cadian Letter Agreement, see note 24 to the combined financial statements included in the Preliminary Information Statement included as Annex A to this proxy statement.

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In general, pursuant to the terms and conditions of the Cadian Letter Agreement, the parties agreed, among other things, to take various actions with respect to the composition of the Board of Directors of each of CTI, Verint and, if the share distribution is consummated, Comverse. More specifically:

•

With respect to the Comverse board of directors, CTI has agreed that, immediately prior to the share distribution, CTI will cause the Comverse board of directors to be comprised of seven directors, one of whom will be the Comverse chief executive officer, Mr. Tartavull, three of whom will be designated by our Board of Directors (initially Charles J. Burdick, Susan D. Bowick and Mark C. Terrell, each of whom currently serves, and is expected to continue to serve, on our Board of Directors after the share distribution), and three of whom shall be designated by the Cadian Group and acceptable to our Board of Directors acting reasonably and in good faith but in no event constrained from exercising its fiduciary duties (initially expected to be James Budge, Steven Andrews and Doron Inbar).

•

With respect to the Verint board of directors, the parties agreed that three nominees designated by Cadian Capital and acceptable to the CTI Board of Directors would replace Augustus Oliver, Theodore Schell and Mark Terrell, three members of the CTI Board of Directors who also currently serve as members of the Verint board. Pursuant to the Cadian Letter Agreement, on July 10, 2012 Theodore H. Schell resigned from the Verint board and all committees thereof and Earl C. Shanks, one such nominee designated by Cadian Capital, was elected to the Verint board.

•

In the event that prior to the share distribution, the rights and obligations of our Board of Directors under the Cadian Letter Agreement are terminated for any reason, including but not limited to the Cadian Group ceasing to own, in the aggregate, at least 1,000,000 CTI common shares or in the event that any member of the Cadian Group breaches in any material respect certain of its obligations under the Cadian Letter Agreement and the breach remains uncured after receipt of notice, we expect that Ms. Bowick, Messrs. Burdick, Tartavull and Terrell, and Robert Dubner, Augustus K. Oliver and Theodore H. Schell, all of whom (other than Mr. Tartavull) are on our current Board of Directors, will be appointed to serve on the Comverse board of directors immediately prior to the share distribution.

Certain additional biographical information concerning these expected or potential directors, as well as certain additional information regarding the terms of the Cadian Letter Agreement as they relate to the composition of Comverse’s initial board of directors, is included in the Preliminary Information Statement included as Annex A to this proxy statement.

Comverse’s principal executive offices are located at 810 Seventh Avenue, New York, New York 10019.

For additional information regarding Comverse, see the Preliminary Information Statement included as Annex A in this proxy statement.

Verint Systems, Inc.

Verint is the global leader in Actionable Intelligence® solutions and value-added services. Its extensive portfolio of Enterprise Intelligence SolutionsTM and Security Intelligence SolutionsTM helps worldwide organizations capture and analyze complex, underused information sources—such as voice, video and unstructured text—to enable more timely, effective decisions. More than 10,000 organizations in 150 countries, including over 85 percent of the Fortune 100, use Verint solutions to improve enterprise performance and enhance safety. Headquartered in New York and a member of the Russell 3000 Index, Verint has offices worldwide and an extensive global partner network.

Starhome B.V.

Starhome is a privately held consolidated subsidiary of CTI. As of the date hereof, we hold 66.5% of Starhome’s outstanding share capital. Starhome is a provider of wireless service mobility solutions that enhance international roaming. Wireless operators use Starhome’s software–based solutions to generate additional

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revenue and to improve profitability by directing international roaming traffic to preferred networks and by providing a wide range of services to subscribers traveling outside their home network. On August 1, 2012, we, certain other Starhome shareholders and Starhome entered into the Starhome Share Purchase Agreement with Fortissimo pursuant to which Fortissimo agreed to purchase the outstanding share capital of Starhome. See “Summary—Sale of Starhome” for a description of the Starhome Share Purchase Agreement.

General Summary of the Share Distribution

Manner of Effecting the Share Distribution

Assuming shareholder approval of the share distribution and satisfaction of the conditions described in “—Conditions to the Share Distribution,” on the distribution date, CTI will distribute its Comverse common stock and each shareholder holding CTI common shares that were outstanding as of the record date for the share distribution (which record date is expected to be established by the Board of Directors shortly following the Special Meeting) will be entitled to receive, in respect of every ten CTI common shares, one share of Comverse common stock. If necessary to satisfy any withholding obligations, the distribution agent will hold back a certain number of shares of Comverse common stock and sell those shares on the market. The distribution agent, in its sole discretion, will determine when, how and at what price to sell these shares. Any excess proceeds will be distributed to the applicable shareholder. Comverse will be responsible for the payment of any brokerage fees, which we do not expect will be material to it. Notwithstanding shareholder approval of the share distribution, CTI’s Board of Directors may abandon the share distribution without further action by the shareholders.

See “—Certain Material U.S. Federal Income Tax Consequences” below for an explanation of the tax consequences of the share distribution.

If you own CTI common shares as of the close of business on the record date for the share distribution, the shares of Comverse common stock that you are entitled to receive in the share distribution will be issued electronically, as of the distribution date, to you or to your bank or brokerage firm on your behalf by way of direct registration in book-entry form. Direct registration refers to a method of recording share ownership when no physical share certificates are issued to shareholders, as is the case in this distribution. We expect that it will take the distribution agent up to 10 days after the distribution date to fully distribute the shares of Comverse common stock to CTI shareholders, but that the ability to trade Comverse common stock will not be affected during that time.

Commencing on or shortly after the distribution date, if you hold physical share certificates that represent your CTI common shares and you are the registered holder of the CTI common shares represented by those certificates, the distribution agent will mail to you an account statement that indicates the number of shares of Comverse common stock that have been electronically registered in your name.

Most CTI shareholders hold their CTI common shares through a bank or brokerage firm. In such cases, the bank or brokerage firm would be said to hold the shares in “street name” and ownership would be recorded on the bank or brokerage firm’s books. If you hold your CTI common shares through a bank or brokerage firm, your bank or brokerage firm will credit your account for the shares of Comverse common stock that you are entitled to receive in the share distribution. If you have any questions concerning the mechanics of having shares held in “street name,” we encourage you to contact your bank or brokerage firm at any time following the approval of the share distribution.

The share distribution will be made pro rata to shareholders holding CTI common shares which are outstanding as of the record date for the share distribution. CTI’s Board of Directors has established a distribution ratio of one share of Comverse common stock for every ten CTI common shares outstanding as of the record date for the share distribution, subject to the holdback of a certain number of shares of Comverse common stock by the distribution agent if necessary to satisfy any withholding obligations. The share distribution will not affect the number of outstanding CTI common shares or any rights of CTI’s shareholders with respect to such shares.

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The distribution agent will not distribute any fractional shares of Comverse common stock in the share distribution. Instead, as soon as practicable on or after the distribution date, the distribution agent will aggregate fractional shares of Comverse common stock allocable to holders of record into whole shares, sell them in the open market at the prevailing market prices and then distribute the aggregate sale proceeds ratably to holders of CTI common shares who would otherwise have received fractional shares of Comverse common stock. The amount of this payment will depend on the prices at which the distribution agent sells the aggregated fractional shares of Comverse common stock in the open market shortly after the distribution date. The distribution agent, in its sole discretion, will determine when, how and at what prices to sell these shares. Comverse will be responsible for payment of any brokerage fees, which Comverse does not expect will be material to it.

Relationship of CTI and Comverse Following the Share Distribution

Prior to the share distribution, CTI will enter into a Distribution Agreement and other agreements with Comverse to effect the share distribution and provide a framework for the relationship between CTI and Comverse upon completion of the share distribution. The Distribution Agreement will also include provisions that, in the event that the Verint Merger closes, will require Comverse to indemnify Verint against certain losses resulting from the Verint Merger as well as relate to the share distribution and the business of Comverse. These agreements will also provide for the allocation between CTI and Comverse of certain assets, liabilities and obligations attributable to periods prior to the share distribution and will also govern our relationship with Comverse up to and subsequent to the share distribution. For a more detailed description of these agreements, see “—Agreements between CTI and Comverse Relating to the Share Distribution” below.

Conditions to the Share Distribution

The share distribution is subject to a number of conditions, including receipt of an opinion with respect to the capital adequacy of CTI and Comverse from a nationally recognized provider of such opinions, final approval of the transaction by CTI’s Board of Directors, the approval of the share distribution by holders of at least two-thirds of the CTI common shares, final approval of certain material agreements by the boards of CTI and Comverse and completion of the review process of Comverse’s registration statement on Form 10 by the SEC. Notwithstanding shareholder approval of the share distribution, CTI’s Board of Directors may abandon the share distribution without further action by the shareholders, subject to the rights, if any, of third parties under any contract relating to the share distribution.

Listing of Comverse Common Stock and Trading of CTI Common Shares

Comverse has applied to list its common stock on NASDAQ under the symbol “CNSI.” We also expect that a “when-issued” market in Comverse common stock may develop on or shortly prior to the record date for the share distribution, and we will announce the when-issued trading symbol when and if it becomes available. When-issued trading refers to a sale or purchase made conditionally because the security has been authorized but not yet issued. The when-issued trading market will be a market for the shares of Comverse common stock that will be distributed to CTI shareholders on the distribution date. If you own CTI common shares at the close of business on the record date for the share distribution, you will be entitled to shares of Comverse common stock to be distributed in the share distribution, unless traded in the “regular-way” market as described below. You may trade this entitlement to shares of Comverse common stock, without the CTI common shares you own, on the when-issued market. On the first trading day following the distribution date, we expect that when-issued trading with respect to Comverse common stock will end and regular-way trading will begin.

It is also anticipated that, on or shortly before the record date for the share distribution and continuing up to and including the distribution date, there will be two markets in CTI common shares: a “regular-way” market and an “ex-distribution” market. CTI common shares that trade on the regular-way market will trade with an entitlement to shares of Comverse common stock to be distributed in the share distribution. Shares that trade on the ex-distribution market will trade without an entitlement to shares of Comverse common stock to be

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distributed in the share distribution. Therefore, if you sell CTI common shares in the regular-way market up to and including the distribution date, you will be selling your right to receive shares of Comverse common stock in the share distribution. However, if you own CTI common shares at the close of business on the record date for the share distribution and sell those shares on the ex-distribution market up to and including the distribution date, you will still receive the shares of Comverse common stock that you would otherwise be entitled to receive in the share distribution.

Background of the Share Distribution

CTI’s Board of Directors periodically reviews CTI’s organizational structure to consider the strategic, operational and financial requirements of a holding company operating in several businesses and regularly considers the performance and outlook for CTI as a whole as well as its individual businesses, particularly Comverse and Verint.

As a result of its periodic reviews of CTI’s operational and financial requirements, during the second half of the fiscal year ended January 31, 2011, CTI commenced certain initiatives to improve its cash position, including a plan to restructure the operations of Comverse with a view towards aligning operating costs and expenses with anticipated revenue. Comverse successfully implemented the first phase of such plan commencing in the third quarter of the fiscal year ended January 31, 2011, significantly reducing its annualized operating costs. During the fiscal year ended January 31, 2012, Comverse implemented a second phase of measures that focuses on process reengineering to maximize business performance, productivity and operational efficiency.

In addition, and as a result of its periodic reviews of CTI’s strategic alternatives, CTI’s Board of Directors and senior management consider various strategic alternatives relating to CTI as a whole as well as its individual businesses. In anticipation of CTI’s becoming current in its periodic reporting obligations under the federal securities laws in September 2011, CTI commenced the review of various strategic alternatives that would have been significantly difficult to implement prior to becoming current in such reporting obligations based upon advice of its financial and legal advisors. CTI’s Board of Directors and management began to regularly meet with Goldman and Rothschild, financial advisors to CTI, and outside legal advisors to consider various alternative strategies for CTI as a whole as well as for its individual businesses.

CTI determined that, primarily in view of the absence of synergies between Comverse and Verint and the implied low market value attributable to Comverse’s business based on CTI’s share price, its holding company structure was inefficient and that Comverse and Verint should be separated. Based on the advice of its financial advisors as well as the experience of soliciting indications of interest in 2010, CTI’s Board of Directors concluded that a sale of CTI as a whole would not be in its shareholders’ best interest as few, if any, potential acquirors would likely be interested in acquiring both the Comverse and Verint businesses. CTI’s Board of Directors considered various methods for separating such businesses, including a sale of Comverse, a spin-off of Comverse by means of the share distribution and a spin-off of Verint (which would require a complicated series of transactions to implement such a transaction in a tax efficient manner). With a view to determining whether a sale of Comverse would maximize shareholder value in comparison to the other alternatives, CTI’s Board of Directors authorized a process pursuant to which Goldman contacted a large number of potential bidders for Comverse in September 2011, several of which conducted extensive due diligence and engaged in numerous discussions with CTI’s management. As of December 2011, however, because the process had not yielded any attractive offers, after consultation with its financial and legal advisors, CTI’s Board of Directors determined to discontinue the Comverse sales process as it did not represent the best means by which to maximize value for CTI’s shareholders and determined to continue to explore other strategic alternatives.

On January 5, 2012, CTI’s Board of Directors reviewed the other strategic alternatives available to CTI, including the feasibility, rationale and considerations for a Comverse share distribution as well as pursuing alternatives to eliminate the CTI holding company structure. In connection with its consideration of whether consummating the share distribution would be in the best interests of CTI and its shareholders, CTI’s Board of

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Directors consulted with its financial and legal advisors, and considered various factors, including the potential benefits of the share distribution, certain tax considerations and various risks and uncertainties, including those associated with the share distribution and the ongoing businesses of each of CTI and Comverse following the share distribution. CTI’s Board of Directors also considered its available capital resources in concluding that it would be appropriate to proceed with the share distribution.

On January 11, CTI issued a press release announcing its intention to distribute 100% of the shares of Comverse to CTI shareholders and CTI’s ongoing exploration of alternatives to eliminate its holding company structure either simultaneous with or shortly after the share distribution.

CTI’s Reasons for the Share Distribution

As noted above, over the past several years, we have been evaluating potential strategic alternatives in connection with a review of our strategy as a holding company. In addition to the share distribution, the CTI Board of Directors, in consultation with its financial advisors Goldman and Rothschild, considered various other strategic alternatives for separating Comverse from Verint and eliminating the holding company structure. Such alternatives included a sale of Comverse and a spin-off of Verint from us, amongst others. CTI’s Board of Directors, after consultation with its financial and legal advisors, concluded that (i) a sale of Comverse prior to separation from us was not in the best interests of our shareholders; and (ii) a spin-off of Verint was not the most effective method for separating Comverse from Verint because it would have required a complicated series of transactions to implement such a spin-off in a tax-efficient manner. As a result, the CTI Board of Directors has determined that pursuing the share distribution is in the best interests of CTI and its shareholders, and that separating Comverse from us would provide benefits to both Comverse and us, including the following:

•

Focused Management. The share distribution will allow Comverse’s management to devote its entire time and attention to maximizing Comverse’s shareholder value by focusing on Comverse’s business growth, improving its operational performance and profitability, implementing its strategies and achieving its business objectives.

•

Enhanced Investor Choices by Offering Investment Opportunities in Separate Entities. The CTI Board of Directors believes that the share distribution will increase investor understanding of Comverse and its market position within its industry, thereby facilitating the creation of a more natural and interested investor base. The share distribution also will provide investors with two individual investment options that may be more appealing to them than an investment in the current combined company. Separating the businesses will result in each company representing more of a pure-play investment that our Board of Directors believes will appeal to the respective investor bases due to each company’s more defined business and assets – an operating business in the case of Comverse and indirect or direct ownership interests in Verint in the case of CTI (or if the Verint Merger closes, Verint) . As Comverse and CTI do not share any meaningful synergies, the share distribution will allow investors to make independent decisions with respect to each of Comverse and CTI (or if the Verint Merger closes, Verint) based on, among other factors, their different business models, strategies and industries.

•

Verint Merger. In addition to owning Comverse, we hold interests in two majority owned subsidiaries – Verint and Starhome. As a result of our efforts to evaluate and eliminate the holding company structure, on August 12, 2012, we entered into the Verint Merger Agreement providing for the Verint Merger. It is a condition to the Verint Merger that we dispose of our significant assets and liabilities (including Comverse and Starhome) other than our ownership interest in Verint. As a result, our Board of Directors believes it is in the best interest of our shareholders to effect the share distribution to enable us to satisfy one of the conditions to the Verint Merger. In addition, on August 1, 2012, we reached an agreement to sell our interest in Starhome to an unaffiliated third party. See “SUMMARY OF THE SHARE DISTRIBUTION—Merger of CTI and Verint” and “—Sale of Starhome.”

•	Enhanced Value. The CTI Board of Directors believes that following the share distribution, the combined value of CTI common shares and Comverse common stock (or if the Verint Merger closes,

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Comverse and Verint common stock) should, over time and assuming the same market conditions, be greater than the value of our common shares had the share distribution not occurred, thus resulting in greater long-term value to our shareholders. The CTI Board’s belief that operating as separate companies would increase the aggregate value to shareholders of the two companies is based on its conclusion that operating as separate companies will enable investors to more accurately assess our (and Verint’s, in the event the Verint Merger is consummated) and Comverse’s performance and strategies, which will lead to enhanced investor understanding of each company’s businesses and provide investors with a more targeted investment opportunity. In addition, the CTI Board believes that operating as separate companies would allow each company to take advantage of potential opportunities for value creating strategic alternatives that might not have been available if we were to remain part of the same company, such as the Verint Merger. However, no assurance can be given that such higher aggregate value will be achieved.

•

Enhanced Flexibility in Evaluating Acquisitions, including in Using Stock as an Acquisition Consideration. The share distribution will provide Comverse with enhanced flexibility to use its stock as consideration in pursuing certain financial and strategic objectives, including mergers and acquisitions involving other companies or businesses engaged in its industry. We expect that Comverse will be able to more easily facilitate future strategic transactions with similar businesses through the use of its stand-alone stock as consideration. In evaluating such transactions, following the share distribution the Comverse board will be able to focus solely on the benefits of a proposed transaction to Comverse and its shareholders and will no longer be required to evaluate the impact of such transaction on CTI and/or Verint.

•

Direct and Differentiated Access to Capital Resources. As an independent company, Comverse will no longer need to compete internally for capital, and will have direct access to capital markets to fund its own capital needs. Comverse will have complete control over decisions related to the allocation and raising of capital resources and will be able to make decisions related to strategic investments in its business without the need to consider the effect these decisions would have on CTI and/or Verint. With respect to CTI, following the share distribution, its capital resources will no longer be impacted by Comverse’s liquidity needs and may be used in their entirety to fund CTI’s operations, until the elimination of the holding company structure as currently contemplated by the Verint Merger.

•

Improved Management Incentive Tools. We expect Comverse to use share-based incentive awards to compensate current and future employees. Following the share distribution, appreciation in the value of shares underlying share-based awards granted to Comverse employees will no longer be impacted by the performance of CTI’s other subsidiaries. Share-based incentive awards granted to employees of Comverse following the share distribution will be tied directly to Comverse’s performance, providing employees with incentives more closely linked to the achievement of Comverse’s specific performance objectives. This will better align employee interests with the interests of shareholders. We also believe that equity-based compensation arrangements tied more closely to Comverse’s performance will improve Comverse’s ability to attract, retain and motivate qualified personnel.

CTI’s Board of Directors also considered a number of potentially negative factors in evaluating the share distribution, including in the case of both companies, increased costs, disruptions to the businesses as a result of the share distribution, the risk of being unable to achieve expected benefits from the share distribution, the risk that the share distribution might not be completed, the one-time costs of the share distribution, and the ongoing incremental costs of operating Comverse as an independent, publicly traded company.

CTI’s Board of Directors considered several factors that might have a negative effect on CTI in particular as a result of the share distribution, including (i) the risk that CTI may be unable to effectuate the share distribution or otherwise dispose of its interest in Comverse even after receiving shareholder approval, which would allow Verint to terminate the Verint Merger Agreement and, if so terminated, under certain circumstances would (a) allow Verint to purchase from us such number of Verint voting securities that would cause us to lose our

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majority controlling interest in Verint and (b) restrict our ability to vote or acquire shares of Verint stock, and (ii) our loss of an operating business to generate cash flow until elimination of the holding company structure. The share distribution would separate from us Comverse’s business, which represents significant value and almost all of our cash flow, in a transaction that produces no direct economic consideration for us.

CTI’s Board of Directors considered certain aspects of the share distribution that may be adverse to Comverse, including the loss of ability to obtain capital resources from CTI, Comverse’s indemnification obligations under the Distribution Agreement and limitations placed on Comverse as a result of the Tax Disaffiliation Agreement and other agreements it is expected to enter into with us in connection with the share distribution. In addition, Comverse common stock may come under initial selling pressure as certain of our shareholders sell their shares of Comverse common stock because they are not interested in holding an investment in Comverse’s businesses.

Notwithstanding these potentially negative factors, however, CTI’s Board of Directors determined that the share distribution was the best alternative to enhance shareholder value taking into account the factors discussed above.

In view of the wide variety of factors considered in connection with the evaluation of the share distribution and the complexity of these matters, CTI’s Board of Directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to the factors considered.

Certain Material U.S. Federal Income Tax Consequences

This section summarizes certain material U.S. federal income tax consequences to CTI and to the holders of CTI common stock in connection with the share distribution. This summary does not describe all the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstance or to holders subject to special rules, such as:

•	dealers and certain traders in securities or currencies,

•	banks, regulated investment companies, real estate investment trusts, and financial institutions,

•	insurance companies,

•	tax-exempt organizations,

•	persons who acquired CTI common stock pursuant to the exercise of employee stock options or otherwise as compensation,

•	persons holding CTI common shares as part of a “straddle,” “hedge,” “conversion” or similar transaction,

•	certain former citizens or long-term residents of the United States,

•	a U.S. Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar, or

•	persons who own CTI common stock through partnerships or other pass-through entities.

In addition, this summary does not address alternative minimum taxes or state, local or foreign taxes.

This section is based on the Code, judicial decisions, final, temporary and proposed Treasury regulations, published rulings and other administrative pronouncements, changes to any of which subsequent to the date of this proxy may affect the tax consequences described herein, possibly with retroactive effect.

Please consult your own tax advisor with respect to the U.S. federal, state and local and non-U.S. tax consequences of the share distribution.

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Consequences to CTI

In general, a corporation will recognize gain, but not loss, on the distribution of property to its shareholders. CTI expects that its adjusted basis in the Comverse common stock to be distributed will exceed the fair market value of such shares on the date of the share distribution and thus it does not expect to recognize any gain or loss for the share distribution.

U.S. Holders

This subsection describes certain material U.S. income tax consequences to a U.S. Holder. You are a “U.S. Holder” if you are a beneficial owner of CTI common stock and you are:

•	an individual who is a citizen or resident of the United States;

•	a U.S. domestic corporation;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (x) a court within the United States is able to exercise primary supervision over the administration or the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) that has a valid election under applicable Treasury regulations to be treated as a U.S. person.

If you are not a U.S. Holder, this subsection does not apply to you and you should refer to “Non-U.S. Holders” below.

CTI believes that the share distribution is separate from the Verint Merger because, among other reasons, the share distribution is not conditioned upon the occurrence of the Verint Merger and the Verint Merger is conditioned upon a favorable vote of the CTI shareholders.

On that basis, the fair market value of the Comverse common stock distributed will generally constitute a dividend, taxable as ordinary income, to the extent of CTI’s current and accumulated earnings and profits, as calculated for U.S. federal income tax purposes. CTI believes that it does not have any accumulated earnings and profits as of the end of the fiscal year ended January 31, 2012. CTI’s current earnings and profits will be determined as of the end of the fiscal year ending January 31, 2013.

In the case of a U.S. Holder of CTI common stock that is an individual, dividend income should generally be subject to U.S. federal income tax at a maximum rate of 15% (provided that certain holding period requirements are met) which rate is scheduled to be increased to 39.6% for dividends received after December 31, 2012. To the extent that the fair market value of the Comverse common stock distributed exceeds a holder’s share of CTI’s current and accumulated earnings and profits, the excess will not constitute a dividend but will instead be treated first as a tax-free return of capital, to the extent of the holder’s adjusted basis in its CTI common stock (with a corresponding reduction in such basis), and thereafter as capital gain. Any capital gain recognized by a U.S. Holder will generally be long-term capital gain if the holder has held its CTI common stock for more than one year. In the case of a U.S. Holder that is an individual, long-term capital gains should generally be subject to U.S. federal income tax at a maximum rate of 15% (which rate is scheduled to be increased to 20% for capital gains recognized after December 31, 2012).

A holder’s tax basis in the Comverse common stock received in the share distribution will be equal to the fair market value of the Comverse common stock received on the date of the share distribution. Your receipt of cash in lieu of fractional shares of Comverse common stock generally will result in a taxable gain or loss for U.S. federal income tax purposes.

CTI believes that the share distribution should be treated as a separate distribution that is not integrated with the reverse stock split. If the share distribution were to be integrated with the reverse stock split, the tax consequences of the share distribution could differ.

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If it is determined that the share distribution is not treated as separate from the Verint Merger for U.S. federal income tax purposes, the tax consequences could differ from those described above. Generally, in such a case, a holder of CTI common shares that participates in the Verint Merger would recognize gain in the Verint Merger equal to the lesser of (i) any gain in the holder’s CTI common shares, and (ii) the fair market value of the Comverse common stock received with respect to the holder’s CTI common shares in the share distribution. The tax consequences to each U.S. Holder, including whether any such gain is capital or treated as a dividend, however, will depend, among other things, on the holder’s particular circumstances (including whether the holder participates in the Verint Merger), and each holder should consult the holder’s own tax advisor as to the holder’s tax consequences based on such circumstances.

Dividends Received Deduction

Corporate shareholders of CTI should be eligible for the dividends received deduction provided by Section 243(a)(1) of the Code equal to 70% of the amount of the share distribution to the extent treated as a dividend as described above (subject to certain holding period requirements).

The benefit of the dividends received deduction to a corporate holder of CTI common stock may be effectively reduced or eliminated by operation of the “extraordinary dividend” provisions of Section 1059 of the Code, which require the U.S. corporate recipient to reduce its adjusted tax basis in its stock by the amount excluded from income as a result of the dividends received deduction in certain circumstances. Corporate holders of CTI common stock should consult their tax advisors to determine whether the extraordinary dividend provisions of Section 1059 of the Code could apply to the share distribution. In addition, the dividends received deduction is reduced or eliminated for a U.S. corporate recipient that has indebtedness that is “directly attributable” to its investment in CTI common stock.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trust that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year (or, in the case of a trust or estate, the “undistributed net investment income” for such year) and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year (or, in the case of a trust or estate, adjusted gross income as defined in Section 67(e) of the Code) over a certain threshold (which, in the case of individuals, will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividend income and capital gains, unless such dividend income or capital gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, estates or trusts should consult their tax advisor regarding the applicability of the Medicare tax to their income and gains.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to the share distribution to U.S. Holders that are not exempt recipients (such as corporations). A backup withholding tax, currently at a rate of 28% and scheduled to be increased to 31% after December 31, 2012, will apply to such payments if the U.S. Holder (i) fails to provide to us or our distribution agent a taxpayer identification number, (ii) furnishes an incorrect taxpayer identification number, (iii) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the IRS that it is subject to backup withholding.

If necessary to satisfy any withholding obligations, the distribution agent will hold back a certain number of shares of Comverse common stock (or proceeds from sale of such shares) and sell those shares on the market. Such U.S. Holders will recognize short-term capital gain or loss, equal to the difference between the sale price of the shares withheld and sold and the fair market value of such shares upon the share distribution.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.

Appraisal Rights

For U.S. federal income tax purposes, if a U.S. Holder tenders and sells CTI common shares for cash pursuant to the rights described under “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Appraisal Rights”, such transaction will be treated either as a “sale or exchange” of the shares by such U.S. Holder or as a “distribution” by CTI with respect to such U.S. Holder’s shares. As described below, the specific treatment will depend, in part, upon the U.S. Holder’s particular circumstances.

Under Section 302 of the Code, a U.S. Holder whose CTI common shares are sold for cash pursuant to the exercise of appraisal rights will be treated as having engaged in a “sale or exchange” of such shares and, thus, will recognize gain or loss if the transaction (1) results in “complete termination” of such U.S. Holder’s equity interest in CTI, (2) has the effect of a “substantially disproportionate” distribution by CTI with respect to such U.S. Holder or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder (collectively referred to as the Section 302 tests). In determining whether any of the Section 302 tests are satisfied, a U.S. Holder must take into account not only the CTI common shares actually owned by the U.S. Holder, but also CTI common shares that are constructively owned by such holder within the meaning of Section 318 of the Code. Under Section 318 of the Code, a U.S. Holder may be treated as constructively owning shares that are actually owned, and in some cases constructively owned, by certain related individuals and certain entities in which the U.S. Holder has an interest or that have an interest in the U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option or by the conversion or exchange of a security.

If a U.S. Holder is treated as having engaged in a “sale or exchange” of its shares under any of the Section 302 tests described above, the U.S. Holder will recognize capital gain or loss equal to the difference, if any, between the cash received by such U.S. Holder and such U.S. Holder’s adjusted tax basis in the shares exchanged therefor. If a U.S. Holder who sells shares pursuant to the exercise of appraisal rights is not treated under Section 302 of the Code as having engaged in a “sale or exchange” of its shares, then the amount realized by a U.S. Holder will be treated as a distribution by CTI with respect to such U.S. Holder’s shares, taxable as described under the heading “U.S. Holders.”

Non-U.S. Holders

The following is a general discussion of the material U.S. federal income tax consequences to Non-U.S. Holders of CTI common stock in connection with the share distribution. A “Non-U.S. Holder” is an individual, corporation, trust or estate that is a beneficial owner of CTI common stock, holds such stock as a capital asset and is not a U.S. Holder.

U.S. Trade or Business Income

For purposes of the discussion below, dividends and gain in respect of the share distribution will be considered “U.S. trade or business income” to a Non-U.S. Holder if such dividends or gains are:

•	effectively connected with the Non-U.S. Holder’s conduct of a U.S trade or business; or

•	in the case of a treaty resident, attributable to a U.S. permanent establishment (or in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States.

Generally, U.S. trade or business income is subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates. Moreover, U.S. trade or business income received by a Non-U.S. Holder that is a corporation may, under specific circumstances, be subject to an additional tax—the “branch profits tax”—at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

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Share Distribution

As discussed above, on the basis that the share distribution is separate from, and not integrated with, the Verint Merger, the fair market value of the Comverse common stock distributed will generally constitute a dividend to the extent CTI’s current and accumulated earnings and profits, as calculated for U.S. federal income tax purposes. To the extent that the fair market value of the Comverse common stock distributed exceeds a holder’s share of CTI’s current and accumulated earnings and profits, the excess will not constitute a dividend but will instead be treated first as a return of capital, to the extent of the holder’s adjusted basis in its CTI common stock (with a corresponding reduction in such basis), and thereafter as capital gain.

Dividends paid to a Non-U.S. Holder generally are subject to withholding of U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). However, if such dividends are U.S. trade or business income, they are not subject to withholding, provided the Non-U.S. Holder provides the certification described below.

In order to secure an exemption from withholding or a reduction in the rate of withholding, a Non-U.S. Holder must provide to us or our distribution agent, prior to the share distribution, a properly executed IRS form. In the case of a claimed exemption by reason of U.S. trade or business income, the required form is IRS Form W-8ECI (or any successor form specified by the IRS). In the case of a claimed exemption from or reduction in the rate of withholding on the grounds of an applicable income tax treaty, the required form is IRS Form W-8BEN. A Non-U.S. Holder that claims benefits under an applicable tax treaty may, in certain circumstances, in lieu of providing the required IRS Form, claim treaty benefits by demonstrating residence in a foreign jurisdiction by providing documentation issued by the government of such jurisdiction. Also, applicable Treasury regulations require special procedures for payments through qualified intermediaries.

If necessary to satisfy any withholding obligations, the distribution agent will hold back a certain number of shares of Comverse common stock (or proceeds from sale of such shares) and sell those shares on the market.

Except as described below under the foregoing discussion concerning backup withholding, gain realized by a Non-U.S. Holder on the share distribution (including gain realized on the sale of fractional shares) generally will not be subject to U.S. federal income tax or withholding, unless:

•	the gain is U.S. trade or business income;

•

subject to certain exceptions, the Non-U.S. Holder is an individual who holds CTI common stock as a capital asset, is present in the United States for 183 days or more in the taxable year of the share distribution and meets certain other requirements; or

•

CTI is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the share distribution and the Non-U.S. Holder’s holding period in the CTI common stock, and the Non-U.S. Holder does not fall within a de minimis exemption.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such holder were a resident of the United States. A Non-U.S. Holder that is a corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by U.S.-source capital losses from the same taxable year (even though the individual is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

We believe that we have not been and are not currently a U.S. real property holding corporation.

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If it is determined that the share distribution is not treated as separate from the Verint Merger for U.S. federal income tax purposes, the tax consequences could differ from those described above. Generally, in such a case, a holder of CTI common shares that participates in the Verint Merger would recognize gain in the Verint Merger equal to the lesser of (i) any gain in the holder’s CTI common shares, and (ii) the fair market value of the Comverse common stock received with respect to the holder’s CTI common shares in the share distribution. The tax consequences to each Non-U.S. Holder, including whether any such gain is capital or treated as a dividend, in each case with the tax consequences described above, however, will depend, among other things, on the holder’s particular circumstances (including whether the holder participates in the Verint Merger), and each holder should consult the holder’s own tax advisor as to the holder’s tax consequences based on such circumstances.

Information Reporting and Backup Withholding

We must provide information returns to the IRS and to each Non-U.S. Holder concerning any dividend that has been paid to such Non-U.S. Holder. In addition, a specific treaty or other agreement may require that copies of these information returns be made available to the tax authorities of the foreign jurisdiction in which the Non-U.S. Holder resides. Treasury regulations provide that backup withholding (currently at a rate of 28% and scheduled to be increased to 31% after December 31, 2012) and certain information reporting will not apply to the share distribution provided that the Non-U.S. Holder, prior to the share distribution, provides a properly executed IRS Form W-8BEN certifying that the Non-U.S. Holder is not a U.S. person, or otherwise establishes an exemption, and provided that neither we nor our distribution agent have actual knowledge, or reason to know, that the purported Non-U.S. Holder is actually a U.S. person or that the conditions of any other exemption are not in fact satisfied.

The making of the share distribution to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the Non-U.S. Holder, prior to the share distribution, certifies as to its non-U.S. status under penalties or perjury or otherwise establishes an exemption, and provided that the broker does not have actual knowledge, or reason to know, that the purported Non-U.S. Holder is actually a U.S. person or that the conditions of any other exemption are not in fact satisfied. The making of the share distribution to or through a non-U.S. office of a non-U.S. broker, will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S.-related person”). Treasury regulations do not require backup withholding in respect of the making of the share distribution to or through a non-U.S. office of a broker that is either a U.S. person or a U.S.-related person, but do require information reporting on the distribution unless the broker, prior to the share distribution, (a) has documentary evidence in its files that the owner is a Non-U.S. Holder, and (b) has no knowledge, or reason to know, to the contrary.

If necessary to satisfy any withholding obligations, the distribution agent will hold back some number of shares of Comverse common stock (or proceeds from sale of such shares) and sell those common shares on the market.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.

The preceding discussion of certain material U.S. federal income tax consequences is general information only and is not tax advice. Accordingly, each holder of CTI common stock should consult that holder’s own tax advisor as to the particular tax consequences to that holder of the share distribution, including the applicability and effect of any state, local or non-U.S. tax laws and of any changes or proposed changes to applicable law.

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Anticipated Accounting Treatment

Upon completion of the share distribution, Comverse is expected to be treated as a discontinued operation for CTI’s financial reporting purposes. The measurement date for discontinued operations for accounting purposes will be on the date of the share distribution. After the share distribution, the assets and liabilities of Comverse will be accounted for at the historical values carried by CTI prior to the share distribution. Total costs relating to the share distribution are estimated at $30.2 million, which will be borne by CTI. CTI has incurred approximately $11.9 million of these costs through July 31, 2012.

Regulatory Matters Related to the Share Distribution

In connection with the share distribution, apart from the filing of this proxy statement with the SEC and the distribution of this proxy statement to CTI shareholders in connection with the Special Meeting, Comverse is required to file with the SEC a Registration Statement on Form 10 together with certain exhibits thereto, including the final version of the Information Statement to be delivered to CTI shareholders holding CTI common shares on the record date for the share distribution, in order to register Comverse’s common stock under the Exchange Act. A copy of the Preliminary Information Statement on file with the SEC as of the date of this proxy statement is included in this proxy statement in Annex A hereto. In addition, in connection with the share distribution, Comverse has applied to list its common stock on NASDAQ under the trading symbol “CNSI.” The declaration by the SEC of the effectiveness of Comverse’s Registration Statement on Form 10 (and the absence of a stop order suspending the effectiveness of the Registration Statement) prior to the completion of the share distribution. You are urged to read carefully and in its entirety the Preliminary Information Statement included as Annex A to this proxy statement as it contains additional important information relating to the share distribution and Comverse. We expect that one or more amendments to the Preliminary Information Statement may be filed with the SEC between the date of this proxy statement and the date of the Special Meeting. CTI shareholders holding CTI common shares as of the record date for the share distribution (assuming approval shareholder approval is received at the Special Meeting) are also encouraged to read the final information statement to be mailed to CTI shareholders as of such date.

Apart from the matters described above, CTI is not aware of any other material state or federal regulatory requirements or approvals that must be complied with or obtained in connection with the share distribution.

Appraisal Rights

Holders of CTI common shares entitled to vote on the share distribution have rights to dissent from the share distribution and obtain the fair value of their CTI common shares in cash in accordance with the procedures established by New York law. Any shares of Comverse common stock allocable to holders of CTI common shares that properly exercise appraisal rights will be contributed to Comverse by CTI.

Sections 623 and 910 of the NYBCL provide that if the share distribution is completed, holders of our common shares entitled to vote on the share distribution who object to the share distribution in writing prior to the Special Meeting or at the Special Meeting, but before the vote and who follow the procedures specified in Section 623 (summarized below) will have the right to receive cash payment of the fair value of their CTI common shares. The express procedures of Section 623 must be followed precisely; if they are not, holders of our common shares will lose their right to dissent. As described more fully below, such “fair value” would potentially be determined in judicial proceedings, the result of which cannot be predicted. We cannot assure you that holders of our common shares exercising dissenters’ rights will receive consideration equal to or greater than the combined market prices of Comverse common stock and CTI common shares after the share distribution.

The statutory procedures outlined below are complex. What follows is a summary and is qualified in its entirety by reference to the full text of Section 623 and Section 910 of the NYBCL, which is attached hereto as Annex D. Holders of CTI common shares wishing to exercise their dissenters’ rights should consult their own legal advisors to ensure that they fully and properly comply with the requirements of New York law.

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Any holder of CTI common shares who is entitled to vote on the share distribution will have the right to receive cash payment of the fair value of his or her CTI common shares and the other rights and benefits provided in Section 623 if such shareholder:

•

files with CTI a written objection to the share distribution prior to the vote by the CTI shareholders on the share distribution. The written objection must include: (1) notice of the shareholder’s election to dissent; (2) the shareholder’s name and residence address; (3) the number of CTI common shares as to which the shareholder dissents; and (4) a demand for payment of the fair value of such CTI common shares if the share distribution is completed; and

•	does not vote in favor of the share distribution.

A vote against the share distribution will not satisfy the requirement of filing a written objection. Failure to vote against the share distribution will not waive the right of a holder of CTI common shares to receive payment if such holder has filed a written objection in accordance with Section 623 and has not voted in favor of the share distribution. If a holder of CTI common shares abstains from voting on the share distribution, this will not waive his or her dissenters’ rights so long as the appropriate written objection to the share distribution is properly and timely filed. Since a proxy left blank will be voted for the share distribution, any holder of CTI common shares who wishes to exercise his or her dissenters’ rights must either vote against the share distribution or abstain. Written objection prior to the vote by the CTI shareholders on the share distribution may not be required from any holder of CTI common shares to whom CTI did not give proper notice of the Special Meeting.

A holder of CTI common shares may not dissent as to less than all CTI common shares held of record by him or her that he or she owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner of CTI common shares as to less than all CTI common shares of such owner held of record by the nominee or fiduciary.

All written objections to the share distribution and notices of election to dissent should be addressed to:

Comverse Technology, Inc.

810 Seventh Avenue

New York, New York 10019

Attention: Chairman

If the share distribution is approved by CTI’s shareholders, within 10 days after such action the we will give written notice of such approval by registered mail to each holder of CTI common shares who filed a timely written objection, except for any holder of CTI common shares who voted in favor of the share distribution. Any holder of CTI common shares from whom objection was not required and who elects to dissent must file with us, within 20 days after the giving of notice to him or her, a written notice of election to dissent, stating his or her name and residence address, the number of CTI common shares as to which he or she dissents and a demand for payment of the fair value for his or her CTI common shares.

Either at the time of filing of the notice of election to dissent or within one month after the filing of the notice of election to dissent, a dissenting holder of CTI common shares must submit the certificates representing the dissenting CTI common shares to us, or to our transfer agent, which shall note conspicuously on the certificates that a notice of election has been filed and will then return such certificates to such holder. Any holder of CTI common shares who fails to submit his or her certificates for notation within one month after the filing of the notice of election to dissent shall, at the option of CTI upon written notice to such holder of CTI common shares within 45 days from the date of filing such notice of election to dissent, lose his or her dissenters’ rights unless a court, for good cause shown, otherwise directs.

Within 15 days after the expiration of the period within which holders of CTI common shares may file their notices of election to dissent, or within 15 days after the completion of the share distribution, whichever is later (but in no case later than 90 days after the CTI shareholders approve the share distribution), CTI will make a

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written offer by registered mail to each holder of CTI common shares who has filed a notice of election to pay for his or her dissenting shares at a specified price which CTI considers to be their fair value. If the share distribution has occurred, CTI must accompany the offer by an advance payment to each holder of CTI common shares who has submitted his or her share certificates to CTI of an amount equal to 80% of the amount of the offer or, if such holder has not submitted his or her share certificates, a statement that an advance payment equal to 80% of the offer will be made by CTI promptly upon submission of his or her certificates.

Acceptance of such payment does not constitute a waiver of any dissenters’ rights. The offer must be made at the same price per share to all the dissenting holders of CTI common shares. If, within 30 days after the making of an offer, CTI and any dissenting holder of CTI common shares agree on the price to be paid for dissenting shares, the balance of payment for such shares must be made within 60 days after the making of the offer or the completion of the share distribution, whichever is later, and upon surrender of the certificates representing such CTI common shares.

If CTI fails to make an offer to dissenting holders of CTI common shares within the 15–day period described above, or if it makes the offer and any dissenting holder of CTI common shares fails to agree with CTI within 30 days thereafter upon the price to be paid for his or her shares, CTI is required, within 20 days after the expiration of whichever is the applicable of the two periods, to institute a special proceeding in the Supreme Court of the State of New York in the judicial district required by New York corporate law to determine the rights of dissenting holders of CTI common shares and to fix the fair value of their CTI common shares. If CTI fails to institute a proceeding within the 20–day period, any dissenting holder of CTI common shares may institute a proceeding for the same purpose not later than 30 days after the expiration of the 20–day period. If a dissenting holder of CTI common shares does not institute a proceeding within the 30–day period, all dissenters’ rights are lost unless the court, for good cause shown, otherwise directs.

During each proceeding, the court will determine whether each dissenting holder of CTI common shares who has not agreed to an offer by CTI is entitled to receive payment for his or her shares and, if so, will fix the value of such shares as of the close of business on the day prior to the date the CTI shareholders voted to approve the share distribution, taking into consideration the nature of the transactions giving rise to the right of the holder of CTI common shares to receive payment for his or her dissenting shares and its effect on CTI and its shareholders, the concepts and methods then customary in relevant securities and financial markets for determining the fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the CTI common shares without a jury and without referral to an appraiser or referee. The court will also award interest on such amount to be paid from the date of the completion of the share distribution to the date of payment unless the court finds that the refusal by a holder of CTI common shares to accept CTI’s offer of payment was arbitrary, vexatious or otherwise not in good faith. Each party to such proceeding will bear its own costs and expenses unless the court finds the refusal of payment by the holders of CTI common shares arbitrary, vexatious or otherwise not in good faith, in which case CTI’s costs will be assessed against any or all dissenting holders of CTI common shares who are party to such proceeding. The court, in its discretion, may also apportion or assess any part of the costs of dissenting holders of CTI common shares against CTI if it finds that the fair value of the shares as determined materially exceeds the amount which CTI offered to pay, or that no offer or advance payment was made by CTI, or that CTI failed to institute such special proceeding within the specified period, or that the actions of CTI in complying with its obligations under Section 623 were arbitrary, vexatious or otherwise not in good faith. Within 60 days following the final determination of the applicable proceeding, CTI shall pay to each dissenting holder of CTI common shares the amount found to be due him or her upon the surrender by such holder of all certificates representing dissenting shares.

The enforcement by a holder of CTI common shares of his or her right to receive payment for shares in accordance with Section 623 excludes the enforcement by such holder of CTI common shares of any other right to which he or she might otherwise be entitled by virtue of his or her ownership of CTI common shares (unless such holder of CTI common shares withdraws his or her notice of election or the share distribution is

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abandoned), except that the holder of CTI common shares will retain the right to bring or maintain an appropriate action to obtain relief on the grounds that the share distribution will be or is unlawful or fraudulent as to him or her. A notice of election by a holder of CTI common shares may be withdrawn at any time prior to his or her acceptance in writing of an offer to purchase his or her dissenting CTI common shares by CTI, but no withdrawal may be made later than 60 days from the completion of the share distribution (unless CTI failed to make a timely offer) without the consent of CTI.

In view of the complexity of Sections 623 and 910 of the NYBCL, shareholders who may wish to dissent from the share distribution and pursue appraisal rights should consult their legal advisors.

Treatment of Stock–Based Awards

In connection with the share distribution, CTI’s equity-based compensation awards will generally be treated as follows:

Stock Option Awards

CTI options will be adjusted as described below based on (1) the optionholder’s employer following the share distribution and (2) whether the CTI options have an exercise price that is (A) less than $10.52 per share (referred to as the Group A options) or (B) equal to or greater than $10.52 per share (referred to as the Group B options).

On the distribution date, CTI options (Group A and Group B) held by Comverse officers and employees will be converted into options for shares of Comverse common stock. As of the distribution date, CTI options (Group A and Group B) held by our employees and by Verint employees will remain CTI options. In the event that Starhome is contributed to Comverse and the Starhome Disposition is not completed by the distribution date, any outstanding CTI options (Group A and Group B) held by Starhome officers and employees will be converted into options for shares of Comverse common stock and will be treated in the same manner as CTI options held by Comverse officers and employees, as described below.

We expect that, on the distribution date, there will be outstanding Group A options to purchase approximately 1,636,205 CTI common shares. Currently, Comverse officers and employees hold Group A options to purchase 1,606,643 CTI common shares, our employees hold options to purchase 20,562 CTI common shares and Comverse consultants hold options to purchase 9,000 CTI common shares. The exercise price of the Group A options held by Comverse employees will be adjusted such that the exercise price will equal one hundred percent (100%) of the published closing trading price of a share of Comverse common stock on the NASDAQ Stock Exchange on the distribution date. The number of shares of Comverse common stock subject to the Group A options will be adjusted such that for each award, the aggregate Black-Scholes value of the Group A options immediately after the distribution date is equal to the aggregate Black-Scholes value of the Group A options immediately before the distribution date. The adjusted Group A options will have a new term of ten years beginning on the distribution date. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the Group A options will remain the same, including continued vesting pursuant to the current terms of the awards.

We expect that, on the distribution date, there will be outstanding Group B options to purchase approximately 1,787,263 CTI common shares held by Comverse officers and employees. Currently, Comverse officers and employees hold Group B options to purchase 1,686,838 CTI common shares, our employees hold options to purchase 69,550 CTI common shares and Comverse consultants hold options to purchase 30,875 CTI common shares. The exercise price of the Group B options will be adjusted such that the exercise price will equal two hundred percent (200%) of the published closing trading price of a share of Comverse common stock on the NASDAQ Stock Exchange on the distribution date. The number of shares of Comverse common stock subject to the Group B options will be adjusted such that for each award the aggregate Black-Scholes value of the Group B

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Options immediately after the distribution date is equal to the aggregate Black-Scholes value of the Group B options immediately before the distribution date. The adjusted Group B options will have a remaining term that is the same as the existing option term. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the Group B options will remain the same, including continued vesting pursuant to the current terms of the awards.

The exercise price and the number of shares underlying CTI options held by our officers and employees and Verint officers and employees will be adjusted as described above for the Group B options (as all such options have an exercise price that is equal to or greater than $10.52 per share) except that these optionholders will retain options to purchase CTI common shares and will be adjusted such that the exercise price will equal two hundred percent (200%) of the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded the “regular way”) on the distribution date. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the options will remain the same, including continued vesting pursuant to the current terms of the awards.

Currently, there are no CTI options that are “in the money,” (i.e., where the exercise price is less than the trading price of the CTI stock). However, in the event that any CTI options are in the money on the distribution date due to changes in the CTI stock price, such options will be adjusted or replaced (based on the employer of such officer or employee as described above) in a manner that preserves the aggregate in-the-money value of such options.

Unvested Restricted Stock Units (RSUs) and Unvested Deferred Stock Units (DSUs)

We expect that as of the distribution date, unvested CTI RSUs and unvested CTI DSUs held by Comverse officers and employees will be replaced with Comverse DSUs and RSUs. Following the distribution date, the number of shares of Comverse common stock underlying the replaced RSUs and DSUs will be equal to (1) the number of CTI common shares underlying the CTI RSUs and CTI DSUs held as of the distribution date multiplied by (2) a ratio, the numerator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded the “regular way”) on the day prior to the distribution date and, the denominator of which is equal to the published closing trading price of a share of Comverse common stock on the NASDAQ Stock Exchange on the distribution date. In lieu of issuing fractional RSUs or DSUs, a cash payment equal to the value of the fractional share, if any, will be made to the holder. All other terms and conditions of our RSUs and DSUs will remain the same, including continued vesting pursuant to the current terms of the awards.

As of the distribution date, unvested CTI RSUs and unvested CTI DSUs held by CTI directors, officers and employees will remain CTI RSUs or CTI DSUs. Following the distribution date, the number of CTI common shares underlying the CTI RSUs and CTI DSUs will be equal to (1) the number of CTI shares of common stock underlying the CTI RSUs and CTI DSUs held as of the distribution date multiplied by (2) a ratio, the numerator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded the “regular way”) on the day prior to the distribution date and, the denominator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded “ex-dividend”) on the distribution date. In lieu of issuing fractional RSUs or DSUs, a cash payment equal to the value of the fractional share, if any, shall be made to the holder. All other terms of the CTI RSUs and CTI DSUs will remain the same, including vesting pursuant to the current terms of the awards.

Agreements between CTI and Comverse Relating to the Share Distribution

Following the share distribution, CTI and Comverse will operate independently, and neither will have any ownership interest in the other. In order to govern certain ongoing relationships between CTI and Comverse after the share distribution and to provide mechanisms for an orderly transition, CTI and Comverse intend to enter into agreements pursuant to which certain services and rights will be provided for following the share distribution, and CTI and Comverse will indemnify each other (and in certain circumstances, Verint) against certain liabilities

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arising from our respective businesses, the services that will be provided under such agreements and the share distribution. The following is a summary of the terms of the material agreements we expect to enter into with Comverse. For further information regarding these agreements, see “Certain Relationships and Related Party Transactions” in the Preliminary Information Statement included as Annex A to this proxy statement.

Neither this summary nor the summary set forth in the Preliminary Information Statement purports to be complete and may not contain all of the information about these agreements that is important to you. These summaries are subject to, and qualified in their entirety by reference to, the agreements described below, the form of each of which are included as an annex to this proxy statement and as an exhibit to Comverse’s Registration Statement on Form 10 filed with the SEC in connection with the share distribution. You are encouraged to read each of these agreements carefully and in its entirety, as they are the primary legal documents governing the relationship between CTI and Comverse following the share distribution.

Except for matters covered by the Distribution Agreement, the Transition Services Agreement, the Tax Disaffiliation Agreement, the Employee Matters Agreement and the other agreements we intend to enter into with Comverse in connection with the share distribution or other arm’s-length transactions entered into in the ordinary course of business, any and all agreements, arrangements, commitments and understandings, between us and our subsidiaries and other affiliates, on the one hand, and Comverse and its subsidiaries and other affiliates, on the other hand, will terminate as of the distribution date of the Comverse common stock.

We do not expect that any material changes will be made to the Distribution Agreement or any of the ancillary agreements following mailing of this proxy statement. In the event, however, that any material change is made to the Distribution Agreement or any ancillary agreement following mailing of this proxy statement, the parties will disclose such change in accordance with applicable law, including for example, by mailing a supplement to shareholders or by filing a Form 8-K.

Distribution Agreement

We intend to enter into a Distribution Agreement with Comverse before the share distribution to CTI’s shareholders. The Distribution Agreement will set forth our agreement with Comverse regarding the principal transactions necessary to separate Comverse from us. It also will set forth other agreements that govern certain aspects of our relationship with Comverse after the completion of the share distribution and will provide certain indemnities to Verint related to the Verint Merger Agreement, the share distribution and the business of Comverse.

In general, we will not make any representations or warranties regarding the transactions contemplated by the Distribution Agreement or the business, assets, liabilities, condition or prospects of CTI or Comverse. Except as expressly set forth in the Distribution Agreement or in any ancillary agreement, all assets will be transferred on an “as is,” “where is” basis.

Distribution. On the distribution date, we will distribute to our shareholders one share of Comverse common stock for every ten CTI common shares held by our shareholders. Fractional shares of Comverse common stock will not be distributed. Fractional shares of Comverse common stock to which holders of record of our common shares would otherwise be entitled will be aggregated and sold in the public market by the distribution agent at prevailing market prices.

Transfer of Assets and Assumptions of Liabilities. The Distribution Agreement will identify certain transfers of assets and assumptions of liabilities that are necessary in advance of the share distribution so that each of Comverse and CTI retains the assets of, and the liabilities associated with, our respective businesses.

The Distribution Agreement will also provide for the settlement or extinguishment of certain liabilities and other obligations between Comverse and CTI.

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Misallocated Transfers. We and Comverse will agree that if at any time after the share distribution either party discovers that it or any of its affiliates is the owner of or receives any asset or is liable for any liability that is attributable to the other party or any person that is an affiliate of the other party, it will promptly convey, or cause to be conveyed the applicable asset or liability to the proper party.

Release of Claims. Comverse will agree to broad releases pursuant to which it will release us and our affiliates, successors and assigns from, and indemnify and hold harmless all such persons against and from, any claims against any of them that arise out of or relate to the management of the business of Comverse, certain events that took place prior to the share distribution, the share distribution, the terms of the Distribution Agreement and the other agreements being entered into in connection with the share distribution, the post-share distribution certificate of incorporation and the bylaws of Comverse, and any other decision made or action taken relating to Comverse. The releases will not extend to obligations or liabilities under any agreements between the parties that remain in effect following the share distribution, including, but not limited to, the Distribution Agreement, the Transition Services Agreement, the Tax Disaffiliation Agreement and the Employee Matters Agreement.

Indemnification. We and Comverse will agree to indemnify each other and each of our respective affiliates and representatives, and each of the heirs, executors, successors and assigns of such representatives against certain liabilities in connection with our respective businesses and any breach by such company of the Distribution Agreement.

In addition, under the Distribution Agreement Comverse has agreed to indemnify CTI and its affiliates (including Verint after the Verint Merger) against certain losses that may arise as a result of the Verint Merger and the share distribution. Certain of these indemnification obligations are capped at $25.0 million and certain are uncapped. Specifically, the capped indemnification obligations include indemnifying CTI and its affiliates (including Verint after the Verint Merger) against losses stemming from breaches by CTI of representations, warranties and covenants in the Verint Merger Agreement and for any contingent liabilities of CTI that are known by CTI but not included on the net worth statement to be delivered at the closing of the Verint Merger. Comverse’s uncapped indemnification obligations include indemnifying CTI and its affiliates (including Verint after the Verint Merger) against liabilities relating to Comverse’s business; claims by any shareholder or creditor of CTI related to the share distribution; the Verint Merger or related transactions or disclosure documents (including this proxy statement and the Information Statement); any claims made by employees or former employees of ours (including but not limited to the Israeli optionholder suits discussed under “Business—Legal Proceedings”) and certain claims made by employees or former employees of CTI; any failure by Comverse to perform under any of the agreements entered into in connection with the share distribution; claims related to the CTI’s ownership or operation of Comverse; claims related to the Starhome Disposition; certain retained liabilities of ours that are not reflected or reserved against on the net worth statement to be delivered by us at the closing of the Verint Merger; and claims arising out of the exercise of appraisal rights by a CTI shareholder in connection with the share distribution. We have agreed to place $25.0 million in cash in escrow to support indemnification claims to the extent made against Comverse by Verint, and any cash balance remaining in such escrow fund 18 months after the closing of the Verint Merger Agreement will be released to Comverse. The escrow cannot be used for claims related to the Israeli optionholder suit. Comverse will also assume all pre-share distribution tax obligations of each of Comverse and CTI.

Exchange of Information. We and Comverse will agree to provide each other with information relating to the other party or the conduct of its business prior to the share distribution, and information reasonably necessary to prepare financial statements and any reports or filings to be made with any governmental authority. We and Comverse will also agree to retain such information in accordance with our respective record retention policies as in effect on the date of the Distribution Agreement or as required by law or agreement.

Access to Information; Witnesses; Confidentiality. We and Comverse will allow each other and our respective representatives reasonable access to all records in our or their possession relating to the business and affairs of the other party, including for audit, accounting, litigation, income taxes, financial reporting and regulatory compliance purposes. We and Comverse will also use reasonable efforts to make available to the other party and its accountants, counsel and other designated representatives, upon written request, its directors,

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officers, employees and representatives as witness and will otherwise cooperate with the other party in connection with any proceeding arising out of its or the other party’s business and operation before the share distribution. Subject to limited exceptions, we and Comverse and our representatives are required to hold confidential all information in our or their possession concerning the other party.

Appraisal Rights. The Distribution Agreement will provide that Comverse will indemnify us and each of our affiliates against all liabilities arising out of the exercise of appraisal rights by any of our shareholders with respect to the share distribution. In exchange, we will contribute to Comverse all shares of Comverse common stock that are allocable to a holder of our common shares that exercises its appraisal rights.

Further Assurances. We and Comverse will agree to take all actions reasonably necessary or desirable to consummate and make effective the transactions contemplated by the Distribution Agreement and the ancillary agreements related thereto, including using commercially reasonable efforts to promptly obtain all consents and approvals, to enter into all agreements and to make all filings and applications that may be required for the consummation of such transactions.

Third-Party Beneficiaries. We and Comverse will agree that, (i) Verint and each of its subsidiaries and affiliates is an intended third-party beneficiary of the Distribution Agreement until the Verint Merger Agreement is terminated in accordance with its terms and (b) each party identified as an indemnitee in the Distribution Agreement who is not a party to the agreement is an intended third-party beneficiary of the indemnification provisions.

Termination. The Distribution Agreement will provide that it may be terminated by CTI at any time prior to the share distribution in the sole discretion of CTI without the approval of Comverse or the shareholders of CTI. In the event of such termination, neither we nor Comverse will have any liability of any kind to the other party.

Transition Services Agreement

Prior to the share distribution, we will enter into a Transition Services Agreement with Comverse, pursuant to which each of us and Comverse will provide the other with certain services to help ensure an orderly transition following the share distribution.

The services to be provided by Comverse to us under the Transition Services Agreement include: payroll services; health and welfare plan administration; finance, treasury, accounting and internal audit services; tax return preparation; financial reporting; insurance services; information technology services; and other operation support and services. In addition, we will be permitted to request that Comverse provide us with certain services not contemplated by the Transition Services Agreement, to the extent the request is made in good faith and the terms and conditions of such additional services are agreed. Under the Transition Services Agreement, we will provide Comverse with the type of general operational support historically provided to Comverse by CTI employees, in each case limited to providing executive oversight, granting approvals and performing other duties required for filings.

Amounts payable for services provided under the Transition Services Agreement will generally equal the costs and expenses incurred by the party providing the services, and a significant portion of the services that Comverse is to provide will have fixed fees. The Transition Services Agreement requires that the services be provided in a manner to permit us to comply with our legal obligations and in a manner and at a level of service that is consistent with past practice for the parties and in any event with at least a reasonable degree of care.

Subject to limited exceptions, each of Comverse and CTI has agreed to limit our liability to the other in respect of causes of action arising under the agreement. In addition, Comverse has agreed to indemnify us against certain losses stemming from the provision of services and certain breaches of the agreement.

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The Transition Services Agreement will continue in effect until terminated in accordance with its terms. Each party has the right to terminate the services provided to it under the Transition Services Agreement upon thirty days prior written notice. In addition, we can terminate the agreement upon five days prior written notice upon the occurrence of certain corporate events.

Tax Disaffiliation Agreement

The Tax Disaffiliation Agreement will govern CTI’s and Comverse’s respective rights, responsibilities and obligations with respect to both pre– and post–distribution periods, including tax liabilities and benefits, the preparation and filing of tax returns, and the control of audits and other tax matters. We and Comverse will enter into the Tax Disaffiliation Agreement effective as of the share distribution. In general, Comverse will be required under the Tax Disaffiliation Agreement to pay all CTI group and Comverse group taxes attributable to periods ending on or before the share distribution. In general, we will be required under the Tax Disaffiliation Agreement to pay all taxes for the CTI group for taxable periods beginning the day after the share distribution and the portion of any straddle period beginning on the day after the distribution date.

Our obligations under the Tax Disaffiliation Agreement are not limited in amount or subject to any cap. Further, even if we are not responsible for tax liabilities under the Tax Disaffiliation Agreement, we nonetheless could be liable under applicable tax law. If we are required to pay any tax liabilities under the circumstances set forth in the Tax Disaffiliation Agreement or pursuant to applicable tax law, the amounts may be significant.

Employee Matters Agreement

Prior to the share distribution, we will enter into an Employee Matters Agreement with Comverse. The Employee Matters Agreement will allocate liabilities and responsibilities between Comverse and us relating to employee compensation and benefit plans and programs, including the treatment of certain employment agreements, severance plans, outstanding annual and long-term incentive awards, and health and welfare benefit obligations.

In general, the Employee Matters Agreement will provide that following the distribution Comverse will be responsible for all employment and benefit-related obligations and liabilities related to those individuals employed by Comverse prior to the share distribution (or the Comverse employees) and those individuals whose employment will be transferred to Comverse in connection with the share distribution (or the transferred employees). In general, CTI will be responsible for any employment and benefit-related obligations and liabilities of any employees who continue to be employees of CTI following the share distribution (or the remaining CTI employees).

Specific provisions of the Employee Matters Agreement include the following:

•	Employment Agreements. Comverse will assume and we will assign all employment-related agreements and arrangements for all transferred employees following the share distribution.

•

Severance Plans. Remaining CTI employees will continue to participate in our executive severance protection plan following the share distribution, but Comverse employees and transferred employees will cease to participate in such plan. Comverse will be required to adopt a severance plan for the benefit of certain Comverse executives that is substantially similar to the plan maintained by us prior to the distribution.

•

401(k) Plan. Comverse will be required to assume sponsorship of the CTI 401(k) Plan and to assume all assets and liabilities thereunder. Remaining CTI employees will cease to participate in the CTI 401(k) Plan, but they will be eligible to receive a cash bonus during the first quarter of 2013, in lieu of a company 401(k) plan matching contribution.

•	Health and Welfare Plans. Comverse will be required to assume sponsorship of certain of our health and welfare plans set forth in the Employee Matters Agreement and to maintain certain healthcare

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continuation requirements. Remaining CTI employees will continue to participate in such plans for a period of time following the share distribution and we will reimburse Comverse for the costs associated with such coverage.

•

Cash Incentive Plans. Comverse will be required to assume all liabilities in connection with bonus awards payable to Comverse employees and transferred employees for the year in which the share distribution occurs and thereafter. We will retain all liabilities in connection with bonus awards payable to remaining CTI employees for the year in which the share distribution occurs and thereafter.

The Employee Matters Agreement also provides for adjustments to outstanding equity awards, which is more fully described under “—Treatment of Stock Based Awards.”

Other Agreements

Immediately prior to the share distribution, CTI will contribute to us Exalink Ltd., a CTI wholly-owned subsidiary. Other than holding certain intellectual property rights, Exalink Ltd. has no operations.

We may also enter into certain other agreements with Comverse as are necessary to complete the share distribution, which will govern certain ongoing relationships between us and Comverse.

Interests of our Directors and Executive Officers in the Share Distribution

In considering the recommendation of our Board of Directors with respect to the share distribution, you should be aware that some of CTI’s directors and executive officers have interests in the share distribution that may be different from, or in addition to, the interests of our shareholders generally. Such interests include stock options, restricted stock units and deferred stock units held by such directors and officers. In addition, it is currently expected that after the share distribution members of our Board will also be members of the Comverse board. These interests, to the extent material, are described in this proxy statement. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the share distribution.

Impact on Director and Executive Officer Awards

The equity awards held by directors and executive officers of CTI who continue to be directors and executive officers of CTI following the share distribution will be adjusted in the same manner as similar awards held by other employees of CTI who will remain with CTI following the share distribution granted under the same equity plans. Apart from such adjustments to equity awards, no other adjustments will be made to the compensation arrangements of employees of CTI following the share distribution.

The equity awards held by directors and executive officers of CTI who become directors and executive officers of Comverse following the share distribution will be adjusted in the same manner as similar awards held by other employees of CTI who will be employed by Comverse following the share distribution granted under the same equity plans. Apart from such adjustments to equity awards, no other adjustments will be made to the compensation arrangements of employees of Comverse following the share distribution. For a more detailed description of the treatment of equity awards for CTI and Comverse employees see the Preliminary Information Statement included as Annex A to this proxy statement.

Description of Comverse Capital Stock

The following is a summary of information concerning Comverse’s capital stock following the share distribution. The summary below does not purport to be a complete statement of the relevant provisions of Comverse’s proposed certificate of incorporation or bylaws. The summary is qualified in its entirety by reference to these documents, which you must read for complete information on Comverse’s capital stock. Comverse’s certificate of incorporation and bylaws that we and Comverse’s board of directors will adopt prior to the share distribution are included as exhibits to Comverse’s Registration Statement on Form 10. You can also find further information regarding Comverse’s capital stock and certain provisions of Delaware law under “Description of Our Capital Stock” in the Preliminary Information Statement included as Annex A to this proxy statement.

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Authorized Capital Stock

Immediately following the share distribution, Comverse’s authorized capital stock will consist of 100.0 million shares of common stock, with par value $0.01 per share and 2.5 million shares of preferred stock, with $0.01 par value per share.

Common Stock

Shares Outstanding. Immediately following the share distribution, the actual number of shares of Comverse common stock outstanding will depend on the actual number of CTI common shares outstanding on the record date for the share distribution. Assuming approximately 219.2 million CTI common shares are outstanding as of the record date for the share distribution (which was the actual number of CTI common shares outstanding as of July 31, 2012), the number of shares of Comverse common stock to be distributed in the share distribution, and the number of shares of Comverse common stock which will be outstanding immediately following the share distribution, will be approximately 21.9 million.

Dividends. Holders of shares of Comverse common stock will be entitled to receive dividends when, or if, declared by its board of directors out of funds legally available for that purpose. Future dividends will be dependent on Comverse’s earnings, financial condition, cash flow and business requirements, as determined by its board of directors.

Voting Rights. The holders of Comverse common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.

Majority Voting for Directors. The Comverse bylaws will provide for the election of directors by a “majority of votes cast” in uncontested elections and plurality voting in any election that is contested. An election will be considered “contested” if, as determined by the Board, the number of nominees exceeds the number of directors to be elected. A “majority of votes” cast will mean that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. Abstentions, if any, will not be counted as votes cast and therefore will have no effect. Comverse’s Corporate Governance Guidelines and Principles will provide that a nominee who does not receive a majority of the votes cast shall immediately tender his or her resignation, and the Board shall decide, through a process managed by the Corporate Governance and Nominating Committee and excluding the nominee in question, whether to accept the resignation at its next regularly scheduled Board meeting and in any event within 90 days after the certification of the election results. Absent a compelling reason for the director to remain on the Board, it is expected that the Board will accept the resignation. The Board’s explanation of its decision shall be promptly disclosed in a Current Report on Form 8-K filed with the SEC.

Other Rights. Subject to any preferential liquidation rights of holders of preferred stock that may be outstanding, upon Comverse’s liquidation, dissolution or winding-up, the holders of Comverse common stock will be entitled to share ratably in Comverse’s assets legally available for distribution to its shareholders.

Fully Paid. The issued and outstanding shares of Comverse common stock are fully paid and non-assessable. Any additional shares of common stock that Comverse may issue in the future will also be fully paid and non-assessable.

Preemptive Rights. The holders of Comverse common stock will not have preemptive rights or preferential rights to subscribe for shares of Comverse capital stock.

Preferred Stock

Comverse’s certificate of incorporation will authorize the Comverse board to designate and issue from time to time one or more series of preferred stock without shareholder approval. Comverse’s board will be entitled to fix and determine the preferences, limitations and relative rights of each series of preferred stock. Comverse has no present plans to issue any shares of preferred stock.

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Comparison of Rights of Current CTI Shareholders and Comverse Shareholders following the Share Distribution

The rights of CTI shareholders are currently governed by the New York Business Corporation Law (or the NYBCL), and the certificate of incorporation and bylaws of CTI. The rights of Comverse shareholders following the share distribution will be governed by the DGCL, and its certificate of incorporation and bylaws, certain provisions of which (in their current proposed form) are summarized elsewhere in this proxy statement. Copies of Comverse’s proposed certificate of incorporation and bylaws will be included as exhibits to Comverse’s Registration Statement on Form 10. If you are a holder of CTI common shares on the record date for the share distribution, unless you sell your shares under certain circumstances described under “General Summary of the Share Distribution—Listing of Comverse Common Stock and Trading of CTI Common Shares,” you will receive shares of Comverse common stock in the share distribution. Your rights as a shareholder of Comverse will be different from your rights as a shareholder of CTI.

This section of the proxy statement describes the material differences between the rights of CTI shareholders and the rights of Comverse shareholders following the share distribution.

This section does not include a complete description of all differences among the rights of CTI shareholders and Comverse shareholders, nor does it include a complete description of the specific rights of these shareholders. Furthermore, the identification of some of the differences in the rights of these shareholders as material is not intended to indicate that other differences do not, or may not, exist.

You are urged to read carefully the relevant provisions of the NYBCL and the DGCL, as well as the certificate of incorporation and bylaws of CTI and the proposed certificate of incorporation and bylaws of Comverse. Copies of the certificate of incorporation and bylaws of CTI are filed as exhibits to the reports of CTI incorporated by reference in this proxy statement. See “OTHER MATTERS—Where You Can Find Additional Information.” As noted above, copies of the proposed certificate of incorporation and bylaws of Comverse will be included as exhibits to Comverse’s Registration Statement on Form 10.

	CTI	Comverse
Authorized Capital Shares

The authorized capital stock of CTI consists of (i) 600,000,000 shares of common stock, $0.10 par value per share and (ii) 2,500,000 shares of preferred stock, $0.01 par value per share.

Under CTI’s certificate of incorporation, CTI’s board of directors has the authority to issue one or more series of preferred stock with designations, rights, preferences and limitations as the board of directors may determine.

Currently, there are no classes of shares outstanding other than common stock.

The authorized capital stock of Comverse shall consist of (i) 100 million shares of common stock, with par value $0.01 per share and (ii) 2.5 million shares of preferred stock, with par value $0.01 per share.

Under Comverse’s proposed certificate of incorporation, Comverse’s board of directors has the authority to issue one or more series of preferred stock with designations, powers, preferences and rights and any qualifications, limitations or restrictions thereof, as the board of directors may determine.

Currently, there are no classes of shares outstanding other than common stock.

Voting Rights	Under the CTI bylaws, each shareholder is entitled to one vote for each common share held by such holder on each matter submitted to a vote at a meeting of shareholders.	Each outstanding share of Comverse common stock will entitle the holder of such share to one vote on each matter properly submitted to the shareholders of Comverse.

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	CTI	Comverse
Number of Directors	The CTI bylaws provide that the CTI board of directors shall consist of no less than three and no more than eleven members. The number of directors may be changed by the board of directors. CTI currently has six directors.	Upon completion of the share distribution, Comverse’s board of directors will initially consist of seven members. Comverse’s proposed bylaws will allow its board of directors to fix the number of directors but at no time shall there be fewer than three or more than eleven directors.

Election of Directors

Under the CTI bylaws, shareholders elect directors to succeed those whose terms expire by majority of the votes cast, unless the election is contested, in which case directors will be elected by a plurality of votes cast (meaning the candidate with the most votes is elected).

For purposes of the foregoing, majority of votes cast means the number of shares voted “for” a director exceed the votes cast “against” that director.

Under Comverse’s proposed bylaws, shareholders elect directors to succeed those whose terms expire by majority of the votes cast, unless the election is contested, in which case directors will be elected by a plurality of votes cast (meaning the candidate with the most votes is elected).

For purposes of the foregoing, majority of votes cast means the number of shares voted “for” a director exceed the votes cast “against” that director.

Vacancies on the Board of Directors

Under the NYBCL, unless the certificate of incorporation or bylaws of a company provide otherwise, a majority of the directors in office can fill any vacancy or newly created directorship, other than a vacancy caused by the removal of a director without cause, which can only be filled by vote of the shareholders (unless otherwise provided in the certificate of incorporation or bylaws).

CTI’s bylaws provide that newly created directorships and vacancies may be filled by a majority vote of the directors in office, although less than a quorum, or by election of the shareholders. The certificate and incorporation of CTI are silent as to the filling of vacancies caused by the removal of a director without cause, so such a vacancy can only be filled by a vote of the shareholders. A director elected to fill a newly created directorship will hold office until the next annual meeting of shareholders and until his successor is duly elected. A director elected to fill a vacancy will hold office for the unexpired portion of the term of his predecessor.

Under the DGCL, a majority of the directors in office can fill any vacancy or newly created directorship.

Comverse’s proposed bylaws provide that newly created directorships resulting from any increase in the authorized number of directors or any vacancies occurring on the Comverse board of directors, however caused, may be filled only by a majority vote of the remaining directors even though less than a quorum (and not by shareholders). Each director so chosen will hold office until such director’s successor is duly elected. In addition, under the DGCL, if, at the time of the filling of any vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any shareholder or shareholders holding at least ten percent of the total number of outstanding shares entitled to vote for such directors, summarily order an election to fill any such vacancy or newly created directorship, or replace the directors chosen by the directors then in office.

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	CTI	Comverse
Removal of Directors	The CTI bylaws provide that a director may be removed, with or without cause, by the vote of the shareholders at a special meeting of shareholders called for that purpose. A director may be removed for cause by the action of the directors at a special meeting of the board called for that purpose.	Under the DGCL, a director may be removed with or without cause by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors.

Amendment of Charter Documents

Under CTI’s bylaws, the CTI bylaws may be amended by a majority vote of shareholders at a meeting if notice of the proposed amendment was contained in the notice of such meeting. The bylaws can also be amended, except for provisions adopted by shareholders, by majority vote of the board of directors, if notice of the proposed amendment has been given.

Under the NYBCL, the CTI certificate of incorporation, may be amended by vote of the board, followed by vote of a majority of shareholders, with certain exceptions.

Under Comverse’s proposed bylaws, the shareholders may adopt, amend and repeal bylaws by a majority vote. The Board of Directors also has the power to adopt amend and repeal bylaws, but such power is subject to the power of the shareholders to adopt, amend and repeal bylaws. The certificate of incorporation states that any such adoption, amendment or repeal by the board of directors requires the approval of a majority of the total number of authorized directors.

Under the DGCL, a certificate of incorporation may be amended by a majority vote of the shareholders.

Comverse’s proposed certificate of incorporation provides that it may be amended or repealed in accordance with the DGCL. In addition to the vote required by law, the vote of at least 50% of the shareholders is required to amend the provisions dealing with amendment of the certificate and bylaws; lack of written consent rights for the shareholders; and election, quorum, voting, nomination, vacancies and liability of directors.

Special Shareholder Meetings

Under the NYBCL, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the corporation’ certificate of incorporation or bylaws.

CTI’s bylaws provide that special meetings of the shareholders may be called by the chairman of the board of directors, the chief executive officer, the board of directors or holders of majority of shares.

Under the DGCL, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the corporation’s certificate of incorporation or bylaws.

Comverse’s proposed certificate of incorporation and bylaws provide that special meetings of the shareholders may be called at any time by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

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	CTI	Comverse
Nomination of Directors

CTI’s bylaws provide that nominations for the election of directors may be made by a committee appointed by the Board of Directors or by any shareholder entitled to vote, in which case notice must be received by the Secretary (1) with respect to an election to be held at an annual meeting of shareholders, not less than 120 days prior to the first anniversary date of the proxy statement in connection with the previous annual meeting, or if no annual meeting was held in the previous year or if the date of the meeting is more than 30 days earlier or later than the first anniversary of the most recent annual meeting, not later than the 10th day following the date on which public announcement of the date of such meeting is first made and (2) with respect to an election to be held at a special meeting of shareholders, no later than the 10th day following the date on which public announcement of the date of such meeting is first made.

The notice must set forth all information relating to the nominees as would be required to be disclosed in a proxy statement pursuant to the Exchange Act, the consent of the nominee to serve as director if so elected, and certain information relating to the shareholder giving such notice.

Comverse’s proposed bylaws provide that nominations by a shareholder of persons for election to the Board of Directors at an annual meeting may be made pursuant to the proxy materials with respect to such meeting, by the Board of Directors, or by a shareholder, in which case the Secretary must have received notice of such nomination not less than 45 or more than 75 days prior to the one-year anniversary of the date on which the proxy materials for the preceding year’s annual meeting of shareholders were first mailed, provided that if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s meeting, or if no annual meeting was held in the preceding year, the notice must be received by the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors at least 10 days before the last day shareholder may deliver a notice of nomination, a notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary not later than the close of business on the 10th day following the day on which such public announcement is first made by Comverse.

The notice must set forth all information relating to the nominees as would be required to be disclosed in a proxy statement pursuant to the Exchange Act, the consent of the nominee to serve as director if so elected, and certain information relating to the shareholder giving such notice.

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	CTI	Comverse
Shareholder Proposals

CTI’s bylaws provide that in order to submit business to an annual meeting of shareholders, a shareholder must give written notice to the Secretary of his or her intention to present such business not less than 120 days prior to the first anniversary date of the proxy statement in connection with the previous annual meeting, or if no annual meeting was held in the previous year or if the date of the meeting is more than 30 days earlier or later than the first anniversary of the most recent annual meeting, not later than the 10th day following the date on which public announcement of the date of such meeting is first made.

The notice must set forth a brief description of the business, the text of the proposal, the reasons for conducting such business at the meeting, any material interest in such business of the proposing shareholder, and certain other information relating to such shareholder.

Comverse’s proposed bylaws provide that nominations of business to be brought before an annual meeting may be made by a shareholder, provided that the Secretary must have received notice of such nomination not less than 45 or more than 75 days prior to the one-year anniversary of the date on which the proxy materials for the preceding year’s annual meeting of shareholders were first mailed, provided that if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s meeting, or if no annual meeting was held in the preceding year, the notice must be received by the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

The notice must set forth a description of such business, the text of the proposal, the reasons for conducting such business at the meeting, any material interest in such business of the proposing shareholder, and certain other information relating to such shareholder.

Limitation of Liability of Directors	CTI’s certificate of incorporation provides that no director will be personally liable to CTI or its shareholders for damages for any breach of duty in such capacity, except for liability that is established to be for any act or omission (i) that was in bad faith, (ii) that involved intentional misconduct or a knowing violation of law, (iii) from which he personally gained a profit or other advantage to which he was not legally entitled or (iv) that violated Section 719 of the NYBCL.	Comverse’s proposed certificate of incorporation provides that no director will be personally liable to Comverse or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Comverse or its shareholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefits.

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	CTI	Comverse
Indemnification of Directors and Officers

The NYBCL also permits a corporation to indemnify any person who is made a party to an action or proceeding on account of being a current or former director, officer, employee or agent of the corporation (or serving or having served at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or proceeding, if such director or officer acted, in good faith, for a purpose for which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses which the court deems to be proper.

CTI’s bylaws require CTI to indemnify and advance the expenses of each person to the full extent permitted by the NYBCL. Such indemnification and advancement of expenses is not exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided that no indemnification may be made if it is established the such director’s or officer’s acts were in bad faith, were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained a profit or other advantage to which he or she was not legally entitled.

The DGCL also permits a corporation to indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a current or former director, officer, employee or agent of the corporation (or serving or having served at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent that a current or former director or officer is successful on the merits or otherwise in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for expenses actually and reasonably incurred thereby.

Comverse’s bylaws require Comverse to indemnify, to the fullest extent currently or subsequently permitted by DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Comverse, or is or was serving at the request of Comverse as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official or any other capacity while serving as a director or officer of Comverse.

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	CTI	Comverse
Comverse’s bylaws also provide that reasonable expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by Comverse in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by Comverse.

Preemptive Rights	Under the NYBCL, shareholders of a corporation do not have preemptive rights to subscribe to an additional issue of stock or to any security convertible into such stock, unless such right is expressly included in the certificate of incorporation. CTI’s certificate of incorporation does not provide for any such preemptive rights.	Under the DGCL, shareholders of a corporation do not have preemptive rights to subscribe to an additional issue of stock or to any security convertible into such stock, unless such right is expressly included in the certificate of incorporation. Comverse’s certificate of incorporation does not provide for any such preemptive rights.

Dividends	The NYBCL generally provides that, unless it is prohibited in the certificate of incorporation, a corporation may declare and pay dividends upon the shares of its capital stock, except when the corporation is insolvent or would be made insolvent by the payment of such dividends. Such payment may be made out of surplus or, in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.	The DGCL generally provides that, subject to certain restrictions, the directors of every corporation may declare and pay dividends upon the shares of its capital stock either out of its surplus or, in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Mergers and Consolidations, Generally	Under the NYBCL, a merger, consolidation or sale of all or substantially all of a corporation’s assets must be approved by the board of directors and, in certain circumstances applying to CTI, the holders of two-thirds of the shares entitled to vote.	Under the DGCL, the board of directors and the holders of a majority of the shares entitled to vote must approve a merger, consolidation or sale of all or substantially all of a corporation’s assets. However, unless the corporation provides otherwise in its certificate of incorporation, no shareholder vote of a constituent corporation surviving a merger is required if:

• the merger agreement does not amend the constituent corporation’s articles or certificate of incorporation;

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	CTI	Comverse
• each share of stock of the constituent corporation outstanding before the merger is an identical outstanding or treasury share of the surviving corporation after the merger; and

•    either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

Restrictions on Business Combinations with Interested Shareholders

Section 912 of the NYBCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested shareholder who beneficially owns 20% or more of a corporation’s voting stock, within five years after the person or entity becomes an interested shareholder, unless the board of directors of the corporation has approved, before the person or entity becomes an interested shareholder, either the business combination or the transaction that resulted in the person becoming an interested shareholder.

In addition, Section 912 of the NYBCL prohibits business transactions with an interested shareholder who beneficially

Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested shareholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested shareholder, unless:

•    the board of directors of the corporation has approved, before the person or entity becomes an interested shareholder, either the business combination or the transaction that resulted in the person becoming an interested shareholder; or

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CTI	Comverse

owns 20% or more of a corporation’s voting stock at any time, unless:

•    the board of directors of the corporation has approved, before the person or entity becomes an interested shareholder, either the business combination or the transaction that resulted in the person becoming an interested shareholder; or

•    the holders of a majority of the corporation’s voting stock not beneficial owned by such interested shareholder or any of its affiliates approve the business combination no earlier than five years after the stock acquisition date; or

•    certain qualifications concerning the amount and kind of consideration paid in the business combination are met.

•    upon consummation of the transaction that resulted in the person becoming an interested shareholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer); or

•    after the person or entity becomes an interested shareholder, the business combination is approved by the board of directors and authorized by the vote of at least two-thirds of the outstanding voting stock not owned by the interested shareholder at a meeting of shareholders.

These restrictions on interested shareholders do not apply under some circumstances, including if the corporation’s voting stock is not registered under the Exchange Act, unless the certificate of incorporation provides otherwise, or if the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by these provisions of the NYBCL, or if the corporation adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by these provisions of the NYBCL (and such amendment is duly approved by the shareholders entitled to vote thereon).

Section 912 of the NYBCL is applicable to CTI.

These restrictions on interested shareholders do not apply under some circumstances, including if the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by the Delaware statute regulating business combinations, or if the corporation, by action of its shareholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by these provisions of the DGCL (and such amendment is duly approved by the shareholders entitled to vote thereon).

Section 203 of the DGCL is applicable to Comverse.

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	CTI	Comverse
Appraisal Rights	Under the NYBCL, a shareholder is generally entitled to receive payment of the fair value of his or her shares in the event the corporation is a party to a merger or consolidation, or if the corporation effects a sale, lease, exchange or other disposition of all or substantially of its assets and such shareholder does not assent to the taking of such action, subject to specified exceptions. The NYBCL does not confer appraisal rights in the case of a merger or consolidation, however, if the corporation’s stock is listed on a national securities exchange.

Under the DGCL, a shareholder of a Delaware corporation is generally entitled to demand appraisal of the fair value of his or her shares in the event the corporation is a party to a merger or consolidation and such shareholder has not voted for or consented in writing to such transaction, subject to specified exceptions. The DGCL does not confer appraisal rights, however, if the corporation’s stock is either (a) listed on a national securities exchange or (b) held of record by more than 2,000 holders.

Even if a corporation’s stock meets the foregoing requirements, the DGCL provides that appraisal rights generally will be permitted if shareholders of the corporation are required to accept for their stock in any merger, consolidation or similar transaction anything other than (a) shares of the corporation surviving or resulting from the transaction, or those shares plus cash in lieu of fractional interests, (b) shares of any other corporation, or those shares plus cash in lieu of fractional interests, unless those shares are listed on a national securities exchange or held of record by more than 2,000 holders or (c) any combination of the foregoing.

Transactions Involving Officers and Directors	Section 714 of the NYBCL provides that a corporation may lend money to or guarantee the obligation of a director if the loan or guarantee is approved by a majority of the shares entitled to vote, excluding the shares of such director. Section 713 of the NYBCL provides that any other contract or transaction between the corporation and one or more of its directors is neither void nor voidable solely because the interested director was present or votes at the board or board committee meeting that authorizes the contract or transaction, if either: (i) the director’s interest is made known to the disinterested directors or the shareholders of the corporation, who thereafter approve the transaction; or (ii) the	Section 143 of the DGCL provides that a corporation may lend money to, or guarantee any obligation incurred by, its officers or directors if, in the judgment of the board of directors, the loan or guarantee may reasonably be expected to benefit the corporation. Section 144 of the DGCL provides that any other contract or transaction between the corporation and one or more of its directors or officers is neither void nor voidable solely because the interested director or officer was present, participates or votes at the board or board committee meeting that authorizes the contract or transaction, if either: (i) the director’s or officer’s interest is made known to the disinterested directors

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	CTI	Comverse
	contract or transaction is fair to the corporation as of the time it is approved or ratified by either the board of directors, a committee thereof, or the shareholders.	or the shareholders of the corporation, who thereafter approve the transaction in good faith; or (ii) the contract or transaction is fair to the corporation as of the time it is approved or ratified by either the board of directors, a committee thereof, or the shareholders.

Preferred Shares	New York law allows for “blank check” preferred stock, which generally allows a company’s board of directors to create a new class of preferred stock and determine the preferences, limitations and relative rights of that class of preferred stock without shareholder approval. CTI’s certificate of incorporation permits the creation of “blank check” preferred stock.	Delaware law allows for “blank check” preferred stock, which generally allows a company’s board of directors to create a new class of preferred stock and determine the preferences, limitations and relative rights of that class of preferred stock without shareholder approval. Comverse’s proposed certificate of incorporation permits the creation of “blank check” preferred stock.

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PROPOSAL 2

APPROVAL OF THE COMVERSE, INC. 2012 INCENTIVE PLAN

Introduction

Prior to the completion of the share distribution, Comverse expects to adopt the Comverse, Inc. 2012 Stock Incentive Compensation Plan (or the 2012 Incentive Plan). The purpose of the 2012 Incentive Plan will be to provide Comverse with a competitive advantage in attracting, retaining and motivating employees, non-employee directors and consultants. Comverse’s business requires a highly talented and seasoned team of communication and business professionals capable of managing a sophisticated global business in a rapidly changing industry. The 2012 Incentive Plan is intended to align the interests of Comverse’s employees, non-employee directors and consultants with those of its shareholders through the issuance of equity-based compensation and enhance their focus on improvements in operating performance and the creation of shareholder value. The 2012 Incentive Plan permits the granting of awards that are intended to constitute performance-based compensation for certain executive officers under Section 162(m) of the Internal Revenue Code of 1986, as amended (or the Code). In addition, the 2012 Incentive Plan is expected to provide for the assumption of awards pursuant to the adjustment of awards granted under CTI’s current incentive plan. See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Treatment of Stock-Based Awards.”

The following is a summary of the material terms of the 2012 Incentive Plan, but does not include all of the provisions of the 2012 Incentive Plan. For further information about the 2012 Incentive Plan, we refer you to a complete copy of the 2012 Incentive Plan, which is attached as Annex B to this proxy statement.

The 2012 Incentive Plan provides for the issuance of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, other stock-based awards and performance-based compensation awards (referred to collectively as the Awards) based on shares of Comverse common stock (referred to as the Shares). Comverse’s employees, non-employee directors and consultants as well as employees and consultants of its subsidiaries and affiliates are eligible to receive Awards.

A total of 2.5 million Shares will be reserved for issuance under future awards to be granted under the 2012 Incentive Plan following the effective date of the plan (referred to as the Future Awards). No Future Awards have been granted as of the this time.

Pursuant to the terms of the share distribution, certain awards that were previously granted under CTI’s stock incentive plan have been converted to awards that relate to Comverse common stock and have been assumed by the 2012 Incentive Plan (referred to as the Assumed CTI Awards). A total of 5.0 million Shares will be reserved for issuance under the Assumed CTI Awards. Such reserved Shares may only be issued pursuant to the Assumed CTI Awards and may not be issued pursuant to any Future Awards.

The numbers of Shares authorized for issuance under Future Awards and under Assumed CTI Awards will represent approximately 11.4% and 22.8%, respectively of the outstanding shares of Comverse stock following the share distribution. In connection with the share distribution, steps have been taken to reduce the number of Shares and potential dilution associated with the Assumed CTI Awards, to the extent reasonably possible within the limitations of the terms of these awards, as well as applicable tax and accounting limitations. As described more fully in “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Treatment of Stock–Based Awards”, the aggregate value of stock options will be preserved using Black-Scholes modeling, but with the result that the number of Shares issuable under the options (as a percentage of outstanding shares) has been reduced significantly.

Administration

The 2012 Incentive Plan is administered by the Compensation and Leadership Committee of the Comverse board or any other committee designated by the Comverse board to administer the 2012 Incentive Plan. The administrator is empowered to determine the form, amount and other terms and conditions of Awards and select

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the individuals to whom Awards will be granted, subject to Board Approval (as defined below). In addition, the Administrator is empowered to clarify, construe or resolve any ambiguity in any provision of the 2012 Incentive Plan or any award agreement and adopt such rules and guidelines for administering the 2012 Incentive Plan as it deems necessary or proper. All actions, interpretations and determinations by the administrator are final and binding. For purposes of the 2012 Incentive Plan, “Board Approval” means approval by the affirmative vote of a majority of the members of the Comverse board present at any meeting of the Comverse board at which a quorum is present, but must include the affirmative vote of a majority (and not less than two) “outside directors” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

Shares Available

The 2012 Incentive Plan makes available the number of Shares described above, subject to adjustments. In the event that any outstanding Award expires or terminates without the issuance of Shares (including through the withholding of Shares to satisfy the purchase price or tax obligation relating such Award) or is otherwise settled for cash, the Shares allocable to such Award, to the extent of such expiration, termination or settlement for cash, will again be available for issuance. Any Shares available for issuance pursuant to a shareholder-approved plan sponsored by a company acquired by Comverse or with which Comverse combines may (following appropriate adjustments to reflect the combination) be used for Awards under the 2012 Incentive Plan, subject to the requirements of applicable law. Subject to the terms of the 2012 Incentive Plan and Board Approval, if the administrator authorizes the assumption under the 2012 Incentive Plan of awards granted under another plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization, such assumption will not reduce the shares available for issuance under the 2012 Incentive Plan.

Eligibility for Participation

Comverse’s employees, non-employee directors and consultants as well as employees and consultants of its subsidiaries and affiliates are eligible to receive Awards. The selection of awardees is within the sole discretion of the administrator, but subject to Board Approval. As of July 31, 2012, Comverse had approximately 2,550 employees, including executive officers, who are eligible to receive Awards under the 2012 Incentive Plan. Immediately following the share distribution there will be six non-employee directors who are also eligible to receive Awards.

Award Agreement

Awards granted under the 2012 Incentive Plan will be evidenced by award agreements that provide additional terms and conditions associated with the Awards, as determined by the administrator in its discretion but subject to Board Approval. In the event of any conflict between the provisions of the 2012 Incentive Plan and any such award agreement, the provisions of the 2012 Incentive Plan will control.

Types of Awards

The 2012 Incentive Plan provides for the issuance of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, other stock-based awards and performance-based compensation awards. Subject to Board Approval, the administrator will determine the terms and conditions of each Award, including the number of Shares subject to each Award, the vesting terms, and the purchase price. Awards may be made in assumption of or in substitution for outstanding Awards previously granted by Comverse or its affiliates, or a company acquired by Comverse or with which Comverse combines.

Options

An option granted under the 2012 Incentive Plan permits the holder to purchase from Comverse a stated number of Shares at an exercise price established by the administrator. Subject to the terms of the 2012 Incentive Plan and Board Approval, the terms and conditions of any option will be determined by the administrator.

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Options will be designated as either nonqualified stock options or incentive stock options. An option granted as an incentive stock option will, to the extent it fails to qualify as an incentive stock option, be treated as a nonqualified option. The exercise price of an option may not be less than the fair market value of a Share on the date of grant. The term of each option will be determined prior to the date of grant, but may not exceed ten years (or, in the case of an incentive stock option granted to a 10% shareholder, five years). The maximum number of Shares with respect to which any options may be granted to any awardee in any consecutive twelve (12) month period shall be 300,000 Shares.

Stock Appreciation Rights

A stock appreciation right granted under the 2012 Incentive Plan entitles the holder to receive, upon its exercise, the excess of the fair market value of a specified number of Shares on the date of exercise over the grant price of the stock appreciation right. Payment may be in the form of cash, Shares, other property or any combination thereof, as determined by the administrator and subject to Board Approval. Subject to the terms of the 2012 Incentive Plan and Board Approval, the terms and conditions of any stock appreciation right will be determined by the administrator. Stock appreciation rights may also be granted in tandem with any option at the time of the option grant. The term of each stock appreciation right will not exceed ten years. The maximum number of Shares with respect to which any stock appreciation rights may be granted to any awardee in any consecutive twelve (12) month period shall be 300,000 Shares.

Restricted Stock

An Award of restricted stock granted under the 2012 Incentive Plan is a grant of a specified number of Shares, which are subject to forfeiture upon the occurrence of specified events. Each award agreement evidencing a restricted stock grant will specify the period of restriction, the conditions under which the restricted stock may be forfeited to Comverse and such other provisions as the administrator may determine, subject to the terms of the 2012 Incentive Plan and Board Approval.

Other Stock–Based Awards

Subject to Board Approval, the administrator may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to Comverse common stock, including without limitation, restricted stock units, deferred stock units and other phantom awards. Subject to the terms of the 2012 Incentive Plan and Board Approval, such Awards will be in such form and subject to such terms and conditions as the administrator may determine, including, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.

Performance-Based Compensation

To the extent permitted by Section 162(m) of the Code and subject to Board Approval, the administrator may design any Award so that the amounts or Shares payable thereunder are treated as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The grant, vesting, crediting and/or payment of performance-based compensation will be based or conditioned on the achievement of objective performance goals established in writing by the Compensation and Leadership Committee of the Comverse board, subject to Board Approval. Performance goals may be based on one or more of the following measures: (a) sales or revenue; (b) earnings per share; (c) measurable achievement in quality, operation and compliance initiatives; (d) objectively determinable measures of non-financial operating and management performance objectives; (e) net earnings (either before or after interest, taxes, depreciation and amortization); (f) economic value-added; (g) net income (either before or after taxes); (h) operating income, segment performance and Comverse performance; (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) cash flow return on capital; (k) return on net assets; (l) return on shareholders’ equity; (m) return on assets; (n) return on capital; (o) shareholder returns, dividends and/or other distributions; (p) return on sales; (q) gross or

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net profit margin; (r) productivity; (s) expenses; (t) margins; (u) operating efficiency; (v) customer satisfaction; (w) measurable achievement in quality and compliance initiatives; (x) working capital; (y) debt; (z) debt reduction; (aa) price per share of stock; (bb) market share; (cc) completion of acquisitions; (dd) business expansion; (ee) product diversification; and (ff) new or expanded market penetration. The foregoing criteria shall have any reasonable definitions that the committee may specify, which may include or exclude any or all of the following items, as the committee may specify: (i) extraordinary, unusual or non-recurring items; (ii) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iii) effects of currency fluctuations; (iv) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (v) expenses for restructuring, productivity initiatives or new business initiatives; (vi) impairment of tangible or intangible assets; (vii) litigation or claim judgments or settlements; (viii) non-operating items; (ix) acquisition expenses; (x) discontinued operations; and (xi) effects of assets sales or divestitures.

In no event may any awardee receive more than 150,000 Shares of performance-based compensation awards (other than options and stock appreciation rights) during any consecutive twelve (12) month period, or the cash equivalent thereof to the extent such Awards are payable in cash or property and, if such awards are denominated in cash rather than Shares, the maximum amount of performance-based compensation awards granted to any awardee in any consecutive twelve (12) month period shall be $10 million.

Transferability

Unless otherwise determined by the administrator and subject to Board Approval, Awards may not be transferred except in the event of death (subject to applicable laws). In addition, Awards may not be transferred for value or consideration. Any permitted transfer of the Awards to heirs or legatees of an Award holder will not be effective unless the administrator has been furnished with written notice thereof and a copy of such evidence as the administrator may deem necessary to establish the validity of the transfer.

The administrator may impose such transfer restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include a requirement that the awardee hold the Shares received for a specified period of time or a requirement that the awardee represent and warrant in writing that he or she is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

Shareholder Rights

Except as otherwise provided in the applicable award agreement or with respect to Awards of restricted stock, Award holders will have no rights as a shareholder with respect to Shares covered by any Award until the holder becomes the record holder of such Shares. Holders of restricted stock will have the right to vote and receive dividends with respect to the restricted stock, unless otherwise provided in the applicable award agreement. However, no dividends may be paid to an Award holder with respect to restricted stock or other stock–based Awards that vest based on the achievement of performance goals until the Awards which relate to such stock vest.

Adjustment of Awards

In the event of a corporate event or transaction involving Comverse or one of its subsidiaries or affiliates, in order to prevent dilution or enlargement of awardees’ rights under the 2012 Incentive Plan, the administrator may, in its sole discretion but subject to Board Approval, make certain adjustments to the 2012 Incentive Plan and outstanding Awards, including substitution or adjustment of the number and kind of Shares that may be issued under the 2012 Incentive Plan or under Awards, the exercise price or purchase price applicable to Awards, and other value determinations applicable to the 2012 Incentive Plan or Awards.

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In the event Comverse experiences a change in control, the administrator may, subject to Board Approval, make adjustments to the terms and conditions of outstanding Awards, including, acceleration of vesting of Awards, substitution of Awards with substantially similar Awards and cancellation of Awards for fair value. In addition, unless otherwise provided in the applicable award agreement, subject to Board Approval, upon a change in control, any outstanding Awards which are not assumed will vest in full, become exercisable and all restrictions lapse, as applicable, immediately prior to the change in control.

Unless otherwise provided in the applicable award agreement, subject to Board Approval, upon a change in control, any outstanding Awards which are assumed will immediately vest, become exercisable and all restrictions lapse, as applicable, if within 24 months following a change in control, an Award holder’s service is terminated by Comverse without “cause” or by the holder for “good reason” (to the extent the holder has entered into a written employment, consulting or similar agreement with Comverse containing a definition of “good reason”) or as a result of the holder’s death or disability.

Amendment and Termination

Subject to Board Approval, the administrator may amend or terminate the 2012 Incentive Plan or any award agreement at any time. However, no amendment or termination is permitted without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, such amendment or termination increases the number of Shares available under the 2012 Incentive Plan or such amendment or termination results in a material increase in benefits permitted under the 2012 Incentive Plan. No amendment or termination is permitted without the consent of the awardees if such amendment or termination would materially diminish the awardees’ rights under the 2012 Incentive Plan or any Award. In addition, without shareholder approval, the administrator may not take any action with respect to any stock option or stock appreciation right that results in a reduction of the option price or grant price per share or in the cancellation of any such Award in exchange for cash, or for other Awards, with an option price or grant price per share that is less than the original option price or grant price per share. No Awards may be granted more than ten years after the date the 2012 Incentive Plan was adopted by the Comverse board.

Compliance with Law

Comverse shall have no obligation to issue Shares under the 2012 Incentive Plan prior to (i) obtaining any approvals from governmental agencies that Comverse determines necessary or advisable or (ii) satisfying the requirements of any applicable laws, rules and regulations that Comverse determines to be necessary or advisable.

Federal Income Tax Information

The following is a general description of the United States federal income tax consequences applicable to grants under the 2012 Incentive Plan, as currently in effect. Federal tax treatment may change should the Code be amended. State, local and foreign tax treatment, which is not discussed below, may vary from such federal income tax treatment. The following is not to be considered as tax advice to any Award holder, and any such persons are advised to consult their own tax counsel. Neither the administrator nor Comverse is in a position to assure any particular tax result.

Nonqualified Stock Options and Stock Appreciation Rights

A holder does not recognize taxable income upon the grant of a nonqualified stock option or stock appreciation right. Upon exercise, the option holder recognizes ordinary income equal to the amount the fair market value of the Shares underlying the option on the date of exercise exceeds the exercise or grant price. Upon subsequent sale of the acquired Shares, any additional gain or loss is capital gain or loss.

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Incentive Stock Options

An incentive option holder does not recognize ordinary taxable income when an incentive stock option is granted or exercised. However, the excess of the fair market value of the underlying Shares over the exercise price on the date of exercise is an item of tax preference for alternative minimum tax purposes. If the option holder exercises the option and holds the acquired Shares for more than two years following the date of option grant and more than one year after the date of exercise, the difference between the sale price and exercise price is taxed as long-term capital gain or loss. If the option holder sells the acquired Shares before the end of the two-year and one-year holding periods, he or she generally recognizes ordinary income at the time of sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain is capital gain.

Restricted Stock

In general, a restricted stock holder does not recognize taxable income upon the grant of restricted stock. Instead, the restricted stock holder recognizes ordinary income at the time of vesting equal to the fair market value of the Shares (or cash) received minus any purchase price paid for the Award. Any subsequent gain or loss is capital gain or loss. However, a restricted stock holder may instead elect to be taxed at the time of grant. If the restricted stock holder makes such an election, upon subsequent sale of the Shares, any additional gain or loss is capital gain or loss.

Other Stock–Based Awards

The tax consequences associated with other stock–based Awards will vary depending on the specific terms of such Awards. Among the relevant factors are whether or not the other stock–based Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received under the Award and the tax basis for the Award. A restricted stock unit or deferred stock unit holder generally recognizes ordinary income at the time the restricted stock units or deferred stock units are settled equal to the fair market value of the Shares (or cash) received by the holder minus any purchase price paid for the Award.

Section 409A of the Code

Section 409A of the Code, which was enacted in 2004, treats certain Awards as “nonqualified deferred compensation.” If an Award is treated as “nonqualified deferred compensation” and the Award does not comply with or is not exempt from Section 409A of the Code, Section 409A may impose additional taxes, interest and penalties on the participant. Neither the administrator nor Comverse is obligated to ensure that Awards comply with Code Section 409A or to take any actions to ensure such compliance.

Tax Effect for Comverse

Comverse generally receives a deduction for any ordinary income recognized by a participant with respect to an Award. However, special rules limit the deductibility of compensation paid to certain Award holders, including pursuant to Section 162(m) and Section 280G of the Code.

New Plan Benefits

Because grants of Awards under the 2012 Incentive Plan are subject to the discretion of the Compensation and Leadership Committee and the approval of the Comverse board, the benefits that will be received by executive officers, directors and other employees if the 2012 Incentive Plan is approved by shareholders are not currently determinable.

Our Board of Directors recommends that you vote “FOR” the proposal to approve the Comverse, Inc. 2012 Stock Incentive Compensation Plan.

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PROPOSAL 3

APPROVAL OF THE COMVERSE, INC. 2012 ANNUAL PERFORMANCE BONUS PLAN

Introduction

Prior to the completion of the share distribution, Comverse expects to adopt the Comverse, Inc. 2012 Annual Performance Bonus Plan (or the 2012 Performance Bonus Plan). The purpose of the 2012 Performance Bonus Plan is to motivate, retain and reward employees of Comverse who can make significant contributions to Comverse’s success by providing for annual incentive bonuses if pre-established annual performance goals are achieved. If certain requirements are satisfied, bonuses awarded to “covered employees” under the 2012 Performance Bonus Plan will qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Code. If approved by shareholders, Comverse expects the first applicable performance period under the 2012 Performance Bonus Plan to be the fiscal year ending January 31, 2014.

The following is a summary of the material terms of the 2012 Performance Bonus Plan, but does not include all of the provisions of the 2012 Performance Bonus Plan. For further information about the 2012 Performance Bonus Plan, we refer you to a complete copy of the 2012 Performance Bonus Plan, which is attached as Annex C to this proxy statement.

Administration

The 2012 Performance Bonus Plan will be administered by the Compensation and Leadership Committee of the Comverse Board, each member of which will meet the standards of independence necessary to qualify as an “outside director” under Section 162(m) of the Code. Consequently, none of the eligible executive officers or employees of Comverse, or any of its affiliates, are permitted to serve on the committee which administers the 2012 Performance Bonus Plan. The Compensation and Leadership Committee has the authority to (a) select Comverse employees to participate in the 2012 Performance Bonus Plan, (b) establish and administer the performance goals (discussed herein) and the bonus opportunities applicable to each participant and certify whether the goals have been attained, (c) construe and interpret the 2012 Performance Bonus Plan and any agreement or instrument entered into under or in connection with the 2012 Performance Bonus Plan and (d) make all other determinations that may be necessary or advisable for the administration of the 2012 Performance Bonus Plan. Any determinations by the Compensation and Leadership Committee will be final and binding upon the participants, Comverse and all other interested individuals. To the extent not inconsistent with applicable law, the Compensation and Leadership Committee may delegate to one or more officers of Comverse (or a committee thereof) the authority to take actions on its behalf pursuant to the 2012 Performance Bonus Plan (other than the selection of participants or the amount, timing or other terms and conditions regarding payments made pursuant to the 2012 Performance Bonus Plan).

Eligibility

Employees who may be a “covered employee” within the meaning of Section 162(m) and such other employees as determined by the Compensation and Leadership Committee in its discretion will be eligible to participate in the 2012 Performance Bonus Plan. The Compensation and Leadership Committee must designate in writing those eligible employees of Comverse who will participate in the 2012 Performance Bonus Plan for any fiscal year or other accounting period no later than the applicable deadline for the establishment of performance goals permitting the compensation payable to each such “covered employee” to qualify as “qualified performance-based compensation.”

Determination of Bonuses

A participant’s bonus will be determined based on the attainment of written performance goals established by the Compensation and Leadership Committee as of the beginning of each of Comverse’s fiscal years or other

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performance periods selected by the Compensation and Leadership Committee. The Compensation and Leadership Committee will establish performance goals no later than 90 days after the commencement of any performance period (or, if the performance period is less than one year, no later than the number of days which is equal to twenty-five percent (25%) of such performance period). Performance goals may be based on any of the following business criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, as the Compensation and Leadership Committee may determine: (a) sales or revenue; (b) earnings per share; (c) measurable achievement in quality, operation and compliance initiatives; (d) objectively determinable measure of non-financial operating and management performance objectives; (e) net earnings (either before or after interest, taxes, depreciation and amortization); (f) economic value-added (as determined by the Compensation and Leadership Committee); (g) net income (either before or after taxes); (h) operating income and segment performance; (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) cash flow return on capital; (k) return on net assets; (l) return on stockholders’ equity; (m) return on assets; (n) return on capital; (o) stockholder returns, dividends and/or other distributions; (p) return on sales; (q) gross or net profit margin; (r) productivity; (s) expenses; (t) margins; (u) operating efficiency; (v) customer satisfaction; (w) measurable achievement in quality and compliance initiatives; (x) working capital; (y) debt; (z) debt reduction; (aa) price per share of stock; (bb) market share; (cc) completion of acquisitions; (dd) business expansion; (ee) product diversification; (ff) new or expanded market penetration; (gg) reductions in cost; (hh) regulatory achievements (including submitting or filing applications or other documents); (ii) strategic partners or transactions (including in-licensing and out-licensing of intellectual property) and establishing relationships with commercial entities with respect to the marketing, distribution or sale of Comverse’s products; (jj) financial ratios; and (kk) financing and other capital raising transactions. The foregoing criteria will have any reasonable definitions that the Compensation and Leadership Committee may specify, which may include or exclude any or all of the following items, as the Compensation and Leadership Committee may specify: (pp) extraordinary, unusual or non-recurring items; (qq) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (rr) effects of currency fluctuations; (ss) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (tt) expenses for restructuring, productivity initiatives or new business initiatives; (uu) impairment of tangible or intangible assets; (vv) litigation or claim judgments or settlements; (ww) non-operating items; (xx) acquisition expenses; (yy) discontinued operations; and (zz) effects of assets sales or divestitures.

Payment of Bonuses

As soon as practicable after the close of the performance period and prior to the payment of any bonus, the Compensation and Leadership Committee will review Comverse’s performance and certify in writing the extent to which the applicable performance goals have been achieved. The Compensation and Leadership Committee may exercise “negative discretion” with respect to any bonus payable under the 2012 Performance Bonus Plan to reduce any amount that would otherwise be payable. Each bonus, to the extent earned, will be paid in a single lump sum cash payment, less applicable withholding taxes, as soon as practicable following such certification.

Maximum Bonus

The maximum amount of compensation that may be paid under the 2012 Performance Bonus Plan to any “covered employee” for any fiscal year is $7,000,000.

Term of the 2012 Performance Bonus Plan

The payment of any bonus under the 2012 Performance Bonus Plan is contingent upon shareholder approval of the plan, including the applicable performance goals (set forth herein). Unless and until such shareholder approval is obtained, no payments will be made under the 2012 Performance Bonus Plan. The 2012 Performance Bonus Plan, if approved by shareholders, will, to the extent necessary, be resubmitted for shareholder approval with respect to the bonuses payable for the taxable years of Comverse commencing on or after the fifth anniversary of the initial shareholder approval of the 2012 Performance Bonus Plan or such earlier time as required by Section 162(m) of the Code.

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Amendment and Termination

Our Board may amend or terminate the 2012 Performance Bonus Plan at any time subject to any requirement for shareholder approval imposed by applicable law, including Section 162(m) of the Code; provided, that no amendment will cause any performance-based bonus that is, or may become, payable under the 2012 Performance Bonus Plan to “covered employees” to fail to qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Code. In addition, no amendments to, or terminations of, the 2012 Performance Bonus Plan will in any way impair the rights of a participant under any bonus opportunity previously granted without such participant’s consent.

Summary of Federal Income Tax Consequences

Under present federal income tax law, participants will generally recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to the applicable income and withholding tax by Comverse. If, and to the extent that, the 2012 Performance Bonus Plan payments satisfy the requirements of Section 162(m) of the Code and otherwise satisfy the requirements of deductibility under federal income tax law, we will receive a deduction for the amount constituting ordinary income to the participant.

Forfeiture and Claw-Back Provisions

The Compensation and Leadership Committee may provide that any bonus awards paid under the plan will be subject to the provisions of any claw-back policy implemented by Comverse, including, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

New Plan Benefits

Because bonus opportunities under the 2012 Performance Bonus Plan have not been determined and are subject to the achievement of performance goals that have not been established by the Compensation and Leadership Committee, the benefits that will be received by certain “covered employees” if the 2012 Performance Bonus Plan is approved by shareholders are not determinable. If approved by shareholders, we expect the first applicable performance period under the 2012 Performance Bonus Plan to be the fiscal year ending January 31, 2014.

Our Board of Directors recommends that you vote “FOR” the proposal to approve the Comverse, Inc. 2012 Annual Performance Bonus Plan.

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PROPOSAL 4

CONTINGENT REVERSE STOCK SPLIT OF CTI COMMON SHARES AND AMENDMENT TO CTI’S CERTIFICATE OF INCORPORATION TO EFFECT THE CONTINGENT REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING CTI COMMON SHARES

We are asking our shareholders to vote on a proposal to approve an amendment of CTI’s certificate of incorporation to effect a contingent reverse stock split of the issued and outstanding CTI common shares.

Our Board of Directors is recommending the reverse stock split of the CTI common shares with the primary intent of increasing the per share price of the CTI common shares in order to facilitate our ability to meet the closing per share price criteria required to be listed on NASDAQ following the share distribution. Accordingly, for these and the other reasons discussed below, we believe that authorizing our Board of Directors to effect the reverse stock split, in the discretion of our Board of Directors, is in CTI’s and the CTI shareholders’ best interests following completion of the share distribution. We are permitted to effect the reverse stock split under the terms of the Verint Merger Agreement. As a result, it is possible that our Board of Directors will decide to implement the reverse stock after the share distribution but prior to the Verint Merger.

Accordingly, we have decided that it is in the best interests of CTI shareholders to (a) authorize our Board of Directors to effect, in its discretion following the share distribution, a reverse stock split of the outstanding CTI common shares, par value $0.10, at a reverse stock split ratio of 1-for-10 and (b) approve a corresponding amendment to CTI’s certificate of incorporation, in substantially the form attached to this proxy statement as Annex I, to effect the reverse stock split, subject to our Board of Directors’ authority to abandon such amendment. Upon the effectiveness of the amendment to the certificate of incorporation effecting the reverse stock split at such time following the share distribution as determined by our Board of Directors, the issued and outstanding CTI common shares immediately prior to such effective time will be reclassified into a smaller number of shares such that a CTI shareholder will own one new CTI common share for every ten shares of issued and outstanding CTI common shares held by that shareholder immediately prior to the effective time.

If the shareholders approve this proposal, our Board of Directors would effect the reverse stock split and cause the Certificate of Amendment to CTI’s certificate of incorporation to be filed with the Secretary of State of the State of New York only if, following the completion of the share distribution, it determines that the reverse stock split would be in the best interests of CTI and its shareholders. Following the completion of the share distribution, our Board of Directors may determine in its discretion not to effect the reverse stock split and not to file the amendment to CTI’s certificate of incorporation. No further action on the part of the shareholders will be required to either implement or abandon the reverse stock split.

Reverse Stock Split

CTI common shares are traded on NASDAQ, which has listing criteria that require companies to satisfy minimum average closing prices over a threshold amount during a consecutive trading period in order to gain or maintain listing eligibility. NASDAQ currently requires that a company’s common stock have an average closing price that is greater than or equal to $1.00 per share over any consecutive 30 trading-day period in order to list on its exchange. The reverse stock split would give the Company additional flexibility and ability to reach this level if excessive selling of our common shares following the completion of the share distribution causes the market price of our common shares to decrease.

In addition to increasing the per share price of CTI common shares following the share distribution, we also believe that if the Verint Merger does not close the reverse stock split would, if completed, make our common shares more attractive to a broader range of institutional and other investors, as the market price of our common shares following the share distribution may affect their acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low–priced stocks or

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tend to discourage individual brokers from recommending low–priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low–priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low–priced stocks generally represent a higher percentage of the stock price than commissions on higher–priced stocks, a lower average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher, which could also reduce interest in our common shares following the share distribution.

Reducing the number of issued and outstanding CTI common shares through the reverse stock split is intended, absent other factors, to increase the per share market price of our common shares following the share distribution. However, other factors, such as our financial results, market conditions and the market perception of our business may harm the market price of our common shares. In addition, the announcement of the Verint Merger will also have an effect on the market for and trading price of the CTI common shares. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, or that the market price of our common shares will increase following the reverse stock split or that the market price of our common shares will remain at such higher value for any significant length of time.

Board Discretion to Implement the Reverse Stock Split

Upon receipt of shareholder approval, our Board of Directors, in its discretion following the share distribution, may or may not elect to effect the reverse stock split. In determining whether to effect the reverse stock split following the receipt of shareholder approval, our Board of Directors may consider, among other factors:

•	the historical trading price and trading volume of CTI common shares;

•	the post-share distribution trading price and trading volume of both CTI common shares and Comverse common stock;

•	the anticipated impact of the reverse stock split on the trading market for CTI common shares;

•	prevailing general market conditions; and

•	the effect the announcement of the Verint Merger has had on our share price.

No further action on the part of shareholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by shareholders and our Board of Directors determines to implement the reverse stock split, CTI would communicate to the public, prior to the effective time of the reverse stock split, additional details regarding the reverse stock split. Our Board of Directors reserves the right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the proposal is no longer in the best interests of CTI or CTI shareholders.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that following the reverse stock split the market price of CTI common shares will increase in proportion to the reduction in the number of CTI common shares issued and outstanding before the proposed contingent reverse stock split. Even if we effect a reverse stock split, the market price of CTI’s common shares may decrease due to the reverse split or for other reasons related to CTI or the industries in which we operate, the economy or the stock market in general.

Impact of the Proposed Reverse Stock Split If Implemented

The reverse stock split would affect all of CTI’s shareholders uniformly and would not affect any shareholder’s percentage ownership interest or proportionate voting power, except to the extent that the reverse stock split could result in any of CTI’s shareholders receiving cash in lieu of a fractional share. As described below, shareholders otherwise entitled to fractional shares as a result of the reverse stock split will receive cash payments in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock

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split shareholders to the extent there are presently shareholders who would otherwise receive less than one CTI common share after the reverse stock split. The other principal effects of the reverse stock split will be that:

•	the number of issued and outstanding CTI common shares will be reduced proportionately based on the reverse stock split ratio;

•

based on the reverse stock split ratio, the per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of the Common Stock issuable upon the exercise of all outstanding option awards will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon the exercise of such option awards will be reduced proportionately following the reverse stock split;

•

the number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under the Company’s equity-based compensation plans will be reduced proportionately based on the reverse stock split ratio;

•	the number of outstanding RSU awards and DSU awards will be reduced proportionately based on the reverse stock split ratio; and

•

in addition, the reverse stock split will likely increase the number of shareholders who own odd lots (less than 100 shares). Shareholders who hold odd lots may experience an increase in the cost of selling their CTI common shares and may have greater difficulty in executing sales.

Fractional Shares

We do not intend to issue fractional post-reverse stock split shares in connection with the reverse stock split. Shareholders who would otherwise hold fractional shares because the number of CTI common shares they hold before the reverse stock split is not evenly divisible by the split ratio selected by our Board of Directors will receive cash (without interest) in lieu of such fractional shares in an amount equal to the product obtained by multiplying (a) the closing price per CTI common shares as reported on NASDAQ as of the effective time of the reverse stock split, by (b) the fraction of one CTI common share owned by the shareholder. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment. No transaction costs will be assessed on the sale. However, the proceeds will be subject to certain taxes as discussed below. In addition, shareholders will not be entitled to receive interest for the period of time between the reverse stock split and the date shareholders receive payment for the cashed-out fractional shares.

After the reverse stock split, a shareholder will have no further interest in CTI with respect to their cashed-out fractional shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above. If you believe that you may not hold sufficient CTI common shares at the effective date of the reverse stock split to receive at least one share in the reverse stock split and you want to continue to hold CTI common shares after the split, you may do so by either:

•	purchasing a sufficient number of CTI common shares; or

•

if you have CTI common shares in more than one account, consolidating your accounts, so that in each case you hold a number of CTI common shares in your account prior to the reverse stock split that would entitle you to receive at least one CTI common share on a post-reverse stock split basis. CTI common shares held in registered form (that is, shares held by you in your own name in the Company’s stock register records maintained by the Company’s transfer agent) and shares held in “street name” (that is, stock held by you through a broker, bank or other nominee ) for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

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Effect on Registered and Beneficial Shareholders

Upon the reverse stock split, we intend to treat shareholders holding CTI common shares in “street name” (that is, held through a broker, bank or other nominee) in the same manner as registered shareholders whose CTI common shares are registered in their names. Brokers, banks or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding CTI common shares in “street name;” however, these brokers, banks or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your CTI common shares with a broker, bank or other nominee, and have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered “Book–Entry” Shareholders

CTI’s registered shareholders may hold some or all of their shares electronically in book–entry form. These shareholders will not have stock certificates evidencing their ownership of CTI common shares. They are, however, provided with a statement reflecting the number of CTI common shares registered in their accounts.

•

If you hold registered CTI common shares in a book-entry form, you do not need to take any action to receive your post-reverse stock split CTI common shares in registered book-entry form or your cash payment in lieu of any fractional shares, if applicable.

•

If you are entitled to post-reverse stock split CTI common shares, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective date of the reverse stock split indicating the number of CTI common shares you hold.

•

If you are entitled to a payment in lieu of any fractional shares, a check will be mailed to you at your registered address as soon as practicable after the effective date of the reverse stock split. By signing and cashing this check, you will warrant that you owned the CTI common shares for which you received a cash payment.

Effect on Registered Certificated Shares

Some registered shareholders hold their CTI common shares in certificate form or a combination of certificate and book-entry form. If any of your CTI common shares are held in certificate form, you will receive a transmittal letter from CTI’s transfer agent as soon as practicable after the effective date of the reverse stock split, if any. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-reverse stock split CTI common shares for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. When you submit your certificate representing the pre-reverse stock split CTI common shares, your post-reverse stock split CTI common shares will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-reverse stock split CTI common shares you own in book-entry form. CTI will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-reverse stock split ownership interest.

Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split CTI common shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split CTI common shares. If you are entitled to a payment in lieu of any fractional shares, payment will be made as described above under “—Fractional Shares.”

SHAREHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Consequences

The par value per share of the CTI common shares will remain unchanged at $0.10 per share after the reverse stock split. As a result, on the effective date of the reverse stock split the stated capital on CTI’s balance

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sheet attributable to the CTI common shares will be reduced proportionately based on the reverse stock split ratio, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. After the reverse stock split, net income or loss per share, and other per share amounts will be increased because there will be fewer CTI common shares outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the reverse stock split would be recast to give retroactive effect to the reverse stock split. As described above under “—Impact of the Proposed Reverse Stock Split If Implemented,” the per share exercise price of outstanding option awards would increase proportionately, and the number of CTI common shares issuable upon the exercise of outstanding options would decrease proportionately, in each case based on the reverse stock split ratio. CTI does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Shareholders will not have dissenters’ or appraisal rights under New York corporate law or under CTI’s certificate of incorporation in connection with the proposed reverse stock split.

Amendment to Certificate of Incorporation

The form of the proposed amendment to our certificate of incorporation to effect the reverse stock split is attached to this proxy statement as Annex I. If the reverse stock split is completed, the amendment will effect a reverse stock split of CTI common shares at a ratio of 1-for-10.

Procedure for Effecting Reverse Stock Split

If the shareholders approve the proposal and our Board of Directors decides to implement the reverse stock split following the share distribution, the reverse stock split will become effective at such time following the share distribution as determined by our Board of Directors. Beginning at such effective time, each certificate representing pre-reverse stock split CTI common shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split CTI common shares.

Certain Material Federal Income Tax Consequences of the Reverse Stock Split

This section summarizes certain material U.S. federal income tax consequences to CTI and to the holders of CTI common stock in connection with the reverse stock split. This summary does not describe all the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstance or to holders subject to special rules, such as:

•	dealers and certain traders in securities or currencies,

•	banks, regulated investment companies, real estate investment trusts, and financial institutions,

•	insurance companies,

•	tax-exempt organizations,

•	persons who acquired CTI common shares pursuant to the exercise of employee stock options or otherwise as compensation,

•	persons holding CTI common shares as part of a “straddle,” “hedge,” “conversion” or similar transaction,

•	certain former citizens or long-term residents of the United States,

•	a U.S. Holder (as defined above) whose functional currency for tax purposes is not the U.S. dollar, or

•	persons who own CTI common shares through partnerships or other pass-through entities.

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In addition, this summary does not address alternative minimum taxes or state, local or foreign taxes.

This section is based on the Code, judicial decisions, final, temporary and proposed Treasury regulations, published rulings and other administrative pronouncements, changes to any of which subsequent to the date of this proxy may affect the tax consequences described herein, possibly with retroactive effect.

Please consult your own tax advisor with respect to the U.S. federal, state and local and non-U.S. tax consequences of the share distribution.

U.S. Holders

Other than in respect to the cash payments for fractional shares discussed below, no gain or loss should be recognized by a U.S. Holder upon the exchange of pre-reverse stock split CTI common shares for post-reverse stock split CTI common shares. The aggregate tax basis of the post-reverse stock split CTI common shares should be the same as the aggregate tax basis of the pre-reverse stock split CTI common shares exchanged in the reverse stock split, reduced by any amount allocable to a fractional share for which cash is received. A shareholder’s holding period in the post-reverse stock split CTI common shares should include the period during which the shareholder held the pre-reverse stock split CTI common shares exchanged in the reverse stock split.

In general, the receipt of cash by a U.S. Holder instead of a fractional share generally will result in taxable gain or loss for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to the receipt of cash in lieu of fractional shares by U.S. Holders that are not exempt recipients (such as corporations). A backup withholding tax, currently at a rate of 28% and scheduled to be increased to 31% after December 31, 2012, may apply to such payments if the U.S. Holder (i) fails to provide to us or our distribution agent a taxpayer identification number, (ii) furnishes an incorrect taxpayer identification number, (iii) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the IRS that it is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.

Non-U.S. Holders

The following is a general discussion of the material U.S. federal income tax consequences to Non-U.S. Holders of CTI common stock in connection with the reverse stock split. A “Non-U.S. Holder” is an individual, corporation, trust or estate that is a beneficial owner of CTI common stock, holds such stock as a capital asset and is not a U.S. Holder.

For purposes of the discussion below, gain on the sale of fractional shares in respect of the reverse stock split will be considered “U.S. trade or business income” to a Non-U.S. Holder if such dividends or gains are:

•	effectively connected with the Non-U.S. Holder’s conduct of a U.S trade or business; or

•	in the case of a treaty resident, attributable to a U.S. permanent establishment (or in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States.

Generally, U.S. trade or business income is subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates. Moreover, U.S. trade or business income received by a Non-U.S.

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Holder that is a corporation may, under specific circumstances, be subject to an additional tax—the “branch profits tax”—at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

Gain realized by a Non-U.S. Holder on the receipt of cash in lieu of fractional shares generally will not be subject to U.S. federal income tax or withholding, unless:

•	the gain is U.S. trade or business income;

•

subject to certain exceptions, the Non-U.S. Holder is an individual who holds CTI common stock as a capital asset, is present in the United States for 183 days or more in the taxable year of the share distribution and meets certain other requirements; or

•

CTI is or has been a “U.S. real property holding corporation” for federal income tax purposes at any time during the shorter of the five-year period ending on the date of the share distribution and the Non-U.S. Holder’s holding period in the CTI common stock, and the Non-U.S. Holder does not fall within a de minimis exemption.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by U.S. source capital losses from the same taxable year (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

We believe that we have not been and are not currently a U.S. real property holding corporation.

Information Reporting and Backup Withholding

Treasury regulations provide that backup withholding (currently at a rate of 28% and scheduled to be increased to 31% after December 31, 2012) and certain information reporting will not apply to the receipt of cash in lieu of fractional shares provided that the Non-U.S. Holder, prior to the receipt of such cash, provides a properly executed IRS Form W- 8BEN certifying that the Non-U.S. Holder is not a U.S. person, or otherwise establishes an exemption, and provided that neither we nor our distribution agent have actual knowledge, or reason to know, that the purported Non-U.S. Holder is actually a U.S. person or that the conditions of any other exemption are not in fact satisfied.

The payment of cash in lieu of fractional shares to or through the U.S. office of any broker, U.S. or foreign, may be subject to information reporting and possible backup withholding unless the Non-U.S. holder, prior to the share distribution, certifies as to its non-U.S. status under penalties or perjury or otherwise establishes an exemption, and provided that the broker does not have actual knowledge, or reason to know, that the purported Non-U.S. Holder is actually a U.S. person or that the conditions of any other exemption are not in fact satisfied. The payment of cash in lieu of fractional shares to or through a non-U.S. office of a non-U.S. broker, may not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S.-related person”). Treasury regulations do not require backup withholding in respect of the payment of cash in lieu of fractional shares to or through a non-U.S. office of a broker that is either a U.S. person or a U.S.-related person, but do require information reporting on the distribution unless the broker, prior to the share distribution (a) has documentary evidence in its files that the owner is a Non-U.S. Holder, and (b) has no knowledge, or reason to know, to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.

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The preceding discussion of certain material U.S. federal income tax consequences is general information only and is not tax advice. Accordingly, each holder of CTI common stock should consult that holder’s own tax advisor as to the particular tax consequences to that holder of the reverse stock split, including the applicability and effect of any state, local or non-U.S. tax laws and of any changes or proposed changes to applicable law.

Required Vote

The affirmative vote of shareholders as of the close of business on the record date for the Special Meeting holding shares representing a majority of our outstanding shares of common stock is required to approve the proposal to (a) authorize our Board of Directors to effect, in its discretion following the share distribution, a reverse stock split of the issued and outstanding CTI common shares, par value $0.10, at a reverse stock split ratio of 1-for-10 and (b) approve a corresponding amendment to CTI’s certificate of incorporation, in substantially the form attached to this proxy statement as Annex I, to effect the reverse stock split, subject to our Board of Directors’ authority to abandon such amendment.

Our Board of Directors recommends that you vote “FOR” the proposal to approve the amendment of CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares.

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PROPOSAL 5

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

We are asking our shareholders to vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to authorize the share distribution, approve the Comverse, Inc. 2012 Stock Incentive Compensation Plan, approve the Comverse, Inc. 2012 Annual Performance Bonus Plan or approve the contingent amendment of CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares.

Although it is not currently expected (and assuming the establishment of a quorum), the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to authorize the share distribution, approve the Comverse, Inc. 2012 Stock Incentive Compensation Plan, approve the Comverse, Inc. 2012 Annual Performance Bonus Plan or approve the contingent amendment of CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares. Once a quorum is present, the affirmative vote of a majority of the holders of shares of our common stock present or represented at the Special Meeting shall be required to approve this proposal to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies at the Special Meeting.

Any adjournment or postponement of the Special Meeting will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Our Board of Directors recommends that you vote “FOR” the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to authorize the share distribution, approve the Comverse, Inc. 2012 Stock Incentive Compensation Plan, approve the Comverse, Inc. 2012 Annual Performance Bonus Plan or approve the contingent amendment of CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares. You should note, however, that if a quorum is not present, then the chairman of the Special Meeting will be entitled to adjourn the Special Meeting to another place, date or time.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common shares as of July 31, 2012 (unless otherwise noted), by:

•	each person or entity who is known by CTI to beneficially own more than 5% of CTI’s outstanding shares of common stock;

•	each of CTI’s current directors;

•	each of CTI’s named executive officers for the fiscal year ended January 31, 2012; and

•	all of CTI’s current directors and executive officers as a group.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

Name and Address(1)	Relationship	Amount and Nature of Beneficial Ownership(2)		Percent of Outstanding Shares(3)
FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	Shareholder	29,429,937	(4)	13.4%

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	Shareholder	16,716,857	(5)	7.6%

Soros Fund Management LLC and related parties 888 Seventh Avenue, 33rd Floor New York, New York 10106	Shareholder	14,716,666	(6)	6.7%

Susan D. Bowick	Director	39,600		*

Charles J. Burdick	Chairman of the Board and Chief Executive Officer	148,161		*

Robert Dubner	Director	25,334		*

Augustus K. Oliver	Director	1,738,105	(7)	*

Theodore H. Schell	Director	33,488		*

Mark C. Terrell	Director	43,389		*

Joel E. Legon	Senior Vice President and Interim Chief Financial Officer	45,982		*
Oded Golan	Senior Vice President, Chief Operating Officer of Comverse	93,592	(8)	*

Aharon Levy	Senior Vice President, BSS General Manager of Comverse	5,844		*

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Name and Address(1)	Relationship	Amount and Nature of Beneficial Ownership(2)		Percent of Outstanding Shares(3)

Gabriel Matsliach	Senior Vice President, Chief Product Officer of Comverse	135,814	(9)	*

Andre Dahan	Former President, Chief Executive Officer and Director		(10)

All current directors and executive officers as a group (15 persons)(11)		2,519,853	(12)	1.1%

*	Less than one percent.
(1)	Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o Comverse Technology, Inc., 810 Seventh Avenue, New York, New York 10019.
(2)	The information contained in the table above reflects “beneficial ownership” of common stock within the meaning of Rule 13d-3 under the Exchange Act. Beneficial ownership reflected in the table above includes shares (a) issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of July 31, 2012 and (b) deliverable in settlement of DSU awards that are scheduled to vest within 60 days of April 30, 2012.
(3)	Shares of common stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of July 31, 2012 and shares of common stock deliverable in settlement of DSU awards that are scheduled to vest within 60 days of July 31, 2012 are deemed outstanding for computing the ownership percentage of the person holding such stock options or DSU awards, as applicable, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based on approximately 219,229,956 shares of common stock issued and outstanding as of July 31, 2012.
(4)	Reflects beneficial ownership as reported on a Schedule 13G/A filed with the SEC on February 14, 2012 by FMR LLC (or the FMR 13G), and reports sole voting power with respect to 339,486 shares of common stock and sole dispositive power with respect to 29,429,937 shares of common stock. The FMR 13G reports beneficial ownership of shares of common stock by Fidelity Management & Research Company, Edward C. Johnson 3d, FMR LLC and Pyramis Global Advisors Trust Company. The voting and investment power of the various holders with respect to these shares of common stock is as set forth in the FMR 13G.
(5)	Reflects beneficial ownership as reported on a Schedule 13G/A filed with the SEC on February 14, 2012 by Wellington Management Company, LLP (referred to as the Wellington 13G). The Wellington 13G reports that Wellington Management Company, LLP has shared voting power and shared dispositive power with respect to 13,953,101 shares of common stock and 16,716,857 shares of common stock, respectively.
(6)	Reflects beneficial ownership as reported on a Schedule 13G/A filed with the SEC on January 6, 2012 by Soros Fund Management LLC, George Soros, Robert Soros and Jonathan Soros (referred to as the Soros 13G). The Soros 13G reports that Soros Fund Management LLC, George Soros and Robert Soros share voting and dispositive power with respect to all of these shares.
(7)	Consists of 1,693,307 shares of common stock held by the entities referenced below and 44,798 shares of common stock held directly by Mr. Oliver. Mr. Oliver is the (i) Managing Member of Oliver Press Investors, LLC, a Delaware limited liability company and the general partner of each of Davenport Partners, L.P., a Delaware limited partnership (or Davenport), JE Partners, a Bermuda partnership (or JE), and Oliver Press Master Fund LP, a Cayman limited partnership, (or Master Fund and, together with Davenport and JE, the OP Partnerships), and (ii) Managing Member of Oliver Press Partners, LLC, a Delaware limited liability company and the investment adviser to each of the OP Partnerships. The OP Partnerships own certain of CTI’s securities, all of which are subject to the shared voting and investment authority of Mr. Oliver, among others.
(8)	Includes (i) 25,755 shares of common stock issuable upon exercise of stock options that are currently exercisable and (ii) 12,333 shares of common stock deliverable in settlement of DSU awards that are scheduled to vest within 60 days of July 31, 2012.
(9)	Includes (i) 91,000 shares of common stock issuable upon exercise of stock options that are currently exercisable and (ii) 6,000 shares of common stock deliverable in settlement of DSU awards that are scheduled to vest within 60 days of July 31, 2012.
(10)	Mr. Dahan resigned from his positions as President and Chief Executive Officer effective March 4, 2011 and served as a consultant until June 4, 2011. Therefore, CTI is unable to provide a current address or confirm Mr. Dahan’s beneficial ownership.
(11)	Includes (i) the following directors: Ms. Bowick, and Messrs. Burdick, Dubner, Oliver, Schell and Terrell and (ii) the following executive officers: Ms. Shah, Messrs. Bunyan, Golan, Koza, Legon, Levy, Sabol and Tartavull, and Dr. Matsliach.
(12)	Includes (i) 116,755 shares of common stock issuable upon exercise of stock options that are currently exercisable and options that are exercisable within 60 days of April 30, 2012 and (ii) 6,000 shares of common stock deliverable in settlement of DSU awards scheduled to vest within 60 days of July 31, 2012.

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Beneficial Ownership in Subsidiaries

Mr. Burdick, who served as the Chairman of the board of directors of Verint, was granted stock awards by Verint covering 1,814 shares of its common stock in respect of the period in which he served as an independent director of Verint prior to his appointment as CTI’s Chief Executive Officer. An award covering 1,522 shares fully vested on May 16, 2011 and an additional award covering 292 shares that was scheduled to vest on June 15, 2012 was forfeited following Mr. Burdick’s resignation from Verint’s board of directors in March 2012. None of CTI’s other current directors or executive officers hold any equity securities of our subsidiaries.

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OTHER MATTERS

Submission of Shareholder Proposals

Only such business will be conducted at this Special Meeting as will have been brought by our Board of Directors before the Special Meeting pursuant to the attached “Notice of Special Meeting of Shareholders.”

Shareholder Access to Ballot for 2013 Annual Meeting

In general, our By-Laws provide proxy access to shareholders who beneficially own 5% or more of CTI’s outstanding common stock continuously for at least two years (as of both the date the written notice of the nomination is submitted to CTI and the record date for the meeting at which directors are to be elected) to nominate directors and include such nomination(s) in CTI’s proxy materials for a shareholder meeting for the election of directors. Shareholders who wish to nominate directors at an annual meeting must follow the requirements set forth in Article IV, Section 3 of our By-Laws. Generally, and among other things, shareholders must provide notice of nominations to the Corporate Secretary at 810 Seventh Avenue, New York, NY 10019 no later than January 18, 2013 to be considered timely for inclusion at our 2013 annual meeting.

Shareholder Proposals for Inclusion in 2013 Proxy Statement

If a shareholder intends to present any proposal for inclusion in the proxy statement in accordance with Rule 14a-8 promulgated under the Exchange Act for consideration at our annual meeting of shareholders to be held in 2013, shareholder proposals must be received at our principal executive offices no later than January 18, 2013. Any such proposal must also comply with applicable state law and the requirements of the rules and regulations promulgated by the SEC relating to shareholder proposals. Such proposals must be delivered to our Corporate Secretary at our principal executive office. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

Other Shareholder Business for Presentation at 2013 Annual Meeting

In general, according to our By-Laws, we must receive other proposals of shareholders (including director nominations) intended to be presented at the 2013 annual meeting of shareholders but not included in the Proxy Statement at our principal executive offices on or before January 18, 2013. Such notice must be delivered to our Corporate Secretary at our principal executive offices and must comply with the requirements set forth in Article II, Section 6 or Article IV, Section 3, as applicable, of our By-Laws. Notice of any business to be brought before the 2013 annual meeting not received in accordance with the above standards may not be presented at the 2013 annual meeting of shareholders.

Other Business at the Special Meeting

Our Board knows of no other matters to be submitted at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board may recommend.

Other Shareholder Communications

Shareholders may contact the Board electronically by sending an email to: boardofdirectors@comverse.com. Alternatively, shareholders can contact the Board by writing to: Board of Directors, Comverse Technology, Inc., 810 Seventh Avenue, New York, NY 10019. Communications received electronically or in writing are forwarded to the Chairman of the Board or other members of the Board as appropriate depending on the facts and circumstances outlined in the communication.

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Shareholders Sharing the Same Address

We have adopted a procedure called “householding.” Under this procedure, we are delivering only one copy of this proxy statement to multiple shareholders who share the same address and have the same last name, unless we have received contrary instructions from an affected shareholder. Shareholders who participate in householding will continue to receive separate proxy cards.

We will deliver promptly upon written or oral request a separate copy of this proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of this proxy statement, please submit your request to Broadridge Financial Solutions by calling 1-800-579-1639 or by following the instructions on your proxy card to request delivery of paper copies through the Internet or by e-mail, or in writing addressed to Comverse Technology, Inc., 810 Seventh Avenue, New York, NY 10019 Attn: Investor Relations.

If you are a holder of record and would like to receive a separate copy of annual reports or proxy statements in the future, please contact Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, tel. 800-542-1061. You will be removed from the householding program within 30 days of your request.

Any shareholders of record who share the same address and currently receive multiple copies of our annual report and proxy statement who wish to receive only one copy of these materials per household in the future should contact Broadridge Householding Department at the contact information listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares through a broker, bank or other nominee in “street name,” please contact such broker, bank or other nominee to request information about householding.

Form 10-K

Our Annual Report on Form 10-K for the fiscal year ended January 31, 2012, which was filed with the SEC on April 2, 2012, and exhibits thereto are available free of charge from the SEC website, www.sec.gov. With the payment of an appropriate processing fee, we will provide copies of the exhibits to our Annual Report on Form 10-K. Please address all such requests to the Investor Relations department at our principal executive offices at 810 Seventh Avenue, New York, New York 10019.

Where You Can Find Additional Information

CTI is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and is required to file periodic reports, proxy statements and other documents with the SEC relating to its business, financial conditions and other matters. Such reports, proxy statements and other documents may be examined and copies may be obtained from the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC’s web site at http://www.sec.gov. Copies should be available by mail upon payment of the SEC’s customary charges by writing to the SEC’s principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549.

Incorporation by Reference

The SEC allows us to incorporate by reference information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information that is included directly in this proxy statement.

126

This proxy statement incorporates by reference the documents listed below that CTI previously filed with the SEC. They contain important information about CTI and its financial condition.

•	Annual Report on Form 10-K for the fiscal year ended January 31, 2012, filed on April 2, 2012;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2012, filed on June 11, 2012;

•	Current Reports on Form 8-K filed on April 3, 2012, April 30, 2012, May 31, 2012, June 4, 2012, June 7, 2012, June 29, 2012, July 2, 2012, August 2, 2012, August 6, 2012 and August 13, 2012; and

•	Definitive Proxy Statement on Schedule 14A, filed on May 18, 2012 and Definitive Additional Materials on Schedule 14A filed on May 31, 2012 and June 5, 2012.

CTI has not authorized anyone to give any information or make any representation about the share distribution, CTI, or Comverse that is different from, or in addition to, that contained in this proxy statement or in any of the materials that have been incorporated by reference into this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies.

Please vote, sign and return your proxies.

If you do not intend to be present at the Special Meeting of shareholders on                     , 2012, please vote the enclosed proxy at your earliest convenience.

By Order of the Board of Directors,

[—]

Senior Vice President, General Counsel and Corporate Secretary

New York, New York

                    , 2012

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Annex A

Information included herein is subject to completion or amendment. A Registration Statement on Form 10 relating to these securities has been filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

PRELIMINARY INFORMATION STATEMENT

SUBJECT TO COMPLETION, DATED AUGUST 15, 2012

COMVERSE, INC.

Common Stock

This Information Statement is being sent to you in connection with the planned distribution by Comverse Technology, Inc. (or CTI) to its shareholders of all of the outstanding shares of common stock of its wholly-owned subsidiary, Comverse, Inc. (we, us, our or Comverse).

CTI will distribute all of the outstanding shares of common stock of Comverse on a pro rata basis to holders of CTI common shares, which we refer to as the “share distribution.” Holders of CTI common shares as of 5:00 p.m., New York City time, on                     , 2012, the record date for the share distribution, will be entitled to receive one share of our common stock for every ten CTI common shares held thereby, subject, if necessary, to the holdback of a certain number of shares of our common stock (and proceeds from sale of such shares) by the distribution agent to satisfy any withholding obligations. The distribution of shares will be made through direct registration in book-entry form on                     , 2012 (referred to as the distribution date). Immediately after the share distribution is completed, we will be an independent, publicly-traded company.

Approval of the share distribution is being sought from the holders of CTI common shares at a special meeting of CTI’s shareholders to be held on                     , 2012 at 10:00 a.m., New York City time, at                      (referred to as the Special Meeting). In connection with and prior to the Special Meeting, CTI will distribute a proxy statement (referred to as the CTI Proxy Statement) to all holders of its common shares. The CTI Proxy Statement will contain a proxy and will describe the procedures for voting your CTI common shares and other details regarding the Special Meeting. As a result, this Information Statement does not contain a proxy. Holders of CTI common shares are entitled to appraisal rights in connection with the vote to approve the share distribution. To the extent that any such holder exercises appraisal rights it will not receive shares of Comverse common stock in the share distribution, and such shares will be contributed to Comverse by CTI. See “Appraisal Rights.”

Other than shareholder approval of the share distribution, no action will be required of you to receive shares of our common stock, which means that:

•	you will not be required to pay for the shares of our common stock that you receive in the share distribution; and

•	you do not need to surrender or exchange any of your CTI common shares in order to receive shares of our common stock, or take any other action in connection with the share distribution.

There is currently no trading market for our common stock. However, we expect that a limited market for our common stock, commonly known as a “when-issued” trading market, will develop on or shortly prior to the record date for the share distribution, and we expect “regular-way” trading of our common stock will begin one trading day after the distribution date. We will announce the when-issued trading symbol when and if it becomes available. We have applied to list our common stock on the NASDAQ Stock Market, LLC (or NASDAQ) under the symbol “CNSI.”

In reviewing this Information Statement, you should carefully consider the matters described under “Risk Factors” beginning on page 25 for a discussion of certain factors that should be considered by recipients of our common stock.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act. See page 15.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Information Statement is truthful or complete. Any representation to the contrary is a criminal offense.

This Information Statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this Information Statement is                     , 2012.

This Information Statement is being furnished solely to provide information to CTI shareholders who will receive shares of our common stock in the share distribution. It is not and is not to be construed as an inducement or encouragement to buy or sell any of our securities or any securities of CTI. This Information Statement describes our business, our relationship with CTI and how the share distribution affects CTI and its shareholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of our common stock that you will receive in the share distribution. You should be aware of certain risks relating to the share distribution, our business and ownership of our common stock, which are described in “Risk Factors.”

You should not assume that the information contained in this Information Statement is accurate as of any date other than the date set forth on the cover. Changes to the information contained in this Information Statement may occur after that date, and we undertake no obligation to update the information, except in the normal course of our public disclosure obligations and practices.

QUESTIONS AND ANSWERS ABOUT COMVERSE AND THE SHARE DISTRIBUTION

Set forth below are commonly asked questions and answers about the share distribution and the transactions contemplated thereby. You should read the section titled “The Share Distribution” for a more detailed description of the matters described below.

Except as otherwise indicated, the information included in this Information Statement, including Comverse, Inc.’s (Comverse, we, us, our or our company) combined financial statements, assumes the completion of all the transactions referred to in this Information Statement as the share distribution, including the contribution to us of Exalink Ltd. by Comverse Technology, Inc. (or CTI) immediately prior to the share distribution. Other than holding certain intellectual property rights, Exalink Ltd. has no operations.

All information in this Information Statement related to the number of shares of our common stock that will be outstanding after the share distribution assumes that no holder of CTI common shares exercises appraisal rights in connection with the vote to approve the share distribution. To the extent that a holder of CTI common shares exercises appraisal rights, such holder will not receive its pro rata share of our common stock in the share distribution and such shares will be contributed by CTI to Comverse. See “Appraisal Rights.”

Q:	What is the share distribution?

A:	The share distribution is the transaction of separating Comverse from CTI, which will be accomplished through the pro rata distribution of our common stock by CTI to holders of CTI common shares. If all conditions to the effectiveness of the share distribution are met, then all of our outstanding shares of common stock will be distributed to holders of CTI common shares on the distribution date. Each holder of CTI common shares outstanding as of the record date for the share distribution will be entitled to receive one share of our common stock for every ten CTI common shares held thereby. If necessary to satisfy any withholding obligations, the distribution agent will hold back a certain number of shares of our common stock (and proceeds from sale of such shares) and sell those shares on the market. Following the share distribution, CTI will no longer hold any of our outstanding capital stock, all of which will be held by CTI shareholders as of the record date, and we will be an independent, publicly-traded company. We have applied to list our common stock on NASDAQ under the symbol “CNSI.”

Q:	What are the reasons for the share distribution?

A:	Over the past several years, CTI has been evaluating potential strategic alternatives in connection with a review of its strategy as a holding company. In connection with this evaluation CTI’s board of directors (or the CTI Board), with the assistance of its financial advisors, Goldman, Sachs & Co. and Rothschild Inc., has determined that pursuing the share distribution is in the best interests of CTI and its shareholders, and that separating us from CTI would provide benefits to both CTI and us, including the following:

•

Focused Management. The share distribution will allow our management to devote its entire time and attention to maximizing our shareholder value by focusing on our growth, improving our operational performance and profitability, implementing our strategies and achieving our business objectives.

•

Enhanced Investor Choices by Offering Investment Opportunities in Separate Entities. The CTI Board believes that the share distribution will increase investor understanding of us and our market position within our industry, thereby facilitating the creation of a more natural and interested investor base. The share distribution also will provide investors with two individual investment options that may be more appealing to them than an investment in the current combined company. Separating the businesses will result in each company representing more of a pure-play investment that the CTI Board believes will appeal to the respective investor bases due to each company’s more defined business and assets—an operating business in our case and indirect or direct ownership interests in Verint in the case of CTI (or if the Verint Merger closes, Verint). As we and CTI do not share any meaningful synergies, the share distribution will allow investors to make independent decisions with respect to each of us and CTI (or if the Verint Merger closes, Verint) based on, among other factors, our different business models, strategies and industries.

•

Verint Merger. In addition to owning us, CTI holds interests in two majority owned subsidiaries – Verint Systems Inc. (or Verint) and Starhome B.V. (or Starhome). As a result of CTI’s efforts to evaluate and eliminate the holding company structure, on August 12, 2012, CTI entered into an agreement and plan of merger with Verint (or the Verint Merger Agreement) pursuant to which CTI will merge with and into a subsidiary of Verint and become a wholly-owned subsidiary of Verint (or the Verint Merger). It is a condition to the Verint Merger that CTI dispose of its significant assets and liabilities (including us and Starhome) other than its ownership interest in Verint. As a result, CTI’s Board of Directors believes it is in the best interest of CTI’s shareholders to effect the share distribution to enable CTI to meet the conditions to the Verint Merger. In addition, on August 1, 2012, CTI reached an agreement to sell its interest in Starhome to an unaffiliated third party, which is discussed in more detail below. See “Summary—Recent Developments—Merger of Verint and CTI” and “—Sale of Starhome.”

•

Enhanced Value. The CTI Board believes that following the share distribution, the combined value of CTI common shares and Comverse common stock (or if the Verint Merger closes, Comverse and Verint’s common stock) should, over time and assuming the same market conditions, be greater than the value of CTI common shares had the share distribution not occurred, thus resulting in greater long-term value to CTI shareholders. The CTI Board’s belief that operating as separate companies would increase the aggregate value to shareholders is based on its conclusion that operating as separate companies will enable investors to more accurately assess our and CTI’s (or Verint’s, in the event the Verint Merger is consummated) performance and strategies, which will lead to enhanced investor understanding of each company’s businesses and provide investors with a more targeted investment opportunity. In addition, the CTI Board believes that operating as separate companies would allow each company to take advantage of potential opportunities for value creating strategic alternatives that might not have been available if we were to remain part of the same company, such as the Verint Merger. However, no assurance can be given that such higher aggregate value will be achieved.

•

Enhanced Flexibility in Evaluating Acquisitions, including in Using Stock as an Acquisition Consideration. The share distribution will provide us with enhanced flexibility to use our stock as consideration in pursuing certain financial and strategic objectives, including mergers and acquisitions involving other companies or businesses engaged in our industry. We expect that we will be able to more easily facilitate future strategic transactions with similar businesses through the use of our stand-alone stock as consideration. In evaluating such transactions, following the share distribution our Board will be able to focus solely on the benefits of a proposed transaction to us and our shareholders and will no longer be required to evaluate the impact of such transaction on CTI and/or Verint.

•

Direct and Differentiated Access to Capital Resources. As an independent company, we will no longer need to compete internally for capital, and will have direct access to capital markets to fund our capital needs. We will have complete control over decisions related to the allocation and raising of capital resources and will be able to make decisions related to strategic investments in our business without the need to consider the effect these decisions would have on CTI and/or Verint. With respect to CTI, following the share distribution, its capital resources will no longer be impacted by our liquidity needs and may be used in their entirety to fund CTI’s operations, until the elimination of the holding company structure as currently contemplated by the Verint Merger.

•

Improved Management Incentive Tools. We expect to use share-based incentive awards to compensate current and future employees. Following the share distribution, appreciation in the value of shares underlying share-based awards granted to our employees will no longer be impacted by the performance of CTI’s other subsidiaries. Share-based incentive awards granted to our employees following the share distribution will be tied directly to our performance, providing employees with incentives more closely linked to the achievement of our specific performance objectives. This will better align employee interests with the interests of shareholders. We also believe that equity-based compensation arrangements tied more closely to our performance will improve our ability to attract, retain and motivate qualified personnel.

The CTI Board also considered a number of potentially negative factors in evaluating the share distribution, including in the case of (i) both companies, increased costs and disruptions to the businesses as a result of the share distribution, (ii) CTI, (A) the risk that CTI may be unable to effectuate the share distribution or another Comverse disposition even after receiving shareholder approval, which would allow Verint to terminate the Verint Merger Agreement and, if so terminated, under certain circumstances would (1) allow Verint to purchase from CTI an amount of Verint voting securities that would cause CTI to lose its majority controlling interest in Verint and (2) subject CTI to restrictions on its ability to vote or acquire shares of Verint stock and nominate directors to the Verint board of directors, and (B) loss of an operating business to generate cash flow until elimination of the holding company structure and (iii) us, the loss of ability to obtain capital resources from CTI and limitations placed on us as a result of agreements we are expected to enter into with CTI in connection with the share distribution. Notwithstanding these potentially negative factors, however, the CTI Board determined that the share distribution was the best alternative to enhance shareholder value taking into account the factors discussed above. For a more detailed discussion relating to the negative factors considered by the CTI Board, see “The Share Distribution-Reasons for the Share Distribution.”

In addition to the share distribution, CTI considered a number of strategic alternatives for CTI as a whole as well as for its individual businesses. See “The Share Distribution—Reasons for the Share Distribution” for a discussion of these strategic alternatives and why CTI elected to pursue the share distribution.

Q:	What will Comverse’s operations consist of following the share distribution?

A:	We expect that Comverse’s business following the share distribution will continue to consist of its current operations. However, under certain circumstances, CTI may contribute to us its interest in Starhome, CTI’s majority-owned privately-held subsidiary. As disclosed above, it is a condition to the consummation of the Verint Merger that CTI dispose of its interest in each of us and Starhome prior to the consummation of the Verint Merger. On August 1, 2012, CTI, certain other Starhome shareholders and Starhome entered into a Share Purchase Agreement (referred to as the Starhome Share Purchase Agreement) with unaffiliated purchasers pursuant to which the purchasers agreed to purchase all of the outstanding share capital of Starhome (referred to as the Starhome Disposition). The Starhome Disposition is expected to close in October 2012. If the closing of the Starhome Disposition does not occur by October 19, 2012, either the Starhome shareholders or the purchasers may terminate the Starhome Share Purchase Agreement. As a result, if the Starhome Disposition does not close by October 19, 2012, CTI will contribute its interest in Starhome to us in order to ensure it can meet the conditions to the Verint Merger. In addition, CTI is currently evaluating the contribution of its interest in Starhome, including its rights and obligations under the Starhome Share Purchase Agreement, to us prior to the October 19, 2012 termination date.

Q:	What are the conditions to the completion of the share distribution?

A:	The share distribution is subject to a number of conditions, including receipt of an opinion with respect to the capital adequacy of CTI and Comverse from a nationally recognized provider of such opinions, final approval of the transaction by the CTI Board, approval of the share distribution by the holders of at least two-thirds of CTI’s common shares, final approval of certain material agreements by the boards of CTI and Comverse and completion of the review process of our registration statement on Form 10 by the U.S. Securities and Exchange Commission (or the SEC). Notwithstanding shareholder approval of the share distribution, the CTI Board may abandon the share distribution subject to certain third party rights. See “The Share Distribution—Conditions to the Share Distribution.”

Q:	What are the material U.S. federal income tax consequences to me of the share distribution?

A:	The fair market value of the Comverse common stock distributed will generally constitute a dividend, taxable as ordinary income, to the extent of CTI’s current and accumulated earnings and profits, as calculated for U.S. federal income tax purposes. CTI believes that it does not have any accumulated earnings and profits as of the end of its fiscal year ended January 31, 2012. CTI’s current earnings and profits will be determined as of the end of its fiscal year ending January 31, 2013.

In the case of a U.S. holder of CTI common shares that is an individual, dividend income should generally be subject to U.S. federal income tax at a maximum rate of 15% (provided that certain holding period requirements are met), which rate is scheduled to be increased to 39.6% for dividends received after December 31, 2012. To the extent that the fair market value of the Comverse common stock distributed exceeds a holder’s share of CTI’s current and accumulated earnings and profits, the excess will not constitute a dividend but will instead be treated first as a tax-free return of capital, to the extent of the holder’s adjusted basis in its CTI common shares (with a corresponding reduction in such basis), and thereafter as capital gain. Any capital gain recognized by a U.S. holder will generally be long-term capital gain if the holder has held its CTI common shares for more than one year. In the case of a U.S. holder that is an individual, long-term capital gains should generally be subject to U.S. federal income tax at a maximum rate of 15% (which rate is scheduled to be increased to 20% for capital gains recognized after December 31, 2012).

A holder’s tax basis in our common stock received in the share distribution will be equal to the fair market value of our common stock received on the date of the share distribution. Your receipt of cash in lieu of fractional shares of our common stock generally will result in a taxable gain or loss for U.S. federal income tax purposes.

See “The Share Distribution—Certain Material U.S. Federal Income Tax Consequences” for a more detailed description of the U.S. federal income tax consequences of the share distribution, including the U.S. federal income tax consequences to non-U.S. holders.

Q:	What will I receive in the share distribution?

A:	You will receive one share of our common stock for every ten CTI common shares held as of 5:00 p.m., New York City time, on , 2012, the record date for the share distribution, subject, if necessary, to the holdback of a certain number of shares of our common stock (and proceeds from sale of such shares) by the distribution agent to satisfy any withholding obligations. Your proportionate ownership interest in CTI will not change as a result of the share distribution. For a more detailed description, see “The Share Distribution.”

Q:	What is the record date for the share distribution?

A:	Record ownership will be determined as of 5:00 p.m., New York City time, on , 2012, which we refer to as the record date.

Q:	What is being distributed in the share distribution?

A:	Approximately shares of our common stock will be distributed in the share distribution (including shares held back by the distribution agent to satisfy any withholding obligations), based on the number of CTI common shares outstanding as of the record date. Assuming the share distribution had been consummated on July 31, 2012, we would have had approximately 21.9 million shares of our common stock outstanding based on the number of CTI common shares outstanding as of such date. The shares of our common stock to be distributed by CTI will constitute all of the shares of our common stock that are issued and outstanding immediately prior to the share distribution, except for shares allocable to holders of CTI common shares that exercise appraisal rights and for shares held back for withholding obligations. For more information on the shares being distributed in the share distribution, see “Description of Our Capital Stock—Common Stock.”

Q:	How will fractional shares be treated?

A:

Fractional shares of our common stock will not be distributed. Fractional shares of our common stock to which holders of record of CTI common shares would otherwise be entitled will be aggregated and sold in the public market by the distribution agent at prevailing market prices. The distribution agent, in its sole discretion, will determine when, how and at what prices to sell these shares. The aggregate net cash proceeds of the sales will be distributed ratably to those holders of record of CTI common shares who would otherwise have received fractional shares of our common stock.

Q:	When will the share distribution be completed?

A:	CTI’s Board of Directors will establish the distribution date at the time it declares the dividend for the share distribution. We expect that it will take the distribution agent, acting on behalf of CTI, up to 10 days after the distribution date to fully distribute the shares of our common stock to CTI shareholders which will be accomplished in direct registration book-entry form. It is also possible that factors outside our control, or a decision by CTI to terminate the Distribution Agreement pursuant to its terms, could require us to complete the share distribution at a later time or not to complete it at all. See “The Share Distribution.”

Q:	What do I have to do to participate in the share distribution?

A:	The share distribution requires the approval of the holders of at least two-thirds of CTI’s common shares. Once such approval is obtained and the CTI Board declares the dividend of our shares, no action will be required of CTI shareholders to receive shares of our common stock, which means that (1) you will not be required to pay for the shares of our common stock that you receive in the share distribution, and (2) you do not need to surrender or exchange any CTI common shares in order to receive shares of our common stock, or take any other action in connection with the share distribution.

Q:	How will CTI options, deferred stock units and restricted stock units held by Comverse employees be affected as a result of the share distribution?

A:	In connection with the share distribution, CTI’s equity based-compensation awards will generally be treated as follows:

Stock Option Awards

CTI options will be adjusted as described below based on (1) the optionholder’s employer following the share distribution and (2) whether the CTI options have an exercise price that is (A) less than $10.52 per share (referred to as the Group A options) or (B) equal to or greater than $10.52 per share (referred to as the Group B options).

As of the distribution date, CTI options (Group A and Group B) held by our officers and employees will be converted into options for shares of our common stock. As of the distribution date, CTI options (Group A and Group B) held by CTI employees and by Verint employees will remain CTI options. In the event that Starhome is contributed to us and the Starhome Disposition is not completed by the distribution date, any outstanding CTI options (Group A and Group B) held by Starhome officers and employees will be converted into options for shares of our common stock and will be treated in the same manner as CTI options held by our officers and employees, as described below.

We expect that, as of the distribution date, there will be outstanding Group A options to purchase approximately 1,636,205 CTI common shares. Currently, our officers and employees hold Group A options to purchase 1,606,643 CTI common shares, CTI employees hold options to purchase 20,562 CTI common shares and our consultants hold options to purchase 9,000 CTI common shares. The exercise price of the Group A options held by our employees will be adjusted such that the exercise price will equal one hundred percent (100%) of the published closing trading price of a share of our common stock on the NASDAQ Stock Exchange on the distribution date. The number of shares of our common stock subject to the Group A options will be adjusted such that for each award, the aggregate Black-Scholes value of the Group A options immediately after the distribution date is equal to the aggregate Black-Scholes value of the Group A options immediately before the distribution date. The adjusted Group A options will have a new term of ten years beginning on the distribution date. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the Group A options will remain the same, including continued vesting pursuant to the current terms of the awards.

We expect that, as of the distribution date, there will be outstanding Group B options to purchase approximately 1,787,263 CTI common shares held by our officers and employees. Currently, our officers and employees hold Group B options to purchase 1,686,838 CTI common shares, CTI employees hold options to purchase 69,550 CTI common shares and our consultants hold options to purchase 30,875 CTI common shares. The exercise price of the Group B options will be adjusted such that the exercise price will equal two hundred percent (200%) of the published closing trading price of a share of our common stock on the NASDAQ Stock Exchange on the distribution date. The number of shares of our common stock subject to the Group B options will be adjusted such that for each award the aggregate Black-Scholes value of the Group B Options immediately after the distribution date is equal to the aggregate Black-Scholes value of the Group B options immediately before the distribution date. The adjusted Group B options will have a remaining term that is the same as the existing option term. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the Group B options will remain the same, including continued vesting pursuant to the current terms of the awards.

The exercise price and the number of shares underlying CTI options held by CTI officers and employees and Verint officers and employees will be adjusted as described above for the Group B options (as all such options have an exercise price that is equal to or greater than $10.52 per share) except that these optionholders will retain options to purchase CTI common shares and will be adjusted such that the exercise price will equal two hundred percent (200%) of the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded the “regular way”) on the distribution date. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the options will remain the same, including continued vesting pursuant to the current terms of the awards.

Currently, there are no CTI options that are “in the money,” (i.e., where the exercise price is less than the trading price of the CTI stock). However, in the event that any CTI options are in the money on the distribution date due to changes in the CTI stock price, such options will be adjusted or replaced (based on the employer of such officer or employee as described above) in a manner that preserves the aggregate in-the-money value of such options.

Unvested Restricted Stock Units (RSUs) and Unvested Deferred Stock Units (DSUs)

We expect that as of the distribution date, unvested CTI RSUs and unvested CTI DSUs held by our officers and employees will be replaced with our DSUs and RSUs. Following the distribution date, the number of shares of our common stock underlying the replaced RSUs and DSUs will be equal to (1) the number of CTI common shares underlying the CTI RSUs and CTI DSUs held as of the distribution date multiplied by (2) a ratio, the numerator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded the “regular way”) on the day prior to the distribution date and, the denominator of which is equal to the published closing trading price of a share of our common stock on the NASDAQ Stock Exchange on the distribution date. In lieu of issuing fractional RSUs or DSUs, a cash payment equal to the value of the fractional share, if any, will be made to the holder. All other terms and conditions of our RSUs and DSUs will remain the same, including continued vesting pursuant to the current terms of the awards.

As of the distribution date, unvested CTI RSUs and unvested CTI DSUs held by CTI directors, officers and employees will remain CTI RSUs or CTI DSUs. Following the distribution date, the number of CTI common shares underlying the CTI RSUs and CTI DSUs will be equal to (1) the number of CTI shares of common stock underlying the CTI RSUs and CTI DSUs held as of the distribution date multiplied by (2) a ratio, the numerator of which is equal to the published closing trading price of a CTI common share on the

NASDAQ Stock Exchange (traded the “regular way”) on the day prior to the distribution date and, the denominator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded “ex-dividend”) on the distribution date. In lieu of issuing fractional RSUs or DSUs, a cash payment equal to the value of the fractional share, if any, shall be made to the holder. All other terms of the CTI RSUs and CTI DSUs will remain the same, including vesting pursuant to the current terms of the awards.

Q:	Will the Comverse common shares be listed on a stock exchange?

A:	Yes. Although there is currently not a public market for our common stock, we have applied to list our common stock on NASDAQ under the symbol “CNSI.” It is anticipated that trading of our common stock will commence on a “when-issued” basis on or shortly prior to the record date for the share distribution. When-issued trading refers to a sale or purchase made conditionally because the security has been authorized but not yet issued. When-issued trades generally settle within four trading days after the distribution date. On the first trading day following the distribution date, when-issued trading with respect to our common stock will end and “regular-way” trading will begin. “Regular-way” trading refers to trading after a security has been issued and typically involves a transaction that settles on the third full trading day following the date of the transaction.

Q:	Will my CTI common shares continue to trade?

A:	Yes. CTI common shares will continue to be listed and trade on NASDAQ under the symbol “CMVT.”

Q:	If I sell, on or before the distribution date, CTI common shares that I held on the record date, am I still entitled to receive shares of Comverse common stock distributable with respect to the CTI common shares I sold?

A:	Beginning on or shortly before the record date for the share distribution and continuing up to and including the distribution date, CTI common shares will begin to trade in two markets on NASDAQ: a “regular-way” market and an “ex-distribution” market. If you hold CTI common shares as of the record date for the distribution and choose to sell those shares in the regular-way market after the record date for the distribution and on or before the distribution date, you also will be selling the right to receive the shares of our common stock in connection with the share distribution. If you hold CTI common shares as of the record date for the distribution and choose to sell those shares in the ex-distribution market after the record date for the distribution and on or before the distribution date, you will still receive the shares of our common stock in the share distribution.

Q:	Will the share distribution affect the trading price of my CTI common shares?

A:	Yes, the trading price of CTI common shares immediately following the share distribution is expected to change because its trading price will no longer reflect the value of Comverse. However, we cannot provide you with any guarantees as to the price at which the CTI common shares will trade following the share distribution or the effect the announcement of the Verint Merger will have on the stock price of CTI common shares whether before or after the share distribution.

Q:	What indebtedness will Comverse have following the share distribution?

A:	It is anticipated that, immediately following the completion of the share distribution, we will have no indebtedness. We will continue to maintain an $8.0 million line of credit in Israel that may be used for borrowings. All intercompany borrowings payable by us to CTI are expected to be settled through a capital contribution by CTI to us immediately prior to the share distribution.

Q:	Do I have appraisal rights in connection with the share distribution?

A:	If the share distribution is completed, you will have certain rights under New York law to dissent and demand appraisal of, and payment in cash of the fair value of, your CTI common shares. Any holder of CTI common shares who does not vote in favor of the share distribution, demands appraisal of such CTI common shares and complies with the applicable provisions of New York law will not be entitled to receive the shares of our common stock distributed in the share distribution. Such appraisal rights, if the statutory procedures are complied with, will lead to a judicial determination of the fair value (excluding any increase or decrease in value arising from the completion or expectation of the share distribution) required to be paid in cash to such dissenting shareholders for their CTI common shares. The value so determined could be more or less than, or the same as, the combined market prices of our common stock and CTI common shares after the share distribution. Any shares of our common stock allocable to holders of CTI common shares that properly exercise appraisal rights will be contributed to us by CTI. See “Appraisal Rights.”

Q:	Are there any risks in connection with the share distribution that I should consider?

A:	Yes. There are certain risks associated with the share distribution. These risk factors are discussed in the section titled “Risk Factors.”

Q:	Who is the transfer agent for Comverse common shares?

A:	American Stock Transfer and Trust Company is the transfer agent for Comverse common shares.

Q:	Where can I get more information?

A:	If you have any questions relating to the mechanics of the share distribution, you should contact the distribution agent at:

American Stock Transfer and Trust Company

59 Maiden Lane, Plaza Level

New York, NY 10038

1-800-937-5449

Before the share distribution, if you have any questions relating to the share distribution, you should contact CTI at:

Paul D. Baker

Comverse Technology, Inc.

paul.baker@cmvt.com

(212) 739-1060

After the share distribution, if you have any questions relating to Comverse, you should contact us at:

Paul D. Baker

Comverse, Inc.

paul.baker@comverse.com

(212) 739-1060

SUMMARY

This summary highlights information contained elsewhere in this Information Statement and may not contain all of the information that may be important to you. For a more complete understanding of our business and the share distribution, you should read this summary together with the more detailed information and our combined financial statements appearing elsewhere in this Information Statement. You should read this entire Information Statement carefully, including the “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” sections.

Our Company

We are a leading provider of software-based products, systems and related services that:

•

provide converged, prepaid and postpaid billing and active customer management systems (referred to as Business Support Systems or BSS) for wireless, wireline and cable network operators delivering a value proposition designed to ensure timely and efficient service monetization, consistent customer experience, reduced complexity and cost, and enable real-time marketing based on all relevant customer profile information;

•

enable wireless and wireline (including cable) network-based Value-Added Services (or VAS), comprised of two categories—Voice and Messaging—that include voicemail, visual voicemail, call completion, short messaging service (or SMS) text messaging (or texting), multimedia picture and video messaging, and Internet Protocol (or IP) communications; and

•	provide wireless users with optimized access to Internet websites, content and applications, manage and enforce policy and generate data usage and revenue for wireless operators.

Our products and services are used by more than 450 wireless, wireline and cable network communication service providers in more than 125 countries, including the majority of the world’s 100 largest wireless network operators. Our products and services are designed to generate voice and data network traffic, increase revenue and customer loyalty, monetize services and improve operational efficiency.

Our Strengths

We believe that the following competitive strengths will enable us to sustain our leadership position in our markets:

Leading position in the high-growth converged billing market segment. We have a leading industry position in the BSS market with over 150 customers, including more than 30 customers in the converged BSS market segment. We believe that we could leverage our leading market position and our BSS solution offering to take advantage of the growth in the emerging converged BSS market segment.

Differentiated single system converged BSS solution offering. We believe that our Comverse ONE converged billing solution is differentiated in the market through its single-system approach to BSS convergence. We also believe that our BSS solutions offer several advantages over competitors’ offerings, including faster time to market and lower total cost of ownership.

BSS integrated mobile Internet solution offering Internet policy data management and control. As part of our BSS solutions, we offer mobile Internet solutions which we believe provide the enhanced BSS systems functionality necessary for communication service providers to leverage and monetize the rapid growth in traffic and the use of advanced services, such as data services and Internet browsing.

Leadership position in the VAS market. We are a leader in voice-based value-added services, including call answering and next generation visual voicemail, and a leading provider of SMS solutions enabling text and multimedia messaging. We believe that we are well positioned to take advantage of recent market trends through our advanced VAS offering, which are designed to facilitate the transition of customers’ existing network infrastructure and attached systems to IP as part of their efforts to reduce costs and provide next generation services.

Large recurring stream of revenue, including maintenance and managed services, provide stability and enhanced future opportunity. A significant portion of our revenue is attributable to maintenance and managed services which provides a stable revenue stream from recurring renewals of contracts with our existing customer base. As part of our service offering, we offer a suite of managed services which we use to establish long-term customer relationships as well as to cross-sell additional solutions and system enhancements.

Global, established, large customer base. Our customer base is global and diverse and includes more than 450 communication service providers across more than 125 countries, including the majority of the world’s 100 largest wireless operators.

Our Strategies

There are several key elements to our overall strategy, including:

Expand relationships with existing customers. We intend to continue to offer our existing customers upgrades and expansions, enhanced maintenance plans, professional and managed services and next generation solutions and cross-sell our solution portfolio.

Expand customer base and market share. We intend to continue to expand our customer base through engagements with multinational operators seeking to acquire or establish offshore operations, newly established communication service providers and by displacing competitors.

There are several key elements to our BSS strategy, including:

Expand our presence and market share in the BSS market. We intend to focus on expanding our position in the converged billing market through new engagements with large and established communication service providers.

Upgrade our customer base to Comverse ONE. We intend to continue to aggressively market Comverse ONE to communication service providers seeking to upgrade their existing prepaid and postpaid systems to converged billing solutions.

Focus on offering managed services. We intend to continue to offer our customers managed services which represent a source of predictable revenue and long-term relationships.

There are several key elements to our VAS strategy, including:

Build on our market leadership in voice-based services. We intend to maintain our strong market leadership position in voice-based services, in part through the promotion of advanced offerings such as visual voicemail and call management.

Leverage communication service providers’ transition to IP networks. We plan to continue to market our next generation VAS products to communication service providers seeking to transition their networks to newer IP technology, such as 4G LTE.

Risks Associated With Our Business

Our business is subject to numerous risks, which are highlighted in the section entitled “Risk Factors.” These risks represent challenges to the successful implementation of our strategy and the growth of our business. These risks include, but are not limited to, the following:

•

The risk of diminishment in our capital resources and liquidity as a result of, among other things, potential future negative cash flows and the continued incurrence of professional fees in connection with the filing of periodic reports under the federal securities laws and the remediation of material weaknesses in internal control over financial reporting.

•	The risk that if BSS customer solution order activity does not increase, our revenue and profitability would likely be materially adversely affected.

•

Risks related to the implementation of our strategy to expand our BSS business and pursue primarily higher margin VAS projects that resulted and may continue to result in lower VAS revenue, which may not be offset by increases in BSS revenue, if any.

•

The risk that our results of operations would be negatively affected if our advanced offerings are not widely adopted by our customers or if increases in sales of our advanced offerings do not exceed or fully offset potential declines in sales of traditional solutions.

•	The risk that weakness in the global economy may result in lower revenue due to reduced information technology spending by our customers and reduced demand for our products and services.

•	The risk that our success depends on our ability to enhance our existing products and develop and market new products and failure to do so could materially adversely affect our results of operations.

•	Risks related to competition and the competitive environment in the telecommunications industry, such as the emergence of lower-cost providers and competition from changing and emerging technologies.

•	Risks related to compliance with telecommunications regulations and standards, including use of management time and compliance cost.

•

Risks related to our dependence on contracts for large systems and large installations for a significant portion of our sales and operating results, which could result in volatile operating results due to the unpredictability associated with these contracts.

•	The risk that certain of our contractual obligations expose us to uncapped or other significant liabilities

•

Risks associated with significant foreign operations and international sales, including the impact of geopolitical, economic and military conditions in foreign countries on our results of operations and financial condition.

Recent Developments

Merger of Verint and CTI

On August 12, 2012, CTI entered into an agreement and plan of merger (referred to as the Verint Merger Agreement) with Verint pursuant to which CTI will merge with and into a subsidiary of Verint and become a wholly-owned subsidiary of Verint (referred to as the Verint Merger). The completion of the Verint Merger is subject to certain conditions, including the completion of the share distribution or other disposition by CTI of us and that CTI dispose of its interest in Starhome prior to the consummation of the merger.

Under the Distribution Agreement we and CTI will enter into in connection with the share distribution, we have agreed to indemnify Verint against certain losses that may arise as a result of the Verint Merger and the share distribution. Certain of our indemnification obligations are capped at $25.0 million and certain are uncapped. Specifically, the capped indemnification obligations include indemnifying CTI and its affiliates (including Verint after the Verint Merger) against losses stemming from breaches by CTI of representations, warranties and covenants in the Verint Merger Agreement and for any liabilities of CTI that are known by CTI but not included on the net worth statement to be delivered by CTI at the closing of the Verint Merger. Our uncapped indemnification obligations include indemnifying CTI and its affiliates (including Verint after the Verint Merger) against liabilities relating to our business, claims by any shareholder or creditor of CTI related to the share distribution, the Verint Merger or related transactions or disclosure documents; certain claims made by employees or former employees of ours or CTI and any claims made by employees and former employees of ours (including but not limited to the Israeli optionholder suits discussed under “Business—Legal Proceedings”); any failure by us to perform under any of the agreements entered into in connection with the share distribution; claims related to CTI’s ownership or operation of our company; claims related to the Starhome Disposition (discussed below); certain retained liabilities of CTI that are not reflected on or reserved against on the net worth statement to be delivered by CTI at the closing of the Verint Merger; and claims arising out of the exercise of appraisal rights by a CTI shareholder in connection with the share distribution. CTI has agreed to place $25.0 million in cash in escrow to support indemnification claims to the extent made against us by CTI and its affiliates (including Verint after the Verint Merger). The escrow funds cannot be used for claims related to the Israeli optionholder suit. We will also assume all pre-share distribution tax obligations of each of us and CTI.

Sale of Starhome

Starhome is a privately held consolidated subsidiary of CTI. As of the date hereof, CTI holds 66.5% of Starhome’s outstanding share capital. Starhome is a provider of wireless service mobility solutions that enhance international roaming. Wireless operators use Starhome’s software–based solutions to generate additional revenue and to improve profitability by directing international roaming traffic to preferred networks and by providing a wide range of services to subscribers traveling outside their home network.

On August 1, 2012, CTI, certain other Starhome shareholders and Starhome entered into a Share Purchase Agreement (referred to as the Starhome Share Purchase Agreement) with Fortissimo Capital Fund II (Israel), L.P., Fortissimo Capital Fund III (Israel), L.P. and Fortissimo Capital Fund III (Cayman), L.P. (referred to collectively as Fortissimo) pursuant to which Fortissimo agreed to purchase all of the outstanding share capital of Starhome (referred to as the Starhome Disposition). Completion of the Starhome Disposition is subject to customary conditions, including antitrust filings and approvals. The Starhome Disposition is expected to close in October 2012. If the closing of the Starhome Disposition does not occur by October 19, 2012, either the Starhome shareholders or Fortissimo may terminate the Starhome Share Purchase Agreement; provided, that the Starhome Share Purchase Agreement may not be terminated by Fortissimo before December 31, 2012 in the event that a creditor objects to the consummation of the Starhome Disposition and notice has been given that Starhome intends to contest such objection.

It is a condition to the Verint Merger that CTI dispose of its interest in Starhome prior to the consummation of the merger. As a result, if the Starhome Disposition does not close by October 19, 2012, CTI will contribute its interest in Starhome to us in order to ensure it can meet the conditions to the Verint Merger. In addition, CTI is currently evaluating the contribution of its interest in Starhome, including its rights and obligations under the Starhome Share Purchase Agreement, to us prior to the October 19, 2012 termination date.

Corporate Information

We are a wholly-owned subsidiary of CTI and after giving effect to the share distribution will be an independent, publicly-traded company. We were incorporated in the State of Delaware in November 1997. Our principal executive office is located at 810 Seventh Avenue, New York, New York 10019, and our telephone number at that location is (212) 739-1000. Our website address is www.comverse.com. Information contained on, or connected to, our website or CTI’s website does not and will not constitute part of this Information Statement or the Registration Statement on Form 10 of which this Information Statement is a part.

Emerging Growth Company

We are an “Emerging Growth Company,” as defined in the Jumpstart Our Business Startups Act (or JOBS Act), and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “Emerging Growth Companies.” These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an “Emerging Growth Company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “Emerging Growth Company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for private companies. Section 107 of the JOBS Act provides that we can elect to opt out of the extended transition period at any time and that election is irrevocable.

We could remain an “Emerging Growth Company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Summary of the Share Distribution

The following is a summary of the terms of the share distribution. See the section of this Information Statement titled “The Share Distribution” for a more detailed description of the matters described below.

Distributing company	Comverse Technology, Inc. After the share distribution, CTI will not own any shares of Comverse, Inc.

Distributed company	Comverse, Inc., a wholly-owned subsidiary of CTI. After the share distribution, we will be an independent, publicly-traded company.

Primary purposes of the share distribution	The CTI Board believes that separating Comverse from CTI is the best way to increase long-term value for CTI and its shareholders and is in the best interests of both CTI and Comverse.

Distribution ratio	CTI shareholders holding CTI common shares as of 5:00 p.m., New York City time, on , 2012, the record date for the share distribution, will be entitled to receive one share of our common stock for every ten CTI common shares they hold as of such date, subject, if necessary, to the holdback of a certain number of shares of our common stock (and proceeds from sale of such shares) by the distribution agent to satisfy any withholding obligations.

Securities to be distributed	All of the shares of our common stock owned by CTI, which will constitute 100% of our common stock outstanding immediately prior to the share distribution. Based on the approximately 219.2 million CTI common shares outstanding on July 31, 2012 and applying the distribution ratio of one share of our common stock for every ten CTI common shares, approximately 21.9 million shares of our common stock (including shares held back by the distribution agent to satisfy any withholding obligations) would have been distributed to CTI shareholders who hold CTI common shares outstanding had July 31, 2012 been the record date for the share distribution.

Treatment of stock-based awards	In connection with the share distribution, CTI’s equity based-compensation awards will generally be treated as follows:

Stock Option Awards

CTI options will be adjusted as described below based on (1) the optionholder’s employer following the share distribution and (2) whether the CTI options have an exercise price that is (A) less than $10.52 per share (referred to as the Group A options) or (B) equal to or greater than $10.52 per share (referred to as the Group B options).

As of the distribution date, CTI options (Group A and Group B) held by our officers and employees will be converted into options for shares of our common stock. As of the distribution date, CTI options (Group A and Group B) held by CTI employees and by Verint employees will remain CTI options. In the event that Starhome is contributed to us and the Starhome Disposition is not completed by the distribution date, any outstanding CTI options (Group A and Group B) held by Starhome officers and employees will be converted into options for shares of our common stock and will be treated in the same manner as CTI options held by our officers and employees, as set described below.

We expect that, as of the distribution date, there will be outstanding Group A options to purchase approximately 1,636,205 CTI common shares. Currently, our officers and employees hold Group A options to purchase 1,606,643 CTI common shares, CTI employees hold options to purchase 20,562 CTI common shares and our consultants hold options to purchase 9,000 CTI common shares. The exercise price of the Group A options held by our employees will be adjusted such that the exercise price will equal one hundred percent (100%) of the published closing trading price of a share of our common stock on the NASDAQ Stock Exchange on the distribution date. The number of shares of our common stock subject to the Group A options will be adjusted such that for each award, the aggregate Black-Scholes value of the Group A options immediately after the distribution date is equal to the aggregate Black-Scholes value of the Group A options immediately before the distribution date. The adjusted Group A options will have a new term of ten years beginning on the distribution date. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the Group A options will remain the same, including continued vesting pursuant to the current terms of the awards.

We expect that, as of the distribution date, there will be outstanding Group B options to purchase approximately 1,787,263 CTI common shares held by our officers and employees. Currently, our officers and employees hold Group B options to purchase 1,686,838 CTI common shares, CTI employees hold options to purchase 69,550 CTI common shares and our consultants hold options to purchase 30,875 CTI common shares. The exercise price of the Group B options will be adjusted such that the exercise price will equal two hundred percent (200%) of the published closing trading price of a share of our common stock on the NASDAQ Stock Exchange on the distribution date. The number of shares of our common stock subject to the Group B options will be adjusted such that for each award the aggregate Black-Scholes value of the Group B Options immediately after the distribution date is equal to the aggregate Black-Scholes value of the Group B options immediately before the distribution date. The adjusted Group B options will have a remaining term that is the same as the existing option term. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the Group B options will remain the same, including continued vesting pursuant to the current terms of the awards.

The exercise price and the number of shares underlying CTI options held by CTI officers and employees and Verint officers and employees will be adjusted as described above for the Group B options (as all such options have an exercise price that is equal to or greater than $10.52 per share) except that these optionholders will retain options to purchase CTI common shares and will be adjusted such that the exercise price will equal two hundred percent (200%) of the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded the “regular way”) on the distribution date. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the options will remain the same, including continued vesting pursuant to the current terms of the awards.

Currently, there are no CTI options that are “in the money,” (i.e., where the exercise price is less than the trading price of the CTI stock). However, in the event that any CTI options are in the money on the distribution date due to changes in the CTI stock price, such options will be adjusted or replaced (based on the employer of such officer or employee as described above) in a manner that preserves the aggregate in-the-money value of such options.

Unvested Restricted Stock Units (RSUs) and Unvested Deferred Stock Units (DSUs)

We expect that as of the distribution date, unvested CTI RSUs and unvested CTI DSUs held by our officers and employees will be replaced with our DSUs and RSUs. Following the distribution date, the number of shares of our common stock underlying the replaced RSUs and DSUs will be equal to (1) the number of CTI common shares underlying the CTI RSUs and CTI DSUs held as of the distribution date multiplied by (2) a ratio, the numerator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded the “regular way”) on the day prior to the distribution date and, the denominator of which is equal to the published closing trading price of a share of our common stock on the NASDAQ Stock Exchange on the distribution date. In lieu of issuing fractional RSUs or DSUs, a cash payment equal to the value of the fractional share, if any, will be made to the holder. All other terms and conditions of our RSUs and DSUs will remain the same, including continued vesting pursuant to the current terms of the awards.

As of the distribution date, unvested CTI RSUs and unvested CTI DSUs held by CTI directors, officers and employees will remain CTI RSUs or CTI DSUs. Following the distribution date, the number of CTI common shares underlying the CTI RSUs and CTI DSUs will be equal to (1) the number of CTI shares of common stock underlying the CTI RSUs and CTI DSUs held as of the distribution date multiplied by (2) a ratio, the numerator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded the “regular way”) on the day prior to the distribution date and, the denominator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded “ex-dividend”) on the distribution date. In lieu of issuing fractional RSUs or DSUs, a cash payment equal to the value of the fractional share, if any, shall be made to the holder. All other terms of the CTI RSUs and CTI DSUs will remain the same, including vesting pursuant to the current terms of the awards.

Record date	The record date for the share distribution is 5:00 p.m., New York City time, on , 2012.

Distribution date	The distribution date is , 2012.

The share distribution	On the distribution date, CTI will release all of the shares of our common stock that will be distributed to the distribution agent to distribute to CTI shareholders. The distribution of shares of our common stock will be made in direct registration book-entry form. It is expected that it will take the distribution agent up to 10 days to electronically issue shares of our common stock to you or your bank or brokerage firm on your behalf by way of direct registration in book-entry form but trading in our common stock will not be affected during that time. If necessary to satisfy any withholding obligations, the distribution agent will hold back certain number of shares of our common stock (and proceeds from sale of such shares) and sell those shares on the market.

If the matters required to be approved in connection with the share distribution are approved by CTI’s shareholders at the Special Meeting, you will not be required to make any payment, surrender or exchange your CTI common shares or take any other action to receive your shares of our common stock.

Fractional shares	The distribution agent will not distribute any fractional shares of our common stock in the share distribution, but will instead aggregate all fractional shares of our common stock to which holders of record of CTI common shares would otherwise be entitled and sell them in the public market. The distribution agent will then aggregate the net cash proceeds of the sales and distribute those proceeds ratably to those holders of record of CTI common shares who would otherwise have received fractional shares of our common stock.

Appraisal rights

If the share distribution is completed, you will have certain rights under New York law to dissent and demand appraisal of, and payment in cash of the fair value of, your CTI common shares. Any holder of CTI common shares who does not vote in favor of the share distribution, demands appraisal of such CTI common shares and complies with the applicable provisions of New York law will not be entitled to receive the shares of our common stock distributed in the share distribution. Such appraisal rights, if the statutory procedures are complied with, will lead to a judicial determination of the fair value (excluding any increase or decrease in value arising from the completion or expectation of the share distribution) required to be paid in cash to such dissenting shareholders for their CTI common shares. The value so determined could be more or less than, or the same as, the combined market prices of our common stock and CTI common shares after the share distribution. If any such holder exercises appraisal rights, it will not receive shares of our common stock in the share distribution, and such shares will be contributed to us by CTI. See “Appraisal Rights.”

Conditions to the share distribution	The share distribution is subject to a number of conditions, including receipt of an opinion with respect to the capital adequacy of CTI and Comverse from a nationally recognized provider of such opinions, final approval of the transaction by CTI’s Board, approval of the share distribution by the holders of at least two-thirds of CTI’s common shares, final approval of certain material agreements by the boards of CTI and Comverse and completion of the review process of our registration statement on Form 10 by the U.S. Securities and Exchange Commission (or the SEC). Notwithstanding shareholder approval of the share distribution, the CTI Board may abandon the share distribution subject to certain third party rights. See “The Share Distribution—Conditions to the Share Distribution.”

Trading market and symbol	We have applied to list our common stock on NASDAQ under the symbol “CNSI.” We anticipate that, on or shortly prior to the record date for the share distribution, trading of our common stock will begin on a “when-issued” basis and “when-issued” trading will continue up to and including the distribution date. Regular-way trading will commence one trading day after the distribution date. See “The Share Distribution—Trading and Listing of Our Common Stock.”

Dividend policy	Future dividends will be dependent on our earnings, financial condition, cash flow and business requirements, as determined by our board of directors (referred to as our Board). We cannot assure you that we will pay any dividends in the future, continue to pay any dividend if we do commence the payment of dividends, or that if we do decide to pay dividends, what the amount of dividends will be or that we will have sufficient surplus under Delaware law to be able to pay any dividends.

Tax consequences to CTI shareholders	The fair market value of our common stock distributed will generally constitute a dividend, taxable as ordinary income, to the extent of CTI’s current and accumulated earnings and profits, as calculated for U.S. federal income tax purposes. CTI believes that it does not have any accumulated earnings and profits as of the end of its fiscal year ended January 31, 2012. CTI’s current earnings and profits will be determined as of the end of its fiscal year ending January 31, 2013.

In the case of a U.S. holder of CTI common shares that is an individual, dividend income should generally be subject to U.S. federal income tax at a maximum rate of 15% (provided that certain holding period requirements are met), which rate is scheduled to be increased to 39.6%

for dividends received after December 31, 2012. To the extent that the fair market value of our common stock distributed exceeds a holder’s share of CTI’s current and accumulated earnings and profits, the excess will not constitute a dividend but will instead be treated first as a tax-free return of capital, to the extent of the holder’s adjusted basis in its CTI common shares (with a corresponding reduction in such basis), and thereafter as capital gain. Any capital gain recognized by a U.S. holder will generally be long-term capital gain if the holder has held its CTI common shares for more than one year. In the case of a U.S. holder that is an individual, long-term capital gains should generally be subject to U.S. federal income tax at a maximum rate of 15% (which rate is scheduled to be increased to 20% for capital gains recognized after December 31, 2012).

A holder’s tax basis in our common stock received in the share distribution will be equal to the fair market value of our common stock received on the date of the share distribution. Your receipt of cash in lieu of fractional shares of our common stock generally will result in a taxable gain or loss for U.S. federal income tax purposes.

See “The Share Distribution—Certain Material U.S. Federal Income Tax Consequences” for a more detailed description of the U.S. federal income tax consequences of the share distribution, including the U.S. federal income tax consequences to non-U.S. holders.

Relationship with CTI following the share distribution

We will enter into a Distribution Agreement and other agreements with CTI related to the share distribution. These agreements will govern the relationship between us and CTI up to and subsequent to the completion of the share distribution and provide for the allocation between us and CTI of various assets, liabilities and obligations (including employee benefits and tax-related assets and liabilities). The Distribution Agreement, in particular, will set forth our agreement with CTI regarding the principal transactions necessary to separate us from CTI, as well as other arrangements that govern certain aspects of our relationship with CTI after the completion of the share distribution. We will enter into a Transition Services Agreement with CTI pursuant to which each of us and CTI will provide the other with certain services on an interim basis following the share distribution. Further, we will enter into a Tax Disaffiliation Agreement with CTI that will govern CTI’s and our respective rights, responsibilities and obligations after the share distribution with respect to tax liabilities and benefits, tax attributes, tax contests and other tax matters regarding income taxes, other taxes and related tax returns. We will enter into an Employee Matters Agreement with CTI, which will allocate liabilities and responsibilities relating to employee compensation and benefit plans and programs. As part of these agreements, we and CTI will indemnify each other against certain liabilities arising from our respective businesses and the services that will be provided thereunder. We describe these arrangements in greater detail under “Certain Relationships and

Related Party Transactions—Agreements between CTI and Comverse Relating to the Share Distribution” and describe some of the risks of these arrangements under “Risk Factors—Risks Relating to the Share Distribution and Operation as an Independent, Publicly-Traded Company.”

Distribution Agent and Transfer Agent	American Stock Transfer and Trust Company will be the distribution agent for the share distribution and will be the transfer agent for our shares after the share distribution. If you have any questions relating to the share distribution, you should contact American Stock Transfer and Trust Company at:

American Stock Transfer and Trust Company

59 Maiden Lane, Plaza Level

New York, NY 10038

1-800-937-5449

Risk factors	You should carefully consider the matters discussed under the section titled “Risk Factors.”

Summary Historical and Unaudited Pro Forma Combined Financial Data

The following table presents summary selected historical combined financial data as of April 30, 2012, January 31, 2012 and 2011, for the three months ended April 30, 2012 and 2011 and for the fiscal years ended January 31, 2012, 2011 and 2010. The summary selected historical combined financial data as of April 30, 2012 and for the three months ended April 30, 2012 and 2011, were derived from the interim unaudited condensed combined financial statements appearing elsewhere in this Information Statement. The summary selected historical combined financial data as of January 31, 2012 and 2011 and for the fiscal years ended January 31, 2012, 2011 and 2010 were derived from the audited combined financial statements appearing elsewhere in this Information Statement. Our historical financial statements combine, on the basis of common control, the results of operations and financial position of Comverse, Inc. and its subsidiaries with Exalink Ltd., a CTI wholly-owned subsidiary that will be contributed to us by CTI immediately prior to the share distribution. Other than holding certain intellectual property rights, Exalink Ltd. has no operations. See note 1 to the interim condensed combined financial statements and the audited combined financial statements appearing elsewhere in this Information Statement. Our financial information reflects historical results and may not be indicative of our future performance.

The following unaudited pro forma combined financial information give effect to the share distribution and the related transactions, based on certain assumptions and adjustments. See “Unaudited Pro Forma Combined Financial Statements.”

The unaudited pro forma combined financial information presented below consists of unaudited pro forma combined balance sheet information as of April 30, 2012 and unaudited pro forma combined statements of operations for the three months ended April 30, 2012 and the fiscal year ended January 31, 2012. The following unaudited pro forma combined financial information should be read in conjunction with the sections entitled “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical combined financial statements appearing elsewhere in this Information Statement.

	Three Months Ended April 30,			Fiscal Years Ended January 31,
	2012	2012	2011	2012	2012	2011	2010
	Pro Forma	Historical		Pro Forma	Historical
	(UNAUDITED)			(UNAUDITED)
	(In thousands)
Combined Statement of Operations Data:
Total revenue (1)	$137,750	$137,750	$163,764	$771,157	$771,157	$862,836	$794,787
(Loss) income from operations (2)(3)	(22,932)	(22,883)	(37,675)	11,240	11,442	(59,776)	(214,216)
Net loss (2)(3)	(26,537)	(26,597)	(42,452)	(20,441)	(20,648)	(92,741)	(221,970)

	As of April 30,		As of January 31,
	2012	2012	2012	2011
	Pro Forma	Historical
	(UNAUDITED)
	(In thousands)
Combined Balance Sheet Data:
Total assets	$864,156	$801,870	$853,213	$1,004,183
Indebtedness, including note payable to CTI	—	9,139	8,536	13,019

(1)	Total revenue for the fiscal year ended January 31, 2012 includes an additional $48.9 million of revenue recognized as a result of the adoption of the new revenue recognition guidance. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Executive Summary—Adoption of New Revenue Recognition Guidance.”
(2)	For the three months ended April 30, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011 and 2010, we recorded compliance-related professional fees of $(0.1) million, $12.6 million, $10.9 million, $82.1 million and $113.3 million, respectively.
(3)	For the three months ended April 30, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011 and 2010, we recorded compliance-related compensation and other expenses of $1.1 million, $2.0 million, $6.7 million, $4.5 million and $10.7 million, respectively.

Additional Combined Financial Highlights

	Three Months Ended April 30,		Fiscal Years Ended January 31,
	2012	2011	2012	2011	2010
	(UNAUDITED)
	(Dollars in thousands)
Gross margin	30.7%	33.8%	39.2%	45.1%	40.5%
Operating margin	(16.6)%	(23.0)%	1.5%	(6.9)%	(27.0)%
Non-GAAP Financial Measures
Comverse performance	$(16,097)	$(6,204)	$73,845	$74,007	$(41,783)
Comverse performance margin	(11.7)%	(3.8)%	9.6%	8.6%	(5.3)%

Reconciliation of (Loss) Income from Operations to Comverse Performance

Comverse performance, a non-GAAP financial measure, represents our operating results without the impact of significant expenditures incurred by us in connection with CTI’s efforts to become or remain current in periodic reporting obligations under the federal securities laws and the remediation of material weaknesses in internal control over financial reporting, certain non-cash charges, and certain other gains and charges. For additional information relating to the use of Comverse performance, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Executive Summary—Reconciliation of (Loss) Income from Operations to Comverse Performance.” For additional information relating to expense adjustments, see “Management Discussion and Analysis of Financial Condition and Results of Operations—Executive Summary—Segment Performance.”

The following table provides a reconciliation of (loss) income from operations to Comverse performance for the three months ended April 30, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011 and 2010:

	Three Months Ended April 30,		Fiscal Year Ended January 31,
	2012	2011	2012	2011	2010
	(In thousands)
(Loss) income from operations	$(22,883)	$(37,675)	$11,442	$(59,776)	$(214,216)

Expense Adjustments:
Stock-based compensation expense	1,431	668	3,660	2,439	4,170
Amortization of acquisition-related intangibles	4,074	4,498	17,308	18,505	21,958
Compliance-related professional fees	(136)	12,609	10,901	82,136	113,306
Compliance-related compensation and other expenses	1,118	2,033	6,719	4,542	10,737
Impairment charges	—	—	—	—	3,356
Impairment of property and equipment	22	128	2,331	—	2,906
Litigation settlements and related costs	(230)	475	804	—	—
Acquisition-related charges	—	—	—	—	(103)
Restructuring charges	680	11,087	20,728	29,934	15,272
Gain on sale of land	—	—	—	(2,371)	—
Other	(173)	(27)	(48)	(1,402)	831

Total expense adjustments	6,786	31,471	62,403	133,783	172,433

Comverse performance	$(16,097)	$(6,204)	$73,845	$74,007	$(41,783)

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information included in this Information Statement. If any of the risks described below actually occurs, our business, financial results, financial condition and stock price could be materially adversely affected.

Risk Relating to Our Business

We are exposed to liquidity risk.

Our ability to meet our obligations and fund our capital requirements following the share distribution will be dependent primarily on our future financial performance, cash and cash equivalents, cash flows from operations and amounts available for borrowing under an $8.0 million existing line of credit. During the three months ended April 30, 2012 and the fiscal year ended January 31, 2012, we continued to experience significant negative cash flows from operations. In addition, during the three months ended April 30, 2012 and the fiscal year ended January 31, 2012, we continued to make significant cash disbursements, including payment of professional fees in connection with CTI’s efforts to become and remain current in its periodic reporting obligations under the federal securities laws and to remediate material weaknesses in internal control over financial reporting and restructuring and other payments, including workforce reduction payments. We also expect to incur significant expenses related to operating as an independent, publicly-traded company following the share distribution, including financial advisory, accounting, tax, consulting and legal fees.

We provide certain customers in the ordinary course of business with financial performance guarantees, and in some cases were required to provide guarantees to other parties. These arrangements are backed by standby letters of credit or surety bonds, the majority of which are cash collateralized, and are accounted for as restricted cash. Our ability to access such cash balances is typically restricted for the duration of the underlying arrangements. As of April 30, 2012 and January 31, 2012, we had $38.1 million and $38.6 million of restricted cash, respectively. Certain other commercial arrangements, including property leases, require compensating cash balances as security, but these arrangements are not considered to be material.

In addition, the ability of our Israeli subsidiaries to pay dividends is subject to limitations under Israeli law and dividends paid, or loans extended, by Israeli subsidiaries may be subject to tax. For a more detailed discussion, see “—Risks Relating to Operations in Israel—The ability of our Israeli subsidiaries to pay dividends is subject to limitations under Israeli law and dividends paid and loans extended by Israeli subsidiaries may be subject to tax. If our Israeli subsidiaries were unable to pay dividends to us or extend us loans, or if such dividends or loans become subject to taxes, our liquidity may be materially adversely affected.”

We currently forecast that available cash and cash equivalents will be sufficient to meet our liquidity needs for at least the next 12 months. The other assumptions upon which management’s liquidity forecast is based are described more fully in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financial Condition—Liquidity Forecast.” Management believes that its assumptions are reasonable. However, should one or more of the assumptions prove incorrect, or should one or more of the risks or uncertainties described in this “Risk Factors” section materialize, we may experience a shortfall in the cash required to support working capital needs.

During the second half of the fiscal year ended January 31, 2011, we commenced certain initiatives to improve our cash position, including a plan to restructure our operations with a view towards aligning operating costs and expenses with anticipated revenue. We successfully implemented the first phase of such plan commencing in the third quarter of the fiscal year ended January 31, 2011, significantly reducing our annualized operating costs. During the fiscal year ended January 31, 2012, we implemented a second phase of measures (referred to as the Phase II Business Transformation) that focuses on process reengineering to maximize business performance, productivity and operational efficiency. One of the primary purposes of the Phase II Business

Transformation is to solidify our leadership in BSS and leverage the growth in mobile data usage, while maintaining our leading market position in VAS and implementing further cost savings through operational efficiencies and strategic focus.

Although we continue to implement certain initiatives to improve our cash position, we may continue to experience negative cash flows from operations. If the initiatives to increase our liquidity and capital resources fail to satisfy our working capital needs, our business and operations could be materially adversely affected. Negative cash flows, the payment of significant professional fees and related disbursements, including in connection with the preparation of periodic reports and the share distribution and restricted cash used as collateral or other security interest would likely diminish our capital resources or otherwise materially adversely affect our liquidity. As a result, we may need to seek new borrowings, asset sales or issuance of equity securities which may not be available or may be available only on disadvantageous terms. Further, following the completion of the share distribution, we will no longer be able to rely on or benefit from the capital resources of CTI, including its significant equity interest in Verint, to cover any shortfall in our working capital, if any.

We experienced a significant decline in orders for BSS customer solutions during the fiscal year ended January 31, 2012 and, although we had an increase in orders for BSS customer solutions in the three months ended April 30, 2012 compared to the three months ended April 30, 2011, we are subject to the risk that customer order activity does not increase, our revenue and profitability would likely be materially adversely affected and we may be required to implement certain measures to preserve or enhance our cash position.

We experienced a significant decline in orders for BSS customer solutions in the fiscal year ended January 31, 2012, which continued an adverse business trend that began in 2008 and was previously disclosed by CTI. We believe the decrease in orders for BSS customer solutions was attributable mainly to the deferral of BSS projects by customers, primarily in the fourth quarter, and to certain other factors. In the three months ended April 30, 2012, orders for BSS customer solutions increased compared to the three months ended April 30, 2011, and we expect orders for BSS customer solutions to continue to increase as customers make certain purchasing decisions that had been delayed. In addition, we anticipate that customers will become increasingly willing to contract with us as concerns about our financial condition are lessened, customers begin to more fully recognize that our BSS solutions offer several advantages over competitors’ offerings and as we continue to pursue growth opportunities in certain emerging markets. However, if BSS customer solutions order activity does not increase, our revenue and profitability would likely be materially adversely affected and we may be required to implement further cost reduction measures and other initiatives to preserve and enhance our cash position. Any such measures may limit or hinder our ability to execute our strategy and achieve our objectives thereby adversely affecting our business. In addition, declines in BSS customer activity may result in reduced revenue in future periods and may require us to record non-cash charges relating to the impairment of goodwill and intangible assets, which may materially adversely affect our results of operations.

The implementation of our strategy to expand our BSS business and pursue primarily higher margin VAS projects resulted and may continue to result in lower VAS revenue, which may not be offset by increases in BSS revenue, if any.

As part of our strategy, we are continuing our efforts to expand our BSS business and pursue primarily higher margin VAS projects which have resulted in lower VAS revenue. Currently, we are unable to predict whether increases in BSS revenue, if any, will exceed or fully offset declines in VAS revenue. If BSS revenue does not increase, or if increases in BSS revenue do not exceed or fully offset declines in VAS revenue, our revenue, profitability and cash flows would likely be materially adversely affected.

Our advanced offerings may not be widely adopted by our existing and potential customers and increases in sales of our advanced offerings, if any, may not exceed or fully offset potential declines in sales of traditional solutions.

As part of our strategy, we continue to offer existing BSS customers upgrades to our Comverse ONE converged billing solution and to aggressively pursue opportunities to market our BSS solutions, primarily Comverse ONE, to new customers. As a result, sales of BSS’s traditional standalone prepaid and postpaid BSS solutions have declined and may continue to decline. In addition, BSS is currently beginning to experience a shift in product mix as the portion of sales of Comverse ONE continues to increase and the portion of sales of our traditional BSS solutions continues to decline.

Comverse VAS continues to maintain our market leadership in voice-based products, such as voicemail and call completion. Other services, however, such as certain voice and SMS text message services and MMS, have become relatively commoditized, resulting in reduced revenue and margins. As part of our efforts to maintain our market position, VAS is engaged in the promotion of advanced offerings, such as visual voicemail, call management, IP Engine (an IP-based messaging platform) and a Service Enablement Middleware cloud-based solution.

It is unclear whether our advanced offerings will be widely adopted by existing and potential customers. Currently, we are unable to predict whether sales of advanced offerings, if any, will exceed or fully offset declines that we may experience in the sale of traditional solutions. If sales of advanced offerings do not increase or if increases in sales of advanced offerings do not exceed or fully offset any declines in sales of traditional solutions, due to adverse market trends, changes in consumer preferences or otherwise, our revenue, profitability and cash flows would likely be materially adversely affected.

We may have lost and may continue to lose business opportunities due to concerns on the part of customers and partners about our financial condition and the financial condition of CTI.

During the fiscal year ended January 31, 2011, CTI disclosed our and its cash position and noted a potential short-term cash shortfall. During the fiscal years ended January 31, 2012 and 2011, we and CTI resolved these liquidity issues through the implementation of management’s initiatives. However, during the three months ended April 30, 2012 and the fiscal year ended January 31, 2012, we continued to experience negative cash flows from operations. Accordingly, our financial condition has caused significant concerns on the part of customers and partners and may have resulted in the loss of potential business opportunities. Although we anticipate that these concerns will ease, primarily as a result of successful implementation of initiatives to improve our cash position, such concerns may continue and we may continue to lose business opportunities.

Operating results are difficult to predict as a result of a high percentage of customer orders typically generated late in the fiscal quarter and in the fiscal year, lengthy and variable sales cycles, focus on large customers and installations and short delivery windows required by customers. In addition, the occurrence of implementation delays or performance issues in projects accounted for using the percentage-of-completion (or POC) method which are not provided for in our estimates for a given fiscal period may result in significant decreases in our revenue in subsequent fiscal periods.

A high percentage of our customer orders has typically been generated late in fiscal quarters. In addition, a high percentage of our quarterly revenue has been generated in the form of “book-ship” business, where the customer places an order close to, or even on the day of, the requested delivery date. The trend of shorter periods between order date and delivery date, along with this trend of business generated late in fiscal quarters, has further complicated the process of accurately predicting our revenue or making sales forecasts on a quarterly basis. In addition, based on historical industry spending patterns of communication service providers, we typically forecast our highest customer order activity to occur in our fourth fiscal quarter. This trend makes it difficult for us to forecast our annual customer order activity, and to implement effective measures to cover any shortfalls of prior fiscal quarters if customer orders for the fourth fiscal quarter fail to meet our expectations.

Furthermore, we continue to emphasize large capacity systems in our product development and marketing strategies. Contracts for BSS and VAS installations typically involve a lengthy, complex and highly competitive bidding and selection process, and our ability to obtain particular contracts is inherently difficult to predict. A delay, cancellation or other factor resulting in the postponement or cancellation of significant orders may cause us to miss our financial projections, which may not be discernible until the end of a financial reporting period.

It is difficult for us to forecast the timing of orders because our customers often need a significant amount of time to evaluate products before purchasing them. The period between initial customer contact and a purchase by a customer may vary from a few weeks to more than a year. During the evaluation period, customers may defer or scale down proposed orders of products for various reasons, including:

•	changes in budgets and purchasing priorities;

•	reduced need to upgrade existing systems;

•	deferrals in anticipation of enhancements or new products;

•	introduction of products by competitors; and

•	lower prices offered by competitors.

Our realization of anticipated gross margins on transactions is subject to risks and uncertainties. We submit bids to our customers based on information known to us at the time of bid submission. Therefore, anticipated gross margins may be adversely affected by events occurring after a bid is submitted that affect our pricing and cost structure, including increases in material and labor costs, product obsolescence, price competition, changes in distribution channels and mix of products sold or adverse currency fluctuations.

We have many significant customers and frequently receive multi-million dollar orders. The deferral or loss of one or more significant orders or customers or a delay in an expected implementation of such an order, could materially and adversely affect our results of operations in any fiscal period, particularly if there are significant sales and marketing expenses associated with the deferred, lost or delayed sales.

The significant customization and lengthy delivery pattern of certain customer projects results in the use of POC accounting for a large portion of the revenue associated with these projects. The determination of whether services entail significant customization requires judgment and is primarily based on alterations to the features and functionality to the standard release, complex or unusual interfaces as well as the amount of hours necessary to complete the customization solution relative to the size of the contract. Revenue from these arrangements is recognized on the POC method based on the ratio of total hours incurred to date compared to estimated total hours to complete the contract. We are required to make judgments to estimate the total estimated costs and progress to completion. Changes to such estimates can impact the timing of the revenue recognition period to period. We use historical experience, project plans, and an assessment of the risks and uncertainties inherent in the arrangement to establish these estimates. Uncertainties in these arrangements include implementation delays or performance issues that may or may not be within our control. The occurrence of implementation delays or performance issues which are not provided for in our estimates for a given fiscal period may result in decreases in our revenue in subsequent fiscal periods, which revenue decreases may be significant. See “Management Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates and Judgments—Revenue Recognition.”

We base our current and future expense levels on internal operating plans and sales forecasts, and operating costs are, to a large extent, fixed. As a result, we may not be able to sufficiently reduce our operating costs in any period to compensate for an unexpected near-term shortfall in revenue.

Decline or weakness in the global economy may result in reduced information technology spending and reduced demand for our products and services.

As a global company with a presence in many countries throughout the world, our sales and profitability are impacted by general economic conditions, both in the United States and internationally. In recent years, the global economy experienced a weakness that has been marked by, among other adverse factors, lower levels of consumer and corporate confidence, decreased business investment and consumer spending, increased unemployment, reduced income and asset values in many areas, currency volatility and more limited availability of credit and access to capital. In addition, during the fiscal year ended January 31, 2012, the U.S. credit rating was downgraded and certain European countries experienced and continue to experience a sovereign debt crisis.

We derive a substantial portion of our revenue from communication service providers. During the weakness in the global economy, many of our customers experienced significant declines in revenue and profitability and some customers were required to reduce excessive debt levels. In response to these challenges, many of our customers have implemented cost cutting measures, including more closely managing their operating expenses and capital investment budgets. This resulted in reduced demand for our products, services and solutions, longer customer purchasing decisions and pricing pressures that had adversely affected our revenue and profitability. More specifically, such adverse market conditions have had and could continue to have a negative impact on our business by reducing the number of contracts we are able to sign with new customers and the size of initial spending commitments, as well as decreasing the level of discretionary spending under contracts with existing customers. In addition, a slowdown in buying decisions of communication service providers may affect our business by increasing the risks of credit or business failures of suppliers, customers or distributors, by customer requirements for extended payment terms, by delays and defaults in customer or distributor payments, and by price reductions instituted by competitors to retain or acquire market share. In response to these events we, similar to other companies, engaged in significant cost savings measures.

During the three months ended April 30, 2012 and the fiscal year ended January 31, 2012, the global economy experienced significant volatility and uncertainty. If the global economy continues to experience volatility and uncertainty or market conditions worsen, our existing and potential customers will likely reduce their spending, which, in turn, would reduce the demand for our products and services, and materially affect our business, including our revenue, profitability and cash flows. In addition, we would likely be required to again undertake significant cost-saving measures, which measures may negatively impact our ability to implement our strategies and obtain our objectives, particularly if we are not able to invest in our businesses as a result of a protracted economic downturn.

Conditions in the telecommunications industry have harmed and may continue to harm our business, including our revenue, profitability and cash flows.

We have experienced certain adverse conditions in the telecommunications industry, including the emergence of new, lower-cost competitors from emerging markets, the proliferation of alternative messaging applications, the maturation of wireless services, the commoditization of some voice and SMS text message services, the increased dependence for growth on emerging markets with a lower average revenue per user and changes in the regulatory environment at times. These conditions have had, and could continue to have, a material adverse effect on our business, including our revenue, profitability and cash flows.

We operate in industries characterized by rapidly changing technology, and our success depends on our ability to enhance our existing products and develop and market new products.

The software and high technology industry is subject to rapid change. The introduction of new technologies and new alternatives for the delivery of services are having, and can be expected to continue to have, a profound effect on competitive conditions in the market and our success. We have executed strategies to capitalize on growth opportunities in new and emerging products and technologies to offset such pressures. While certain of these new products and technologies have proven to initially be successful, it is unclear whether they will be widely adopted by our customers and potential customers. Any increases in revenue from these new products and technologies may not, however, exceed any declines in revenue we may experience from the sale of traditional products and technologies and our revenue and profitability may be adversely affected.

Our success depends on our ability to correctly anticipate technological trends, to react quickly and effectively to such trends and to enhance our existing products accordingly. Our success also depends, in part, on the development and introduction of new products on a timely and cost-effective basis, the acceptance of these new products by customers and consumers, and the corresponding risks associated with the development, marketing and adoption of these new products. As a result, the life cycle of our products is difficult to estimate. New product offerings may not enter the market in a timely manner for their acceptance or may not properly integrate into existing platforms. The failure of new product offerings to be accepted by the market could have a material adverse effect on our business. Our revenue and profitability may be adversely affected in the event that our customers reduce our actual and planned expenditures to expand or replace equipment or if we delay and reduce the deployment of new products.

Changing industry and market conditions may dictate strategic decisions to restructure some business units and discontinue others. Discontinuing a business unit or a product line may require us to record accrued liabilities for restructuring charges. These strategic decisions could result in changes to determinations regarding a product’s useful life and the recoverability of the carrying basis of certain assets.

We must often establish and demonstrate the benefits of new and innovative products to customers.

Many of our new and innovative products are complex. In many cases, it is necessary for us to educate existing and potential customers about the benefits and value of such new and innovative products, with no assurance that the customer will ultimately purchase them. The need to educate our customers increases the difficulty and time necessary to complete transactions, makes it more difficult to efficiently deploy limited resources, and creates risk that we will have invested in an opportunity that ultimately does not come to fruition. If we are unable to establish and demonstrate to customers the benefits and value of our new and innovative products and convert these efforts into sales, our business, including our revenue, profitability and cash flows, will be adversely affected.

We are exposed to risks associated with the sale of large systems and large system installations.

We have historically derived a significant portion of our sales and operating profit from contracts for large system installations with major customers. We continue to emphasize large capacity systems in our product development and marketing strategies. Contracts for large capacity system installations typically involve a lengthy, complex and highly competitive bidding and selection process, and our ability to obtain particular contracts is inherently difficult to predict. The timing and scope of these opportunities and the pricing and margins associated with any eventual contract award are difficult to forecast, and may vary substantially from transaction to transaction. As a result, our future operating results may accordingly exhibit a high degree of volatility and may vary significantly from period to period. The degree of our dependence on large system orders, and the investment required to enable us to perform such orders, without assurance of continuing order flow from the same customers, increases the risk associated with our business. Furthermore, if our professional services employees do not provide installation services effectively and efficiently, our customers may not use our installation services or may stop using our software. This could adversely impact our revenue and harm our reputation.

We may incur significant costs to correct undetected defects, errors or operational problems in our complex products.

Our products are complex and involve sophisticated technology that performs critical functions to highly demanding standards. Our existing and future products may develop operational problems and we may incur fees and penalties in connection with such problems. In addition, when we introduce products to the market or as we release new versions of existing products, the products may contain undetected defects or errors. We may not discover such defects, errors or other operational problems until after products have been released and used by the customer. We may incur significant costs to correct undetected defects, errors or operational problems in our products, including product liability claims. In addition, defects or errors in products also may result in questions regarding the integrity of the products, which could cause adverse publicity and impair their market acceptance, resulting in lost future sales.

If our products fail to function as promised, we may be subject to claims for substantial damages. Courts may not enforce provisions in contracts that would limit our liabilities or otherwise protect us from liability for damages. Although we maintain general liability insurance coverage, including coverage for errors or omissions, this coverage may not continue to be available on reasonable terms or in sufficient amounts to cover claims against us. In addition, our insurers may disclaim coverage as to any future claim. If claims exceeding the available insurance coverage are successfully asserted against us, or our insurers impose premium increases, large deductibles or co-insurance requirements, our business, including our cash position and profitability, could be adversely affected.

We depend on a limited number of suppliers and manufacturers for certain components and are exposed to the risk that these suppliers and manufacturers will not be able to fill our orders on a timely basis and at the specifications we require.

We rely on a limited number of suppliers and manufacturers for specific components and third party software and may not be able to find alternate manufacturers or third party software providers that meet our requirements. Existing or alternative sources may not be available on favorable terms and conditions. Thus, if there is a shortage of supply for these components or third party software, we may experience an interruption in our product supply. These risks may increase because of the current financial downturn and our suppliers’ limited ability to raise capital.

Increased competition could force us to lower our prices or take other actions to differentiate our products and changes in the competitive environment in the telecommunications industry worldwide could seriously affect our business.

Our competitors may be able to develop more quickly or adapt faster to new or emerging technologies and changes in customer requirements, or devote greater resources to the development, promotion and sale of their products. Some of our competitors have, relative to us, longer operating histories, larger customer bases, longer standing relationships with customers, greater name recognition and significantly greater financial, technical, marketing, customer service, public relations, distribution and other resources. In addition, new competitors, many of which are in emerging markets, such as China, continue to emerge and there continues to be consolidation among existing competitors, which may create pricing pressure and reduce our market share. In addition, some of our customers may in the future decide to develop internally their own solutions instead of purchasing them from us. Increased competition could force us to lower our prices or take other actions to differentiate our products.

In addition, the telecommunications industry in which we operate continues to undergo significant changes as a result of deregulation and privatization worldwide, reduced restrictions on competition in the industry and rapid and evolving technologies. The worldwide enhanced services industry is already highly competitive and we expect competition to intensify. In addition, as we enter new markets as a result of our own research and development efforts, acquisitions or changes in subscriber preferences, we are likely to encounter new competitors. Moreover, we face indirect competition from changing and evolving technology, which provides alternatives to our products and services. For example, the introduction of open access to web-based applications from wireless devices allows end users to utilize web-based services, such as Facebook, Google, Yahoo or Hotmail, to access, among other things, instant messaging and electronic mail free of charge rather than using wireless carriers’ service offerings. This may reduce demand and the price of our products and services, such as voicemail and SMS text messaging.

Our compliance with telecommunications regulations and standards may be time consuming, difficult and costly.

In order to maintain market acceptance, our products must continue to meet a significant number of regulations and standards. In the United States, our products must comply with various regulations defined by the Federal Communications Commission (or the FCC) and Underwriters Laboratories, as well as standards developed by the Internet Engineering Task Force, the 3rd Generation Partnership Project and other standards committees. Internationally, our products must comply with standards established by telecommunications authorities in various countries as well as with recommendations of the International Telecommunications Union. As these standards evolve and if new standards are implemented, we will be required to modify our products or develop and support new versions of our products, and this may negatively affect the sales of our products and increase our costs. The failure of our products to comply, or delays in compliance, with the various existing and evolving industry standards could prevent or delay introduction of our products, which could harm our business.

Government regulatory policies are likely to continue to have an impact on the pricing of existing as well as new public network services and, therefore, are expected to affect demand for such services and the communications products, including our products, which support these services. Tariff rates, the rates charged by service providers to their customers, whether determined by service providers or in response to regulatory directives, may affect the cost effectiveness of deploying and promoting certain public network services. Tariff policies are under continuous review and are subject to change. Future changes in tariffs by regulatory agencies or the application of tariff requirements to additional services could adversely affect the sales of our products to certain customers.

There may be future changes in U.S. and international telecommunications regulations that could slow the expansion of the service providers’ network infrastructure and materially adversely affect our business. User uncertainty regarding future policies may also affect demand for communications products, including our products. In addition, the convergence of circuit and packet networks could be subject to governmental regulation. Currently, few laws or regulations apply to the Internet and to matters such as voice over the Internet. Regulatory initiatives in this area could decrease demand for our products and increase the cost of our products, thereby adversely affecting our business.

Failure or delay by us to achieve interoperability of our products with the systems of our customers could impair our ability to sell our products.

In order to penetrate new target markets, it is important that we ensure the interoperability of our products with the operations, administration, maintenance and provisioning systems used by our customers. Failure or delay in achieving such interoperability could impair our ability to sell products to some segments of the communications market and would adversely affect our business, including our revenue, profitability and cash flows.

Many of our sales are made by competitive bid or other competitive process which often require us to expend significant resources with no guaranty of recoupment.

Many of our sales, particularly in larger installations, are made by competitive bid or other competitive process. Successfully competing in competitive bidding situations subjects us to risks associated with:

•	the frequent need to bid on programs in advance of the completion of our design, which may result in unforeseen technological difficulties and cost overruns;

•	incurring research and development expenses to improve or refine products in advance of winning the bid; and

•	the substantial time, money, and effort, including design, development, and marketing activities, required to prepare bids and proposals for contracts that may not be awarded to us.

If we do not ultimately win a bid, we may obtain little or no benefit from these expenditures and may not be able to recoup them on future projects.

Even where we are not involved in a competitive bidding process, due to the intense competition in our markets and increasing customer demand for shorter delivery periods, we must, in some cases, begin implementation of a project before the corresponding order has been finalized, increasing the risk that we will have to write off expenses associated with pursuing opportunities that ultimately do not come to fruition.

In addition, we sell certain products as components in large bids submitted by third parties, including systems integrators. These third parties may not be able to win these bids for reasons unrelated to our products. Accordingly, we may lose potential business, which may be significant, for reasons beyond our control.

Third parties may infringe upon our proprietary technology and we may infringe on the intellectual property rights of others.

We rely on a combination of patent, copyright, trade secret and trademark law and contractual non-disclosure and other provisions to protect our technology. These measures may not be sufficient to protect proprietary rights, and third parties may misappropriate our technologies and use for their own benefit. Also, most of these protections do not preclude competitors from independently developing products with functionality or features substantially equivalent or superior to our software. Any failure to protect our intellectual property could have a material adverse effect on our business.

While we regularly file patent applications, patents may not be issued on the basis of such applications and, if such patents are issued, they may not be sufficient to protect our technologies. In addition, any patents issued to us may be challenged, invalidated or circumvented. Despite our efforts to protect our intellectual property and proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technologies. Effectively policing the unauthorized use of our products is time-consuming and costly, and the steps taken by us may not prevent misappropriation of our technologies, particularly in foreign countries where in many instances the local laws or legal systems do not offer the same level of protection as in the United States.

If others claim that certain of our products infringe their intellectual property rights, we may be forced to seek expensive licenses, reengineer our products, engage in expensive and time-consuming litigation or stop marketing those products. We have been party to patent litigations. We attempt to avoid infringing known proprietary rights of third parties in our product development efforts. There are many issued patents as well as patent applications in the fields in which we are engaged. Because patent applications in the United States are not publicly disclosed until published or issued, applications may have been filed which relate to our software and products. If we were to discover that our products violated or potentially violated third party proprietary rights, we might not be able to continue offering these products without obtaining licenses for those products or without substantial reengineering of the products. Any reengineering effort may not be successful and such licenses may not be available. Even if such licenses were available, they may not be offered to us on commercially reasonable terms.

Substantial litigation regarding intellectual property rights exists in technology related industries, and our products may be increasingly subject to third party infringement claims as the number of competitors in our industry segments grows and the functionality of software products in different industry segments overlaps. In addition, we agreed to indemnify certain customers in certain situations should it be determined that our products infringe on the proprietary rights of third parties. Any third party infringement claims could be time consuming to defend, result in costly litigation, divert management’s attention and resources, cause product and service delays or may require us to enter into royalty or licensing agreements. Any royalty or licensing arrangements, if required, may not be available on terms acceptable to us, if at all. A successful claim of infringement against us and our failure or inability to license the infringed or similar technology could have a material adverse effect on our business, including revenue, profitability and cash flows.

Use of free or open source software could expose our products to unintended restrictions and could materially adversely affect our business.

Some of our products contain free or open source software, referred to collectively as “open source software,” and we anticipate we will make additional use of open source software in the future. Open source software is generally covered by license agreements that permit the user to use, copy, modify and distribute the software without cost, provided that the users and modifiers abide by certain licensing requirements. The original developers of the open source software generally provide no warranties on such software. Although we endeavor to monitor the use of open source software in our product development, past, present or future products may contain open source elements which impose unfavorable licensing restrictions or other requirements on our products.

Certain contractual obligations could expose us to uncapped or other significant liabilities.

Certain contract provisions, principally confidentiality and indemnification obligations in certain of our license agreements, could expose us to risks of significant loss that, in some cases, are not limited by contract to a specified maximum amount. Even where we are able to negotiate limitation of liability provisions, these provisions may not always be enforced depending on the facts and circumstances of the case at hand. If we or our products fail to perform to the standards required by our contracts, we could be subject to uncapped or other significant liability for which we may or may not have adequate insurance and our business, financial condition and results of operations, including cash position and profitability, could be materially adversely affected.

We have pursued and may continue to pursue mergers and acquisitions and strategic investments that present risks and may not be successful.

We have made acquisitions in the past and continue to examine opportunities for growth through mergers and acquisitions. Mergers and acquisitions entail a number of risks including:

•	the impact of the assumption of known potential liabilities or unknown liabilities associated with the merged or acquired companies;

•	financing the acquisition through the use of cash reserves, the incurrence of debt or the issuance of equity securities, which may be dilutive to our existing shareholders;

•	the difficulty of assimilating the operations, personnel and customers of the acquired companies into our operations and business;

•	the potential disruption of our ongoing business and distraction of management;

•	the difficulty of integrating acquired technology and rights into our services and unanticipated expenses related to such integration;

•	the difficulty of achieving the anticipated synergies from the combined businesses, including marketing, product integration, sales and distribution, product development and other synergies;

•	the failure to successfully develop acquired technology, resulting in the impairment of amounts capitalized as intangible assets at the date of the acquisition;

•	the potential for patent, trademark and other intellectual property infringement claims against the acquired company;

•	the impairment of relationships with customers and partners of the acquired companies or our customers and partners as a result of the integration of acquired operations;

•	the impairment of relationships with employees of the acquired companies or our employees as a result of integration of new management personnel;

•

the difficulty of integrating the acquired company’s accounting, management information, human resources and other administrative systems into existing administrative, financial and managerial controls, reporting systems and procedures, particularly in the case of large acquisitions;

•	the need to implement required controls, procedures and policies at private companies which, prior to acquisition, lacked such controls, procedures and policies;

•

in the case of foreign acquisitions, uncertainty regarding the impact of foreign laws and regulations, currency risks and the particular economic, political and regulatory risks associated with specific countries and the difficulty integrating operations and systems as a result of language, cultural, systems and operational differences;

•	the potential inheritance of the acquired companies’ past financial statements with their associated risks; and

•	the potential need to write-down impaired goodwill associated with any such transaction in subsequent periods, resulting in charges to operations.

We continue to make significant investments in our business and to examine opportunities for growth. These activities may involve significant expenditures and obligations that cannot readily be curtailed or reduced if anticipated demand for the associated products does not materialize or is delayed. The impact of these decisions on future financial results cannot be predicted with assurance, and our commitment to growth may increase our vulnerability to downturns in our markets, technology changes and shifts in competitive conditions.

We are dependent upon hiring and retaining highly qualified employees.

We believe that our future success depends in large part on our continued ability to hire, train, develop, motivate and retain highly qualified employees, including sales, technical and managerial personnel. Competition for highly qualified employees in our industry is significant. We believe that there are only a limited number of individuals with the requisite skills to serve in many of our key positions and it is difficult to hire and retain those individuals. Failure to attract and retain highly qualified employees may have an adverse effect on our ability to develop new products and enhancements for existing products and to successfully market and sell those products.

Environmental and other disasters may adversely impact our business.

Environmental and other disasters, such as flooding, earthquakes, volcanic eruptions or nuclear or other disasters, or a combination thereof, such as experienced in Japan, may negatively impact our business. Environmental and other disasters may cause disruption to our operations in the regions impacted by such disasters and impede our ability to sell our solutions and services. In addition, customers located in countries or regions impacted by environmental and other disasters, may decide to suspend or discontinue projects. The occurrence of any environmental and/or other material disasters may have an adverse impact on our business in the future.

Risks Relating to International Operations

Geopolitical, economic and military conditions in countries in which we operate may adversely affect us.

Geopolitical, economic and military conditions could directly affect our operations. Recent turmoil in the geopolitical environment in many parts of the world, including terrorist activities, military actions or political unrest in countries in which we operate and the nationalization of privately-owned telecommunications companies, may cause disruptions to our business. To the extent that such disruptions result in delays or cancellations of customer orders, or the manufacture or shipment of our products, our business, including revenue, profitability and cash flows, would likely be materially adversely affected. In addition, if these events result in restrictions on travel or unsafe travel conditions, our ability to service our existing clients and secure new business from potential new clients would likely be adversely affected.

We derive a significant portion of our total revenue from customers outside the United States and have significant international operations, which subject us to risks inherent with foreign operations.

For the three months ended April 30, 2012 and the fiscal year ended January 31, 2012, we derived approximately 80% and 88%, respectively, of our total revenue from customers outside of the United States. We maintain significant operations in Israel, France, the United Kingdom, India and elsewhere throughout the world. Approximately 76% of our employees and approximately 80% of our facilities were located outside the United States as of April 30, 2012. Conducting business internationally exposes us to particular risks inherent in doing business in international markets, including, but not limited to:

•	lack of acceptance of non-localized products;

•	legal and cultural differences in the conduct of business;

•	difficulties in hiring qualified foreign employees and staffing and managing foreign operations;

•	longer payment cycles;

•	difficulties in collecting accounts receivable and withholding taxes that limit the repatriation of cash;

•	tariffs and trade conditions;

•	currency exchange rate fluctuations;

•	rapid and unforeseen changes in economic conditions in individual countries;

•	increased costs resulting from lack of proximity to customers;

•	difficulties in complying with varied legal and regulatory requirements across jurisdictions, including tax laws, labor laws, employee benefits, customs requirements and currency restrictions;

•	different tax regimes and potentially adverse tax consequences of operating in foreign countries;

•	immigration regulations that limit our ability to deploy our employees;

•	difficulties in complying with applicable export laws and regulations requiring licensure or authorization to sell products;

•	difficulties in repatriating cash held by our foreign subsidiaries on a tax efficient basis; and

•	turbulence in foreign currency and credit markets.

One or more of these factors could have a material adverse effect on our international operations.

Our business in countries with a history of corruption and transactions with foreign governments, including with government owned or controlled communication service providers, increase the risks associated with our international activities.

We are subject to the U.S. Foreign Corrupt Practices Act (or the FCPA) and other laws of the United States and other countries, including the UK Bribery Act 2010 (or the UK Bribery Act), that prohibit improper payments or offers of payments for the purpose of obtaining or retaining business. We have operations, deal with customers and make sales in countries known to experience corruption. Our activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees, consultants, sales agents or distributors that could be in violation of various U.S. and local laws, including the FCPA and the UK Bribery Act, even though these parties are not always subject to our control.

The Audit Committee of the CTI Board previously conducted an internal investigation of alleged improper payments made by certain of our employees and external sales agents in foreign jurisdictions in connection with the sale of certain products. CTI voluntarily disclosed the matter to the SEC and the United States Department of Justice (or the DOJ). In April 2009, the SEC advised CTI that it was investigating the matter and issued a subpoena to CTI in connection with its investigation. In April 2011, CTI entered into agreements with the DOJ and the SEC to resolve allegations that CTI and our company violated the books and records and internal controls provisions of the FCPA by inaccurately recording certain improper payments made from 2003 through 2006 by certain former employees and an external sales agent of Comverse Ltd. (a wholly-owned subsidiary of ours) or its subsidiaries, in connection with the sale of certain products in foreign jurisdictions. Under the non-prosecution agreement with the DOJ, CTI paid a fine of $1.2 million to the DOJ and agreed to continue to implement improvements in our and CTI’s respective internal controls and anti-corruption practices and policies. Under the settlement agreement with the SEC, CTI paid approximately $1.6 million in disgorgement and pre-judgment interest and we and CTI are required under a conduct-based injunction to comply with the books and records and internal controls provisions of the FCPA.

CTI had implemented safeguards in an effort to eliminate improper practices by our employees, consultants, external sales agents and resellers. These safeguards, however, have proven to be ineffective in some instances. In response to the findings of the CTI Audit Committee’s internal investigation, CTI identified a material weakness in our anti-fraud program controls, including those relating to the FCPA, and as part of its remediation our safeguards were modified. However, these modified safeguards, the implementation of these remedial measures and any future improvements may prove to be less than effective, and our employees, consultants, external sales agents or distributors may engage in the future in conduct for which we might be held responsible. Violations of the FCPA and other laws of the United States and other countries may result in significant civil and/or criminal penalties and other sanctions, which could have a material adverse effect on our business, financial condition and results of operations. In addition, violations of these laws, including the FCPA and the U.K. Bribery Act, may harm our reputation and deter governmental agencies and other existing or potential customers from buying our products and engaging our services.

Currency exchange rates, fluctuations of currency exchange rates and limitations imposed by certain countries on the outflow of their currencies could have a material adverse effect on our results of operations.

Although partially mitigated by our hedging activities, we are impacted by currency exchange rates and fluctuations thereof in a number of ways, including the fact that:

•

A significant portion of our expenses, principally salaries and related personnel expenses, are incurred in new Israeli shekels (or NIS), whereas the currency we use to report our financial results is the U.S. dollar and most of our revenue is generated in U.S. dollars. A significant strengthening of the NIS against the U.S. dollar can considerably increase the U.S. dollar value of our expenses in Israel. Should the NIS increase its strength in comparison to the U.S. dollar our results of operations will be adversely affected;

•	A portion of our international sales is denominated in currencies other than U.S. dollars, such as the euro, thereby exposing us to gains and losses on non-U.S. currency transactions;

•

A substantial portion of our international sales is denominated in U.S. dollars. Accordingly, devaluation in the local currencies of our customers relative to the U.S. dollar may impair the purchasing power of our customers and could cause customers to decrease or cancel orders or default on payment, which could harm our results of operations; and

•

We translate sales and other results denominated in foreign currency into U.S. dollars for our combined financial statements. During periods of a strengthening dollar, our reported international sales and earnings could be reduced because foreign currencies may translate into fewer dollars.

As noted above, from time to time, we enter into hedging transactions to attempt to limit the impact of foreign currency fluctuations. However, such hedging transactions may not prevent all exchange rate-related losses and risks. Therefore, our business and profitability may be harmed by such exchange rate fluctuations.

In addition, certain countries limit the outflow of their currencies to purchase products from foreign companies thus limiting the ability of existing or potential customers to purchase our products. As a result, these practices may have a material adverse effect on our business, financial condition and results of operations, including revenue, profitability and cash flows.

Risks Relating to Operations in Israel

Conditions in Israel and the Middle East may materially adversely affect our operations and personnel and may limit our ability to produce and sell our products.

We have significant operations in Israel, including research and development, manufacturing, sales, and support. Approximately 44% of our employees and more than 50% of our facilities were located in Israel as of April 30, 2012. Since the establishment of the State of Israel in 1948, a number of armed conflicts and terrorist acts have taken place, which in the past did, and in the future may, lead to security and economic problems for Israel. Israel has faced, and continues to face, difficult relations with the Palestinians and the risk of terrorist violence from both Palestinians and Hezbollah. In addition, tensions between Israel and Iran have intensified over Iran’s continued pursuit of nuclear capabilities. Furthermore, certain countries in the Middle East adjacent to Israel, including Egypt and Syria, continue to experience political unrest and instability marked by civil demonstrations and violence, which in some cases resulted in the replacement of governments and regimes. Current and future conflicts and political, economic and/or military conditions in Israel and the Middle East region may affect our operations in Israel. The exacerbation of violence within Israel or the outbreak of violent conflicts involving Israel may impede our ability to manufacture, sell, and support our products, engage in research and development, or otherwise adversely affect our business or operations. In addition, many of our employees in Israel are required to perform annual mandatory military service and are subject to being called to active duty at any time under emergency circumstances. The absence of these employees may have an adverse effect on our operations. Hostilities involving Israel that also result in the interruption or curtailment of trade between Israel and its trading partners could materially adversely affect our results of operations.

Certain research and development grants and tax benefits we receive in Israel may be reduced or eliminated in the future, and grants received may limit our ability to transfer know-how and manufacture outside Israel.

We receive certain grants from the Government of Israel through the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor of the State of Israel (or the OCS) for the financing of a portion of our research and development expenditures in Israel. The availability in any given year of these OCS grants depends on OCS approval of the projects and related budgets we submit to the OCS each year. In addition, in recent years, the Government of Israel has reduced the benefits available under these programs and these programs may be discontinued or curtailed in the future. The continued reduction in these benefits or the termination of our eligibility to receive these benefits may adversely affect our financial condition and results of operations.

Investment programs in manufacturing equipment and leasehold improvements at certain of our facilities in Israel have been granted approved enterprise status and we are therefore eligible for tax benefits under the Israeli Law for Encouragement of Capital Investments. The Government of Israel may reduce or eliminate the tax benefits available to approved enterprise programs such as the programs provided to us. These tax benefits may not continue in the future at their current levels or at all. If these tax benefits are reduced or eliminated, the amount of tax that we pay in Israel will increase. In addition, if we fail to comply with any of the conditions and requirements of the investment programs, the tax benefits we have received may be rescinded and we may be required to disgorge the amount of the tax benefit received, together with interest and penalties.

In addition, the OCS grants limit, to a certain extent, our ability to transfer certain technology, know-how and manufacture products outside Israel if such technology, know-how or products were developed using these grants. These limitations may impair our ability to outsource manufacturing, enter into strategic alliances or engage in similar arrangements for those technologies, know-how or products.

The ability of our Israeli subsidiaries to pay dividends is subject to limitations under Israeli law and dividends paid and loans extended by Israeli subsidiaries may be subject to taxes. If our Israeli subsidiaries were unable to pay dividends to us or extend us loans, or if such dividends or loans become subject to taxes, our liquidity may be materially adversely affected.

The ability of our Israeli subsidiaries to pay dividends is governed by Israeli law, which provides that dividends may be paid by an Israeli corporation only out of its earnings as defined in accordance with the Israeli Companies Law of 1999, provided that there is no reasonable concern that such payment will cause such subsidiary to fail to meet its current and expected liabilities as they come due. Cash dividends paid by an Israeli corporation to a United States resident corporate parent are subject to provisions of the Convention for the Avoidance of Double Taxation between Israel and the United States (referred to as the Convention). Under the terms of the Convention, such dividends are subject to taxation by both Israel and the United States, and, in the case of Israel, such dividends distributed out of income derived for a period for which an Israeli company is entitled to the reduced tax rate applicable to an approved enterprise are generally subject to withholding of Israeli income tax at source at a rate of 15%. In addition, in case the dividend is distributed out of tax exempted income (derived in a period in which a company was entitled to tax exempt income in accordance with the encouragement law), a company will be subject, in the tax year in which the dividend is distributed, to corporate tax on the grossed up transferred amounts, according to the corporate tax rate to which our income was subject under the approved enterprise program (10%). We or any of our U.S. subsidiaries would generally be subject to U.S. tax on receipt of any dividends from our Israeli subsidiaries (to the extent that those earnings have not already been subject to U.S. taxation), but would generally be entitled to claim a U.S. tax credit or deduction for the amount of any Israeli withholding tax or any Israeli income taxes paid by the subsidiary on the dividends distributed. In addition, adverse U.S. tax consequences may apply to loans or credit support arrangements extended by our Israeli subsidiaries to their U.S. shareholders, including us. If our Israeli subsidiaries were unable to pay dividends to us or extend us loans, or if such dividends or loans become subject to taxes, our liquidity may be materially adversely affected.

Risks Relating to the Share Distribution and Operation as an Independent, Publicly-Traded Company

Our historical and unaudited pro forma combined financial information is not necessarily representative of the results we would have achieved as an independent, publicly-traded company and may not be a reliable indicator of our future results.

Our historical and unaudited pro forma combined financial information included in this Information Statement does not necessarily reflect the financial condition, results of operations or cash flows we would have achieved as an independent, publicly-traded company during the periods presented or that we may achieve in the future. This is primarily a result of the following factors:

•

our historical combined financial results reflect allocations of corporate expenses from CTI, which allocations may be different than the comparable expenses we would have actually incurred as an independent, publicly-traded company;

•	our working capital requirements historically have been satisfied as part of CTI’s corporate-wide cash management policies; and

•	significant changes will occur in our cost structure, management and financing as a result of our separation from CTI.

We have made adjustments based upon available information and assumptions that we believe are reasonable to reflect these factors, among others, in our historical and pro forma combined financial information. However, our assumptions may prove not to be accurate, and accordingly, the historical and pro forma combined financial information presented in this Information Statement should not be assumed to be indicative of what our financial condition or results of operations actually would have been as an independent publicly-traded company nor to be a reliable indicator of what our financial condition or results of operations actually may be in the future.

For as long as we are an emerging growth company, we will be exempt from certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company, which is defined as a company with annual gross revenues of less than $1 billion, that has been a public reporting company for a period of less than five years, and that does not have a public float of $700 million or more in securities held by non-affiliated holders. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, unless we elect not to take advantage of applicable JOBS Act provisions, we will not be required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold stockholder advisory votes on executive compensation. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We intend to take advantage of such extended transition period. Since we would then not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

We may have difficulty operating as an independent, publicly-traded company.

As an independent, publicly-traded company, we believe that our business will benefit from, among other things, allowing us to better focus our financial and operational resources on our specific business, allowing our management to design and implement corporate strategies and policies that are based primarily on the business characteristics and strategic decisions of our business, allowing us to more effectively respond to industry dynamics and allowing the creation of effective incentives for our management and employees that are more closely tied to our business performance. However, we may not be able to achieve some or all of the benefits that we believe we can achieve as an independent, publicly-traded company in the time we expect, if at all. Because our business has previously operated as part of the wider CTI organization, we may not be able to successfully implement the changes necessary to operate independently and may incur additional costs that could adversely affect our business.

As an independent, publicly-traded company, we may not enjoy the same benefits that we did as a subsidiary of CTI.

There is a risk that, by separating from CTI, we may become more susceptible to market fluctuations and other adverse events than we would have been if we were still a part of the current CTI organizational structure.

As part of CTI, we have been able to enjoy certain benefits from CTI’s available capital for investments. As an independent, publicly-traded company, we will not have similar available capital and may not have similar access to capital markets. For instance, we will no longer be able to rely on or benefit from the capital resources of CTI, including its significant equity interest in Verint, to cover any shortfall in our working capital, if any. To the extent we may have a shortfall in working capital, we may need to sell equity or issue debt in capital market transactions to cover such shortfall. However, we cannot assure you that we would be able to access the debt or equity capital markets on commercially reasonable terms or at all. Furthermore, because our capital structure will be different than CTI’s when we are an independent company, our credit rating is likely to be lower than CTI’s would be, which may affect our ability to access the capital markets on acceptable terms or at all.

We will experience increased costs as a result of the share distribution.

CTI performs many important corporate functions for our operations, including treasury, accounting, financial reporting and other services. We currently pay CTI for these services on a cost-allocation basis. Following the share distribution, we intend to operate these functions independently with systems and employees previously used by CTI to provide the services and will provide CTI with certain of these functions pursuant to the Transition Services Agreement. We may not be able to operate such functions effectively or at comparable costs, and, as a result, our profitability may decline. Further, to the extent that CTI suffers a loss due to our performance under the Transition Services Agreement, we may be required to indemnify it for such loss or may be subject to claims made by CTI arising from such loss. If we were required to indemnify CTI for a significant loss, it could have a material adverse effect on our results of operations and liquidity.

The cost of compliance or failure to comply with the Sarbanes-Oxley Act of 2002 may adversely affect our business.

As a new reporting company under the Securities and Exchange Act of 1934 (or the Exchange Act), we will be subject to certain provisions of the Sarbanes-Oxley Act of 2002, which may result in higher compliance costs and may adversely affect our financial results. The Sarbanes-Oxley Act affects corporate governance, securities disclosure, compliance practices, internal audits, disclosure controls and procedures, financial reporting and accounting systems. Section 404 of the Sarbanes-Oxley Act, for example, requires companies subject to the reporting requirements of the U.S. securities laws to conduct a comprehensive evaluation of their internal control over financial reporting. We will be required to provide our Section 404 evaluation beginning with our annual report on Form 10-K for the fiscal year ending January 31, 2014. The failure to comply with Section 404, when we are required to comply, may result in investors losing confidence in the reliability of our financial statements (which may result in a decrease in the trading price of our common stock), prevent us from providing the required financial information in a timely manner (which could materially and adversely impact our business, our financial condition, the trading price of our common stock and our ability to access capital markets, if necessary), prevent us from otherwise complying with the standards applicable to us as an independent, publicly-traded company and subject us to adverse regulatory consequences.

CTI’s management concluded that, as of January 31, 2012, a material weakness in internal control over financial reporting existed, including at our company, as a result of not having adequate personnel with sufficient technical expertise to properly account for and disclose income taxes in accordance with U.S. GAAP and ineffective policies and procedures for our income tax provision.

As part of its assessment, CTI’s management concluded that, as of January 31, 2012, a material weakness in internal control over financial reporting existed, including at our company, as a result of not having adequate personnel with sufficient technical expertise to properly account for and disclose income taxes in accordance with accounting principles generally accepted in the United States of America (or U.S. GAAP) and ineffective policies and procedures for our income tax provision. We have adopted, and are in the process of implementing, certain remedial measures that we believe will enable us to address this material weakness by January 31, 2013. However, we may not be able to successfully complete the implementation of these remedial measures by such date. In addition, even if these measures are successfully implemented, the effectiveness of any system of disclosure controls and procedures is subject to limitations, including the exercise of judgment in designing, implementing and evaluating the controls and procedures, the assumptions used in identifying the likelihood of future events and the inability to eliminate misconduct completely. Moreover, additional material weaknesses in our internal control over financial reporting may be identified in the future.

In addition, the inadequacy of internal controls creates an environment that may hinder our ability to prepare tax returns in a timely manner and may impact the amounts that we may owe taxing jurisdictions in the U.S. and non-U.S. jurisdictions. We may be subject to material penalties and interest as a result of audits from these taxing jurisdictions.

We may face challenges in producing accurate financial statements and periodic reports as required on a timely basis.

As part of CTI’s efforts to become current in its periodic reporting obligations, we have made changes to our finance organization, adopted new accounting policies, and enhanced many aspects of our internal control over financial reporting. We and CTI are still in the process of assimilating these complex and pervasive changes, continue to have a material weakness in internal control over financial reporting and, as a result, cannot assure you that we will not experience delays in filing our periodic reports in the future. In addition, we and CTI have engaged external accounting consulting firms to assist in completing the preparation of certain portions of our financial statements and preparing our registration statement on Form 10. We have hired and intend to continue to hire experienced finance personnel with a view toward continuing to diminish and ultimately eliminating the use of external consultants in the preparation of financial statements and the timely filing of periodic reports with the SEC. Replacing these consultants with new employees may result in the loss of important institutional knowledge or otherwise create transitional issues that could delay the preparation of financial statements and the filing of periodic reports.

We may continue to incur significant expenses for professional fees in connection with the preparation of our periodic reports.

We and CTI engaged outside accounting consulting firms and other external consultants to assist our finance and accounting personnel in the preparation of financial statements and periodic reports and incurred and continue to incur significant expenses for their services, in addition to incurring substantial expenses for external legal, tax and other professional services. External consultants were initially engaged to assist CTI and us in preparing financial information required for CTI to become current in its periodic reporting obligations under the federal securities laws and for the remediation of material weaknesses in internal control over financial reporting, but have remained to assist with the timely filing of periodic reports and the filing of our registration statement on Form 10 and other activities related to the share distribution. Although we expect these expenses to decline and be eliminated over time as we enhance our internal finance and accounting personnel to replace such external consultants and build these functions as an independent, publicly-traded company, we may continue to incur in the near term significant expenses relating to professional fees in connection with the preparation of periodic reports, which may materially adversely affect our financial position and cash flows.

The continued ownership of CTI common shares (or if the Verint Merger closes, Verint common shares) by our post-distribution executive officers and some of our expected directors and the expected membership of some members of the CTI and/or Verint Boards on our Board after the share distribution may create, or may create the appearance of, conflicts of interest.

Because of their current or former positions with CTI, substantially all of our executive officers and the non-employee directors of the CTI Board that we expect will become members of our Board own CTI common shares and if the Verint Merger closes, will own Verint common stock. These holdings in CTI common shares (or if the Verint Merger closes, Verint common stock) may be significant for some of these persons compared to that person’s total assets. Ownership of CTI common shares (or if the Verint Merger closes, Verint common stock) by our directors and officers after the share distribution may create, or may create the appearance of, conflicts of interest when these directors and executive officers are faced with decisions that could have different implications for CTI and/or Verint than they do for us.

In addition, it is currently expected that after the share distribution certain members of our Board will also be members of the CTI’s and/or Verint’s Boards. These common directorships could create, or appear to create, potential conflicts of interest when CTI and our management and directors face decisions that could have different implications for the two companies. However, as a condition to completion of the Verint Merger Agreement, all CTI-nominated directors to the Verint Board (other than those designated pursuant to the Cadian Letter Agreement) are required to resign from their positions as directors from the Verint Board effective as of the closing date of the Verint Merger.

We do not intend to adopt specific policies or procedures to address conflicts of interests that may arise as a result of our executive officers owning CTI common shares (or if the Verint Merger closes, Verint common shares) or certain of our directors being members of both our and CTI’s boards of directors. However, prior to consummation of the share distribution, we will adopt a Related Person Transactions Policy to provide guidance in identifying, reviewing and, where appropriate, approving or ratifying transactions with related persons. See “Certain Relationships and Related Party Transactions—Review and Approval of Related Person Transactions.” In addition, prior to consummation of the share distribution, we will adopt a separate Code of Business Conduct and Ethics and Corporate Governance Guidelines and Principles that will provide guidelines to our executive officers and directors in addressing conflicts of interest. See “Management—Code of Business Conduct and Ethics.”

We are required to indemnify Verint after the Verint Merger against certain claims or losses that may arise in connection with the Verint Merger and the share distribution.

Under the Distribution Agreement we and CTI will enter into in connection with the share distribution, we have agreed to indemnify Verint against certain losses that may arise as a result of the Verint Merger and the share distribution. Certain of our indemnification obligations are capped at $25.0 million and certain obligations are uncapped. Specifically, the capped indemnification obligations include indemnifying Verint against losses stemming from breaches by CTI of representations, warranties and covenants in the Verint Merger Agreement and for any liabilities of CTI that are known by CTI but not included on the net worth statement to be delivered at the closing of the Verint Merger. Our uncapped indemnification obligations include indemnifying Verint against liabilities relating to our business; claims by any shareholder or creditor of CTI related to the share distribution, the Verint Merger or related transactions or disclosure documents; certain claims made by employees or former employees of CTI and any claims made by employees and former employees of ours (including but not limited to the Israeli optionholder suits discussed under “Business—Legal Proceedings”); any failure by us to perform under any of the agreements entered into in connection with the share distribution; claims related to CTI’s ownership or operation of our company; claims related to the Starhome Disposition; certain retained liabilities of CTI that are not reflected on or reserved against on the net worth statement to be delivered by CTI at the closing of the Verint Merger; and claims arising out of the exercise of appraisal rights by a CTI shareholder in connection with the share distribution. CTI has agreed to place $25.0 million in cash in escrow to support indemnification claims to the extent made against us by Verint. To the extent that we are required to make payments to satisfy these indemnification obligations, such payments could be significant and could have a material adverse effect on our financial condition, liquidity and results of operations.

Future changes in stock ownership could limit our use of net operating loss carryforwards.

As of January 31, 2012, we and CTI had net operating loss carryforwards of approximately $659.2 million available to offset future federal taxable income. Similarly, we and CTI had net operating loss carryforwards to offset state taxable income in varying amounts. These net operating loss carryforwards will be allocated between

CTI and us in accordance with applicable tax law and the Tax Disaffiliation Agreement. As a result of changes in stock ownership that may take place after the share distribution, there may be limitations on CTI’s and our ability to use net operating loss carryforwards. Limitations on CTI’s and our ability to use net operating loss carryforwards to offset future taxable income could reduce the benefit of CTI’s and our net operating loss carryforwards by requiring CTI and/or us, as applicable, to pay federal and state income taxes earlier than otherwise would be required, and causing part of CTI’s and/or our net operating loss carryforwards to expire without having been fully utilized. These various limitations resulting from an ownership change could have a material adverse effect on CTI’s and/or our cash flow and results of operations. We cannot predict the extent to which our net operating loss carryforwards will be limited or the ultimate impact of other limitations that may be caused by future changes in stock ownership, which will depend on various factors.

Under certain circumstances we would be liable for payments related to income taxes owed by CTI’s consolidated group.

We and our controlled domestic subsidiaries are currently members of CTI’s consolidated group for U.S. federal income tax purposes. The share distribution will result in the deconsolidation of us and our controlled domestic subsidiaries from the CTI consolidated group. U.S. federal tax law provides that each member of a consolidated group is jointly and severally liable for the consolidated group’s entire federal income tax obligation. Thus, to the extent CTI fails to make any U.S. federal income tax payments required by law for the period in which we and our controlled domestic subsidiaries were part of the CTI consolidated group, we could be liable for the shortfall. Similar principles may apply for foreign, state or local income tax purposes where CTI had previously filed or may be determined to have been required to file combined, consolidated or unitary returns with us or our subsidiaries for foreign, state or local income tax purposes.

The share distribution may expose us to potential liabilities arising out of state and federal fraudulent conveyance laws and legal dividend requirements.

The share distribution is subject to review under various state and federal fraudulent conveyance laws. Fraudulent conveyance laws generally provide that an entity engages in a constructive fraudulent conveyance when (1) the entity transfers assets and does not receive fair consideration or reasonably equivalent value in return, and (2) the entity (a) is insolvent at the time of the transfer or is rendered insolvent by the transfer, (b) has unreasonably small capital with which to carry on its business, or (c) intends to incur or believes it will incur debts beyond its ability to repay its debts as they mature. An unpaid creditor or an entity acting on behalf of a creditor (including without limitation a trustee or debtor-in-possession in a bankruptcy by us or CTI or any of our respective subsidiaries) may bring an action alleging that the share distribution or any of the related transactions constituted a constructive fraudulent conveyance. If a court accepts these allegations, it could impose a number of remedies, including without limitation, voiding our claims against CTI, requiring our shareholders to return to CTI some or all of the shares of our common stock issued in the share distribution, or providing CTI with a claim for money damages against us in an amount equal to the difference between the consideration received by CTI and the fair market value of our company at the time of the share distribution.

The measure of insolvency for purposes of the fraudulent conveyance laws will vary depending on which jurisdiction’s law is applied. Generally, an entity would be considered insolvent if (1) the present fair saleable value of its assets is less than the amount of its liabilities (including contingent liabilities); (2) the present fair saleable value of its assets is less than its probable liabilities on its debts as such debts become absolute and matured; (3) it cannot pay its debts and other liabilities (including contingent liabilities and other commitments) as they mature; or (4) it has unreasonably small capital for the business in which it is engaged. We cannot assure you what standard a court would apply to determine insolvency or that a court would determine that we, CTI or any of our respective subsidiaries were solvent at the time of or after giving effect to the share distribution.

Prior to the share distribution, the CTI Board expects that we and CTI will each be solvent and adequately capitalized after the share distribution, will be able to repay our respective debts and obligations as they mature following the share distribution and will have sufficient capital to carry on our respective businesses. In addition, it is a condition to the share distribution that the CTI Board receive an opinion with respect to the capital adequacy of us and CTI as separate companies following the share distribution from a nationally recognized provider of such opinions. The CTI Board’s expectations concerning our and CTI’s post share distribution capital adequacy are based on a number of assumptions, including its expectation of the post share distribution operating performance and cash flow of each of our company and CTI and its analysis of the post share distribution assets and liabilities of each company, including expected working capital and lack of significant amount of indebtedness at our company. We cannot assure you, however, that a court would reach the same conclusions in determining whether CTI or we were insolvent at the time of, or after giving effect to, the share distribution.

Risks Relating to Our Common Stock

There is no existing market for our common stock and we cannot be certain that an active trading market will develop or be sustained after the share distribution, and following the share distribution, our stock price may fluctuate significantly.

There is currently no public market for our common stock. It is anticipated that on or shortly prior to the record date, trading of shares of our common stock would begin on a “when-issued” basis and such trading would continue up to and including the distribution date. However, there can be no assurance that an active trading market for our common stock will develop as a result of the share distribution or be sustained in the future. The lack of an active market may make it more difficult for you to sell our common stock and could lead to the share price for our common stock being depressed or more volatile.

We have not set an initial price for our common stock. The price will be established by the market. We cannot predict the prices at which our common stock may trade after the distribution. Indeed, the combined market prices of our common stock and CTI common shares after the distribution may not equal or exceed the market value of CTI common shares immediately prior to the share distribution. The market price of our common stock may fluctuate widely, depending upon many factors, some of which may be beyond our control, including:

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changes in expectations concerning our future financial performance and the future performance of the communication industry in general, including financial estimates and recommendations by securities analysts;

•	differences between our actual financial and operating results and those expected by investors and analysts;

•	strategic moves by us or our competitors, such as acquisitions or restructurings;

•	changes in the regulatory framework affecting our international operations; and

•	changes in general economic or market conditions.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the trading price of our common stock.

Substantial sales of shares of our common stock may occur in connection with the share distribution, which could cause our stock price to decline.

The shares of our common stock that CTI will distribute to its shareholders in the share distribution generally may be sold immediately in the public market. Although we have no actual knowledge of any plan or intention on the part of any significant shareholder to sell shares of our common stock following the share distribution, it is likely that some of CTI’s shareholders will sell shares of our common stock received in the share distribution if, for reasons such as our business profile or market capitalization as an independent company, we do not fit their investment objectives. The sales of significant amounts of our common stock or the perception in the market that this will occur may result in the lowering of the market price of our common stock.

Shares of our common stock to be received by CTI shareholders as a result of the share distribution will have different rights from CTI common shares.

Following completion of the share distribution, CTI shareholders receiving our common stock will be shareholders of Comverse, a Delaware corporation, in addition to being shareholders of CTI, a New York Corporation. There are important differences between the rights of CTI shareholders and the rights of our shareholders. See “Description of Our Capital Stock.”

Holders of our common stock may be adversely affected through dilution.

We may need to issue equity in order to fund working capital, capital expenditures and product development requirements or to make acquisitions and other investments. If we choose to raise funds through the issuance of common equity, the issuance will dilute your ownership interest.

We cannot assure you that we will pay any dividends.

We cannot assure you that we will pay any dividends in the future, continue to pay any dividends if we do commence the payment of dividends, or that if we do decide to pay dividends, what the amount of dividends will be or that we will have sufficient surplus under Delaware law to be able to pay any dividends. This may result from extraordinary cash expenses, actual expenses exceeding contemplated costs, funding of capital expenditures, or increases in reserves. If we do not pay dividends, the price of our common stock that you receive in the distribution must appreciate for you to receive a gain on your investment in us. This appreciation may not occur.

Anti-takeover provisions in our organizational documents and Delaware law and in our agreements with CTI could delay or prevent a change in control.

Provisions of our charter and bylaws may delay or prevent a merger or acquisition that a shareholder may consider favorable. For example, our charter and bylaws will authorize our Board to issue one or more series of preferred stock. This provision may also discourage acquisition proposals or delay or prevent a change in control, which could harm our stock price. In addition, Delaware law also imposes some restrictions on mergers and other business combinations between any holder of 15 percent or more of our outstanding common stock and us. See “Description of Our Capital Stock” for additional information.

As a result, our obligations may discourage, delay or prevent a change of control of our company.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements appearing in this Information Statement constitute “forward-looking statements.” Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this Information Statement. Such risks or uncertainties may give rise to future claims and increase exposure to contingent liabilities. These risks and uncertainties arise from (among other factors) the following:

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the risk that we will not be able to complete the share distribution due to our inability to satisfy the requisite conditions thereto, including, among others, receipt of CTI shareholder approval, completion of review process of the related registration statement by the SEC or for any other reason, including a decision of the CTI Board not to proceed with the share distribution;

•	the failure of the share distribution to occur for any other reason;

•	the effect of the share distribution on our business relationships, operating results and business generally;

•	general competitive, economic, political and market conditions and fluctuations;

•	actions taken or conditions imposed by the United States and foreign governments;

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the risk of diminishment in our capital resources as a result of, among other things, potential future negative cash flows, the continued incurrence of professional fees in connection with the filing of periodic reports under the federal securities laws and the remediation of material weaknesses in internal control over financial reporting;

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the risk that if BSS customer solution order activity does not increase, our revenue and profitability would likely be materially adversely affected and we may be required to implement further cost reduction measures to preserve or enhance our cash position;

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risks related to the implementation of our strategy to expand our BSS business and pursue primarily higher margin VAS projects that resulted and may continue to result in lower VAS revenue, which may not be offset by increases in BSS revenue, if any;

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our advanced offerings may not be widely adopted by existing and potential customers and increases in revenue from our advanced offerings, if any, may not exceed or fully offset potential declines in revenue from traditional solutions;

•	the potential loss of business opportunities due to continued concern on the part of customers and partners, about our financial condition;

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the difficulty in predicting quarterly and annual operating results as a result of a high percentage of orders typically generated late in fiscal quarters and in fiscal years, lengthy and variable sales cycles, the competitive bidding process required by customers, our focus on large customers and installations and short delivery windows required by customers;

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the effects of any potential decline or weakness in the global economy (due to among other things, the downgrade of the U.S. credit rating and European sovereign debt crisis) on the telecommunications industry, which may result in reduced information technology (or IT) spending and reduced demand for our products and services;

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risks associated with the share distribution, including, the potential harm to our business as a result of management’s distraction from our business due to our efforts to complete the share distribution, the incurrence of expenses in connection therewith in excess of our expectations, and the risks that if the share distribution is completed, we will be a smaller company that may be subject to increased instability;

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the continuation of a material weakness related to income taxes or the discovery of additional material weaknesses in our internal control over financial reporting and any delay in the implementation of remedial measures;

•	the risk of disruption in the credit and capital markets which may limit our ability to access capital;

•	rapidly changing technology in our industries and our ability to enhance existing products and develop and market new products;

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our dependence on contracts for large systems and large installations for a significant portion of our sales and operating results, including, among other things, the lengthy, complex and highly competitive bidding and selection process, the difficulty predicting our ability to obtain particular contracts and the timing and scope of these opportunities;

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the deferral or loss of one or more significant orders or customers or a delay in an expected implementation of such an order could materially and adversely affect our results of operations in any fiscal period, particularly if there are significant sales and marketing expenses associated with the deferred, lost or delayed sales;

•	the potential incurrence of penalties if our solutions develop operational problems and significant costs to correct previously undetected operational problems in our complex solutions;

•	our dependence on a limited number of suppliers and manufacturers for certain components and third party software could cause a supply shortage and/or interruptions in product supply;

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the risk that increased competition could force us to lower our prices or take other actions to differentiate our products and changes in the competitive environment in the telecommunications industry worldwide could seriously affect our business;

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the risk that increased costs or reduced demand for our products resulting from compliance with evolving telecommunications regulations and the implementation of new standards may adversely affect our business and financial condition;

•	the risk that the failure or delay in achieving interoperability of our products with our customers’ systems could impair our ability to sell our products;

•	the competitive bidding process used to generate sales requires us to expend significant resources with no guarantee of recoupment;

•	third parties’ infringement of our proprietary technology and the infringement by us of the intellectual property of third parties, including through the use of free or open source software;

•	risks of certain of our contractual obligations exposing us to uncapped or other significant liabilities;

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the impact of mergers and acquisitions, including, but not limited to, difficulties relating to integration, the achievement of anticipated synergies and the implementation of required controls, procedures and policies at the acquired company;

•	we may need to recognize future impairment of goodwill and intangible assets;

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risks associated with significant foreign operations and international sales, including the impact of geopolitical, economic and military conditions in foreign countries, conducting operations in countries with a history of corruption, entering into transactions with foreign governments and ensuring compliance with laws that prohibit improper payments;

•	potential adverse fluctuations of currency exchange rates; and

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risks relating to our significant operations in Israel, including economic, political and/or military conditions in Israel and the Middle East, and uncertainties relating to research and development grants, tax benefits and the ability of our Israeli subsidiaries to pay dividends.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Information Statement. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements. The forward-looking statements included in this Information Statement are made only as of the date of this Information Statement, and we undertake no obligation to publicly update or review any forward-looking statement made by us or on our behalf, whether as a result of new information, future developments, subsequent events or circumstances or otherwise.

THE SHARE DISTRIBUTION

General

The CTI Board has determined that it is in the best interests of CTI and its shareholders to pursue the share distribution and the spin-off of our company into a separate, independent, publicly-traded company. CTI will accomplish this through a pro rata distribution to CTI’s shareholders of 100% of our outstanding common stock. Following the share distribution, we will be an independent, publicly-traded company owned by the holders of CTI common shares and CTI will not own any of our capital stock. We have applied to list our common stock on NASDAQ under the symbol “CNSI.” In connection with the share distribution, CTI will also contribute to us Exalink Ltd., its wholly-owned subsidiary. This contribution will occur immediately prior to the completion of the share distribution. Other than holding certain intellectual property rights, Exalink Ltd. has no operations.

Before the share distribution, we will enter into a Distribution Agreement and other agreements with CTI to effect the share distribution and provide a framework for our relationship with CTI after the share distribution. These agreements will govern the relationship between us and CTI up to and subsequent to the completion of the share distribution and provide for the allocation between us and CTI of various assets, liabilities and obligations attributable to periods prior to the share distribution.

The distribution of shares of our common stock as described in this Information Statement is subject to the satisfaction of certain conditions. For a more detailed description of these conditions, see “—Conditions to the Share Distribution.”

Reasons for the Share Distribution

Over the past several years, CTI has been evaluating potential strategic alternatives in connection with a review of its strategy as a holding company. In addition to the share distribution, the CTI board of directors, in consultation with its financial advisors, Goldman, Sachs & Co. and Rothschild Inc., considered various other strategic alternatives for separating us from Verint and eliminating the holding company structure. Such alternatives included a sale of our company and a spin-off of Verint from CTI, amongst others. CTI’s board of directors, after consultation with its financial and legal advisors, concluded that (i) a sale of our company prior to separation from CTI was not in the best interests of CTI’s shareholders; and (ii) a spin-off of Verint was not the most effective method for separating us from Verint because it would have required a complicated series of transactions to implement such a spin-off in a tax-efficient manner. As a result, CTI’s Board, with the assistance of its financial advisors, Goldman, Sachs & Co. and Rothschild Inc., has determined that pursuing the share distribution was in the best interests of CTI and its shareholders, and that separating us from CTI would provide benefits to both CTI and us, including the following:

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Focused Management. The share distribution will allow our management to devote its entire time and attention to maximizing our shareholder value by focusing on our growth, improving our operational performance and profitability, implementing our strategies and achieving our business objectives.

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Enhanced Investor Choices by Offering Investment Opportunities in Separate Entities. The CTI Board believes that the share distribution will increase investor understanding of us and our market position within our industry, thereby facilitating the creation of a more natural and interested investor base. The share distribution also will provide investors with two individual investment options that may be more appealing to them than an investment in the current combined company. Separating the businesses will result in each company representing more of a pure-play investment that the CTI Board believes will appeal to the respective investor bases due to each company’s more defined business and assets – an operating business in our case and indirect or direct ownership interests in Verint in the case of CTI (or if the Verint Merger closes, Verint). As we and CTI do not share any meaningful synergies, the share distribution will allow investors to make independent decisions with respect to each of us and CTI (or if the Verint Merger closes, Verint) based on, among other factors, our different business models, strategies and industries.

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Verint Merger. In addition to owning us, CTI holds interests in two majority owned subsidiaries – Verint and Starhome. In connection with CTI’s continuing efforts to evaluate and eliminate the holding company structure, on August 12, 2012, CTI entered into the Verint Merger Agreement providing for the Verint Merger. It is a condition to the Verint Merger that CTI dispose of its significant assets and liabilities (including us and Starhome) other than its ownership interest in Verint. As a result, CTI’s Board of Directors believes it is in the best interest of CTI’s shareholders to effect the share distribution to enable CTI to meet the conditions to the Verint Merger. In addition, on August 1, 2012, CTI reached an agreement to sell its interest in Starhome to an unaffiliated third party. See “Summary—Recent Developments—Merger of Verint and CTI” and “—Sale of Starhome.”

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Enhanced Value. The CTI Board believes that following the share distribution, the combined value of CTI common shares and Comverse common stock (or if the Verint Merger closes, Comverse and Verint’s common stock) should, over time and assuming the same market conditions, be greater than the value of CTI common shares had the distribution not occurred, thus resulting in greater long-term value to CTI shareholders. The CTI Board’s belief that operating as separate companies would increase the aggregate value to shareholders is based on its conclusion that operating as separate companies will enable investors to more accurately assess our and CTI’s (or Verint’s, after the Verint Merger closes) performance and strategies, which will lead to enhanced investor understanding of each company’s businesses and provide investors with a more targeted investment opportunity. In addition, the CTI Board believes that operating as separate companies would allow each company to take advantage of potential opportunities for value creating strategic alternatives that might not have been available if we were to remain part of the same company, such as the Verint Merger. However, no assurance can be given that such higher aggregate value will be achieved.

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Enhanced Flexibility in Evaluating Acquisitions, including in Using Stock as an Acquisition Consideration. The share distribution will provide us with enhanced flexibility to use our stock as consideration in pursuing certain financial and strategic objectives, including mergers and acquisitions involving other companies or businesses engaged in our industry. We expect that we will be able to more easily facilitate future strategic transactions with similar businesses through the use of our stand-alone stock as consideration. In evaluating such transactions, following the share distribution our Board will be able to focus solely on the benefits of a proposed transaction to us and our shareholders and will no longer be required to evaluate the impact of such transaction on CTI and/or Verint.

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Direct and Differentiated Access to Capital Resources. As an independent company, we will no longer need to compete internally for capital, and will have direct access to capital markets to fund our capital needs. We will have complete control over decisions related to the allocation and raising of capital resources and will be able to make decisions related to strategic investments in our business without the need to consider the effect these decisions would have on CTI and/or Verint. With respect to CTI, following the share distribution, its capital resources will no longer be impacted by our liquidity needs and may be used in their entirety to fund CTI’s operations, until the elimination of the holding company structure as currently contemplated by the Verint Merger.

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Improved Management Incentive Tools. We expect to use share-based incentive awards to compensate current and future employees. Following the share distribution, appreciation in the value of shares underlying share-based awards granted to our employees will no longer be impacted by the performance of CTI’s other subsidiaries. Share-based incentive awards granted to our employees following the share distribution will be tied directly to our performance, providing employees with incentives more closely linked to the achievement of our specific performance objectives. This will better align employee interests with the interests of shareholders. We also believe that equity-based compensation arrangements tied more closely to our performance will improve our ability to attract, retain and motivate qualified personnel.

The CTI Board also considered a number of potentially negative factors in evaluating the share distribution, including in the case of both companies, increased costs, disruptions to the businesses as a result of the share distribution, the risk of being unable to achieve expected benefits from the share distribution, the risk that the share distribution might not be completed, the one-time costs of the share distribution and the ongoing incremental costs of operating us as an independent, publicly-traded company.

The CTI Board considered several factors that might have a negative effect on CTI in particular as a result of the share distribution, including (A) the risk that CTI may be unable to effectuate the share distribution or another Comverse disposition even after receiving shareholder approval, which would allow Verint to terminate the Verint Merger Agreement and, if so terminated, under certain circumstances would (1) allow Verint to purchase from CTI an amount of Verint voting securities that would cause CTI to lose its majority controlling interest in Verint and (2) subject CTI to restrictions on its ability to vote or acquire shares of Verint stock and nominate directors to the Verint board of directors, and (B) loss of an operating business to generate cash flow until elimination of the holding company structure. The share distribution would separate from CTI our business, which represents significant value and almost all of its cash flow, in a transaction that produces no direct economic consideration for CTI.

The CTI Board considered certain aspects of the share distribution that may be adverse to us, including the loss of ability to obtain capital resources from CTI and limitations placed on us as a result of the Tax Disaffiliation Agreement and other agreements we are expected to enter into with CTI in connection with the share distribution. In addition, our common stock may come under initial selling pressure if certain CTI shareholders sell their shares of our common stock because they are not interested in holding an investment in our businesses.
Notwithstanding these potentially negative factors, however, the CTI Board determined that the share distribution was the best alternative to enhance shareholder value taking into account the factors discussed above.

In view of the wide variety of factors considered in connection with the evaluation of the share distribution and the complexity of these matters, the CTI Board did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to the factors considered.

Manner of Effecting the Share Distribution

Assuming CTI obtains the required shareholder approval for the share distribution, on the distribution date CTI will distribute all of its Comverse common stock and each shareholder holding CTI common shares that are outstanding as of                     , 2012, the record date for the share distribution, will be entitled to receive one share of our common stock for every ten CTI common shares. If necessary to satisfy any withholding obligations, the distribution agent will hold back a certain number of shares of our common stock (and proceeds from sale of such shares) and sell those shares on the market. The distribution agent, in its sole discretion, will determine when, how and at what prices to sell these shares. We will be responsible for payment of any brokerage fees, which we do not expect will be material to us.

See “—Certain Material U.S. Federal Income Tax Consequences” for an explanation of the tax consequences of the share distribution.

If you own CTI common shares as of the close of business on the record date, the shares of our common stock that you are entitled to receive in the share distribution will be issued electronically, as of the distribution date, to you or to your bank or brokerage firm on your behalf by way of direct registration in book-entry form. Direct registration refers to a method of recording share ownership when no physical share certificates are issued to shareholders, as is the case in this distribution. We expect that it will take the distribution agent up to 10 days after the distribution date to fully distribute the shares of our common stock to CTI shareholders. The ability to trade our common stock will not be affected during that time.

Commencing on or shortly after the distribution date, if you hold physical share certificates that represent your CTI common shares and you are the registered holder of the CTI common shares represented by those certificates, the distribution agent will mail to you an account statement that indicates the number of shares of our common stock that have been electronically registered in your name.

Most CTI shareholders hold their CTI common shares through a bank or brokerage firm. In such cases, the bank or brokerage firm would be said to hold the shares in “street name” and ownership would be recorded on the bank or brokerage firm’s books. If you hold your CTI common shares through a bank or brokerage firm, your bank or brokerage firm will credit your account for the shares of our common stock that you are entitled to receive in the distribution. If you have any questions concerning the mechanics of having shares held in “street name,” we encourage you to contact your bank or brokerage firm at any time following the approval of the share distribution.

The distribution will be pro rata to shareholders holding CTI common shares which are outstanding as of the record date for the share distribution. The CTI Board has established a distribution ratio of one share of our common stock for every ten CTI common shares outstanding as of the record date. Accordingly, assuming approximately 219.2 million CTI common shares outstanding as of the record date for the share distribution (which was the actual number of CTI common shares outstanding on July 31, 2012), the number of shares of our common stock to be distributed in the share distribution, and the number of shares of our common stock which will be outstanding immediately following the share distribution, will be approximately 21.9 million. The share distribution will not affect the number of outstanding CTI common shares or any rights of CTI’s shareholders.

Treatment of Fractional Shares

The distribution agent will not distribute any fractional shares of our common stock in the share distribution. Instead, as soon as practicable on or after the distribution date, the distribution agent will aggregate fractional shares of our common stock allocable to holders of record into whole shares, sell them in the open market at the prevailing market prices and then distribute the aggregate net cash proceeds ratably to holders of record of CTI Common Shares who would otherwise have received fractional shares of our common stock. The amount of this payment will depend on the prices at which the distribution agent sells the aggregated fractional shares of our common stock in the open market shortly after the distribution date. The distribution agent, in its sole discretion, will determine when, how and at what prices to sell these shares. We will be responsible for payment of any brokerage fees, which we do not expect will be material to us.

Trading of CTI Common Shares Prior to the Share Distribution

It is anticipated that, on or shortly before the record date for the share distribution and continuing up to and including the distribution date, there will be two markets in CTI common shares: a “regular-way” market and an “ex-distribution” market. CTI common shares that trade on the regular-way market will trade with an entitlement to shares of our common stock to be distributed in the share distribution. Shares that trade on the ex-distribution market will trade without an entitlement to shares of our common stock to be distributed in the share distribution. Therefore, if you sell CTI common shares in the regular-way market up to and including the distribution date, you will be selling your right to receive shares of our common stock in the share distribution. However, if you own CTI common shares at the close of business on the record date and sell those shares on the ex-distribution market up to and including the distribution date, you will still receive the shares of our common stock that you would otherwise be entitled to receive pursuant to the share distribution.

Trading and Listing of Our Common Stock

We have applied to list our common stock on NASDAQ under the symbol “CNSI.” We also expect that a “when-issued” market in our common stock may develop on or shortly prior to the record date for the share distribution, and we will announce the when-issued trading symbol when and if it becomes available. When-issued trading refers to a sale or purchase made conditionally because the security has been authorized but not yet issued. The when-issued trading market will be a market for the shares of our common stock that will be distributed to CTI shareholders on the distribution date. If you own CTI common shares at the close of business on the record date for the share distribution, you will be entitled to shares of our common stock distributed pursuant to the share distribution, unless traded in the “regular-way” market as described above. You may trade this entitlement to shares of our common stock, without the CTI common shares you own, on the when-issued market. On the first trading day following the distribution date, we expect that when-issued trading with respect to our common stock will end and regular-way trading will begin.

Relationship of CTI and Comverse Following the Share Distribution

Prior to the share distribution, CTI will enter into a Distribution Agreement and other agreements with us to effect the share distribution and provide a framework for the relationship between CTI and us up to and upon completion of the share distribution. These agreements will provide for the allocation between CTI and us of certain assets, liabilities and obligations attributable to periods prior to the share distribution and will also govern our relationship with CTI subsequent to the share distribution. For a more detailed description of these agreements, see “Certain Relationships and Related Party Transactions—Agreements between CTI and Comverse Relating to the Share Distribution.”

Conditions to the Share Distribution

The share distribution is subject to a number of conditions, including receipt of an opinion with respect to the capital adequacy of CTI and Comverse from a nationally recognized provider of such opinions, final approval of the transaction by the CTI Board, approval of the share distribution by the holders of at least two-thirds of CTI’s common shares, final approval of certain material agreements by the boards of CTI and Comverse and completion of the review process of our registration statement on Form 10 by the SEC. Notwithstanding shareholder approval of the share distribution, the CTI Board may abandon the share distribution without further action by the shareholders, subject to the rights, if any, of third parties under any contract relating to the share distribution.

Certain Material U.S. Federal Income Tax Consequences

This section summarizes certain material U.S. federal income tax consequences to CTI and to the holders of CTI common shares in connection with the share distribution. This summary does not describe all the U.S. federal income tax consequences that may be relevant to the holder in light of its particular circumstance or to holders subject to special rules, such as:

•	dealers and certain traders in securities or currencies,

•	banks, regulated investment companies, real estate investment trusts, and financial institutions,

•	insurance companies,

•	tax-exempt organizations,

•	persons who acquired CTI common shares pursuant to the exercise of employee stock options or otherwise as compensation,

•	persons holding CTI common shares as part of a “straddle,” “hedge,” “conversion” or similar transaction,

•	certain former citizens or long-term residents of the United States,

•	a U.S. Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar, or

•	persons who own CTI common shares through partnerships or other pass-through entities.

In addition, this summary does not address alternative minimum taxes or state, local or foreign taxes.

This section is based on the Internal Revenue Code (or the Code), judicial decisions, final, temporary and proposed Treasury regulations, published rulings and other administrative pronouncements, changes to any of which subsequent to the date of this Information Statement may affect the tax consequences described herein, possibly with retroactive effect.

Please consult your own tax advisor with respect to the U.S. federal, state and local and non-U.S. tax consequences of the share distribution.

Consequences to CTI

In general, a corporation will recognize gain, but not loss, on the distribution of property to its shareholders. CTI expects that its adjusted basis in the Comverse common stock to be distributed will exceed the fair market value of such shares on the distribution date and thus it does not expect to recognize any gain or loss for the share distribution.

U.S. Holders

This subsection describes certain material U.S. income tax consequences to a U.S. Holder. You are a “U.S. Holder” if you are a beneficial owner of CTI common shares and you are:

•	an individual who is a citizen or resident of the United States;

•	a U.S. domestic corporation;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (x) a court within the United States is able to exercise primary supervision over the administration or the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) that has a valid election under applicable Treasury regulations to be treated as a U.S. person.

If you are not a U.S. Holder, this subsection does not apply to you and you should refer to “Non-U.S. Holders” below.

CTI believes that the share distribution is separate from the Verint Merger because, among other reasons, the share distribution is not conditioned upon the occurrence of the Verint Merger and the Verint Merger is conditioned upon a favorable vote of the CTI shareholders. On that basis, the fair market value of the Comverse common shares distributed will generally constitute a dividend, taxable as ordinary income, to the extent of CTI’s current and accumulated earnings and profits, as calculated for U.S. federal income tax purposes. CTI believes that it does not have any accumulated earnings and profits as of the end of its fiscal year ended January 31, 2012. CTI’s current earnings and profits will be determined as of the end of its fiscal year ending January 31, 2013.

In the case of a U.S. Holder of CTI common shares that is an individual, dividend income should generally be subject to U.S. federal income tax at a maximum rate of 15% (provided that certain holding period requirements are met), which rate is scheduled to be increased to 39.6% for dividends received after December 31, 2012. To the extent that the fair market value of the Comverse common shares distributed exceeds a holder’s share of CTI’s current and accumulated earnings and profits, the excess will not constitute a dividend but will instead be treated first as a tax-free return of capital, to the extent of the holder’s adjusted basis in its CTI common stock (with a corresponding reduction in such basis), and thereafter as capital gain. Any capital gain recognized by a U.S. Holder will generally be long-term capital gain if the holder has held its CTI common shares for more than one year. In the case of a U.S. Holder that is an individual, long-term capital gains should generally be subject to U.S. federal income tax at a maximum rate of 15% (which rate is scheduled to be increased to 20% for capital gains recognized after December 31, 2012).

A holder’s tax basis in our common stock received in the share distribution will be equal to the fair market value of our common stock received on the date of the share distribution. Your receipt of cash in lieu of fractional shares of our common stock generally will result in a taxable gain or loss for U.S. federal income tax purposes, but you should consult your own tax advisor as to the receipt of such cash based on your particular circumstances.

If it is determined that the share distribution is not treated as separate from the Verint Merger for U.S. federal income tax purposes, the tax consequences could differ from those described above. Generally, in such a case, a holder of CTI common stock that participates in the Verint Merger would recognize gain in the Verint Merger equal to the lesser of (i) any gain in the holder’s shares of CTI common stock, and (ii) the fair market value of the Comverse common stock received with respect to the holder’s shares of CTI common stock in the share distribution. The tax consequences to each U.S. Holder, including whether any such gain is capital or treated as a dividend, however, will depend, among other things, on the holder’s particular circumstances (including whether the holder participates in the Verint Merger), and each holder should consult the holder’s own tax advisor as to the holder’s tax consequences based on such circumstances.

Dividends Received Deduction

Corporate shareholders of CTI should be eligible for the dividends received deduction provided by Section 243(a)(1) of the Code equal to 70% of the amount of the share distribution to the extent treated as a dividend as described above (subject to certain holding period requirements).

The benefit of the dividends received deduction to a corporate holder of CTI common shares may be effectively reduced or eliminated by operation of the “extraordinary dividend” provisions of section 1059 of the Code, which require the U.S. corporate recipient to reduce its adjusted tax basis in its stock by the amount excluded from income as a result of the dividends received deduction in certain circumstances. Corporate holders of CTI common shares should consult their tax advisors to determine whether the extraordinary dividend provisions of Section 1059 of the Code could apply to the share distribution. In addition, the dividends received deduction is reduced or eliminated for a U.S. corporate recipient that has indebtedness that is “directly attributable” to its investment in CTI common shares.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trust that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year (or, in the case of a trust or estate, the “undistributed net investment income” for such year) and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year (or, in the case of a trust or estate, adjusted gross income as defined in Section 67(e) of the Code) over a certain threshold (which, in the case of individuals, will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividend income and capital gains, unless such dividend income or capital gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, estates or trusts should consult their tax advisor regarding the applicability of the Medicare tax to their income and gains.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to the share distribution to U.S. Holders that are not exempt recipients (such as corporations). A backup withholding tax, currently at a rate of 28% and scheduled to be increased to 31% after December 31, 2012, will apply to such payments if the U.S. Holder (i) fails to provide to CTI or its distribution agent a taxpayer identification number, (ii) furnishes an incorrect taxpayer identification number, (iii) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the IRS that it is subject to backup withholding.

If necessary to satisfy any withholding obligations, the distribution agent will hold back a certain number of shares of our common stock (and proceeds from sale of such shares) and sell those shares on the market. Such U.S. Holders will recognize short-term capital gain or loss, equal to the difference between the sale price of shares withheld and sold and the fair market value of such shares upon the share distribution.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.

Appraisal Rights

For U.S. federal income tax purposes, if a U.S. Holder tenders and sells CTI common stock for cash pursuant to the rights described under “Appraisal Rights”, such transaction will be treated either as a “sale or exchange” of the shares by such U.S. Holder or as a “distribution” by CTI with respect to such U.S. Holder’s shares. As described below, the specific treatment will depend, in part, upon the U.S. Holder’s particular circumstances.

Under Section 302 of the Code, a U.S. Holder whose CTI common shares are sold for cash pursuant to the exercise of appraisal rights will be treated as having engaged in a “sale or exchange” of such shares and, thus, will recognize gain or loss if the transaction (1) results in “complete termination” of such U.S. Holder’s equity interest in CTI, (2) has the effect of a “substantially disproportionate” distribution by CTI with respect to such U.S. Holder or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder (collectively referred to as the “Section 302 tests”). In determining whether any of the Section 302 tests are satisfied, a U.S. Holder must take into account not only the CTI common shares actually owned by the U.S. Holder, but also CTI common shares that are constructively owned by such holder within the meaning of Section 318 of the Code. Under Section 318 of the Code, a U.S. Holder may be treated as constructively owning shares that are actually owned, and in some cases constructively owned, by certain related individuals and certain entities in which the U.S. Holder has an interest or that have an interest in the U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option or by the conversion or exchange of a security.

If a U.S. Holder is treated as having engaged in a “sale or exchange” of its shares under any of the Section 302 tests described above, the U.S. Holder will recognize capital gain or loss equal to the difference, if any, between the cash received by such U.S. Holder and such U.S. Holder’s adjusted tax basis in the shares exchanged therefor. If a U.S. Holder who sells shares pursuant to the exercise of appraisal rights is not treated under Section 302 of the Code as having engaged in a “sale or exchange” of its shares, then the amount realized by a U.S. Holder will be treated as a distribution by CTI with respect to such U.S. Holder’s shares, taxable as described under the heading “U.S. Holders.”

Non-U.S. Holders

The following is a general discussion of the material U.S. federal income tax consequences to Non-U.S. Holders of CTI common shares in connection with the share distribution. A “Non-U.S. Holder” is an individual, corporation, trust or estate that is a beneficial owner of CTI common shares, holds such shares as a capital asset and is not a U.S. Holder.

U.S. Trade or Business Income

For purposes of the discussion below, dividends and gain in respect of the share distribution will be considered “U.S. trade or business income” to a Non-U.S. Holder if such dividends or gains are:

•	effectively connected with the Non-U.S. Holder’s conduct of a U.S trade or business; or

•	in the case of a treaty resident, attributable to a U.S. permanent establishment (or in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States.

Generally, U.S. trade or business income is subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates. Moreover, U.S. trade or business income received by a Non-U.S. Holder that is a corporation may, under specific circumstances, be subject to an additional tax—the “branch profits tax”—at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

Share Distribution

As discussed above, on the basis that the share distribution is separate from, and not integrated with, the Verint Merger, the fair market value of the Comverse common shares distributed will generally constitute a dividend to the extent CTI’s current and accumulated earnings and profits, as calculated for U.S. federal income tax purposes. To the extent that the fair market value of the Comverse common shares distributed exceeds a holder’s share of CTI’s current and accumulated earnings and profits, the excess will not constitute a dividend but will instead be treated first as a return of capital, to the extent of the holder’s adjusted basis in its CTI common shares (with a corresponding reduction in such basis), and thereafter as capital gain.

Dividends paid to a Non-U.S. Holder generally are subject to withholding of U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). However, if such dividends are U.S. trade or business income, they are not subject to withholding, provided the Non-U.S. Holder provides the certification described below.

In order to secure an exemption from withholding or a reduction in the rate of withholding, a Non-U.S. Holder must provide to us or our distribution agent, prior to the share distribution, a properly executed IRS form. In the case of a claimed exemption by reason of U.S. trade or business income, the required form is IRS Form W-8ECI (or any successor form specified by the IRS). In the case of a claimed exemption from or reduction in the rate of withholding on the grounds of an applicable income tax treaty, the required form is IRS Form W-8BEN. A Non-U.S. Holder that claims benefits under an applicable tax treaty may, in certain circumstances, in lieu of providing the required IRS Form, claim treaty benefits by demonstrating residence in a foreign jurisdiction by providing documentation issued by the government of such jurisdiction. Also, applicable Treasury regulations require special procedures for payments through qualified intermediaries.

If necessary to satisfy any withholding obligations, the distribution agent will hold back a certain number of shares of our common stock (and proceeds from sale of such shares) and sell those shares on the market.

Except as described below under the foregoing discussion concerning backup withholding, gain realized by a Non-U.S. Holder on the share distribution (including gain realized on the sale of fractional shares and shares held back by the distribution agent) generally will not be subject to U.S. federal income tax or withholding, unless:

•	the gain is U.S. trade or business income;

•

subject to certain exceptions, the Non-U.S. Holder is an individual who holds CTI common shares as a capital asset, is present in the United States for 183 days or more in the taxable year of the share distribution and meets certain other requirements; or

•

CTI is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the share distribution and the Non-U.S. Holder’s holding period in the CTI common shares, and the Non-U.S. Holder does not fall within a de minimis exemption.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such holder were a resident of the United States. A Non-U.S. Holder that is a corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by U.S.-source capital losses from the same taxable year (even though the individual is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

We believe that we have not been and are not currently a U.S. real property holding corporation.

If it is determined that the share distribution is not treated as separate from the Verint Merger for U.S. federal income tax purposes, the tax consequences could differ from those described above. Generally, in such a case, a holder of CTI common stock that participates in the Verint Merger would recognize gain in the Verint Merger equal to the lesser of (i) any gain in the holder’s shares of CTI common stock, and (ii) the fair market value of the Comverse common stock received with respect to the holder’s shares of CTI common stock in the share distribution. The tax consequences to each Non-U.S. Holder, including whether any such gain is capital or treated as a dividend, in each case with the tax consequences described above, however, will depend, among other things, on the holder’s particular circumstances (including whether the holder participates in the Verint Merger), and each holder should consult the holder’s own tax advisor as to the holder’s tax consequences based on such circumstances.

Information Reporting and Backup Withholding

We must provide information returns to the IRS and to each Non-U.S. Holder concerning any dividend that has been paid to such Non-U.S. Holder. In addition, a specific treaty or other agreement may require that copies of these information returns be made available to the tax authorities of the foreign jurisdiction in which the Non-U.S. Holder resides. Treasury regulations provide that backup withholding (currently at a rate of 28% and scheduled to be increased to 31% after December 31, 2012) and certain information reporting will not apply to the share distribution provided that the Non-U.S. Holder, prior to the share distribution, provides a properly executed IRS Form W-8BEN certifying that the Non-U.S. Holder is not a U.S. person, or otherwise establishes an exemption, and provided that neither we nor our distribution agent have actual knowledge, or reason to know, that the purported Non-U.S. Holder is actually a U.S. person or that the conditions of any other exemption are not in fact satisfied.

The making of the share distribution to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the Non-U.S. Holder, prior to the share distribution, certifies as to its non-U.S. status under penalties or perjury or otherwise establishes an exemption, and provided that the broker does not have actual knowledge, or reason to know, that the purported Non-U.S. Holder is actually a U.S. person or that the conditions of any other exemption are not in fact satisfied. The making of the share distribution to or through a non-U.S. office of a non-U.S. broker, will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S.-related person”). The making of the share distribution to or through a non-U.S. office of a broker that is either a U.S. person or a U.S.-related person, will not be subject to backup withholding but will be subject to information reporting on the distribution unless the broker, prior to the share distribution, (a) has documentary evidence in its files that the owner is a Non-U.S. Holder, and (b) has no knowledge, or reason to know, to the contrary.

If necessary to satisfy any withholding obligations, the distribution agent will hold back a certain number of shares of our common stock (and proceeds from sale of such shares) and sell those common shares on the market.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.

The preceding discussion of certain material U.S. federal income tax consequences is general information only and is not tax advice. Accordingly, each holder of CTI common shares should consult that holder’s own tax advisor as to the particular tax consequences to that holder of the share distribution, including the applicability and effect of any state, local or non-U.S. tax laws and of any changes or proposed changes to applicable law.

Regulatory Matters Related to the Share Distribution

Approval of the share distribution is being sought from the holders of CTI common shares at a Special Meeting of CTI’s shareholders. In connection with and prior to the Special Meeting, CTI will be distributing the CTI Proxy Statement to all holders of CTI’s common shares. The CTI Proxy Statement will contain a proxy and will describe the procedures for voting your CTI common shares and other details regarding the Special Meeting. In addition, we are required to file with the SEC a registration statement on Form 10 together with certain exhibits thereto, including the final version of this Information Statement to be delivered to CTI shareholders holding CTI common shares on the record date for the share distribution, in order to register our common stock under the Exchange Act.

Apart from the matters described above, CTI is not aware of any other material state or federal regulatory requirements or approvals that must be complied with or obtained in connection with the share distribution.

Appraisal Rights

If the share distribution is completed, you will have certain rights under New York law to dissent and demand appraisal of, and payment in cash of the fair value of, your CTI common shares. Any holder of CTI common shares who does not vote in favor of the share distribution, demands appraisal of such CTI common shares and complies with the applicable provisions of New York law will not be entitled to receive the shares of our common stock distributed in the share distribution. Such appraisal rights, if the statutory procedures are complied with, will lead to a judicial determination of the fair value (excluding any increase or decrease in value arising from the completion or expectation of the share distribution) required to be paid in cash to such dissenting shareholders for their CTI common shares. The value so determined could be more or less than, or the same as, the combined market prices of Comverse common stock and CTI common shares after the share distribution. Any shares of our common stock allocable to holders of CTI common shares that properly exercise appraisal rights will be contributed to us by CTI. See “Appraisal Rights.”

Treatment of Stock-Based Awards

In connection with the share distribution, CTI’s equity based-compensation awards will generally be treated as follows:

Stock Option Awards

CTI options will be adjusted as described below based on (1) the optionholder’s employer following the share distribution and (2) whether the CTI options have an exercise price that is (A) less than $10.52 per share (referred to as the Group A options) or (B) equal to or greater than $10.52 per share (referred to as the Group B options).

As of the distribution date, CTI options (Group A and Group B) held by our officers and employees will be converted into options for shares of our common stock. As of the distribution date, CTI options (Group A and Group B) held by CTI employees and by Verint employees will remain CTI options. In the event that Starhome is contributed to us and the Starhome Disposition is not completed by the distribution date, any outstanding CTI options (Group A and Group B) held by Starhome officers and employees will be converted into options for shares of our common stock and will be treated in the same manner as CTI options held by our officers and employees, as described below.

We expect that, as of the distribution date, there will be outstanding Group A options to purchase approximately 1,636,205 CTI common shares. Currently, our officers and employees hold Group A options to purchase 1,606,643 CTI common shares, CTI employees hold options to purchase 20,562 CTI common shares and our consultants hold options to purchase 9,000 CTI common shares. The exercise price of the Group A options held by our employees will be adjusted such that the exercise price will equal one hundred percent (100%) of the published closing trading price of a share of our common stock on the NASDAQ Stock Exchange on the distribution date. The number of shares of our common stock subject to the Group A options will be adjusted such that for each award, the aggregate Black-Scholes value of the Group A options immediately after the distribution date is equal to the aggregate Black-Scholes value of the Group A options immediately before the distribution date. The adjusted Group A options will have a new term of ten years beginning on the distribution date. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the Group A options will remain the same, including continued vesting pursuant to the current terms of the awards.

We expect that, as of the distribution date, there will be outstanding Group B options to purchase approximately 1,787,263 CTI common shares held by our officers and employees. Currently, our officers and employees hold Group B options to purchase 1,686,838 CTI common shares, CTI employees hold options to purchase 69,550 CTI common shares and our consultants hold options to purchase 30,875 CTI common shares. The exercise price of the Group B options will be adjusted such that the exercise price will equal two hundred percent (200%) of the published closing trading price of a share of our common stock on the NASDAQ Stock Exchange on the distribution date. The number of shares of our common stock subject to the Group B options will be adjusted such that for each award the aggregate Black-Scholes value of the Group B Options immediately after the distribution date is equal to the aggregate Black-Scholes value of the Group B options immediately before the distribution date. The adjusted Group B options will have a remaining term that is the same as the existing option term. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the Group B options will remain the same, including continued vesting pursuant to the current terms of the awards.

The exercise price and the number of shares underlying CTI options held by CTI officers and employees and Verint officers and employees will be adjusted as described above for the Group B options (as all such options have an exercise price that is equal to or greater than $10.52 per share) except that these optionholders will retain options to purchase CTI common shares and will be adjusted such that the exercise price will equal two hundred percent (200%) of the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded the “regular way”) on the distribution date. Any fractional shares resulting from the adjustment will be rounded up to the nearest whole share. All other terms of the options will remain the same, including continued vesting pursuant to the current terms of the awards.

Currently, there are no CTI options that are “in the money,” (i.e., where the exercise price is less than the trading price of the CTI stock). However, in the event that any CTI options are in the money on the distribution date due to changes in the CTI stock price, such options will be adjusted or replaced (based on the employer of such officer or employee as described above) in a manner that preserves the aggregate in-the-money value of such options.

Unvested Restricted Stock Units (RSUs) and Unvested Deferred Stock Units (DSUs)

We expect that as of the distribution date, unvested CTI RSUs and unvested CTI DSUs held by our officers and employees will be replaced with our DSUs and RSUs. Following the distribution date, the number of shares of our common stock underlying the replaced RSUs and DSUs will be equal to (1) the number of CTI common shares underlying the CTI RSUs and CTI DSUs held as of the distribution date multiplied by (2) a ratio, the numerator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded the “regular way”) on the day prior to the distribution date and, the denominator of which is equal to the published closing trading price of a share of our common stock on the NASDAQ Stock

Exchange on the distribution date. In lieu of issuing fractional RSUs or DSUs, a cash payment equal to the value of the fractional share, if any, will be made to the holder. All other terms and conditions of our RSUs and DSUs will remain the same, including continued vesting pursuant to the current terms of the awards.

As of the distribution date, unvested CTI RSUs and unvested CTI DSUs held by CTI directors, officers and employees will remain CTI RSUs or CTI DSUs. Following the distribution date, the number of CTI common shares underlying the CTI RSUs and CTI DSUs will be equal to (1) the number of CTI shares of common stock underlying the CTI RSUs and CTI DSUs held as of the distribution date multiplied by (2) a ratio, the numerator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded the “regular way”) on the day prior to the distribution date and, the denominator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded “ex-dividend”) on the distribution date. In lieu of issuing fractional RSUs or DSUs, a cash payment equal to the value of the fractional share, if any, shall be made to the holder. All other terms of the CTI RSUs and CTI DSUs will remain the same, including vesting pursuant to the current terms of the awards.

Reason for Furnishing this Information Statement

This Information Statement is being furnished solely to provide information to CTI shareholders who will receive shares of our common stock in the share distribution. It is not to be construed as an inducement or encouragement to buy or sell any of our securities or any securities of CTI, nor is it to be construed as a solicitation of proxies for the proposed distribution or any other matter. A separate CTI Proxy Statement is being distributed to CTI shareholders in connection with the Special Meeting to be held to approve the share distribution. We believe that the information contained in this Information Statement is accurate as of the date set forth on the cover. Changes to the information contained in this Information Statement may occur after that date, and neither we nor CTI undertake any obligation to update the information except in the normal course of our respective public disclosure obligations and practices.

DIVIDEND POLICY

Holders of shares of our common stock are entitled to receive dividends when, or if, declared by our Board out of funds legally available for that purpose. Future dividends will be dependent on our earnings, financial condition, cash flow and business requirements, as determined by our Board. We cannot assure you that we will pay any dividends in the future, continue to pay any dividends if we do commence the payment of dividends, or that if we do decide to pay dividends, what the amount of dividends will be or that we will have sufficient surplus under Delaware law to be able to pay any dividends.

In addition, the ability of our Israeli subsidiaries to pay dividends is subject to limitations under Israeli law and dividends paid, or loans extended, by Israeli subsidiaries may be subject to tax. For a more detailed discussion, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Guarantees and Restrictions on Access to Subsidiary Cash—Dividends from Subsidiaries.”

CAPITALIZATION

The following table presents our cash and cash equivalents and capitalization as of April 30, 2012 on a historical basis and on a pro forma basis to give effect to the Starhome Disposition, the share distribution and the related transactions described in the notes to our unaudited pro forma combined balance sheet as if the Starhome Disposition, share distribution and the related transactions had occurred on April 30, 2012. The historical information presented in the table below is derived from the interim condensed combined financial statements appearing elsewhere in this Information Statement. You should read the information presented below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Combined Financial Statements” and the combined financial statements appearing elsewhere in this Information Statement

We are providing the information presented in the table below for informational purposes only. It should not be construed to be indicative of our cash and cash equivalents, capitalization or financial condition had the share distribution and related transactions been completed on April 30, 2012. Further, the information presented in the table below may not reflect our capitalization or financial condition that would have resulted had we been operating as a separate, independent entity at that date and is not necessarily indicative of our future cash and cash equivalents, capitalization or financial condition.

	As of April 30, 2012
	Historical	Pro Forma
	(UNAUDITED)
	(In thousands, except share data)

Cash and cash equivalents	$113,985	$168,985 (1)

Capitalization:
Long-term debt:
Note payable to CTI	$9,139	$—
Equity:
Common stock, $0.01 par value, 100,000,000 authorized, 21,904,583 issued and outstanding on a pro forma basis	—	219
Additional paid-in capital	—	—
Net investment of CTI	(139,302)	—
Accumulated deficit	—	(68,979)
Accumulated other comprehensive income	21,415	21,415

Total equity	(117,887)	(47,345)

Total capitalization	$(108,748)	$(47,345)

(1)	Reflects our estimate of anticipated receipt of a cash contribution of $55.0 million from CTI concurrently with or prior to the share distribution. Excludes (i) $5.0 million expected to be held in escrow pursuant to the terms of the Starhome Share Purchase Agreement, which CTI will contribute to us concurrently with or prior to the share distribution and (ii) $25.0 million that CTI will contribute to us upon completion of the Verint Merger by placing such funds in escrow to support indemnification claims to the extent made against us by Verint.

SELECTED HISTORICAL FINANCIAL DATA

The following table presents selected historical combined financial data as of April 30, 2012 and for the three months ended April 30, 2012 and 2011 and as of and for the fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008. The selected historical combined financial data as of April 30, 2012 and for the three months ended April 30, 2012 and 2011 were derived from the interim unaudited condensed combined financial statements appearing elsewhere in this Information Statement. In the opinion of management, the interim unaudited condensed combined financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth in those statements. Our results of operations for the three months ended April 30, 2012 are not necessarily indicative of the results that can be expected for the full year or any future period. The selected historical combined financial data as of January 31, 2012 and 2011 and for the fiscal years ended January 31, 2012, 2011 and 2010 were derived from the audited combined financial statements appearing elsewhere in this Information Statement. The selected historical combined financial data as of January 31, 2010, 2009 and 2008 and for the fiscal years ended January 31, 2009 and 2008 were derived from our unaudited annual combined financial statements that are not included in this Information Statement. Our historical financial statements combine, on the basis of common control, the results of operations and financial position of Comverse, Inc. and its subsidiaries with Exalink Ltd., a CTI wholly-owned subsidiary that will be contributed to us by CTI immediately prior to the share distribution. Other than holding certain intellectual property rights, Exalink Ltd. has no operations. See note 1 to the interim condensed combined financial statements and the audited combined financial statements appearing elsewhere in this Information Statement. Our financial information reflects historical results and may not be indicative of our future performance.

The comparability of the selected historical combined financial data as of April 30, 2012 and for the three months ended April 30, 2012 and 2011 and as of and for the fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008 has been materially affected primarily by significant compliance-related professional fees and compliance-related compensation and other expenses recorded for each of the fiscal periods presented in connection with the investigations conducted by a Special Committee of the CTI Board and remediation of material weaknesses, evaluations of our revenue recognition practices and the preparation of our financial information as part of CTI’s efforts to become current in periodic reporting obligations under the federal securities laws, the impairment of goodwill and intangible assets in each of the fiscal years ended January 31, 2009 and 2008, and our adoption of accounting guidance relating to revenue recognition effective for fiscal periods commencing February 1, 2011. For more information relating to CTI’s Special Committee and its investigations, see “Business—Legal Proceedings—Proceedings Related to CTI’s Special Committee Investigations,” note 15 to the interim condensed combined financial statements and note 23 to the audited combined financial statements appearing elsewhere in this Information Statement. The selected combined financial data presented should be read together with the section of this Information Statement captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the combined financial statements appearing elsewhere in this Information Statement.

	Three Months Ended April 30,		Fiscal Years Ended January 31,
	2012	2011	2012	2011	2010	2009	2008
	(UNAUDITED)					(UNAUDITED)	(UNAUDITED)
	(In thousands)
Combined Statement of Operations Data:
Total revenue(1)	$137,750	$163,764	$771,157	$862,836	$794,787	$920,605	$1,093,229
(Loss) income from operations(2)(3)	(22,883)	(37,675)	11,442	(59,776)	(214,216)	(160,243)	(258,656)
Net loss(2)(3)	(26,597)	(42,452)	(20,648)	(92,741)	(221,970)	(76,841)	(255,734)

		As of January 31,
	As of April 30, 2012	2012	2011	2010	2009	2008
	(UNAUDITED)			(UNAUDITED)	(UNAUDITED)	(UNAUDITED)
	(In thousands)
Combined Balance Sheet Data:
Total assets	$801,870	$853,213	$1,004,183	$1,278,752	$1,507,399	$1,866,724
Indebtedness, including note payable to CTI	9,139	8,536	13,019	—	—	—

(1)	Total revenue for the fiscal year ended January 31, 2012 includes an additional $48.9 million of revenue recognized as a result of the adoption of revenue recognition guidance issued by the Financial Accounting Standards Board (or the FASB) and effective for us for fiscal periods commencing February 1, 2011. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Executive Summary—Adoption of New Revenue Recognition Guidance.”
(2)	For the three months ended April 30, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008, we recorded compliance-related professional fees of $(0.1) million, $12.6 million, $10.9 million, $82.1 million, $113.3 million, $32.3 million and $43.0 million, respectively.
(3)	For the three months ended April 30, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008, we recorded compliance-related compensation and other expenses of $1.1 million, $2.0 million, $6.7 million, $4.5 million, $10.7 million, $11.9 million and $35.5 million, respectively.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the share distribution and the related transactions described below based on assumptions and adjustments set forth in the accompanying notes. Pursuant to the Verint Merger Agreement, the Verint Merger is subject to certain conditions, including that CTI dispose of its interest in Starhome prior to the consummation of the merger. On August 1, 2012, CTI and other shareholders of Starhome entered into the Starhome Share Purchase Agreement with Fortissimo, providing for the Starhome Disposition. The Starhome Disposition is expected to close in October 2012. If the closing of the Starhome Distribution does not occur by October 19, 2012, either the Starhome shareholders or Fortissimo may terminate the Starhome Share Purchase Agreement. See “Summary—Recent Developments-Merger of Verint and CTI.” In addition, CTI is currently evaluating the contribution of its interest in Starhome, including its rights and obligations under the Starhome Share Purchase Agreement, to us prior to the October 19, 2012 termination date.

The unaudited pro forma combined financial statements presented below consist of an unaudited pro forma combined balance sheet as of April 30, 2012 and unaudited pro forma combined statements of operations for the three months ended April 30, 2012 and the fiscal year ended January 31, 2012. The following unaudited pro forma combined financial statements should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical combined financial statements appearing elsewhere in this Information Statement.

The unaudited pro forma combined financial statements have been derived from our historical combined financial statements appearing elsewhere in this Information Statement and are not intended to be a complete presentation of our financial condition or results of operations had the share distribution and related transactions occurred as of that date and for the period presented. In addition, they are provided for illustrative and informational purposes only and are not necessarily indicative of our future financial condition or results of operations as an independent, publicly-traded company. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable, that reflect the expected impacts of events directly attributable to the share distribution and related transactions, and that are factually supportable and for purposes of the statement of operations, are expected to have a continuing impact. However, such adjustments are subject to change based on the finalization of the terms of the share distribution and related transactions.

The unaudited pro forma combined balance sheet as of April 30, 2012 has been prepared as if the share distribution and related transactions occurred on April 30, 2012. The unaudited pro forma combined statements of operations for the three months ended April 30, 2012 and the fiscal year ended January 31, 2012 have been prepared as if the share distribution and related transactions had occurred as of February 1, 2011.

The unaudited pro forma combined financial statements give effect to the following significant transactions:

•	the distribution of one share of our common stock for every ten CTI common shares outstanding as of the record date;
•	cash and asset capital contributions by CTI; and
•	the settlement of borrowings under a note payable by us to CTI dated January 11, 2011 through a capital contribution to our equity by CTI.

We do not expect to record any stock-based compensation expense in connection with the treatment of outstanding share-based awards in connection with the share distribution. See “The Share Distribution—Treatment of Stock-Based Awards.”

The following unaudited pro forma combined financial statements do not give pro forma effect to:

•	estimated transaction costs associated with the share distribution of $30.9 million, which will be paid by CTI;
•

the settlement through a capital contribution to our equity by CTI of borrowings under a $25.0 million revolving loan agreement with CTI dated May 9, 2012. As of the date hereof, $9.0 million of borrowings were outstanding under such agreement. Any borrowings contributed will have the effect of reducing CTI’s cash capital contribution presented as a pro forma adjustment to cash and cash equivalents in the unaudited pro forma combined balance sheet; and

•

estimated incremental annual aggregate costs of $16.5 million associated with operating as an independent, publicly-traded company, including accounting and financial reporting, legal, investor relations, treasury and information technology expenses.

Unaudited Pro Forma Combined Balance Sheet as of April 30, 2012

	Historical	Pro forma adjustments	Note	Pro forma
	(In thousands, except share and per share data)
ASSETS
Current Assets:
Cash and cash equivalents	$113,985	$55,000	a	$168,985
Restricted cash and bank time deposits	28,674	—		28,674
Accounts receivable, net	144,678	—		144,678
Inventories	31,695	—		31,695
Deferred cost of revenue	31,548	—		31,548
Deferred income taxes	8,395	—	j	8,395
Prepaid expenses and other current assets	47,103	—		47,103
Receivables from affiliates	2,890	—		2,890

Total current assets	408,968	55,000		463,968
Property and equipment, net	42,907	1,501	b	44,408
Goodwill	155,825	—		155,825
Intangible assets, net	17,984	—		17,984
Deferred cost of revenue	102,240	—		102,240
Deferred income taxes	9,461	—	j	9,461
Other assets	64,485	5,000	c
		785	d	70,270

Total assets	$801,870	$62,286		$864,156

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$184,923	$883	e	$185,806
Deferred revenue	346,542	—		346,542
Deferred income taxes	8,765	—	j	8,765
Income taxes payable	2,870	—		2,870

Total current liabilities	543,100	883		543,983
Deferred revenue	181,477	—		181,477
Deferred income taxes	40,980	—	j	40,980
Notes payable to CTI	9,139	(9,139)	f	—
Other long-term liabilities	145,061	—	j	145,061

Total liabilities	919,757	(8,256)		911,501

Equity:
Common stock, $0.01 par value—authorized, 100,000,000 shares; issued and outstanding 21,904,583 shares on pro forma basis	—	219	g	219
Additional paid-in capital	—	—	g	—
Net investment of CTI	(139,302)	60,000	a,c
		1,501	b
		785	d
		(883)	e
		9,139	f
		68,760	g	—
Accumulated deficit		(68,979)	g	(68,979)
Accumulated other comprehensive income	21,415	—		21,415

Total Comverse Inc. stockholders’ equity	(117,887)	70,542		(47,345)

Total liabilities and equity	$801,870	$62,286		$864,156

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Three Months Ended April 30, 2012

	Historical	Pro forma adjustments	Note	Pro forma
	(In thousands, except share and per share data)
Revenue:
Product revenue	$47,586	$—		$47,586
Service revenue	90,164	—		90,164

Total revenue	137,750	—		137,750

Costs and expenses:
Product costs	25,833	—		25,833
Service costs	69,590	—		69,590
Research and development, net	19,072	—		19,072
Selling, general and administrative	45,458	49	h	45,507
Other operating expenses:
Restructuring charges	680	—		680

Total costs and expenses	160,633	49		160,682

Loss from operations	(22,883)	(49)		(22,932)
Interest income	222	—		222
Interest expense	(196)	—		(196)
Interest expense on note payable to CTI	(109)	109	i	—
Other expense, net	(1,437)	—		(1,437)

Loss before income tax provision	(24,403)	60		(24,343)
Income tax provision	(2,194)	—	j	(2,194)

Net loss	$(26,597)	$60		$(26,537)

Common shares			k	21,904,583

Loss per share: Basic and diluted			k	$(1.21)

Unaudited Pro Forma Combined Statement of Operations

for the Fiscal Year Ended January 31, 2012

	Historical	Pro forma adjustments	Note	Pro forma
	(In thousands, except share and per share data)
Revenue:
Product revenue	$276,459	$—		$276,459
Service revenue	494,698	—		494,698

Total revenue	771,157	—		771,157

Costs and expenses:
Product costs	136,024	—		136,024
Service costs	332,843	—		332,843
Research and development, net	94,238	—		94,238
Selling, general and administrative	175,882	202	h	176,084
Other operating expenses:
Restructuring charges	20,728	—		20,728

Total costs and expenses	759,715	202		759,917

Income from operations	11,442	(202)		11,240
Interest income	1,755	—		1,755
Interest expense	(953)	—		(953)
Interest expense on note payable to CTI	(409)	409	i	—
Other expense, net	(7,192)	—		(7,192)

Income before income tax provision	4,643	207		4,850
Income tax provision	(25,291)	—	j	(25,291)

Net loss	$(20,648)	$207		$(20,441)

Common shares			k	21,904,583

Loss per share: Basic and diluted			k	$(0.93)

Notes to Unaudited Pro Forma Combined Financial Statements

Adjustments to Unaudited Pro Forma Combined Balance Sheet:

a.	Reflects receipt by us of a cash contribution by CTI concurrently with or prior to the share distribution, including $32.4 million of net cash consideration expected to be received by CTI upon the consummation of the Starhome Disposition.

b.	Reflects the contribution to us of property and equipment by CTI, at CTI book value, concurrently with or prior to the share distribution. The assets primarily consist of equipment, software and leasehold improvements of facilities.

c.	Reflects the contribution by CTI to us of the net cash consideration to be held in escrow pursuant to the terms of the Starhome Share Purchase Agreement, classified as long-term restricted cash. Does not give effect to $25.0 million that CTI will contribute to us upon completion of the Verint Merger by placing such funds in escrow to support indemnification claims to the extent made against us by Verint. See “Summary—Recent Developments—Merger of Verint and CTI.”

d.	Reflects the transfer to us of lease deposits from CTI concurrently with or prior to the share distribution.

e.	Reflects the assumption by us of employee-related liabilities attributable to employees that will be transferred to us from CTI concurrently with or prior to the share distribution.

f.	Reflects the settlement of borrowings under a note payable by us to CTI through a capital contribution to our equity by CTI concurrently with or prior to the share distribution.

g.	Reflects the reclassification of net investment of CTI into common stock and additional paid-in capital. Our common stock held by CTI will be converted into approximately 21.9 million shares of our common stock with $0.01 par value per share, additional paid-in capital and accumulated deficit. The number of shares of our common stock estimated to be outstanding following the distribution is based on the number of shares of common stock of CTI outstanding as of April 30, 2012, adjusted for the distribution ratio of one share of our common stock for every ten shares of CTI common stock.

Adjustments to Unaudited Pro Forma Combined Statement of Operations:

h.	Reflects incremental depreciation related to property and equipment of CTI that will be contributed to us concurrently with or prior to the share distribution.

i.	Reflects the elimination of interest expense on borrowings under a note payable by us to CTI that will be settled through a capital contribution to our equity by CTI concurrently with or prior to the share distribution.

j.	Reflects the tax effect of the pro forma adjustments to the “Unaudited Pro forma Combined Balance Sheet” and “Unaudited Pro forma Combined Statement of Operations,” as discussed above. The tax effect has been calculated using the statutory tax rate in effect in the respective jurisdictions adjusted to 0% for the impact of non-deductible items and the utilization or creation of valuation allowances.

k.	The number of shares used to compute pro forma basic earnings per share is based on the number of shares of our common stock estimated by management to be outstanding on the distribution date, as discussed further in Note g above. Management’s estimate is based on the number of CTI common shares outstanding on April 30, 2012 and a distribution ratio of one share of our common stock for every ten CTI common shares outstanding. As of the distribution date, CTI options held by our officers and employees and CTI officers and employees who become our officers or employees will be converted into options for shares of our common stock. The number of stock options for our common stock resulting from this conversion will be based on the Black-Scholes value of outstanding awards at the time of issuance. Therefore, the number of stock options resulting from the conversion will depend on the exercise price of CTI stock options and the market value of both our and CTI at that date, among other inputs. As a result of the net losses during the three months ended April 30, 2012 and the fiscal year ended January 31, 2012, the effect of stock-based awards is antidilutive.

CTI is currently evaluating contributing Starhome to us. If contributed, it is expected that Starhome would be presented as discontinued operations in our historical combined financial statements because management believes the Starhome Disposition to be probable. For the three months ended April 30, 2012 and the fiscal year ended January 31, 2012, Starhome had total revenue of $10.8 million and $45.0 million, respectively, income from operations of $0.5 million and $7.8 million, respectively, and net income of $0.5 million and $7.6 million, respectively. As of April 30, 2012, Starhome’s total assets (including CTI’s goodwill of $7.6 million attributable to Starhome) were $52.4 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with the sections of this Information Statement captioned “Business,” “Selected Historical Financial Data,” and the combined financial statements and related notes appearing elsewhere in this Information Statement. This discussion and analysis contains forward-looking statements based on current expectations relating to future events and our future financial performance that involve risks and uncertainties. See “Cautionary Statement Concerning Forward-Looking Statements.” Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under the section of this Information Statement captioned “Risk Factors,” and elsewhere in this Information Statement.

The Share Distribution

On January 11, 2012, CTI announced its plan to spin-off our company as an independent, publicly-traded company, to be accomplished by means of a pro rata distribution of 100% of our outstanding common shares to CTI’s shareholders.

Upon completion of the share distribution, each holder of CTI common shares outstanding as of the record date for the share distribution will be entitled to receive one share of our common stock for every ten CTI common shares held thereby, subject, if necessary, to the holdback of a certain number of shares of our common stock by the distribution agent to satisfy any withholding obligations. Following the share distribution, CTI will no longer hold any of our outstanding capital stock, all of which will be held by CTI shareholders as of the record date, and we will be an independent, publicly-traded company.

The share distribution is subject to a number of conditions, including receipt of an opinion with respect to the capital adequacy of CTI and Comverse from a nationally recognized provider of such opinions, final approval of the transaction by the CTI Board, the approval of the share distribution by holders of at least two-thirds of CTI’s common shares, final approval of certain material agreements by the boards of each of CTI and Comverse and completion of the review process of our registration statement on Form 10 by the SEC.

Immediately prior to the share distribution, CTI will contribute to us Exalink Ltd., its wholly-owned subsidiary. Other than holding certain intellectual property rights, Exalink Ltd. has no operations. Our historical financial statements combine, on the basis of common control, the results of operations and financial position of Comverse, Inc. and its subsidiaries with Exalink Ltd. See note 1 to the interim condensed combined financial statements and the audited combined financial statements appearing elsewhere in this Information Statement.

Following the share distribution, we and CTI will operate independently, and neither will have any ownership interest in the other. In order to govern certain ongoing relationships between CTI and us after the share distribution and to provide mechanisms for an orderly transition, we intend to enter into agreements with CTI pursuant to which certain services and rights will be provided for following the share distribution, and we will indemnify each other against certain liabilities arising from our respective businesses and the services that will be provided under such agreements.

Subsequent to the share distribution, we expect to incur increased costs as a result of becoming an independent, publicly-traded company, including compensation costs attributable to the enhancement of our senior management, compensation of non-employee directors and compensation expense and professional fees related to financial reporting and compliance with our periodic reporting obligations under federal securities laws. We believe our cash flow from operations will be sufficient to fund these additional costs.

EXECUTIVE SUMMARY

Overview

We are a leading provider of software-based products, systems and related services that:

•

provide converged, prepaid and postpaid billing and active customer management systems (referred to as Business Support Systems or BSS) for wireless, wireline and cable network operators delivering a value proposition designed to ensure timely and efficient service monetization, consistent customer experience, reduced complexity and cost, and enable real-time marketing based on all relevant customer profile information;

•

enable wireless and wireline (including cable) network-based Value-Added Services (or VAS), comprised of two categories—Voice and Messaging—that include voicemail, visual voicemail, call completion, short messaging service (or SMS) text messaging (or texting), multimedia picture and video messaging, and Internet Protocol (or IP) communications; and

•	provide wireless users with optimized access to Internet websites, content and applications, manage and enforce policy and generate data usage and revenue for wireless operators.

Our products and services are used by more than 450 wireless, wireline and cable network communication service provider customers in more than 125 countries, including the majority of the world’s 100 largest wireless network operators. Our products and services are designed to generate voice and data network traffic, increase revenue and customer loyalty, monetize services and improve operational efficiency.

Our reportable segments are:

•	Comverse BSS—comprised of Comverse’s BSS operating segment; and

•	Comverse VAS—comprised of Comverse’s VAS operating segment.

The results of operations of all of our other operations, including the Comverse Mobile Internet (or Comverse MI) operating segment, our Netcentrex operations (or Netcentrex ), our global corporate functions that support our business units and Exalink Ltd., are included in the column captioned “Comverse Other” as part of our business segment presentation.

Significant Events

During the fiscal year ended January 31, 2012, the three months ended April 30, 2012 and subsequent thereto, the following significant events occurred:

Timely Filing of Periodic Reports; Resolution of SEC Section 12(j) Administrative Proceeding. During the second quarter of the fiscal year ended January 31, 2012, CTI completed the filing with the SEC of the delinquent periodic reports that were required to be filed by it under a settlement with the SEC. In September 2011, CTI resumed the timely filing of its periodic reports commencing with the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2011. With the filing of the delinquent reports and the timely filing of the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2011, CTI satisfied the terms of the settlement with the SEC which resolved an administrative proceeding instituted by the SEC pursuant to Section 12(j) of the Exchange Act to revoke or suspend the registration of CTI’s common shares because of CTI’s failure to file certain periodic reports. Accordingly, in September 2011, the SEC ordered termination of the administrative proceeding.

Our expenses for accounting, tax and legal fees incurred during the fiscal year ended January 31, 2012 in connection with CTI’s filing of periodic reports and remediation of material weaknesses in internal control over financial reporting declined compared to the fiscal year ended January 31, 2011 but continued to be significant. During the fiscal year ended January 31, 2012, compliance-related professional fees were $10.9 million. Subsequent to the share distribution, we will no longer incur expenses in connection with CTI’s periodic reporting requirements. However, we expect that following the share distribution, our accounting, tax and legal fees associated with compliance with our periodic reporting obligations under federal securities laws and maintenance of internal control over financial reporting will increase.

Implementation of the Phase II Business Transformation. During the fiscal year ended January 31, 2012, we implemented the Phase II Business Transformation that focuses on process reengineering to maximize business performance, productivity and operational efficiency as part of our efforts to solidify our leadership in BSS and leverage the growth in mobile data usage, while maintaining our leading market position in VAS and implementing further cost savings through operational efficiencies and strategic focus. For more information, see “Business—Phase II Business Transformation,” “—Liquidity and Capital Resources—Restructuring Initiatives—Business Transformation,” note 6 to the interim condensed combined financial statements and note 10 to the audited combined financial statements appearing elsewhere in this Information Statement.

FCPA Litigation Settlement. In April 2011, we and CTI entered into a non-prosecution agreement with the DOJ and a settlement agreement with the SEC. These agreements resolved allegations that CTI and certain of our foreign subsidiaries violated the books and records and internal controls provisions of the FCPA by inaccurately recording certain improper payments made from 2003 through 2006 by certain former employees and an external sales agent of Comverse Ltd. or its subsidiaries, in connection with the sale of certain products in foreign jurisdictions.

Under the non-prosecution agreement with the DOJ, CTI paid a fine of $1.2 million to the DOJ and we and CTI agreed to continue to implement improvements in our internal controls and anti-corruption practices and policies. Under the settlement agreement with the SEC, CTI paid approximately $1.6 million in disgorgement and pre-judgment interest and we and CTI are required under a conduct-based injunction to comply with the books and records and internal controls provisions of the FCPA. For a more detailed discussion, see “Business—Legal Proceedings—Investigation of Alleged Unlawful Payments” and note 23 to the audited combined financial statements appearing elsewhere in this Information Statement.

Appointment of Chief Executive Officer. Effective March 4, 2011, Charles J. Burdick was appointed as CTI’s Chief Executive Officer and as our President and Chief Executive Officer, replacing Andre Dahan. Prior to his appointment, Mr. Burdick served as CTI’s non-executive Chairman of the Board. Effective May 21, 2012, Philippe Tartavull was appointed as our President, Chief Executive Officer and director, replacing Mr. Burdick. Mr. Burdick continues to serve as CTI’s Chairman of the Board and Chief Executive Officer.

CTI’s Settlement Agreement with Cadian Capital. On May 30, 2012, the CTI Board entered into a letter agreement (referred to as the Letter Agreement) with Cadian Capital Management, LLC (or Cadian Capital) and certain of its affiliates (referred to collectively as the Cadian Group) with respect to Cadian Group’s solicitation for the election of CTI director nominees at CTI’s Annual Meeting of Shareholders that was held on June 28, 2012 (referred to as the CTI AGM) pursuant to the proxy statement filed with the SEC on March 28, 2012.

Pursuant to the terms and conditions of the Letter Agreement, the Cadian Group immediately abandoned its solicitation for the election of its or any other person’s nominees as directors of CTI other than those nominees proposed by CTI in connection with the CTI AGM and agreed to vote all securities of CTI over which it has beneficial ownership in favor of the slate of directors named in CTI’s proxy statement filed in connection with the CTI AGM and in favor of the share distribution (provided, that the terms and conditions of the share distribution are, in the reasonable business judgment of Cadian Capital, fair and reasonable to, and in the best interests of, CTI shareholders). In addition, the parties agreed to take various actions with respect to the composition of the Board of Directors of each of CTI, Verint and, if the share distribution is consummated, Comverse. For a more detailed discussion of the Letter Agreement, see note 16 to the interim condensed combined financial statements and note 24 to the audited combined financial statements appearing elsewhere in this Information Statement. For more information regarding the terms of the Letter Agreement as they relate to the composition of our initial Board, see “Management—Our Board Following the Share Distribution.”

Appointment of Chief Financial Officer. Effective July 24, 2012, Thomas B. Sabol was appointed as our Senior Vice President and Chief Financial Officer, replacing Mr. Legon. Mr. Legon continues to serve as CTI’s Senior Vice President and Interim Chief Financial Officer.

Separation of Chief Operating Officer. On August 5, 2012, Comverse Ltd. and Oded Golan, our Senior Vice President and Chief Operating Officer, entered into a separation agreement in which they mutually agreed upon the terms of transition and separation of employment of Mr. Golan. Pursuant to the separation agreement, Mr. Golan will continue to serve in his current capacity through January 31, 2013, at which time he will resign from his position.

Liquidity Forecast

During the three months ended April 30, 2012, we experienced significant negative cash flows from operations. We continue our efforts to aggressively market our solutions and services, improve profitability and cash collections and implement cost reduction measures. We currently forecast that available cash and cash equivalents will be sufficient to meet our liquidity needs, including capital expenditures, for at least the next 12 months. For a more comprehensive discussion of our liquidity forecast, see “—Liquidity and Capital Resources—Financial Condition—Liquidity Forecast.”

Adoption of New Revenue Recognition Guidance

On February 1, 2011, we adopted new accounting guidance relating to revenue recognition on a prospective basis. This guidance amends the criteria for allocating consideration in multiple-deliverable revenue arrangements consisting of tangible products by establishing a selling price hierarchy. For the fiscal year ended January 31, 2012, combined total revenue included $48.9 million of additional revenue that was recognized as a result of the adoption of the new guidance, of which $42.7 million, $5.8 million and $0.4 million was recognized by Comverse BSS, Comverse VAS and Comverse MI, respectively. For more information, see “—Critical Accounting Estimates and Judgments—Revenue Recognition” and note 1 to the audited combined financial statements appearing elsewhere in this Information Statement. Such additional revenue included $40.9 million, $39.4 million, $1.1 million, and $0.4 million of revenue recognized by our company (on a combined basis), Comverse BSS, Comverse VAS and Comverse MI, respectively, under the new guidance as compared to the revenue that would have been recognized under prior accounting guidance for the fiscal year ended January 31, 2012 resulting from material modifications of three existing contracts, which were entered into in connection with change orders that included the purchase of additional customer solutions and services and the expansion of projects by customers.

Material Weakness in Internal Controls

As part of its assessment, CTI’s management concluded that, as of January 31, 2012, a material weakness in internal control over financial reporting existed, including at our company, as a result of not having adequate personnel with sufficient technical expertise to properly account for and disclose income taxes in accordance with accounting principles generally accepted in the United States of America (or U.S. GAAP) and ineffective policies and procedures for our income tax provision. We have adopted, and are in the process of implementing, certain remedial measures that we believe will enable us to address this material weakness by January 31, 2013. We have taken the following specific remedial measures to date to address our material weakness:

•	Developed formalized process flow documentation for our income tax process and key controls.

•	Implemented an automated tax provision software tool and a workflow tool for timely preparation, review and approval of our income tax provisions.

•	Hired and continue to hire additional experienced tax staff in order to improve the effectiveness of our controls and processes.

•	Augmented and continue to augment our existing staff with third party service providers.

We anticipate spending approximately $2 million during the remainder of the fiscal year on third party service providers to maintain adequate procedures and controls over income tax reporting.

For additional information, see “Risk Factors—Risks Relating to the Share Distribution and Operation as an Independent, Publicly-Traded Company—CTI’s management concluded that, as of January 31, 2012, a material weakness in internal control over financial reporting existed, including at our company, as a result of not having adequate personnel with sufficient technical expertise to properly account for and disclose income taxes in accordance with U.S. GAAP and ineffective policies and procedures for our income tax provision.”

Combined Financial Highlights

The following table presents, for the three months ended April 30, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011 and 2010, total revenue, gross margin, (loss) income from operations, operating margin, Comverse performance, a non-GAAP measure, and Comverse performance margin (reflecting Comverse performance as a percentage of revenue) for our company on a combined basis:

	Three Months Ended April 30,		Fiscal Years Ended January 31,
	2012	2011	2012	2011	2010
	(UNAUDITED)
	(Dollars in thousands)
Total revenue	$137,750	$163,764	$771,157	$862,836	$794,787
Gross margin	30.7%	33.8%	39.2%	45.1%	40.5%
(Loss) income from operations	(22,883)	(37,675)	11,442	(59,776)	(214,216)
Operating margin	(16.6)%	(23.0)%	1.5%	(6.9)%	(27.0)%
Net loss	(26,597)	(42,452)	(20,648)	(92,741)	(221,970)

Non-GAAP Financial Measures
Comverse performance	(16,097)	(6,204)	73,845	74,007	(41,783)
Comverse performance margin	(11.7)%	(3.8)%	9.6%	8.6%	(5.3)%

Reconciliation of (Loss) Income from Operations to Comverse Performance

Comverse performance, a non-GAAP financial measure, represents our operating results without the impact of significant expenditures incurred by us in connection with CTI’s efforts to become or remain current in periodic reporting obligations under the federal securities laws and the remediation of material weaknesses in internal control over financial reporting, certain non-cash charges, and certain other gains and charges.

We provide Comverse performance, a non-GAAP financial measure, as additional information for our operating results. This measure is not in accordance with, or an alternative for, GAAP financial measures and may be different from, or not comparable to similarly titled or other non-GAAP financial measures used by other companies. We believe that the presentation of this non-GAAP financial measure provides useful information to investors regarding certain additional financial and business trends relating to our results of operations as viewed by management in monitoring our businesses, reviewing our financial results and for planning purposes.

As previously disclosed by CTI, during the fiscal year ended January 31, 2012, CTI changed its reportable segments as a result of the implementation of the Phase II Business Transformation and the manner in which its chief operating decision maker reviews our financial results and allocates resources to CTI’s operating segments. Prior to the change in its reportable segments, we were a reportable segment of CTI and CTI used the financial measure of segment performance to present the results of operations of its previous Comverse reportable segment. As a result of the change in reportable segments, each of our BSS and VAS businesses became a separate reportable segment of CTI, and the results of operations of all of our other operations were included in the column captioned “All Other” as part of CTI’s business segment presentation. Following the change in reportable segments at CTI, the measure segment performance as used with respect to our company was renamed Comverse performance (as our company was no longer a CTI reportable segment) but its calculation continued to be made consistent with prior practice. We believe that the presentation of Comverse performance provides useful information to investors regarding our performance, including comparability with financial information previously reported by CTI.

The following table provides a reconciliation of (loss) income from operations to Comverse performance for the three months ended April 30, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011 and 2010:

	Three Months Ended April 30,		Fiscal Year Ended January 31,
	2012	2011	2012	2011	2010
	(In thousands)
(Loss) income from operations	$(22,883)	$(37,675)	$11,442	$(59,776)	$(214,216)

Expense Adjustments:
Stock-based compensation expense	1,431	668	3,660	2,439	4,170
Amortization of acquisition-related intangibles	4,074	4,498	17,308	18,505	21,958
Compliance-related professional fees	(136)	12,609	10,901	82,136	113,306
Compliance-related compensation and other expenses	1,118	2,033	6,719	4,542	10,737
Impairment charges	—	—	—	—	3,356
Impairment of property and equipment	22	128	2,331	—	2,906
Litigation settlements and related costs	(230)	475	804	—	—
Acquisition-related charges	—	—	—	—	(103)
Restructuring charges	680	11,087	20,728	29,934	15,272
Gain on sale of land	—	—	—	(2,371)	—
Other	(173)	(27)	(48)	(1,402)	831

Total expense adjustments	6,786	31,471	62,403	133,783	172,433

Comverse performance	$(16,097)	$(6,204)	$73,845	$74,007	$(41,783)

Segment Performance

We evaluate our business by assessing the performance of each of our operating segments. Our Chief Executive Officer is our chief operating decision maker (or CODM). The CODM uses segment performance, as defined below, as the primary basis for assessing the financial results of the operating segments and for the allocation of resources. Segment performance, as we define it in accordance with the Financial Accounting Standards Board’s (or the FASB) guidance relating to segment reporting, is not necessarily comparable to other similarly titled captions of other companies.

Segment performance is computed by management as income (loss) from operations adjusted for the following: (i) stock-based compensation expense; (ii) amortization of acquisition-related intangibles; (iii) compliance-related professional fees; (iv) compliance-related compensation and other expenses; (v) impairment charges; (vi) impairment of property and equipment; (vii) litigation settlements and related costs; (viii) acquisition-related charges; (ix) restructuring charges; and (x) certain other gains and charges. Compliance-related professional fees and compliance-related compensation and other expenses relate to fees and expenses recorded in connection with CTI’s efforts to (a) complete certain financial statements and audits of such financial statements, (b) become current in periodic reporting obligations under the federal securities laws, and (c) remediate material weaknesses in internal control over financial reporting. Compliance-related professional fees and compliance-related compensation and other expenses recorded for the fiscal year ended January 31, 2012 also relate to fees and expenses incurred in connection with the timely filing of certain periodic reports of CTI. Although following the share distribution we will not continue to incur compliance-related professional fees and compliance-related compensation and other expenses for the filing of CTI’s periodic reports, we do expect to incur significant fees and expenses related to compliance with our periodic reporting obligations under federal securities laws. For additional information on how we apply segment performance to evaluate the operating results of our segments for the three months ended April 30, 2012 and 2011 and each of the fiscal years ended January 31, 2012, 2011 and 2010, see note 13 to the interim condensed combined financial statements and notes 1 and 20 to the audited combined financial statements appearing elsewhere in this Information Statement.

In evaluating each segment’s performance, management uses segment revenue, which consists of revenue generated by the segment, including intercompany revenue. Certain segment performance adjustments relate to expenses included in the calculation of income (loss) from operations, while, from time to time, certain segment performance adjustments may be presented as adjustments to revenue. We had no segment performance adjustments to revenue for any periods presented.

Segment Financial Highlights

The following table presents, for the three months ended April 30, 2012 and 2011, and the fiscal years ended January 31, 2012, 2011 and 2010, segment revenue, gross margin, income (loss) from operations, operating margin, segment performance and segment performance margin (reflecting segment performance as a percentage of segment revenue) for each of our reportable segments and Comverse Other:

	Three Months Ended April 30,		Fiscal Years Ended January 31,
	2012	2011	2012	2011	2010
	(UNAUDITED)
	(Dollars in thousands)
SEGMENT RESULTS
Comverse BSS
Segment revenue	$57,680	$75,201	$365,008	$340,502	$349,089
Gross margin	32.8%	38.9%	45.3%	43.5%	41.7%
Income from operations	4,397	5,059	77,095	56,354	44,165
Operating margin	7.6%	6.7%	21.1%	16.6%	12.7%
Segment performance	9,101	11,619	96,776	76,416	65,770
Segment performance margin	15.8%	15.5%	26.5%	22.4%	18.8%

Comverse VAS
Segment revenue	$65,922	$79,475	$356,413	$460,899	$384,965
Gross margin	42.0%	39.2%	45.3%	56.7%	50.9%
Income from operations	15,840	20,786	123,936	175,327	93,748
Operating margin	24.0%	26.2%	34.8%	38.0%	24.4%
Segment performance	16,613	21,987	125,963	175,657	96,210
Segment performance margin	25.2%	27.7%	35.3%	38.1%	25.0%

Comverse Other
Segment revenue	$14,148	$9,088	$49,736	$61,435	$60,733
Gross margin	(30.4)%	(56.0)%	(48.7)%	(33.2)%	(32.7)%
Loss from operations	(43,120)	(63,520)	(189,589)	(291,457)	(352,129)
Operating margin	(304.8)%	(698.9)%	(381.2)%	(474.4)%	(579.8)%
Segment performance	(41,811)	(39,810)	(148,894)	(178,066)	(203,763)
Segment performance margin	(295.5)%	(438.1)%	(299.4)%	(289.8)%	(335.5)%

For a discussion of the results of our segments, see “—Results of Operations,” note 13 to the interim condensed combined financial statements and note 20 to the audited combined financial statements appearing elsewhere in this Information Statement.

Business Trends and Uncertainties

During the second half of the fiscal year ended January 31, 2011, we commenced certain initiatives to improve our cash position, including a plan to restructure our operations with a view towards aligning operating costs and expenses with anticipated revenue. We successfully implemented the first phase of such plan commencing in the third quarter of the fiscal year ended January 31, 2011, significantly reducing our annualized operating costs. During the fiscal year ended January 31, 2012, we implemented the Phase II Business Transformation. As part of the Phase II Business Transformation, we are seeking to achieve long-term improved operating performance and sustainable positive operating cash flows. We believe that during the fiscal year ended January 31, 2012, we realized some of the benefits of these initiatives. In the fiscal year ended January 31,

2012, we had income from operations, a change from loss from operations for the prior fiscal year, and significantly reduced our negative cash flows from operations despite a decline in revenue. We believe that the improvement in performance and cash flows was attributable, to a large extent, to management’s enhanced focus on profitability, improved cash collections and cost reduction measures.

As part of the Phase II Business Transformation we have achieved cost reduction through process reengineering to maximize business performance, productivity and operational efficiency. In addition, compliance-related professional fees declined significantly during the fiscal year ended January 31, 2012 compared to the fiscal year ended January 31, 2011.

These cost reductions may be partially offset by, among other factors, the increasing complexity of project deployment which may result in higher product delivery costs and expenses expected to be incurred in connection with our compliance with periodic reporting obligations under the federal securities laws as an independent, publicly-traded company following the share distribution.

During the three months ended April 30, 2012 as compared to the three months ended April 30, 2011, our revenue decreased, which decrease was more than fully offset by a decrease in costs and operating expenses, resulting in a reduction in loss from operations. However, Comverse performance loss for the three months ended April 30, 2012 increased compared to the three months ended April 30, 2011 as the decrease in costs and operating expenses primarily consisted of decreases in expense adjustments related to compliance-related professional fees and restructuring charges. In addition, during three months ended April 30, 2012, we experienced a decrease in cash collections compared to the three months ended April 30, 2011.

The decrease in revenue was primarily attributable to changes in scope and settlement of certain customer contracts, customer acceptances in large-scale deployments in the three months ended April 30, 2011, with no comparable acceptances in the three months ended April 30, 2012 and adverse impact of the timing of acceptances in certain projects and the timing of completion of project milestones. The implementation of our strategy to pursue higher margin Comverse VAS projects also contributed, as expected, to lower revenue. The decrease in cash collections was primarily attributable to the adverse impact of the timing of acceptances in certain projects and the timing of completion of project milestones.

Our costs, operating expenses and disbursements decreased during the three months ended April 30, 2012 primarily due to our continued focus on closely monitoring our costs and operating expenses as part of our efforts to improve our cash position and achieve long-term improved operating performance and sustainable positive operating cash flows. In addition, professional fees decreased significantly during the three months ended April 30, 2012 compared to the three months ended April 30, 2011.

As part of the Phase II Business Transformation, we restructured our operations into new business units. As a result, our principal business activities are reported through the following segments:

•

Comverse BSS, which conducts our converged, prepaid and postpaid billing and active customer management systems business and includes groups engaged in product management, professional services, research and development and product sales support; and

•

Comverse VAS, which conducts our value-added services business and includes groups engaged in VAS delivery, voice product research and development, messaging product research and development and product sales support.

Comverse BSS

During the fiscal year ended January 31, 2012, Comverse BSS experienced an increase in maintenance revenue and a significant decline in BSS customer solutions orders. The increase in BSS maintenance revenue was primarily attributable to an increase in the installed base of Comverse BSS customer solutions and increased collections that resulted in the recognition of additional revenue. We believe the decrease in orders for BSS customer solutions was attributable mainly to the deferral of BSS projects by customers, primarily in the fourth quarter. In addition, we believe that BSS customer solutions order activity was adversely affected during the fiscal year by uncertainty in economic conditions, which also contributed to the deferral by existing and potential customers of significant capital investments involved in deploying our BSS solutions and upgrading existing prepaid or postpaid systems to our converged BSS solution and concerns on the part of customers about our financial condition. We believe a portion of the decline was also attributable to the maturation of certain markets that historically accounted for a significant portion of our BSS growth. The decline in orders for BSS customer solutions during the fiscal year continued the previously disclosed adverse business trend that began in 2008.

In the three months ended April 30, 2012, customer orders for BSS customer solutions increased compared to the three months ended April 30, 2011. We believe that this increase was primarily attributable to certain purchasing decisions that had been delayed by customers and the decrease in customer concerns about our financial condition.

We expect orders for BSS customer solutions to continue to increase as customers make certain purchasing decisions that had been delayed. In addition, we anticipate that customers will become increasingly willing to contract with us for Comverse BSS’s solutions as concerns about our financial condition are lessened following our successful implementation of initiatives to improve our cash position, CTI being current in its reporting obligations under the federal securities laws, the resolution of an administrative proceeding brought by the SEC, the payment of all amounts due under the consolidated shareholder class action settlement agreement and the relisting of CTI’s common stock on NASDAQ. We believe customer concerns will further ease following the completion of the contemplated share distribution and the listing of our common stock on NASDAQ. In addition, we believe that customers will begin to more fully recognize that Comverse BSS’s solutions offer several advantages over competitors’ offerings. We also continue to pursue growth opportunities in certain emerging markets, including Africa, south Asia and Latin America, with existing and potential customers as they expand their market reach. However, if BSS customer solutions order activity does not increase, our revenue and profitability would likely be materially adversely affected and we may be required to implement further cost reduction measures and other initiatives to preserve and enhance our cash position. Any such measures may limit or hinder our ability to execute our strategy and achieve our objectives, thereby adversely affecting our business.

Revenue from BSS customer solutions for the three months ended April 30, 2012 decreased compared to the three months ended April 30, 2011. The decrease in revenue from Comverse BSS customer solutions was primarily attributable to changes in scope and settlements of certain customer contracts in the three months ended April 30, 2012 compared to the three months ended April 30, 2011. Revenue from Comverse BSS customer solutions continued to be adversely affected by (i) the increasing complexity of project deployment resulting in extended periods of time required to complete project milestones and receive customer acceptance and (ii) lower volume of BSS projects in the current fiscal quarter resulting from reduced customer order activity in recent years.

As part of its strategy, Comverse BSS is continuing its efforts to expand its presence and market share in the BSS market with BSS solutions that we believe offer several advantages over competitors’ offerings, including faster time to market and lower total cost of ownership. Comverse BSS continues to offer its existing prepaid and postpaid customer base upgrades to its Comverse ONE converged billing solution, which we believe better addresses the enhanced business needs of communication service providers. In addition, Comverse BSS continues to aggressively pursue opportunities to market its BSS solutions, primarily Comverse ONE, to new customers as part of its efforts to increase its customer base. As a result, Comverse BSS is currently beginning to experience a shift in product mix as the portion of sales of its advanced Comverse ONE converged billing solution continues to increase and the portion of sales of its traditional stand-alone prepaid and postpaid BSS solutions continues to decrease. In addition, to maintain its market leadership in BSS convergence and monetization of new business models, Comverse BSS continues to expend significant resources on research and development to further enhance the functionality of Comverse ONE and its advanced machine to machine monetization capability.

Communication service providers are experiencing growth in global wireless subscriptions and traffic and a rapid growth in the use of advanced services, such as data services and Internet browsing. In response to these market trends, communication service providers require enhanced BSS system functionality to accommodate their business needs. As a result, Comverse BSS is facing increasing complexity of project deployment resulting in extended periods of time required to complete project milestones and receive customer acceptance which are generally required for revenue recognition and receipt of payment. To address these challenges, Comverse BSS continues its efforts to improve its delivery and implementation capabilities which resulted in reduced costs and expenses. In addition, Comverse BSS continues to focus on increasing revenue and improving its margins by broadening its customer solution and service offerings to existing and new customers.

As part of its service offering, Comverse BSS offers a suite of managed services that enable it to assume responsibility for the operation and management of its customers’ billing systems. Our managed services suite is designed to provide customers with improved efficiencies relating to the operation and management of their systems, thereby allowing them to focus on their own internal business needs and strengths with reduced management distraction. Managed services provide us with recurring and predictable revenue and are used by us to create and establish long-term relationships with customers as well as cross-sell additional solutions and system enhancements. We believe that the longevity of our customer relationships and the recurring revenue that such relationships generate provide us with stability and a competitive advantage in marketing our solutions to our existing customer base.

We believe that Comverse BSS’s solutions offering has the potential to become a key driver of growth going forward. We expect that Comverse BSS will continue to build on the strength of its Comverse ONE solution, particularly in the converged billing segment of the BSS market, which is expected to grow rapidly over the next few years. We also expect that growth in mobile data traffic will increase the demand for Comverse’s mobile Internet solutions, which include policy management and enforcement, deep packet inspection, traffic management and video optimization capabilities, all of which are integrated into our BSS solution.

Comverse VAS

Revenue and orders related to VAS customer solutions for the fiscal year ended January 31, 2012 decreased compared to the fiscal year ended January 31, 2011. Revenue and orders related to VAS customer solutions for the three months ended April 30, 2012 decreased compared to the three months ended April 30, 2011. These decreases are attributable in part to Comverse’s strategy to pursue primarily higher margin VAS projects which contributed to lower levels of VAS revenue and customer order activity. Due to the implementation of our strategy, we expect that VAS revenue and customer order activity may continue to decline.

Comverse VAS continues to maintain its market leadership in voice-based products, such as voicemail and call completion. However, in the VAS market, wireless subscriber preferences have changed in recent years as consumers transitioned to alternative messaging applications, such as SMS text messaging, in part as a substitute for voicemail usage, and increased use of data in connection with the deployment of smartphones and other devices, such as tablets. This transition resulted in intensified competition due to the change in the business mix of Comverse VAS from the voicemail product line, in which it continues to hold a leading market position, to other applications and products, in which it is continuing to face significant competitive challenges as part of its efforts to increase market share. In addition, Comverse VAS faces increasing competition from changing technologies that may provide alternatives to its products and services. For example, the introduction of open access to web-based applications from wireless devices allows end users to utilize web-based services, such as Facebook, Google, Yahoo or Hotmail, to access, among other things, instant messaging and electronic mail free of charge rather than use wireless carriers’ service offerings. Furthermore, Comverse VAS continues to face competition from low cost competitors from emerging markets. We believe these changes have reduced demand for Comverse VAS’s products and services and increased pricing pressures, which have in turn reduced revenue and margins. Although we believe that Comverse VAS’s products and services are superior to those of its low-cost competitors in emerging markets, as a result of these adverse trends, Comverse VAS conducted an extensive evaluation of its cost structure and implemented measures to increase efficiency and significantly reduce the costs of providing its products and services. In addition, Comverse VAS is continuing to implement its strategy to pursue primarily higher margin VAS projects.

At the same time, the growth in global wireless subscriptions and traffic and emerging wireless segments, such as data services and Internet browsing, support demand for several of our products. As part of its efforts to maintain its market position and leverage these recent trends, Comverse VAS is engaged in the promotion of advanced offerings, such as visual voicemail, call management, IP Engine (an IP-based messaging platform) and a Service Enablement Middleware cloud-based solution. We believe demand for advanced offerings may grow due to the increasing deployment of smartphones by wireless communication service providers. Accordingly, we continue to expend significant resources on VAS research and development activities in order to enhance existing products and develop new solutions. For additional information, see “Business—Products—Comverse Value-Added Services Solutions—Next Generation VAS Solutions and “Risk Factors—Our Advanced offerings may not be widely adopted by our existing and potential customers and increases in sales of our advanced offerings, if any, may not exceed or fully offset potential declines in sales of traditional solutions.”

Uncertainties Impacting Future Performance

Mix of Revenue

As part of our strategy, we continue our efforts to expand our BSS business and pursue primarily higher margin VAS projects which have resulted in lower VAS revenue. Currently, we are unable to predict whether increases in BSS revenue, if any, will exceed or fully offset declines in VAS revenue. If BSS revenue does not increase, or if increases in BSS revenue do not exceed or fully offset declines in VAS revenue, our revenue, profitability and cash flows would likely be materially adversely affected.

It is unclear whether our advanced offerings will be widely adopted by existing and potential customers. Currently, we are unable to predict whether sales of advanced offerings, if any, will exceed or fully offset declines that we may experience in the sale of traditional solutions. If sales of advanced offerings do not increase or if increases in sales of advanced offerings do not exceed or fully offset any declines in sales of traditional solutions, due to adverse market trends, changes in consumer preferences or otherwise, our revenue, profitability and cash flows would likely be materially adversely affected.

Customer Confidence

We believe that Comverse BSS and Comverse VAS may have lost business opportunities due to concerns on the part of customers about our and CTI’s financial condition. We anticipate that these concerns will ease as a result of the successful implementation of initiatives to improve our cash position, CTI being current in its reporting obligations, the resolution by CTI of the administrative proceeding under Section 12(j) of the Exchange Act with the SEC and the payment of all amounts due under the consolidated shareholder class action settlement agreement. We also believe that the relisting of CTI’s common stock on NASDAQ has enhanced, and the completion of the contemplated share distribution and the listing of our common stock on NASDAQ will enhance, our market perception and will increase the willingness of customers and partners to purchase our solutions and services.

Global Economic Conditions

The business of Comverse BSS and Comverse VAS is impacted by general economic conditions. The weakness in the global economy in recent years has materially and adversely affected the telecommunications industry. Many customers experienced significant declines in revenue and profitability and some customers were required to reduce excessive debt levels. In response to these challenges, many customers of Comverse BSS and Comverse VAS have implemented cost cutting measures, including more closely managing their operating expenses and capital investment budgets. This resulted in reduced demand for our products, services and solutions, longer customer purchasing decisions and pricing pressures.

During the three months ended April 30, 2012 and the fiscal year ended January 31, 2012, the global economy experienced a gradual recovery resulting in a moderate increase in levels of spending by customers. More recently, however, there have been adverse developments in global debt markets (including European sovereign debt) and other indications of a slowdown in the global economic recovery. These conditions have adversely impacted financial markets and have created substantial volatility and uncertainty, and will likely continue to do so. If the recovery in the global economy is curtailed and market conditions worsen, our existing and potential customers could reduce their spending, which, in turn, could reduce the demand for our products and services.

Difficulty in Forecasting Operating Results

Our operating results are difficult to predict. A high percentage of our customer orders has typically been generated late in fiscal quarters. In addition, based on historical industry spending patterns of communication service providers, we typically forecast our highest customer order activity to occur in our fourth fiscal quarter. This trend makes it difficult for us to forecast our annual customer order activity and to implement effective measures to cover any shortfalls of prior fiscal quarters if customer orders for the fourth fiscal quarter fail to meet our expectations. Furthermore, we continue to emphasize large capacity systems in our product development and marketing strategies. Contracts for BSS and VAS installations typically involve a lengthy, complex and highly competitive bidding and selection process, and our ability to obtain particular contracts is inherently difficult to predict. A delay, cancellation or other factor resulting in the postponement or cancellation of significant orders may cause us to miss our financial projections, which may not be discernible until the end of a financial reporting period.

RESULTS OF OPERATIONS

The following discussion provides an analysis of our combined results and the results of operations of each of our segments for the fiscal periods presented. The discussion of the results of operations of each of our segments provides a more detailed analysis of the results of each segment presented. Accordingly, the discussion of our combined results should be read in conjunction with the discussions of the results of operations of our segments.

Three Months Ended April 30, 2012 Compared to Three Months Ended April 30, 2011

Condensed Combined Results

	Three Months Ended April 30,		Change
	2012	2011	Amount	Percent
	(UNAUDITED)
	(Dollars in thousands)
Total revenue	$137,750	$163,764	$(26,014)	(15.9)%

Costs and expenses:
Cost of revenue	95,423	108,438	(13,015)	(12.0)%
Research and development, net	19,072	25,746	(6,674)	(25.9)%
Selling, general and administrative	45,458	56,168	(10,710)	(19.1)%
Other operating expenses	680	11,087	(10,407)	(93.9)%

Total costs and expenses	160,633	201,439	(40,806)	(20.3)%

Loss from operations	(22,883)	(37,675)	14,792	(39.3)%

Interest income	222	488	(266)	(54.5)%
Interest expense	(196)	(330)	134	(40.6)%
Interest expense on notes payable to CTI	(109)	(91)	(18)	19.8%
Other expense, net	(1,437)	(1,775)	338	(19.0)%
Income tax provision	(2,194)	(3,069)	875	(28.5)%

Net loss	$(26,597)	$(42,452)	$15,855	(37.3)%

Total Revenue

Management analyzes our revenue by: (i) revenue generated from customer solutions, and (ii) maintenance revenue. Revenue generated from customer solutions consists primarily of the licensing of our customer solutions, hardware and related professional services and training. Professional services primarily include installation, customization and consulting services. Certain revenue arrangements that require significant customization of a product to meet the particular requirements of a customer are recognized under the percentage-of-completion method. The vast majority of the percentage-of-completion method arrangements are fixed-fee contracts. Maintenance revenue consists primarily of post-contract customer support (or PCS), including technical software support services, unspecified software updates or upgrades to customers on a when-and-if-available basis. Maintenance revenue is typically less susceptible to changes in market conditions as it generally represents a stable revenue stream from recurring renewals of contracts with our existing customer base.

Revenue from customer solutions was $72.9 million for the three months ended April 30, 2012, a decrease of $18.9 million, or 20.6%, compared to the three months ended April 30, 2011. The decrease was attributable to declines of $16.5 million and $7.4 million in customer solutions revenue at the Comverse BSS and Comverse VAS segments, respectively, partially offset by an $4.9 million increase in customer solutions revenue at Comverse Other. Revenue recognized using the percentage-of-completion method was $14.5 million and $31.6 million for the three months ended April 30, 2012 and 2011, respectively, and comprised 11% and 19% of total revenue for such periods, respectively.

Maintenance revenue was $64.8 million for the three months ended April 30, 2012, a decrease of $7.1 million, or 9.8%, compared to the three months ended April 30, 2011. This decrease was primarily attributable to declines of $6.2 million and $1.1 million in maintenance revenue at the Comverse VAS and Comverse BSS segments, respectively.

Revenue by Geographic Region

Revenue in the Americas, Europe, Middle East and Africa (or EMEA) and Asia Pacific (or APAC) represented approximately 36%, 35%, and 29% of our revenue, respectively, for the three months ended April 30, 2012 compared to approximately 24%, 49%, and 27% of our revenue, respectively, for the three months ended April 30, 2011. The presentation of revenue by geographic region is based on the location of customers. For additional information on our revenue by geographic region, see “Business—Domestic and International Sales and Long-Lived Assets.”

Foreign Currency Impact on Revenue

Our functional currency for financial reporting purposes is the U.S. dollar. The majority of our revenue for the three months ended April 30, 2012 was derived from transactions denominated in U.S. dollars. All other revenue was derived from transactions denominated in various foreign currencies, primarily the British pound and euro. Fluctuations in the U.S. dollar relative to foreign currencies in which we conducted business for the three months ended April 30, 2012 compared to the three months ended April 30, 2011 favorably impacted revenue by $0.1 million.

Foreign Currency Impact on Costs

A significant portion of our expenses, principally personnel-related costs, is incurred in new Israeli shekel (or NIS), whereas our functional currency for financial reporting purposes is the U.S. dollar. A strengthening of the NIS against the U.S. dollar would increase the U.S. dollar value of our expenses in Israel. We enter into foreign currency forward contracts to mitigate risk attributable to foreign currency exchange rate fluctuations.

Cost of revenue

Cost of revenue primarily consists of hardware and software material costs and compensation and related expenses for personnel involved in the customization of our products for customer delivery, contractor costs, maintenance and professional services, such as installation costs and training, royalties and license fees, depreciation of equipment used in operations, amortization of capitalized software costs and certain purchased intangible assets and related overhead costs.

Cost of revenue was $95.4 million for the three months ended April 30, 2012, a decrease of $13.0 million, or 12.0%, compared to the three months ended April 30, 2011. The decrease was attributable to declines in costs of $7.2 million and $10.0 million at the Comverse BSS and Comverse VAS segments, respectively, partially offset by an increase in costs of $4.3 million at Comverse Other for the three months ended April 30, 2012 compared to the three months ended April 30, 2011.

Research and Development, Net

Research and development expenses, net primarily consist of personnel-related costs involved in product development, net of reimbursement under government programs. Research and development expenses also include third party development and programming costs and the amortization of purchased software code and services content used in research and development activities.

Research and development expenses, net, were $19.1 million for the three months ended April 30, 2012, a decrease of $6.7 million, or 25.9%, compared to the three months ended April 30, 2011. The decrease was primarily attributable to declines of $6.8 million and $2.5 million at the Comverse BSS segment and Comverse Other, partially offset by an increase of $2.6 million at the Comverse VAS segment.

Selling, General and Administrative

Selling, general and administrative expenses consist primarily of compensation and related expenses of personnel, professional services, sales and marketing expenses, facility costs and unallocated overhead expenses.

Selling, general and administrative expenses were $45.5 million for the three months ended April 30, 2012, a decrease of $10.7 million, or 19.1%, compared to the three months ended April 30, 2011. The decrease was primarily attributable to declines of $6.7 million, $2.8 million and $1.1 million at Comverse Other, the Comverse BSS segment and the Comverse VAS segment, respectively.

Other Operating Expenses

Other operating expenses consist of operating expenses not included in research and development, net and selling, general and administrative expenses and for the fiscal periods presented include primarily restructuring charges and impairments of intangible assets.

Other operating expenses consisting solely of restructuring charges for both periods were $0.7 million for the three months ended April 30, 2012, a decrease of $10.4 million, or 93.9%, compared to the three months ended April 30, 2011. The decrease was attributable to a decline at Comverse Other.

Loss from Operations

Loss from operations was $22.9 million for the three months ended April 30, 2012, a decline in loss of $14.8 million, or 39.3%, compared to the three months ended April 30, 2011. The decrease in loss was primarily attributable to a decline in loss from operations of $20.4 million at Comverse Other, partially offset by a decrease in income from operations of $4.9 million at the Comverse VAS segment.

Interest Income

Interest income was $0.2 million for the three months ended April 30, 2012, a decrease of 54.5%, compared to the three months ended April 30, 2011.

Interest Expense

Interest expense was $0.2 million for the three months ended April 30, 2012, a decrease of $0.1 million, or 40.6%, compared to the three months ended April 30, 2011.

Interest Expense on Note Payable to CTI

Interest expense on note payable to CTI was $0.1 million for the three months ended April 30, 2012, an increase of 19.8%, compared to three months ended April 30, 2011. For more information about this note, see “—Liquidity and Capital Resources—Indebtedness—Note Payable to CTI.”

Other Expense, Net

Other expense, net was $1.4 million for the three months ended April 30, 2012, a decrease of $0.3 million, or 19.0%, compared to the three months ended April 30, 2011.

Income Tax Provision

We recorded an income tax provision of $2.2 million for the three months ended April 30, 2012, representing an effective tax rate of (9.0)%, compared with an income tax provision of $3.1 million, representing an effective tax rate of (7.8)% for the three months ended April 30, 2011. During the three months ended April 30, 2012 and 2011, the effective tax rates were negative due to the fact that we reported income tax expense on combined pre-tax losses. We did not record an income tax benefit on the losses for the periods, primarily because we maintain valuation allowances against certain of our U.S. and foreign net deferred tax assets. The income tax provisions are comprised of income tax expense recorded in non-loss jurisdictions, withholding taxes and certain tax contingencies.

The change in our effective tax rate for the three months ended April 30, 2012, compared to the three months ended April 30, 2011 is primarily attributable to changes in the relative mix of income and losses across various jurisdictions.

Net Loss

Net loss was $26.6 million for the three months ended April 30, 2012, a decrease in loss of $15.9 million, or 37.3%, compared to the three months ended April 30, 2011 due primarily to the reasons discussed above.

Segment Results

Comverse BSS

	Comverse BSS
	Three Months Ended April 30,		Change
	2012	2011	Amount	Percent
	(UNAUDITED)
	(Dollars in thousands)
Revenue:
Total revenue	$57,680	$75,201	$(17,521)	(23.3)%

Costs and expenses:
Cost of revenue	38,733	45,967	(7,234)	(15.7)%
Research and development, net	9,829	16,607	(6,778)	(40.8)%
Selling, general and administrative	4,721	7,568	(2,847)	(37.6)%

Total costs and expenses	53,283	70,142	(16,859)	(24.0)%

Income from operations	$4,397	$5,059	$(662)	(13.1)%

Computation of segment performance:
Segment revenue	$57,680	$75,201	$(17,521)	(23.3)%

Total costs and expenses	$53,283	$70,142	$(16,859)	(24.0)%
Segment expense adjustments:
Amortization of acquisition-related intangibles	4,074	4,498	(424)	(9.4)%
Compliance-related compensation and other expenses	630	2,062	(1,432)	(69.4)%

Segment expense adjustments	4,704	6,560	(1,856)	(28.3)%

Segment expenses	48,579	63,582	(15,003)	(23.6)%

Segment performance	$9,101	$11,619	$(2,518)	(21.7)%

Revenue

Revenue from Comverse BSS customer solutions was $26.8 million for the three months ended April 30, 2012, a decrease of $16.5 million, or 38.1%, compared to the three months ended April 30, 2011. The decrease in revenue from Comverse BSS customer solutions was primarily attributable to changes in scope and settlements of certain customer contracts in the three months ended April 30, 2012 compared to the three months ended April 30, 2011. Revenue from Comverse BSS customer solutions continued to be adversely affected by (i) the increasing complexity of project deployment resulting in extended periods of time required to complete project milestones and receive customer acceptance and (ii) lower volume of BSS projects in the current fiscal quarter resulting from reduced customer order activity in recent years. Revenue from customer acceptances decreased by approximately 24% for the three months ended April 30, 2012 compared to the three months ended April 30, 2011.

Comverse BSS maintenance revenue was $30.8 million for the three months ended April 30, 2012, a decrease of $1.1 million or 3.4%, compared to the three months ended April 30, 2011. The decrease was primarily attributable to decreased collections that resulted in a delay in the recognition of revenue. The decrease was partially offset by an increase in revenue due to an increase in the installed base of Comverse BSS customer solutions.

Revenue by Geographic Region

Revenue in the Americas, EMEA and APAC represented approximately 24%, 35% and 41% of Comverse BSS’s revenue, respectively, for the three months ended April 30, 2012 compared to approximately 22%, 50% and 28% of Comverse BSS’s revenue, respectively, for the three months ended April 30, 2011.

The increase in revenue as a percentage of the total revenue for Comverse BSS in APAC was primarily attributable to significant revenue recognized due to customer acceptances in certain large-scale projects in the three months ended April 30, 2012, with no comparable customer acceptances in the three months ended April 30, 2011. Europe continued to suffer from significant weakness in market conditions and, accordingly, European customers continued to closely monitor their costs and maintain lower levels of spending. In addition, the decrease in Comverse BSS’s revenue in Europe was impacted by changes in scope and settlements of certain customer contracts in the three months ended April 30, 2012 compared to the three months ended April 30, 2011. As a result, Comverse BSS’s revenue from its European customers declined during the three months ended April 30, 2012 compared to the three months ended April 30, 2011.

Foreign Currency Impact on Revenue

Fluctuations in the U.S. dollar relative to foreign currencies in which Comverse BSS conducted business for the three months ended April 30, 2012 compared to the three months ended April 30, 2011 unfavorably impacted revenue by $0.8 million.

Cost of Revenue

Cost of revenue was $38.7 million for the three months ended April 30, 2012, a decrease of $7.2 million, or 15.7%, compared to the three months ended April 30, 2011. The decrease was primarily attributable to:

•	a $3.8 million decrease in material costs and overhead primarily due to decreased revenue and higher margin projects; and

•	a $2.8 million decrease in personnel-related costs principally due to workforce reductions as part of the Phase II Business Transformation.

Research and Development, Net

Research and development expenses, net were $9.8 million for the three months ended April 30, 2012, a decrease of $6.8 million, or 40.8%, compared to the three months ended April 30, 2011. The decrease was primarily attributable to a $5.1 million decrease in personnel-related costs and a $1.4 million decrease in allocated overhead costs relating to research and development, both principally due to workforce reductions as part of the Phase II Business Transformation.

Selling, General and Administrative

Selling, general and administrative expenses were $4.7 million for the three months ended April 30, 2012, a decrease of $2.8 million, or 37.6%, compared to the three months ended April 30, 2011. The decrease was primarily attributable to:

•	a $1.1 million decrease in personnel-related costs principally due to workforce reductions as part of the Phase II Business Transformation;

•

a $0.8 million decrease in agent and employee sales commissions expense principally due to the mix of bookings generated from certain projects and in certain geographic locations with respect to which Comverse BSS pays lower sales commissions; and

•	a $0.4 million decrease in bad debt expenses.

Segment Performance

Segment performance was $9.1 million for the three months ended April 30, 2012 based on segment revenue of $57.7 million representing a segment performance margin of 15.8% as a percentage of segment revenue. Segment performance was $11.6 million for the three months ended April 30, 2011 based on segment revenue of $75.2 million, representing a segment performance margin of 15.5% as a percentage of segment revenue. Segment performance margin remained consistent for the three months ended April 30, 2012 and the three months ended April 30, 2011.

Comverse VAS

	Comverse VAS
	Three Months Ended April 30,		Change
	2012	2011	Amount	Percent
	(UNAUDITED)
	(Dollars in thousands)
Revenue:
Total revenue	$65,922	$79,475	$(13,553)	(17.1)%

Costs and expenses:
Cost of revenue	38,245	48,293	(10,048)	(20.8)%
Research and development, net	9,632	7,062	2,570	36.4%
Selling, general and administrative	2,205	3,334	(1,129)	(33.9)%

Total costs and expenses	50,082	58,689	(8,607)	(14.7)%

Income from operations	$15,840	$20,786	$(4,946)	(23.8)%

Computation of segment performance:
Segment revenue	$65,922	$79,475	$(13,553)	(17.1)%

Total costs and expenses	$50,082	$58,689	$(8,607)	(14.7)%
Segment expense adjustments:
Compliance-related compensation and other expenses	773	1,201	(428)	(35.6)%

Segment expense adjustments	773	1,201	(428)	(35.6)%

Segment expenses	49,309	57,488	(8,179)	(14.2)%

Segment performance	$16,613	$21,987	$(5,374)	(24.4)%

Revenue

Revenue from Comverse VAS customer solutions was $35.1 million for the three months ended April 30, 2012, a decrease of $7.4 million, or 17.4%, compared to the three months ended April 30, 2011. The decrease in revenue from Comverse VAS customer solutions was primarily attributable to a number of customer acceptances of large-scale deployments of next generation voicemail products (including visual voicemail) in connection with the launch of new smartphones during the three months ended April 30, 2011 with no comparable customer acceptances in the three months ended April 30, 2012. In addition, revenue was impacted by the timing of customer acceptances in certain projects and the timing of completion of project milestones. Furthermore, the implementation of Comverse’s strategy to pursue higher margin Comverse VAS projects led, as expected, to lower revenue.

Comverse VAS maintenance revenue was $30.8 million for the three months ended April 30, 2012, a decrease of $6.2 million, or 16.8%, compared to the three months ended April 30, 2011. The decrease was mainly due to a decline in maintenance revenue attributable to maintenance services provided to customers during the initial service period corresponding to the decline in revenue from VAS customer solutions and a decline in installed base value.

Revenue by Geographic Region

Revenue in the Americas, EMEA and APAC represented approximately 47%, 33% and 20% of Comverse VAS’s revenue, respectively, for the three months ended April 30, 2012 compared to approximately 26%, 47% and 27% of Comverse VAS’s revenue, respectively, for the three months ended April 30, 2011.

The increase in revenue as a percentage of total revenue for Comverse VAS in the Americas was primarily attributable to (i) significant revenue recognized due to customer acceptances in certain large-scale projects in the three months ended April 30, 2012, with no comparable customer acceptances in the three months ended April 30, 2011. The decrease in revenue for Comverse VAS in EMEA was primarily attributable to timing of certain customer acceptances.

Foreign Currency Impact on Revenue

Fluctuations in the U.S. dollar relative to foreign currencies in which Comverse VAS conducted business for the three months ended April 30, 2012 compared to the three months ended April 30, 2011 favorably impacted revenue by $1.1 million.

Cost of Revenue

Cost of revenue was $38.2 million for the three months ended April 30, 2012, a decrease of $10.0 million, or 20.8%, compared to the three months ended April 30, 2011. The decrease was primarily attributable to:

•	an $8.7 million decrease in personnel-related costs principally due to workforce reductions as part of the Phase II Business Transformation;

•	a $2.9 million decrease in material costs and overhead primarily due to decreased revenue and higher margins projects; and

•	a $1.4 million decrease in allocation of overhead costs relating to cost of revenue.

These decreases were partially offset by a $1.5 million increase in contractor costs recorded based on progress of projects related to customer solutions.

Research and Development, Net

Research and development expenses, net were $9.6 million for the three months ended April 30, 2012, an increase of $2.6 million, or 36.4%, compared to the three months ended April 30, 2011. The increase was primarily attributable to a $2.6 million increase in personnel-related costs mainly due to increased research and development headcount related to the launch of two new services of VAS solution offerings.

Selling, General and Administrative

Selling, general and administrative expenses were $2.2 million for the three months ended April 30, 2012, a decrease of $1.1 million, or 33.9%, compared to the three months ended April 30, 2011. The decrease was primarily attributable to a $1.1 million decrease in agent and employee sales commissions expense principally due to the mix of bookings generated from certain projects and in certain geographic locations with respect to which Comverse VAS pays lower sales commission.

Segment Performance

Segment performance was $16.6 million for the three months ended April 30, 2012 based on segment revenue of $65.9 million, representing a segment performance margin of 25.2% as a percentage of segment revenue. Segment performance was $22.0 million for the three months ended April 30, 2011 based on segment revenue of $79.5 million, representing a segment performance margin of 27.7% as a percentage of segment revenue. The decrease in segment performance margin was primarily attributable to the decrease in segment revenue, partially offset by the decrease in segment expenses for the three months ended April 30, 2012 compared to the three months ended April 30, 2011.

Comverse Other

	Comverse Other
	Three Months Ended April 30,		Change
	2012	2011	Amount	Percent
	(UNAUDITED)
	(Dollars in thousands)
Revenue:
Total revenue	$14,148	$9,088	$5,060	55.7%

Costs and expenses:
Cost of revenue	18,445	14,178	4,267	30.1%
Research and development, net	(389)	2,077	(2,466)	N/M
Selling, general and administrative	38,532	45,266	(6,734)	(14.9)%
Other operating expenses	680	11,087	(10,407)	(93.9)%

Total costs and expenses	57,268	72,608	(15,340)	(21.1)%

Loss from operations	$(43,120)	$(63,520)	$20,400	(32.1)%

Computation of segment performance:
Segment revenue	$14,148	$9,088	$5,060	55.7%

Total costs and expenses	$57,268	$72,608	$(15,340)	(21.1)%
Segment expense adjustments:
Stock-based compensation expense	1,431	668	763	114.2%
Compliance-related professional fees	(136)	12,609	(12,745)	N/M
Compliance-related compensation and other expenses	(285)	(1,230)	945	(76.8)%
Impairment of property and equipment	22	128	(106)	(82.8)%
Litigation settlements and related costs	(230)	475	(705)	N/M
Restructuring charges	680	11,087	(10,407)	(93.9)%
Other	(173)	(27)	(146)	N/M

Segment expense adjustments	1,309	23,710	(22,401)	(94.5)%

Segment expenses	55,959	48,898	7,061	14.4%

Segment performance	$(41,811)	$(39,810)	$(2,001)	5.0%

Revenue

Revenue includes revenue generated primarily by Comverse MI and our Netcentrex operations (or Netcentrex).

Total revenue was $14.1 million for the three months ended April 30, 2012, an increase of $5.1 million, or 55.7%, compared to the three months ended April 30, 2011. The increase was primarily attributable to revenue increases at Comverse MI and Netcentrex of $2.4 million and $1.3 million, respectively, as a result of customer acceptances during the three months ended April 30, 2012 with no comparable customer acceptances in the three months ended April 30, 2011. For the three months ended April 30, 2012 and 2011, Comverse MI’s total revenue were $6.4 million and $4.0 million, respectively, and Netcentrex’ total revenue were $5.9 million and $4.6 million, respectively.

Cost of Revenue

Cost of revenue is primarily attributable to Comverse MI and Netcentrex. Cost of revenue also includes shared services costs associated with percentage-of-completion projects, including at Comverse BSS and Comverse VAS.

Cost of revenue was $18.4 million for the three months ended April 30, 2012, an increase of $4.3 million, or 30.1%, compared to the three months ended April 30, 2011. The increase was primarily attributable to a $2.5 million increase in material costs and overhead primarily due to increased revenue and lower margin projects, a $1.7 million increase in allocated overhead relating to the cost of revenue and a $0.6 million increase in personnel-related costs due to the transfer of certain research and development personnel to specific projects in connection with processes to improve operational efficiency as part of the implementation of the Phase II Business Transformation with the personnel-related costs attributable to such personnel being recorded as cost of revenue in lieu of research and development expenses, net.

Research and Development, Net

Research and development expenses, net primarily include expenses incurred by our global corporate functions in connection with shared services provided to our operations, including Comverse BSS and Comverse VAS.

Research and development expenses, net were ($0.4) million for the three months ended April 30, 2012, a decrease of $2.5 million compared to the three months ended April 30, 2011. The decrease was primarily attributable to a $1.8 million decrease in personnel-related costs due to a decrease in research and development activity, resulting in the transfer of certain research and development personnel to specific projects in connection with processes to improve operational efficiency as part of the implementation of the Phase II Business Transformation with the personnel-related costs attributable to such personnel being recorded in cost of revenue in lieu of research and development expenses, net.

Selling, General and Administrative

Selling, general and administrative expenses consist of expenses incurred by our global corporate functions in connection with shared services provided to our operations, including, Comverse BSS and Comverse VAS.

Selling, general and administrative expenses were $38.5 million for the three months ended April 30, 2012, a decrease of $6.7 million, or 14.9%, compared to the three months ended April 30, 2011. The decrease was primarily attributable to:

•	a $12.7 million decrease in compliance-related professional fees in connection with CTI’s efforts to become current in its periodic reporting obligations under the federal securities laws; and

•	a $2.1 million decrease in personnel-related costs primarily due to workforce reductions.

These decreases were partially offset by:

•

a $4.3 million increase in agent and employee sales commissions due to the mix of bookings generated from certain projects and in certain geographic locations with respect to which we pay higher commissions; and

•	a $2.3 million increase in professional fees, primarily to outside legal firms.

Other Operating Expenses

Other operating expenses were $0.7 million for the three months ended April 30, 2012, a decrease of $10.4 million, or 93.9%, compared to the three months ended April 30, 2011. The decrease was primarily attributable to lower restructuring charges.

Loss from Operations

Loss from operations was $43.1 million for the three months ended April 30, 2012, a decrease in loss of $20.4 million, or 32.1%, compared to the three months ended April 30, 2011 due primarily to the reasons discussed above. For the three months ended April 30, 2012 and 2011, Comverse MI had a loss from operations of $0.4 million and $1.9 million for such periods, respectively. The decrease in loss was primarily attributable to a $2.4 million increase in total revenue partially offset by an increase in cost of revenue. For the three months ended April 30, 2012, Netcentrex had income from operations of $1.3 million compared to a loss of $1.4 million for the three months ended April 30, 2011. The change was attributable to a $1.3 million increase in total revenue and a decrease in research and development expenses, net partially offset by an increase in cost of revenue.

Segment Performance

Segment performance was a $41.8 million loss for the three months ended April 30, 2012, an increase in loss of $2.0 million, or 5.0%, compared to the three months ended April 30, 2011. The increase in loss was attributable to an increase in segment expenses partially offset by an increase in segment revenue.

Fiscal Year Ended January 31, 2012 Compared to Fiscal Year Ended January 31, 2011

Combined Results

	Fiscal Years Ended January 31,		Change
	2012	2011	Amount	Percent
	(Dollars in thousands)
Total revenue	$771,157	$862,836	$(91,679)	(10.6)%

Costs and expenses:
Cost of revenue	468,867	473,888	(5,021)	(1.1)%
Research and development, net	94,238	148,817	(54,579)	(36.7)%
Selling, general and administrative	175,882	269,973	(94,091)	(34.9)%
Other operating expenses	20,728	29,934	(9,206)	(30.8)%

Total costs and expenses	759,715	922,612	(162,897)	(17.7)%

Income (loss) from operations	11,442	(59,776)	71,218	(119.1)%

Interest income	1,755	1,717	38	2.2%
Interest expense	(953)	(900)	(53)	5.9%
Interest expense on note payable to CTI	(409)	(19)	(390)	N/M
Other expense, net	(7,192)	(3,645)	(3,547)	97.3%
Income tax provision	(25,291)	(30,118)	4,827	(16.0)%

Net loss	$(20,648)	$(92,741)	$72,093	(77.7)%

Total Revenue

Total revenue for the fiscal year ended January 31, 2012 includes $48.9 million of additional revenue that was recognized as a result of the adoption of the new accounting guidance relating to revenue recognition. For a more comprehensive discussion, see “—Executive Summary—Adoption of New Revenue Recognition Guidance” and note 1 to the audited combined financial statements appearing elsewhere in this Information Statement.

Revenue from customer solutions was $448.8 million for the fiscal year ended January 31, 2012, a decrease of $83.0 million, or 15.6%, compared to the fiscal year ended January 31, 2011. The decrease was attributable to an $82.4 million and $11.7 million decline in customer solutions revenue at the Comverse VAS segment and Comverse Other, respectively, partially offset by an $11.1 million increase in customer solutions revenue at the Comverse BSS segment. Revenue recognized using the percentage-of-completion method was $182.0 million and $140.4 million for the fiscal years ended January 31, 2012 and 2011, respectively, and comprised 24% and 16% of total revenue for such periods, respectively.

Maintenance revenue was $322.4 million for the fiscal year ended January 31, 2012, a decrease of $8.6 million, or 2.6%, compared to the fiscal year ended January 31, 2011. This decrease was attributable to a $22.1 million decline in maintenance revenue at the Comverse VAS segment, partially offset by a $13.4 million increase in maintenance revenue at the Comverse BSS segment.

Revenue by Geographic Region

Revenue in the Americas, EMEA and APAC represented approximately 25%, 50%, and 25% of our revenue, respectively, for the fiscal year ended January 31, 2012 compared to approximately 33%, 44%, and 23% of our revenue, respectively, for the fiscal year ended January 31, 2011. For additional information on our revenue by geographic region, see “Business—Domestic and International Sales and Long-Lived Assets” and Note 20 to the audited combined financial statements appearing elsewhere in this Information Statement.

Foreign Currency Impact on Revenue

Our functional currency for financial reporting purposes is the U.S. dollar. The majority of our revenue for the fiscal year ended January 31, 2012 was derived from transactions denominated in U.S. dollars. All other revenue was derived from transactions denominated in various foreign currencies, primarily the euro. Fluctuations in the U.S. dollar relative to foreign currencies in which we conducted business for the fiscal year ended January 31, 2012 compared to the fiscal year ended January 31, 2011 favorably impacted revenue by $10.2 million.

Foreign Currency Impact on Costs

A significant portion of our expenses, principally personnel-related costs, is incurred in NIS, whereas our functional currency for financial reporting purposes is the U.S. dollar. A strengthening of the NIS against the U.S. dollar would increase the U.S. dollar value of our expenses in Israel. We enter into foreign currency forward contracts to mitigate risk attributable to foreign currency exchange rate fluctuations.

Cost of revenue

Cost of revenue was $468.9 million for the fiscal year ended January 31, 2012, a decrease of $5.0 million, or 1.1%, compared to the fiscal year ended January 31, 2011. The decrease was attributable to declines in costs of $4.4 million and $7.9 million at the Comverse VAS segment and Comverse Other, respectively, partially offset by an increase in costs of $7.3 million at the Comverse BSS segment for the fiscal year ended January 31, 2012 compared to the fiscal year ended January 31, 2011.

Research and Development, Net

Research and development expenses, net were $94.2 million for the fiscal year ended January 31, 2012, a decrease of $54.6 million, or 36.7%, compared to the fiscal year ended January 31, 2011. The decrease was primarily attributable to a decline of $34.7 million and $16.9 million at the Comverse VAS segment and Comverse Other, respectively.

Selling, General and Administrative

Selling, general and administrative expenses were $175.9 million for the fiscal year ended January 31, 2012, a decrease of $94.1 million, or 34.9%, compared to the fiscal year ended January 31, 2011. The decrease was primarily attributable to a decline of $79.5 million and $13.9 million at Comverse Other and the Comverse VAS segment, respectively.

Other Operating Expenses

Other operating expenses were $20.7 million for the fiscal year ended January 31, 2012, a decrease of $9.2 million, or 30.8% compared to the fiscal year ended January 31, 2011. The decrease was attributable to a decline at Comverse Other.

Income (loss) from Operations

Income from operations was $11.4 million for the fiscal year ended January 31, 2012, a change of $71.2 million compared to a loss from operations of $59.8 million for the fiscal year ended January 31, 2011. The increase was primarily attributable to a decrease in loss from operations of $101.9 million at Comverse Other and an increase in income from operations of $20.7 million at the Comverse BSS segment, partially offset by a decrease in income from operations of $51.4 million at the Comverse VAS segment.

Interest Income

Interest income was $1.8 million for the fiscal year ended January 31, 2012, an increase of 2.2%, compared to the fiscal year ended January 31, 2011.

Interest Expense

Interest expense was $1.0 million for the fiscal year ended January 31, 2012, an increase of $0.1 million, or 5.9%, compared to the fiscal year ended January 31, 2011.

Interest Expense on Note Payable to CTI

Interest expense on note payable to CTI was $0.4 million for the fiscal year ended January 31, 2012, an increase of $0.4 million compared to fiscal year ended January 31, 2011. For more information about this note, see “—Liquidity and Capital Resources—Indebtedness—Note Payable to CTI.”

Other Expense, Net

Other expense, net was $7.2 million for the fiscal year ended January 31, 2012, an increase of $3.5 million, or 97.3%, compared to the fiscal year ended January 31, 2011. The increase was primarily attributable to a $1.7 million increase in foreign currency transaction losses.

Income Tax Provision

Income tax provision was $25.3 million for the fiscal year ended January 31, 2012, representing an effective tax rate of 544.7%, compared to income tax provision of $30.1 million, representing an effective tax rate of (48.1)% for the fiscal year ended January 31, 2011. During the fiscal year ended January 31, 2012 the effective tax rate was higher than the U.S. federal statutory rate of 35% and during the fiscal year ended January 31, 2011 the effective tax rate was negative primarily due to the mix of income and losses by jurisdiction and because we did not record an income tax benefit of losses in certain jurisdictions in which we maintain valuation allowances against certain of our U.S. and foreign net deferred tax assets. The income tax provision for the period is comprised of income tax expense recorded in non-loss jurisdictions, withholding taxes, and certain tax contingencies recorded in the fiscal years ended January 31, 2012 and 2011.

The change in our effective tax rate for the fiscal year ended January 31, 2012, compared to the fiscal year ended January 31, 2011 was primarily attributable to changes in the relative mix of income and losses across various jurisdictions.

Net Loss

Net loss was $20.6 million for the fiscal year ended January 31, 2012, a decrease in loss of $72.1 million, or 77.7%, compared to the fiscal year ended January 31, 2011 due primarily to the reasons discussed above.

Segment Results

Comverse BSS

	Comverse BSS
	Fiscal Years Ended January 31,		Change
	2012	2011	Amount	Percent
		(Dollars in thousands)
Revenue:
Total revenue	$365,008	$340,502	$24,506	7.2%

Costs and expenses:
Cost of revenue	199,811	192,516	7,295	3.8%
Research and development, net	60,473	63,357	(2,884)	(4.6)%
Selling, general and administrative	27,629	28,275	(646)	(2.3)%

Total costs and expenses	287,913	284,148	3,765	1.3%

Income from operations	$77,095	$56,354	$20,741	36.8%

Computation of segment performance:
Segment revenue	$365,008	$340,502	$24,506	7.2%

Total costs and expenses	$287,913	$284,148	$3,765	1.3%

Segment expense adjustments:
Amortization of acquisition-related intangibles	17,308	18,505	(1,197)	(6.5)%
Compliance-related compensation and other expenses	2,203	1,557	646	41.5%
Impairment of property and equipment	170	—	170	N/M

Segment expense adjustments	19,681	20,062	(381)	(1.9)%

Segment expenses	268,232	264,086	4,146	1.6%

Segment performance	$96,776	$76,416	$20,360	26.6%

Revenue

Total revenue for the fiscal year ended January 31, 2012 includes $42.7 million of additional revenue that was recognized as a result of the adoption of the new accounting guidance relating to revenue recognition. For a more comprehensive discussion, see “—Executive Summary—Adoption of New Revenue Recognition Guidance” and note 1 to the audited combined financial statements appearing elsewhere in this Information Statement.

Revenue from Comverse BSS customer solutions was $210.0 million for the fiscal year ended January 31, 2012, an increase of $11.1 million, or 5.6%, compared to the fiscal year ended January 31, 2011. The increase in revenue from Comverse BSS customer solutions was primarily attributable to $42.7 million of additional revenue that was recognized as a result of the adoption of the new accounting guidance relating to revenue recognition.

The increase was partially offset by lower volume of customer acceptances for the fiscal year ended January 31, 2012 compared to the fiscal year ended January 31, 2011. Revenue from customer acceptances decreased by approximately 13% for the fiscal year ended January 31, 2012 compared to the fiscal year ended January 31, 2011. Revenue from Comverse BSS customer solutions continued to be adversely affected by (i) the increasing complexity of project deployment resulting in extended periods of time required to complete project milestones and receive customer acceptance and (ii) lower volume of BSS projects in the current fiscal year resulting from lower customer order activity in recent years due to the global economic weakness.

Comverse BSS maintenance revenue was $155.0 million for the fiscal year ended January 31, 2012, an increase of $13.4 million, or 9.4%, compared to the fiscal year ended January 31, 2011. The increase was primarily attributable to an increase in the installed base of Comverse BSS customer solutions and increased collections that resulted in the recognition of additional revenue.

Revenue by Geographic Region

Revenue in the Americas, EMEA and APAC represented approximately 19%, 53%, and 28% of Comverse BSS’s revenue, respectively, for the fiscal year ended January 31, 2012 compared to approximately 17%, 60%, and 23% of Comverse BSS’s revenue, respectively, for the fiscal year ended January 31, 2011.

The increase in revenue as a percentage of the total revenue for Comverse BSS in APAC was primarily attributable to significant revenue recognized due to customer acceptances in certain large-scale projects in the fiscal year ended January 31, 2012, with no comparable customer acceptances in the fiscal year ended January 31, 2011. Europe continued to suffer from significant weakness in market conditions and, accordingly, European customers continued to closely monitor their costs and maintain lower levels of spending. As a result, Comverse BSS’s revenue from its European customers declined during the fiscal year ended January 31, 2012 compared to the fiscal year ended January 31, 2011.

Foreign Currency Impact on Revenue

Fluctuations in the U.S. dollar relative to foreign currencies in which Comverse BSS conducted business for the fiscal year ended January 31, 2012 compared to the fiscal year ended January 31, 2011 favorably impacted revenue by $4.7 million.

Cost of Revenue

Cost of revenue was $199.8 million for the fiscal year ended January 31, 2012, an increase of $7.3 million, or 3.8%, compared to the fiscal year ended January 31, 2011. The increase was primarily attributable to:

•	an $18.8 million increase in material costs and overhead due to increased revenue and lower margin projects; and

•	a $1.9 million increase in travel and entertainment expenses.

These increases were partially offset by:

•	a $10.8 million decrease in contractor costs due to increased use of company employees in lieu of contractors as part of cost savings initiatives; and

•	a $3.5 million decrease in allocated overhead costs relating to cost of revenue.

Research and Development, Net

Research and development expenses, net were $60.5 million for the fiscal year ended January 31, 2012, a decrease of $2.9 million, or 4.6%, compared to the fiscal year ended January 31, 2011. The decrease was primarily attributable to a $2.7 million decrease in personnel-related costs principally due to workforce reductions and a decline in compensation levels.

Selling, General and Administrative

Selling, general and administrative expenses were $27.6 million for the fiscal year ended January 31, 2012, a decrease of $0.6 million, or 2.3%, compared to the fiscal year ended January 31, 2011. The decrease was primarily attributable to workforce reductions and an overall reduction in sales commissions due to lower bookings.

Income from Operations

Income from operations was $77.1 million for the fiscal year ended January 31, 2012, an increase of $20.7 million, or 36.8%, compared to the fiscal year ended January 31, 2011 due primarily to the reasons described above.

Segment Performance

Segment performance was $96.8 million for the fiscal year ended January 31, 2012 based on segment revenue of $365.0 million, representing a segment performance margin of 26.5% as a percentage of segment revenue. Segment performance was $76.4 million for the fiscal year ended January 31, 2011 based on segment revenue of $340.5 million, representing a segment performance margin of 22.4% as a percentage of segment revenue. The increase in segment performance margin was primarily attributable to the increase in segment revenue partially offset by the increase in segment expenses for the fiscal year ended January 31, 2012 compared to the fiscal year ended January 31, 2011.

Comverse VAS

	Comverse VAS
	Fiscal Years Ended January 31,		Change
	2012	2011	Amount	Percent
		(Dollars in thousands)
Revenue:
Total revenue	$356,413	$460,899	$(104,486)	(22.7)%

Costs and expenses:
Cost of revenue	195,088	199,537	(4,449)	(2.2)%
Research and development, net	25,416	60,156	(34,740)	(57.7)%
Selling, general and administrative	11,973	25,879	(13,906)	(53.7)%

Total costs and expenses	232,477	285,572	(53,095)	(18.6)%

Income from operations	$123,936	$175,327	$(51,391)	(29.3)%

Computation of segment performance:
Segment revenue	$356,413	$460,899	$(104,486)	(22.7)%

Total costs and expenses	$232,477	$285,572	$(53,095)	(18.6)%
Segment expense adjustments:
Compliance-related compensation and other expenses	1,789	330	1,459	N/M
Impairment of property and equipment	238	—	238	N/M

Segment expense adjustments	2,027	330	1,697	N/M

Segment expenses	230,450	285,242	(54,792)	(19.2)%

Segment performance	$125,963	$175,657	$(49,694)	(28.3)%

Revenue

Total revenue for the fiscal year ended January 31, 2012 includes $5.8 million of additional revenue that was recognized as a result of the adoption of the new accounting guidance relating to revenue recognition. For a more comprehensive discussion see “—Executive Summary—Adoption of New Revenue Recognition Guidance” and note 1 to the audited combined financial statements appearing elsewhere in this Information Statement.

Revenue from Comverse VAS customer solutions was $202.3 million for the fiscal year ended January 31, 2012, a decrease of $82.4 million, or 28.9%, compared to the fiscal year ended January 31, 2011. The decrease in revenue from Comverse VAS customer solutions was primarily attributable to a number of customer acceptances of large-scale deployments of next generation voicemail products (including visual voicemail) in connection with the launch of new smartphones and increasing use of smartphones by subscribers during the fiscal year ended January 31, 2011 with no comparable customer acceptances in the fiscal year ended January 31, 2012. In addition, revenue was impacted by the timing of customer acceptances in certain projects and the timing of completion of project milestones. Further, the implementation of Comverse’s strategy to pursue higher margin Comverse VAS projects led, as expected, to lower revenue.

Comverse VAS maintenance revenue was $154.1 million for the fiscal year ended January 31, 2012, a decrease of $22.1 million, or 12.5%, compared to the fiscal year ended January 31, 2011. The decrease was mainly due to a decline in maintenance revenue attributable to maintenance services provided to customers during the initial service period corresponding to the decline in revenue from VAS customer solutions and a decline in installed base value.

Revenue by Geographic Region

Revenue in the Americas, EMEA and APAC represented approximately 30%, 45%, and 25% of Comverse VAS’s revenue, respectively, for the fiscal year ended January 31, 2012 compared to approximately 41%, 34%, and 25% of Comverse VAS’s revenue, respectively, for the fiscal year ended January 31, 2011.

The decrease in revenue as a percentage of total revenue for Comverse VAS in the Americas was primarily attributable to (i) significant revenue recognized due to customer acceptances in certain large-scale projects in the fiscal year ended January 31, 2011, with no comparable customer acceptances in the fiscal year ended January 31, 2012, and (ii) the implementation of our strategy to pursue higher margin Comverse VAS projects which, as expected, led to lower revenue. The increase in revenue for Comverse VAS in EMEA was primarily attributable to timing of certain acceptances.

Foreign Currency Impact on Revenue

Fluctuations in the U.S. dollar relative to foreign currencies in which Comverse VAS conducted business for the fiscal year ended January 31, 2012 compared to the fiscal year ended January 31, 2011 favorably impacted revenue by $4.2 million.

Cost of Revenue

Cost of revenue was $195.1 million for the fiscal year ended January 31, 2012, a decrease of $4.4 million, or 2.2%, compared to the fiscal year ended January 31, 2011.

The decrease was primarily attributable to:

•	a $14.7 million decrease in material costs and overhead primarily as a result of decreased revenue and inventory obsolescence; and

•	a $1.3 million decrease in travel and entertainment expenses as a result of cost saving initiatives.

The decrease was partially offset by increases in cost of revenue due to the transfer of certain research and development personnel to specific projects in connection with processes to improve operational efficiency as part of the implementation of the Phase II Business Transformation with the costs attributable to such personnel being recorded as cost of revenue in lieu of research and development expenses, net. These increases included:

•	a $9.0 million increase in allocated overhead costs relating to cost of revenue;

•	a $2.5 million increase in contractor costs recorded based on progress of projects related to customer solutions; and

•	a $0.8 million increase in personnel-related costs.

Research and Development, Net

Research and development expenses, net were $25.4 million for the fiscal year ended January 31, 2012, a decrease of $34.7 million, or 57.7%, compared to the fiscal year ended January 31, 2011. Research and development expenses, net were impacted by the transfer of certain research and development personnel to specific projects in connection with processes to improve operational efficiency as part of the implementation of the Phase II Business Transformation with the costs attributable to such personnel being recorded as cost of revenue in lieu of research and development expenses, net. The decrease in research and development expenses, net was primarily attributable to:

•	a $20.9 million decrease in personnel-related costs primarily due to workforce reductions, a decline in compensation levels and a decrease in research and development activity;

•	a $7.9 million decrease in allocated overhead costs relating to research and development due to a workforce reduction; and

•	a $4.0 million decrease in contractor costs due to a decrease in research and development activity.

Selling, General and Administrative

Selling, general and administrative expenses were $12.0 million for the fiscal year ended January 31, 2012, a decrease of $13.9 million, or 53.7%, compared to the fiscal year ended January 31, 2011. The decrease was primarily attributable to:

•	a $12.4 million decrease in personnel-related costs primarily due to workforce reductions and a decline in compensation levels; and

•	a $2.4 million decrease in overhead allocations related to selling, general and administrative expenses.

Income from Operations

Income from operations was $123.9 million for the fiscal year ended January 31, 2012, a decrease of $51.4 million, or 29.3% compared to the fiscal year ended January 31, 2011 due primarily to the reasons described above.

Segment Performance

Segment performance was $126.0 million for the fiscal year ended January 31, 2012 based on segment revenue of $356.4 million, representing a segment performance margin of 35.3% as a percentage of segment revenue. Segment performance was $175.7 million for the fiscal year ended January 31, 2011 based on segment revenue of $460.9 million, representing a segment performance margin of 38.1% as a percentage of segment revenue. The decrease in segment performance margin was primarily attributable to the decrease in segment revenues partially offset by the decrease in segment expenses for the fiscal year ended January 31, 2012 compared to the fiscal year ended January 31, 2011.

Comverse Other

	Comverse Other
	Fiscal Years Ended January 31,		Change
	2012	2011	Amount	Percent
		(Dollars in thousands)
Revenue:
Total revenue	$49,736	$61,435	$(11,699)	(19.0)%

Costs and expenses:
Cost of revenue	73,968	81,835	(7,867)	(9.6)%
Research and development, net	8,349	25,304	(16,955)	(67.0)%
Selling, general and administrative	136,280	215,819	(79,539)	(36.9)%
Other operating expenses	20,728	29,934	(9,206)	(30.8)%

Total costs and expenses	239,325	352,892	(113,567)	(32.2)%

Loss from operations	$(189,589)	$(291,457)	$101,868	(35.0)%

Computation of segment performance:
Segment revenue	$49,736	$61,435	$(11,699)	(19.0)%

Total costs and expenses	$239,325	$352,892	$(113,567)	(32.2)%
Segment expense adjustments:
Stock-based compensation expense	3,660	2,439	1,221	50.1%
Compliance-related professional fees	10,901	82,136	(71,235)	(86.7)%
Compliance-related compensation and other expenses	2,727	2,655	72	2.7%
Impairment of property and equipment	1,923	—	1,923	N/M
Litigation settlements and related costs	804	—	804	N/M
Restructuring charges	20,728	29,934	(9,206)	(30.8)%
Gain on sale of land	—	(2,371)	2,371	N/M
Other	(48)	(1,402)	1,354	(96.6)%

Segment expense adjustments	40,695	113,391	(72,696)	(64.1)%

Segment expenses	198,630	239,501	(40,871)	(17.1)%

Segment performance	$(148,894)	$(178,066)	$29,172	(16.4)%

Revenue

Total revenue was $49.7 million for the fiscal year ended January 31, 2012, a decrease of $11.7 million, or 19.0%, compared to the fiscal year ended January 31, 2011. The decrease was primarily attributable to a $13.2 million revenue decline at Comverse MI partially offset by an increase in revenue of $3.3 million at Netcentrex. The decrease in revenue at Comverse MI was primarily attributable to a large customer acceptance of Comverse MI solutions during the fiscal year ended January 31, 2011 with no comparable customer acceptance in the fiscal year ended January 31, 2012. For the fiscal years ended January 31, 2012 and 2011, Comverse MI’s total revenue were $23.9 million and $37.1 million, respectively, and Netcentrex’ total revenue were $23.4 million and $20.1 million, respectively. Total revenue of Comverse MI for the fiscal year ended January 31, 2012 includes $0.4 million of additional revenue that was recognized as a result of the adoption of the new accounting guidance relating to revenue recognition. For a more comprehensive discussion, see “—Executive Summary—Adoption of New Revenue Recognition Guidance” and note 1 to the audited combined financial statements appearing elsewhere in this Information Statement.

Cost of Revenue

Cost of revenue was $74.0 million for the fiscal year ended January 31, 2012, a decrease of $7.9 million, or 9.6%, compared to the fiscal year ended January 31, 2011. The decrease was primarily attributable to:

•	a $6.7 million decrease in material costs primarily due to a decrease in provision for contract loss compared to the fiscal year ended January 31, 2011;

•	a $1.7 million decrease in contractor costs;

•	a $1.6 million decrease in allocated overhead costs relating to cost of revenue; and

•	a $1.5 million decrease in travel and entertainment expenses as a result of cost saving initiatives.

The decrease was partially offset by a $5.5 million increase in personnel-related costs due to the transfer of certain research and development personnel to specific projects in connection with processes to improve operational efficiency as part of the implementation of the Phase II Business Transformation with the personnel-related costs attributable to such personnel being recorded as cost of revenue in lieu of research and development expenses, net.

Research and Development, Net

Research and development expenses, net, were $8.3 million for the fiscal year ended January 31, 2012, a decrease of $17.0 million, or 67.0%, compared to the fiscal year ended January 31, 2011. The decrease was primarily attributable to:

•

a $6.2 million decrease in personnel-related costs due to a decrease in research and development activity, resulting in the transfer of certain research and development personnel to specific projects in connection with processes to improve operational efficiency as part of the implementation of the Phase II Business Transformation with the personnel-related costs attributable to such personnel being recorded in cost of revenue in lieu of research and development expenses, net; and

•	a $9.0 million decrease in personnel-related costs primarily due to a workforce reduction.

Selling, General and Administrative

Selling, general and administrative expenses were $136.3 million for the fiscal year ended January 31, 2012, a decrease of $79.5 million, or 36.9%, compared to the fiscal year ended January 31, 2011. The decrease was primarily attributable to a $71.2 million decrease in compliance-related professional fees. During the fiscal year ended January 31, 2012, compliance-related professional fees were incurred primarily in connection with the preparation of CTI’s 2010 Form 10-K (which was filed with the SEC on May 31, 2011), the Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2011 (which was filed with the SEC on June 22, 2011), the Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2010, July 31, 2010 and October 31, 2010 (which were filed with the SEC on July 28, 2011), the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2011 (which was filed timely with the SEC on September 8, 2011) and the Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2011 (which was filed timely with the SEC on December 12, 2011). Such fees were lower than the compliance-related professional fees incurred during the fiscal year ended January 31, 2011 in connection with CTI’s efforts to complete adjustments to its consolidated historical financial statements and evaluations of the application of U.S. GAAP, which were ultimately concluded with the filing of the Comprehensive Form 10-K with the SEC on October 4, 2010.

Other Operating Expenses

Other operating expenses were $20.7 million for the fiscal year ended January 31, 2012, a decrease of $9.2 million, or 30.8%. The decrease was primarily attributable to a decrease in restructuring charges due to higher personnel-related expenses incurred during the fiscal year ended January 31, 2011.

Loss from Operations

Loss from operations was $189.6 million for the fiscal year ended January 31, 2012, a decrease in loss of $101.9 million, or 35.0%, compared to the fiscal year ended January 31, 2011 due primarily to the reasons discussed above. For the fiscal year ended January 31, 2012, Comverse MI had a loss from operations of $0.7 million compared to income from operations of $15.5 million for the fiscal year ended January 31, 2011. The change was attributable to a $13.2 million decrease in total revenue and increases in cost of revenue and research and development expense, net. For the fiscal years ended January 31, 2012 and 2011, Netcentrex had a loss from operations of $4.3 million and $19.6 million, respectively. The decrease in loss was primarily attributable to a $3.3 million increase in total revenue, and $8.7 million decrease in selling general and administrative expenses, and a $5.3 million decrease in research and development expenses, net.

Segment Performance

Segment performance was a $148.9 million loss for the fiscal year ended January 31, 2012, a decrease in loss of $29.2 million, or 16.4%, compared to the fiscal year ended January 31, 2011. The decrease in loss was attributable to a decrease in segment expenses partially offset by a decrease in segment revenue.

Fiscal Year Ended January 31, 2011 Compared to Fiscal Year Ended January 31, 2010

Combined Results

	Fiscal Years Ended January 31,		Change
	2011	2010	Amount	Percent
		(Dollars in thousands)
Total revenue	$862,836	$794,787	$68,049	8.6%

Costs and expenses:
Cost of revenue	473,888	473,132	756	0.2%
Research and development, net	148,817	175,949	(27,132)	(15.4)%
Selling, general and administrative	269,973	341,294	(71,321)	(20.9)%
Other operating expenses	29,934	18,628	11,306	60.7%

Total costs and expenses	922,612	1,009,003	(86,391)	(8.6)%

Loss from operations	$(59,776)	$(214,216)	$154,440	(72.1)%

Interest income	1,717	3,169	(1,452)	(45.8)%
Interest expense	(900)	(314)	(586)	186.6%
Interest (expense) income on notes (payable) receivable with CTI	(19)	4,845	(4,864)	N/M
Other (expense) income, net	(3,645)	476	(4,121)	N/M
Income tax provision	(30,118)	(15,930)	(14,188)	89.1%

Net loss	$(92,741)	$(221,970)	$129,229	(58.2)%

Total Revenue

Revenue from customer solutions was $531.8 million for the fiscal year ended January 31, 2011, an increase of $64.3 million, or 13.7%, compared to the fiscal year ended January 31, 2010. The increase was primarily attributable to a $78.6 million increase in customer solutions revenue at the Comverse VAS segment, partially offset by a $17.3 million decrease in customer solutions revenue at the Comverse BSS segment. Revenue recognized using the percentage-of-completion method was $140.4 million and $131.2 million for the fiscal years ended January 31, 2011 and 2010, respectively, and comprised 16% and 17% of total revenue for such periods, respectively.

Maintenance revenue was $331.1 million for the fiscal year ended January 31, 2011, an increase of $3.8 million, or 1.2%, compared to the fiscal year ended January 31, 2010. This increase was primarily attributable to an $8.7 million increase in maintenance revenue at the Comverse BSS segment, partially offset by a $2.6 million decrease in maintenance revenue at the Comverse VAS segment.

Revenue by Geographic Region

Revenue in the Americas, EMEA and APAC represented approximately 33%, 44%, and 23% of our revenue, respectively, for the fiscal year ended January 31, 2011 compared to approximately 27%, 54%, and 19% of our revenue, respectively, for the fiscal year ended January 31, 2010. For additional information on our revenue by geographic region, see “Business—Domestic and International Sales and Long-Lived Assets” and Note 20 to the audited combined financial statements appearing elsewhere in this Information Statement.

Foreign Currency Impact on Revenue

Our functional currency for financial reporting purposes is the U.S. dollar. The majority of our revenue for the fiscal year ended January 31, 2011 was derived from transactions denominated in U.S. dollars. All other revenue was derived from transactions denominated in various foreign currencies, primarily the euro. Fluctuations in the U.S. dollar relative to foreign currencies in which we conducted business for the fiscal year ended January 31, 2011 compared to the fiscal year ended January 31, 2010 unfavorably impacted revenue by $3.5 million.

Foreign Currency Impact on Costs

A significant portion of our expenses, principally personnel-related costs, is incurred in NIS, whereas our functional currency for financial reporting purposes is the U.S. dollar. A strengthening of the NIS against the U.S. dollar would increase the U.S. dollar value of our expenses in Israel. We enter into foreign currency forward contracts to mitigate risk attributable to foreign currency exchange rate fluctuations.

Cost of revenue

Cost of revenue was $473.9 million for the fiscal year ended January 31, 2011, an increase of $0.8 million, or 0.2%, compared to the fiscal year ended January 31, 2010. The increase was attributable to increase in costs of $10.7 million and $1.2 million at the Comverse VAS segment and Comverse Other, respectively, partially offset by a decrease in costs of $11.1 million at the Comverse BSS segment for the fiscal year ended January 31, 2011 compared to the fiscal year ended January 31, 2010.

Research and Development, Net

Research and development expenses, net were $148.8 million for the fiscal year ended January 31, 2011, a decrease of $27.1 million, or 15.4%, compared to the fiscal year ended January 31, 2010. The decrease was primarily attributable to declines at the Comverse VAS segment and Comverse Other of $11.6 million and $9.9 million, respectively.

Selling, General and Administrative

Selling, general and administrative expenses were $270.0 million for the fiscal year ended January 31, 2011, a decrease of $71.3 million, or 20.9%, compared to the fiscal year ended January 31, 2010. The decrease was primarily attributable to a $62.6 million decline at Comverse Other.

Other Operating Expenses

Other operating expenses were $29.9 million for the fiscal year ended January 31, 2011, an increase of $11.3 million, or 60.7%, compared to the fiscal year ended January 31, 2010. The increase was attributable to Comverse Other.

Loss from Operations

Loss from operations was $59.8 million for the fiscal year ended January 31, 2011, a decrease in loss of $154.4 million, or 72.1%, compared to the fiscal year ended January 31, 2010. The decrease was primarily attributable to $81.6 million, $60.7 million and $12.2 million decreases in loss at the Comverse VAS segment, Comverse Other and the Comverse BSS segment, respectively.

Interest Income

Interest income was $1.7 million for the fiscal year ended January 31, 2011, a decrease of $1.5 million, or 45.8%, compared to the fiscal year ended January 31, 2010. The decrease was primarily attributable to lower cash and cash equivalents during the fiscal year ended January 31, 2011 compared to the prior fiscal year.

Interest Expense

Interest expense was $0.9 million for the fiscal year ended January 31, 2011, an increase of $0.6 million, or 186.6%, compared to the fiscal year ended January 31, 2010.

Interest (Expense) Income on Notes (Payable) Receivable with CTI

Interest expense on note payable to CTI was $19,000 for the fiscal year ended January 31, 2011, a change of $4.9 million, compared to interest income on note receivable from CTI of $4.9 million for the fiscal year ended January 31, 2010. The change was attributable to the repayment of a promissory note by CTI in October 2009.

Other (Expense) Income, Net

Other expense, net was $3.6 million for the fiscal year ended January 31, 2011, a change of $4.1 million compared to other income, net of $0.5 million for the fiscal year ended January 31, 2010. The change was primarily attributable to a $3.3 million increase in currency transaction losses.

Income Tax Provision

Income tax provision was $30.1 million for the fiscal year ended January 31, 2011, representing an effective tax rate of (48.1)%, compared to an income tax provision of $15.9 million, representing an effective tax rate of (7.7)% for the fiscal year ended January 31, 2010. The effective tax rate for both fiscal years was negative primarily due to the mix of income and losses by jurisdiction and because we did not record an income tax benefit of losses in certain jurisdictions in which we maintain valuation allowances against certain of our U.S. and foreign net deferred tax assets. The income tax provision for the period is comprised of income tax expense recorded in non-loss jurisdictions, withholding taxes, and certain tax contingencies recorded in the fiscal years ended January 31, 2011 and 2010.

The change in our effective tax rate for the fiscal year ended January 31, 2011, compared to the fiscal year ended January 31, 2010 is primarily attributable to changes in the relative mix of income and losses across various jurisdictions.

Net Loss

Net loss was $92.7 million for the fiscal year ended January 31, 2011, a decrease in loss of $129.2 million, or 58.2%, compared to the fiscal year ended January 31, 2010 due primarily to the reasons discussed above.

Segment Results

Comverse BSS

	Comverse BSS
	Fiscal Years Ended January 31,		Change
	2011	2010	Amount	Percent
	(Dollars in thousands)
Revenue:
Total revenue	$340,502	$349,089	$(8,587)	(2.5)%

Costs and expenses:
Cost of revenue	192,516	203,644	(11,128)	(5.5)%
Research and development, net	63,357	68,996	(5,639)	(8.2)%
Selling, general and administrative	28,275	32,284	(4,009)	(12.4)%

Total costs and expenses	284,148	304,924	(20,776)	(6.8)%

Income from operations	$56,354	$44,165	$12,189	27.6%

Computation of segment performance:
Segment revenue	$340,502	$349,089	$(8,587)	(2.5)%

Total costs and expenses	$284,148	$304,924	$(20,776)	(6.8)%
Segment expense adjustments:
Amortization of acquisition-related intangibles	18,505	18,672	(167)	(0.9)%
Compliance-related compensation and other expenses	1,557	2,879	(1,322)	(45.9)%
Acquisition-related charges	—	54	(54)	N/M

Segment expense adjustments	20,062	21,605	(1,543)	(7.1)%

Segment expenses	264,086	283,319	(19,233)	(6.8)%

Segment performance	$76,416	$65,770	$10,646	16.2%

Revenue

Revenue from Comverse BSS customer solutions was $198.8 million for the fiscal year ended January 31, 2011, a decrease of $17.3 million, or 8.0%, compared to the fiscal year ended January 31, 2010. The decrease in revenue from Comverse BSS customer solutions was primarily attributable to (i) increasing complexity of project deployment resulting in extended periods of time required to complete project milestones and receive customer acceptance, and (ii) lower volume of Comverse BSS projects in the fiscal year ended January 31, 2011 resulting from reduced customer order activity in the preceding years due to the global economic weakness.

Comverse BSS maintenance revenue was $141.7 million for the fiscal year ended January 31, 2011, an increase of $8.7 million, or 6.6%, compared to the fiscal year ended January 31, 2010. The increase was primarily attributable to an increase in the installed base of Comverse BSS customer solutions.

Revenue by Geographic Region

Revenue in the Americas, EMEA and APAC represented approximately 17%, 60%, and 23% of Comverse BSS’s revenue, respectively, for the fiscal year ended January 31, 2011 compared to approximately 17%, 63%, and 20% of Comverse BSS’s revenue, respectively, for the fiscal year ended January 31, 2010. During the fiscal year ended January 31, 2011, revenue by geographic region was impacted by the market conditions therein. Europe continued to suffer from significant weakness in market conditions and, accordingly, European customers continued to closely monitor their costs and maintain lower levels of spending. As a result, Comverse BSS’s revenue from its European customers declined during the fiscal year ended January 31, 2011 compared to the fiscal year ended January 31, 2010.

Foreign Currency Impact on Revenue

Fluctuations in the U.S. dollar relative to foreign currencies in which Comverse BSS conducted business for the fiscal year ended January 31, 2011 compared to the fiscal year ended January 31, 2010 unfavorably impacted revenue by $1.2 million.

Cost of Revenue

Cost of revenue was $192.5 million for the fiscal year ended January 31, 2011, a decrease of $11.1 million, or 5.5%, compared to the fiscal year ended January 31, 2010. The decrease was primarily attributable to:

•	a $7.4 million decrease in contractor costs due to project completion and increased use of company employees in lieu of contractors as part of cost saving initiatives;

•	a $2.7 million decrease in general and administrative expense related to cost of revenue;

•

a $1.0 million decrease in personnel-related costs principally due to a $2.3 million decrease in workforce reductions associated with restructuring initiatives and a decline in compensation levels, partially offset by fluctuations in foreign currency exchange rates which had an unfavorable impact on personnel-related costs of approximately $1.3 million for the fiscal year ended January 31, 2011; and

•	a $0.9 million decrease in travel and entertainment expenses as a result of cost saving initiatives.

Research and Development, Net

Research and development expenses, net were $63.4 million for the fiscal year ended January 31, 2011, a decrease of $5.6 million, or 8.2%, compared to the fiscal year ended January 31, 2010. The decrease was primarily attributable to:

•

a $4.8 million decrease in personnel-related costs primarily due to workforce reductions associated with restructuring initiatives and a decline in compensation levels. Fluctuations in foreign currency exchange rates had an unfavorable impact on personnel-related costs of approximately $0.5 million for the fiscal year ended January 31, 2011;

•	a $1.0 million decrease in general and administrative expenses relating to research and development; and

•	a $0.4 million decrease in other costs, including travel and entertainment and depreciation, as a result of cost saving initiatives and reduced capital expenditures.

These decreases were partially offset by a $0.6 million increase in contractor costs.

Selling, General and Administrative

Selling, general and administrative expenses were $28.3 million for the fiscal year ended January 31, 2011, a decrease of $4.0 million, or 12.4%, compared to the fiscal year ended January 31, 2010. The decrease was primarily attributable to:

•

a $1.7 million decrease in agent and employee sales commissions principally due to a decrease in bookings generated from certain projects and in certain geographic locations with respect to which Comverse BSS pays higher commissions to sales agents and, to a lesser extent, a decrease in sales commissions paid to employees as a result of a shift in product and project mix due to products and projects with respect to which Comverse BSS pays lower sales commissions compared to the fiscal year ended January 31, 2010;

•

a $0.8 million decrease in personnel-related costs primarily due to workforce reductions associated with restructuring initiatives and a decline in compensation levels. Fluctuations in foreign currency exchange rates had an immaterial impact on personnel-related costs for the fiscal year ended January 31, 2011;

•	a $0.7 million decrease in bad debt expense primarily due to an improved collection process and fluctuations in foreign currency exchange rates; and

•	a $0.4 million decrease in marketing and advertising costs as a result of cost saving initiatives.

Income from Operations

Income from operations was $56.4 million for the fiscal year ended January 31, 2011, an increase of $12.2 million, or 27.6%, compared to the fiscal year ended January 31, 2010 due primarily to the reasons described above.

Segment Performance

Segment performance was $76.4 million for the fiscal year ended January 31, 2011 based on segment revenue of $340.5 million, representing a segment performance margin of 22.4% as a percentage of segment revenue. Segment performance was $65.8 million for the fiscal year ended January 31, 2010 based on segment revenue of $349.1 million, representing a segment performance margin of 18.8% as a percentage of segment revenue. The increase in segment performance margin was primarily attributable to the decrease in segment expenses for the fiscal year ended January 31, 2011 compared to the fiscal year ended January 31, 2010.

Comverse VAS

	Comverse VAS
	Fiscal Years Ended January 31,		Change
	2011	2010	Amount	Percent
	(Dollars in thousands)
Revenue:
Total revenue	$460,899	$384,965	$75,934	19.7%

Costs and expenses:
Cost of revenue	199,537	188,885	10,652	5.6%
Research and development, net	60,156	71,779	(11,623)	(16.2)%
Selling, general and administrative	25,879	30,553	(4,674)	(15.3)%

Total costs and expenses	285,572	291,217	(5,645)	(1.9)%

Income from operations	$175,327	$93,748	$81,579	87.0%

Computation of segment performance:
Segment revenue	$460,899	$384,965	$75,934	19.7%

Total costs and expenses	$285,572	$291,217	$(5,645)	(1.9)%
Segment expense adjustments:
Compliance-related compensation and other expenses	330	2,462	(2,132)	(86.6)%

Segment expense adjustments	330	2,462	(2,132)	(86.6)%

Segment expenses	285,242	288,755	(3,513)	(1.2)%

Segment performance	$175,657	$96,210	$79,447	82.6%

Revenue

Revenue from Comverse VAS customer solutions was $284.8 million for the fiscal year ended January 31, 2011, an increase of $78.6 million, or 38.1%, compared to the fiscal year ended January 31, 2010. The increase in revenue from Comverse VAS customer solutions was primarily attributable to a number of large deployments of next generation voicemail products (including visual voicemail) by customers in connection with the launch of new smartphones and increasing use of smartphones by subscribers. During the fiscal year ended January 31, 2011, however, revenue from VAS customer solutions continued to be adversely affected by (i) the continuance of the weakness in the global economy in certain regions and the resulting lower levels of spending by telecommunication service providers located in such regions, (ii) the continued proliferation of alternative messaging applications, such as SMS text messaging, in part as an attractive substitute for voicemail usage, (iii) the continued maturation of the wireless services industry, particularly as it relates to voice-based services such as voicemail, resulting in a decreasing rate of growth in the subscriber base of Comverse’s telecommunication service provider customers and in their capital spending budgets, and (iv) increased competition in certain product areas from low-cost service providers, particularly in emerging markets.

Comverse VAS maintenance revenue was $176.1 million for the fiscal year ended January 31, 2011, a decrease of $2.6 million, or 1.4%, compared to the fiscal year ended January 31, 2010. The decrease was mainly due to a decline in maintenance revenue attributable to maintenance services provided to customers during the initial service period as a result of a slight decline in the installed base value.

Revenue by Geographic Region

Revenue in the Americas, EMEA and APAC represented approximately 41%, 34%, and 25% of Comverse VAS’s revenue, respectively, for the fiscal year ended January 31, 2011 compared to approximately 34%, 46%, and 20% of Comverse VAS’s revenue, respectively, for the fiscal year ended January 31, 2010.

During the fiscal year ended January 31, 2011, revenue by geographic region was impacted by the market conditions therein. Comverse VAS’s revenue increased in North America and APAC, regions in which general market conditions improved. The increase in revenue in North America was primarily attributable to a number of large deployments of next generation voicemail products (including visual voicemail) by customers in connection with the launch of new smartphones and increasing use of smartphones by subscribers. Europe continued to suffer from significant weakness in market conditions and, accordingly, European customers continued to closely monitor their costs and maintain lower levels of spending. As a result, Comverse VAS’s revenue from its European customers declined during the fiscal year ended January 31, 2011 compared to the fiscal year ended January 31, 2010.
Foreign Currency Impact on Revenue

Fluctuations in the U.S. dollar relative to foreign currencies in which Comverse VAS conducted business for the fiscal year ended January 31, 2011 compared to the fiscal year ended January 31, 2010 unfavorably impacted revenue by $1.7 million.

Cost of Revenue

Cost of revenue was $199.5 million for the fiscal year ended January 31, 2011, an increase of $10.7 million, or 5.6%, compared to the fiscal year ended January 31, 2010. The increase was primarily attributable to a $15.7 million increase in material costs and overhead, of which $25.7 million was attributable to increased revenue, partially offset by a decline in cost of revenue due to higher margin projects.

This increase was partially offset by:

•	a $2.6 million decrease in allocated overhead costs relating to cost of revenue;

•	a $2.1 million decrease in other costs, including travel and entertainment and depreciation, as a result of cost saving initiatives and reduced capital expenditures; and

•	a $0.9 million decrease in personnel-related costs primarily due to fluctuations in foreign currency exchange rates.

Research and Development, Net

Research and development expenses, net were $60.2 million for the fiscal year ended January 31, 2011, a decrease of $11.6 million, or 16.2%, compared to the fiscal year ended January 31, 2010. The decrease was primarily attributable to:

•	a $3.2 million decrease in depreciation as a result of reduced capital expenditures and write-off of assets no longer in use;

•	a $3.0 million decrease in contractor costs due to a decrease in research and development activity;

•	a $2.8 million decrease in allocated overhead costs relating to research and development due to workforce reductions; and

•

a $2.3 million decrease in personnel-related costs primarily due to workforce reductions associated with restructuring initiatives and a decline in compensation levels. Fluctuations in foreign currency exchange rates had an unfavorable impact on personnel-related costs of approximately $1.7 million for the fiscal year ended January 31, 2011.

Selling, General and Administrative

Selling, general and administrative expenses were $25.9 million for the fiscal year ended January 31, 2011, a decrease of $4.7 million, or 15.3%, compared to the fiscal year ended January 31, 2010. The decrease was primarily attributable to:

•

a $4.3 million decrease in personnel-related costs primarily due to workforce reductions associated with restructuring initiatives and a decline in compensation levels. Fluctuations in foreign currency exchange rates had an unfavorable impact on personnel-related costs of approximately $0.6 million for the fiscal year ended January 31, 2011;

•	a $1.2 million decrease in overhead allocations related to selling, general and administrative expenses; and

•	a $1.0 million decrease in bad debt expense primarily due to an improved collection process and fluctuations in foreign currency exchange rates.

These decreases were offset primarily by a $2.8 million increase in agent and employee sales commissions principally due to overall increase in business activities.

Income from Operations

Income from operations was $175.3 million for the fiscal year ended January 31, 2011, an increase of $81.6 million, or 87.0%, compared to the fiscal year ended January 31, 2010 due primarily to the reasons described above.

Segment Performance

Segment performance was $175.7 million for the fiscal year ended January 31, 2011 based on segment revenue of $460.9 million, representing a segment performance margin of 38.1% as a percentage of segment revenue. Segment performance was $96.2 million for the fiscal year ended January 31, 2010 based on segment revenue of $385.0 million, representing a segment performance margin of 25.0% as a percentage of segment revenue. The increase in segment performance margin was primarily attributable to the increase in segment revenue as well as a decrease in segment expenses for the fiscal year ended January 31, 2011 compared to the fiscal year ended January 31, 2010.

Comverse Other

	Comverse Other
	Fiscal Years Ended January 31,		Change
	2011	2010	Amount	Percent
		(Dollars in thousands)
Revenue:
Total revenue	$61,435	$60,733	$702	1.2%

Costs and expenses:
Cost of revenue	81,835	80,603	1,232	1.5%
Research and development, net	25,304	35,174	(9,870)	(28.1)%
Selling, general and administrative	215,819	278,457	(62,638)	(22.5)%
Other operating expenses	29,934	18,628	11,306	60.7%

Total costs and expenses	352,892	412,862	(59,970)	(14.5)%

Loss from operations	$(291,457)	$(352,129)	$60,672	(17.2)%

Computation of segment performance:
Segment revenue	$61,435	$60,733	$702	1.2%

Total costs and expenses	$352,892	$412,862	$(59,970)	(14.5)%
Segment expense adjustments:
Stock-based compensation expense	2,439	4,170	(1,731)	(41.5)%
Amortization of acquisition-related intangibles	—	3,286	(3,286)	(100.0)%
Compliance-related professional fees	82,136	113,306	(31,170)	(27.5)%
Compliance-related compensation and other expenses	2,655	5,396	(2,741)	(50.8)%
Impairment charges	—	3,356	(3,356)	N/M
Impairment of property and equipment	—	2,906	(2,906)	N/M
Acquisition-related charges	—	(157)	157	N/M
Restructuring charges	29,934	15,272	14,662	96.0%
Gain on sale of land	(2,371)	—	(2,371)	N/M
Other	(1,402)	831	(2,233)	(268.7)%

Segment expense adjustments	113,391	148,366	(34,975)	(23.6)%

Segment expenses	239,501	264,496	(24,995)	(9.5)%

Segment performance	$(178,066)	$(203,763)	$25,697	(12.6)%

Revenue

Total revenue was $61.4 million for the fiscal year ended January 31, 2011, an increase of $0.7 million, or 1.2%, compared to the fiscal year ended January 31, 2010. The increase was primarily attributable to a $7.2 million increase in Comverse MI’s total revenue and a $2.4 million increase in total revenue from other miscellaneous operations, partially offset by an $8.9 million decrease in Netcentrex’s total revenue. The increase in Comverse MI revenue was mainly attributable to a large customer acceptance of Comverse MI solutions during the fiscal year ended January 31, 2011. The decline in Netcentrex’s revenue was mainly due to continued weakness in market conditions, increased competition from low-cost service providers and resulting pricing pressures. For the fiscal years ended January 31, 2011 and 2010, Comverse MI’s total revenue were $37.1 million and $29.9 million, respectively, and Netcentrex’s total revenue were $20.1 million and $29.0 million, respectively.

Cost of Revenue

Cost of revenue was $81.8 million for the fiscal year ended January 31, 2011, an increase of $1.2 million, or 1.5%, compared to the fiscal year ended January 31, 2010. The increase was primarily attributable to:

•	a $7.2 million increase in material and overhead costs primarily due to an increase in provision for contract loss; and

•

a $5.6 million increase in overhead allocations relating to research and development due to an increase in percentage-of-completion projects in the fiscal year ended January 31, 2011 compared to the fiscal year ended January 31, 2010.

The increase was partially offset by:

•	a $3.3 million decrease in Netcentrex’s amortization as a result of impairment of intangible assets in the fiscal year ended January 31, 2010;

•	a $3.7 million decrease in certain VAT exposures that met the statute of limitations in the current fiscal year; and

•	a $1.9 million decrease in overhead allocation.

Research and Development, Net

Research and development expenses, net, were $25.3 million for the fiscal year ended January 31, 2011, a decrease of $9.9 million, or 28.1%, compared to the fiscal year ended January 31, 2010. The decrease was primarily attributable to:

•

a $5.7 million decrease in personnel-related costs due to a decrease in research and development activity, resulting in the transfer of certain research and development personnel to specific projects in connection with processes to improve operational efficiency as part of the implementation of the Phase II Business Transformation with the personnel-related costs attributable to such personnel being recorded in cost of revenue in lieu of research and development expenses and workforce reduction associated with restructuring initiatives;

•	a $1.7 million decrease in overhead allocation relating to research and development; and

•	a $1.2 million decrease in personnel-related costs primarily due to workforce reductions.

Selling, General and Administrative

Selling, general and administrative expenses were $215.8 million for the fiscal year ended January 31, 2011, a decrease of $62.6 million, or 22.5%, compared to the fiscal year ended January 31, 2010.

The decrease was primarily attributable to:

•

a $31.2 million decrease in compliance-related professional fees due to lower overall compliance-related professional fees and a decline in the percentage of costs allocated to Comverse Other in connection with CTI’s efforts to complete adjustments to its consolidated historical financial statements and evaluations of the application of U.S. GAAP, which were ultimately concluded in the filing with the SEC of the Comprehensive Form 10-K for the fiscal years ended January 31, 2009, 2008, 2007 and 2006 on October 4, 2010 and the Annual Report on Form 10-K for the fiscal year ended January 31, 2010 on January 25, 2011. The decrease in the percentage of compliance-related professional fees allocated to Comverse Other is attributable to the completion of most of the work required for the preparation of our financial information in the fiscal year ended January 31, 2010;

•	an $18.7 million decrease in agent and employee sales commissions principally due to a decrease in bookings generated from certain projects and in certain geographic locations with respect to which we pay higher commissions to sales agents and, to a lesser extent, a decrease in sales commissions paid to employees principally as a result of a shift in product and project mix during the fiscal year ended January 31, 2011 to products and projects with respect to which we pay lower sales commissions compared to the fiscal year ended January 31, 2010;

•	a $9.3 million decrease in personnel-related costs primarily due to workforce reductions associated with restructuring initiatives and a decline in compensation levels; and

•	a $4.5 million decrease in contractor costs due to increased use of company employees in lieu of contractors as part of cost savings initiatives.

Other Operating Expenses

Other operating expenses were $29.9 million for the fiscal year ended January 31, 2011, an increase of $11.3 million, or 60.7%, compared to the fiscal year ended January 31, 2010. The increase was primarily attributable to a $14.7 million increase in restructuring charges due to higher personnel-related expenses incurred during the fiscal year ended January 31, 2010, partially offset by a $3.4 million reduction in charges for impairment of other intangible assets that we recorded for the fiscal year ended January 31, 2010.

Loss from Operations

Loss from operations was $291.5 million for the fiscal year ended January 31, 2011, a decrease in loss of $60.7 million, or 17.2%, compared to the fiscal year ended January 31, 2010 primarily due to the reasons described above. For the fiscal years ended January 31, 2011 and 2010, Comverse MI had income from operations of $15.5 million and $8.5 million, respectively. The increase was primarily attributable to a $7.2 million increase in Comverse MI total revenue. For the fiscal years ended January 31, 2011 and 2010, Netcentrex had loss from operations of $19.6 million and $24.8 million, respectively. The decrease in loss was primarily attributable to a decrease in research and development expenses, net and selling, general and administrative expenses, partially offset by an $8.8 million decrease in total revenue.

Segment Performance

Segment performance was a $178.1 million loss for the fiscal year ended January 31, 2011, a decrease in loss of $25.7 million, or 12.6%, compared to the loss for the fiscal year ended January 31, 2010. The decrease in loss was attributable to a decrease in segment expenses and a slight increase in segment revenue.

LIQUIDITY AND CAPITAL RESOURCES

Overview

Our principal sources of liquidity historically have consisted of cash and cash equivalents, cash flows from operations, including changes in working capital, borrowings from CTI, our parent company, and the sale of investments and assets. We believe that our future sources of liquidity will include cash and cash equivalents, and may include new borrowings, cash generated from asset divestitures, or proceeds from the issuance of equity or debt securities.

During the three months ended April 30, 2012 and the fiscal year ended January 31, 2012, our principal uses of liquidity were to fund operating expenses, make capital expenditures, repay indebtedness, and pay significant professional fees and other expenses in connection with CTI’s efforts to become current in, and continue to meet its periodic reporting obligations under, the federal securities laws. In addition, we expended resources and made investments to improve our internal control over financial reporting through the hiring of additional experienced finance and accounting personnel, redesigning of processes, implementing accounting and finance systems and performing additional business analytics. These expenses declined significantly for the three months ended

April 30, 2012 compared to the three months ended April 30, 2011 and in the fiscal year ended January 31, 2012 compared to the fiscal year ended January 31, 2011. Following the share distribution, we will not incur expenses in connection with CTI’s periodic reporting requirements. However, we expect that following the share distribution, our accounting, tax and legal fees associated with compliance with our periodic reporting obligations under federal securities laws and maintenance of internal control over financial reporting will increase.

Financial Condition

Cash and Cash Equivalents

As of April 30, 2012, we had cash, cash equivalents, bank time deposits and restricted cash of approximately $152.1 million, compared to approximately $199.4 million as of January 31, 2012. Upon completion of the share distribution, we expect to receive from CTI a cash capital contribution of $60.0 million and all indebtedness payable to CTI is expected to be settled through a capital contribution to our equity by CTI. The estimated cash contribution includes $32.4 million of net cash consideration expected to be received by CTI upon consummation of the Starhome Disposition and $5.0 million to be held in escrow pursuant to the terms of the Starhome Share Purchase Agreement.

During the three months ended April 30, 2012, we made the following significant disbursements:

•	approximately $3.9 million paid for special retention bonuses; and

•	approximately $1.1 million in restructuring payments, including for workforce reduction initiatives.

In addition, during the three months ended April 30, 2012, we experienced negative cash flows from operations.

Restricted Cash

Restricted cash aggregated $38.1 million and $38.6 million as of April 30, 2012 and January 31, 2012, respectively. Restricted cash includes compensating cash balances related to existing lines of credit and deposits that are pledged as collateral or restricted for use to settle specified performance guarantees to customers and vendors, letters of credit, foreign currency transactions in the ordinary course of business and pending tax judgments.

Liquidity Forecast

We currently forecast that available cash and cash equivalents will be sufficient to meet the liquidity needs, including capital expenditures, for at least the next 12 months.

Management’s current forecast is based upon a number of assumptions including, among others: continued implementation of initiatives to reduce operating costs; restricted cash and bank time deposits in amounts consistent with current levels; slight reductions in the unrestricted cash levels required to support the working capital needs of the business; reductions in compliance-related costs and other professional fees; and intra-quarter working capital fluctuations consistent with historical trends. Management believes that the above-noted assumptions are reasonable. However, should one or more of the assumptions prove incorrect, or should one or more of the risks or uncertainties described in “Risk Factors” materialize, we may experience a shortfall in the cash required to support working capital needs.

Sources of Liquidity

The following is a discussion that highlights our primary sources of liquidity, cash and cash equivalents, and changes in those amounts due to operations, financing, and investing activities and the liquidity of our investments.

Cash Flows

Three Months Ended April 30, 2012 Compared to Three Months Ended April 30, 2011

	Three Months Ended April 30,
	2012	2011
	(UNAUDITED)
	(In thousands)
Net cash used in operating activities	$(45,699)	$(58,643)
Net cash used in investing activities	(1,330)	(1,111)
Net cash (used in) provided by financing activities	(257)	2,883
Effects of exchange rates on cash and cash equivalents	545	4,499

Net decrease in cash and cash equivalents	(46,741)	(52,372)
Cash and cash equivalents, beginning of period	(160,726)	191,829

Cash and cash equivalents, end of period	$113,985	$139,457

Operating Cash Flows

Our operating cash flows vary significantly from period to period based on timing of collections of accounts receivable, receipts of deposits on work-in-process and achievement of milestones. During the three months ended April 30, 2012, we used net cash of $45.7 million for operating activities. Net cash used in operating activities was primarily attributable to a net loss for the three months ended April 30, 2012, a decrease in deferred revenue and an increase in accounts receivable.

Such cash used in operating activities was partially offset by non-cash charges and a decrease in deferred cost of revenue.

Investing Cash Flows

During the three months ended April 30, 2012, net cash used in investing activities was $1.3 million. Net cash used in investing activities was primarily attributable to $1.7 million of cash used for capital expenditures, including purchases of property, and equipment.

Financing Cash Flows

During the three months ended April 30, 2012, net cash used in financing activities was $0.3 million.

Effects of Exchange Rates on Cash and Cash Equivalents

The majority of our cash and cash equivalents are denominated in U.S. dollars. However, due to the nature of our global business, we also hold cash denominated in other currencies, primarily the euro, the NIS and the British pound. For the three months ended April 30, 2012, the fluctuation in foreign currency exchange rates had a favorable impact of $0.5 million on cash and cash equivalents.

Fiscal Year Ended January 31, 2012 Compared to Fiscal Year Ended January 31, 2011

	Fiscal Years Ended January 31,
	2012	2011
	(In thousands)
Net loss	$(20,648)	$(92,741)
Non-cash charges	49,808	50,549

Net income (loss) after non-cash charges add-back	29,160	(42,192)
Changes in operating assets and liabilities	(42,521)	(65,202)

Net cash used in operating activities	(13,361)	(107,394)
Net cash (used in) provided by investing activities	(8,210)	38,855
Net cash used in financing activities	(12,392)	(59,146)
Effects of exchange rates on cash and cash equivalents	2,860	2,981

Net decrease in cash and cash equivalents	(31,103)	(124,704)
Cash and cash equivalents, beginning of period	191,829	316,533

Cash and cash equivalents, end of period	$160,726	$191,829

Operating Cash Flows

During the fiscal year ended January 31, 2012, we used net cash of $13.4 million for operating activities. Net cash used in operating activities was primarily attributable to:

•	a $70.9 million decrease in deferred revenue; and

•	a $33.4 million decrease in accounts payable and accrued expenses.

Cash used in operating activities was partially offset by:

•	a $37.8 million decrease in deferred cost of revenue;

•	$29.2 million of net income after non-cash charges add-back; and

•	a $22.2 million decrease in accounts receivable.

Investing Cash Flows

During the fiscal year ended January 31, 2012, net cash used in investing activities was $8.2 million. Net cash used in investing activities was primarily attributable to (i) $5.4 million of cash used for capital expenditures and (ii) $4.4 million net increase in restricted cash and bank time deposits. These cash outflows were partially offset by asset sale proceeds of $1.4 million.

Financing Cash Flows

During the fiscal year ended January 31, 2012, net cash used in financing activities was $12.4 million. Net cash used in financing activities was primarily attributable to (i) a $7.9 million decrease in net investment of CTI, and (ii) $6.0 million of repayment of borrowings under a line of credit. These cash outflows were partially offset by $1.5 million of borrowing under a note payable to CTI.

Effects of Exchange Rates on Cash and Cash Equivalents

The majority of our cash and cash equivalents are denominated in the U.S. dollar. However, due to the nature of our global business, we also hold cash denominated in other currencies, primarily the euro, the NIS and the British pound. For the fiscal year ended January 31, 2012, the fluctuation in foreign currency exchange rates had a favorable impact of $2.9 million on cash and cash equivalents.

Fiscal Year Ended January 31, 2011 Compared to Fiscal Year Ended January 31, 2010

	Fiscal Years Ended January 31,
	2011	2010
	(In thousands)
Net loss	$(92,741)	$(221,970)
Non-cash charges	50,549	81,683

Net loss after non-cash charges add-back	(42,192)	(140,287)
Changes in operating assets and liabilities	(65,202)	(37,937)

Net cash used in operating activities	(107,394)	(178,224)
Net cash provided by investing activities	38,855	96,716
Net cash used in financing activities	(59,146)	(5,156)
Effects of exchange rates on cash and cash equivalents	2,981	5,059

Net decrease in cash and cash equivalents	(124,704)	(81,605)
Cash and cash equivalents, beginning of period	316,533	398,138

Cash and cash equivalents, end of period	$191,829	$316,533

Operating Cash Flows

During the fiscal year ended January 31, 2011, we used net cash of $107.4 million for operating activities. Net cash used in operating activities was primarily attributable to a $112.9 million decrease in deferred revenue, a $30.1 million decrease in accounts payable and accrued expenses and $42.2 million net loss after non-cash charges add-back. Cash used in operating activities was partially offset by a $27.2 million decrease in deferred cost of revenue, a $19.6 million decrease in prepaid expenses and other current assets, a $16.6 million decrease in accounts receivable and a $13.6 million decrease in other assets and liabilities.

Investing Cash Flows

During the fiscal year ended January 31, 2011, cash provided by investing activities was $38.9 million. Net cash provided by investing activities was primarily attributable to proceeds of $27.3 million received from asset sales mainly related to the sale of land in Ra’anana, Israel and a $22.7 million decrease in restricted cash and bank time deposits. These increases were partially offset by $11.2 million of cash used for capital expenditures.

Financing Cash Flows

During the fiscal year ended January 31, 2011, cash used in financing activities was $59.1 million primarily attributable to $72.1 million decrease in investment by CTI and $6.0 million of cash used to repay borrowings under a line of credit. These cash outflows were partially offset by $12.0 million of proceeds from new borrowings under a line of credit and $7.0 million of borrowing under a note payable to CTI.

Effects of Exchange Rates on Cash and Cash Equivalents

The majority of our cash and cash equivalents are denominated in the U.S. dollar. However, due to the nature of our global business, we also hold cash denominated in other currencies, primarily the euro, the NIS and the British pound. For the fiscal year ended January 31, 2011, the fluctuation in foreign currency exchange rates had a favorable impact of $3.0 million on cash and cash equivalents primarily due to the weakening of the U.S. dollar relative to the major foreign currencies we held during the fiscal year.

Indebtedness

Comverse Ltd. Lines of Credit

As of April 30, 2012 and January 31, 2012, Comverse Ltd., our wholly-owned Israeli subsidiary, had a $20.0 million line of credit with a bank to be used for various performance guarantees to customers and vendors, letters of credit and foreign currency transactions in the ordinary course of business. This line of credit is not available for borrowings. The line of credit bears no interest and is subject to renewal on an annual basis. Comverse Ltd. is required to maintain cash balances with the bank of no less than the capacity under the line of credit at all times regardless of amounts utilized under the line of credit. As of April 30, 2012 and January 31, 2012, Comverse Ltd. had utilized $17.5 million and $17.8 million, respectively, of capacity under the line of credit for guarantees and foreign currency transactions.

As of April 30, 2012 and January 31, 2012, Comverse Ltd. had an additional line of credit with a bank for $8.0 million, to be used for borrowings, various performance guarantees to customers and vendors, letters of credit and foreign currency transactions in the ordinary course of business. The line of credit bears no interest other than on borrowings thereunder and is subject to renewal on an annual basis. Borrowings under the line of credit bear interest at an annual rate of London Interbank Offered Rate (or LIBOR) plus a variable margin determined based on the bank’s underlying cost of capital. Comverse Ltd. is required to maintain cash balances with the bank of no less than the capacity under the line of credit at all times regardless of amounts borrowed or utilized under the line of credit. As of April 30, 2012 and January 31, 2012, Comverse Ltd. had no outstanding borrowings under the line of credit. As of April 30, 2012 and January 31, 2012, Comverse Ltd. had utilized $3.0 million and $3.3 million, respectively, of capacity under the line of credit for guarantees and foreign currency transactions.

Other than Comverse Ltd.’s requirement to maintain cash balances with the banks as discussed above, the lines of credit have no financial covenants. These cash balances required to be maintained with the banks were classified as “Restricted cash and bank time deposits” within the combined balance sheets as of April 30, 2012 and January 31, 2012.

Note Payable to CTI

On January 11, 2011, we entered into a promissory note to borrow up to $10.0 million from CTI, with the note scheduled to mature on January 11, 2016. Borrowings may be prepaid by us without penalty. The contractual interest rate applicable to borrowings under this promissory note is LIBOR plus 4.0%. The interest expense for the three months ended April 30, 2012 and the fiscal year ended January 31, 2012 was negligible and the amount owed to CTI as of April 30, 2012 and January 31, 2012, including accrued interest, was approximately $9.1 million and $8.5 million, respectively. Upon completion of the share distribution, this note will be settled through a capital contribution to our equity by CTI.

Loan Agreement with CTI

On May 9, 2012, we entered into a revolving loan agreement (referred to as the loan agreement) with CTI, pursuant to which CTI extended us a $25.0 million revolving credit facility. Borrowings under the loan agreement are to be used to fund our operating expenses and working capital needs. As of the date hereof, $9.0 million of borrowings were outstanding under the loan agreement. Loans disbursed under the loan agreement mature on May 9, 2013, unless extended by CTI.

The commitment period under the loan agreement terminates on the earlier of (a) November 9, 2012, (b) the date upon which we and CTI cease to be affiliates, (c) the effective date of the share distribution, and (d) CTI’s contribution to our capital of substantially all of CTI’s cash in anticipation of the share distribution. CTI’s funding obligation under the loan agreement is subject to certain conditions, including us providing CTI with a budget acceptable to CTI in its sole and absolute discretion.

Borrowings under the loan agreement bear interest at the one-month LIBOR plus 4.00%. The loan agreement provides for the mandatory prepayment of the principal and interest outstanding under the loan agreement with all cash swept from our bank accounts from time to time in accordance with our cash management operations with CTI.

Our obligations under the loan agreement are unsecured. The loan agreement does not contain any restrictive covenants but does contain customary events of default.

Upon completion of the share distribution, loans outstanding under the loan agreement will be settled through a capital contribution to our equity by CTI.

Restructuring Initiatives

We review our business, manage costs and align resources with market demand and in conjunction with various acquisitions. As a result, we have taken several actions to improve our cash position, reduce fixed costs, eliminate redundancies, strengthen operational focus and better position us to respond to market pressures or unfavorable economic conditions. While such restructuring initiatives are expected to have positive impact on our operating cash flows in the long term, they also have led and will lead to some charges. For more information relating to our restructuring initiatives, including our financial obligations in respect thereof, see note 6 to the interim condensed combined financial statements and note 10 to the audited combined financial statements appearing elsewhere in this Information Statement.

Business Transformation

During the second half of the fiscal year ended January 31, 2011, we commenced certain initiatives to improve our cash position, including a plan to restructure our operations with a view towards aligning operating costs and expenses with anticipated revenue. We successfully implemented the first phase of such plan commencing in the third quarter of the fiscal year ended January 31, 2011, significantly reducing our annualized operating costs. During the fiscal year ended January 31, 2012, we implemented the Phase II Business Transformation that focuses on process reengineering to maximize business performance, productivity and operational efficiency. As part of the Phase II Business Transformation, we restructured our operations into new business units that are designed to improve operational efficiency and business performance. One of the primary purposes of the Phase II Business Transformation is to solidify our leadership in BSS and leverage the growth in mobile data usage, while maintaining our leading market position in VAS and implementing further cost savings through operational efficiencies and strategic focus. In relation to these restructuring plans, we recorded severance-related costs of $ 0.1 million, $12.6 million and $11.6 million for the three months ended April 30, 2012 and the fiscal years ended January 31, 2012 and 2011, respectively, and facilities-related costs of $0.2 million for each of the fiscal years ended January 31, 2012 and 2011. During the three months ended April 30, 2012, we paid severance related costs of $0.8 million. During the fiscal years ended January 31, 2012 and 2011, we paid severance-related costs of $12.4 million and $9.1 million, respectively, and facilities-related costs of $0.3 million and $0.1 million, respectively. The remaining costs of $1.7 million are expected to be paid by January 31, 2013. We substantially completed our implementation of the Phase II Business Transformation.

Netcentrex 2010 Initiative

During the fiscal year ended January 31, 2011, our management, as part of initiatives to improve focus on our core business and to maintain our ability to face intense competitive pressures in our markets, approved the first phase of a restructuring plan to eliminate staff positions primarily located in France. During the fiscal year ended January 31, 2012, we began the second phase of our Netcentrex restructuring plan. In relation to these initiatives, we recorded severance and facilities-related costs of $0.9 million for the three months ended April 30, 2012. In addition, we recorded severance-related costs of $7.6 million and $10.9 million for the fiscal years ended January 31, 2012 and 2011, respectively, and facilities-related costs of $0.9 million, $0.1 million in the three months ended April 30, 2012 and the fiscal year ended January 31, 2012, respectively. During the three months ended April 30, 2012 and the fiscal years ended January 31, 2012 and 2011, we paid severance-related costs of $0.3 million, $9.3 million and $8.0 million, respectively. The remaining costs of $1.5 million relating to the Netcentrex second phase are expected to be substantially paid by January 31, 2013. As part of its commitment to its customers, Netcentrex is providing, and is expected to continue to provide, maintenance, support and certain other services to address the ongoing needs of its existing customer base.

Guarantees and Restrictions on Access to Subsidiary Cash

Guarantees

We provide certain customers in the ordinary course of business with financial performance guarantees, which in certain cases are backed by standby letters of credit or surety bonds, the majority of which are cash collateralized and accounted for as restricted cash and bank time deposits. We are only liable for the amounts of those guarantees in the event of our nonperformance, which would permit the customer to exercise the guarantee. As of April 30, 2012 and January 31, 2012 and 2011, we believe that we were in compliance with our performance obligations under all contracts for which there is a financial performance guarantee, and that any liabilities arising in connection with these guarantees will not have a material adverse effect on our combined results of operations, financial position or cash flows. We also obtained bank guarantees primarily to provide customer assurance relating to the performance of certain obligations required by customer agreements for the guarantee of certain payment obligations. These guarantees, which aggregated $25.9 million and $27.2 million as of April 30, 2012 and January 31, 2012, respectively, are generally scheduled to be released upon our performance of specified contract milestones, a majority of which are scheduled to be completed at various dates through January 31, 2013 and 2016, respectively.

Dividends from Subsidiaries

The ability of our Israeli subsidiaries to pay dividends is governed by Israeli law, which provides that dividends may be paid by an Israeli corporation only out of earnings as defined in accordance with the Israeli Companies Law of 1999, provided that there is no reasonable concern that such payment will cause such subsidiary to fail to meet its current and expected liabilities as they come due.

We operate our business internationally. A significant portion of our cash and cash equivalents are held by various foreign subsidiaries. As of April 30, 2012 and January 31, 2012 and 2011, cash and cash equivalents held by our foreign subsidiaries was $103.3 million, $142.3 million and $159.5 million, respectively. If cash and cash equivalents held outside the United States are distributed to the United States resident corporate parents in the form of dividends or otherwise, we may be subject to additional U.S. income taxes (subject to an adjustment for foreign tax credits) and foreign withholding taxes. We may incur substantial withholding taxes if we repatriate our cash from certain foreign subsidiaries.

OFF-BALANCE SHEET ARRANGEMENTS

We lease certain of our current facilities, furniture, and equipment under non-cancelable operating lease agreements. We are typically required to pay property taxes, insurance, and normal maintenance costs for these facilities.

We provide certain customers in the ordinary course of business with financial performance guarantees. See “—Liquidity and Capital Resources—Guarantees and Restrictions on Access to Subsidiary Cash—Guarantees,” note 15 to the interim condensed combined financial statements and note 23 to the audited combined financial statements appearing elsewhere in this Information Statement.

In the normal course of business, we provide indemnifications of varying scopes to customers against claims of intellectual property infringement made by third parties arising from the use of our products. In addition, to the extent permitted under state laws or other applicable laws, following the share distribution, we intend to enter into agreements in which we will agree to indemnify our directors and officers for certain events or occurrences while the director or officer is, or was, serving at our request in such capacity. For more information relating to indemnification agreements, see note 23 to the audited combined financial statements appearing elsewhere in this Information Statement.

As of April 30, 2012 and January 31, 2012, we did not have any off-balance sheet arrangements that we believe have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

CONTRACTUAL OBLIGATIONS

The following table presents our contractual obligations as of January 31, 2012:

	Payments due by period
Contractual obligations	Total	< 1 year	1–3 years	3–5 years	> 5 years
	(In thousands)
Long-term debt obligations(1)	$8,536	$—	$—	$8,536	$—
Operating lease obligations(2)	50,775	18,734	22,785	8,191	1,065
Purchase obligations(3)	29,112	23,177	5,935	—	—
Other current and long-term liabilities	247	30	—	217	—

Total(4)	$88,670	$41,941	$28,720	$16,944	$1,065

(1)	Consists of borrowings outstanding as of January 31, 2012 under the note payable to CTI dated January 11, 2011. As of April 30, 2012, $9.1 million of borrowings were outstanding under such note. Excludes $9.0 million of borrowings outstanding as of the date hereof under a $25.0 million loan agreement with CTI, dated May 9, 2012. Immediately prior to the share distribution, borrowings under the note payable to CTI and the loan agreement will be settled through a capital contribution to our equity by CTI. See “—Liquidity and Capital Resources—Indebtedness.”
(2)	Excludes an annual base rent of $5.1 million payable under a lease agreement entered into in May 2012 for the lease of a facility in Raanana, Israel, intended to replace our existing office space in Tel Aviv, Israel. The term of the lease is for ten years, expected to commence in October 2014.
(3)	Purchase obligations include agreements to purchase goods or services that are enforceable, legally binding and specify all significant terms, including fixed or minimum quantities to be purchased; fixed, minimum or variable price provisions, and the approximate timing of the transaction. Purchase obligations exclude agreements that are cancelable without penalty.
(4)	Our combined balance sheet as of January 31, 2012 includes $96.5 million of non-current tax liabilities for uncertain tax positions. The specific timing of any cash payments, if any, relating to this obligation cannot be projected with reasonable certainty and, therefore, no amounts for this obligation are included in the table set forth above.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risk from changes in interest rates and foreign currency exchange rates, which may adversely affect our combined financial position and results of operations. We seek to minimize these risks through regular operating and financing activities, and when deemed appropriate, through the use of derivative financial instruments, including foreign currency forward contracts and interest swap agreements. It is our policy to enter into derivative transactions only to the extent considered necessary to meet our risk management objectives. We do not purchase, hold or sell derivative financial instruments for trading or speculative purposes.

Investments

Cash, Cash Equivalents, Restricted Cash and Bank Time Deposits

We invest in cash, cash equivalents and short-term investments. Cash primarily consists of cash on hand and bank deposits. Cash equivalents primarily consist of interest-bearing money market accounts, commercial paper, agency notes and other highly liquid investments with an original maturity of three months or less when purchased. Restricted cash and bank time deposits include compensating cash balances related to existing lines of credit and deposits that are pledged as collateral or restricted for use to settle specified performance guarantees to customers and vendors, letters of credit, foreign currency transactions in the ordinary course of business and pending tax judgments. Restricted bank time deposits generally consist of certificates of deposit with original maturities of twelve months or less. Interest rate changes could result in an increase or decrease in interest income we generate from these interest-bearing assets. Our cash, cash equivalents, restricted cash and bank time deposits are primarily maintained at high credit-quality financial institutions around the world. We maintain cash and cash equivalents in U.S. dollars and in foreign currencies, which are subject to risks related to foreign currency exchange rate fluctuations. The primary objective of our investment activities is the preservation of principal while maximizing investment income in accordance with our prescribed risk management profile. We have investment guidelines relative to diversification and maturities designed to maintain safety and liquidity.

As of April 30, 2012 and January 31, 2012, we had cash and cash equivalents totaling approximately $114.0 million and $160.7 million, respectively, and restricted cash and bank time deposits of $28.7 million and $28.9 million, respectively. In addition, we had $9.4 million and $9.8 million of restricted cash classified as a long-term asset as of April 30, 2012 and January 31, 2012, respectively.

Interest Rate Risk on Our Investments

To provide a meaningful assessment of the interest rate risk associated with our investment portfolio, we performed a sensitivity analysis to determine the impact a change in interest rates would have on the value of the investment portfolio assuming an average short-term interest rate increase or decrease of 0.5%, or 50 basis points, relative to average rates realized during the three months ended April 30, 2012 and the fiscal year ended January 31, 2012. Such a change would cause our interest income from cash and cash equivalents and short-term investments for the three months ended April 30, 2012 and the fiscal year ended January 31, 2012 to increase by approximately $0.7 million and $0.9 million, respectively, or decrease by approximately $0.5 million and $0.7 million, respectively.

Foreign Currency Exchange Rate Risk

Although we engage in hedging activities, we are subject to risk related to foreign currency exchange rate fluctuations. The functional currency for most of our significant foreign subsidiaries is the respective local currency, of which the notable exceptions are our subsidiaries in Israel, whose functional currencies are the U.S. dollar. We are exposed to foreign currency exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars for reporting purposes. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars results in a gain or loss which is recorded as a component of accumulated other comprehensive income within equity.

Our international operations subject us to risks associated with currency fluctuations. Most of our revenue is denominated in U.S. dollars, while a significant portion of our operating expenses, primarily labor expenses, are denominated in the local currencies where our foreign operations are located, primarily Israel. As a result, our combined U.S. dollar operating results are subject to the potentially adverse impact of fluctuations in foreign currency exchange rates between the U.S. dollar and the other currencies in which we conduct business.

In addition, we have certain assets and liabilities that are denominated in currencies other than the respective entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that result in gains or losses. We recorded foreign currency transaction gains and losses, realized and unrealized, in other income (expense), net in the combined statements of operations. We recorded net foreign currency transaction losses of $1.2 million and $5.9 million in the three months ended April 30, 2012 and the fiscal year ended January 31, 2012, respectively.

As of April 30, 2012 and January 31, 2012, we had $20.6 million and $36.6 million notional amount of foreign currency forward contracts, respectively.

A sensitivity analysis was performed on all of our foreign exchange derivatives as of April 30, 2012 and January 31, 2012. A 10% increase in the value of the U.S. dollar would lead to a decrease in the fair value of our hedging instruments as of April 30, 2012 and January 31, 2012 by approximately $1.7 million and $2.9 million, respectively. Conversely, a 10% decrease in the value of the U.S. dollar would result in an increase in the fair value of these financial instruments as of April 30, 2012 and January 31, 2012 by approximately $2.5 million and $4.5 million, respectively.

The counterparties to these foreign currency forward contracts are multinational commercial banks. While we believe the risk of counterparty nonperformance, including our own, is not material, the recent volatility in the global financial markets has impacted some of the financial institutions with which we do business. A sustained decline in the financial stability of financial institutions as a result of volatility in the financial markets could affect our ability to secure creditworthy counterparties for our foreign currency hedging programs.

European Debt Exposure

As of April 30, 2012 and January 31, 2012, we did not have any direct or indirect investments in the sovereign debt, corporations, or financial institutions in Greece, Portugal, Italy or Spain. We do maintain cash balances with European financial institutions as part of our European operations.

CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

The accounting estimates and judgments discussed in this section are those that we consider to be most critical to understand our combined financial statements (or the financial statements), because they involve significant judgments and uncertainties. More specifically, the accounting estimates and judgments outlined below are critical because they can materially affect our operating results and financial condition, inasmuch as they require management to make difficult and subjective judgments regarding uncertainties. Many of these estimates include determinations of fair value. All of these estimates reflect our best judgment about current and, for some estimates, future, economic and market conditions and effects based on information available to us as of the date of the accompanying financial statements. As a result, the accuracy of these estimates and the likelihood of future changes depend on a range of possible outcomes and a number of underlying variables, some of which are beyond our control. See also note 1 to the audited combined financial statements appearing elsewhere in this Information Statement for additional information on the significant accounting estimates and judgments underlying the financial results disclosed in our combined financial statements.

Revenue Recognition

We report our revenue in two categories: (i) product revenue, including hardware and software products; and (ii) service revenue, including revenue from professional services, training services and post-contract customer support (or PCS). Professional services primarily include installation, customization and consulting services. Revenue arrangements may include one of these single elements, or may incorporate one or more elements in a single transaction or combination of related transactions.

In September 2009, the FASB issued revenue recognition guidance applicable to multiple element arrangements, which:

•

applies to multiple element revenue arrangements that contain both software and hardware elements, focusing on determining which revenue arrangements are within the scope of the software revenue guidance; and

•

addresses how to separate consideration related to each element in a multiple element arrangement, excluding software arrangements, and establishes a hierarchy for determining the selling price of an element. It also eliminates the residual method of allocation by requiring that arrangement consideration be allocated at the inception of the arrangement to all elements using the relative selling price method.

We adopted this guidance on a prospective basis for revenue arrangements entered into, or materially modified, on or after February 1, 2011.

Multiple element arrangements entered into or materially modified on or after February 1, 2011 that include hardware which functions together with software to provide the essential functionality of the product are accounted under the FASB’s new guidance applicable to multiple element arrangements. Multiple element arrangements entered into prior to February 1, 2011 and not materially modified on or after February 1, 2011 are accounted for in accordance with the FASB’s guidance relating to revenue recognition for software arrangements as the software component of most of our multiple element arrangements is more than incidental to the products being sold.

For arrangements that do not require significant customization of the underlying software, we recognize revenue when we have persuasive evidence of an arrangement, the product has been shipped and the services have been provided to the customer, the sales price is fixed or determinable, collectability is probable, and all pertinent criteria are met as required by the FASB’s guidance.

For multiple element arrangements entered into prior to February 1, 2011 and not materially modified on or after February 1, 2011, we allocate revenue to the delivered elements of the arrangement using the residual method, whereby revenue is allocated to the undelivered elements based on vendor specific objective evidence (or VSOE) of fair value of the undelivered elements with the remaining arrangement fee allocated to the delivered elements and recognized as revenue assuming all other revenue recognition criteria are met. If we are unable to establish VSOE of fair value for the undelivered elements of the arrangement, revenue recognition is deferred for the entire arrangement until all elements of the arrangement are delivered. However, if the only undelivered element is PCS, we recognize the arrangement fee ratably over the PCS period.

For multiple element arrangements entered into or materially modified after February 1, 2011 that include hardware which functions together with software to provide the essential functionality of the product, we allocate revenue to each element based on its selling price. The selling price used for each element is based on VSOE of fair value, if available, third party evidence (“TPE”) of fair value if VSOE is not available, or our best estimate of selling price (“BESP”) if neither VSOE nor TPE is available. In determining the units of accounting for these arrangements, we evaluate whether each element has stand-alone value as defined in the FASB’s guidance. Given that the hardware and software function together to provide the essential functionality of the product and each element is critical to the overall tangible product sold, neither the software nor the hardware have stand-alone value. Professional services performed prior to the product’s acceptance do not have stand-alone value and are therefore combined with the related hardware and software as one non-software deliverable. After determining the fair value for each deliverable, the arrangement consideration is allocated using the relative selling price method. Revenue is recognized accordingly for each deliverable once the respective revenue recognition criteria are met for that deliverable.

The majority of multiple element arrangements contain at least two of the following elements: (1) tangible product (hardware, software, and professional services performed prior to the product’s acceptance), (2) post-contract support (PCS), (3) training, and (4) post acceptance services. Our tangible products are rarely sold separately. In addition, our tangible products are complex, and contain a high degree of customizations such that we are unable to demonstrate pricing within a pricing range to establish BESP as very few contracts are comparable. Therefore, we have concluded that cost plus a target gross profit margin provides the best estimate of the selling price.

PCS, training, and post acceptance services have various pricing practices based on several factors, including the geographical region of the customer, the size of the customer’s installed base, the volume of services being sold and the type or class of service being performed. As noted above, we have VSOE of PCS for a portion of our arrangements. For PCS, we use our minimum substantive VSOE thresholds by region plus a reasonable margin as the basis to estimate BESP of PCS for transactions that do not meet the VSOE criteria. For training and post-acceptance services, we perform an annual study of stand-alone training and post-acceptance sales to arrive at BESP. While the study does not result in VSOE, it is useful in determining our BESP.

The timing of recognition for our revenue transactions involves numerous judgments, estimates and policy determinations. The most significant are summarized as follows:

PCS revenue is derived primarily from providing technical software support services, unspecified software updates and upgrades to customers on a when and if available basis. PCS revenue is recognized ratably over the term of the PCS period.

When PCS is included within a multiple element arrangement and the arrangement is within the scope of the software revenue guidance, we primarily utilize the substantive renewal rate to establish VSOE of fair value for the PCS.

When using the substantive renewal rate method, we may be unable to establish VSOE of fair value for PCS because the renewal rate is deemed to be non-substantive or there are no contractually-stated renewal rates. If the stated renewal rate is non-substantive, the entire arrangement fee is recognized ratably over the estimated economic life of the product (five to eight years) beginning upon delivery of all elements other than PCS. We believe that the estimated economic life of the product is the best estimate of how long the customer will renew PCS. If there is no contractually stated renewal rate, the entire arrangement fee is recognized ratably over the relevant contractual PCS term beginning upon delivery of all elements other than PCS.

For arrangements that include a stated renewal rate, determining whether the actual renewal rate is substantive is a matter of judgment. For each group of our products, we stratify our customers based on the size of the installed base and the geographic location of the customer. Based on our historical negotiations and contract experience we believe that our customers behave differently and perceive different values for PCS based on these two main factors.

We evaluate many factors in determining the estimated economic life of our products, including the support period of the product, technological obsolescence, average time between new product releases and upgrade activity by customers. We have concluded that the estimated economic lives of our key software products range from five to eight years.

Our policy for establishing VSOE of fair value for professional services and training is based upon an analysis of separate sales of services, which are then compared with the fees charged when the same elements are included in a multiple element arrangement. Comverse has not yet established VSOE of fair value for any element other than PCS.

In certain multiple element arrangements, we are obligated to provide training services to customers related to the operation of our software products. These training services are either provided to the customer on a “defined” basis (limited to a specified number of days or training classes) or on an “as-requested” basis (unlimited training over a contractual period).

For multiple element arrangements containing as-requested training obligations that are within the scope of the software revenue guidance, we recognize the total arrangement consideration ratably over the contractual period during which we are required to “stand ready” to perform such training, provided that all other criteria for revenue recognition have been met.

For multiple element arrangements containing defined training obligations, the training services are typically provided to the customer prior to the completion of the installation services. For arrangements that are within the scope of the software revenue guidance, because revenue recognition does not commence until the completion of installation, the defined training obligations do not impact the timing of recognition of revenue. In certain circumstances in which training is provided after the end of the installation period, we commence revenue recognition upon the completion of training, provided that all other criteria for revenue recognition have been met.

Some of our arrangements require significant customization of the product to meet the particular requirements of the customer. For these arrangements, revenue is recognized, in accordance with the FASB’s guidance for long-term construction type contracts using the percentage-of-completion (or POC) method.

The determination of whether services entail significant customization requires judgment and is primarily based on alterations to the features and functionality to the standard release, complex or unusual interfaces as well as the amount of hours necessary to complete the customization solution relative to the size of the contract. Revenue from these arrangements is recognized on the POC method based on the ratio of total hours incurred to date compared to estimated total hours to complete the contract. We are required to make judgments to estimate the total estimated costs and progress to completion. Changes to such estimates can impact the timing of the revenue recognition period to period. We use historical experience, project plans, and an assessment of the risks and uncertainties inherent in the arrangement to establish these estimates. Uncertainties in these arrangements include implementation delays or performance issues that may or may not be within our control. If some level of profitability is assured, but the related revenue and costs cannot be reasonably estimated, then revenue is recognized to the extent of costs incurred until such time that the project’s profitability can be estimated or the services have been completed. Subsequent to the fiscal year ended January 31, 2012, we entered into a contract modification with a customer in our Comverse BSS segment accounted for using the POC method of revenue recognition which is expected to result in approximately $5.3 million of incremental revenue in the fiscal year ending January 31, 2013. The contract modification and the related changes in estimate to complete the arrangement decreased combined revenue during the three months ended April 30, 2012 by $6.3 million. Revenue in the nine months following April 30, 2012 related to this modified arrangement is expected to total $11.6 million.

If VSOE of fair value of PCS does not exist, all revenue will be deferred until completion of the professional services and recognized ratably over the respective PCS period. If we determine that based on our estimates our costs exceed the sales price, the entire amount of the estimated loss is accrued in the period that such losses become known.

When revenue is recognized over multiple periods in accordance with our revenue recognition policies, the material cost, including hardware and third party software license fees are deferred and amortized over the same period that product revenue is recognized. These costs are recognized as “Deferred cost of revenue” on the combined balance sheets. However, we have made an accounting policy election whereby the cost for installation and other service costs are expensed as incurred, except for arrangements recognized in accordance with the FASB’s guidance for long-term construction type contracts.

In the combined statements of operations, we classify revenue as product revenue or service revenue as prescribed by SEC Rules and Regulations. For multiple element arrangements that include both product and service elements, management evaluates various available indicators of fair value and applies its judgment to reasonably classify the arrangement fee between product revenue and service revenue. The amount of multiple element arrangement fees classified as product and service revenue based on management estimates of fair value when VSOE of fair value for all elements of an arrangement does not exist could differ from amounts classified as product and service revenue if VSOE of fair value of all elements existed. The allocation of multiple element arrangement fees between product revenue and service revenue, when VSOE of fair value of all elements does not exist, is for combined financial statement presentation purposes only and does not affect the timing or amount of revenue recognized.

In determining the amount of a multiple element arrangement fee that should be classified between product revenue and service revenue, we first allocate the arrangement fee to product revenue and PCS (PCS is classified as service revenue) based on management’s estimate of fair value for those elements. The remainder of the arrangement fee, which is comprised of all other service elements, is allocated to service revenue. The estimate of fair value of the product element is based primarily on management’s evaluation of direct costs and reasonable profit margins on those products. This was determined to be the most appropriate methodology as we have historically been product oriented with respect to pricing policies which facilitates the evaluation of product costs and related margins in arriving at a reasonable estimate of the product element fair value. Management’s estimate of reasonable profit margins requires significant judgment and consideration of various factors, such as the impact of the economic environment on margins, the complexity of projects, the stability of product profit margins and the nature of products. The estimate of fair value for PCS is based on management’s evaluation of weighted average PCS rates for arrangements for which VSOE of fair value of PCS exists.

Extended Payment Terms

One of the critical judgments that we make, related to revenue recognition, is the assessment that collectability is probable. Our recognition of revenue is based on our assessment of the probability of collecting the related accounts receivable balance at the onset of a sales arrangement. Certain of our arrangements include payment terms that depart from our customary practice. In these situations, if a customer does not have an adequate history of abiding by its contractual payment terms without concessions, the sales price is not considered fixed or determinable and revenue is recognized upon collection provided all other revenue recognition criteria have been met. We consider payment terms where more than 5% of the arrangement fees are due 120 days from customer acceptance to be extended. If the arrangement is with a new customer and the payment terms are extended, there is no evidence of collecting under the original payment terms without making concessions and therefore the presumption that the fee is not fixed and determinable cannot be overcome. If this arrangement is with an existing customer, an evaluation of the customer’s payment history will take place to determine if the fee is fixed.

Expense Allocations

CTI provides a variety of services to us. CTI directly assigned, where possible, certain general and administrative costs to us based on actual use of those services. Where direct assignment of costs is not possible, or practical, CTI uses other indirect methods, to estimate the allocation of costs. Allocated costs include general support services such as information technology, legal services, human resource services, general accounting and finance, and executive support. Substantially all of these allocations are reflected in “Selling, general, and administrative” expenses in our combined statements of operations.

Employee compensation and overhead expenses were allocated utilizing a time study of CTI employees’ percentage of time spent on matters related to us. External vendor expenses were allocated based on information provided by the vendor or an internal analysis of benefits derived by us from the services incurred by CTI.

We considered these expense allocations to be a reasonable reflection of the utilization of services provided. The allocations may not, however, reflect the expense we would have incurred as an independent company. Actual costs which may have been incurred if we had been a stand-alone company for the three months ended April 30, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011 and 2010 would depend on a number of factors, including how we chose to organize ourself, what if any functions were outsourced or performed by our employees.

Stock-Based Compensation

We account for share-based payment awards, including employee stock options, restricted stock, restricted stock units, deferred stock units and employee stock purchases, made to employees and directors in accordance with the FASB’s guidance for share-based payment and related interpretative guidance, which requires the measurement and recognition of compensation expense for all such awards based on estimated fair value. Share-based awards are granted by CTI.

CTI estimates the fair value of share-based payment awards on the date of grant using an option-pricing model. Under the FASB’s guidance, stock-based compensation expense is measured at the grant date based on the fair value of the award, and the cost is recognized as expense ratably over the award’s vesting period. CTI uses the Black-Scholes option-pricing model to measure fair value of these stock option awards. The Black-Scholes model requires judgments regarding the assumptions used within the model, the most significant of which are the stock price volatility assumption over the term of the awards and the expected life of the option award based on the actual and projected employee stock option behaviors. The inputs noted below that are factored into the option valuation model we use to measure the fair value of our stock awards are subjective estimates. Changes to these estimates could cause the fair value of our stock awards and related stock-based compensation expenses to vary materially. Except as noted below, the following key assumptions are used for all of CTI stock-based compensation awards:

•	The risk-free interest rate assumption we use is based upon U.S. Treasury interest rates appropriate for the expected life of the awards.

•	CTI’s expected dividend rate is zero since CTI does not currently pay cash dividends on their common stock and do not anticipate doing so in the foreseeable future.

CTI is also required to estimate expected forfeitures of stock-based awards at the grant date and recognize compensation cost only for those awards expected to vest. Although CTI estimates forfeitures based on historical experience and future expectation, actual forfeitures may differ. The forfeiture assumption is adjusted to the actual forfeitures that occur.

During the three months ended April 30, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011 and 2010, our stock-based compensation expense was $1.4 million, $0.7 million, $3.7 million, $2.4 million and $4.2 million, respectively. We expect to employ following the share distribution certain CTI personnel engaged in functions required for our operation as an independent, publicly-traded company and accordingly, our combined stock-based compensation expense may be higher in future fiscal periods.

Recoverability of Goodwill

Goodwill represents the excess of the fair value of consideration transferred in the business combination over the fair value of tangible and intangible assets acquired net of the fair value of liabilities assumed and the fair value of any noncontrolling interest in the acquiree.

We apply the FASB’s guidance when testing goodwill for impairment which permits management to make a qualitative assessment of whether goodwill is impaired, or opt to bypass the qualitative assessment, and proceed directly to performing the first step of the two-step impairment test. If management performs a qualitative assessment and concludes it is more likely than not that the fair value of a reporting unit exceeds its carrying value, goodwill is not considered impaired and the two-step impairment test is unnecessary. However, if management concludes otherwise, it is then required to perform the first step of the two-step impairment test.

For reporting units where we decide to perform a qualitative assessment, our management assesses and makes judgments regarding a variety of factors which potentially impact the fair value of a reporting unit, including general economic conditions, industry and market-specific conditions, customer behavior, cost factors, our financial performance and trends, our strategies and business plans, capital requirements, management and personnel issues, and our stock price, among others. Management then considers the totality of these and other factors, placing more weight on the events and circumstances that are judged to most affect a reporting unit’s fair value or the carrying amount of its net assets, to reach a qualitative conclusion regarding whether it is more likely than not that the fair value of a reporting unit exceeds its carrying amount.

For reporting units where we perform the two-step goodwill impairment test, the first step requires us to compare the fair value of each reporting unit to the carrying value of its net assets. Management considers both an income-based approach using projected discounted cash flows and a market-based approach using multiples of comparable companies to determine the fair value of its reporting units. Management’s estimate of fair value of each reporting unit is based on a number of subjective factors, including: (i) the appropriate weighting of valuation approaches (income-based approach and market-based approach), (ii) estimates of the future revenue and cash flows, (iii) discount rate for estimated cash flows, (iv) selection of peer group companies for the market-based approach, (v) required levels of working capital, (vi) assumed terminal value, (vii) the time horizon of cash flow forecasts, and (viii) control premium.

We use the work of an independent third party appraisal firm to assist us in considering our determination of the implied fair value of our goodwill. The fair values are calculated using the income approach and a market approach based on comparable companies. The income approach, more commonly known as the discounted cash flow approach, estimates fair value based on the cash flows that an asset can be expected to generate over its useful life. If the carrying value of a reporting unit’s goodwill exceeds its implied fair value, then an impairment charge equal to the difference is recorded. Assumptions and estimates about future values of our reporting units and implied goodwill are complex and subjective. They can be affected by a variety of factors, including external factors such as industry and economic trends, and internal factors such as changes in our business strategy and our internal forecasts. Although we believe the historical assumptions and estimates we have made are reasonable and appropriate, different assumptions and estimates could materially impact our reported financial results.

The determination of reporting units also requires management judgment. We assess whether a reporting unit exists within a reportable segment by identifying the unit, determining whether the unit qualifies as a business under U.S. GAAP, and assessing the availability and regular review by segment management of discrete financial information for the unit.

We did not record any impairment of goodwill for the three months ended April 30, 2012 and 2011 or for the fiscal years ended January 31, 2012, 2011 and 2010. For more information, see note 1 to the audited combined financial statements appearing elsewhere in this Information Statement.

Management’s forecasts and estimates are based on assumptions that are consistent with the plans and estimates used to manage the business. Changes in these estimates could change the conclusion regarding an impairment of goodwill.

Impairment of Long-Lived and Intangible Assets

We review the recoverability of our long-lived assets, such as property and equipment, and intangible assets with finite lives, whenever events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. Any impairment of these assets must be considered prior to our impairment review of goodwill. The assessment of impairment is based on our ability to recover the carrying value of the asset by analyzing the expected future undiscounted pre-tax cash flows specific to the asset or asset group.

Circumstances which could trigger a review include, but are not limited to, significant decreases in the market price of the asset, significant adverse changes in the business climate or legal factors, accumulation of costs significantly in excess of the amount expected for the acquisition of a long-lived asset, current period negative cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset.

We assess the recoverability of the carrying value of long-lived assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. If these undiscounted cash flows are less than the carrying value of such asset or asset group, an impairment loss is measured based on the difference between estimated fair value and carrying value. Assets to be disposed of are written-down to the greater of their fair value or salvage value. Estimated fair values are based on assumptions regarding the amount and timing of estimated future cash flows and appropriate discount rates to reflect varying degrees of perceived risk. Significant management judgment is involved in estimating these factors, and they include inherent uncertainties. Measurement of the recoverability of these assets is dependent upon the accuracy of the assumptions used in making these estimates, as well as how the estimates compare to the eventual future operating performance of the specific reporting unit to which the assets are attributed.

In connection with the testing of the goodwill of the Netcentrex reporting unit, we recorded charges of $3.4 million relating to finite-lived intangible assets during the fiscal year ended January 31, 2010. This write-down reflected the impairment of all of the reporting unit’s intangible assets.

Allowance for Doubtful Accounts

We estimate the collectability of our accounts receivable balances for each accounting period and adjust the allowance for doubtful accounts accordingly. We exercise judgment in assessing the collectability of accounts receivable, including consideration of the current economic conditions, creditworthiness of customers, their collection history and the related aging of past due receivables balances. We evaluate specific accounts when we become aware that a customer may be experiencing a deterioration of its financial condition due to lower credit ratings, bankruptcy or other factors that may affect such customer’s ability to meet its payment obligations. Management has used all available information subsequent to the balance sheet date to evaluate the reasonableness of its estimates. We charge off uncollectible trade receivables when all collection efforts have been exhausted and we believe the amount will not be collected.

As of April 30, 2012 and January 31, 2012 and 2011, the accounts receivable balance was $144.7 million, $132.0 million and $160.3 million, respectively, net of allowance for doubtful accounts of $9.0 million, $9.2 million and $7.7 million, respectively.

Unanticipated events and circumstances may occur that affect the accuracy or validity of such assumptions, estimates or actual results.

Income Taxes

Income taxes are provided using the asset and liability method, such that income taxes (i.e., deferred tax assets, deferred tax liabilities, taxes currently payable/refunds receivable and tax expense/benefit) are recorded based on amounts refundable or payable in the current year and include the results of any difference between U.S. GAAP and tax reporting. Deferred income taxes reflect the tax effect of net operating losses, capital losses and general business credit carryforwards and the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statement and income tax purposes, as determined under enacted tax laws and rates. Valuation allowances are established when management determines that it is more-likely-than-not that some portion or all of the deferred tax asset will not be realized. The financial effect of changes in tax laws or rates is accounted for in the period of enactment. The subsequent realization of net operating loss and general business credit carryforwards acquired in acquisitions accounted for using the acquisition method of accounting is recognized in the combined statement of operations.

We are included in the CTI consolidated federal and certain combined state income tax returns. As such, we are not a separate taxable entity for U.S. federal and certain state income tax purposes. In addition, we do not have a written tax sharing agreement with CTI. Our provisions for income taxes and related balance sheet accounts are presented as if we were a separate taxpayer (“separate return method”). This method of allocating the CTI consolidated current and deferred income taxes is systematic, rational and consistent with the asset and liability method. The separate return method represents a hypothetical computation assuming that our reported revenue and expenses were incurred by a separate taxable entity. Accordingly, the reported provision for income taxes and the related balance sheet account balances (including but not limited to the NOL deferred tax assets) will not equal the amounts that are allocable to us under the applicable consolidated federal and state tax laws. Further, as we do not have a tax-sharing agreement with CTI in place, the expected payable or receivable is treated as a dividend or a capital contribution to the parent. Immediately following our separation from CTI, the consolidated CTI tax attributes will be allocated between CTI and us based on the applicable tax laws. The tax law allocations in conjunction with the Tax Disaffiliation Agreement may result in changes to our reported tax amounts. Furthermore, it is possible that the tax assertions regarding the permanent reinvestment of foreign earnings and assumptions with respect to the realization of certain deferred tax assets could change after our separation from CTI.

From time to time, we have business transactions in which the tax consequences are uncertain. Significant judgment is required in assessing and estimating the tax consequences of these transactions. We prepare and file tax returns based on our interpretation of tax laws. In the normal course of business, our tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax, interest and penalty assessments. In determining our tax provision for financial reporting purposes, we establish a liability for uncertain tax positions unless such positions are determined to be more-likely-than-not of being sustained upon examination, based on their technical merits. That is, for financial reporting purposes, we only recognize tax benefits that we believe are more-likely-than-not of being sustained and then recognize the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. There is considerable judgment involved in determining whether positions taken on the tax return are more-likely-than-not of being sustained and determining the likelihood of various potential settlement outcomes.

We adjust our estimated liability for uncertain tax positions periodically because of new information discovered as a function of ongoing examinations by, and settlements with, the various taxing authorities, as well as changes in tax laws, regulations and interpretations. The combined tax provision of any given year includes adjustments to prior year income tax accruals that are considered appropriate as well as any related estimated interest. Our policy is to recognize all appropriately accrued interest and penalties on uncertain tax positions as part of income tax expense. For further information, see note 19 to the audited combined financial statements appearing elsewhere in this Information Statement.

As part of our accounting for business combinations, some of the purchase price is allocated to goodwill and intangible assets. Impairment charges associated with goodwill are generally not tax deductible and will result in an increased effective income tax rate in the quarter any impairment is recorded. Amortization expenses associated with acquired intangible assets are generally not tax deductible pursuant to our existing tax structure; however, deferred taxes have been recorded for non-deductible amortization expenses as a part of the purchase price allocation process. We have taken into account the allocation of these identified intangibles among different taxing jurisdictions, including those with nominal or zero percent tax rates, in establishing the related deferred tax liabilities. Under the FASB’s guidance, the income tax benefit from future releases of the acquisition date valuation allowances or income tax contingencies, if any, are reflected in the income tax provision in the combined statements of operations, rather than as an adjustment to the purchase price allocation.

Litigation and Contingencies

Contingencies by their nature relate to uncertainties that require management to exercise judgment both in assessing the likelihood that a liability has been incurred as well as in estimating the amount of potential loss, if any. We accrue for costs relating to litigation, claims and other contingent matters when such liabilities become probable and reasonably estimable. We expense legal fees associated with consultations with outside counsel and defense of lawsuits as incurred. Such estimates may be based on advice from third parties or solely on management’s judgment, as appropriate. Actual amounts paid may differ materially from amounts estimated, and such differences will be charged to operations in the period in which the final determination of the liability is made.

From time to time, we receive notices that our products or processes may be infringing the patent or intellectual property rights of others; notices of shareholder litigation; and notices of other lawsuits or other claims against us. We assess each matter in order to determine if a contingent liability should be recorded. In making this determination, management may, depending on the nature of the matter, consult with internal and external legal counsel. Based on the information obtained combined with management’s judgment regarding all the facts and circumstances of each matter, we determine whether a contingent loss is probable and whether the amount of such loss can be estimated. Should a loss be probable and estimable, we record a contingent loss. Should the judgments and estimates made by management not coincide with future events, such as a judicial action against us where we expected no merit on the part of the party bringing the action against us, we may need to record additional contingent losses that could materially adversely impact our results of operations. Alternatively, if the judgments and estimates made by management are incorrect and a particular contingent loss does not occur, the contingent loss recorded would be reversed thereby favorably impacting our results of operations.

Accounting standards applicable to emerging growth companies

We are an emerging growth company as defined under the JOBS Act. Emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We intend to take advantage of such extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

RECENT ACCOUNTING PRONOUNCEMENTS

Standards Implemented

Revenue recognition

As previously discussed, in September 2009, the FASB issued revenue recognition guidance applicable to multiple element arrangements. We adopted this guidance on a prospective basis for revenue arrangements entered into, or materially modified, on or after February 1, 2011. For a more comprehensive discussion, see “—Critical Accounting Estimates and Judgments—Revenue Recognition” and note 1 to the audited combined financial statements appearing elsewhere in this Information Statement.

Goodwill Impairment

In September 2011, the FASB issued new accounting guidance on testing goodwill for impairment. The new guidance provides an entity the option to first perform a qualitative assessment to determine whether a reporting unit’s fair value is more likely than not less than its carrying value, including goodwill. In performing its qualitative assessment, an entity considers the extent to which adverse events or circumstances (or factors) identified, such as changes in economic conditions, industry and market conditions or entity specific events, could affect the comparison of the reporting unit’s fair value with its carrying amount. If an entity concludes that the fair value of a reporting unit is more likely than not less than its carrying amount, the entity is required to perform the currently prescribed two-step goodwill impairment test to identify potential goodwill impairment and, accordingly, measure the amount, if any, of goodwill impairment loss to be recognized for that reporting unit. The guidance is effective for us for interim and annual periods commencing February 1, 2012.

In the fourth quarter of the fiscal year ended January 31, 2012, in conjunction with management’s annual testing of goodwill, we early adopted the new accounting guidance.

Under the qualitative assessment, various factors that would affect the estimated fair value of a reporting unit are identified. These factors are then classified by the type of impact they would have on the estimated fair value using positive, neutral, and adverse categories based on current business conditions. Additionally, an assessment of the level of impact that a particular factor would have on the estimated fair value is determined using high, medium, and low weighting.

Other Standards Implemented

In January 2010, the FASB issued guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. The guidance requires new disclosures on the transfers of assets and liabilities between Level 1 (quoted prices in an active market for identical assets or liabilities) and Level 2 (significant other observable inputs) of the fair value measurement hierarchy, including the reasons and the timing of the transfers. Additionally, the guidance requires a gross presentation of activity within the Level 3 (significant unobservable inputs) roll forward, presenting information on purchases, sales, issuance, and settlements separately. The guidance was effective for us for interim and annual periods that commenced February 1, 2010, except for the gross presentation of the Level 3 roll forward, which became effective for us for interim and annual periods that commenced February 1, 2011. The adoption of this guidance did not have a material impact on our combined financial statements.

In December 2010, the FASB issued updated accounting guidance to clarify that pro forma disclosures should be presented as if a business combination occurred at the beginning of the prior annual period for purposes of preparing both the current reporting period and the prior reporting period pro forma financial information. These disclosures should be accompanied by a narrative description about the nature and amount of material, nonrecurring pro forma adjustments. This new accounting guidance is effective for business combinations consummated in periods beginning after December 15, 2010 and should be applied prospectively as of the date of adoption, although early adoption is permitted. We adopted this new guidance effective February 1, 2011. We had no business combinations during any period presented, accordingly the adoption of this guidance did not have a material impact on our combined financial statements.

In December 2010, the FASB issued guidance on when to perform step two of the goodwill impairment test for reporting units with zero or negative carrying amounts. Upon adoption, if the carrying amount of the reporting unit is zero or negative, the reporting entity must perform step two of the goodwill impairment test if it is more likely than not that goodwill is impaired as of the date of adoption. In determining if it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating an impairment may exist. Goodwill impairment recognized upon adoption of the guidance should be presented as a cumulative-effect adjustment to opening retained earnings as of the adoption date reflecting a change in accounting principle. This guidance was effective for us for interim and annual periods that commenced on February 1, 2011. Because the carrying value of our a reporting unit (which included all our operations other than Netcentrex) was negative as of February 1, 2011 and the existence of adverse qualitative factors indicated potential impairment, step two of the goodwill impairment test was performed as of such date which did not result in an impairment. The adoption of this guidance did not have a material impact on our combined financial statements for the fiscal year ended January 31, 2012.

In May 2011, the FASB issued updated accounting guidance to amend existing requirements for fair value measurements and disclosures. The guidance expands the disclosure requirements around fair value measurements categorized in Level 3 of the fair value hierarchy and requires disclosure of the level in the fair value hierarchy of items that are not measured at fair value but whose fair value must be disclosed. It also clarifies and expands upon existing requirements for fair value measurements of financial assets and liabilities as well as instruments classified in shareholders’ equity. The guidance was effective for the Company for the interim period ended April 30, 2012. The adoption of this guidance did not materially impact our interim condensed combined financial statements.

In June 2011, the FASB issued accounting guidance, which revises the manner in which entities present comprehensive income in their financial statements. The new guidance eliminates the option to present components of other comprehensive income as part of the combined statements of equity. Under the new guidance, entities are required to present net income and other comprehensive income in either a single continuous statement or in two separate, but consecutive, statements of net income and other comprehensive income. In December 2011, the FASB amended the updated the guidance issued in June 2011 to defer certain presentation requirements. The amended and updated guidance was effective for us for interim and annual periods commencing February 1, 2012 with early adoption permitted. We adopted the guidance and applied it retrospectively to all periods presented. Other than the change in presentation, adoption of this guidance did not impact our combined financial statements.

Standards to be Implemented

In July 2012, the FASB issued new accounting guidance on indefinite-lived intangible assets. The new guidance provides an entity the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount and recognize an impairment loss, if any, to the extent the carrying value exceeds its fair value. The guidance is effective for us for annual and, if any, interim impairment tests in the fiscal year ending January 31, 2014, with early adoption permitted. We believe that the adoption of this guidance will not have a material impact on our combined financial statements.

BUSINESS

Overview

We are a leading provider of software-based products, systems and related services that:

•

provide converged, prepaid and postpaid billing and active customer management systems (referred to as Business Support Systems or BSS) for wireless, wireline and cable network operators delivering a value proposition designed to ensure timely and efficient service monetization, consistent customer experience, reduced complexity and cost, and enable real-time marketing based on all relevant customer profile information;

•

enable wireless and wireline (including cable) network-based Value-Added Services (or VAS), comprised of two categories—Voice and Messaging—that include voicemail, visual voicemail, call completion, short messaging service (or SMS) text messaging (or texting), multimedia picture and video messaging, and Internet Protocol (or IP) communications; and

•	provide wireless users with optimized access to Internet websites, content and applications, manage and enforce policy and generate data usage and revenue for wireless operators.

Our products and services are used by more than 450 wireless, wireline and cable network communication service providers in more than 125 countries, including the majority of the world’s 100 largest wireless network operators. Our products and services are designed to generate voice and data network traffic, increase revenue and customer loyalty, monetize services and improve operational efficiency.

Comverse was incorporated in the State of Delaware in November 1997 as a wholly-owned subsidiary of CTI. We have not made any material acquisitions or dispositions, other than in the ordinary course of business, within the past five years.

Our Strengths

We believe that the following competitive strengths will enable us to sustain our leadership position in our markets:

Leading position in the high-growth converged billing market segment. We have a leading industry position in the converged, prepaid and postpaid BSS market with over 150 customers and were named by Infonetics as the leading provider of converged billing solutions for the year ended December 31, 2011 with more than 30 customers. We believe that we could leverage our leading market position and BSS solution offering to take advantage of the growth in the emerging converged BSS market segment. According to Infonetics, the converged BSS market segment is projected to grow at a 27% compound annual growth rate through 2016 as communications services providers are electing to upgrade their existing separate prepaid and postpaid billing systems to unified converged billing solutions to address their enhanced business needs.

Differentiated single system converged BSS solution offering. We believe that our Comverse ONE Billing and Active Customer Management solution is differentiated in the market through its single-system approach to BSS convergence, which provides communication service providers with a strong BSS foundation to ensure timely, accurate billing and fee collection and a high level of overall customer care satisfaction. We also believe that our BSS solutions offer several advantages over competitors’ offerings, including faster time to market and lower total cost of ownership.

BSS integrated mobile Internet solution offering Internet policy data management and control. As part of our BSS solutions, we offer mobile Internet solutions that allow communication service providers to manage, control and charge for traffic generated by a wide range of mobile devices, such as smartphones, tablets and laptops. Our mobile Internet solutions offer wireless operators a comprehensive solution comprised of enforcement, central policy management and broadband data charging services. We believe that our mobile

Internet solutions provide the enhanced BSS systems functionality necessary for communication service providers to leverage and monetize the rapid growth in traffic and the use of advanced services, such as data services and Internet browsing.

Leadership position in the VAS market. We are a leader in voice-based value-added services, including call answering and next generation visual voicemail which has benefitted from the increasing deployment of smartphones, such as the iPhone, by wireless communication service providers. In addition, we are a leading provider of SMS solutions enabling text and multimedia messaging. We believe that we are well positioned to take advantage of recent market trends through our advanced VAS offering, which are designed to address the enhanced business needs of communication service providers seeking to transition their existing network infrastructure and attached systems to IP as part of their efforts to reduce costs and provide next generation services.

Large recurring stream of revenue, including maintenance and managed services, provide stability and enhanced future opportunity. A significant portion of our revenue is attributable to revenue generated by maintenance and managed services, which provides a stable revenue stream from recurring renewals of contracts with our existing customer base. As part of our service offering, we offer a suite of managed services that relate primarily to our BSS solutions, which we use to create and establish long-term relationships with our customers as well as to cross-sell additional solutions and system enhancements. We believe that the longevity of our customer relationships and the recurring revenue that such relationships generate provide us with stability and a competitive advantage in marketing our solutions to our existing customer base.

Global, established, large customer base. We market our solutions to communication service providers, such as wireless and wireline network operators, cable operators and content service providers. Our customer base is global and diverse and includes more than 450 communication service providers across more than 125 countries, including the majority of the world’s 100 largest wireless operators.

Our Strategy

There are several key elements to our overall strategy, including:

Expand relationships with existing customers. We intend to continue to leverage our large customer base of more than 450 communications service providers, by offering to our existing customers upgrades and expansions, enhanced maintenance plans, professional and managed services, and cross-sell our solution portfolio. We will also continue to market aggressively next generation solutions to existing customers.

Expand customer base and market share. We intend to continue our efforts to expand our customer base and market shares by leveraging relationships with multinational operators seeking to acquire or establish offshore operations. We also seek engagements with newly established communication service providers and will continue our efforts to displace competitors in engagements with established providers.

There are several key elements to our BSS strategy, including:

Expand our presence and market share in the BSS market. We believe our BSS solutions offer customers several advantages over competitors’ solutions, including faster time to market and lower total cost of ownership. We intend to focus on expanding our position in the converged billing market through new engagements with large and established communication service providers.

Upgrade our customer base to Comverse ONE. We intend to continue to aggressively market Comverse ONE to communication service providers seeking to upgrade their existing prepaid and postpaid systems to converged billing solutions.

Focus on offering managed services. We intend to continue to offer our customers managed services. Managed services enable us to assume responsibility for the operation and management of our customers’ billing systems. Our customers receive improved efficiencies relating to the operation and management of their systems, thereby allowing them to focus on their own internal business needs and strengths with reduced management distraction. Professional and managed services also represent a source of predictable revenue and long-term relationships.

There are several key elements to our VAS strategy, including:

Build on our market leadership in voice-based services. We intend to maintain our strong market leadership position in voice-based services, such as voicemail and call completion, in part through the promotion of advanced offerings such as visual voicemail and call management.

Leverage communication service providers’ transition to IP networks. We plan to continue to market our next generation VAS products to communication service providers seeking to transition their networks to newer IP technology, such as 4G LTE. Our next generation VAS solution portfolio is designed to provide our customers with the flexibility of effecting a VAS IP transition either by leveraging their existing systems or through the gradual deployment of “all-IP” VAS infrastructure. Furthermore, we intend to market our IP messaging and Service Enablement Middleware solutions to customers seeking to deploy next generation all IP capabilities.

Phase II Business Transformation

During the second half of the fiscal year ended January 31, 2011, we commenced certain initiatives to improve our cash position, including a plan to restructure our operations a view towards aligning operating costs and expenses with anticipated revenue. We successfully implemented the first phase of such plan commencing in the third quarter of the fiscal year ended January 31, 2011, significantly reducing our annualized operating costs. During the fiscal year ended January 31, 2012, we implemented a second phase of measures (referred to as the Phase II Business Transformation) that focuses on process reengineering to maximize business performance, productivity and operational efficiency. One of the primary purposes of the Phase II Business Transformation is to solidify our leadership in BSS and leverage the growth in mobile data usage, while maintaining our leading market position in VAS and implementing further cost savings through operational efficiencies and strategic focus.

As part of the Phase II Business Transformation, we restructured our operations into new business units that are designed to improve operational efficiency and business performance. Our business units consist of the following:

•

Comverse BSS, which conducts our converged, prepaid and postpaid billing and active customer management systems business and includes groups engaged in product management, professional services, research and development and product sales support;

•

Comverse VAS, which conducts our value-added services business and includes groups engaged in VAS delivery, voice product research and development, messaging product research and development and product sales support; and

•

Mobile Internet (or Comverse MI), which is responsible for our mobile Internet products and includes groups engaged in product management, solution engineering, delivery, research and development and product sales support.

In addition, we created Global Services (or Comverse GLS), which provides customer post-delivery services and includes groups engaged in support services for BSS, VAS and mobile Internet products, services sales and product management.

Certain of our business operations are conducted through the following global corporate functions:

•	Customer Facing Group, which is primarily engaged in providing overall customer account management and sales for all product lines;

•	Operations Group, which provides centralized information technology, procurement, supply chain management and global business operations services to all business units; and

•	Strategy and planning, finance, legal and human resources groups, which continue to support all business operations.

Products

Our software-based products, systems and related services enhance wireless, wireline and cable networks both for end users and the carriers themselves. For end users, we make use of the knowledge regarding the end user acquired throughout the network to provide an enhanced, intuitive and personalized experience to the end user to access a broad array of services. For carriers, the enhanced end user experience is expected to result in greater customer loyalty, lower customer churn and higher adoption of new services to support average revenue per user (or ARPU) levels. By leveraging the unique and valuable end user information residing in their networks, carriers can take advantage of a key strategic strength as they compete with other carriers and new entrants such as Internet-based competitors. We express this leadership capability with the branded phrase “Making Your Network Smarter.”

Our portfolio is comprised of the following product categories:

Comverse BSS Solutions

Communication service providers typically rely on third party software vendors to provide the back-end billing solutions for their subscribers’ usage as well as front-end services to support customers through call centers, online and through other channels. Billing is divided into three categories depending on subscriber usage and services: prepaid, postpaid or converged. Prepaid billing is utilized when a subscriber purchases credit in advance of service use. Postpaid billing is provided when a subscriber enters into a long-term billing arrangement with a communication service provider and is billed after the fact according to their use at the end of each period. Converged billing is a solution that enables management of multiple services for operators, including payment for prepaid and postpaid subscribers across fixed and mobile communication, broadband, TV and other emerging services. As communication service providers expand their services, we expect that the converged billing market will grow rapidly.

Our BSS solutions enable our customers to: (i) introduce new products quickly, (ii) charge for a broad range of services or content delivered over their networks, (iii) perform real-time marketing to take advantage of more opportunities for upselling, cross-selling and supporting higher ARPU levels and (iv) automate sales and marketing activities. In addition, the solution is designed to accommodate the customer’s growth or business model changes through the ability to add functionality over time.

Comverse ONE Billing and Active Customer Management Solution

Comverse ONE Billing and Active Customer Management solution is differentiated in the market through its single-system approach to BSS convergence. Communication, e-commerce and content service providers require a strong BSS foundation to ensure timely, accurate billing and fee collection, and a high level of overall customer care and satisfaction.

Our Comverse ONE Billing and Active Customer Management solution is a single product that provides billing and customer relationship management (or CRM) for communication service providers. The solution can be deployed in various ways to meet the specific needs of communication service providers. Deployment modes include:

•

Comverse ONE Converged Billing and Active Customer Management solution, which can support a combination of real-time prepaid charging, postpaid billing, and converged (hybrid) charging on a single platform and provides subscriber management;

•	Comverse ONE Real-Time Billing for prepaid billing;

•	Comverse ONE Online & Converged Charging to bring real-time charging to customers’ existing postpaid billing systems; and

•	Comverse ONE Postpaid Billing and Active Customer Management solution for postpaid billing and subscriber management.

The Comverse ONE Billing and Active Customer Management solution provides comprehensive BSS functionality, including real-time rating, charging, promotions and session control for both prepaid and postpaid subscribers, mediation and content partner settlements, roaming support, sales force automation, campaign management, case and interaction management, customer self-service and order management, and converged billing for hybrid prepaid/postpaid wireless and triple play/quad play (wireless/wireline telephone/Internet/TV) services.

Real-time rating, charging and account re-charging capabilities are particularly valuable to service providers, to reduce revenue loss by ensuring that prepaid subscribers do not exceed their account balances and postpaid subscribers do not exceed credit limits, and to promote continuous revenue generation by providing user-friendly tools for end user balance awareness and account replenishment. These and other end user self-service features give subscribers greater control over their accounts, services and applications, increase service provider revenue and end user satisfaction, and reduce the costs associated with network operator-assisted service.

The Comverse ONE Billing and Active Customer Management solution is based on an architecture that features a single data model, a single product catalog, and an open application program interface framework. This solution is developed as a single code set, providing communication service providers with the ability to use one system to manage all subscriber accounts consistently, regardless of payment or service type. Our single system, product-based architecture also provides superior future expansion flexibility, lower total cost of ownership, and faster time-to-market for new services, plans and campaigns, relative to multiple disparate billing systems, or highly customized billing systems from professional services-oriented vendors.

Comverse ONE is designed to support all aspects of convergence: network, service (such as, wireless, wireline, PayTV and content) and payment (such as prepaid, postpaid and hybrid). In addition, Comverse ONE is designed to bridge network and IT infrastructures by providing end-to-end flows and flexible technology and business models. In addition, it provides communication service providers with the benefit of lower operating expenses through simplification due to fewer systems and data duplications, virtualization and a unified platform manager.

Comverse Value-Added Services Solutions

Communication service providers engage external software vendors to provide the gateways to facilitate mobile Value-Added Services, including voice and messaging. Voice solutions include voicemail, call completion and visual voicemail. Messaging solutions include SMS services, messaging gateway and Multimedia Messaging Service (or MMS). IP, middleware and applications provide the transition from traditional voice and messaging to the next generation of messaging services over IP-based fourth generation (or 4G) networks. As communication service providers upgrade to these 4G networks, middleware and application services are expected to drive significant growth in the overall market.

Our VAS products and services enhance operators’ service offerings to end users, reduce operating expenses and assist operators in capturing a key position in the changing industry value-chain by permitting them to leverage their unique assets to provide new product and service offerings to their end users.

Comverse Value-Added Services 3.0 consists of the following:

Comverse Voice

Comverse Voice enables the following services:

•

Comverse Next-Generation Voicemail provides call answering functionality to telecom users, ensures a higher level of call completion and returned calls for wireless and wireline network operators and thereby often generates additional minutes of use. Comverse Next-Generation Voicemail leverages multimedia platforms through Comverse’s Videomail solution and is designed to support Mobile Advertising, thereby creating new revenue opportunities from existing network traffic. Voicemail is offered by most of the world’s wireless network operators as part of a bundled package of communication services and is offered by wireline network operators on a more limited basis and often for an additional fee.

•

Visual Voicemail provides users with a visual inbox user interface for more convenient and appealing message management, including address book integration for “record-and-send” one-to-one and one-to-many voice messaging. Visual Voicemail continues to be launched in a number of networks and its deployment corresponds to the continued proliferation of “smartphones.” Popularized by the iPhone, Visual Voicemail has been launched by many iPhone carriers and a number of additional smartphone carriers. Communication service providers are expected to continue launching next generation visual voicemail given the continued proliferation of “smartphones” and their ability to offer enhanced visual experiences to users.

•

Call Completion services notify users of missed inbound calls via text message, offer convenient one-touch call return functionality, and notify callers when previously unavailable parties become available to accept calls. These services increase the likelihood that call attempts ultimately result in a successful connection, and thereby often result in additional minutes of use. In addition, these services are designed to integrate with mobile advertising solutions to offer communication service providers with advertising channels.

Comverse Messaging

Comverse Messaging enables the following services:

•

Short Message Service Center (or SMSC) and Messaging Router enable texting which is used for an expanding range of purposes, including person-to-person messaging, televoting, application-to-person messaging such as information and entertainment alerts, and social network-based messaging, such as Twitter updates. Texting has achieved mass market mobile end user adoption levels, and is currently one of the world’s most popular wireless enhanced services.

•	Messaging Gateway provides a secure and managed multi-channel entry point into the operator’s network for external messaging content and applications, user-generated content and social networking.

•

Multimedia Messaging Service Center (or MMSC) enables the sharing and messaging of pictures and video over wireless networks, including person-to-person and application-to-person multimedia messaging. These services have become feasible and more functional with the proliferation of next-generation networks and “smartphones” thereby making them potentially more attractive to a greater number of subscribers. For example, the growth in mobile camera-phones and video recorder phones has led to an increase in MMS-based picture and video messaging adoption and traffic.

•

Converged Messaging leverages the multi-channel, multi-screen and cross-device user experience. It is designed to offer full IP Multimedia Subsystem/Long-Term Evolution (or IMS/LTE) compatibility to facilitate a smooth transition to future networks. In addition, Converged Messaging enables presentation and management of messages of various types, including voice, text, email, picture, and video, in a single consolidated visual user interface. Converged Messaging can also leverage social networking and community-building features, such as address books, presence and location awareness, further promoting subscriber satisfaction and loyalty, while driving network usage and revenue.

Next Generation VAS Solutions

We believe that communication service providers will transition their network infrastructure and attached systems to IP as part of their efforts to reduce cost and provide next generation services. As new network technology, such as 4G LTE, is deployed, communication service providers are seeking to take advantage of its cost and flexibility potential by converting their traffic from traditional SS7 signaling to newer IP. We expect that IP system deployments will continue for the next few years and believe that during this time, communication service providers will operate both SS7 and IP systems.

We believe that through the adoption of IP messaging, communication service providers can expand their addressable market with emerging IP device types, such as e-readers, tablets and machine-to-machine devices, and can allow users to connect with social networks, reaching more devices, generating more traffic, and creating opportunities for providing a broader range of services.

We intend to meet the needs of our communication service provider customers for this VAS IP transition by:

•	Leveraging customers’ existing installed systems of messaging and voicemail equipment so that it works efficiently with new IP networks; and

•	Gradually deploying “all-IP” VAS infrastructure that can support both messaging and voicemail in a highly efficient and scalable manner.

As part of the implementation of our strategy to leverage customers’ existing installed systems, we have developed a Service Enablement Middleware (or SEM) solution that, in addition to supporting our existing equipment, is compatible with communication service providers’ existing equipment and systems installed by other vendors. The SEM solution is designed to securely externalize communication service providers’ messaging and related assets, such as SMSCs, MMSCs, voicemail, videomail, location services, network-based address book, and BSS/OSS (Operations Support Systems), to third party application developers. Through the SEM solution’s open Application Programming Interfaces (or APIs), third parties, such as healthcare providers, advertisers, publishers, government agencies, financial institutions and other enterprises, can more easily develop applications that use network assets, while allowing communication service providers to maintain control over each application’s policy, flow, capacity, and subscriber usage. The SEM solution also allows communications service providers to offer converged communications services, such as visual voicemail on Facebook, and converged messaging and social inbox, which collects messages from all network and Internet-based messaging sources, and displays them all in a single inbox.

The SEM solution is designed to allow legacy equipment to function in an IP-like manner that supports advanced functions, such as visual voicemail, multi-party chat and a broad range of third party applications that we believe are rapidly growing. The SEM solution serves as a connectivity layer bridging service interoperability between next-generation smartphones and legacy feature phones, providing common service delivery and access to subscribers who use multiple devices (such as laptops, tablets, smartphones and feature phones), and allowing legacy feature phone users to access advanced Internet-based applications, such as social networking.

In addition, to meet the needs of customers seeking to deploy next generation all-IP capabilities, we are currently marketing our new Comverse IP Messaging solution and deployments are anticipated in the fiscal year ending January 31, 2013. Comverse IP Messaging uses Internet Protocol as a common infrastructure for messaging, while allowing interconnectivity and interoperability between next-generation 4G LTE networks and existing legacy network resources through the Comverse SEM Solution. Comverse IP Messaging is designed to enable advanced services such as Converged Messaging with an address book synchronized with social networks, group communication and chat, threaded messaging, and multimedia file sharing within messaging conversations.

Comverse Mobile Internet Solutions

Our mobile Internet solutions enable wireless users with optimized access to mobile Internet websites, content and applications, and generate data usage and revenue for wireless operators. These solutions enhance the mobile user Internet experience and help wireless network operators leverage their unique assets beyond connectivity, adapting content for each handset type, providing traffic control and optimization, content filtering, and advanced charging and monitoring.

Our mobile Internet solutions control and manage traffic generated by a wide range of mobile devices, such as smartphones, tablets and laptops. Comverse MI offers wireless operators a comprehensive solution comprised of Enforcement, Central Policy Management, and Broadband Data Charging services.

•

Enforcement Services. Comverse Mobile Internet’s Enforcement Services are designed to improve wireless operators’ mobile broadband traffic management, monetization and network control, utilizing advanced Deep Packet Inspection (or DPI) technology, maximize network utilization and enhance the user experience. These services include Traffic Management & Optimization, Mobile Browsing & Streaming, and Content Adaptation & Filtering solutions. Comverse’s Traffic Management & Optimization solution includes Video Optimization designed to provide wireless operators with the end-to-end intelligence needed for efficient delivery of video traffic. The solution allows wireless operators to reduce data volume and response time, enhance the subscriber experience and provide a set of policies and tariffs.

•

Central Policy Management. Comverse Mobile Internet’s Central Policy Management facilitates definition of complex policies and data plans, supporting wireless operators’ efforts to increase data revenues and enhance network control. This solution makes real-time policy decisions based on information retrieved from multiple data sources, including session, transaction, device, subscriber database, billing servers and network and subscriber intelligence received from the mobile analytics service described below. This solution also uses DPI to facilitate cross-service decision making, and can also instruct the DPI to change its local policies based on external network and subscriber information. In addition, this solution provides wireless operators with mobile analytics with enhanced monitoring and usage analysis capabilities that improve reporting, decision-making and network planning.

•

Broadband Data Charging. Comverse Mobile Internet’s Broadband Data Charging supports real-time and near real-time data charging services, providing differentiated charging capabilities for both prepaid and postpaid subscribers. It facilitates smart quota management, contributing both to an enhanced user experience and increased revenue streams.

Comverse Netcentrex IP Enterprise Solutions

Our Netcentrex IP Enterprise solutions resulted from our acquisition of Netcentrex in May 2006. Netcentrex provides IP-based solutions for carrier-hosted enterprise and consumer IP services that enable communication service providers to deliver VoIP telephony, fixed-mobile converged voice, video and messaging services (or FMC), IP Centrex enterprise communications services, and IP Multimedia Subsystem (or IMS)-based services. These products allow service providers and their end users to benefit from the lower cost of IP-based service delivery. Although Netcentrex is not focusing its efforts on increasing its customer base, as part of its commitment to its customers, it is providing, and is expected to continue to provide, maintenance, support and certain other services to address the ongoing needs of its existing customer base.

Service and Support

We have a strong commitment to provide high quality managed and support services to our customers. As part of the Phase II Business Transformation, we created Comverse GLS, which provides customer post-delivery services, including managed services, and includes groups engaged in support services for our BSS, VAS and mobile Internet solutions, services sales and product management.

We are committed to the service and support of our customers because of the critical functionalities performed by our solutions, and customers’ need for high system performance and availability and minimum system interruptions. The principal business objectives of Comverse GLS are to:

•	build and strengthen long-term partnerships with customers, provide high-quality maintenance and ongoing support; and

•	maximize customer performance by enabling customers to fully utilize the potential of their Comverse solutions through a suite of managed services.

Maintenance and Support Services

Through our service and support organization, we leverage our product knowledge, broad industry expertise, and field-tested methodologies to efficiently maintain our solutions within various markets and operational environments and provides a continuous approach to service. These services are delivered globally through centralized centers of expertise and local support professionals. This service category includes:

•	Software Support Services: Post-deployment support, including 24-hours a day seven days a week call center and online support and maintenance releases;

•	Hardware Support Services: For selected products, associated hardware support services, including spare parts inventory management service; and

•

Proactive Maintenance: Specialized preventive maintenance activities designed to enhance communication service providers’ operational performance, including system health-check audits and continuous engineering activities.

We offer levels of maintenance and services packages, with varying levels of access to a Technical Assistance Center hotline for remote support, committed response times for critical maintenance and support issues, hardware repair and replacement, and other proactive tools and a la carte support services to address the needs of our customers.

We offer up to a one year limited warranty on all products and offer broader warranty and service coverage in certain cases.

Managed Services

As part of the implementation of our business strategy and our commitment to our customers, Comverse GLS provides communication service providers with a suite of managed services that cover our BSS, VAS and mobile Internet solutions. This service category includes:

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Business Processes Outsourcing Services: Manage and operate customers’ Comverse solutions to allow customers to leverage our expertise and maximize the operational performance and utilization of their Comverse systems;

•

Applications Management Services: These services are designed to assist communication service providers to maintain, operate and enhance their business applications, as well as develop new applications in an orderly manner, while attaining high performance and satisfaction. These services include applications enhancements, subject matter expert services, release and program management, integration management and testing services;

•

Infrastructure Management Services: Our service experts manage customers’ various environments (such as production, test, disaster recovery and development site), conduct systems health-checks and maintain our solutions through our System Care Service; and

•	Professional Resourcing: Short-term and long-term engagements of experts, often at clients’ sites.

Training Services

We provide training services primarily (i) in our facilities in Wakefield, Massachusetts and Tel Aviv, Israel and (ii) on site at customers’ facilities.

Markets

Our products help our communication service provider customers generate and monetize billable traffic, usage, subscription and other service-related fees. Our products are designed to:

•	generate carrier voice and data network traffic and revenue;

•	improve ARPU;

•	strengthen end user satisfaction and loyalty by promoting retention and minimizing customer churn;

•	monetize services through timely and accurate rating, charging, mediation and billing; and

•	improve operational efficiency to reduce service provider network operating costs.

We market our product and service portfolio primarily to communication service providers, such as wireless and wireline network operators, cable operators and content service providers. Our product and service portfolio generates fees for our customers on a subscription, pay-per-usage or advertising-supported basis.

Our entire portfolio of software, systems and related services has been designed and packaged to meet the capacity, reliability, availability, scalability and maintainability, and the network and operations, maintenance, administration, and provisioning interfaces and physical requirements of large telecommunications network operators. Our products support flexible deployment models, including in-network, hosted and managed services, and can run on circuit-switched, IP, IMS, and converged network environments. The systems are offered in a variety of sizes and configurations, and are available with redundancy of critical components, so that no single failure will interrupt the service.

Traditionally, communication service providers derived their revenue almost exclusively through voice calling. Voice telephony services, however, have become increasingly commoditized, and this trend has led service providers to seek new sources of revenue and service differentiation, by offering messaging, data, content and other value-added enhanced services and by improving the overall end user experience, through superior relationship management and service.

Sales and Marketing

We market our products throughout the world, primarily through our own direct sales force, and also in cooperation with a number of partners in specified markets. These partners include systems integrators, telecommunications infrastructure suppliers and independent sales representatives.

Our sales force is deployed globally. Account management teams are supported by product sales experts from the business units and solution architects who collaborate to specify our solutions to fit the needs of our current and prospective customers.

We also provide customers with marketing consultation, seminars and materials designed to assist them in marketing value-added enhanced communication services, and further undertake an ongoing role supporting their business and market planning processes. These services are designed to promote the successful launch, execution, and end user adoption of Comverse-enabled applications to stimulate ongoing service provider customer capacity expansion orders.

Customers

We market our product portfolio primarily to communication service providers, such as wireless and wireline network operators, cable operators and content service providers. More than 450 service providers in more than 125 countries, including a majority of the 100 largest wireless network operators in the world, have selected our products.

For the three months ended April 30, 2012 and the fiscal year ended January 31, 2011, Cellco Partnership (d/b/a as Verizon Wireless) accounted for approximately 11% and 15% of our combined revenue, respectively. No other customer, including system integrators and value-added resellers, individually accounted for more than 10% of our combined revenue for the three months ended April 30, 2012 or for any of the fiscal years ended January 31, 2012, 2011 or 2010.

For the three months ended April 30, 2012 and the fiscal year ended January 31, 2012, a single customer accounted for approximately 10% and 13% of Comverse BSS’s revenue, respectively. For the fiscal year ended January 31, 2010, another customer accounted for approximately 10% of Comverse BSS’s revenue. No other customer individually accounted for more than 10% of Comverse BSS’s revenue for the three months ended April 30, 2012 or for any of the fiscal years ended January 31, 2012, 2011 or 2010.

For the three months ended April 30, 2012 and the fiscal years ended January 31, 2011 and 2010, a single customer accounted for approximately 20%, 22% and 13% of Comverse VAS’s revenue, respectively. No other customer individually accounted for more than 10% of Comverse VAS’s revenue for the three months ended April 30, 2012 or for any of the fiscal years ended January 31, 2012, 2011 or 2010.

Competition

The market for our converged, prepaid and postpaid, messaging and voice value-added services, mobile Internet and IP communication solutions is highly competitive, and includes numerous products offering a broad range of features and capacities. Our primary competitors are suppliers of turnkey systems and software, and indirect competitors that supply certain components to systems integrators. Many of our competitors specialize in a subset of our portfolio of products. Competitors of Comverse BSS include, Amdocs, CSG Systems, Ericsson, HP, Huawei, NEC, Nokia Siemens Networks, Oracle and ZTE. Competitors of Comverse VAS include, Acision, Alcatel-Lucent, Convergys, Ericsson, HP, Huawei, Mavenir, Movius, NEC, Nokia Siemens Networks, Openwave, Oracle, Tecnotree, Unisys and ZTE. Competitors in Comverse MI include Amdocs, Ericsson, Huawei, Nokia Siemens Networks, Openet and ZTE. Our competitors that manufacture other network telecommunications equipment may derive a competitive advantage in selling systems to customers that are purchasing, or have previously purchased, other compatible network equipment from such manufacturers.

Participants in the BSS market have traditionally provided postpaid only (IT-based) BSS solutions, or in-network-based prepaid/real-time systems. In recent years, the BSS market has changed to require market participants to offer converged BSS solutions to address the evolving needs of communication service providers. In addition, due to the increased use of data in connection with the deployment of smartphones and other devices, such as tablets, BSS solutions are now focused on data monetization. Generally, our competitors offer multi-system solutions for convergence while we offer a unified BSS solution to address both prepaid and postpaid, as well as combined (converged) accounts. We believe that our unified BSS solution, which is designed to lower total cost of ownership and facilitate faster time to launch new services, plans and campaigns, is superior to the multi-system solutions offered by our competitors. In addition, we offer a subscriber-based approach to data monetization by linking Comverse ONE with our mobile Internet solutions. However, communication service providers may not acknowledge the benefits of our BSS and mobile Internet solutions and elect to purchase alternative solutions offered by our competitors. In addition, competitors may develop internally or acquire BSS and mobile Internet solutions that could allow them to offer unified solutions, which may result in a decline in our competitive position and market share.

In the VAS market, wireless subscriber preferences have changed in recent years as consumers transitioned to alternative messaging applications, such as SMS text messaging, in part as a substitute for voicemail usage, and increased use of data in connection with the deployment of smartphones and other devices, such as tablets. This transition resulted in intensified competition due to the change in our business mix from the voicemail product line, in which we continue to hold a leading market position, to other applications and products in which we are continuing to face significant competitive challenges as part of our efforts to increase market share. In addition, we face increasing competition from changing technologies that may provide alternatives to our products and services. For example, the introduction of open access to web-based applications from wireless devices allows end users to utilize web-based services, such as Facebook, Google, Yahoo or Hotmail, to access, among other things, instant messaging and electronic mail free of charge rather than use wireless carriers’ service offerings.

We believe that competition in the sale of our products is based on a number of factors, the most important of which are product features and functionality, system capacity and reliability, marketing and distribution capability and price. Other important competitive factors include service and support and the capability to integrate systems with a variety of telecom networks, IP networks and Operation and Support Systems. We believe that the range of capabilities provided by, and the ease of use of, our systems compare favorably with other products currently marketed. We anticipate that competition will increase, and that a number of our direct and indirect competitors will introduce new or improved systems during the next several years.

Manufacturing and Sources of Supplies

Our manufacturing operations consist primarily of installing software on externally purchased hardware components and final assembly and testing, which involves the application of extensive quality control procedures to materials, components, subassemblies and systems. We primarily use third parties to perform modules and subsystem assembly, component testing and sheet metal fabrication. These manufacturing operations are performed primarily in the United States, Israel, France, Germany, Hong Kong, Japan, Russia and The Netherlands.

Although we generally use standard parts and components in our products, certain components and subassemblies are presently available only from a limited number of sources. To date, we have been able to obtain adequate supplies of all components and subassemblies in a timely manner from existing sources or, when necessary, from alternative sources or redesign the system to incorporate new modules, when applicable.

We maintain organization-wide quality assurance procedures, coordinating the quality control activities of our research and development, manufacturing and service departments that comply with the requirements of the international standards ISO 9001, ISO 14001, ISO 17799/27001, OHSAS 18001:2007, and eTOM certification for our BSS solutions.

Backlog

As of January 31, 2012 and 2011, we had a backlog of approximately $982 million and $1,173 million, respectively. Approximately 55% of our backlog as of January 31, 2012 is not expected to be filled in the fiscal year ending January 31, 2013. We define “backlog” as projected revenue from signed orders not yet recognized, excluding revenue from maintenance agreements. Orders constituting backlog may be reduced, cancelled or deferred by customers. Approximately $20 million of the decline in backlog is attributable to order cancellations by customers due to project cancellations and project size reductions.

Properties

We lease office space and manufacturing and storage facilities for our operations worldwide. We also have leases for our various sales offices worldwide. The following table presents, as of April 30, 2012, the country location and size (expressed in square feet) of the facilities leased by us:

Location	Size
Israel	449,976
United States	173,433
France	37,316
United Kingdom	35,087
India	25,267
Italy	18,557
Australia	10,471
Japan	9,964
Singapore	9,623
Brazil	9,187
Germany	8,190
Russia	7,867
Canada	7,165
China	6,759
Other	37,203

Total	846,065

(1)	Our Canadian facilities are used by Comverse VAS and our operations included in the column captioned “Comverse Other” as part of our business segment presentation. All of our other facilities are used by Comverse BSS, Comverse VAS and the operations included in Comverse Other.

For the fiscal year ended January 31, 2012, the aggregate base annual rent for the facilities under lease, net of sub-lease income, was approximately $19.7 million, and such leases may be subject to various pass-throughs and escalation adjustments. For more detailed information about our leases, see note 14 to the audited combined financial statements appearing elsewhere in this Information Statement.

In May 2012, we entered into an agreement for the lease of a facility of approximately 271,200 square feet in Raanana, Israel that is intended to replace our existing office space in Tel Aviv, Israel. The term of the lease is for ten years, expected to commence in October 2014. In addition, we have the right to extend the term of the lease by up to 5 years. The annual base rent under the agreement is approximately $5.1 million. We expect that this facility will be used by Comverse BSS, Comverse VAS and the other operations included in Comverse Other.

We believe that our facilities are adequate for our current operations. We may endeavor to selectively reduce or expand our existing lease commitments as circumstances warrant.

Research and Development

We continue to enhance the features and performance of existing solutions and introduce new solutions through extensive research and development activities. We believe that our future success depends on a number of factors, which include the ability to:

•	identify and respond to emerging technological trends in our target markets;

•	develop and maintain competitive solutions that meet or exceed customers’ changing needs; and

•	enhance existing products by adding features and functionality that differentiate our products from those of our competitors.

As a result, we have made and intend to continue to make investments in research and development. Research and development resources are allocated in response to market research and customer demands for additional features and products. The development strategy involves rolling out initial releases of products and adding features over time. We continuously incorporate customer feedback into the product development process. While we expect that new products will continue to be developed internally, we may, based on timing and cost considerations, acquire or license technologies, products or applications from third parties.

Significant research and development activity occurs in the United States and Israel with additional research and development offices in Canada, China, the Czech Republic, France, India, and the United Kingdom. Research and development leverages broad industry expertise, which includes, computer architecture, telephony, IP, data networking, multi-processing, databases, real time software design and application software design.

A portion of our research and development operations benefit from financial incentives provided by government agencies to promote research and development activities performed in Israel. The cost of such operations is, and will continue to be, affected by the continued availability of financial incentives under such programs. During the fiscal year ended January 31, 2012, as in many prior years, our research and development activities included projects submitted for partial funding under a program administered by the Office of the Chief Scientist of the Ministry of Industry and Trade of the State of Israel (or the OCS), under which reimbursement of a portion of our research and development expenditures is made subject to final approval of project budgets. Although the Government of Israel does not own proprietary rights in the OCS-funded Products and there is no specific restriction by the OCS with regard to the export of the OCS-funded Products, under certain circumstances, there may be limitations on the ability to transfer technology, know-how and manufacture of OCS-funded Products outside of Israel. Such limitations could result in the requirement to pay significantly increased royalties or a redemption fee calculated according to the applicable regulations. The difficulties in obtaining the approval of the OCS for the transfer of technology, know-how, manufacturing activities and/or manufacturing rights out of Israel could impair the ability of some of our subsidiaries to outsource manufacturing, enter into strategic alliances or engage in similar arrangements for those technologies, know-how or products.

Our gross research and development expenses for the three months ended April 30, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011 and 2010 were $19.2 million, $25.7 million, $94.3 million, $150.3 million and $177.8 million, respectively. Amounts reimbursable by the OCS and others for the three months ended April 30, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011 and 2010 were $0.2 million, nil, $0.1 million, $1.5 million and $1.9 million, respectively.

Patents and Intellectual Property Rights

Our success depends to a significant degree on the legal protection our software and other proprietary technology rights. We rely on a combination of patent, trade secret, copyright, and trademark laws and confidentiality and non-disclosure agreements with employees and third parties to establish and protect our proprietary rights.

We currently hold several patents, none of which are material to our operations on an individual basis.

Substantial litigation regarding intellectual property rights exists in technology related industries, and our products are increasingly at risk of third party infringement claims as the number of competitors in our industry segments grows and the functionality of software products in different industry segments overlaps. In the event of an infringement claim, we may be forced to seek expensive licenses, reengineer our products, engage in expensive and time-consuming litigation or stop marketing those products. We have been party to patent litigations. In the fiscal years ended January 31, 2012 and 2010, in connection with claims asserted, we entered into several settlements.

Licenses and Royalties

Licenses to third parties by us are designed to prohibit unauthorized use, copying, and disclosure of our software and other proprietary technology rights. We also license from third parties certain software, technology, and related rights for use in manufacture and marketing of our products, and pay royalties under such licenses and other agreements. We believe that the rights under such licenses and other agreements are sufficient for the manufacture and marketing of our products and, in the case of licenses, extend for periods at least equal to the estimated useful lives of the related technology and know-how.

Segment Information

For a presentation of revenue from external customers, income (loss) from operations and certain other financial information for the three months ended April 30, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011 and 2010, see note 13 to the interim condensed combined financial statements and note 20 to the audited combined financial statements included elsewhere in this Information Statement.

Domestic and International Sales and Long-Lived Assets

We generate revenue domestically and internationally. Revenue by major geographical region is based upon the geographic location of the customers who purchase our products and services. The geographical locations of distributors, resellers and systems integrators who purchase products and utilize our services may be different from the geographical locations of end customers. Revenue by geographic region and revenue by geographic region as a percentage of total revenue, for the three months ended April 30, 2012 and 2011 were as follows:

	Three Months Ended April 30,
	2012		2011
	(UNAUDITED)
	(Dollars in thousands)
United States	$27,374	20%	$19,371	12%
India	11,795	9%	9,355	6%
Australia	8,126	6%	10,738	7%
Russia	7,346	5%	6,725	4%
Japan	6,137	4%	12,854	8%
France	4,001	3%	8,221	5%
Other foreign(1)	72,972	53%	96,500	58%

Total	$137,750	100%	$163,764	100%

(1)	Other foreign consists of numerous countries, none of which represents more than 5% of total revenue.

Revenue by geographic region and revenue by geographic region as a percentage of total revenue, for fiscal years ended January 31, 2012, 2011 and 2010 were as follows:

	Fiscal Years Ended January 31,
	2012		2011		2010
	(Dollars in thousands)
United States	$93,901	12%	$188,766	22%	$131,424	17%
Russia	73,818	10%	42,922	5%	56,449	7%
India	57,543	7%	46,591	5%	29,119	4%
Australia	43,249	6%	61,541	7%	34,949	4%
Japan	43,243	6%	49,227	6%	25,699	3%
Italy	24,578	3%	46,019	5%	53,695	7%
France	22,827	3%	39,137	5%	50,131	6%
Other foreign(1)	411,998	53%	388,633	45%	413,321	52%

Total	$771,157	100%	$862,836	100%	$794,787	100%

(1)	Other foreign consists of numerous countries, none of which represents more than 5% of total revenue.

Our long-lived assets primarily consist of property and equipment, net, capitalized software development costs, net, and deferred costs of revenue. We believe that property and equipment, net, is exposed to the geographic area risks and uncertainties more than other long-lived assets, because these tangible assets are difficult to move and are relatively illiquid. Property and equipment, net, by country of domicile consists of the following as of April 30, 2012 and January 31, 2012 and 2011:

	April 30, 2012	January 31,
		2012	2011
	(UNAUDITED)
	(In thousands)
United States	$6,694	$6,688	$9,259
Israel	31,934	33,484	24,910
Other	4,279	4,515	6,470

	$42,907	$44,687	$40,639

Our international operations are subject to certain risks. For a description of risks attendant to our foreign operations, see “Risk Factors—Risks Relating to International Operations.”

Export Regulations

We are subject to export control regulations in countries from which we export goods and services. These controls may apply by virtue of the country in which the products are located or by virtue of the origin of the content contained in the products. If the controls of a particular country apply, the level of control generally depends on the nature of the goods and services in question. Where controls apply, the export of our products generally requires an export license or authorization (either on a per-product or per transaction basis) or that the transaction qualify for a license exception or the equivalent, and may also be subject to corresponding reporting requirements.

Operations in Israel

A substantial portion of our research and development, manufacturing and other operations is located in Israel and, accordingly, may be affected by economic, political and military conditions in that country. We benefit from certain trade agreements and arrangements providing for reduced or duty-free tariffs for certain exports from Israel. Our business is dependent to some extent on trading relationships between Israel and other countries. Certain of our products incorporate imported components into Israel and most of our products are sold outside of Israel. We could be materially adversely affected by hostilities involving Israel, the interruption or curtailment of trade between Israel and its trading partners, or a significant downturn in the economic or financial condition of Israel. In addition, the sale of products manufactured in Israel may be materially adversely affected in certain countries by restrictive laws, policies or practices directed toward Israel or companies having operations in Israel. In addition, many of our Israeli employees are required to perform annual mandatory military service in Israel, and are subject to being called to active duty at any time under emergency circumstances. The absence of these employees may have an adverse effect upon our operations.

We benefit from various policies of the Government of Israel, including reduced taxation and special subsidy programs, such as those administered by the OCS. For a more detailed discussion of the terms of these programs, see “—Research and Development.”

Our results of operations have been favorably affected by participation in Israeli government programs related to research and development, as well as utilization of certain tax incentives and other incentives available under applicable Israeli laws and regulations, some of which have been reduced, discontinued or otherwise modified in recent years. In addition, our ability to obtain benefits under various discretionary funding programs has declined and may continue to decline. Our results of operations could be adversely affected if these programs were further reduced or eliminated and not replaced with equivalent programs or if our subsidiaries’ ability to participate in these programs were to be further reduced significantly.

Environmental Regulations

Our operations are subject to certain foreign, federal, state and local regulatory requirements relating to environmental, waste management, labor and health and safety matters. Management believes that our business is operated in material compliance with all such regulations. To date, the cost of such compliance has not had a material impact on our capital expenditures, earnings or competitive position or that of our subsidiaries. However, violations may occur in the future as a result of human error, equipment failure or other causes. Further, we cannot predict the nature, scope or effect of environmental legislation or regulatory requirements that could be imposed or how existing or future laws or regulations will be administered or interpreted. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of regulatory agencies, could require substantial expenditures by us and could have a material impact on our business, financial condition and results of operations.

Employees

As of April 30, 2012, we employed approximately 2,600 individuals. Approximately 44%, 24% and 32% of our employees are located in Israel, the United States and other regions, including Europe and Asia Pacific (or APAC), respectively.

Our U.S. employees are not covered by collective bargaining agreements. Employees based in certain countries in Europe, including France, Italy and Spain, and in the Americas (other than the U.S.), including Brazil, are covered by collective bargaining agreements. These collective agreements typically cover work hour, working conditions, disability, vacation, severance and other employment terms.

We are not a party to any collective bargaining or other agreement with any labor organization in Israel. However, certain provisions of the collective bargaining agreements between the Histadrut (General Federation of Labor in Israel) and the Coordinating Bureau of Economic Organizations (including the Manufacturers’ Association of Israel) are applicable to our Israeli employees by virtue of an expansion order of the Israeli Ministry of Industry, Trade and Labor. Under Israeli law, we are required to maintain employee benefit plans for the benefit of our employees (referred to as the employee benefit plans). Each month, both we and our employees contribute sums to the employee benefit plans. The employee benefit plans provide a combination of savings plan, insurance and severance pay benefits to participating employees. Some of the sums we contribute monthly to the employee benefit plans are used to satisfy in part severance pay to which the employees may be entitled under Israeli law. Under Israeli law, we are obligated to make severance payments to employees of our Israeli subsidiaries on the basis of each individual’s current salary and length of employment. Under Israel’s Severance Pay Law, employees are entitled to one month’s salary for each year of employment or a portion thereof. Israeli employees are required to make, and employers are required to pay and withhold, certain payments to the National Insurance Institute (similar, to some extent, to the United States Social Security Administration), on account of social security and health tax payments, for national health insurance and social security benefits.

We consider our relationship with our employees to be good.

Legal Proceedings

Proceedings Related to CTI’s Special Committee Investigations

Overview

On March 14, 2006, CTI announced the creation of a Special Committee of its Board of Directors (referred to as the Special Committee) composed of outside directors to review CTI’s historic stock option grant practices and related accounting matters, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed. In November 2006, the Special Committee’s investigation was expanded to other financial and accounting matters, including the recognition of revenue related to certain contracts, errors in the recording of certain deferred tax accounts, the misclassification of certain expenses, the misuse of accounting reserves and the misstatement of backlog. The Special Committee issued its report on January 28, 2008. Following the commencement of the Special Committee’s investigation, CTI, certain of its subsidiaries and some of CTI’s former directors and officers were named as defendants in several class and derivative actions, and CTI commenced direct actions against certain of its former officers and directors.

Beginning on or about April 19, 2006, class action lawsuits were filed by persons identifying themselves as CTI shareholders, purportedly on behalf of a class of CTI’s shareholders who purchased its publicly-traded securities. The actions were later consolidated and adjudicated at the United States District Court for the Eastern District of New York. The complaint named CTI and certain of its former officers and directors as defendants and alleged, among other things, violations of Sections 10(b) and 14(a) of the Exchange Act, Rule 10b-5 promulgated thereunder and Section 20(a) of the Exchange Act in connection with prior statements made by CTI with respect to, among other things, its accounting treatment of stock options. The action sought compensatory damages in an unspecified amount.

The parties to this action entered into a settlement agreement on December 16, 2009, which was amended on June 19, 2010 and approved by the court in which such action was pending on June 23, 2010. Under the settlement agreement, CTI paid the plaintiffs $160.2 million, of which $82.5 million was paid through the issuance of 12,462,236 CTI common shares and the remainder was paid in cash.

Israeli Optionholder Class Actions

CTI and certain of its subsidiaries, including Comverse Ltd. (a subsidiary of ours), were named as defendants in four potential class action litigations in the State of Israel involving claims to recover damages incurred as a result of purported negligence or breach of contract that allegedly prevented certain current or former employees from exercising certain stock options. We intend to vigorously defend these actions.

Two cases were filed in the Tel Aviv District Court against CTI on March 26, 2009, by plaintiffs Katriel (a former Comverse Ltd. employee) and Deutsch (a former Verint Systems Ltd. employee). The Katriel case (Case Number 1334/09) and the Deutsch case (Case Number 1335/09) both seek to approve class actions to recover damages that are claimed to have been incurred as a result of CTI’s negligence in reporting and filing its financial statements, which allegedly prevented the exercise of certain stock options by certain employees and former employees. By stipulation of the parties, on September 30, 2009, the court ordered that these cases, including all claims against CTI in Israel and the motion to approve the class action, be stayed until resolution of the actions pending in the United States regarding stock option accounting, without prejudice to the parties’ ability to investigate and assert the unique facts, claims and defenses in these cases. On April 4, 2012, plaintiffs filed a motion to lift the stay based on the resolution of the actions in the United States. On May 7, 2012, the court lifted the stay, and the plaintiffs have filed an amended complaint and motion to certify a class of plaintiffs in a single consolidated class action. The defendants’ deadline to respond is October 24, 2012. On July 13, 2012, plaintiffs filed a motion seeking an order that CTI hold back $150 million in assets as a reserve to satisfy any potential damage awards that may be awarded in this case, but does not seek to enjoin the share distribution. We do not believe that the motion has merit. On July 25, 2012, the court ordered that CTI’s deadline to respond is September 20, 2012, and that the court will not rule on the motion until after it rules on plaintiffs’ motion to certify a class of plaintiffs.

Two cases were also filed in the Tel Aviv Labor Court by plaintiffs Katriel and Deutsch, and both seek to approve class actions to recover damages that are claimed to have been incurred as a result of breached employment contracts, which allegedly prevented the exercise by certain employees and former employees of certain CTI and Verint Systems stock options, respectively. The Katriel litigation (Case Number 3444/09) was filed on March 16, 2009, against Comverse Ltd., and the Deutsch litigation (Case Number 4186/09) was filed on March 26, 2009, against Verint Systems Ltd. The Tel Aviv Labor Court has ruled that it lacks jurisdiction, and both cases have been transferred to the Tel Aviv District Court. These cases have been consolidated with the Tel Aviv District Court cases discussed above.

Additional cases have been filed by individual plaintiffs similarly seeking to recover damages up to an aggregate of $3.5 million allegedly incurred as a result of the inability to exercise certain stock options. The cases generally allege the same causes of actions alleged in the potential class action discussed above.

Investigation of Alleged Unlawful Payments

On March 16, 2009, CTI disclosed that the Audit Committee of its Board of Directors was conducting an internal investigation of alleged improper payments made by certain of our employees and external sales agents in foreign jurisdictions in connection with the sale of certain products. The Audit Committee also reviewed our other existing and prior arrangements with agents. When CTI’s Audit Committee commenced the investigation, CTI voluntarily disclosed to the SEC and the DOJ these facts and advised that the Audit Committee had initiated an internal investigation and that the Audit Committee would provide the results of its investigation to the agencies. On April 27, 2009, the SEC advised CTI that it was investigating the matter and issued a subpoena to CTI in connection with its investigation. The Audit Committee provided information to, and cooperated fully with, the DOJ and the SEC with respect to its findings of the internal investigation and resulting remedial action.

On April 7, 2011, we and CTI entered into a non-prosecution agreement with the DOJ and the SEC submitted a settlement agreement with CTI and us to the United States District Court for the Eastern District of New York for its approval, which was obtained on April 12, 2011. These agreements resolved allegations that CTI and certain of our foreign subsidiaries violated the books and records and internal controls provisions of the FCPA by inaccurately recording certain improper payments made from 2003 through 2006 by certain former employees and an external sales agent of Comverse Ltd. or its subsidiaries, in connection with the sale of certain products in foreign jurisdictions.

Under the non-prosecution agreement with the DOJ, CTI paid a fine of $1.2 million to the DOJ and we and CTI agreed to continue to implement improvements in our internal controls and anti-corruption practices and policies. Under the settlement agreement with the SEC, CTI paid approximately $1.6 million in disgorgement and pre-judgment interest and we and CTI are required under a conduct-based injunction to comply with the books and records and internal controls provisions of the FCPA.

Other Legal Proceedings

From time to time, we and our subsidiaries are subject to claims in legal proceedings arising in the normal course of business. We do not believe that we or our subsidiaries are currently party to any pending legal action not described herein or disclosed in our combined financial statements that could reasonably be expected to have a material adverse effect on our business, financial condition or results of operations.

MANAGEMENT

Executive Officers

Our executive officers are listed below.

Name	Age	Position
Philippe Tartavull	54	President and Chief Executive Officer
Thomas B. Sabol	53	Senior Vice President, Chief Financial Officer
John Bunyan	60	Senior Vice President, Strategy & Planning
Oded Golan	42	Senior Vice President, Chief Operating Officer
Eric S. Koza	38	Senior Vice President, Corporate Development and Financial Strategy
Aharon Levy	52	Senior Vice President, BSS General Manager
Gabriel Matsliach	45	Senior Vice President, Chief Product Officer
Shefali A. Shah	41	Senior Vice President, General Counsel and Secretary

The following is a summary of the qualifications and experience of our executive officers, other than Philippe Tartavull, whose qualifications and experience are set forth in “—Our Board Following the Share Distribution.”

Thomas B. Sabol. Mr. Sabol has served as our Senior Vice President and Chief Financial Officer since July 2012. From April 2009 to August 2011, Mr. Sabol served as Chief Financial Officer of Hypercom Corporation, a publicly-traded global leader in high security, end-to-end electronic payment products and services. From February 2006 to April 2009, Mr. Sabol served as Chief Financial Officer of Suntron Corporation, a publicly-traded provider of electronic manufacturing services that was taken private by its majority shareholder in December 2007. Prior thereto, Mr. Sabol served as Chief Financial Officer of Wolverine Tube, Inc. and in senior executive positions at Plexus Corp., including as its Chief Operating Officer and Chief Financial Officer. Mr. Sabol was also the General Auditor at Kemper Corporation and practiced public accounting with Coopers & Lybrand. Mr. Sabol formerly served as a director of Suntron Corporation within the last five years. Mr. Sabol is a Certified Public Accountant and holds a BS in Accounting from Marquette University.

John Bunyan. Mr. Bunyan has served as CTI’s Senior Vice President, Strategy & Planning since March 2011 and will serve in the same position at our company. From October 2007 to February 2011, Mr. Bunyan served as CTI’s Chief Marketing Officer. Prior to joining CTI, Mr. Bunyan was President of Intelliventure LLC, a marketing and strategy firm, of which he remains a member, although the company is currently inactive. From November 2001 to April 2005, Mr. Bunyan served as Senior Vice President of Mobile Multimedia Services at AT&T Wireless and was responsible for the consumer wireless data business. Before then, Mr. Bunyan served as Senior Vice President of Marketing at Dun & Bradstreet, and prior to that, as Executive Vice President of Marketing at Reuters Americas, and as Senior Vice President Electronic Information Services of McGraw-Hill | Standard & Poors. Mr. Bunyan currently serves as a member of the Board of Directors of Starhome, B.V. and formerly served as a member of the Board of Directors of Verint Systems and Ulticom, Inc. within the last five years. Mr. Bunyan holds a BA with Distinction from Stanford University.

Oded Golan. Mr. Golan has served as our Senior Vice President, Chief Operating Officer since July 2011 and pursuant to a separation agreement, dated August 5, 2012, will continue to serve in his current capacity through January 31, 2013. From August 2010 to July 2011, Mr. Golan served as our Senior Vice President, Business Transformation. Mr. Golan joined us in 2000 and served in various positions, including as Vice President and General Manager, Asia Pacific from January 2009 to July 2010 and President and Representative Director, Japan and Korea. Prior thereto, Mr. Golan has served in other positions with us, including Assistant Vice President, Regional Technical Director, Japan and Korea and Project Manager and Customer Support Director, Japan and Korea. Mr. Golan holds a B.A. degree in International Relations from the Hebrew University and an M.B.A. from Tel Aviv University.

Eric S. Koza. Mr. Koza has served as CTI’s Senior Vice President, Corporate Development and Financial Strategy since June 2011 and will serve in the same position at our company. From March 2009 to May 2011, Mr. Koza worked at Zolfo Cooper, a provider of restructuring, financial and corporate advisory solutions, most recently as a Director. From November 2008 to March 2009, Mr. Koza served as a Senior Research Analyst at Pardus Capital Management L.P., a hedge fund. From March 2006 to present, Mr. Koza has been a founding partner and member of Verax Capital, LLC and its affiliates, a controlled private investment firm and in such capacity is primarily engaged in service as a director of a privately-held portfolio company of Verax Capital LLC. From October 1999 to February 2006, Mr. Koza worked for W.R. Huff Asset Management, LLC, a multi-billion dollar investment advisor, in various capacities including: a partner in an alternative investment fund which invested in both public and private securities, a partner in a global securities fund and a distressed/high yield research analyst. Mr. Koza currently serves as member of the Board of Directors of GoodRadio.tv, a private broadcasting company focused on acquiring and operating radio and television properties in small and medium-sized markets and as a member of the Board of Directors of Starhome B.V. Mr. Koza formerly served as a member of the Board of Directors and Audit Committee of Impsat Fiber Networks, a provider of private telecommunications network and Internet services in Latin America within the last five years. Mr. Koza is a CFA charter holder and holds a B.S. from Boston College and an M.B.A. from Boston University.

Aharon Levy. Mr. Levy has served as our Senior Vice President, BSS General Manager since March 2011. Prior thereto, Mr. Levy spent more than ten years working in several executive positions at Amdocs Limited, a provider of software and services for communications, media and entertainment industry service providers, most recently serving as Regional Vice President, Customer Business Executive for Germany, Austria and Eastern Europe from September 2009 to March 2011. From September 2007 to September 2009, Mr. Levy served as Vice President, Customer Business Executive for Canada and from October 2005 to April 2007 managed the Infra-Competency Center and Deployment Center of Excellence at Amdocs. Mr. Levy holds a degree in Computer Practical Engineering from Jerusalem Givat Ram College and a B.A in Business Management from Derby University.

Gabriel Matsliach. Dr. Matsliach has served as our Senior Vice President, Chief Product Officer since October 2011. From March 2011 to October 2011, Dr. Matsliach served as our Senior Vice President, BSS Chief Products Officer. From November 2009 to February 2011, Dr. Matsliach served as our Senior Vice President, President, Global Products and Operations and from August 2008 to November 2009, as its General Manager, Billing and Active Customer Management. Dr. Matsliach has served in other positions with us, including Chief Product Officer, Converged Billing Solution Group of Comverse from January 2006 to August 2008, and as Chief Technology Officer, Real-Time Billing Division from January 2003 to December 2005. Dr. Matsliach served as Chief Technology Officer and Co-Founder of Odigo Inc. (or Odigo), a supplier of instant messaging and presence software, until Odigo was acquired by Comverse in June 2002. Dr. Matsliach holds a B.A., M.Sc. and Ph.D. in Computer Science from Technion, Israeli Institute of Technology.

Shefali A. Shah. Ms. Shah has served as our Senior Vice President, General Counsel (formerly known as Global Legal Officer) and Secretary and as CTI’s Senior Vice President, General Counsel and Corporate Secretary since March 2010. Ms. Shah served as CTI’s Acting General Counsel and Corporate Secretary from March 2009 until March 2010. From June 2006 through March 2009, Ms. Shah served as CTI’s Associate General Counsel and Assistant Secretary. Prior thereto, Ms. Shah was an associate with Weil, Gotshal & Manges LLP from September 2002 to June 2006 and Hutchins, Wheeler & Dittmar, P.C. from September 1996 to August 2002. Ms. Shah serves as a director of Verint Systems and Starhome B.V. Ms. Shah formerly served as a member of the Board of Directors of Ulticom, Inc. within the last five years. Ms. Shah holds a J.D. from Duke University School of Law and a B.S. in Business Administration from Boston University.

Our Board Following the Share Distribution

Our board of directors currently consists of certain executive officers of CTI. After the share distribution, we expect to have a board of directors initially consisting of seven directors. Our proposed bylaws will vest in the Board the authority to fix the number of directors as long as there are not fewer than three or more than eleven.

Pursuant to the Letter Agreement entered into between the CTI Board and the Cadian Group, CTI has agreed that, immediately prior to the share distribution, CTI will cause our Board to be comprised of seven directors, one of whom will be our chief executive officer, Philippe Tartavull, three of whom will be designated by the CTI Board (initially Charles J. Burdick, Susan D. Bowick and Mark C. Terrell, each of whom currently serves, and is expected to continue to serve, on the CTI Board after the share distribution), and three of whom will be designated by Cadian Capital and acceptable to the CTI Board acting reasonably and in good faith but in no event constrained from exercising its fiduciary duties (initially expected to be James Budge, Stephen Andrews and Doron Inbar).

In the event that prior to the share distribution, the rights and obligations of the CTI Board under the Letter Agreement are terminated for any reason, including but not limited to the Cadian Group ceasing to own, in the aggregate, at least 1,000,000 CTI common shares or in the event that any member of the Cadian Group breaches in any material respect certain of its obligations under the Letter Agreement and the breach remains uncured after receipt of notice, we expect that Susan D. Bowick, Charles J. Burdick, Philippe Tartavull, Mark C. Terrell, Robert Dubner, Augustus K. Oliver and Theodore H. Schell, all of whom (other than Mr. Tartavull) are on the current CTI Board, will be appointed to serve on our Board.

Below is a summary of the qualifications and experience of each of the individuals who are expected to be appointed as directors pursuant to the terms of the Letter Agreement, including biographical data for at least the last five years and an assessment of the experience, qualifications and skills of each such nominee.

Stephen Andrews. Mr. Andrews, age 54, has been an independent Technology, Media & Telecommunications advisor and investor at AbbeyBarn Communications Limited since June 2009 and in such capacity has served as the Chairman of a Global TelCo Consortia (TelCo Futures Forum), sponsored by Deutsche Telekom and Swisscom. During this time he has also been an Executive Advisor to companies such as: Microsoft (UK), Qsensei (Germany/USA), Mimedia (USA), Aap3 (UK/USA), and Elinia (UK). From 2003 to April 2009, Mr. Andrews served as the Group Managing Director of BT Mobility & Convergence and Managing Director of Strategy and Products at BT Retail, a division of BT Group plc, a global communications services provider, where he supervised approximately 500 employees and executives. From 2000 to 2003, Mr. Andrews was the President of the International Carrier and Networks Business of BT Global Services, a division of BT Group plc. From 1999 to 2000, Mr. Andrews was the President of BT European Broadband Network Services, a division of BT Group plc. From 1996 to 1999, Mr. Andrews was a Director of European Alliances responsible for investments in joint ventures and 100% owned TMT companies at BT Europe, a division of BT Group plc. Mr. Andrews holds a Full Technological Certificate in Advanced Telecommunications from Bristol College (UK) and a Certificate in Industrial Management from Kingston upon Thames Management College. Mr. Andrews’ qualifications to serve on the Board include his over 25 years of global experience as an executive in the telecommunications and IT industry and significant business and management experience.

Susan D. Bowick. Ms. Bowick, age 64, has served as a member of the CTI Board since December 2006. Ms. Bowick served as a consultant to the joint venture of Nokia Corporation and Siemens A.G. during 2006. From 2004 to 2007, Ms. Bowick served as an independent consultant to SAP A.G., a provider of software solutions, and Nokia Corporation, a manufacturer of mobile devices. From 1977 to 2004, Ms. Bowick served at various executive positions with Hewlett-Packard Company, a provider of information technology, infrastructure, personal computing and global services and imaging and printing products and services, most recently as its Executive Vice President, Human Resources and Workforce Development. Ms. Bowick serves as a director and the Chair of the Compensation Committee of each of Verint Systems, a majority-owned subsidiary of CTI, and EarthLink, Inc., an Internet service provider. In addition, Ms. Bowick served as a guest lecturer at Stanford Graduate School of Business and was a founding Board member of the Washington state M.E.S.A. program engaged in the identification and retention of high potential junior high school students. Ms. Bowick holds a B.S., Business Administration and Education from the University of Nebraska. Ms. Bowick’s qualifications to serve on the Board include her leadership, operational and global experience as a consultant and executive in the area of executive compensation and human resources at publicly-held companies. Ms. Bowick also has public company board and corporate governance experience attributable to her service as an independent director of a NASDAQ-listed company.

James Budge. Mr. Budge, age 45, has served as the Chief Operating Officer and Chief Financial Officer of Genesys Telecommunications Laboratories, Inc., a producer of call center software, since May 2012. Previously, Mr. Budge served as the Chief Financial Officer of Rovi Corporation (NASDAQ:ROVI), a global provider of digital entertainment technology solutions, from September 2005 to May 2012 and as its Chief Financial Officer and Chief Operating Officer from February 2012 to May 2012. Mr. Budge served as Chief Financial Officer of Trados, Inc., an enterprise management software provider, from January 2004 until its merger with SDL International in August 2005. From August 2002 until joining Trados, Inc., Mr. Budge served as Chief Financial Officer of Sendmail, Inc., a secure email provider, and from April 1999 until its merger with IBM in January 2002, Mr. Budge served as Chief Financial Officer of CrossWorlds Software, Inc., a provider of business infrastructure software. Mr. Budge holds a B.S. in Accounting from Brigham Young University. Mr. Budge’s qualifications to serve on the Board include his significant operational and financial expertise.

Charles J. Burdick. Mr. Burdick, age 61, has served as CTI’s Chairman and Chief Executive Officer since March 2011, as a member of the CTI Board since December 2006 and as Chairman of the CTI Board since March 2008. From March 2011 through May 2012, Mr. Burdick also served as our President and Chief Executive Officer. From March 2011 to May 2012, Mr. Burdick served as our President and Chief Executive Officer and CTI’s Chief Executive Officer. Until July 2005, he was Chief Executive Officer of HIT Entertainment Plc, a publicly listed provider of pre-school children’s entertainment. From 1996 to 2004, Mr. Burdick worked for Telewest Communications, the second largest cable television company in the United Kingdom, serving as Chief Financial Officer and Chief Executive Officer. In these roles, Mr. Burdick oversaw the financial and operational restructuring of Telewest and was responsible for leading and financing the acquisitions of a number of cable companies. Mr. Burdick has also held a series of financial positions with TimeWarner, US WEST and MediaOne, specializing in corporate finance, mergers and acquisitions, and international treasury. During the last five years, Mr. Burdick served as a director of Bally Total Fitness Holding Corporation, HIT Entertainment plc, QXL plc, Singer and Friedlander (owned by the Kaupthing Group), CTC Media, Transcom WorldWide S.A. and as the Chairman of the Board of Directors of Verint Systems. Mr. Burdick holds a M.B.A. from the University of California, Los Angeles and a B.A. in Economics from the University of California, Santa Barbara. Mr. Burdick’s qualifications to serve on the Board include his leadership, financial and accounting, industry, operational, global and public company board and corporate governance experience attributable to his service as CTI’s Chief Executive Officer and as an executive officer and director of telecommunications and media companies with more than 25 years in the industry.

Doron Inbar. Mr. Inbar, age 62, has been a Venture Partner at Carmel Ventures, an Israeli-based venture capital firm that invests primarily in early stage companies in the fields of Software, Communications, Semiconductors, Internet, Media, and Consumer Electronics, since 2006. Previously, Mr. Inbar served as the President of ECI Telecom Ltd., a global telecom networking infrastructure provider, from November 1999 to December 2005 and its Chief Executive Officer from February 2000 to December 2005. Mr. Inbar joined ECI Telecom Ltd. in 1983 and during his first eleven years with the company, served in various positions at its wholly-owned U.S. subsidiary, ECI Telecom, Inc., in the U.S., including Executive Vice President and General Manager. In July 1994, Mr. Inbar returned to Israel to become Vice President, Corporate Budget, Control and Subsidiaries of ECI Telecom Ltd. In June 1996, Mr. Inbar was appointed Senior Vice President and Chief Financial Officer of ECI Telecom Ltd., and he became Executive Vice President of ECI Telecom Ltd. in January 1999. Mr. Inbar has served on the board of directors of Alvarion Ltd. (NASDAQ: ALVR), a company that designs and sells broadband wireless and Wi-Fi products, since September 2009 and is a member of its audit committee. Mr. Inbar also serves on the board of directors of SolarEdge Technologies Inc., an innovative start up in the photovoltaic industry, as Chairman of the Board of Archimedes Global Ltd., a company which provides health insurance and health provision in East Europe, and on the board of directors of Maccabi dent Ltd., the largest chain of dental service clinics in Israel. Previously, Mr. Inbar served as Chairman of the Board of C-nario Ltd., a global provider of digital signage software solutions, Chairman of the Board of Followap Inc., which was sold to Neustar, Inc. in November 2006, and Chairman of the Board of Enure Networks Ltd. Mr. Inbar holds a B.A. in Economics and Business Administration from Bar-Ilan University, Israel. Mr. Inbar’s qualifications to serve on the Board include his extensive management and financial expertise, in addition to his experience serving as a director and the Chairman of the Board of several companies.

Philippe Tartavull. Mr. Tartavull, age 54, has served as our President and Chief Executive Officer since May 2012. From December 2007 to August 2011, Mr. Tartavull served as President and Chief Executive Officer of Hypercom Corporation, a publicly-traded global leader in high security, end-to-end electronic payment products and services, and from February 2007 to November 2007 served as its President and Chief Operating Officer. Hypercom was acquired by Verifone Systems, Inc. in 2011. From 1998 to 2007, Mr. Tartavull served as President of Oberthur Card Systems of America Corp., following a year as that company’s chief operating officer. Oberthur is one of the world’s leading providers of card-based solutions including SIM (Subscriber Identity Module) and multi-application smart cards as well as related software, applications and services. From 1988 to 1998, Mr. Tartavull served as President and Chief Executive Officer of Thales/Syseca Inc., a provider of systems integration services and mission critical software for the transportation and utilities industries. His previous positions included several management positions at Syseca/Thales, Compagnie Internationale Des Services Informatiques, Baker International and European Management Oil & Gas Investment. Mr. Tartavull formerly served as a director of Hypercom Corporation and MRV Communications, Inc. within the last five years. Mr. Tartavull earned an MBA from the Institut d’Administration des Enterprises, Sorbonne University, an MS in Engineering from Ecole Nationale Superieure des Petroles et de Moteurs, and a BS in Engineering from the Centre d’Etudes Superieures des Techniques Industrielles, all in Paris, France. He is also a graduate of the Executive Program at the UCLA Anderson School of Management. Mr. Tartavull’s qualifications to serve on the Board include his leadership, operational, financial, global business and global strategy experience attributable to his service as Chief Executive Officer. Mr. Tartavull also has corporate governance experience attributable to his service as a director in publicly-traded companies.

Mark C. Terrell. Mr. Terrell, age 66, has served as a member of the CTI Board since July 2006. From December 2006 to March 2008, Mr. Terrell served as non-executive Chairman of the Board for CTI. Mr. Terrell served as the Partner in Charge and Executive Director of KPMG’s Audit Committee Institute (or ACI) from 2000 to 2004, in which capacity he established the ACI mission and strategy. Mr. Terrell was a KPMG audit engagement partner from 1979 to 2000 and acted, from 1985 to 2000, as the Office Managing Partner of three KPMG offices – El Paso, Texas; Albuquerque, New Mexico; and St. Petersburg, Florida. During Mr. Terrell’s thirty-five year career in public accounting he served on a number of not-for-profit boards in each of the communities in which he practiced, and he has spoken extensively on both audit committee and broader corporate governance issues. Mr. Terrell currently serves as a director of Verint Systems. Since his retirement from KPMG in 2004, Mr. Terrell has participated extensively as a faculty member of the National Association of Corporate Directors. Mr. Terrell received his Bachelor of Business Administration degree from the University of Texas at El Paso in 1967. Mr. Terrell’s qualifications to serve on the Board include his financial and accounting experience attributable to his service as a senior partner at a prominent accounting firm. In addition, Mr. Terrell has public company and corporate governance experience as a director for not-for-profit corporations and through his involvement in corporate governance activities.

Director Independence

Assuming the members of the initial Board are appointed pursuant to the Letter Agreement, we expect that Ms. Bowick and Messrs. Terrell, Andrews, Budge and Inbar will qualify as independent under our independence standards and the listing standards of the NASDAQ Marketplace Rules once appointed to our Board. Our Board will make the final determination as to independence of its members shortly before the share distribution.

Mr. Tartavull can not be considered an independent director due to his employment as our President and Chief Executive Officer and Mr. Burdick can not be considered independent because he served as our President and Chief Executive Officer within the past three years.

Under the Corporate Governance Guidelines and Principles that we expect to adopt prior to the share distribution, for a director to be considered independent, he or she cannot be an officer or employee of our company and the Board must affirmatively determine that the director lacks a “material relationship” with us (either directly or as a partner, controlling shareholder or executive officer of an organization that has a material relationship with us) and with members of our senior management team. A “material relationship” is defined as a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, to be considered independent, a director will need to meet the listing standards of the NASDAQ Marketplace Rules.

In addition to the above analysis, the definition used by the Board to determine director independence (subject to the guidance provided by NASDAQ Marketplace Rules) will include certain transactions, relationships and arrangements specified in Section V(C) of our proposed Corporate Governance Guidelines and Principles. Shareholders will be able to access the Corporate Governance Guidelines and Principles on our website prior to the share distribution.

Furthermore, all members of the Audit Committee and the Corporate Governance and Nominating Committee will be required to be independent in accordance with our Board’s definition of the term “independence” and with the applicable rules of the SEC and NASDAQ. All members of the Compensation and Leadership Committee will be required to be independent in accordance with the applicable rules of the SEC and NASDAQ.

In addition to the independence standards set forth above, each director will be expected to act with integrity and to adhere to the policies set forth in the Code of Conduct we will adopt in connection with the share distribution. Under the Corporate Governance Guidelines and Principles that we expect to adopt prior to the share distribution, any waiver of the requirements of the Code of Conduct for any director or executive officer will need to be approved by our Board and promptly disclosed on our website.

Under the Corporate Governance Guidelines and Principles that we expect to adopt prior to the share distribution, directors will have a personal obligation to disclose actual or potential conflicts of interest to the Corporate Governance and Nominating Committee and the Chairman, prior to any Board decision related to the matter and, if in consultation with legal counsel it is determined a conflict exists or the perception of a conflict is likely to be significant, to recuse themselves from any discussion or vote related to the matter.

Committees of Our Board

Effective upon the completion of the share distribution, our Board will have the following committees, each of which will operate under a written charter that will be posted to our website prior to the share distribution.

Audit Committee

Prior to the share distribution, the Audit Committee will be established in accordance with Section 3(a)(58)(A) and Rule 10A-3 under the Exchange Act. The Audit Committee will assist the board of directors in fulfilling its oversight responsibilities regarding:

•

the conduct and integrity of our accounting and financial reporting processes, audits of our financial statements and reports made to any governmental or regulatory body, shareholders, the public or other users thereof;

•	our compliance with legal and regulatory requirements;

•	the qualifications, engagement, compensation, independence and performance of our independent auditors, their conduct of the annual audit, and their engagement for any other services;

•	the performance of our internal audit function and our systems of internal accounting and financial and disclosure controls and procedures;

•	related-person transactions (as defined in the Exchange Act);

•	our code of business conduct and ethics as established by our Board;

•	the Audit Committee report required to be included in our annual proxy statement; and

•

review and discussion with management and our independent registered public accounting firm of any major financial risk exposures and assessment of the steps and processes management has implemented to monitor and control such exposures.

The Audit Committee will be comprised of members that meet the independence requirements set forth in the NASDAQ Marketplace Rules and in accordance with the Audit Committee charter. The Audit Committee charter will be posted on our website prior to the share distribution. Each of the members of the Audit Committee will be financially literate and have accounting or related financial management expertise as such terms are interpreted by the Board in its business judgment and we expect that each member will meet the definition of audit committee financial expert. None of our Audit Committee members will simultaneously serve on more than two other public company audit committees unless the Board specifically determines that it would not impair the ability of an existing or prospective member to serve effectively on the Audit Committee. The initial members of the Audit Committee will be determined by our Board after the share distribution.

Compensation and Leadership Committee

Prior to the share distribution, we will establish the Compensation and Leadership Committee. The purposes and responsibilities of the Compensation and Leadership Committee will include, among other things:

•

determining and recommending for Board approval, which approval must include the affirmative vote of the majority of the independent directors, the compensation of our Chief Executive Officer and other executive officers;

•	reviewing, approving or otherwise recommending to the Board for approval, management incentive compensation policies and programs;

•	reviewing, approving or otherwise recommending to the Board for approval, equity compensation programs for employees;

•	reviewing and recommending to the Board the submission to shareholders of votes on executive compensation matters, including advisory votes and the frequency of such votes;

•	reviewing from a risk management perspective our compensation policies and practices for executives, management and employees generally; and

•	the Compensation Committee Report required to be included in our annual proxy statement.

The Compensation and Leadership Committee will be comprised of members that meet the independence requirements set forth by the SEC and in the NASDAQ Marketplace rules. The Compensation and Leadership Committee charter will be posted on our website. The members of the Compensation and Leadership Committee will be “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Code). The initial members of the Compensation and Leadership Committee will be determined by our Board after the share distribution. None of our directors has interlocking or other relationships with other boards, compensation committees or our executive officers that would require disclosure under Item 407(e)(4) of Regulation S-K.

Corporate Governance and Nominating Committee

Prior to the share distribution, we will establish the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will, among other things, be responsible for:

•

identifying individuals qualified to serve as directors and recommending to the Board the nominees for all directorships and reviewing the process and criteria used to review and evaluate director candidates;

•	developing and recommending to the Board, and overseeing the implementation of, our Corporate Governance Guidelines and Principles;

•	reviewing, on a regular basis, our overall corporate governance, including the board of directors’ leadership structure, and recommending improvements, when necessary; and

•	undertaking such other matters as it, with the concurrence of the board of directors, deems necessary.

The Corporate Governance and Nominating Committee will be comprised of members that meet the independence requirements set forth by the SEC and in the NASDAQ Marketplace Rules and in accordance with the Corporate Governance and Nominating Committee charter. The Corporate Governance and Nominating Committee charter will be posted on our website. The initial members of the Corporate Governance and Nominating Committee will be determined by our Board after the share distribution.

Code of Business Conduct and Ethics

Prior to the completion of the share distribution, we intend to adopt a written code of ethics to promote commitment to honesty, ethical behavior and lawful conduct. All directors, officers and employees will be required to abide by the Code of Business Conduct and Ethics, which will provide the foundation for compliance with all corporate policies and procedures and best business practices. The policies and procedures will address a wide array of professional conduct, including

•	maintaining a safe, healthy and affirmative workplace and environment;

•	methods for avoiding and resolving conflicts of interest;

•	integrity and security;

•	safeguarding intellectual property;

•	protecting confidential information;

•	privacy and company assets;

•	network use;

•	prohibiting insider trading;

•	ensuring fair disclosure;

•	adhering to fair trade practices and anti-trust compliance;

•	prohibiting impermissible payments and ensuring Foreign Corrupt Practices Act compliance;

•	restricting political contributions and activities;

•	maintaining accounting practices;

•	reporting of audit and accounting concerns, books and records;

•	record retention; and

•	ensuring strict compliance with all laws and regulations applicable to the conduct of business.

A copy of our code of ethics will be posted on our website immediately prior to the share distribution.

Director Nomination Process

As previously discussed, the CTI Board has agreed to the composition of our initial Board under the terms of the Letter Agreement. In the event the Letter Agreement is terminated prior to the share distribution, our initial Board will be selected through a process involving both us and CTI.

With regard to the criteria for our Board members, we intend to seek to ensure that each director has the personal characteristics (such as integrity, business judgment, intellectual ability and capacity to work as part of a team), as well as the time and commitment, to serve effectively and contribute meaningfully as a director. In addition, we will endeavor to provide that the board of directors, overall, has the appropriate set of professional skills, industry experience and diversity of perspectives to fulfill roles of the board and its committees. These include skills in the areas of finance, accounting, technology, marketing and general executive management. We also intend to seek to have a sufficient number of our Board members where such directors have prior experience working closely with, or serving on, the board of a public company.

Communications with Non-Management Members of the Board of Directors

Generally, it is the responsibility of management to speak for us in communications with outside parties, but we intend to set forth, in our corporate governance policies, certain processes by which shareholders and other interested third parties may communicate with non-management members of our Board.

Board Leadership Structure

Following the share distribution, we expect our Board to retain discretion and authority to modify the board’s leadership structure to best address our circumstances from time to time. The Corporate Governance and Nominating Committee is expected to have the responsibility to review the board’s leadership structure in light of our specific characteristics and recommend any changes to the board for approval. Our Corporate Governance Guidelines and Principles, which we expect to be adopted prior to the share distribution, will set forth, among other things, the board’s belief that the Chairman of the board should be an independent director.

Our Corporate Governance Guidelines and Principles will also provide that when the board determines that the positions of Chairman of the board and Chief Executive Officer are to be held by the same person or the Chairman of the board is a non-independent director, the board will appoint an Independent Lead Director, who shall have certain responsibilities, including the following:

•	convening and presiding at meetings of the board at which the Chairman is not present, including executive sessions of the independent and non-management directors;

•	serving as liaison between the Chief Executive Officer and the independent and non-management directors and providing the Chief Executive Officer with feedback from executive sessions;

•	approving in consultation with the Chairman/Chief Executive Officer information flow to the board;

•	approving in consultation with the Chairman/Chief Executive Officer Board meeting agendas and schedules;

•	recommending retention of outside advisors and consultants;

•	consulting with the Corporate Governance and Nominating Committee on the appointment of chairs and members for board committees; and

•	being available for consultation and communication with shareholders in appropriate circumstances, as instructed by the Board.

Executive Sessions and Self-Evaluation

The independent directors will meet without members of management present in “executive session” at every regularly scheduled meeting of the Board (unless they affirmatively determine that such a session is not necessary) and as otherwise determined by such directors, with the independent lead director as chair. In addition, the Board will undertake self-evaluations of the performances of the Board, its committees and, as appropriate, periodic evaluations of individual directors.

Majority Voting for Directors

We expect our bylaws to provide for the election of directors by a “majority of votes cast” in uncontested elections and plurality voting in any election that is contested. An election will be considered “contested” if, as determined by the Board, the number of nominees exceeds the number of directors to be elected. A “majority of votes” cast will mean that the number of shared voted “for” a director exceeds the number of votes cast “against” that director. Abstentions, if any, will not be counted as votes cast and therefore will have no effect. Our Corporate Governance Guidelines and Principles will provide that a nominee, who does not receive a majority of the votes cast shall immediately tender his or her resignation, and the Board shall decide, through a process managed by the Corporate Governance and Nominating Committee and excluding the nominee in question, whether to accept the resignation at its next regularly scheduled meeting and in any event within 90 days after the certification of the election results. Absent a compelling reason for the director to remain on the Board, it is expected that the Board will accept the resignation. The Board’s explanation of its decision shall be promptly disclosed in a Current Report on Form 8-K filed with the SEC.

The Board’s Role in Risk Oversight

Our Board will have overall responsibility for overseeing risk assessment, protection and mitigation processes. The Board and the committees to which it has delegated responsibility meet regularly to review and discuss specific risks facing us. Throughout the year, the Board and its committees will meet regularly to review and discuss with management our financial performance, strategic plans and prospects and other important issues facing us. The Board will delegate responsibility for the oversight of specific risks to certain committees of the Board. The Board will be kept abreast of the activities of its committees through reports of the committee chairperson to the full Board at regularly scheduled meetings of the Board. Specifically, the Audit Committee will have the responsibility to review and discuss with management and our independent registered public accounting firm any major financial risk exposures and assess the steps and processes management has implemented to monitor and control such exposures. We expect that the Corporate Governance and Nominating Committee will have the responsibility to review the Board’s leadership structure and its impact on the Board’s role in risk oversight. We expect that the Compensation and Leadership Committee will oversee risks related to our compensation policies and practices, with respect to executive compensation and compensation generally, including any incentives established for risk taking, the manner in which any risks arising out of our compensation policies and practices are monitored and mitigated and any adjustments necessary to address changes in our risk profile.

We expect our Board and the relevant committees on our Board to exercise the same power over, and maintain the same policies with respect to, risk assessment, protection and mitigation immediately following the share distribution. We believe that our leadership structure as described above supports the risk oversight function.

COMPENSATION OF DIRECTORS

Director Compensation

Following the share distribution, director compensation will be determined by our Board with the assistance of its Compensation and Leadership Committee. The director compensation will be developed with the assistance of Frederic W. Cook & Co. (referred to as Cook), an independent compensation consultant that is expected to advise our Board after the share distribution. Our non-employee director compensation will be designed to provide compensation and benefits that will attract and retain high quality directors, target director compensation at a level that is consistent with our compensation objectives and encourage ownership of our common stock to further align directors’ interests with those of our stockholders.

It is anticipated that such compensation will consist of an annual retainer and a restricted stock unit (or RSU) award with a one year vesting term. In addition, we anticipate that the non-employee chairman of the Board and the chairs of the Audit, Compensation and Leadership and Corporate Governance and Nominating Committees will receive an additional cash retainer. The specific amounts of the retainers and RSU will be determined by our Board after the share distribution. We will not provide directors who are also our employees any additional compensation for serving as a director.

Director Compensation Table

The following table sets forth information regarding the compensation earned in fiscal 2011 by non-employee directors of CTI who in accordance with the Letter Agreement with Cadian Group are expected to serve as non-employee directors of our company after the share distribution.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
Susan D. Bowick	$195,000	$114,285	$309,285
Mark C. Terrell	$195,833	$114,285	$310,118

(1)	The amounts reported in the Stock Awards column represent the grant date fair value of the stock-based awards made to the non-employee directors during fiscal 2011 calculated in accordance with guidance from the Financial Accounting Standards Board (or FASB), related to share-based payment awards. The grant date fair value of these stock-based awards is calculated by multiplying the number of shares in each award by the fair market value of CTI common shares on the award’s date of grant. The amounts reported in this column reflect the compensation expense CTI expects to record in its financial statements over the vesting schedule of these stock-based awards, and do not correspond to the actual economic value that may be received by the non-employee directors from the awards.
(2)	The following table sets forth (a) the grant date of the DSU awards granted to Ms. Bowick and Mr. Terrell in fiscal 2011, (b) the grant date fair value, calculated in accordance with the FASB’s guidance related to share-based payment awards, of the DSU awards granted to Ms. Bowick and Mr. Terrell in fiscal 2011, (c) the aggregate number of unvested DSUs held by Ms. Bowick and Mr. Terrell at fiscal year-end, January 31, 2012 and (d) the aggregate number of stock options held by Ms. Bowick and Mr. Terrell at fiscal year-end, January 31, 2012. For equity awards granted to Mr. Burdick during fiscal year 2011 as CTI’s Executive Chairman and Chief Executive Officer and awards held by Mr. Burdick at fiscal year end, January 31, 2012, see “Compensation of Executive Officers—Grants of Plan-Based Awards Table” and “Compensation of Executive Officers—Outstanding Equity Awards at Fiscal Year-End Table.”

Director Name	Grant Date	Grant Date Fair Value of Stock Awards Granted during Fiscal 2011	Number of Unvested Stock Awards Held at End of Fiscal 2011	Number of Stock Options Held at End of Fiscal 2011
Susan D. Bowick	12/08/2011	$114,285	18,026	—
Mark C. Terrell	12/08/2011	$114,285	18,026	—

(3)	The amounts reported in the Stock Awards column represent the grant date fair value of the stock based awards. However, the RSUs awarded to Ms. Bowick and Mr. Terrell were equal to the quotient obtained by dividing $120,000 by the average of the closing price per CTI common share for the 30 consecutive trading days ending on December 8, 2011, pursuant to the Comverse Technology, Inc. 2011 Stock Incentive Compensation Plan for the period commencing January 1, 2012.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis describes CTI’s compensation philosophy for our named executive officers listed below (who were also CTI’s named executive officers for fiscal 2011) and are referred to throughout this discussion as the “Named Executive Officers.” Initially, we expect our compensation program to be similar to those applicable to the executive officers at CTI and do not anticipate that there will be many differences immediately following the share distribution. Our Compensation and Leadership Committee will review, in due course, the impact of the share distribution on our compensation and may make appropriate adjustments.

The discussion describes the various compensation elements and the plans and arrangements in which the Named Executive Officers participated, the factors considered and the approach taken by the CTI Board and the Compensation and Leadership Committee of the CTI Board (referred to as the CTI Compensation Committee) in designing the executive compensation program and how this program supports our and CTI’s overall business objectives and financial and strategic goals. Prior to the share distribution, the CTI Board and the CTI Compensation Committee determined the compensation of the Named Executive Officers.

For fiscal 2011, the Named Executive Officers were:

•	Charles J. Burdick, our President, Chief Executive Officer and director and CTI’s Chairman of the Board and Chief Executive Officer;

•	Joel E. Legon, our former Global Finance Officer and CTI’s current Senior Vice President, Interim Chief Financial Officer;

•	Oded Golan, our Senior Vice President, Chief Operating Officer;

•	Aharon Levy, our Senior Vice President, Business Support Systems (or BSS) General Manager;

•	Gabriel Matsliach, our Senior Vice President, Chief Product Officer; and

•	Andre Dahan, our and CTI’s former President, Chief Executive Officer and former board member.

In March 2011, Mr. Burdick was appointed as CTI’s Executive Chairman and Chief Executive Officer and as our President, Chief Executive Officer and director, replacing Mr. Dahan who resigned his positions with CTI and us. In addition, Mr. Levy joined us in March 2011. Prior to his appointment, Mr. Burdick served as CTI’s non-executive Chairman of the Board.

The terms and conditions of Mr. Dahan’s separation are set forth in the Separation and Consulting Agreement between CTI and Mr. Dahan dated February 25, 2011 (or the Separation Agreement). Neither the CTI Board nor the CTI Compensation Committee made any compensation determinations with respect to Mr. Dahan for fiscal 2011 other than the approval of the Separation Agreement, and any references to the Named Executive Officers in the following discussion, unless specified otherwise, exclude Mr. Dahan.

Effective May 21, 2012, Mr. Philippe Tartavull was named our President, Chief Executive Officer and director replacing Mr. Burdick. For a summary of the employment agreement with Mr. Tartavull, see “—Employment Agreement with New Chief Executive Officer of Comverse.”

Effective July 24, 2012, Mr. Sabol was appointed as our Senior Vice President and Chief Financial Officer, replacing Mr. Legon. For a summary of the employment agreement with Mr. Sabol, see “—Employment Agreement with New Chief Financial Officer of Comverse.” Mr. Legon continues to serve as CTI’s Senior Vice President and Interim Chief Financial Officer.

On August 5, 2012, Comverse Ltd. and Oded Golan, our Senior Vice President and Chief Operating Officer, entered into a separation agreement in which they mutually agreed upon the terms of transition and separation of employment of Mr. Golan. Pursuant to the separation agreement, Mr. Golan will continue to serve in his current capacity through January 31, 2013, at which time he will resign from his position. For a summary of the separation agreement, see, “—Potential Payments upon Termination or upon Change of Control—Named Executive Officers—Mr. Golan’s Separation Agreement.”

Executive Summary

The weakness in the global economy in recent years has adversely affected our communication service provider customers, who, in response to market conditions, decreased their spending levels. This trend resulted in reduced demand for our products, services and solutions, longer customer purchasing decisions and pricing pressures. During the fiscal year ended January 31, 2012 (referred to as fiscal 2011), the global economy experienced a gradual recovery resulting in a moderate increase in levels of spending by customers. Concurrently, however, there have been adverse developments in global debt markets (including European sovereign debt) that created substantial volatility and uncertainty.

Communication service providers are experiencing growth in global wireless subscriptions and traffic and rapid growth in the use of advanced services, such as data services and Internet browsing. In response to these market trends, communication service providers require enhanced BSS system functionality to accommodate their business needs. As a result, Comverse BSS is facing increasing complexity of project deployment resulting in extended periods of time required to complete project milestones and receive customer acceptance which are generally required for revenue recognition and receipt of payment. During fiscal 2011, Comverse BSS experienced a significant decline in BSS customer solutions orders, which we believe was attributable mainly to the deferral of BSS projects by customers, primarily in the fourth quarter. In addition, we believe that BSS customer solutions order activity was adversely affected during the fiscal year by uncertainty in economic conditions that prompted existing and potential customers to defer significant capital investments involved in deploying our BSS solutions and upgrading existing prepaid or postpaid systems to our converged BSS solution and concerns on the part of customers about our financial condition. We believe a portion of the decline was also attributable to the maturation of certain markets that historically accounted for a significant portion of our BSS growth.

Revenue and orders related to VAS customer solutions for fiscal 2011 declined compared to fiscal 2010. These declines are attributable in part to our strategy to pursue primarily higher margin VAS projects which led to lower levels of VAS revenue and customer order activity consistent with our expectations. In addition, in the VAS market, wireless subscriber preferences have changed in recent years as consumers transitioned to alternative messaging applications, such as SMS text messaging, in part as a substitute for voicemail usage, and increased the use of data in connection with the deployment of smartphones and other devices, such as tablets. This transition resulted in intensified competition due to the change in our business mix from the voicemail product line, in which we continue to hold a leading market position, to other applications and products in which Comverse VAS is continuing to face significant competitive challenges as part of its efforts to increase market share. In addition, Comverse VAS faces increasing competition from changing technologies that may provide alternatives to our products and services. For example, the introduction of open access to web-based applications from wireless devices allows end users to utilize web-based services, such as Facebook, Google, Yahoo or Hotmail, to access, among other things, instant messaging and electronic mail free of charge rather than use wireless carriers’ service offerings. We believe these changes have reduced demand for VAS’s products and services and increased pricing pressures, which have in turn reduced revenue and margins.

During fiscal 2011, in addition to addressing market and industry challenges, CTI continued its efforts to become current in its periodic reporting obligations under the federal securities laws, resolve significant litigation matters, including an administrative proceeding initiated by the SEC pursuant to Section 12(j) of the Exchange Act to revoke the registration of our securities (or the Section 12(j) Proceeding). During the second quarter of fiscal 2011, CTI completed the filing with the SEC of the delinquent periodic reports that were required to be filed under a settlement with the SEC. In September 2011, CTI resumed the timely filing of its periodic reports under the federal securities laws and satisfied the terms of the settlement with the SEC which resolved the Section 12(j) Proceeding. On September 23, 2011, CTI’s common shares were relisted, and trading in such shares resumed on The NASDAQ Global Select Market.

During the second half of the fiscal year ended January 31, 2011 (referred to as fiscal 2010), we commenced certain initiatives to improve our cash position, including a plan to restructure our operations with a view towards aligning operating costs and expenses with anticipated revenue. We successfully implemented the first phase of such plan commencing in the third quarter of fiscal 2010, significantly reducing our annualized operating costs. During fiscal 2011, we implemented a second phase of measures (referred to as the Phase II Business Transformation) seeking to achieve long-term improved operating performance and sustainable positive operating cash flows by reducing costs through process reengineering to maximize business performance, productivity and operational efficiency. We believe that during fiscal 2011, we realized some of the benefits of these initiatives. In fiscal 2011, we had income from operations, a change from loss from operations for fiscal year 2010, and significantly reduced our negative cash flows from operations despite a decline in revenue. We believe that the improvement in performance and cash flows is attributable, to a large extent, to management’s enhanced focus on profitability, improved cash collections and cost reduction measures.

Compensation Highlights

Throughout this challenging period, the CTI Compensation Committee prioritized the attraction and retention of talented and seasoned executives required to manage CTI’s business, including us, and complete its complex financial reporting activities. During fiscal 2011, CTI implemented the following actions with respect to the three primary elements of its executive compensation program:

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Base salaries, representing the fixed component of total direct compensation, were maintained at fiscal 2010 levels for the continuing Named Executive Officers and set for newly-hired or promoted executives at generally lower levels than continuing executives and the executives they replaced, consistent with the CTI Compensation Committee’s intention to moderate back towards the median market rate for base salaries as CTI’s situation normalized and the challenges associated with CTI’s unique circumstances were successfully addressed.

•

Consistent with CTI’s compensation philosophy, payouts under the fiscal 2011 annual performance-based cash incentive awards plan for the Named Executive Officers were based upon actual achievement against specified pre-established financial performance objectives and a qualitative assessment of the achievement of individual performance objectives by each Named Executive Officer. In light of the ongoing challenges and the risks in successfully implementing the Phase II Business Transformation, the percentage of the annual cash incentive award opportunity based on financial performance objectives was decreased from eighty percent (80%) in fiscal 2010 to sixty percent (60%) in fiscal 2011 and the percentage based on achievement against individual performance objectives was increased from twenty percent (20%) in fiscal 2010 to forty percent (40%) in fiscal 2011. Key objectives furthering our and CTI’s short-term operating plan and long-term strategic goals were achieved as a result of the combination of the gradual recovery of the global economy and the Phase II Business Transformation. Key objectives achieved included maximum adjusted cash flow levels for CTI and us, above target BSS adjusted maintenance revenue, threshold but below target revenue, adjusted maintenance revenue, performance margin and BSS adjusted customer solutions revenue. Key objective that did not exceed threshold included our product bookings, BSS’s product bookings and BSS adjusted segment performance. As a result, the CTI Compensation Committee, after taking into account our overall performance, approved awarding a payment of $540,015 to Mr. Burdick and payments ranging from $108,624 to $230,319 to the other Named Executive Officers in accordance with the terms of CTI’s annual performance-based cash incentive awards plan.

After successfully addressing many of the challenges in fiscal 2011 and the implementation of the Phase II Business Transformation, for the fiscal year ending January 31, 2013 (referred to as fiscal 2012), the percentage of the annual cash incentive award opportunity based upon financial performance objectives has been increased to eighty percent (80%) and the percentage based on achievement against individual performance objectives has been decreased to twenty percent (20%).

•

Time-vested equity incentive awards in the form of deferred stock unit (referred to as DSU) awards were awarded to align the interests of the Named Executive Officers with CTI’s shareholders, to recognize their performance and, in part, to facilitate their retention at a challenging time as a result of global economic, industry and company-specific conditions. DSU awards granted during fiscal 2011 included aggregate awards covering 170,116 of CTI common shares granted to Mr. Burdick and awards ranging from 40,000 to 100,000 of CTI common shares granted to other Named Executive Officers. In fiscal 2012, the annual broad-based long-term incentive employee equity grant, including the Named Executive Officer participants, was time-vested restricted stock unit of CTI common shares (referred to as RSU) awards. Similar to DSU awards, each RSU award represents a right to receive one CTI common share on a designated future date, contingent on vesting. One of the primary reasons for using time-vested DSU and RSU awards has been the difficulty in setting multi-year performance goals in the uncertain business environment in which CTI’s businesses operate and within the context of the planning and execution of CTI’s publicly disclosed intention to complete the share distribution in the second half of fiscal 2012.

Following the completion of the implementation of the Phase II Business Transformation and the share distribution, beginning in the fiscal year ending January 31, 2014 (referred to as fiscal 2013), CTI intends to condition the vesting of at least 50% of its senior executives’ long-term incentive equity on the achievement of predetermined, objectively measurable performance metrics. We anticipate that after the share distribution such awards will be made for our common stock and we expect that the vesting of a portion of such awards will be conditioned on the achievement of identified performance metrics.

While several executives previously hired were provided with limited perquisites and other personal benefits consistent with prior practice, such perquisites and personal benefits are being systematically phased out.

Reduction in Chief Executive Officer Compensation

The target total direct compensation, including base salary, target annual cash incentive award opportunity and equity awards, of Mr. Burdick, who was appointed as CTI’s and our Chief Executive Officer following Mr. Dahan’s resignation, was lower than Mr. Dahan’s target total compensation and consistent with the 25th percentile compensation practices of the Peer Group (as defined under “—Competitive Positioning”).

During fiscal 2011, the CTI Board, upon the recommendation of the CTI Compensation Committee, approved the terms and conditions in connection with the resignation of Mr. Dahan. The terms and conditions with respect to Mr. Dahan’s severance compensation contained in the Separation Agreement were structured based on the provisions set forth in his employment agreement dated April 11, 2007.

Executive Compensation Objectives and Principles

Compensation Objectives

CTI and its subsidiaries operate in the highly complex and competitive telecommunications industry. This requires a highly talented and seasoned team of telecommunications and business professionals capable of managing a complex global business. Consequently, CTI’s primary compensation objective is and ours will be to attract and retain the executives needed to manage a sophisticated global business operation in a rapidly changing segment of the telecommunications industry and to ensure that they are compensated commensurate with results and paid for performance.

CTI designed its executive compensation program to:

•	attract, retain and motivate highly-skilled executives by providing a total compensation package that is competitive in the market in which CTI and its subsidiaries compete for talent;

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support and reward the attainment of short-term and long-term financial and strategic objectives through the use of variable pay in which realized compensation fluctuates based on (a) the degree to which key financial and strategic goals are achieved and (b) positive changes in shareholder value;

•	provide differentiated pay based on executives’ contributions to company performance, role within CTI and skill set;

•	create commonality of interest between management and shareholders through the use of equity-based compensation and by encouraging executives to accumulate substantial ownership in CTI;

•

foster a balanced focus among executives to ensure that they are held accountable for the long-term consequences of their business decisions and to avoid the incentive to take risks that are inconsistent with CTI’s financial and strategic goals; and

•	maximize the financial efficiency of the overall program from tax, accounting and cash flow perspectives.

Elements of Direct Compensation

Historically, CTI’s executive compensation packages have been, and continue to be, comprised of a mix of base salary, annual cash bonus and annual equity awards, plus limited perquisites. CTI believes that this relatively simple mix of compensation elements allows it to successfully achieve the compensation objectives outlined above; however, the CTI Compensation Committee periodically re-evaluates CTI’s compensation philosophy, objectives and tools. We expect that initially our compensation packages will be designed in a similar manner, will be comprised of base salary, annual cash bonus and annual equity awards and that levels for each component of compensation will be determined consistent with the philosophy used by the CTI Compensation Committee.

Base Salaries

As base salaries represent the fixed component of each Named Executive Officer’s total compensation, the CTI Compensation Committee set base salaries at a level that balanced the competing objectives of attracting and retaining high-quality executives with minimizing CTI’s overall fixed cost structure. The underlying philosophy adopted by the CTI Compensation Committee was to set base salaries, on average, at the median market rate. The CTI Compensation Committee maintained prior year base salaries for continuing executives and set base salaries at similar or lower levels for newly-hired or promoted executives.

The CTI Compensation Committee set, reviewed and approved any changes to base salaries for the Named Executive Officers annually, taking into account both the competitive positioning of each individual’s base salary relative to the indicated market rates; the individual skills and experience of the executive; the annual budget for base salary adjustments, if any, that had been established for the fiscal year; the positioning of each executive relative to others with comparable levels of responsibility; corporate financial performance in the prior fiscal year and expectations for the current fiscal year; and the difficulty of replacing the executive and relative importance of the position to CTI.

Annual Cash Incentive Awards

CTI believed that a significant portion of cash compensation for the Named Executive Officers should be “at-risk” by being linked to achievement of key objectives that furthered CTI’s short-term operating plan and long-term strategic goals. Consequently, CTI provided the Named Executive Officers with the opportunity to realize variable cash awards each year based on performance against a series of pre-established financial performance and individual objectives, for which the CTI Compensation Committee (and, in the case of the Chief Executive Officer, the CTI Board) established target and maximum award opportunities.

In designing the annual cash incentive awards, the CTI Compensation Committee was guided by the following overarching principles:

•	the performance measures were tied to key indicators of success and drivers of shareholder value, consistent with CTI’s business strategy and objectives;

•	the performance targets were reasonably achievable and viewed as fair, while at the same time encouraging stretch performance;

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the performance targets included a review of year-over-year performance and aligned with the annual operating plan approved by the CTI Board so that aggregate costs were supported by financial results;

•	the performance measures were simple to understand and within the control of the Named Executive Officer receiving the award;

•

the portion of a Named Executive Officer’s target annual cash compensation attributable to his target annual cash incentive award opportunity increased with successively higher levels of responsibility; and

•

the payouts reflected CTI’s performance and, if applicable, the performance of business unit to which the Named Executive Officer is affiliated, as well as such executive’s achievement of pre-established individual objectives.

Equity Incentive Awards

To support the objective of aligning the interests of the Named Executive Officers with shareholders and to ensure that realized compensation reflects long-term changes in shareholder value, CTI believed that the long-term incentives for the Named Executive Officers should be delivered primarily in the form of equity. In designing the long-term incentives, the CTI Compensation Committee was guided by the following principles:

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long-term incentives functioned to align the interests of the Named Executive Officers with CTI shareholders as appreciation of the underlying CTI common shares enhanced the value of these awards and therefore enhanced the focus on improvements in operating performance and the creation of shareholder value;

•

the portion of a Named Executive Officer’s total compensation opportunity attributable to long-term incentives increased with increasingly higher levels of responsibility to ensure that the executives most responsible for changes in shareholder value were held most accountable for results;

•	awards supported long-term retention of key contributors through vesting and other benefit provisions, creating enough “hold” to provide stability of the executive team;

•	the aggregate annual share usage in employee equity plans was carefully managed to avoid excessive levels of potential shareholder dilution; and

•	the aggregate cost of long-term incentives was reasonable in comparison to peer companies, and the cost implications of such plans were supported by CTI’s annual and longer-term operating plans.

In recent years, the primary equity vehicle for delivering long-term incentives to the Named Executive Officers has been time-vested DSU awards. Each DSU represents a right to receive one CTI common share on a designated future date, contingent on continued service to CTI or us, as applicable. The primary reasons that CTI used DSU awards were:

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attraction and retention of talent, which, while always an important objective, had been critically important and especially challenging while CTI worked to become current in its periodic reporting obligations under the federal securities laws;

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the prohibition on exercise of vested stock options by all employees, including the Named Executive Officers, until October 5, 2011, the date on which CTI filed with the SEC an effective registration statement on Form S-8 after filing all periodic reports required to be filed by it in a 12-month period;

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the ability to defer the delivery of the shares in settlement of DSU awards (and a significant portion of the associated tax liability) until such time as the award recipients are able to sell the underlying CTI common share to cover tax liabilities;

•	the difficulty in setting multi-year performance goals in the uncertain business environment in which CTI and its subsidiaries currently operate and within the context of the share distribution; and

•	the perception of CTI employees that, in the context of the prohibition on stock option exercises and business environment uncertainty, stock options have limited value.

See “The Share Distribution—Treatment of Stock-Based Awards.”

Executive Compensation-Setting Process

The following is a summary of the process followed by the CTI Board and the CTI Compensation Committee in setting executive compensation. We anticipate that our Board and its Compensation and Leadership Committee will initially follow a similar process for setting executive compensation after the share distribution.

Roles and Responsibilities

The CTI Compensation Committee oversaw and administered CTI’s executive compensation program. The CTI Compensation Committee met near the beginning of fiscal 2011 to:

•	review base salaries to determine whether any adjustments were necessary or appropriate;

•	determine the payments, if any, under the annual cash incentive award plan for the prior fiscal year;

•	approve the target and maximum annual cash incentive award opportunities;

•	review and, if appropriate, recommend for approval by the CTI Board, including a majority of the independent directors, equity incentive awards; and

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establish the corporate and individual performance objectives and related target levels for the current fiscal year and the respective target levels for each quantifiable performance objective for that fiscal year.

In making these compensation-related decisions, the CTI Compensation Committee reviewed the total compensation for the Named Executive Officers to ensure consistency with the compensation philosophy and considered developments in compensation market practices. In addition, the CTI Compensation Committee was provided with certain compensation recommendations formulated by management and the compensation data described below provided by its executive compensation consultant. Although the CTI Compensation Committee received these recommendations and data, this information provided only a reference point for its deliberations. Ultimately, the CTI Compensation Committee applied its own business judgment and experience to determine the form and amount of compensation for the Named Executive Officers.

The CTI Compensation Committee worked with Mr. Dahan until his separation and, after he was appointed Chief Executive Officer, Mr. Burdick and other senior executives to ensure that its decisions and recommendations to the CTI Board were consistent with its compensation philosophy and policies. Prior to his separation, Mr. Dahan conducted an annual performance evaluation of each Named Executive Officer (other than himself) for fiscal 2010 performance and, based on that evaluation, made recommendations as to any and all adjustments that should be made in each executive’s base salary, annual cash incentive award opportunity and the value of any annual equity award for fiscal 2011. Mr. Burdick made these recommendations going forward for the balance of fiscal 2011. During the first quarter of fiscal 2012, Mr. Burdick conducted an annual performance evaluation of each Named Executive Officer (other than himself) for fiscal 2011 and, based on that evaluation, made recommendations as to each executive’s annual cash incentive award payouts for fiscal 2011 and base salary, annual cash incentive award opportunity, and the value of any annual equity award for fiscal 2012.

The CTI Compensation Committee supplemented Messrs. Dahan and Burdick’s recommendations with its own evaluation and that of other members of the Board of the senior executives’ performance in finalizing its compensation actions and decisions. The CTI Board made the decisions about (a) Mr. Burdick’s compensation and (b) Mr. Dahan’s compensation in connection with the Separation Agreement. Neither Mr. Burdick nor Mr. Dahan was present during any discussion or determination of his compensation by the CTI Board or the CTI Compensation Committee.

The CTI Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. Since August 2007, the CTI Compensation Committee has engaged Frederic W. Cook & Co. (referred to as Cook), a national executive compensation consulting firm, to support its oversight and management of the executive compensation program. Cook provides the CTI Compensation Committee and the CTI Board with guidance regarding the amount and types of compensation that CTI provides to its executives and how these compare to other compensation practices, and advice regarding other compensation-related matters.

During fiscal 2011, Cook provided the following services to the CTI Compensation Committee:

•	assisted in developing and refining the executive compensation philosophy;

•	assisted in structuring the severance compensation for Mr. Dahan in connection with the negotiation of the Separation Agreement based on the provisions set forth in his employment agreement;

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assisted in structuring the compensation package for Mr. Burdick upon his appointment as Chief Executive Officer, and further assisted in structuring subsequent revisions in connection with his relocation to the United States;

•	assisted in structuring the severance compensation for Mr. Dahan based on the provisions set forth in his employment agreement;

•	assisted in reviewing potential changes to the CTI Compensation Committee Charter;

•	provided market data with regard to peer levels of annual share usage and potential share dilution attributable to equity compensation awards;

•	assisted in the design of the annual incentive plan and the equity compensation incentive plan submitted for shareholder approval;

•	developed a peer frame and assisted in determining market compensation rates for the position of our Chief Executive Officer in connection with the share distribution;

•

assisted in the assessment of risk in relation to the compensation plans to determine whether any policies or practices were reasonably likely to have a material adverse effect on CTI and its subsidiaries; and

•	assisted in the review and design of CTI’s annual cash and long-term incentive compensation plans.

Representatives of Cook attended meetings of the CTI Compensation Committee as requested and also communicated with committee members outside of meetings. Cook reported to the CTI Compensation Committee and worked with management only under the direction of the Chair of the CTI Compensation Committee on projects in which the CTI Compensation Committee retains responsibility under its Charter. The CTI Compensation Committee may replace Cook or hire additional advisors at any time. During fiscal 2011, Cook did not provide any other services to CTI and has received no compensation other than with respect to the services described above. The charter for our Compensation and Leadership Committee permits such committee to engage its own advisors to assist in carrying out its responsibilities and setting executive compensation. It is expected that upon completion of the share distribution, the committee will retain Cook as an advisor and to provide it with services similar to the services provided to the CTI Compensation Committee.

Competitive Positioning

As the market for experienced executives in the telecommunications industry is highly competitive, and includes several well-established, international organizations, as well as CTI’s and its subsidiaries’ direct business competitors, the CTI Compensation Committee monitored the executive compensation practices of these companies, as well as those within CTI’s industry generally, to ensure that its executive compensation program reflects current market trends and to use as a resource in its deliberations.

In February 2010, at the request of the CTI Compensation Committee, Cook presented an updated group of peer companies to be used for comparative purposes in its executive compensation deliberations and a comparative analysis of the executive compensation program based on compensation information drawn from the pay practices of a group of publicly-traded companies (referred to as the Peer Group), within the telecommunications industry with revenues and market capitalizations comparable to CTI’s. This information was used to match the Named Executive Officer positions with the competitive marketplace on the basis of job functions and responsibilities. Market compensation data was derived from these market matches, and statistical reference points (such as median and 25th and 75th percentile rates) were calculated for total compensation and for each of the principal elements of the executive compensation program.

At that time, the Peer Group consisted of the following companies:

BMC Software	Neustar
Brocade Communications	Polycom
Ciena Corporation	Sybase, Inc.
Citrix Systems	Syniverse Holdings
Convergys Corporation	Tekelec
JDS Uniphase Corporation	Verisign
Juniper Networks, Inc.

This peer group was used in making compensation determinations throughout fiscal 2011. In July 2011, however, Cook updated the competitive analysis for the position of CTI’s and our Chief Executive Officer solely to assist the CTI Compensation Committee in making determinations with respect to Mr. Burdick’s compensation upon his appointment as Chief Executive Officer. Cook used the above Peer Group with the exception of the elimination of Sybase, Inc. and Syniverse Holdings as a result of their acquisitions by other companies. Although the CTI Compensation Committee received various recommendations and the data described above, this information provided only a reference point for its deliberations. Ultimately, the CTI Compensation Committee applied its own business judgment and experience to determine the form and amount of compensation for the Named Executive Officers.

Executive Compensation Elements

Base Salary

In March 2011, the CTI Compensation Committee decided to maintain the annual base salaries of the Named Executive Officers for fiscal 2011 at their fiscal 2010 levels. This decision was based, in part, on the CTI Compensation Committee’s recognition that CTI had previously established “above market” base salaries to recruit the management team. Consistent with this approach, in fiscal 2012, base salaries of the Named Executive Offices (other than Mr. Golan) were maintained at existing levels.

Promotions

Mr. Golan’s base salary was increased to $320,000 effective March 3, 2011 in recognition of his expanded responsibilities at that time in the position as our Senior Vice President, Business Transformation and Operations. In March 2012, Mr. Golan’s base salary was reviewed by the CTI Compensation Committee and increased to $400,000 in recognition of his expanded responsibilities upon being named our Senior Vice President, Chief Operating Officer in July 2011.

New Hires

On March 4, 2011, upon Mr. Dahan’s resignation as President and Chief Executive Officer, Mr. Burdick, the Chairman of the CTI Board, was appointed as its Chief Executive Officer and as our President, Chief Executive Officer and director. In connection with his appointment, the CTI Compensation Committee set Mr. Burdick’s annual base salary at $700,000, which, when taken together with the Mr. Burdick’s target annual cash incentive award opportunity and equity awards, was consistent with Peer Group median practice. On November 16, 2011, the Board, upon the recommendation of the CTI Compensation Committee and after determining that a temporary relocation of Mr. Burdick from London, England, to New York City would be in CTI’s and our best interests, approved an amendment to Mr. Burdick’s employment terms and conditions (or the Relocation Amendment) to implement a change in Mr. Burdick’s work location for a period of up to 12 months commencing on December 1, 2011. To offset the costs incurred by Mr. Burdick for the duration of this relocation, Mr. Burdick’s annual base salary was increased from $700,000 to $820,000 effective December 1, 2011.

On March 27, 2011, upon Mr. Levy’s appointment as our Senior Vice President, BSS General Manager, the CTI Compensation Committee set his annual base salary at $320,000. At this time, it was contemplated that Mr. Levy would be relocated to the United States and his employment agreement provided that his base salary would be increased to $350,000 upon his relocation. Mr. Levy relocated to the United States on January 3, 2012 and, consistent with the terms of his employment agreement, his base salary was increased to $350,000 upon relocation.

Annual Cash Incentive Awards

Individual Target Award Opportunities

The target annual cash incentive award opportunity for fiscal 2011 for each Named Executive Officer was determined by the CTI Compensation Committee (and, in the case of Mr. Burdick, by the Board) based on each executive’s anticipated contributions during fiscal 2011, the market rate of compensation for executives in comparable positions, job functions, internal pay equity and business unit performance.

Mr. Burdick’s target annual cash incentive award opportunity was originally set to equal his annual base salary and, in connection with the Relocation Amendment and increase in his base salary from $700,000 to $820,000 during the duration of the relocation, his target annual cash incentive award opportunity was established at $730,000 for fiscal 2011 and was contractually set to equal his actual annual base salary for subsequent fiscal years. Thus, the fiscal 2011 annual cash incentive award opportunities for the Named Executive Officers were as follows:

Named Executive Officer	Target Annual Cash Incentive Award Opportunity
Charles J. Burdick	$730,000
Joel E. Legon	$200,000
Oded Golan	$220,000
Aharon Levy	$250,000	(1)
Gabriel Matsliach	$320,000

(1)	Mr. Levy was hired on March 27, 2011 to serve as our Senior Vice President, BSS General Manager. His target annual cash incentive award opportunity for fiscal 2011 was established at $250,000 with the actual award to be determined on a pro rata basis for the remainder of the fiscal year and subject to a minimum guaranteed contractual payment of $100,000 for fiscal 2011.

Incentive Award Design

Sixty percent (60%) of each Named Executive Officer’s annual cash incentive award opportunity was based upon financial performance objectives, and forty percent (40%) of the target annual cash incentive award opportunity was based on a qualitative assessment of the individual’s performance in managing his business unit or function as measured against his individual performance objectives for the fiscal year, based on the specific responsibilities of the individual. The financial performance objectives for the Named Executive Officers (other than Mr. Levy) were based on CTI’s performance measured against the corporate financial objectives described below, and, in the case of Mr. Levy, his financial performance objectives were based equally on the corporate financial objectives described below and on the performance of the Comverse BSS segment measured against the BSS performance objectives described below. The CTI Compensation Committee determined these allocations to be appropriate because they linked a substantial portion of each Named Executive Officer’s award opportunity to financial performance, thereby motivating him to focus his efforts on successfully executing the annual operating plan, while also providing a significant financial incentive to effectively manage his respective business unit or function and achieve his personal objectives for the year.

Corporate Financial Objectives

The fiscal 2011 annual cash incentive awards were based, in part, on the level of achievement of the following pre-established corporate financial criteria, each of which was selected by the CTI Compensation Committee because they are tied to external key performance indicators and are considered to be critical to enhancing shareholder value:

•	Comverse’s revenue;

•	Comverse’s adjusted maintenance revenue;

•	Comverse’s product bookings;

•	Comverse performance margin;

•	the adjusted cash flow of Comverse (for the Named Executive Officers, other than Messrs. Burdick and Legon); and

•	the adjusted cash flow of CTI and Comverse for Messrs. Burdick and Legon.

The calculations of the achievement of Comverse’s revenue and Comverse performance margin objectives were to be based on the amounts and margin reported in CTI’s fiscal 2011 Form 10-K.

Comverse’s adjusted maintenance revenue is calculated by adjusting maintenance revenue as publicly disclosed to exclude the value assigned to services to be provided to customers during initial warranty periods as part of project deployments (referred to as the initial warranty period value).

The Comverse product bookings objective was to be measured based on Comverse’s fiscal 2011 annual product bookings, calculated as the aggregate projected revenue from purchase orders executed during the fiscal year, excluding revenue from maintenance agreements.

The calculation of the achievement of the adjusted cash flow objective of Comverse was to be made by determining the difference between collections and disbursements at Comverse for fiscal 2011 and adjusting the amount by adding the amount of accelerated collections of certain fiscal 2011 receivables to the prior year’s fourth quarter (referred to as the accelerated collections) and excluding certain extraordinary items, including:

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professional fees in excess of $7.0 million paid primarily in connection with the efforts to become current in periodic reporting obligations under federal securities laws, the timely filing of certain periodic reports and the remediation of material weaknesses in internal control over financial reporting;

•	restructuring payments, including workforce reduction initiatives;

•	special retention bonuses;

•	repayment of borrowings by Comverse Ltd. under an existing line of credit;

•	remaining proceeds received by Comverse from the sale of land in Ra’anana, Israel;

•	interest income; and

•	other miscellaneous items.

The calculation of the achievement of the adjusted cash flow objective of CTI and Comverse was to be made by determining the difference between collections and disbursements at CTI and Comverse for fiscal 2011 and adjusting the amount by adding the amount of the accelerated collections and excluding (i) the extraordinary items applicable to Comverse disclosed above and (ii) certain extraordinary items attributable to CTI, including:

•	payments made by CTI in settlement of shareholder litigations;

•

professional fees in excess of $3.0 million paid by CTI primarily in connection with the efforts to become current in periodic reporting obligations under federal securities laws, the timely filing of certain periodic reports and the remediation of material weaknesses in internal control over financial reporting;

•	professional fees and other expenses paid in connection with the evaluation of strategic alternatives;

•	payments made by CTI in connection with a separation agreement with, Andrew Dahan, its former President and Chief Executive Officer;

•	payments made by CTI in connection with settlement agreements with the SEC and the U.S. Department of Justice resolving allegations of improper payments; and

•	proceeds received from sales and redemptions of ARS.

Comverse BSS Performance Objectives

The fiscal 2011 annual cash incentive award for Mr. Levy was based on the level of achievement of the following pre-established financial objectives of the Comverse BSS segment, each of which the CTI Compensation Committee selected because they are tied to external key performance indicators and are considered to be critical to enhancing shareholder value:

•	Comverse BSS adjusted customer solutions revenue;

•	Comverse BSS adjusted maintenance revenue;

•	Comverse BSS’s product bookings; and

•	Comverse BSS’s adjusted segment performance margin.

The Comverse BSS adjusted customer solutions revenue objective was to be measured based on the amount of Comverse BSS’s customer solutions revenue reported in CTI’s fiscal 2011 Form 10-K, adjusted to include the value assigned to services to be provided to customers during initial warranty periods as part of project deployments (referred to as the initial warranty period value). The Comverse BSS adjusted maintenance revenue objective was to be measured based on the amount of Comverse BSS’s maintenance revenue reported in CTI’s fiscal 2011 Form 10-K, adjusted to exclude the initial warranty period value.

The Comverse BSS product bookings objective was to be measured based on Comverse BSS’s fiscal 2011 product bookings, calculated as the aggregate projected revenue from BSS purchase orders executed during the fiscal year, excluding revenue from maintenance agreements.

The calculation of the achievement of the Comverse BSS adjusted segment performance margin reflects the percentage that Comverse BSS’s adjusted segment performance constitutes of Comverse BSS’s adjusted customer solutions revenue. Comverse BSS’s adjusted segment performance was to be measured based on Comverse BSS’s segment performance reported in CTI’s fiscal 2011 Form 10-K, adjusted to exclude maintenance revenue, costs and expenses.

Individual Performance Objectives

In June 2011, the CTI Compensation Committee approved the recommendations for individual performance objectives submitted by Mr. Burdick for the other Named Executive Officers. The CTI Compensation Committee formulated its own recommendations with respect to the individual performance objectives for Mr. Burdick, which were approved by the Board in July 2011.

In the case of Mr. Burdick, his individual performance objectives included timely filing with the SEC of quarterly and annual financial statements, developing a leadership team and strengthening our operations, facilitating the Board’s review of strategic alternatives to eliminate the holding company structure and developing CTI’s finance organization and its processes.

In the case of Mr. Legon, his individual performance objectives included developing the finance organization to ensure regular completion of all financial processes on a timely basis, developing a process for timely completion of quarterly and annual tax provision work, implementation of monthly internal financial reporting packages and reduction of SEC compliance-related costs and expenses.

In the case of Mr. Golan, his individual performance objectives included executing the business transformation plan, providing operational and managerial support to identify and address risks and challenges in connection with the execution of the business transformation plan, developing a three year business plan in coordination with finance and strategy, implementing the appropriate governance structure for the business in collaboration with our Chief Executive Officer and enhancing employee engagement as evidenced by reduced voluntary attrition.

In the case of Mr. Levy, his individual performance objectives included developing additional reference customer sites for our Comverse ONE solution, implementing processes and programs to enhance change request revenue, building best in class delivery practices, implementing project profitability measures and enhancing employee engagement to be evidenced by reduced voluntary attrition.

In the case of Dr. Matsliach, his individual performance objectives included developing additional reference customer sites for our Comverse ONE solution, coordinating with industry analysts with respect to the Comverse product roadmap, supporting critical BSS customer deployments, achieving product roadmap milestones and enhancing employee engagement to be evidenced by reduced voluntary attrition.

Payout Calculations

Awards were to range from 0% to a maximum of 200% of target level to ensure that the actual payment, if any, reflected both typical market practice as well as the degree to which each objective was achieved. A 50% payout was assigned for each financial objective if a specified threshold performance level was achieved, and a 200% payout was tied to achievement of a specified maximum performance level.

Under the terms of the fiscal 2011 cash incentive awards, the achievement of our fiscal 2011 operating plan would result in 100% payout for each financial objective, reflecting the CTI Compensation Committee’s intention that the awards payout for “on target” performance if we achieved on our operating plans for the fiscal year.

Payouts are calculated on a straight line basis for performance between the applicable performance levels (threshold, target and maximum) for each financial objective. Actual awards were to be determined after the end of the fiscal year based on the actual performance against each of these financial objectives.

No payouts were to be made against the financial objectives (including, with respect to Mr. Levy, the BSS financial objectives), unless we achieved at least the threshold adjusted cash flow level for fiscal 2011. The CTI Compensation Committee believed that this would encourage executives to improve our cash flow from business operations. If this threshold performance level had not been achieved, although no amounts for the financial objectives would be payable, the Named Executive Officers would be eligible to receive payouts for their achievement of their individual performance objectives.

The relative weightings for each of the corporate financial objectives for fiscal 2011, together with the payout percentages at different levels of achievement (relative to target performance level), were as follows (dollars in thousands):

Objective	Weighting	50% Threshold performance	60%	Target 100%	150%	200%
Comverse’s revenue	10%	$736,000	$785,000	$818,000	$859,000	$900,000
Comverse’s adjusted maintenance revenue	10%	$257,000	$265,000	$270,000	$277,000	$284,000
Comverse’s product bookings	40%	89.98%	95.99%	100%	104.90%	110.02%
Comverse performance margin	10%	8.0%	8.5%	10.4%	11.2%	12.0%
Adjusted cash flow of Comverse	30%	$0	$18,000	$29,000	$44,000	$59,000
	(other than for Messrs. Burdick and Legon)
Adjusted cash flow of CTI and Comverse	30%	$(30,000)	$(18,000)	$(1,000)	$16,000	$30,000
	(only for Messrs. Burdick and Legon)

The relative weightings for each of the Comverse BSS financial objectives for Mr. Levy, together with the payout percentages at different levels of achievement (relative to target performance level), were as follows (dollars in thousands):

Objective	Weighting	50% Threshold performance	60%	Target 100%	150%	200%
Comverse BSS adjusted customer solutions revenue	20%	$222,000	$236,000	$246,000	$259,000	$271,000
Comverse BSS adjusted maintenance revenue	20%	$119,000	$123,000	$126,000	$129,000	$132,000
Comverse BSS’s product bookings	40%	90.00%	96.15%	100%	105.00%	110.00%
Comverse BSS’s adjusted segment performance margin	20%	17.9%	19.8%	21.1%	22.7%	24.3%

In considering the challenge presented by these target performance levels for the financial objectives, the CTI Compensation Committee determined that because our actual financial performance in any given fiscal year is dependent on a variety of conditions and factors, including (a) our size and operating history relative to our competitors, (b) the competitive environment for customers and industry volatility, (c) the extended sales cycle for new business and (d) the overall financial climate, and with respect to fiscal 2011 specifically, the implementation of the Phase II Business Transformation, the proposed revenue, bookings and collections target levels for the year and achieving profitability would present a significant challenge for the executives.

Decisions and Analysis

On March 28, 2012, the CTI Board, upon recommendation of the CTI Compensation Committee, in consultation with and based upon the recommendations of Mr. Burdick and Cook, determined the amount of the annual cash incentive awards for fiscal 2011 for the Named Executive Officers.

With respect to the financial objectives, the CTI Compensation Committee determined we had achieved at least the threshold adjusted cash flow level for fiscal 2011 such that payouts could be made against the financial objectives. With respect to the corporate financial objectives, the CTI Compensation Committee determined that (i) the threshold for our product bookings was not exceeded; (ii) the thresholds for our revenue, adjusted maintenance revenue and our performance margin had been exceeded but were below target; and (iii) adjusted cash flow at each of us and CTI had been at the maximum level. As a result, the corporate financial objectives paid out at 79.96% of target for each of the Named Executive Officers, as reflected in the following table:

Objective	Weighting	Percentage Achievement	Corporate Percentage
Comverse’s revenue	10%	57.20%	5.72%
Comverse’s adjusted maintenance revenue	10%	59.70%	5.97%
Comverse’s product bookings	40%	—	—
Comverse performance margin	10%	82.70%	8.27%
Adjusted cash flow of Comverse(1)	30%	200.00%	60.00%
Adjusted cash flow of CTI and Comverse(2)	30%	200.00%	60.00%

			79.96%

(1)	Applicable to the Named Executive Officers, other than Messrs. Burdick and Legon.
(2)	Applicable to Messrs. Burdick and Legon.

With respect to the Comverse BSS financial objectives for Mr. Levy, the CTI Compensation Committee determined that the thresholds for Comverse BSS adjusted customer solutions revenue and Comverse BSS adjusted maintenance revenue had been exceeded, the Comverse BSS adjusted customer solutions revenue was below target, BSS adjusted maintenance revenue exceeded target and the thresholds for Comverse BSS’s product bookings and adjusted segment performance margin had not been exceeded. As a result, the Comverse BSS financial objectives paid out at 36.70% of target, as reflected in the following table:

Objective	Weighting	Percentage Achievement	BSS Percentage
Comverse BSS adjusted customer solutions revenue	20%	59.10%	11.80%
Comverse BSS adjusted maintenance revenue	20%	124.50%	24.90%
Comverse BSS’s product bookings	40%	—	—
Comverse BSS’s adjusted segment performance margin	20%	—	—

			36.70%

With respect to individual performance, after considering the recommendations of Mr. Burdick with respect to the Named Executive Officers (other than himself), the CTI Compensation Committee assessed each executive’s individual performance for purposes of determining the actual amount of this portion of the award. The financial objective achievement for each Named Executive Officer (other than Mr. Levy) was multiplied by sixty percent (60%) (relative weighting). Mr. Levy’s financial objective achievement was calculated (i) based on the average of (A) the corporate financial objective achievement of 79.97% described above, and (B) the BSS financial objective of 36.70%, as described above, and (ii) pro rated equivalent to 85.2% of his opportunity, to reflect the fact that Mr. Levy joined us on March 27, 2011. The individual objective achievement for each Named Executive officer was multiplied by forty percent (40%) (relative weighting). Based on its assessment, including a comprehensive review of all the facts and circumstances related to performance, the CTI Compensation Committee determined the amount of the annual incentive compensation award for each of the Named Executive Officers as follows:

Named Executive Officer	Target Award Opportunity	Final Payout Percentage	Final Award
Charles J. Burdick	$730,000	73.97%	$540,015
Joel E. Legon	$200,000	63.97%	$127,949
Oded Golan	$220,000	79.97%	$175,944
Aharon Levy	$250,000	51.00%	$108,624
Gabriel Matsliach	$320,000	71.97%	$230,319

Equity Incentive Awards

In March 2011, the CTI Compensation Committee approved the following DSU awards for the Named Executive Officers (other than Mr. Burdick):

Named Executive Officer (1)	Time- Based DSUs
Joel E. Legon	40,000
Oded Golan	60,000
Aharon Levy(2)	100,000
Gabriel Matsliach	40,000

(1)	Other than as described in footnote (2) below, each of these DSU awards provided for a three-year vesting schedule, with 40% vesting on the first anniversary of the date of grant and 30% vesting on each of the second and third anniversaries of the date of grant, subject to accelerated vesting under certain circumstances.
(2)	Mr. Levy was granted two DSU awards—one regular DSU award covering 70,000 CTI common shares vesting as set forth in footnote (1) above and a second make-whole award covering 30,000 CTI common share vesting in three, equal installments on the first, second and third anniversaries of the date of grant.

These awards were granted, in part, in recognition of each Named Executive Officer’s performance and, in part, as a means of retaining each executive over the intermediate and long term as the CTI Compensation Committee determined that each of them was important to efforts to reposition CTI and us for profitable growth.

In addition, in March, 2011, the CTI Board approved Mr. Burdick’s terms of employment as CTI’s Executive Chairman and Chief Executive Officer. These terms contemplated that, during his period of service as CTI’s Executive Chairman and Chief Executive Officer, he would receive DSU awards for a number of CTI common shares equal to a value of $400,000 per fiscal quarter, which, when taken together with the Mr. Burdick’s base salary and target annual cash incentive award opportunity, was consistent with the 25th percentile compensation practices of the Peer Group. The number of CTI common shares subject to each DSU award to be awarded would be based upon the closing price per CTI’s common share on the last trading day of each fiscal quarter with the DSU awards to be granted quarterly in arrears and prorated for any partial quarters. for the period from March 4, 2011 through December 31, 2011, the value of the CTI’s common shares underlying the DSU awards to be granted would be reduced by $52,500 per quarter to offset the value of DSU award granted to Mr. Burdick on December 2, 2010 for his service as a director and non-executive Chairman of the Board during calendar year 2011. Pursuant to this arrangement, Mr. Burdick was granted a DSU award covering 29,719 CTI common shares on April 29, 2011 for his service during the first fiscal quarter of fiscal 2011.

In July, 2011, the Board approved changes to Mr. Burdick’s terms of employment such that, in place of the future DSU awards that Mr. Burdick was eligible to receive under the original employment terms, Mr. Burdick received for his service for the remainder of fiscal 2011, a DSU award covering 140,397 CTI common shares, representing a market value of $1,060,000 as of the close of business on July 27, 2011. The change was made to ensure that Mr. Burdick would receive his entire equity award for service during fiscal 2011, the vesting of which would have accelerated had a change of control of CTI occurred during such fiscal year. For the period from and after February 1, 2012, Mr. Burdick is eligible to receive, consistent with the original employment terms, grants of DSU awards covering CTI common shares equal to the value of $400,000 per fiscal quarter, with such DSU awards to be granted quarterly in arrears and prorated for any partial quarters.

The DSU awards granted to Mr. Burdick vest and the underlying CTI common shares are to be delivered on the first anniversary of the date of grant of each respective award, subject to acceleration of vesting in certain circumstances.

In July 2011, the CTI Board, upon recommendation of the CTI Compensation Committee, approved a DSU award to Mr. Golan covering 40,000 CTI common shares in recognition of his promotion and assumption of expanded responsibilities upon being named our Chief Operating Officer. This award will vest as to 40% on July 27, 2012 with the remainder vesting in two equal installments on July 27, 2013 and July 27, 2014, subject to accelerated vesting under certain circumstances.

Other Executive Compensation Matters

Health, Welfare and Other Employee Benefits

CTI maintains an array of benefit programs to meet the health care and welfare needs of its employees, including medical and prescription drug coverage, dental and vision programs, short-term disability insurance, long-term disability insurance and group life insurance, as well as customary vacation, paid holiday, leave of absence and other similar policies. The Named Executive Officers are eligible to participate in these programs on the same basis as CTI’s other salaried employees. After the share distribution, we expect to maintain similar benefit programs for our salaried employees and the Named Executive Officers will be eligible to participate in these programs on the same basis as our other salaried employees.

In addition, a Section 401(k) tax-qualified retirement savings plan is maintained for salaried U.S. employees. The Named Executive Officers are eligible to participate in this plan on the same basis as other salaried employees. 50% of each employee-participant’s individual contributions to the plan is matched, up to an annual maximum of $2,000 per participant. After the share distribution, we expect to maintain a similar plan for our salaried employees and the Named Executive Officers will be eligible to participate in the plan on the same basis as our other salaried employees.

Finally, Comverse Ltd., a subsidiary of ours, maintains managers’ insurance (“bituach minahalim”) and advanced study (“keren hishtalmut”) funds for its Israeli-based employees, including Mr. Golan and, prior to his relocation to the United States, Mr. Levy. These are customary benefits provided to all employees based in Israel (other than those in very junior positions). A managers’ insurance fund is a combination of severance savings (in accordance with Israeli law), defined contribution tax-qualified pension savings and disability insurance premiums. An advanced study fund is a savings fund of pre-tax contributions to be used after a specified period of time for educational or other permitted purposes.

Perquisites and other Personal Benefits

Although, historically, a limited number of perquisites and other personal benefits were provided to certain senior executives, these items have been eliminated using, in some cases, corresponding appropriate adjustments to the other cash and equity components of the executive compensation program to both streamline the program and allow for more effective cost control, consistent with the agreements reached with the senior executives.

We provide Mr. Golan and, prior to his relocation to the United States, Mr. Levy and other eligible Israeli-based employees with the use of a company car consistent with customary compensation practices in Israel.

Upon the CTI Board’s determination that a temporary relocation of CTI’s Chief Executive Officer from London, England, to New York City would be in the best interests of CTI and us, for the duration of the period of the relocation, Mr. Burdick is eligible to receive the benefits under the standard short-term international assignments policy, which include per diem allowances for hotel and food, certain travel expenses and a tax equalization payment sufficient to pay or reimburse covered employees for any increase in personal income taxes resulting from such assignment. In the case of Mr. Burdick, the tax equalization provision is expected to relate solely to income imputed on the value of allowances for hotel, food and travel expenses.

Under Mr. Levy’s employment agreement, dated March 6, 2011, he was entitled to reimbursement of relocation-related services in an amount up to $50,000 and reimbursement of legal fees and expenses incurred in connection with the negotiation of his employment agreement in an amount up to $5,000.

Employment Agreements

CTI and Comverse, as applicable, have entered into written employment agreements with each of the Named Executive Officers. These employment agreements contain the terms of employment of each executive, including base salary, annual cash incentive award opportunity, long-term equity incentive awards, perquisites, in-service benefits and, other than for Mr. Burdick, post-employment benefits. These agreements provide each Named Executive Officer (other than Mr. Burdick) with job security for the term of the agreement or the pendency of his employment, as applicable, by specifying the reasons for which his employment may be terminated and providing him with certain severance payments and benefits under certain circumstances.

The employment agreements for the Named Executive Officers (other than Mr. Burdick) protect CTI and our interests during and following termination of employment by providing for payments and benefits only in the event of a termination of employment by CTI or us without cause or by the Named Executive Officer for good reason and by prohibiting the Named Executive Officer from engaging directly or indirectly in competition with CTI and us, from recruiting or soliciting any officer or employee, from diverting customers to a competitor or from disclosing confidential information or business practices. We are continuing to assess the treatment of employment agreements with the Named Executive Officers in connection with the share distribution. Once a final determination is made, we will update this Information Statement to reflect the determination.

For a discussion of the employment agreements with the Named Executive Officers, see “—Employment Agreements and Arrangements with Named Executive Officers.”

Severance Payments and Benefits Following a Change in Control

CTI has provided for severance payments and benefits to the Named Executive Officers (other than Mr. Burdick) in connection with a termination of employment under certain circumstances following a change in control of CTI. The purposes of doing so are to:

•	foster the retention of senior executives by providing a sufficient economic incentive for them to remain with CTI through a change in control and in support of an acquirer;

•	promote the orderly succession of talent; and

•	encourage objectivity and independence among the senior leadership team with regard to considering various corporate transactions.

In addition, this protection also serves as an incentive for the Named Executive Officers to remain employed during the threat or negotiation of a change-in-control transaction, which preserves CTI’s value and the potential benefit to be received by CTI’s shareholders in the transaction.

Typically, these payments and benefits have been provided as part of a Named Executive Officer’s employment agreement or through a senior executive’s participation in the Executive Severance Protection Plan. As discussed below, each senior executive is eligible for these payments and benefits. For a discussion of the payments and benefits provided to the Named Executive Officers, see “—Potential Payments upon Termination or upon Change in Control.” We are continuing to assess whether following the share distribution severance payments and benefits will be provided in connection with a termination of employment under certain circumstances following a change in control of Comverse. Once a final determination is made, we will update this Information Statement to reflect the determination.

Equity Award Grant Practices

A Special Committee of the CTI Board established in March 2006 to investigate CTI’s historical stock option grant practices, made recommendations for remedial measures relating to the grant of equity-based compensation awards. On November 6, 2009, based on the recommendations of the Special Committee, the CTI Compensation Committee adopted an equity award grant policy that includes the following requirements:

•

all grants of equity awards must be (i) approved and recommended for approval by the Board by the CTI Compensation Committee and (ii) approved by the Board, which approval must include the affirmative vote of the majority of the independent directors;

•	annual grants are intended to be made on the fifth business day after release of annual results, provided CTI is not otherwise in possession of material non-public information at that time;

•	the date of grant of annual awards and ad hoc awards will be the approval date by the Board, which approval will include the affirmative vote of the majority of the independent directors;

•

the date of grant of new hire equity awards will be the later of the approval date by the Board, which approval will include the affirmative vote of the majority of the independent directors, or the first day of employment;

•	the exercise price of a stock option will be no less than the fair market value of CTI common share on the date of grant; and

•	fair market value will be determined based on the closing price of CTI common shares on the date of grant.

This equity award grant policy also includes procedures relating to management’s recommendations regarding grants of equity awards to the CTI Compensation Committee, communication of award grants to grantees, acceptance of equity awards by grantees, exercise of option awards and restrictions on trading securities during “blackout” periods. In addition, the policy provides for management’s responsibilities in the equity grant process. Following the share distribution, we intend to adopt a similar policy for the granting of equity awards.

Stock Ownership Policy

In December 2009, the CTI Compensation Committee adopted a stock ownership policy for executives to encourage them to build their ownership position in CTI’s common shares over time by retaining the shares they acquire through the equity incentive plans. The guidelines are presented as stock values based upon a multiple of base salary providing that the Chief Executive Officer maintain equity ownership in CTI with a value equal to three times his base salary and that each of the other executive maintain equity ownership in CTI with a value equal to two times his base salary.

In recognition of the fact that each of the Named Executive Officers would need to build his ownership of CTI’s equity securities to comply with these requirements, prior to achieving the desired ownership levels, each Named Executive Officer is required to hold at least 50% of the CTI common shares issued upon the exercise of vested stock options or the vesting and delivery of DSU or RSU awards, less any shares sold or withheld to satisfy any associated tax obligations or, in the case of an option exercise, payment of the exercise price. Upon achieving the desired ownership level, this restriction will lapse and each Named Executive Officer will be required to maintain his required ownership level.

The stock ownership of each Named Executive Officer is reviewed in December of each year for compliance (or progress towards compliance) with the relevant ownership level. For purposes of the policy, CTI common shares that count towards satisfaction of the requisite stock ownership levels include shares directly owned by an executive, shares subject to “in-the-money” stock options that are currently exercisable, and shares that were acquired through the vesting and delivery of DSU awards. Shares subject to “out-of-the-money” stock options that are currently exercisable, shares underlying unvested DSU awards and shares that are otherwise subject to a risk of forfeiture do not count towards satisfaction of the requisite ownership levels.

Following the share distribution, we intend to adopt a similar stock ownership policy.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code imposes limitations on the deductibility for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers in a taxable year. Generally, remuneration in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Code. The CTI Compensation Committee monitors the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and is aware of the benefit of assuring that executive compensation qualifies for deductibility. The CTI Compensation Committee’s policy is to qualify the executive compensation for deductibility under applicable tax laws to the extent practicable. The CTI Compensation Committee also believes that it is in CTI’s best interests to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) when circumstances warrant. Generally, compensation income realized upon the exercise of stock options granted under the stock option plans will be deductible so long as the options are granted by a committee whose members are non-employee directors and certain other conditions are satisfied. Compensation income realized by certain Named Executive Officers upon the vesting of time-based DSU awards will not be deductible to the extent the compensation income realized from such DSU awards, together with all other compensation not qualifying as “performance-based” under the Code, exceeds $1 million in the taxable year. We expect that our Compensation and Leadership Committee will adopt similar policies and practices with respect to Section 162(m) of the Code following the share distribution.

Accounting for Stock-Based Compensation

Since fiscal 2006, CTI has followed the FASB’s guidance, related to share-based payment awards, for the DSU awards. The FASB’s guidance requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and DSU awards, based on the grant date “fair value” of these share-based compensation awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though the recipients may never realize any value from their awards. The FASB’s guidance also requires companies to recognize the compensation cost of their stock-based compensation awards in their statement of operations over the vesting period of the award. We expect to follow similar policies and practices with respect to the accounting treatment of our equity-based awards following the share distribution.

Compensation and Risk

Following the share distribution, we intend to establish and continuously review our compensation policies and practices to ensure that they do not encourage employees to take, or reward employees for taking, inappropriate or excessive risks or create risks that are reasonably likely to have a material adverse effect on us. In May 2011, the CTI Compensation Committee, with the assistance of Cook, reviewed the compensation policies and practices for employees, including the elements of the executive compensation program and the various factors that have the effect of mitigating risk, to determine whether any portion of such compensation encourages excessive risk-taking. Based on such review, we expect that the following characteristics of our compensation programs will work to reduce the possibility of employees, including executive officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value:

•	We intend to base our compensation policies and practices on a well-defined and appropriate pay philosophy, peer group and market positioning for each employee group.

•

We will attempt to structure employee compensation packages to reflect an effective balance between cash and equity-based compensation, and short-term and long-term performance focus, based on the nature of each employee groups’ responsibilities and market practices.

•	Performance objectives are expected to be set with a reasonable probability of achievement and tied to the annual operating budget and long-term strategic planning objectives approved by the Board.

•

Subject to regional differences, we will attempt to structure our compensation policies and practices that are based on performance goals uniformly across our company, using quarterly or annual targets that are based on company performance or unit performance and/or sales commissions.

•	In the case of the executive compensation program:

•	We intend to use multiple performance measures in the annual cash incentive award plan.

•	The annual cash incentive award plan is expected to be subject to annual maximum payouts.

•

Our Compensation and Leadership Committee is expected to have the discretion to reduce earned annual incentive compensation awards based on its evaluation of the quality of earnings, individual performance and other factors.

•

Equity-based incentives are expected to vest over a multi-year period to ensure that compensation realized by executives reflects changes in shareholder value over time and senior executives are subject to minimum stock ownership requirements that are based on a multiple of base salary.

•

We expect that our Compensation and Leadership Committee will retain an external, independent executive compensation consultant that does no other work for us to advise on market practices and the suitability of its compensation actions and decisions.

Executive Compensation Tables

Summary of Executive Compensation

The following table presents, for each of the fiscal years ended January 31, 2012, 2011 and 2010, summary information regarding the total compensation awarded to, earned by or paid to the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Charles J. Burdick,	2011	$665,505	—	$1,286,456	$540,015	$15,110	$2,507,086
President, Chief Executive Officer and director of Comverse and Chairman of the Board and Chief Executive Officer of CTI(6)

Joel E. Legon,	2011	$414,000	$44,688	$290,800	$127,949	$8,077	$885,514
Former Global Finance Officer of Comverse and Current Senior Vice President and Interim Chief Financial Officer of CTI	2010	$350,673	$52,475	$541,050	$58,051	$30,000	$1,032,249

Oded Golan,	2011	$319,796	—	$738,200	$175,944	$103,553	$1,337,493
Senior Vice President, Chief Operating Officer of Comverse(7)

Aharon Levy,	2011	$268,065	—	$746,000	$108,624	$121,104	$1,243,793
Senior Vice President, BSS General Manager of Comverse(8)

Gabriel Matsliach,	2011	$320,008	$320,000	$290,800	$230,319	$16,846	$1,177,973
Senior Vice President, Chief Product Officer of Comverse(9)	2010	$305,243	—	$819,000	$258,016	$21	$1,382,280
	2009	$262,338	$65,000	$370,740	—	—	$698,078

Andre Dahan,	2011	$115,385	—	—	—	$9,084,397	$9,199,782
Then-President, Chief Executive Officer and director of CTI and Comverse	2010	$907,692	—	$1,365,000	$800,000	$30,000	$3,102,692
	2009	$992,308	—	$2,877,000	—	$28,575	$4,397,883

(1)	The payments to the Named Executive Officers under the annual cash incentive plan for fiscal 2011, fiscal 2010 and fiscal 2009 are reported in the Non-Equity Incentive Plan Compensation column. CTI paid no discretionary bonuses to the Named Executive Officers for fiscal 2011 and fiscal 2010. The amount reported in the Bonus column in fiscal 2011 for Dr. Matsliach represents the retention payments, which were paid in equal installments on June 3, 2011 and September 2, 2011, respectively, that he was entitled to receive under his amended employment agreement dated March 30, 2011. The amount reported in the Bonus column for Mr. Legon in fiscal 2011 and fiscal 2010 represents the amount that he received under a separate non-executive bonus plan for service prior to his appointment as CTI’s Senior Vice President and Interim Chief Financial Officer.
(2)	The amounts reported in the Stock Awards column represent the grant date fair value of the stock-based awards made to the Named Executive Officers during fiscal 2011, fiscal 2010 and fiscal 2009 in accordance with the FASB’s guidance, related to share-based payment awards. The grant date fair value of these stock-based awards was calculated by multiplying the number of shares in each award by the fair market value of CTI common shares on the award’s date of grant. See “—Grants of Plan-Based Awards Table” for additional information on the stock-based awards made to the Named Executive Officers during fiscal 2011. The amounts reported in this column reflect the compensation expense CTI expects to record in its financial statements over the vesting schedule of these stock-based awards, and do not correspond to the actual economic value that may be received by the Named Executive Officers from the awards.
(3)	The amounts reported for Mr. Dahan for fiscal 2009 include performance-based DSU awards granted on April 6, 2009, for which the number of shares and the grant date fair value (assuming the highest level of performance conditions would be achieved) was 100,000 and $685,000, respectively. The performance levels associated with these awards were not achieved for fiscal 2009 and, accordingly, the performance based DSU awards were forfeited.

(4)	The amounts reported in the Non-Equity Incentive Plan Compensation column represent the payments earned by the Named Executive Officers for fiscal 2011, fiscal 2010 and fiscal 2009 under the annual cash incentive plan (less any discretionary payments, which are reported in the Bonus column). The amounts for fiscal 2011 were paid in fiscal 2012, the amounts for fiscal 2010 were paid in fiscal 2011 and the amounts for fiscal 2009 were paid in fiscal 2010.
(5)	The amounts reported in the All Other Compensation column for the Named Executive Officers are as follows:

Named Executive Officer	401(k) Match	Auto Expenses	Vacation Pay Out	Education Fund	Social Security	Management Insurance— Pension Fund	Other Payments		Total
Charles J. Burdick	$2,000	—	—	—	—	—	$13,110	(a)	$15,110
Joel E. Legon	$2,000	—	$6,077	—	—	—	—		$8,077
Oded Golan	—	$16,682	—	$7,650	$13,382	$60,041	$5,798		$103,553
Aharon Levy	—	$15,084	$7,239	$20,966	$11,515	$35,414	$30,886	(b)	$121,104
Gabriel Matsliach	$2,000	—	$9,846	—	—	—	$5,000	(c)	$16,846
Andre Dahan	—	—	$128,000	—	—	—	$8,956,397	(d)	$9,084,397

(a)	The amount reported consists of payments to Mr. Burdick under CTI’s short-term international assignment policy in connection with his relocation to the United States, which include per diem allowances for hotel and food, certain travel expenses and a tax equalization payment sufficient to pay or reimburse Mr. Burdick for any increase in personal income taxes resulting from such assignment.
(b)	The amount reported primarily relates to the severance payment made to Mr. Levy on his termination of employment from Comverse Ltd. on January 2, 2012 and to a payment equal to $2,970 as reimbursement for legal fees and expenses incurred in connection with negotiating and executing his employment agreement. On January 3, 2012, Mr. Levy relocated to the United States where he continued to serve as Senior Vice President, BSS General Manager of Comverse. In addition to this severance payment, Mr. Levy was entitled to receive the release of all monies accrued in his managers’ insurance—pension fund, social security and education fund deposited by him and Comverse Ltd. during his employment and accrued but unused vacation.
(c)	The amount reported consists of a reimbursement for legal fees and expenses incurred in connection with negotiating and executing Dr. Matsliach’s amended employment agreement.
(d)	The amount reported consists of the severance payments made to Mr. Dahan as set forth in the Separation and Consulting Agreement between CTI and Mr. Dahan dated February 25, 2011, which are described under “—Potential Payments upon Termination of Employment or Change in Control of CTI Prior to the Share Distribution—Former Executive Officer—Termination Payments.” This amount does not include a cash payment of $800,000 representing the cash incentive award earned with respect to fiscal 2010 and reported in the “Non-Equity Incentive Plan Compensation” column for that fiscal year.
(6)	On February 25, 2011, the Board appointed Mr. Burdick, CTI’s non-executive Chairman of the Board, as Executive Chairman and Chief Executive Officer of CTI and our President, Chief Executive Officer and director, effective March 4, 2011. The amount reported in the Salary column includes $26,505 which relates to compensation received by Mr. Burdick for his service as a non-employee director during fiscal 2011 prior to his appointment as Executive Chairman and Chief Executive Officer of CTI and our President, Chief Executive Officer and director. Mr. Burdick received no other compensation in fiscal 2011 for his service as a director or Chairman of the Board. Effective May 21, 2012, Mr. Philippe Tartavull was named our President and Chief Executive Officer. In addition, in May 2012 Mr. Tartavull became a member of our Board and Mr. Burdick resigned from our Board. Mr. Burdick remains as Executive Chairman and Chief Executive Officer of CTI and a director of Comverse. For a summary of Mr. Tartavull’s compensation see “—Employment Agreement with New Chief Executive Officer of Comverse.”
(7)	Mr. Golan, as an Israeli-based employee, was paid in new Israeli shekels (or NIS). In calculating the U.S. dollar equivalent for disclosure purposes, each payment was converted into dollars based on the exchange rate in effect at the end of the month in which the payment was made. For fiscal 2011, the average monthly exchange rate for purposes of converting his base salary into U.S. dollars from NIS was approximately NIS 3.58 per U.S. dollar.
(8)	Mr. Levy became Senior Vice President, BSS General Manager of Comverse on March 6, 2011, in Tel Aviv, Israel. On January 3, 2012, Mr. Levy was relocated to the United States where he continued to serve as Senior Vice President, BSS General Manager of Comverse. Prior to relocating to New York, as an Israeli-based employee Mr. Levy was paid in NIS. In calculating the U.S. dollar equivalent for disclosure purposes, each payment during this period was converted into dollars based on the exchange rate in effect at the end of the month in which the payment was made. During this period, the average monthly exchange rate for purposes of converting his payments into U.S. dollars from NIS was approximately NIS 3.57 per U.S. dollar.
(9)	Dr. Matsliach became the Senior Vice President, Chief Product Officer of Comverse effective October 3, 2011.

Grants of Plan-Based Awards Table

The following table presents, for each of the Named Executive Officers, information concerning cash awards under the CTI annual cash incentive plan for fiscal 2011 and grants of DSU awards made during fiscal 2011. CTI made no stock option grants to any of the Named Executive Officers during fiscal 2011. In addition, Mr. Dahan did not receive any plan-based awards in fiscal 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)
Charles J. Burdick	—	$219,000	$730,000	$1,460,000	—	—
	4/29/2011	—	—	—	29,719	$226,459
	7/27/2011	—	—	—	140,397	$1,059,997

Joel E. Legon	—	$60,000	$200,000	$300,000	—	—
	3/3/2011	—	—	—	40,000	$290,800

Oded Golan	—	$66,000	$220,000	$440,000	—	—
	3/3/2011	—	—	—	60,000	$436,200
	7/27/2011	—	—	—	40,000	$302,000

Aharon Levy	—	$75,000	$250,000	$500,000	—	—
	3/27/2011	—	—	—	100,000	$746,000

Gabriel Matsliach	—	$96,000	$320,000	$640,000	—	—
	3/3/2011	—	—	—	40,000	$290,800

(1)	The amounts reported in these columns reflect the threshold, target and maximum annual cash incentive award opportunities for each of the Named Executive Officers. Award payouts were made in March 2012 based on the CTI Compensation Committee’s determinations as discussed in “—Compensation Discussion and Analysis.” The actual cash incentive award payouts for fiscal 2011 for each of the Named Executive Officers are reported in the Non-Equity Incentive Plan Compensation column of “—Summary Compensation Table.”
(2)	The stock awards reported in this column for Messrs. Burdick, Legon and Matsliach consist of DSU awards made during fiscal 2011 under the Comverse Technology, Inc. 2004 Stock Incentive Compensation Plan. The stock awards reported in this column for Messrs. Levy and Golan consist of DSU awards made during fiscal 2011 under the Comverse Technology, Inc. 2005 Stock Incentive Compensation Plan. These awards have the vesting terms set forth in footnote (1) to the Outstanding Equity Awards at Fiscal Year-End Table set forth under “—Outstanding Equity Awards at Fiscal Year-End Table.” The awards also provided for accelerated automatic vesting in full under the following circumstances:

Mr. Burdick:

•

In the event of that his employment was terminated by CTI and director service was terminated due to death, disability, mandatory retirement pursuant to Board policy or failure of to be re-nominated or re-elected to the Board (provided such he has indicated his willingness to stand for re-nomination or re-election, as the case may be).

Mr. Legon:

•	In the event that his employment was terminated by CTI without cause or by him with good reason within 24 months following a change in control of CTI.

Mr. Golan:

•	In the event that his employment was terminated by Comverse Ltd. without cause or by him with good reason within 24 months following a change in control of CTI.

Mr. Levy:

•	In the event that his employment was terminated by Comverse, Inc. without cause or by him with good reason within 24 months following a change in control of CTI.

Dr. Matsliach:

•	In the event that his employment was terminated by Comverse, Inc. without cause or by him with good reason within 24 months following a change in control of CTI.

Mr. Dahan:

•	In the event that his employment was terminated by CTI without cause, by him with good reason, or upon his death or disability.

(3)	The amounts reported in this column represent the grant date fair value of the equity awards granted to the Named Executive Officers during fiscal 2011 computed in accordance with the FASB’s guidance related to share based payment awards.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options and DSU awards held as of January 31, 2012. The market value of the CTI common shares reflected in the table is based upon the closing market price of CTI common shares on January 31, 2012, the last trading day of the fiscal year, as quoted on the NASDAQ Global Select Market, which was $6.30 per share. Mr. Dahan did not hold any outstanding equity awards as of January 31, 2012.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Charles J. Burdick	—	—	—	—	29,719	(a)	$187,230
	—	—	—	—	140,397	(b)	$884,501

Joel E. Legon	—	—	—	—	6,666	(c)	$41,996
	—	—	—	—	14,400	(d)	$90,720
	—	—	—	—	27,000	(e)	$170,100
	—	—	—	—	40,000	(f)	$252,000

Oded Golan	3,500	—	$16.70	12/19/2013	6,667	(g)	$42,002
	7,000	—	$22.39	12/6/2014	18,000	(g)	$113,400
	6,000	—	$24.04	10/14/2015	60,000	(f)	$378,000
	6,000	3,000	$7.10	5/28/2019	40,000	(h)	$252,000

Aharon Levy	—	—	—	—	30,000	(i)	$189,000
	—	—	—	—	70,000	(j)	$441,000

Gabriel Matsliach	40,000	—	$7.11	10/1/2012	6,000	(k)	$37,800
	6,000	—	$5.60	12/19/2013	6,000	(l)	$37,800
	15,000	—	$22.39	12/06/2014	4,000	(m)	$25,200
	30,000	—	$24.04	10/14/2015	54,000	(d)	$340,200
					40,000	(f)	$252,000

(1)	The DSU awards held by the Named Executive Officers as of January 31, 2012 that vested or were scheduled to vest are as follows:
a)	Vested on April 30, 2012.
b)	Scheduled to vest on July 27, 2012.
c)	Vested on February 23, 2012.
d)	Half of these DSU awards vested on March 11, 2012 and the other half is scheduled to vest on March 11, 2013.
e)	Scheduled to vest in two equal installments on October 10, 2012 and October 10, 2013.
f)	Vested as to 40% on March 3, 2012 and scheduled to vest as to 30% on each of March 3, 2013 and March 3, 2014.
g)	Scheduled to vest in two equal installments on June 27, 2012 and June 27, 2013.
h)	Scheduled to vest in three installments of 40%, 30% and 30% on July 27, 2012, July 27, 2013 and July 27, 2014, respectively.
i)	Vested as to one-third on March 27, 2012 and scheduled to vest as to one-third on each of March 27, 2013 and March 27, 2014.
j)	Vested as to 40% on March 27, 2012 and scheduled to vest as to 30% on each of March 27, 2013 and March 27, 2014.
k)	Vested on April 6, 2012.
l)	Scheduled to vest on September 15, 2012.
m)	Scheduled to vest on December 3, 2012.

Option Exercises and Stock Vested Table

The following table presents, for each of the Named Executive Officers, the number of CTI common shares acquired upon the vesting of DSU awards during the fiscal year ended January 31, 2012, and the value realized upon the vesting of such awards. For purposes of the table, the value realized is based upon the closing market price of CTI common shares on the vesting date.

As a result of the delinquency in the filing of periodic reports, CTI was ineligible to use registration statements on Form S-8 and, to ensure CTI did not violate the federal securities laws, in April 2006, CTI prohibited any exercise of stock options by employees, including the Named Executive Officers, until October 2011, the date CTI filed all periodic reports required in a 12-month period and had an effective registration statement on Form S-8 on file with the SEC. No stock options were exercised by the Named Executive Officers in fiscal 2011.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)
Charles J. Burdick	27,487	$188,561
Joel E. Legon	34,267	$233,976
Oded Golan	15,333	$113,464
Aharon Levy	—	$—
Gabriel Matsliach	12,000	$89,100
Andre Dahan(1)	619,490	$4,547,057

(1)	Represents the accelerated vesting of all outstanding unvested DSUs awarded to Mr. Dahan upon his resignation. These shares had a value of $7.34 per share (the closing market price of CTI common shares on February 25, 2011) and were delivered on September 6, 2011.

Pension Benefits

We and CTI did not sponsor any defined benefit pension or other actuarial plan for the Named Executive Officers during fiscal 2011.

Nonqualified Deferred Compensation

We and CTI did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for the Named Executive Officers during fiscal 2011.

Employment Agreements and Arrangements with Named Executive Officers

Mr. Burdick and Mr. Legon have entered into written employment agreements with CTI, while Mr. Golan has entered into a written employment agreement with Comverse Ltd. and Dr. Matsliach and Mr. Levy have entered into written employment agreements with Comverse. These agreements are described in this section. We are continuing to assess the treatment of employment agreements with the Named Executive Officers in connection with the share distribution. Once a final determination has been made, we will update this Information Statement to reflect that determination.

These agreements contain the terms of their employment, including base salary, annual cash incentive award opportunity, long-term equity incentive awards, perquisites, in-service benefits and post-employment benefits (other than for Mr. Burdick), and provide job security by specifying the reasons for which their employment may be terminated and providing them with certain severance payments and benefits (other than for Mr. Burdick) under certain circumstances.

These employment agreements (other than Mr. Burdick’s agreement) protect the interests of CTI, Comverse Ltd. and Comverse, as applicable, in the event of a termination of employment by stipulating the rights and responsibilities of the parties and prohibiting these individuals from engaging in certain specific harmful activities, including engaging directly or indirectly in competitive activities, from recruiting or soliciting any officer or employee, from diverting customers to a competitor or from disclosing confidential information or business practices.

The following narrative summarizes the material terms and conditions of these employment agreements. Each of these agreements (other than Mr. Burdick’s agreement) includes provisions relating to specific payments and benefits in the event of the Named Executive Officer’s termination of employment under specified circumstances, including following a change in control of CTI. For a summary of the material terms and conditions of these provisions, an estimate of the potential payments and benefits payable to the Named Executive Officers and the actual payments and benefits paid to Mr. Dahan upon his termination of employment, see “—Potential Payments upon Termination or upon Change in Control.” In connection with the share distribution, we are continuing to develop our policy for severance payments and benefits, including following a change in control of Comverse. Once a final determination is made, we will update this Information Statement to reflect that determination.

Current Named Executive Officers

Charles J. Burdick

Mr. Burdick, who became CTI’s Executive Chairman and Chief Executive Officer and our President and Chief Executive Officer effective March 4, 2011, has an employment agreement with CTI. Effective May 21, 2012, Mr. Burdick was replaced as our President and Chief Executive Officer by Mr. Tartavull. Following the share distribution, Mr. Burdick will not serve as one of our Named Executive Officers, but he will continue to serve as Executive Chairman and Chief Executive Officer of CTI and we expect him to serve as one of our directors. The agreement provides that such employment is terminable at will by either CTI or Mr. Burdick. Pursuant to the agreement, Mr. Burdick’s initial base salary was at a rate of $700,000 per annum. He is eligible to receive an annual cash incentive award, with the target annual incentive award opportunity equal to $700,000, pro-rated for his tenure as Executive Chairman and Chief Executive Officer (the payment of which will depend on the achievement of metrics to be determined by the Board or its Compensation and Leadership Committee), and to participate in any plan or arrangement (other than severance plans or arrangements) offered from time to time to other similarly situated executive officers. In addition, Mr. Burdick was based in London, United Kingdom, but traveled between London and New York, New York, Tel Aviv, Israel or as otherwise required and was entitled to the reimbursement of reasonable business expenses for such travel and related lodging.

During his period of service as Executive Chairman and Chief Executive Officer, Mr. Burdick is also entitled to receive equity awards in the form of DSUs under CTI’s stock incentive plans for a number of CTI common shares equal to a value of $400,000 per quarter (with the number of DSUs to be awarded to be based upon the closing price per CTI common share on the last trading day of each fiscal quarter and with the DSUs to be issued quarterly in arrears and prorated for any partial quarters); provided that for the period March 4, 2011 through December 31, 2011, the value of the common shares underlying DSUs to be granted will be reduced by $52,500 per quarter to offset the value of DSUs awarded to Mr. Burdick on December 2, 2010 for his service as a director and non-executive Chairman of the Board during calendar year 2011. Such DSUs will vest on the first anniversary of the date of grant, subject to acceleration in certain circumstances. Shares underlying such DSUs will be delivered on the first anniversary of the date of grant. In accordance with Mr. Burdick’s employment agreement, on April 29, 2011, CTI granted to Mr. Burdick a DSU award covering 29,719 CTI common shares, which in accordance with its terms vested in its entirety on the first anniversary of the date of grant.

Mr. Burdick’s employment agreement was amended on July 27, 2011. Mr. Burdick’s amended employment agreement provides that, in place of the future awards of DSUs to which Mr. Burdick was entitled, Mr. Burdick received for his service as Executive Chairman and Chief Executive Officer for the remainder of fiscal 2011, a

DSU award covering CTI common shares having a market value of $1,060,000 as of the close of business on July 27, 2011 (140,397 shares), with such shares to vest and be delivered on the first anniversary of the date of grant. For the period from and after February 1, 2012, Mr. Burdick will be entitled to receive, consistent with the terms of original employment agreement, grants of DSU awards under CTI’s stock incentive plans covering CTI common shares equal to the value of $400,000 per quarter (with the number of DSUs to be awarded to be based on the closing price per share of CTI’s common stock on the last trading day of each fiscal quarter), with such DSU awards to be issued quarterly in arrears and prorated for any partial quarters.

In addition, pursuant to the July 27, 2011 amended employment letter, if Mr. Burdick’s employment is terminated by CTI without cause in connection with or within one year after a change in control of CTI, Mr. Burdick will be entitled to a pro rata share of his on-target bonus opportunity for the fiscal year in which such termination occurs based on the number of days employed during such year to the extent that the bonus with respect to such fiscal year has not been paid.

Mr. Burdick’s employment agreement was also amended on November 17, 2011. Mr. Burdick’s amended employment agreement provides for an increase in his base salary to $820,000 per annum and an increase in his target incentive award opportunity to $730,000. Furthermore, his target incentive award opportunity for each future fiscal year will be equal to his earned annual base salary for such fiscal year. In addition, pursuant to the amendment, Mr. Burdick agreed to change his location to the New York City offices so long as circumstances require but not to exceed a period of twelve consecutive months commencing December 1, 2011. In conjunction with this change in location, Mr. Burdick is entitled to receive benefits under CTI’s short-term international assignment policy for the duration of the assignment.

Joel E. Legon

Mr. Legon’s employment agreement with us was executed on February 13, 2009 and sets forth his initial base salary, target bonus opportunity, certain severance provisions and reimbursement of relocation-related services in an amount up to $80,000. The agreement was amended on March 29, 2010 to reflect his relocation to Comverse’s offices at Wakefield, Massachusetts effective March 1, 2010 and one-time relocation bonus of $30,000 in connection therewith and was further amended on October 12, 2010 to reflect the increase in his base salary, increases in his target and maximum bonus opportunity and certain severance provisions approved by the CTI Board on October 10, 2010. Mr. Legon’s base salary was increased to $400,000. During the term of his employment, Mr. Legon is also eligible to receive an annual additional supplemental payment to cover perquisites of $14,000, payable as additional base salary. The agreement also provides that Mr. Legon is eligible to receive an annual cash incentive award, with the target annual incentive award opportunity equal to $200,000, subject to a maximum of $300,000. The actual amount of any annual cash incentive award would be determined based upon the level of achievement of certain performance objectives, as developed by the Chief Executive Officer.

Pursuant to his agreement, management recommended that Mr. Legon receive a DSU award in connection with his initial employment covering 20,000 CTI common shares. This DSU award, which was granted on March 12, 2009, vested as to one-third (1/3) on the first, second and third anniversaries of February 23, 2009, Mr. Legon’s employment start date. In addition, during the term of his employment, Mr. Legon is eligible to receive equity-based awards under the CTI stock incentive plans based on his performance and that of CTI. Following the share distribution, it is expected that Mr. Legon’s DSU awards will be converted into awards of our DSUs as described more fully in “The Share Distribution—Treatment of Stock-Based Compensation.” In addition, Mr. Legon will be eligible to receive future equity-based awards under Comverse’s stock incentive plan.

Oded Golan

Mr. Golan has an employment agreement with Comverse Ltd. and is based in Tel Aviv, Israel. This agreement was executed on June 15, 2010 and is for a term of twelve months, provided, that the term may be extended for an additional twelve month period by Comverse Ltd. Mr. Golan’s employment agreement sets forth his initial base salary of $275,000, annual target incentive award opportunity of $180,000, subject to a maximum of $300,000, and certain severance provisions. The actual amount of any annual incentive award would be determined based upon the level of achievement of certain performance objectives, as developed by Comverse Ltd. Mr. Golan is eligible to participate in all of the employee welfare and pension benefit plans, programs and arrangements that CTI makes available to its senior-level executives, and to participate in the fringe benefit programs applicable to senior-level executives (if any) and to be reimbursed for reasonable business expenses. In addition, Mr. Golan was entitled to be reimbursed for up to $5,000 of his reasonable legal fees and expenses incurred in connection with negotiating and executing his employment agreement.

Pursuant to his agreement, management recommended that Mr. Golan receive a DSU award in connection with his initial employment covering 30,000 CTI common shares and a special one-time grant covering an additional 10,000 CTI’s common shares. The initial DSU award, which was granted on September 1, 2010, vested as to 40% on the first anniversary of June 27, 2010, Mr. Golan’s employment start date and will vest and be delivered as to 30% on the second and third anniversaries of June 27, 2010. The special DSU award, which was also granted on September 1, 2010, vested as to one-third (1/3) on the first anniversary of June 27, 2010 and will vest as to an additional one-third (1/3) on each of the second and third anniversaries of June 27, 2010. The vesting of these awards is contingent upon Mr. Golan’s continued employment with Comverse and is subject to acceleration under certain circumstances. In addition, during the term of his employment, Mr. Golan is eligible to receive equity-based awards under the CTI stock incentive plans based on his performance and that of Comverse. Following the share distribution, it is expected that Mr. Golan’s DSU awards will be converted into awards of our DSUs as described more fully in “The Share Distribution—Treatment of Stock-Based Compensation.” In addition, Mr. Golan will be eligible to receive future equity-based awards under Comverse’s stock incentive plan.

On March 3, 2011, Mr. Golan’s employment agreement was amended to reflect an increase in his base salary to $320,000, an increase in his annual target incentive award opportunity to $220,000, subject to a maximum of $440,000, and changes to certain severance provisions. In addition, Mr. Golan’s employment agreement was further amended on September 22, 2011 to reflect a change in title from Senior Vice President, Business Transformation to Senior Vice President, Chief Operating Officer, effective July 2011, and his employment will now continue until termination of employment.

On March 29, 2012, Mr. Golan’s employment agreement was amended to reflect an increase in his base salary to $400,000, an increase in his annual target incentive award opportunity to $300,000, subject to a maximum of $600,000 in recognition of his promotion to Senior Vice President, Chief Operating Officer and the assumption of expanded responsibilities.

On August 5, 2012, Comverse Ltd. and Oded Golan, our Senior Vice President and Chief Operating Officer, entered into a separation agreement in which they mutually agreed upon the terms of transition and separation of employment of Mr. Golan. Pursuant to the separation agreement, Mr. Golan will continue to serve in his current capacity through January 31, 2013, at which time he will resign from his position. For a summary of the separation agreement, see, “—Potential Payments upon Termination or upon Change of Control—Named Executive Officers—Mr. Golan’s Separation Agreement.”

Aharon Levy

Mr. Levy initially had an employment agreement with Comverse Ltd. and was based in Tel Aviv, Israel. Mr. Levy’s agreement was executed on March 6, 2011 and sets forth his initial base salary of $320,000, annual target incentive award opportunity of $250,000, subject to a maximum of $500,000, and certain severance provisions. The actual amount of any annual target incentive award would be determined based upon the level of achievement of certain performance objectives, as developed by Comverse Ltd. Mr. Levy received a DSU award in connection with his initial employment covering 70,000 CTI common shares and a special one-time DSU award covering an additional 30,000 CTI common shares. These DSU awards, which were granted on March 27, 2011, vested as to 40% and one-third (1/3), respectively, on the first anniversary of March 27, 2011 and will vest as to an additional 30% and one-third (1/3), respectively, on each of the second and third anniversaries of March 27, 2011. The vesting of these awards is contingent upon Mr. Levy’s continued employment with Comverse and is subject to acceleration under certain circumstances. Following the share distribution, it is expected that Mr. Levy’s DSU awards will be converted into awards of our DSUs as described more fully in “The Share Distribution—Treatment of Stock-Based Compensation.”

On January 3, 2012, Mr. Levy was relocated to the United States. As part of this relocation, Mr. Levy executed a new employment agreement with Comverse, Inc. which supersedes the terms of his employment agreement dated March 6, 2011 with us. This new agreement sets forth Mr. Levy’s base salary of $350,000, annual target incentive award opportunity of $250,000, subject to a maximum of $500,000, and certain severance provisions. The actual amount of annual incentive award would be determined based upon the level of achievement of certain performance objectives; provided, however, that for the fiscal year 2011, Mr. Levy’s annual incentive award would not be less than $100,000. In addition, during the term of his employment, Mr. Levy is eligible to receive equity-based awards under the CTI stock incentive plans based on his performance and that of ours. In addition, Mr. Levy will be eligible to receive future equity-based awards under our stock incentive plan.

In conjunction with Mr. Levy’s relocation to the United States, Comverse. paid for certain relocation services up to an amount of $50,000 and following the completion of twelve months after his relocation and once in every twelve month period thereafter, Mr. Levy, and his family members are entitled to round-trip airfares to Israel. In addition, for the first six months of his employment, Mr. Levy is entitled to be reimbursed by us. for housing, lodging and car expenses of up to $3,000 per month. In the event of voluntary termination or termination for cause within one year from January 3, 2012, Mr. Levy is required to re-pay the costs of all relocation services and other costs directly associated with his relocation, paid for or reimbursed by us. Furthermore, Mr. Levy was entitled to receive payment for unused vacation days and all amounts accumulated under his employee benefits plan pursuant to his March 6, 2011 employment agreement with Comverse Ltd. In addition, Mr. Levy was entitled to be reimbursed for up to $5,000 of his reasonable legal fees and expenses incurred in connection with negotiating and executing his employment agreement.

Mr. Levy is eligible to participate in all of the employee welfare and pension benefit plans, programs and arrangements that are made available to senior-level executives, and to participate in the fringe benefit programs applicable to senior-level executives (if any) and to be reimbursed for reasonable business expenses.

Gabriel Matsliach

Dr. Matsliach’s employment agreement with us provides the initial annual base salary of Dr. Matsliach, and contemplates that this base salary will be reviewed at least annually and may be increased by the CTI Compensation Committee or the Board and may be decreased under certain circumstances as specified in his agreement. The agreement also provides that Dr. Matsliach is eligible to receive an annual cash incentive award, with the target annual incentive award opportunity equal to 100% of his base salary, subject to a maximum of 200% of his base salary. The actual amount of any annual cash incentive award would be determined based upon the level of achievement of certain performance objectives, as developed by the Chief Executive Officer. During the term of his employment, Dr. Matsliach is eligible to participate in the long-term incentive compensation plans, programs and arrangements, including equity-based plans, applicable to senior-level executives. In addition, Dr. Matsliach is eligible to receive equity-based awards at a level commensurate with his positions when other senior-level executives received such awards. Further, Dr. Matsliach is eligible to participate in all of the employee welfare and pension benefit plans, programs and arrangements that are made available to senior-level executives, to participate in the fringe benefit programs applicable to senior-level executives (if any) and to be reimbursed for reasonable business expenses. In addition, Dr. Matsliach was entitled to be reimbursed for up to $10,000 of his reasonable legal fees and expenses incurred in connection with negotiating and executing his employment agreement.

On March 30, 2011, Dr. Matsliach’s employment agreement was amended to provide that Dr. Matsliach is entitled to retention payments of $160,000 on each of June 3, 2011 and September 2, 2011, unless Dr. Matsliach terminates his employment without good reason or his employment is terminated by Comverse for cause. Dr. Matsliach’s employment agreement was further amended to provide that if his employment was terminated by us. without cause prior to September 1, 2012 other than a termination in connection with a change in control on or after October 1, 2011, the amount of certain severance payments that would otherwise be made to him pursuant to his employment agreement (as discussed below) would be reduced by the amount of the retention payments made on or prior to the date of termination. In addition, Dr. Matsliach was entitled to be reimbursed for up to $5,000 of his reasonable legal fees and expenses incurred in connection with negotiating and executing his amended employment agreement.

Other Provisions Applicable to Employment Agreements

The agreements impose certain obligations on each of Messrs. Legon, Golan and Levy and Dr. Matsliach with respect to maintaining confidential information (both during their employment and following termination of employment), and contain an assignment of intellectual property rights provision and non-solicitation provisions applicable during their employment and for a one-year period following termination of employment. In addition, Messrs. Legon, Golan and Levy and Dr. Matsliach’s agreements impose upon each executive certain non-competition provisions applicable during his employment and for a one-year period following termination of employment.

Former Executive Officer

Mr. Dahan had an employment agreement providing for his employment with CTI. Mr. Dahan resigned from his positions as CTI’s President and Chief Executive Officer of CTI and Comverse and terminated his employment with CTI effective March 4, 2011.

On February 25, 2011, CTI and Mr. Dahan entered into a Separation and Consulting Agreement (referred to as the Separation Agreement), pursuant to which, by mutual agreement, Mr. Dahan agreed to (i) resign as President and Chief Executive Officer and as a member of the Board of Directors of CTI and each of its subsidiaries effective March 4, 2011 (or the Separation Date) and (ii) serve as a consultant for a period of 90 days from the Separation Date (or the Consulting Period).

Employment Agreement with New Chief Executive Officer of Comverse

We and CTI entered into an employment agreement with Mr. Tartavull pursuant to which Mr. Tartavull joined us to serve as our Chief Executive Officer commencing on May 21, 2012 and continuing for a term of three years. Pursuant to the terms of the employment agreement, Mr. Tartavull receives an annual base salary of $700,000, subject to increase at the discretion of the Compensation and Leadership Committee of our Board, and will be eligible to receive an annual performance-based cash bonus in a target amount equal to 100% of his base salary and a maximum of 200% of his base salary.

Upon commencing employment, Mr. Tartavull received (i) an RSU award for 131,441 CTI common shares, which shares will vest and be delivered in three equal annual installments commencing May 21, 2013, and (ii) stock options to purchase 788,644 CTI common shares at the price of such common shares at the close of business on May 21, 2012, which options will vest in three equal annual installments commencing May 21, 2013 and will expire on May 21, 2022, subject to his continuing employment on each vesting date. During the term of employment, Mr. Tartavull will also be eligible to receive subsequent equity awards consistent with those provided to our other senior executives. Mr. Tartavull will also be eligible to participate in any benefit plans, including medical, disability and life insurance, offered by CTI on the same basis as those generally made available to other senior executives at CTI. Following the share distribution, it is expected that Mr. Tartavull’s RSU awards and stock options will be converted into awards of our RSU and stock options as described more fully in “The Share Distribution—Treatment of Stock-Based Compensation.” In addition, Mr. Tartavull will be eligible to receive future equity-based awards under our stock incentive plan.

If Mr. Tartavull’s employment is terminated by us without “cause” or he resigns for “good reason” (each as defined in the employment agreement), subject to his execution of a release of claims against us, he will be entitled to receive any accrued but unpaid base salary, a lump sum severance payment equal to two times his annual base salary then in effect, any earned but not yet paid cash bonus for a fiscal year ending prior to the date of termination, a pro-rata cash bonus for the fiscal year in which the termination occurs based on actual performance, and a lump sum payment equal to 24 months of the COBRA continuation coverage premium as if he were still an active employee. In addition, if Mr. Tartavull’s employment is terminated by us without cause, he will be entitled to immediate vesting of any portion of the equity awards described above that would have vested during the one year period following termination had he continued to be employed, or, if Mr. Tartavull resigns for good reason, he will be entitled to immediate vesting in full of such awards. If such termination occurs either prior to, but in contemplation of, a “change of control” (as defined in the employment agreement), or within 24 months following a change of control, the severance payment amount will be increased to 150% of the sum of his annual base salary and target cash bonus and the equity awards will vest in full.

Mr. Tartavull will be entitled to be reimbursed for reasonable business expenses and for reasonable legal fees and expenses up to $25,000 incurred in connection with the negotiation and execution of his employment agreement.

Mr. Tartavull is subject to ongoing covenants not to disparage us or disclose its confidential information and to assign to us all intellectual property created during employment. During employment and for one year thereafter, he is required not to compete with us or solicit its employees, consultants, customers or clients.

Employment Agreement with New Chief Financial Officer of Comverse

We and CTI entered into an employment agreement with Mr. Sabol pursuant to which Mr. Sabol joined us to serve as our Chief Financial Officer commencing on July 24, 2012 and continuing for a term of three years (referred to as the Term). Pursuant to the terms of the employment agreement, Mr. Sabol will receive an annual base salary of $425,000, subject to increase at the discretion of our Compensation Committee, and will be eligible to receive an annual performance-based cash bonus in a target amount equal to 80% of his base salary and a maximum of 160% of his base salary.

Upon commencing employment, Mr. Sabol will receive (i) an award of restricted stock units (referred to as the RSU Award) in respect of 50,000 CTI common shares, which shares will vest and be delivered in three equal annual installments commencing July 24, 2013, and (ii) stock options to purchase 300,000 CTI common shares at the price of such common stock at the close of business on the date of commencement of Mr. Sabol’s employment, which options will vest in three equal annual installments commencing July 24, 2013 and will expire on July 24, 2022, subject to his continuing employment on each vesting date (referred to together with the RSU Award as the Signing Equity). During the Term, Mr. Sabol will also be eligible to receive subsequent equity awards consistent with those provided to other senior executives. Mr. Sabol will also be eligible to participate in any benefit plans, including medical, disability and life insurance, offered by us on the same basis as those generally made available to other senior executives.
If Mr. Sabol’s employment is terminated by us without “cause” or he resigns for “good reason” (each as defined in the employment agreement), subject to his execution of a release of claims against us, he will be entitled to receive any accrued but unpaid base salary, a lump sum severance payment equal to 150% of his annual base salary then in effect, any earned but not yet paid cash bonus for a fiscal year ending prior to the date of termination, a pro-rata cash bonus for the fiscal year in which the termination occurs based on actual performance, and a lump sum payment equal to 18 months of the COBRA continuation coverage premium as if he were still an active employee. In addition, if Mr. Sabol’s employment is terminated by us without cause, he will be entitled to immediate vesting of any portion of the Signing Equity that would have vested during the one year period following termination had he continued to be employed, or, if Mr. Sabol resigns for good reason, he will be entitled to immediate vesting in full of the Signing Equity. If such termination occurs either prior to, but in contemplation of, a “Change of Control” (as defined in the employment agreement), or within 24 months following a Change of Control, the severance payment amount will be increased to 150% of the sum of his annual base salary and target cash bonus and the Signing Equity will vest in full. In addition, Mr. Sabol will be entitled to be reimbursed for reasonable business expenses.

Mr. Sabol is subject to ongoing covenants not to disparage us or disclose our confidential information and to assign us all intellectual property created during employment. During employment and for one year thereafter, he is required not to compete with us or solicit our employees, consultants, customers or clients.

Potential Payments upon Termination or upon Change in Control

Prior to the share distribution, each of the Named Executive Officers (other than Mr. Burdick) was eligible to receive certain severance payments and benefits in connection with his termination of employment under various circumstances, including following a change in control of CTI. For a summary of the material terms and conditions of the employment agreements that govern the disposition of these payments and benefits for the Named Executive Officers, see “—Employment Agreements and Arrangements with Named Executive Officers.” For a summary of the material terms and conditions of CTI’s Executive Severance Protection Plan, which governs the disposition of payments and benefits for Messrs. Legon, Golan and Levy and Dr. Matsliach, see below.

The following summarizes the estimated potential severance payments and benefits payable to each Named Executive Officer in the event of termination of his employment as of January 31, 2012 pursuant to his individual employment agreement or the Executive Severance Protection Plan, as applicable, and the actual payments and benefits, if any, paid or provided to Mr. Dahan upon termination of employment, are described below. We are continuing to assess our employment agreements with the Named Executive Officers and our policy related to potential payments upon termination or upon our change in control. We expect to implement similar severance arrangements after the share distribution. Once a final determination is made, we will update this Information Statement to reflect that determination.

The actual amounts that would be paid or distributed to the Named Executive Officers as a result of one of the termination events occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the Named Executive Officer’s base salary and the market price of our common shares. In addition, although CTI, Comverse Ltd. or Comverse, as applicable, has entered into individual employment agreements providing severance payments and benefits to the Named Executive Officers in connection with a termination of employment under particular circumstances, CTI, Comverse Ltd. or Comverse, as applicable, may mutually agree with the Named Executive Officers on severance terms that vary from those provided in the pre-existing agreements. Finally, in addition to the amounts presented below, each Named Executive Officer would also receive any DSUs that vested on or before his termination date and would be able to exercise any vested stock options that he held as of his termination date. For more information about the Named Executive Officers outstanding equity awards as of January 31, 2012, see “—Outstanding Equity Awards At Fiscal Year-End Table.”

In addition to the severance payments and benefits described in the Named Executive Officers’ individual employment agreements, these executives are eligible to receive any benefits accrued under broad-based benefit plans, such as disability benefits and accrued vacation pay, in accordance with those plans and policies.

Each of the Named Executive Officers, other than Mr. Burdick, is subject to compliance with certain restrictive covenants set forth in his individual employment agreement that continue following his termination of employment. Generally, these covenants prohibit the Named Executive Officers from disclosing proprietary or confidential information, developing certain intellectual property rights following termination of their employment and from competing with CTI for a certain period after termination of their employment. Each of the Named Executive Officers, other than Mr. Burdick, is prohibited for one year after termination of his employment from soliciting any of CTI’s employees to leave employment or any of its customers or suppliers to do business with any of its competitors.

Named Executive Officers

Under their employment agreements, the Named Executive Officers are eligible to receive certain severance payments and benefits in the event their employment is terminated under various circumstances, including following a change in control of CTI, as follows:

Termination Upon Death or Disability

In the event of a termination of employment and service as a director due to death or disability, Mr. Burdick will be entitled to receive immediate vesting of all of his outstanding DSU awards.

In the event of a termination of employment due to death or disability, Mr. Golan would be entitled to receive his earned but unpaid annual incentive award for the immediately preceding fiscal year and other benefits, if any, as may be provided under applicable plans, programs and arrangements of Comverse Ltd.

In the event of a termination of employment due to death or disability, Dr. Matsliach will be entitled to receive his earned but unpaid base salary, earned but unpaid annual incentive award and such other and additional benefits, if any, as may be provided under applicable plans, programs and arrangements of Comverse.

Termination for Cause, Without Good Reason or by Executive Nonrenewal

In the event of a termination of employment by CTI for cause or voluntarily by Mr. Burdick, all of Mr. Burdick’s unvested DSU awards shall be immediately forfeited as of the termination date.

In the event of a termination of employment by us for cause or by Dr. Matsliach without good reason, Dr. Matsliach will be entitled to receive his earned but unpaid base salary, earned but unpaid annual incentive award and such other and additional benefits, if any, as may be provided under applicable plans, programs and arrangements of us.

In the event of a termination of employment by CTI for cause or voluntarily by Mr. Legon, Mr. Legon will be entitled to receive his earned but unpaid base salary, earned but unpaid annual incentive award and such other and additional benefits, if any, as may be provided under applicable plans, programs and arrangements of us.

In the event of termination of employment by us for cause or by Mr. Levy without good reason within one year from his relocation to the United States, effective January 3, 2012, Mr. Levy will be required to repay the costs of all relocation services provided to him.

Termination Without Cause, for Good Reason or by Company Nonrenewal

Pursuant to the amendment to his employment agreement, dated October 12, 2011, in the event of a termination of employment by CTI without cause or by Mr. Legon for good reason, Mr. Legon will be entitled to receive a payment equal to (i) 50% of his base salary in effect immediately prior to the termination date and (ii) 50% of his target annual incentive award, regardless of any performance requirements.

In the event of a termination of employment by Comverse Ltd. without cause or by Mr. Golan for good reason, Mr. Golan would be entitled to receive the following payments and benefits:

•	any annual bonus earned, but unpaid, as of the termination date for the immediately preceding fiscal year;

•	75% of his target annual incentive award, regardless of any performance requirements;

•	such other or additional benefits, if any, as may be provided under applicable plans, programs and arrangements of Comverse Ltd.; and

•	earned, but unpaid, vacation days.

In the event of a termination of employment by us without cause, Mr. Levy will be entitled to receive the following payments and benefits:

•	a lump sum payment equal to the sum of 50% of his annual base salary and target annual incentive award;

•

the amount, to the extent not previously paid by Comverse Ltd. and to the extent that he did not receive from his employer prior to Comverse Ltd., he is entitled to upon termination (equal to one month of base salary for each month of prior service), up to an amount not to exceed NIS 230,000 (approximately USD $61,000); and

•	any annual bonus earned, but unpaid, as of the termination date for the immediately preceding fiscal year.

In the event of a termination of employment by us without cause or by Dr. Matsliach for good reason, Dr. Matsliach will be entitled to receive the following benefits and payments:

•	his earned, but unpaid, base salary and earned, but unpaid annual incentive award for the immediately preceding fiscal year;

•

100% of his base salary in effect immediately prior to the termination date and 100% of his target annual incentive award, regardless of any performance requirements; provided, however, that if the termination of employment is by Dr. Matsliach for good reason, the applicable percentages for the calculation of this payment will be reduced from 100% to 50%; and

•	such other or additional benefits, if any, as may be provided under applicable plans, programs and arrangements.

In addition to the foregoing and pursuant to his employment agreement dated June 1, 2010, Dr. Matsliach will be entitled to a payment equal to (i) 100% of his base salary in effect immediately prior to the termination date and (ii) 100% of his target annual incentive award, regardless of any performance requirements; provided, however, that if the termination of employment is by Dr. Matsliach for good reason, the applicable percentages for the calculation of this payment will be reduced from 100% to 50%.

Termination in Connection With or Following a Change in Control of CTI Prior to Share Distribution

In the event Mr. Burdick’s employment is terminated without cause in connection with or within one year after a change in control of CTI, Mr. Burdick will be entitled to a pro-rata share of his annual target incentive award opportunity for the fiscal year in which such termination occurs to the extent that the award with respect to such fiscal year has not yet been paid.

In the case of Dr. Matsliach, in the case of a change in control of CTI, in the event that he were to receive any payment or benefit that would be subject to the excise tax imposed by Section 4999 of the Code, or any related interest or penalties, then, under the terms of his employment arrangements, he would be entitled to receive such payments and benefits either in full or in such lesser amount which would result in no portion of such payments or benefits being subject to such excise taxes; whichever of the foregoing amounts, taking into account such excise taxes, results in his receipt on an after-tax basis of the greatest amount of benefits, notwithstanding that all or a portion of such payments and benefits may be taxable under Section 4999 of the Code.

Executive Severance Protection Plan

The Executive Severance Protection Plan provides for the payment of severance and other benefits to designated executives of CTI and its subsidiaries and affiliates in the event of their termination of employment in certain situations upon, following or in connection with a change in control of CTI (as defined in the plan). On November 11, 2008, the plan was amended by the CTI Compensation Committee to change certain provisions, including the potential payout formulas, to comply with the requirements of Sections 162(m) and 409A of the Code, and to make certain other changes involving the administration of the plan. Pursuant to the current terms of the plan, upon the execution of an appropriate release of claims against us and the continued obligations under certain restrictive covenants regarding confidentiality, non-competition and non-solicitation, an eligible executive would be entitled to receive:

•

a cash severance payment consisting of a percentage of his base salary, a percentage of his target bonus and a pro rata portion of the actual bonus that he would have earned for the period during which he provides services during the year of termination;

•

continued medical, dental and life insurance benefits at the same benefit level as provided immediately prior to the change in control and at the same cost as is generally provided to active employees for the period of time set forth in the Plan Notification;

•	accrued but unpaid base salary and bonus through the date of termination of employment;

•

reimbursement of unreimbursed expenses and such other compensation (including any stock options or other equity-related payments) and benefits, if any, to which the executive may be entitled from time to time pursuant to the terms and conditions of the employee compensation, incentive, equity, benefit or fringe benefit plans, policies or programs; and

•	accelerated vesting of any outstanding equity awards then held by the executive.

During fiscal 2011, Messrs. Legon, Golan and Levy and Dr. Matsliach were the only Named Executive Officers eligible to participate in the Executive Severance Protection Plan.

As of January 31, 2012, Messrs. Legon and Golan and Dr. Matsliach were entitled to participate at a level of 100% of base salary and target annual cash incentive award opportunity and Mr. Levy as entitled to participate at a level of 75% of base salary and target annual cash incentive award opportunity.

Potential Payments and Benefits

Upon Termination of Employment

or Change in Control of CTI Prior to the Share Distribution

The following table sets forth the potential (estimated) payments and benefits to which each Named Executive Officer would have been entitled assuming termination of his employment or a change in control of CTI as of January 31, 2012, as specified under his employment agreement.

Triggering Event(1)	Charles J. Burdick(3)	Joel E. Legon(4)	Oded Golan(5)	Aharon Levy(6)	Gabriel Matsliach(7)(8)
Termination Upon Death or Disability
Base Salary	$—	$—	$—	$—	$—
Annual Incentive Award(2)	$—	$—	$—	$—	$—
Accelerated Vesting of DSU Awards	$1,071,731	$—	$—	$—	$—
Severance Payment	$—	$—	$—	$—	$—
Health Benefit Payments	$—	$—	$—	$—	$—
TOTAL	$1,071,731	$—	$—	$—	$—
Termination Without Cause, for Good Reason or Company Nonrenewal
Base Salary	$—	$—	$—	$—	$—
Annual Incentive Award(2)	$—	$—	$—	$—	$—
Accelerated Vesting of DSU Awards	$—	$—	$—	$—	$—
Severance Payment	$—	$300,000	$405,000	$300,000	$640,000
Health Benefit Payments	$—	$4,137	$—	$2,890	$16,892
TOTAL	$—	$304,137	$405,000	$302,890	$656,892
Termination in Connection With Change in Control
Base Salary	$—	$—	$—	$—	$—
Annual Incentive Award(2)	$730,000	$200,000	$220,000	$250,000	$320,000
Accelerated Vesting of DSU Awards	$1,071,731	$554,816	$785,402	$630,000	$693,000
Severance Payment	$—	$600,000	$540,000	$450,000	$640,000
Health Care Benefits	$—	$16,489	$—	$4,302	$16,892
TOTAL	$1,801,731	$1,371,305	$1,545,402	$1,334,302	$1,669,892

(1)	Assumes the date of termination of employment was January 31, 2012 and that the market price of CTI common shares on January 31, 2012 (the last trading day of the fiscal year) was $6.30 per share (the closing market price of CTI common shares as quoted on the NASDAQ Global Select Market).
(2)	For purposes of these estimates, the pro rata portion of the actual annual cash incentive award payable assumes on-target achievement of the performance goals established for the Named Executive Officer for fiscal 2011 and payment of 100% of the target annual cash incentive award opportunity to each Named Executive Officer.
(3)	For the purpose of these estimates, Mr. Burdick’s compensation is as follows: current base salary equal to $820,000, a targeted annual cash incentive award opportunity equal to $730,000 and outstanding unvested DSU awards covering 170,116 CTI common shares.
(4)	For the purposes of these estimates, Mr. Legon’s compensation is as follows: current base salary equal to $400,000, a targeted annual cash incentive award opportunity equal to $200,000 and outstanding unvested DSU awards covering 88,067 CTI common shares.
(5)	For the purpose of these estimates, Mr. Golan’s compensation is as follows: current base salary equal to $320,000, a targeted annual cash incentive award opportunity equal to $220,000 and outstanding unvested DSU awards covering 124,666 CTI common shares. Upon termination of employment other than in connection with a change in control of CTI or other than for cause, Mr. Golan would remain an employee of Comverse Ltd. until the ninth month anniversary of the notice of termination date and he is entitled to receive the release of all monies accrued in his managers insurance fund and advanced education fund deposited by him and Comverse Ltd. during his employment. These amounts are not included in the estimates reported in the foregoing table.

(6)	For the purpose of these estimates, Mr. Levy’s compensation is as follows: current base salary equal to $350,000, a targeted annual cash incentive award opportunity equal to $250,000 and outstanding unvested DSU awards covering 100,000 CTI common shares.
(7)	For the purpose of these estimates, Dr. Matsliach’s compensation is as follows: current base salary equal to $320,000, a targeted annual cash incentive award opportunity equal to $320,000 and outstanding unvested DSU awards covering 110,000 CTI common shares.
(8)	On March 30, 2011, Dr. Matsliach’s employment agreement was amended to provide for aggregate retention payments of $320,000 which were paid in equal installments on each of June 3, 2011 and September 2, 2011. In the event Dr. Matsliach’s employment is terminated by Comverse, Inc., without cause prior to September 1, 2012, this severance payment would be reduced by $320,000, the aggregate amount of the retention payments made prior to the date of termination.

Mr. Golan’s Separation Agreement

On August 5, 2012, Comverse Ltd. and Oded Golan, our Senior Vice President and Chief Operating Officer, entered into a separation agreement in which they mutually agreed upon the terms of transition and separation of employment of Mr. Golan. Pursuant to the separation agreement, Mr. Golan will continue to serve in his current capacity through January 31, 2013, at which time he will resign from his position.

Pursuant to his separation agreement, Mr. Golan is entitled to a notice period and will continue to receive the compensation and benefits set forth in his employment agreement through August 31, 2013 (referred to as the termination date). Within 30 days after this date (unless otherwise provided below), Mr. Golan will be entitled to receive the following principal severance benefits:

•

the cash incentive award for the fiscal year ending January 31, 2013 in accordance with the terms of the Executive Bonus Plan, payable at the same time annual bonuses are paid to other senior executives of the Company;

•	$225,000, an amount representing 75% of Mr. Golan’s target bonus opportunity;

•

the release of severance and pension insurance funds deposited on his behalf during the term of his employment and the payment of the necessary supplement (to the extent required under applicable law) to the amount accrued in the severance pay portion of Mr. Golan’s pension plan;

•	accrued but unused recuperation and vacation pay; and

•	reimbursement of legal expenses of up to NIS 8,000 incurred in connection with the negotiations of the separation agreement.

In addition, Mr. Golan’s unvested deferred and restricted stock unit awards will continue to vest in accordance with their terms through the termination date.

Pursuant to his separation agreement, Mr. Golan agreed to waive and release us from any claims relating to circumstances existing through the termination date and certain non-disclosure, intellectual property assignment, non-competition and non-solicitation provisions set forth in Mr. Golan’s employment agreement will continue to apply. The terms of the separation agreement provide for clawback of certain sums paid to Mr. Golan in the event of a breach of the restrictive covenants or the terms of the waiver and release.

Former Executive Officer

Termination Payments. Pursuant to his Separation Agreement, Mr. Dahan agreed to (i) resign as President and Chief Executive Officer and as a member of the CTI Board and each of its subsidiaries effective March 4, 2011 and (ii) serve as a consultant to CTI for a period of 90 days from March 4, 2011. In addition, pursuant to the Separation Agreement, upon execution of a release of claims against CTI, Mr. Dahan received the following severance payments and benefits (which had an approximate aggregate value of $9,607,822):

•	a cash payment of $800,000 representing the cash incentive award for fiscal 2010 in accordance with terms previously agreed with CTI after waiving any payments based on his individual performance;

•

a lump sum cash payment equal to the sum of (a) $1,500,000 (representing 150% of his annual base salary at its then-current rate) and (b) $1,500,000 (representing 150% of his target annual cash incentive award opportunity);

•	a lump sum payment of $128,000 with respect to 32 accrued but unused vacation days as of the effective date of termination;

•

medical, dental and life insurance coverage continuation for him and his covered beneficiaries under COBRA for a period of 18 months following the date of termination (which coverage cost an aggregate of $40,719); and

•

the delivery of CTI common shares underlying vested DSU awards that were subject to deferred delivery, which had a net value of $1,092,046 or $7.10 per share (the per share closing market price of CTI common shares on February 24, 2011, the delivery date) and the immediate vesting of all outstanding unvested DSUs awarded to Mr. Dahan, which had a value of $4,547,057 or $7.34 per share (the per share closing market price of CTI common shares on February 25, 2011). These shares were delivered on September 6, 2011 and the associated withholding taxes determined (net shares calculated) at such time.

CTI also paid an amount of $30,000 for reasonable attorneys’ fees and disbursements incurred by Mr. Dahan in connection with the negotiation of the Separation Agreement and related documents on April 15, 2011.

During the consulting period, Mr. Dahan had the duties, responsibilities and authority assigned to him by the Chairman and Chief Executive Officer, received a fee of $246,575, paid in six equal installments and was entitled to reimbursement of reasonable business expenses incurred in connection with the performance of these consulting services.

APPRAISAL RIGHTS

Holders of CTI common shares entitled to vote on the share distribution have rights to dissent from the share distribution and obtain the fair value of their CTI common shares in cash in accordance with the procedures established by New York law. Any shares of our common stock allocable to holders of CTI common shares that properly exercise appraisal rights will be contributed to us by CTI.

Sections 623 and 910 of the New York Business Corporation Law (or the NYBCL) provide that if the share distribution is completed, holders of CTI common shares entitled to vote on the share distribution who object to the share distribution in writing prior to the Special Meeting or at the Special Meeting, but before the vote and who follow the procedures specified in Section 623 (summarized below) will have the right to receive cash payment of the fair value of their CTI common shares. The express procedures of Section 623 must be followed precisely; if they are not, holders of CTI common shares will lose their right to dissent. As described more fully below, such “fair value” would potentially be determined in judicial proceedings, the result of which cannot be predicted. We cannot assure you that holders of CTI common shares exercising dissenters’ rights will receive consideration equal to or greater than the combined market prices of Comverse common stock and CTI common shares after the share distribution.

The statutory procedures outlined below are complex. What follows is a summary and is qualified in its entirety by reference to the full text of Section 623 and Section 910 of the NYBCL. Holders of CTI common shares wishing to exercise their dissenters’ rights should consult their own legal advisors to ensure that they fully and properly comply with the requirements of New York law.

Any holder of CTI common shares who is entitled to vote on the share distribution will have the right to receive cash payment of the fair value of his or her CTI common shares and the other rights and benefits provided in Section 623 if such shareholder:

•

files with CTI a written objection to the share distribution prior to the vote by the CTI shareholders on the share distribution. The written objection must include: (1) notice of the shareholder’s election to dissent; (2) the shareholder’s name and residence address; (3) the number of CTI common shares as to which the shareholder dissents; and (4) a demand for payment of the fair value of such CTI common shares if the share distribution is completed; and

•	does not vote in favor of the share distribution.

A vote against the share distribution will not satisfy the requirement of filing a written objection. Failure to vote against the share distribution will not waive the right of a holder of CTI common shares to receive payment if such holder has filed a written objection in accordance with Section 623 and has not voted in favor of the share distribution. If a holder of CTI common shares abstains from voting on the share distribution, this will not waive his or her dissenters’ rights so long as the appropriate written objection to the share distribution is properly and timely filed. Since a proxy left blank will be voted for the share distribution, any holder of CTI common shares who wishes to exercise his or her dissenters’ rights must either vote against the share distribution or abstain. Written objection prior to the vote by the CTI shareholders on the share distribution may not be required from any holder of CTI common shares to whom CTI did not give proper notice of the Special Meeting.

A holder of CTI common shares may not dissent as to less than all CTI common shares held of record by him or her that he or she owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner of CTI common shares as to less than all CTI common shares of such owner held of record by the nominee or fiduciary.

All written objections to the share distribution and notices of election to dissent should be addressed to:

Comverse Technology, Inc.

810 Seventh Avenue

New York, New York 10019

Attention: Chairman

If the share distribution is approved by CTI’s shareholders, within 10 days after such action CTI will give written notice of such approval by registered mail to each holder of CTI common shares who filed a timely written objection, except for any holder of CTI common shares who voted in favor of the share distribution. Any holder of CTI common shares from whom objection was not required and who elects to dissent must file with CTI, within 20 days after the giving of notice to him or her, a written notice of election to dissent, stating his or her name and residence address, the number of CTI common shares as to which he or she dissents and a demand for payment of the fair value for his or her CTI common shares.

Either at the time of filing of the notice of election to dissent or within one month after the filing of the notice of election to dissent, a dissenting holder of CTI common shares must submit the certificates representing the dissenting CTI common shares to CTI, or to CTI’S transfer agent, which shall note conspicuously on the certificates that a notice of election has been filed and will then return such certificates to such holder. Any holder of CTI common shares who fails to submit his or her certificates for notation within one month after the filing of the notice of election to dissent shall, at the option of CTI upon written notice to such holder of CTI common shares within 45 days from the date of filing such notice of election to dissent, lose his or her dissenters’ rights unless a court, for good cause shown, otherwise directs.

Within 15 days after the expiration of the period within which holders of CTI common shares may file their notices of election to dissent, or within 15 days after the completion of the share distribution, whichever is later (but in no case later than 90 days after the CTI shareholders approve the share distribution), CTI will make a written offer by registered mail to each holder of CTI common shares who has filed a notice of election to pay for his or her dissenting shares at a specified price which CTI considers to be their fair value. If the share distribution has occurred, CTI must accompany the offer by an advance payment to each holder of CTI common shares who has submitted his or her share certificates to CTI of an amount equal to 80% of the amount of the offer or, if such holder has not submitted his or her share certificates, a statement that an advance payment equal to 80% of the offer will be made by CTI promptly upon submission of his or her certificates.

Acceptance of such payment does not constitute a waiver of any dissenter’s rights. The offer must be made at the same price per share to all the dissenting holders of CTI common shares. If, within 30 days after the making of an offer, CTI and any dissenting holder of CTI common shares agree on the price to be paid for dissenting shares, the balance of payment for such shares must be made within 60 days after the making of the offer or the completion of the share distribution, whichever is later, and upon surrender of the certificates representing such CTI common shares.

If CTI fails to make an offer to dissenting holders of CTI common shares within the 15-day period described above, or if it makes the offer and any dissenting holder of CTI common shares fails to agree with CTI within 30 days thereafter upon the price to be paid for his or her shares, CTI is required, within 20 days after the expiration of whichever is the applicable of the two periods, to institute a special proceeding in the Supreme Court of the State of New York in the judicial district required by New York corporate law to determine the rights of dissenting holders of CTI common shares and to fix the fair value of their CTI common shares. If CTI fails to institute a proceeding within the 20-day period, any dissenting holder of CTI common shares may institute a proceeding for the same purpose not later than 30 days after the expiration of the 20-day period. If a dissenting holder of CTI common shares does not institute a proceeding within the 30-day period, all dissenters’ rights are lost unless the court, for good cause shown, otherwise directs.

During each proceeding, the court will determine whether each dissenting holder of CTI common shares who has not agreed to an offer by CTI is entitled to receive payment for his or her shares and, if so, will fix the value of such shares as of the close of business on the day prior to the date the CTI shareholders voted to approve the share distribution, taking into consideration the nature of the transactions giving rise to the right of the holder of CTI common shares to receive payment for his or her dissenting shares and its effect on CTI and its shareholders, the concepts and methods then customary in relevant securities and financial markets for determining the fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the CTI common shares without a jury and without referral to an appraiser or referee. The court will also award interest on such amount to be paid from the date of the completion of the share distribution to the date of payment unless the court finds that the refusal by a holder of CTI common shares to accept CTI’s offer of payment was arbitrary, vexatious or otherwise not in good faith. Each party to such proceeding will bear its own costs and expenses unless the court finds the refusal of payment by the holders of CTI common shares arbitrary, vexatious or otherwise not in good faith, in which case CTI’s costs will be assessed against any or all dissenting holders of CTI common shares who are party to such proceeding. The court, in its discretion, may also apportion or assess any part of the costs of dissenting holders of CTI common shares against CTI if it finds that the fair value of the shares as determined materially exceeds the amount which CTI offered to pay, or that no offer or advance payment was made by CTI, or that CTI failed to institute such special proceeding within the specified period, or that the actions of CTI in complying with its obligations under Section 623 were arbitrary, vexatious or otherwise not in good faith. Within 60 days following the final determination of the applicable proceeding, CTI shall pay to each dissenting holder of CTI common shares the amount found to be due him or her upon the surrender by such holder of all certificates representing dissenting shares.

The enforcement by a holder of CTI common shares of his or her right to receive payment for shares in accordance with Section 623 excludes the enforcement by such holder of CTI common shares of any other right to which he or she might otherwise be entitled by virtue of his or her ownership of CTI common shares (unless such holder of CTI common shares withdraws his or her notice of election or the share distribution is abandoned), except that the holder of CTI common shares will retain the right to bring or maintain an appropriate action to obtain relief on the grounds that the share distribution will be or is unlawful or fraudulent as to him or her. A notice of election by a holder of CTI common shares may be withdrawn at any time prior to his or her acceptance in writing of an offer to purchase his or her dissenting CTI common shares by CTI, but no withdrawal may be made later than 60 days from the completion of the share distribution (unless CTI failed to make a timely offer) without the consent of CTI.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this Information Statement, all of the outstanding shares of our common stock are beneficially owned by CTI. After the share distribution, CTI will not own any shares of our common stock. The following table provides information with respect to the anticipated beneficial ownership of our common stock following the share distribution by:

•	each person who we believe (based on the assumptions described below) will beneficially own more than 5% of our outstanding shares of common stock;

•	each person we expect will be a director of ours following the share distribution;

•	each Named Executive Officer; and

•	all of our expected directors and executive officers following the share distribution as a group.

Except as otherwise noted below, we based the share amounts on each person’s beneficial ownership of CTI common shares on July 31, 2012, giving effect to a distribution ratio of one share of our common stock for every ten CTI common shares held by such person (including shares held back by the distribution agent to satisfy any withholding obligations). As of July 31, 2012, there were approximately 219.2 million CTI common shares outstanding.

To the extent our directors and executive officers own CTI common shares at the record date of the share distribution, they will participate in the distribution on the same terms as other holders of CTI common shares. The beneficial owners listed in the table below may have also been granted stock-based awards whose value is derived from the value of CTI’s common shares, including options, RSUs and DSUs. In connection with the share distribution, CTI share based awards held by our employees (and any employees of CTI that will become our employee in connection with the share distribution) will become awards based on our common stock. These stock-based awards are not shown in the table because in connection with the share distribution the number of shares underlying such awards will be adjusted in the case of options, based on a Black-Scholes value of the option, and in the case of RSUs and DSUs, the trading price of our common stock on the distribution date. Therefore we cannot estimate the number of shares of our common stock that, immediately after the share distribution, each person will be entitled to acquire within 60 days. See “The Share Distribution—Treatment of Stock-Based Awards.”

Except as otherwise noted in the footnotes below, each person or entity identified in the table has sole voting and investment power with respect to the securities they hold.

Name and Address(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Outstanding Shares(3)
Principal Shareholders:
FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	2,942,993	(4)	13.4%

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	1,671,685	(5)	7.6%

Soros Fund Management LLC and related parties 888 Seventh Avenue, 33rd Floor New York, New York 10106	1,471,666	(6)	6.7%

Expected or Potential Directors and Named Executive Officers:
Stephen Andrews	—		—
Susan D. Bowick	3,960		*
James Budge	—		—
Charles J. Burdick	7,205		*
Doron Inbar	—		—
Philippe Tartavull	—		—
Mark C. Terrell	4,339		*
Joel E. Legon	4,598		*
Oded Golan	5,167		*
Aharon Levy	584		*
Gabriel Matsliach	3,881		*
Andre Dahan		(7)
All directors and executive officers as a group (15 individuals)(8)	50,788		*

*	Less than one percent.
(1)	Unless otherwise indicated, the address of each of the persons whose name appears in the table above, other than Messrs. Andrews, Budge and Inbar, is: c/o Comverse, Inc. 810 Seventh Avenue, New York, New York 10019. The address of Mr. Andrews is c/o AbbeyBarn Communications Limited, Old Abbey Barn, Turf House Lane, Bremhill, Calne, Wiltshire, UK SN11 9HG. The address of Mr. Budge is c/o Genesys Telecommunications Laboratories, 2001 Junipero Serra Blvd., Daly City, CA 94014. The address of Mr. Inbar is c/o Carmel Ventures, 12 Abba Even Avenue, Ackerstein Towers Bldg. D, Herzeliya 46120 Israel.
(2)	The information contained in the table above reflects “beneficial ownership” of common stock within the meaning of Rule 13d-3 under the Exchange Act. Beneficial ownership reflected in the table above includes shares (a) issuable upon the exercise of stock options that are exercisable within 60 days of April 30, 2012 and (b) deliverable in settlement of DSU awards within 60 days of April 30, 2012.
(3)	The amounts and percentages are based on the assumption that approximately 21,922,995 shares of our common stock will be issued and outstanding after completion of the share distribution after applying the distribution ratio of one share of our common stock for every ten CTI common shares to the number of CTI common shares outstanding on July 31, 2012.
(4)	Reflects beneficial ownership as reported on a Schedule 13G/A filed with the SEC on February 14, 2012 by FMR LLC (or FMR 13G) and report sole voting power with respect to 339,486 CTI common shares and sole dispositive power with respect to 29,429,937 CTI common shares. The FMR 13G reported beneficial ownership of shares of common stock by Fidelity Management & Research Company, Edward C. Johnson 3d, FMR LLC and Pyramis Global Advisors Trust Company. The voting and investment power of the various holders with respect to these shares of common stock is as set forth in the FMR 13G. The information in the table is based on the information contained in the FMR 13G and assumes that the aforesaid filer will own all such shares on the record date for the share distribution and receive one share of our common stock for every ten CTI common shares held on such date (including any shares held back by the distribution agent to satisfy any withholding obligations).
(5)	Reflects beneficial ownership as reported on a Schedule 13G/A filed with the SEC on February 14, 2012 by Wellington Management Company, LLP (or Wellington 13G). The Wellington 13G reports that Wellington Management Company, LLP has shared voting power and shared dispositive power with respect to 13,953,101 CTI common shares and 16,716,857 CTI common shares, respectively. The information in the table is based on the Wellington 13G and assumes that it will own all such shares on the record date for the share distribution and receive one share of our common stock for every ten CTI common shares held on such date (including any shares held back by the distribution agent to satisfy any withholding obligations).

(6)	Reflects beneficial ownership as reported on a Schedule 13G/A filed with the SEC on January 6, 2012 by Soros Fund Management LLC, George Soros, Robert Soros and Jonathan Soros (or Soros 13G). The Soros 13G reports that Soros Fund Management LLC, George Soros and Robert Soros share voting and dispositive power with respect to all of these shares. The information in the table is based on the information contained in the Soros 13G and assumes that the aforesaid filer will own all such shares on the record date for the share distribution and receive one share of our common stock for every ten CTI common shares held on such date (including any shares held back by the distribution agent to satisfy any withholding obligations).
(7)	Mr. Dahan resigned from his position as CTI President and Chief Executive Officer effective March 4, 2011 and served as a consultant until June 4, 2011. Therefore, CTI is unable to provide a current address or confirm Mr. Dahan’s beneficial ownership.
(8)	Includes (i) the following directors: Ms. Bowick, and Messrs. Andrews, Budge, Burdick, Inbar and Terrell and (ii) the following executive officers: Ms. Shah, Messrs. Bunyan, Golan, Koza, Legon, Levy, Sabol and Tartavull, and Dr. Matsliach.

INDEX TO COMBINED FINANCIAL STATEMENTS

COMVERSE, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Comverse, Inc.

New York, New York

We have audited the accompanying combined balance sheets of Comverse, Inc. and subsidiaries and Exalink Ltd. (the “Company”) as of January 31, 2012 and 2011, and the related combined statements of operations, comprehensive loss, equity, and cash flows for each of the three years in the period ended January 31, 2012. Our audits also included the financial statement schedule listed in the Index at page F-1. These combined financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of Comverse, Inc. and subsidiaries and Exalink Ltd. as of January 31, 2012 and 2011, and the combined results of their operations and their combined cash flows for each of the three years in the period ended January 31, 2012, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 1 to the combined financial statements, the Company changed its method of recognizing revenue for multiple element arrangements for the year ended January 31, 2012 in accordance with the Financial Accounting Standards Board’s Accounting Standards Update (ASU) 2009-13, Multiple-Deliverable Revenue Arrangements and ASU 2009-14, Certain Revenue Arrangements that include Software Elements.

Also, as discussed in Note 1 to the combined financial statements, the Company is comprised of Comverse, Inc. and subsidiaries and Exalink Ltd. The combined financial statements also include allocations from Comverse Technology, Inc. and subsidiaries. These allocations may not be reflective of the actual level of costs which would have been incurred had the Company operated as a separate entity apart from Comverse Technology, Inc.

/s/ DELOITTE & TOUCHE LLP

New York, New York

June 7, 2012 (July 18, 2012 as to the presentation of the combined statement of comprehensive loss as discussed in Note 2)

COMVERSE, INC.

COMBINED BALANCE SHEETS

(In thousands)

	January 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$160,726	$191,829
Restricted cash and bank time deposits	28,893	26,111
Accounts receivable, net of allowance of $9,168 and $7,669, respectively	132,003	160,348
Inventories	27,275	47,117
Deferred cost of revenue	34,364	44,032
Deferred income taxes	8,441	14,943
Prepaid expenses and other current assets	53,074	56,543
Receivables from affiliates	2,576	2,961

Total current assets	447,352	543,884
Property and equipment, net	44,687	40,639
Goodwill	155,517	155,694
Intangible assets, net	22,034	39,389
Deferred cost of revenue	107,878	135,975
Deferred income taxes	10,153	9,664
Other assets	65,592	78,938

Total assets	$853,213	$1,004,183

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$187,773	$225,589
Deferred revenue	347,891	401,344
Deferred income taxes	8,742	11,494
Line of credit	—	6,000
Income taxes payable	2,647	5,229

Total current liabilities	547,053	649,656
Deferred revenue	201,998	221,042
Deferred income taxes	40,595	41,359
Note payable to CTI	8,536	7,019
Other long-term liabilities	147,438	156,595

Total liabilities	945,620	1,075,671

Commitments and contingencies
Equity:
Net investment of CTI	(113,408)	(88,559)
Accumulated other comprehensive income	21,001	17,071

Total equity	(92,407)	(71,488)

Total liabilities and equity	$853,213	$1,004,183

The accompanying notes are an integral part of these combined financial statements.

COMVERSE, INC.

COMBINED STATEMENTS OF OPERATIONS

(In thousands)

	Fiscal Years Ended January 31,
	2012	2011	2010
Revenue:
Product revenue	$276,459	$300,902	$244,417
Service revenue	494,698	561,934	550,370

Total revenue	771,157	862,836	794,787

Costs and expenses:
Product costs	136,024	138,378	117,412
Service costs	332,843	335,510	355,720
Research and development, net	94,238	148,817	175,949
Selling, general and administrative	175,882	269,973	341,294
Other operating expenses:
Restructuring charges	20,728	29,934	15,272
Impairment of intangible assets	—	—	3,356

Total other operating expense	20,728	29,934	18,628

Total costs and expenses	759,715	922,612	1,009,003

Income (loss) from operations	11,442	(59,776)	(214,216)
Interest income	1,755	1,717	3,169
Interest expense	(953)	(900)	(314)
Interest (expense) income on notes (payable) receivable with CTI	(409)	(19)	4,845
Other (expense) income, net	(7,192)	(3,645)	476

Income (loss) before income tax provision	4,643	(62,623)	(206,040)
Income tax provision	(25,291)	(30,118)	(15,930)

Net loss	$(20,648)	$(92,741)	$(221,970)

The accompanying notes are an integral part of these combined financial statements.

COMVERSE, INC.

COMBINED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Fiscal Years Ended January 31,
	2012	2011	2010
Net loss	$(20,648)	$(92,741)	$(221,970)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	4,523	(3,368)	(1,181)
Changes in accumulated OCI on available-for-sale securities, net of tax	—	(12)	(143)
Changes in accumulated OCI on cash flow hedges, net of tax	(593)	105	3,810

Other comprehensive income (loss), net of tax	3,930	(3,275)	2,486

Comprehensive loss	(16,718)	(96,016)	(219,484)

The accompanying notes are an integral part of these combined financial statements.

COMVERSE, INC.

COMBINED STATEMENTS OF EQUITY

(In thousands)

	Accumulated Other Comprehensive Income (Loss)
	Net Investment of CTI	Unrealized Gains (Losses) on Available-for-Sale Securities	Unrealized (Losses) Gains on Derivatives	Cumulative Translation Adjustment	Total Equity
Balance, January 31, 2009	$296,845	$155	$(3,086)	$20,791	$314,705
Comprehensive loss:
Net loss	(221,970)	—	—	—	(221,970)
Unrealized losses on available-for-sale securities, net of reclassification adjustments and tax	—	(143)	—	—	(143)
Unrealized gains for cash flow hedge positions, net of reclassification adjustments and tax	—	—	3,810	—	3,810
Foreign currency translation adjustment	—	—	—	(1,181)	(1,181)

Total comprehensive loss					(219,484)
Decrease in net investment of CTI	(5,156)	—	—	—	(5,156)
Stock-based compensation expense	4,170	—	—	—	4,170

Balance, January 31, 2010	$73,889	$12	$724	$19,610	$94,235
Comprehensive loss:
Net loss	(92,741)	—	—	—	(92,741)
Unrealized losses on available-for-sale securities, net of reclassification adjustments and tax	—	(12)	—	—	(12)
Unrealized gain for cash flow hedge positions, net of reclassification adjustments and tax	—	—	105	—	105
Foreign currency translation adjustment	—	—	—	(3,368)	(3,368)

Total comprehensive loss					(96,016)
Decrease in net investment of CTI	(72,146)	—	—	—	(72,146)
Stock-based compensation expense	2,439	—	—	—	2,439

Balance, January 31, 2011	$(88,559)	$—	$829	$16,242	$(71,488)
Comprehensive loss:
Net loss	(20,648)	—	—	—	(20,648)
Unrealized losses on available-for-sale securities, net of reclassification adjustments and tax	—	—	—	—	—
Unrealized gain for cash flow hedge positions, net of reclassification adjustments and tax	—	—	(593)	—	(593)
Foreign currency translation adjustment	—	—	—	4,523	4,523

Total comprehensive loss					(16,718)
Decrease in net investment of CTI	(7,861)	—	—	—	(7,861)
Stock-based compensation expense	3,660	—	—	—	3,660

Balance, January 31, 2012	$(113,408)	$—	$236	$20,765	$(92,407)

The accompanying notes are an integral part of these combined financial statements.

COMVERSE, INC.

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Years Ended January 31,
	2012	2011	2010
Cash flows from operating activities:
Net loss	$(20,648)	$(92,741)	$(221,970)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash items	49,808	50,549	81,683
Changes in operating assets and liabilities:
Accounts receivable	22,150	16,567	13,559
Inventories	(2,788)	3,092	(10,215)
Deferred cost of revenue	37,760	27,185	(1,477)
Prepaid expenses and other current assets	4,852	19,642	3,538
Accounts payable and accrued expenses	(33,377)	(30,059)	(37,722)
Deferred revenue	(70,894)	(112,860)	14,616
Other assets and liabilities	(224)	13,565	(20,706)
Other, net	—	(2,334)	470

Net cash used in operating activities	(13,361)	(107,394)	(178,224)

Cash flows from investing activities:
Proceeds from sales and maturities of investments	—	—	148,836
Advances under promissory note to CTI	—	—	(200,000)
Proceeds from repayment of promissory note by CTI	—	—	200,000
Purchase of property and equipment	(5,371)	(11,169)	(16,952)
Net change in restricted cash and bank time deposits	(4,432)	22,691	(35,221)
Proceeds from asset sales	1,421	27,345	60
Other, net	172	(12)	(7)

Net cash (used in) provided by investing activities	(8,210)	38,855	96,716

Cash flows from financing activities:
Decrease in net investment by CTI	(7,861)	(72,146)	(5,156)
Borrowing under note payable to CTI	1,500	7,000	—
Borrowings under lines of credit	—	12,000	—
Repayment of lines of credit	(6,031)	(6,000)	—

Net cash used in financing activities	(12,392)	(59,146)	(5,156)

Effects of exchange rates on cash and cash equivalents	2,860	2,981	5,059
Net decrease in cash and cash equivalents	(31,103)	(124,704)	(81,605)
Cash and cash equivalents, beginning of year	191,829	316,533	398,138

Cash and cash equivalents, end of year	$160,726	$191,829	$316,533

The accompanying notes are an integral part of these combined financial statements.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

1.	ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Background

Comverse, Inc. (the “Company”) is a wholly-owned subsidiary of Comverse Technology, Inc. (“CTI”) organized as a Delaware corporation in November 1997.

The Company is a leading provider of software-based products, systems and related services that:

•

provide converged, prepaid and postpaid billing and active customer management systems (“Business Support Systems” or “BSS”) for wireless, wireline and cable network operators delivering a value proposition designed to ensure timely and efficient service monetization, consistent customer experience, reduced complexity and cost, and enable real-time marketing based on all relevant customer profile information;

•

enable wireless and wireline (including cable) network-based Value-Added Services (“VAS”), comprised of two categories—Voice and Messaging—that include voicemail, visual voicemail, call completion, short messaging service (“SMS”) text messaging (“texting”), multimedia picture and video messaging, and Internet Protocol (“IP”) communications; and

•	provide wireless users with optimized access to Internet websites, content and applications, manage and enforce policy and generate data usage and revenue for wireless operators.

The Company’s products and services are used by more than 450 wireless, wireline and cable network communication service providers in more than 125 countries, including the majority of the world’s 100 largest wireless network operators. The Company’s products and services are designed to generate voice and data network traffic, increase revenue and customer loyalty, monetize services and improve operational efficiency.

The Share Distribution

On January 11, 2012, CTI announced its plan to spin–off the Company as an independent, publicly-traded company, to be accomplished by means of a pro rata distribution of 100% of the Company’s outstanding common shares to CTI’s shareholders (the “share distribution”). Following the share distribution, CTI will cease to own any equity interest in the Company, and the Company will operate as an independent, publicly-traded company.

The share distribution is subject to a number of conditions, including receipt of an opinion with respect to the capital adequacy of CTI and Comverse from a nationally recognized provider of such opinions, final approval of the transaction by CTI’s Board, the approval of the share distribution by holders of at least two-thirds of the CTI common shares, final approval of certain material agreements by the boards of each of CTI and the Company and completion of the review of the Company’s registration statement on Form 10 by the Securities and Exchange Commission (the “SEC”).

Immediately prior to the share distribution, CTI will contribute to the Company Exalink Ltd. (“Exalink”), its wholly-owned subsidiary. Other than holding certain intellectual property rights, Exalink has no operations. Following the share distribution, the Company and CTI will operate independently, and neither will have any ownership interest in the other. In order to govern certain ongoing relationships between CTI and the Company after the share distribution and to provide mechanisms for an orderly transition, the Company intends to enter into agreements with CTI pursuant to which certain services and rights will be provided for following the share distribution, and the Company and CTI will indemnify each other against certain liabilities arising from their respective businesses and the services that will be provided under such agreements.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

Basis of Presentation

The combined financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Company’s combined financial statements have been derived from the consolidated financial statements and accounting records of CTI, using the historical results of operations, and historical basis of assets and liabilities of the Company’s business. The Company’s combined financial statements combine, on the basis of common control, the results of operations and financial position of Comverse, Inc. and its subsidiaries with Exalink. Management believes the assumptions and methodologies underlying the allocation of general, corporate expenses from CTI are reasonable (see Note 3, Expense Allocations). However, such expenses may not be indicative of the actual level of expense that would have been incurred by the Company if it had operated as an independent, publicly-traded company or of the costs expected to be incurred in the future. As such, the combined financial statements included herein may not necessarily reflect the Company’s results of operations, financial position or cash flows in the future or what its results of operations, financial position or cash flows would have been had the Company been an independent company during the periods presented.

Transactions between the Company and CTI and CTI’s other subsidiaries have been identified in the combined financial statements as transactions between related parties (see Note 22, Related Party Transactions).

For the purposes of the combined statements of cash flows, the Company reflects transactions with CTI as a financing activity.

Intercompany accounts and transactions within the Company have been eliminated.

Segment Reporting

The Company determines its reportable segments in accordance with the Financial Accounting Standards Board’s (the “FASB”) guidance relating to disclosures about segments of an enterprise and related information. The Company’s Chief Executive Officer is its chief operating decision maker (the “CODM”). The CODM uses segment performance as its primary basis for assessing the financial results of the operating segments and for the allocation of resources (see Note 20, Business Segment Information, for additional discussion, including the definition of segment performance).

The Company’s reportable segments consist of Comverse BSS and Comverse VAS. The results of operations of all the other operations of the Company are included in the column captioned “Comverse Other” as part of the Company’s business segment presentation. The operating segments included in “Comverse Other” do not meet the quantitative thresholds required for a separate presentation or the aggregation criteria under segment reporting guidance. Specifically, they do not have similar economic characteristics with any separately presented reportable segment.

The Company’s business units consist of the following:

•

BSS, which conducts the Company’s converged, prepaid and postpaid billing and active management systems business and includes groups engaged in product management, professional services, research and development and product sales support;

•

VAS, which conducts the Company’s value-added services business and includes groups engaged in VAS delivery, voice product research and development, messaging product research and development and product sales support; and

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

•

Mobile Internet (“Comverse MI”), which is responsible for the Company’s mobile Internet products and includes groups engaged in product management, solution engineering, delivery, research and development and product sales support.

In addition, the Company’s Global Services (“Comverse GLS”) provides customer post-delivery services and includes groups engaged in support services for BSS, VAS and mobile Internet products, services sales and product management.

Certain of the Company’s business operations are conducted through the following global corporate functions:

•	Customer Facing Group, which is primarily engaged in providing overall customer account management and sales for all product lines;

•	Operations Group, which provides centralized information technology, procurement, supply chain management and global business operations services to all business units; and

•	Strategy and planning, finance, legal and human resources groups, which continue to support all business operations.

Comverse BSS, Comverse VAS and Comverse MI are operating segments of the Company. The revenue of each of Comverse BSS, Comverse VAS and Comverse MI includes the revenue generated by Comverse GLS that is attributable to the operations of each such operating segment. The costs and expenses of each of Comverse BSS, Comverse VAS and Comverse MI are comprised of direct costs, such as product materials and personnel-related costs, and costs and expenses incurred by Comverse GLS in connection with the operations of each such operating segment. The CODM uses the segment performance of Comverse BSS, Comverse VAS and Comverse MI, after including the amounts attributable to Comverse GLS, for assessing the financial results of the segments and for the allocation of resources. The discrete financial information of Comverse GLS is not used by the CODM for the assessment of financial results or the allocation of resources.

The Company does not maintain balance sheets for the Comverse BSS, Comverse VAS and Comverse MI operating segments.

The Company’s reportable segments are as follows:

•	Comverse BSS—comprised of the Company’s BSS operating segment; and

•	Comverse VAS—comprised of the Company’s VAS operating segment.

Comverse Other is comprised of all the Company’s other operations, including the Comverse MI operating segment, the Company’s Netcentrex operations, the Company’s global corporate functions that support its business units, and Exalink Ltd.

Use of Estimates

The preparation of the combined financial statements and the accompanying notes in conformity with U.S. GAAP requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses.

The most significant estimates include:

•

Estimates relating to the recognition of revenue, including the determination of vendor specific objective evidence (“VSOE”) of fair value or the determination of best estimate of selling price for multiple element arrangements;

•	Inventory write-offs;

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NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

•	Allowance for doubtful accounts;

•	Fair value of CTI stock-based compensation plans;

•	Allocation of expenses by CTI to the Company;

•	Fair value of reporting units for the purpose of goodwill impairment test;

•	Valuation of other intangible assets;

•	Valuation of investments and financial instruments;

•	Realization of deferred tax assets; and

•	The identification and measurement of uncertain tax positions.

The Company’s actual results may differ from its estimates.

Functional Currency and Foreign Currency Translation and Transactions

The determination of the functional currency for the Company’s foreign subsidiaries is made based on appropriate economic factors, including the currency in which the subsidiary sells its products, the sales market in which the subsidiary operates and the currency in which the subsidiary’s financing is denominated. For foreign subsidiaries, whose functional currency is not the U.S. dollar, assets and liabilities are translated using current exchange rates at the balance sheet date, and income and expense accounts using average exchange rates for the period, except revenue previously deferred which is translated using historical rates. The resulting foreign currency translation adjustments are reported as a separate component of “Total comprehensive loss” in the combined statements of equity. For foreign subsidiaries, whose functional currency is not the local currency, remeasurement gains and losses are recorded during each period in “Other (expense) income, net” in the combined statements of operations.

Unrealized and realized foreign currency transaction gains and losses on transactions denominated in currencies other than the functional currency of the entity are included in the combined statements of operations in “Other (expense) income, net” for the period in which the exchange rates changed.

Business Combinations

The Company allocates the fair value of consideration transferred in a business combination to the estimated fair value at the acquisition date of the tangible and intangible assets acquired, the liabilities assumed and any non-controlling interest. Acquisition costs are expensed as incurred. Any residual consideration is recorded as goodwill. The fair value of consideration includes cash, equity securities, other assets and contingent consideration. The Company remeasures the fair value of contingent consideration at each reporting period and any change in the fair value from either the passage of time or events occurring after the acquisition date, is recorded in earnings. The Company’s determination of the fair values of assets acquired and liabilities assumed requires the Company to make significant estimates, primarily with respect to intangible assets. These estimates can include, but are not limited to, cash flow projections for the acquired business, and the appropriate weighted-average cost of capital. The results of operations of the acquired business are included in the Company’s combined results of operations from the date of the acquisition. The Company had no business combinations in any period presented.

Cash and Cash Equivalents

Cash primarily consists of cash on hand and bank deposits. Cash equivalents primarily consist of interest-bearing money market accounts, commercial paper, agency notes and other highly liquid investments with an

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NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

original maturity of three months or less when purchased. The Company maintains cash and cash equivalents in U.S. dollars and in foreign currencies, which are subject to risks related to foreign currency exchange rate fluctuations.

Restricted Cash and Bank Time Deposits

Restricted cash and bank time deposits include compensating cash balances related to existing lines of credit and deposits that are pledged as collateral or restricted for use to settle specified performance guarantees to customers and vendors, letters of credit, foreign currency transactions in the ordinary course of business and pending tax judgments. If cash is restricted for more than one year from the balance sheet date, it is classified within “Other assets” as long-term restricted cash. Restricted bank time deposits generally consist of certificates of deposit with original maturities of twelve months or less.

Accounts Receivable, Net

The application of revenue recognition guidance often results in circumstances for which the Company is unable to recognize revenue relating to sales transactions that have been billed. In these circumstances, the Company does not recognize the deferred revenue or the related account receivable and no amounts are recognized in the combined balance sheets for such transactions with the exception of certain arrangements recognized in accordance with the FASB’s guidance relating to accounting for performance of construction-type and certain production-type contracts. Only to the extent that the Company has recognized revenue and not received cash for such transactions are amounts included in “Accounts receivable, net.” Also, only to the extent that the Company has received cash for such transactions is the amount included in “Deferred revenue” in the combined balance sheets.

Allowance for Doubtful Accounts

The Company estimates the collectability of its accounts receivable balances for each accounting period and adjusts its allowance for doubtful accounts accordingly. The Company exercises judgment in assessing the collectability of accounts receivable, including consideration of current economic conditions, the creditworthiness of customers, their collection history and the related aging of past due receivables balances. The Company evaluates specific accounts when it becomes aware that a customer may be experiencing a deterioration of its financial condition due to lower credit ratings, bankruptcy or other factors that may affect such customer’s ability to meet its payment obligations. The Company charges off uncollectible trade receivables when all collection efforts have been exhausted and the Company believes the amount will not be collected.

Investments

The Company accounts for investments in accordance with the FASB’s guidance relating to accounting for certain investments in debt and equity securities. Purchases are recorded on the settlement date.

Interest on short-term investments is recognized in the combined statements of operations when earned. Realized gains and losses on available-for-sale securities are recognized when securities are sold and are calculated using the specific identification method, and are recorded in “Other (expense) income, net” in the combined statements of operations. Unrealized gains and losses, net of taxes, are recorded as a component of “Total comprehensive loss” in the combined statements of equity.

Generally, investments with original maturities of greater than three months and remaining maturities of less than one year are classified as short-term investments.

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NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

The Company reviews its investments for indications of impairment in value on a quarterly basis. The Company considers an investment to be impaired when the fair value is less than the carrying value (or amortized cost). The Company evaluates each impaired investment individually to determine whether such investment is other-than-temporarily impaired.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out and weighted-average methods. The Company reduces the carrying value of inventory when it holds excess or obsolete inventories which is determined through an evaluation of both historical usage and expected future demand. Such charges are included as a component of “Product costs” in the combined statements of operations.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. The Company depreciates and amortizes its property and equipment on a straight-line basis. Leasehold improvements are capitalized and amortized over the shorter of their estimated useful lives or the related lease term. The cost of maintenance and repairs is expensed as incurred. The estimated useful lives of property and equipment are as follows:

	Useful Life in Years
	Shortest	Longest
Fixtures and equipment	1	15
Software	1	5
Leasehold improvements	3	15

Goodwill

Goodwill represents the excess of the fair value of consideration transferred in a business combination over the fair value of tangible and intangible assets acquired net of the fair value of liabilities assumed and the fair value of any noncontrolling interest in the acquiree. The Company has no indefinite-lived intangible assets other than goodwill. The carrying amount of goodwill is reviewed annually for impairment on November 1 and whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

The Company applies the FASB’s guidance when testing goodwill for impairment which permits the Company to make a qualitative assessment of whether goodwill is impaired, or opt to bypass the qualitative assessment, and proceed directly to performing the first step of the two-step impairment test. If the Company performs a qualitative assessment and concludes it is more likely than not that the fair value of a reporting unit exceeds its carrying value, goodwill is not considered impaired and the two-step impairment test is unnecessary. However, if the Company concludes otherwise, it is then required to perform the first step of the two-step impairment test.

The Company has the unconditional option to bypass the qualitative assessment for any reporting unit and proceed directly to performing the first step of the goodwill impairment test. The Company may resume performing the qualitative assessment in any subsequent period.

For reporting units where the Company decides to perform a qualitative assessment, the Company’s management assesses and makes judgments regarding a variety of factors which potentially impact the fair value of a reporting unit, including general economic conditions, industry and market-specific conditions, customer behavior, cost factors, financial performance and trends, strategies and business plans, capital requirements, management and personnel issues, and stock price, among others. Management then considers the totality of

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NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

these and other factors, placing more weight on the events and circumstances that are judged to most affect a reporting unit’s fair value or the carrying amount of its net assets, to reach a qualitative conclusion regarding whether it is more likely than not that the fair value of a reporting unit exceeds its carrying amount.

For reporting units where the Company performs the two-step goodwill impairment test, the first step requires the Company to compare the fair value of each reporting unit to the carrying value of its net assets. The Company considers both an income-based approach using projected discounted cash flows and a market-based approach using multiples of comparable companies to determine the fair value of its reporting units. The Company’s estimate of fair value of each reporting unit is based on a number of subjective factors, including: (i) the appropriate weighting of valuation approaches (income-based approach and market-based approach), (ii) estimates of the future revenue and cash flows, (iii) discount rate for estimated cash flows, (iv) selection of peer group companies for the market-based approach, (v) required levels of working capital, (vi) assumed terminal value, (vii) the time horizon of cash flow forecasts; and (viii) control premium.

If the fair value of the reporting unit exceeds its carrying value, goodwill is not considered impaired and no further evaluation is necessary. If the carrying value of the reporting unit is greater than the estimated fair value of the reporting unit, there is an indication that impairment may exist and the second step is required. In the second step, the implied fair value of goodwill is calculated as the excess of the fair value of a reporting unit over the fair value assigned to its assets and liabilities. If the implied fair value of goodwill is less than the carrying value of the reporting unit’s goodwill, the difference is recognized as an impairment charge.

The Company did not record any impairment of goodwill for the fiscal years ended January 31, 2012, 2011 and 2010.

The Company’s forecasts and estimates are based on assumptions that are consistent with the plans and estimates used to manage the business. Changes in these estimates could change the conclusion regarding an impairment of goodwill.

Impairment of Long-Lived and Intangible Assets

The Company reviews the recoverability of its long-lived assets, such as property and equipment and intangible assets with finite lives, whenever events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. Any impairment of these assets must be considered prior to the Company’s impairment review of goodwill. The assessment of impairment is based on the Company’s ability to recover the carrying value of the asset by analyzing the expected future undiscounted pre-tax cash flows specific to the asset or asset group.

Circumstances which could trigger a review include, but are not limited to, significant decreases in the market price of the asset, significant adverse changes in the business climate or legal factors, accumulation of costs significantly in excess of the amount expected for the acquisition of a long-lived asset, current period negative cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset.

The Company assesses the recoverability of the carrying value of long-lived assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. If undiscounted cash flows are less than the carrying value of such asset or asset group, an impairment loss is measured based on the difference between estimated fair value and carrying value. An impairment loss on intangible assets is reported as “Impairment of intangible assets” in the combined statements of operations. Assets to be disposed of are written-down to the greater of fair value or salvage value. Estimated fair values are based on assumptions regarding the amount and timing of estimated future cash flows and appropriate discount rates to reflect varying degrees of perceived risk.

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NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

Fair Value Measurements

Under the FASB’s guidance, fair value is defined as the price that would be received in the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., “the exit price”).

In determining fair value, the Company uses various valuation approaches, including quoted market prices and discounted cash flows. The FASB’s guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect a company’s judgment concerning the assumptions that market participants would use in pricing the asset or liability developed based on the best information available under the circumstances. The fair value hierarchy is broken down into three levels based on the reliability of inputs as follows:

•

Level 1—Valuations based on quoted prices in active markets for identical instruments that the Company is able to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these instruments does not entail a significant degree of judgment.

•

Level 2—Valuations based on quoted prices in active markets for instruments that are similar, or quoted prices in markets that are not active for identical or similar instruments, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

•	Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised in determining fair value is greatest for instruments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an asset or liability is classified in its entirety based on the lowest level of input that is significant to the measurement of fair value.

Fair value is a market-based measure considered from the perspective of a market participant who holds the asset or owes the liability rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current as of the measurement date, including during periods of market dislocation.

The FASB’s guidance requires that the valuation techniques used are consistent with at least one of the three possible approaches: the market approach, income approach, and/or cost approach. The Company’s Level 2 valuations use the market approach and are based on significant other observable inputs such as quoted prices for financial instruments not traded on a daily basis.

The FASB’s guidance relating to the fair value option for financial assets and financial liabilities permits an instrument-by-instrument irrevocable election to account for selected financial instruments at fair value. The Company elected not to apply the fair value option to any eligible financial assets or financial liabilities.

The Company also elected not to apply the fair value option for non-financial assets and non-financial liabilities.

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NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

Derivative Instruments and Hedge Accounting

As part of the Company’s risk management strategy, it uses derivative financial instrument, primarily forward contracts to hedge against certain foreign currency exposures. The Company recognizes all derivatives as either assets or liabilities in the combined balance sheets at their fair value on a trade date basis. Short-term derivatives in a gain position are reported in “Prepaid expenses and other current assets” in the combined balance sheets and derivatives in a loss position are recorded in “Other current liabilities” in the combined balance sheets. The Company does not have long-term derivatives as of January 31, 2012, and 2011.

In order to qualify for hedge accounting, the Company formally documents at the inception of each hedging relationship the hedging instrument, the hedged item, the risk management objective and strategy for undertaking each hedging relationship, and the method used to assess hedge effectiveness, which includes the Company’s assessment of the creditworthiness of each party and their ability to comply with the contractual terms of the hedging derivative.

When derivative financial instruments qualify for cash flow hedge accounting, the Company records the effective portion of changes in fair value as part of other comprehensive income (loss) in the combined statements of equity. When the hedged item is recognized in the combined statements of operations, the related derivative gain or loss is reclassified from “Accumulated other comprehensive income (loss)” in the combined statements of equity to the combined statements of operations within the line item in which the hedged item is recorded. The cash flows from a derivative financial instrument qualifying for cash flow hedge accounting are classified in the combined statements of cash flows in the same category as the cash flows from the hedged item.

If a derivative financial instrument does not qualify for hedge accounting, the Company records the changes in fair value of derivative instruments in “Other (expense) income, net” in the combined statements of operations.

The Company does not purchase, hold or sell derivative financial instruments for trading and speculative purposes.

Concentration of Credit Risk

Financial instruments, which potentially expose the Company to credit risk, consist primarily of investments, derivatives and accounts receivable. From time to time, the Company invests excess cash in high credit-quality financial institutions and invests primarily in money market funds placed with major banks and financial institutions and corporate commercial paper. The Company believes no significant concentration of credit risk exists with respect to these investments.

A significant portion of accounts receivable are with communication service providers. However, the concentration of credit risk is diversified due to the large number of commercial and government entities comprising the Company’s customer base and their dispersion across different industries and geographic regions. The Company manages credit risk on trade accounts receivable by performing ongoing credit evaluations of its customers’ financial condition and limiting the extension of credit when deemed necessary.

For the fiscal year ended January 31, 2011, one customer represented approximately 15% of total revenue. No customer accounted for 10% or more of total revenue for the fiscal years ended January 31, 2012 and 2010. No customer accounted for more than 10% of combined accounts receivable as of January 31, 2012 or 2011. The Company believes that no significant customer credit risk exists.

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NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

Revenue Recognition

The Company reports its revenue in two categories: (i) product revenue, including hardware and software products; and (ii) service revenue, including revenue from professional services, training services and post-contract customer support (“PCS”). Professional services primarily include installation, customization and consulting services.

A majority of the Company’s revenue is accounted for in accordance with the FASB’s guidance relating to revenue recognition for software arrangements as the software component of most of the Company’s multiple element arrangements are more than incidental to the products being sold. However, multiple element arrangements entered into or materially modified on or after February 1, 2011 that include hardware which functions together with software to provide the essential functionality of the product are accounted under the FASB’s new guidance applicable to multiple element arrangements. In applying the FASB’s guidance, the Company exercises judgment and uses estimates in determining the revenue to be recognized in each accounting period.

For arrangements that do not require significant customization of the underlying software, the Company recognizes revenue when it has persuasive evidence of an arrangement, the product has been shipped and the services have been provided to the customer, the sales price is fixed or determinable, collectability is probable, and all other pertinent criteria are met as required by the FASB’s guidance.

In certain instances, payment terms extend beyond the Company’s customary practices. In these situations, if a customer does not have an adequate history of abiding by its contractual payment terms without concessions, the sales price is not considered fixed or determinable. As such, revenue recognition commences upon collection, provided all other revenue recognition criteria have been met.

Under certain contractual arrangements, the Company is required to pay a penalty or liquidated damages if delivery of the Company’s products and installation services are not completed by a certain date. In other arrangements, the Company has guaranteed product performance and warranty service response rates, which, if not met, can result in penalties. The Company accounts for such penalties or liquidated damages in accordance with the FASB’s guidance relating to contingencies.

Shipping and handling amounts billed to the Company’s customers are included in product revenue and the related shipping and handling costs are included in product costs.

The Company reports revenue net of any revenue-based taxes assessed by governmental authorities that are imposed on and concurrent with specific revenue producing transactions.

The following are the specific revenue recognition policies for each major category of revenue.

Multiple Element Arrangements

Revenue arrangements may incorporate one or more elements in a single transaction or combination of related transactions. In September 2009, the FASB issued revenue recognition guidance applicable to multiple element arrangements, which:

•

applies to multiple element revenue arrangements that contain both software and hardware elements, focusing on determining which revenue arrangements are within the scope of the software revenue guidance; and

•

addresses how to separate consideration related to each element in a multiple element arrangement, excluding software arrangements, and establishes a hierarchy for determining the selling price of an element. It also eliminates the residual method of allocation by requiring that arrangement consideration be allocated at the inception of the arrangement to all elements using the relative selling price method.

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NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

The Company adopted this guidance on a prospective basis for revenue arrangements entered into, or materially modified, on or after February 1, 2011.

Certain of the Company’s multiple element arrangements include hardware that functions together with software to provide the essential functionality of the product. Therefore, such arrangements entered into or materially modified on or after February 1, 2011 are no longer accounted for in accordance with the FASB’s software accounting guidance. Accordingly, the selling price used for each deliverable is based on vendor specific objective evidence (“VSOE”) of fair value, if available, third party evidence (“TPE”) of fair value if VSOE is not available, or the Company’s best estimate of selling price (“BESP”) if neither VSOE nor TPE is available. In determining the units of accounting for these arrangements, the Company evaluates whether each deliverable has stand-alone value as defined in the FASB’s guidance. Given that the hardware and software function together to provide the essential functionality of the product and each element is critical to the overall tangible product sold, neither the software nor the hardware have stand-alone value. Professional services performed prior to the product’s acceptance do not have stand-alone value and are therefore combined with the related hardware and software as one non-software deliverable. After determining the fair value for each deliverable, the arrangement consideration is allocated using the relative selling price method. Revenue is recognized accordingly for each deliverable once the respective revenue recognition criteria are met for that deliverable.

The Company has not yet established VSOE of fair value for any element other than PCS for a portion of its arrangements. Generally, the Company is not able to determine TPE because its offerings contain a significant level of differentiation such that the comparable pricing of substantially similar products or services cannot be obtained. When the Company is unable to establish fair value of its non-software deliverables using VSOE or TPE, it uses BESP in its allocation of arrangement consideration. The objective of BESP is to determine the price at which it would transact a sale if the product or service were sold on a stand-alone basis, which requires significant judgment. The Company determines BESP for a product or service by considering multiple factors, including, but not limited to, cost of products, gross margin objectives, pricing practices, geographies and customer classes. The Company exercises judgment and uses estimates in determining the revenue to be recognized in each accounting period.

The majority of multiple element arrangements contain at least two of the following elements: (1) tangible product (hardware, software, and professional services performed prior to the product’s acceptance), (2) post-contract support (PCS), (3) training, and (4) post acceptance services. The Company’s tangible products are rarely sold separately. In addition, the Company’s tangible products are complex, and contain a high degree of customizations such that the Company is unable to demonstrate pricing within a pricing range to establish BESP as very few contracts are comparable. Therefore, the Company has concluded that cost plus a target gross profit margin provides the best estimate of the selling price.

PCS, training, and post acceptance services have various pricing practices based on several factors, including the geographical region of the customer, the size of the customer’s installed base, the volume of services being sold and the type or class of service being performed. As noted above, the Company has VSOE of PCS for a portion of its arrangements. For PCS, the Company uses its minimum substantive VSOE thresholds by region plus a reasonable margin as the basis to estimate BESP of PCS for transactions that do not meet the VSOE criteria. For training and post-acceptance services, the Company performs an annual study of stand-alone training and post-acceptance sales to arrive at BESP. While the study does not result in VSOE, it is useful in determining the Company’s BESP.

With the exception of arrangements that require significant customization of the product to meet the particular requirements of the customer, which are accounted for using the percentage-of-completion method, the initial revenue recognition for each non-software product deliverable is generally upon completion of the related

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NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

professional services. The impact of implementing the guidance was significant for the fiscal year ended January 31, 2012. For the fiscal year ended January 31, 2012, an additional $48.9 million of revenue was recognized as a result of the adoption of the new guidance. Such additional revenue included $40.9 million of additional revenue recognized under the new guidance as compared to the revenue that would have been recognized under prior accounting guidance for the fiscal year ended January 31, 2012 resulting from material modifications of three existing contracts. Deferred revenue associated with those contracts that were modified during the fiscal year ended January 31, 2012, were $19.3 million and $8.2 million as of January 31, 2012 and 2011, respectively.

For all transactions entered into prior to February 1, 2011 that have not been subsequently materially modified, as well as multiple element arrangements without hardware, the Company allocates revenue to the delivered elements of the arrangement using the residual method, whereby revenue is allocated to the undelivered elements based on VSOE of fair value of the undelivered elements with the remaining arrangement fee allocated to the delivered elements and recognized as revenue assuming all other revenue recognition criteria are met. If the Company is unable to establish VSOE of fair value for the undelivered elements of the arrangement, revenue recognition is deferred for the entire arrangement until all elements of the arrangement are delivered. However, if the only undelivered element is PCS, the Company recognizes the arrangement fee ratably over the PCS period.

PCS revenue is derived primarily from providing technical software support services, unspecified software updates and upgrades to customers on a when and if available basis. PCS revenue is recognized ratably over the term of the PCS period. When PCS is included within a multiple element arrangement and the arrangement is within the scope of the software revenue guidance, the Company primarily utilizes the substantive renewal rate to establish VSOE of fair value for PCS.

The Company’s policy for establishing VSOE of fair value for professional services and training is based upon an analysis of separate sales of services, which are then compared with the fees charged when the same elements are included in a multiple element arrangement. The Company has not yet established VSOE of fair value for any element other than PCS.

When using the substantive renewal rate method, the Company may be unable to establish VSOE of fair value for PCS because the renewal rate is deemed to be non-substantive or there are no contractually-stated renewal rates. If the stated renewal rate is non-substantive, the entire arrangement fee is recognized ratably over the estimated economic life of the product (five to eight years) beginning upon delivery of all elements other than PCS. The Company believes that the estimated economic life of the product is the best estimate of how long the customer will renew PCS. If there is no contractually stated renewal rate, the entire arrangement fee is recognized ratably over the relevant contractual PCS term beginning upon delivery of all elements other than PCS.

In certain multiple element arrangements, the Company is obligated to provide training services to customers related to the operation of the Company’s software products. These training services are either provided to the customer on a “defined” basis (limited to a specified number of days or training classes) or on an “as-requested” basis (unlimited training over a contractual period).

For multiple element arrangements containing as-requested training obligations that are within the scope of the software revenue guidance, the Company recognizes the total arrangement consideration ratably over the contractual period during which the Company is required to “stand ready” to perform such training, provided that all other criteria for revenue recognition have been met.

For multiple element arrangements containing defined training obligations, the training services are typically provided to the customer prior to the completion of the installation services. For arrangements that are within the scope of the software revenue guidance, because revenue recognition does not commence until the

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NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

completion of installation, the defined training obligations do not impact the timing of recognition of revenue. In certain circumstances in which training is provided after the end of the installation period, the Company commences revenue recognition upon the completion of training, provided that all other criteria for revenue recognition have been met.

In its multiple element arrangements the Company may offer a discount on future purchases of products and services. A discount is considered an additional element of an arrangement if the discount is considered more than insignificant. A more-than-insignificant discount with respect to future purchases is a discount that is: (i) incremental to the range of discounts reflected in the pricing of the other elements of the arrangement, (ii) incremental to the range of discounts typically given in comparable transactions, and (iii) significant. Insignificant discounts and discounts that are not incremental do not affect revenue recognition. If the discount is considered more than insignificant, then a portion of the fee received is deferred and recognized as revenue as the future purchases are made by the customer or upon expiration of the period that the discount is available.

Some of the Company’s arrangements require significant customization of the product to meet the particular requirements of the customer. For these arrangements, revenue is typically recognized in accordance with the FASB’s guidance for long-term construction type contracts using the percentage-of-completion (“POC”) method.

The determination of whether services entail significant customization requires judgment and is primarily based on alterations to the features and functionality to the standard release, complex or unusual interfaces as well as the amount of hours necessary to complete the customization solution relative to the size of the contract. Revenue from these arrangements is recognized on the POC method based on the ratio of total hours incurred to date compared to estimated total hours to complete the contract.

Management is required to make judgments to estimate the total estimated costs and progress to completion. Changes to such estimates can impact the timing of the revenue recognition period to period. The Company uses historical experience, project plans, and an assessment of the risks and uncertainties inherent in the arrangement to establish these estimates. Uncertainties in these arrangements include implementation delays or performance issues that may or may not be within the Company’s control. If some level of profitability is assured, but the related revenue and costs cannot be reasonably estimated, then revenue is recognized to the extent of costs incurred until such time that the project’s profitability can be estimated or the services have been completed. If VSOE of fair value of PCS does not exist, all revenue will be deferred until completion of the professional services and recognized ratably over the respective PCS period. If the Company determines that based on its estimates its costs exceed the sales price, the entire amount of the estimated loss is accrued in the period that such losses become known.

Revenue derived from sales to distributors, resellers, and value-added resellers are recognized when the resellers in turn sell the software product to their customers and installation of the software product has occurred, provided all other revenue recognition criteria are met. This is commonly referred to as the sell-through method. The contractual arrangements between the reseller and end user, or between the reseller and the Company, generally obligate the Company to provide services to the end user that are subject to end user acceptance. Further, payment terms are generally subject to the reseller’s receiving payment from the end user and the end user’s acceptance of the product. Therefore, the Company defers recognition until there is a “sell-through” by the reseller to an actual end user customer and acceptance by the end user.

In the combined statements of operations, the Company classifies revenue as product revenue or service revenue. For multiple element arrangements that include both product and service elements, management evaluates various available indicators of fair value and applies its judgment to reasonably classify the arrangement fee between product revenue and service revenue. The amount of multiple element arrangement fees classified as product and service revenue based on management estimates of fair value when VSOE of fair value for all elements

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

of an arrangement does not exist could differ from amounts classified as product and service revenue if VSOE of fair value for all elements existed. The allocation of multiple element arrangement fees between product revenue and service revenue, when VSOE of fair value for all elements does not exist, is for combined financial statement presentation purposes only and does not affect the timing or amount of revenue recognized.

In determining the amount of a multiple element arrangement fee that should be classified between product revenue and service revenue, the Company first allocates the arrangement fee to product revenue and PCS (PCS is classified as service revenue) based on management’s estimate of fair value for those elements. The remainder of the arrangement fee, which is comprised of all other service elements, is allocated to service revenue. The estimate of fair value of the product element is based primarily on management’s evaluation of direct costs and reasonable profit margins on those products. This was determined to be the most appropriate methodology as the Company has historically been product-oriented with respect to pricing policies which facilitates the evaluation of product costs and related margins in arriving at a reasonable estimate of the product element fair value. Management’s estimate of reasonable profit margins requires significant judgment and consideration of various factors, such as the impact of the economic environment on margins, the complexity of projects, the stability of product profit margins and the nature of products. The estimate of fair value for PCS is based on management’s evaluation of the weighted-average of PCS rates for arrangements for which VSOE of fair value of PCS exists.

Post-Contract Customer Support Renewals

The Company’s multiple element arrangements typically provide for renewal of PCS terms upon expiration of the original term. The amounts of these PCS renewals are recognized as revenue ratably over the specified PCS renewal period.

Professional Services Only Arrangements

Based on the type and nature of its professional-services-only arrangements, the Company recognizes revenue using either the proportional performance method, completed performance method or on a time and materials basis. For fixed-fee arrangements recognized based on the proportional performance method, the Company typically measures progress to completion based on the ratio of hours incurred to total estimated project hours, an input method. For fixed-fee arrangements recognized based on the completed performance method, the Company recognizes revenue once the services are completed and there are no other obligations of the Company. The Company recognizes revenue for time and materials arrangements as the services are performed based on contractually stipulated billing rates.

Product and Service Costs

The Company’s product and service cost of revenue primarily consists of hardware and software material costs and compensation and related expenses for personnel involved in the customization of the Company’s products for customer delivery, contractor costs, maintenance and professional services, such as installation costs and training, royalties and license fees, depreciation of equipment used in operations, amortization of capitalized software costs and certain purchased intangible assets and related overhead costs.

When revenue is recognized over multiple periods in accordance with the Company’s revenue recognition policies, the material cost, including hardware and third party software license fees are deferred and amortized over the same period that product revenue is recognized. These costs are recognized as “Deferred cost of revenue” on the combined balance sheets. However, the Company has made an accounting policy election whereby the cost for installation and other service costs are expensed as incurred, except for arrangements recognized in accordance with the FASB’s guidance for long-term construction type contracts.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

For certain contracts where revenue is recognized in accordance with the FASB’s guidance for long-term construction type contracts, revisions in estimates of costs are reflected in the accounting period in which the facts that require the revision become known. These costs include all direct material and labor costs and overhead related to contract performance.

Research and Development, Net

Research and development expense primarily consists of personnel-related costs involved in product development. Research and development expense also includes third party development and programming costs and the amortization of purchased software code and services content used in research and development activities. Research and development costs are expensed as incurred.

The Company receives non-refundable grants that fund a portion of research and development expenditures. These grants are recorded as a reduction to “Research and development, net” in the combined statements of operations.

Software Costs

Costs of software developed for internal use are capitalized in accordance with the FASB’s guidance during the application development stage and are then amortized over the estimated useful life of the software, which to date has been four years or less once the software is ready for its intended use. These costs are included in “Property and equipment, net” in the combined balance sheets.

Costs of software developed for sale to customers are capitalized in accordance with the FASB’s guidance relating to costs of computer software to be sold, leased, or otherwise marketed to customers. Software costs incurred are capitalized subsequent to establishing technological feasibility and continue through general release of the software products. These capitalized costs are included in “Other assets” in the combined balance sheets. Amortization of capitalized costs begins in the period in which the related product is available for general release to customers and is recorded on a straight-line basis over the estimated economic life of the related software products, which approximates the pattern in which the economic benefits are expected to be realized. The economic life of the related software products is generally seven years or less. The Company did not have unamortized software development cost as of January 31, 2012 and 2011.

Sales and Marketing

Sales and marketing expenses include payroll, employee benefits, stock-based compensation, and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions and other programs. In addition, the Company, records customer acquisition and origination costs, including sales commissions as incurred, with the exception of certain sales referral fees that are capitalized and amortized ratably over the revenue recognition period. Advertising costs are expensed as incurred.

Stock-Based Compensation

Certain employees of the Company have historically participated in various plans of CTI that provided options to acquire shares of CTI and deferred stock awards. The Company’s combined statements of operations include expenses related to the Company’s employee participation in CTI plans.

Stock-based compensation expense is measured at the grant date based on the fair value of the award derived using the Black-Scholes option-pricing model and the cost is recognized as expense ratably over the award’s vesting period. The Black-Scholes model requires making certain assumptions used within the model,

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

the most significant of which are the CTI stock price volatility assumption over the term of the awards and the expected life of the option award based on the actual and projected employee stock option behaviors. Other assumptions include the risk-free rate of return and CTI’s dividends during the expected term.

CTI estimates expected forfeitures of stock-based awards at the grant date and recognize compensation cost only for those awards expected to vest. Forfeiture rates are estimated based on historical experience. The forfeiture assumption is adjusted to the actual forfeitures that occur. Therefore, changes in the forfeiture assumptions may impact the amount and timing of the total amount of expense recognized over the vesting period. Estimated forfeitures are reassessed in subsequent periods and may change based on new facts and circumstances.

The fair value of equity instruments issued to a nonemployee is measured by using the stock price and other measurement assumptions as of the date earlier of either: (i) a commitment for performance by the nonemployee has been reached; or (ii) the counterparty’s performance is complete. Expenses related to nonemployee awards are generally recognized in the same period and in the same manner as the Company incurs the related liability for goods and services received.

APIC Pool

The long form method is used to determine the Company’s pool of excess tax benefits available within CTI’s additional paid-in capital. Excess tax benefits resulting from stock option exercises are recognized as additions to CTI’s APIC in the period the benefit is realized. In the event of a shortfall (that is, the tax benefit realized is less than the amount previously recognized through periodic stock-based compensation expense recognition and related deferred tax accounting), the shortfall is charged against APIC to the extent of previous excess benefits, if any, including the hypothetical APIC pool, and then to tax expense.

Income Taxes

Income taxes are provided using the asset and liability method, such that income taxes (i.e., deferred tax assets, deferred tax liabilities, taxes currently payable/refunds receivable and tax expense/benefit) are recorded based on amounts refundable or payable in the current year and include the results of any difference between U.S. GAAP and tax reporting. Deferred income taxes reflect the tax effect of net operating losses, capital losses and general business credit carryforwards and the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statement and income tax purposes, as determined under enacted tax laws and rates. Valuation allowances are established when management determines that it is more-likely-than-not that some portion or all of the deferred tax asset will not be realized. The financial effect of changes in tax laws or rates is accounted for in the period of enactment. The subsequent realization of net operating loss and general business credit carryforwards acquired in acquisitions accounted for using the acquisition method of accounting is recognized in the combined statement of operations.

The Company is included in the CTI consolidated federal and certain combined state income tax returns. As such, the Company is not a separate taxable entity for U.S. federal and certain state income tax purposes. In addition, the Company does not have a written tax sharing agreement with CTI. The Company’s provisions for income taxes and related balance sheet accounts are presented as if the Company were a separate taxpayer (“separate return method”). This method of allocating the CTI consolidated current and deferred income taxes is systematic, rational and consistent with the asset and liability method. The separate return method represents a hypothetical computation assuming that the reported revenue and expenses of the Company were incurred by a separate taxable entity. Accordingly, the reported provision for income taxes and the related balance sheet accounts (including but not limited to the NOL deferred tax assets) will not equal the amounts that are allocable to the Company under the applicable consolidated federal and state tax laws. Further, as the Company does not have a tax-sharing agreement with CTI in place, the expected payable or receivable is treated as a dividend or capital contribution to the parent.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

From time to time, the Company has business transactions in which the tax consequences are uncertain. Significant judgment is required in assessing and estimating the tax consequences of these transactions. The Company prepares and files tax returns based on its interpretation of tax laws. In the normal course of business, the Company’s tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax, interest and penalty assessments. In determining the Company’s tax provision for financial reporting purposes, the Company establishes a liability for uncertain tax positions unless such positions are determined to be more-likely-than-not of being sustained upon examination, based on their technical merits. That is, for financial reporting purposes, the Company only recognizes tax benefits that it believes are more-likely-than-not of being sustained and then recognizes the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. There is considerable judgment involved in determining whether positions taken on the tax return are more-likely-than-not of being sustained and determining the likelihood of various potential settlement outcomes.

The Company adjusts its estimated liability for uncertain tax positions periodically because of new information discovered as a function of ongoing examinations by, and settlements with, the various taxing authorities, as well as changes in tax laws, regulations and interpretations. The combined tax provision of any given year includes adjustments to prior year income tax accruals that are considered appropriate as well as any related estimated interest. The Company’s policy is to recognize, when applicable, interest and penalties on uncertain tax positions as part of income tax expense (see Note 19, Income Taxes).

As part of the Company’s accounting for business combinations, some of the purchase price is allocated to goodwill and intangible assets. Impairment charges associated with goodwill are generally not tax deductible and will result in an increased effective income tax rate in the quarter any impairment is recorded. Amortization expenses associated with acquired intangible assets are generally not tax deductible pursuant to the Company’s existing tax structure; however, deferred taxes have been recorded for non-deductible amortization expenses as a part of the purchase price allocation process. The Company has taken into account the allocation of these identified intangibles among different taxing jurisdictions, including those with nominal or zero percent tax rates, in establishing the related deferred tax liabilities. Under the FASB’s guidance, the income tax benefit from future releases of the acquisition date valuation allowances or income tax contingencies, if any, are reflected in the income tax provision in the combined statements of operations, rather than as an adjustment to the purchase price allocation.

Contingencies

Contingencies by their nature relate to uncertainties that require management to exercise judgment both in assessing the likelihood that a liability has been incurred as well as in estimating the amount of potential loss, if any. The Company accrues for costs relating to litigation, claims and other contingent matters when such liabilities become probable and reasonably estimable.

Cash Position

The Company incurred substantial losses and had negative cash flows during the three fiscal years ended January 31, 2012.

The Company forecasts that available cash and cash equivalents will be sufficient to meet its liquidity needs, including capital expenditures, for at least the next 12 months. The Company’s forecast is based upon a number of assumptions, which the Company believes are reasonable. However, should one or more of the assumptions prove incorrect, or should one or more of the risks or uncertainties attendant to the Company and its business materialize, the Company’s business and operations could be materially adversely affected and, in such event, the Company may need to seek new borrowings, asset sales or the issuance of equity or debt securities. Management believes that sources of liquidity could be identified.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

2. RECENT	ACCOUNTING PRONOUNCEMENTS

Standards Implemented

Revenue Recognition

In September 2009, the FASB issued revenue recognition guidance applicable to multiple element arrangements. The Company adopted this guidance on a prospective basis for revenue arrangements entered into, or materially modified, on or after February 1, 2011 (see Note 1, Organization, Business and Summary of Significant Accounting Policies—Revenue Recognition).

Goodwill Impairment

In September 2011, the FASB issued new accounting guidance on testing goodwill for impairment. The new guidance provides an entity the option to first perform a qualitative assessment to determine whether a reporting unit’s fair value is more likely than not less than its carrying value, including goodwill. In performing its qualitative assessment, an entity considers the extent to which adverse events or circumstances (or factors) identified, such as changes in economic conditions, industry and market conditions or entity specific events, could affect the comparison of the reporting unit’s fair value with its carrying amount. If an entity concludes that the fair value of a reporting unit is more likely than not less than its carrying amount, the entity is required to perform the currently prescribed two-step goodwill impairment test to identify potential goodwill impairment and, accordingly, measure the amount, if any, of goodwill impairment loss to be recognized for that reporting unit. The guidance is effective for the Company for interim and annual periods commencing February 1, 2012.

In the fourth quarter of the fiscal year ended January 31, 2012, in conjunction with management’s annual testing of goodwill, the Company early adopted the new accounting guidance.

Under the qualitative assessment, various factors that would affect the estimated fair value of a reporting unit are identified. These factors are then classified by the type of impact they would have on the estimated fair value using positive, neutral, and adverse categories based on current business conditions. Additionally, an assessment of the level of impact that a particular factor would have on the estimated fair value is determined using high, medium, and low weighting.

Other Standards Implemented

In January 2010, the FASB issued guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. The guidance requires new disclosures on the transfers of assets and liabilities between Level 1 (quoted prices in an active market for identical assets or liabilities) and Level 2 (significant other observable inputs) of the fair value measurement hierarchy, including the reasons and the timing of the transfers. Additionally, the guidance requires a gross presentation of activity within the Level 3 (significant unobservable inputs) roll forward, presenting information on purchases, sales, issuance, and settlements separately. The guidance was effective for the Company for interim and annual periods that commenced February 1, 2010, except for the gross presentation of the Level 3 roll forward, which became effective for the Company for interim and annual periods that commenced February 1, 2011. The adoption of this guidance did not have a material impact on the combined financial statements.

In December 2010, the FASB issued updated accounting guidance to clarify that pro forma disclosures should be presented as if a business combination occurred at the beginning of the prior annual period for purposes of preparing both the current reporting period and the prior reporting period pro forma financial information. These disclosures should be accompanied by a narrative description about the nature and amount of material, nonrecurring

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

pro forma adjustments. This new accounting guidance is effective for business combinations consummated in periods beginning after December 15, 2010 and should be applied prospectively as of the date of adoption, although early adoption is permitted. The Company adopted this new guidance effective February 1, 2011. The adoption of this guidance did not have a material impact on the combined financial statements.

In December 2010, the FASB issued guidance on when to perform step two of the goodwill impairment test for reporting units with zero or negative carrying amounts. Upon adoption, if the carrying amount of the reporting unit is zero or negative, the reporting entity must perform step two of the goodwill impairment test if it is more likely than not that goodwill is impaired as of the date of adoption. In determining if it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating an impairment may exist. Goodwill impairment recognized upon adoption of the guidance should be presented as a cumulative-effect adjustment to opening retained earnings as of the adoption date reflecting a change in accounting principle. This guidance was effective for the Company for interim and annual periods that commenced on February 1, 2011. Because the carrying value of the reporting unit (which included all the Company’s operations other than Netcentrex) was negative as of February 1, 2011 and the existence of adverse qualitative factors indicated potential impairment, step two of the goodwill impairment test was performed as of such date and did not result in an impairment. The adoption of this guidance did not have a material impact on the combined financial statements for the fiscal year ended January 31, 2012.

In June 2011, the FASB issued accounting guidance, which revises the manner in which entities present comprehensive income in their financial statements. The new guidance eliminates the option to present components of other comprehensive income as part of the combined statements of equity. Under the new guidance, entities are required to present net income and other comprehensive income in either a single continuous statement or in two separate, but consecutive, statements of net income and other comprehensive income. In December 2011, the FASB amended and updated the guidance issued in June 2011 to defer certain presentation requirements. The amended and updated guidance was effective for the Company for interim and annual periods commencing February 1, 2012 with early adoption permitted. The Company adopted the guidance and applied it retrospectively to all periods presented. Other than the change in presentation, adoption of this guidance did not impact the Company’s combined financial statements.

Standards to be Implemented

In May 2011, the FASB issued updated accounting guidance to amend existing requirements for fair value measurements and disclosures. The guidance expands the disclosure requirements around fair value measurements categorized in Level 3 of the fair value hierarchy and requires disclosure of the level in the fair value hierarchy of items that are not measured at fair value but whose fair value must be disclosed. It also clarifies and expands upon existing requirements for fair value measurements of financial assets and liabilities as well as instruments classified in shareholders’ equity. The guidance was effective for the Company for the interim period ended April 30, 2012. The Company believes that application of this guidance will not have a material impact on its combined financial statements.

3.	EXPENSE ALLOCATIONS

CTI provides a variety of services to the Company. CTI directly assigned, where possible, certain general and administrative costs to the Company based on actual use of those services. Where direct assignment of costs is not possible, or practical, CTI uses other indirect methods, to estimate the allocation of costs. Allocated costs include general support services such as information technology, legal services, human resource services, general accounting and finance, and executive support. Substantially all of these allocations are reflected in “Selling, general, and administrative” expenses in the Company’s combined statements of operations.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

Employee compensation and overhead expenses were allocated utilizing a time study of CTI employees’ percentage of time spent on Company-related matters. External vendor expenses were allocated based on information provided by the vendor or an internal analysis of benefits derived by the Company from the services incurred by CTI.

The Company considered these expense allocations to be a reasonable reflection of the utilization of services provided. The allocations may not, however, reflect the expense the Company would have incurred as an independent company. Actual costs which may have been incurred if the Company had been an independent company for the fiscal years ended January 31, 2012, 2011 and 2010 would depend on a number of factors, including how the Company chose to organize itself, what, if any, functions were outsourced or performed by the Company’s employees.

The following table presents the expense allocations from CTI reflected in the Company’s combined statements of operations:

	Fiscal Years Ended January 31,
	2012	2011	2010
	(In thousands)
Employee’s compensation expenses	$6,665	$8,845	$5,060
Overhead expenses	2,988	3,346	2,341
External vendor expenses	5,812	70,704	107,853

Total	$15,465	$82,895	$115,254

Net Investment of CTI

CTI primarily uses a centralized approach for cash management and for financing of its operations with all related activity between the Company and CTI, reflected as equity transactions in “Net investment of CTI” in the combined statements of equity. Intercompany transactions between the Company and CTI primarily include: (i) borrowings from CTI used to fund operations and capital expenditures, as well as repayment thereof and (ii) allocations of CTI’s corporate expenses identified above.

Certain loan arrangements between CTI and the Company not included in “Net investment of CTI” are disclosed in Note 11, Debt, Note 22, Related Party Transactions and Note 24, Subsequent Events.

4.	INVENTORIES

Inventories as of January 31, 2012 and 2011 consist of:

	January 31,
	2012	2011
	(In thousands)
Raw materials	$18,835	$22,662
Work in process	8,290	24,047
Finished goods	150	408

	$27,275	$47,117

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net as of January 31, 2012 and 2011 consist of:

	January 31,
	2012	2011
	(In thousands)
Fixtures and equipment	$171,579	$243,310
Software	14,853	18,707
Leasehold improvements	14,980	17,884

	201,412	279,901
Less: accumulated depreciation and amortization	(156,725)	(239,262)

Total	$44,687	$40,639

Depreciation and amortization expense of property and equipment was $16.9 million, $20.2 million, and $28.7 million for the fiscal years ended January 31, 2012, 2011 and 2010, respectively. The Company also wrote off and disposed of property and equipment, net of $2.3 million, $0.9 million and $5.8 million during the fiscal years ended January 31, 2012, 2011 and 2010, respectively.

On September 16, 2010, Comverse Ltd., an Israeli company and a wholly owned subsidiary of the Company entered into an agreement for the sale of land in Ra’anana, Israel to a third party for approximately $28.5 million. Approximately $27.1 million of such proceeds were received in the fiscal year ended January 31, 2011. The balance, originally held in escrow to cover, to the extent necessary, any applicable taxes and levies, was received during the fiscal year ended January 31, 2012. The Company recorded a net gain of $2.4 million on the sale of this land in the fiscal year ended January 31, 2011.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

6.	GOODWILL

The changes in the carrying amount of goodwill in the Company’s reportable segments for the fiscal years ended January 31, 2012, 2011 and 2010 are as follows:

	Comverse BSS	Comverse VAS	Comverse Other(1)	Total
	(In thousands)
For the Year Ended January 31, 2010
Goodwill, gross, at January 31, 2009	$83,522	$65,625	$162,023	$311,170
Accumulated impairment losses at January 31, 2009	—	—	(156,455)	(156,455)

Goodwill, net, at January 31, 2009	83,522	65,625	5,568	154,715
Effect of changes in foreign currencies and other	525	412	35	972

Goodwill, net, at January 31, 2010	$84,047	$66,037	$5,603	$155,687

For the Year Ended January 31, 2011
Goodwill, gross, at January 31, 2010	$84,047	$66,037	$162,058	$312,142
Accumulated impairment losses at January 31, 2010	—	—	(156,455)	(156,455)

Goodwill, net, at January 31, 2010	84,047	66,037	5,603	155,687
Effect of changes in foreign currencies and other	3	3	1	7

Goodwill, net, at January 31, 2011	$84,050	$66,040	$5,604	$155,694

For the Year Ended January 31, 2012
Goodwill, gross, at January 31, 2011	$84,050	$66,040	$162,059	$312,149
Accumulated impairment losses at January 31, 2011	—	—	(156,455)	(156,455)

Goodwill, net, at January 31, 2011	84,050	66,040	5,604	155,694
Effect of changes in foreign currencies and other	(95)	(74)	(8)	(177)

Goodwill, net, at January 31, 2012	$83,955	$65,966	$5,596	$155,517

Balance at January 31, 2012
Goodwill, gross, at January 31, 2012	$83,955	$65,966	$162,051	$311,972
Accumulated impairment losses at January 31, 2012	—	—	(156,455)	(156,455)

Goodwill, net, at January 31, 2012	$83,955	$65,966	$5,596	$155,517

(1)	The amount of goodwill in “Comverse Other” is attributable to Comverse MI and Netcentrex. The goodwill associated with Netcentrex was fully impaired during the fiscal year ended January 31, 2009 and prior fiscal years.

The Company tests goodwill for impairment annually as of November 1 or more frequently if events or circumstances indicate the potential for an impairment exists. The Company performed its goodwill impairment tests for each of its reporting units as of November 1, 2011, 2010 and 2009.

During the fiscal year ended January 31, 2012, the Company identified circumstances that required goodwill to be tested three times for impairment. Because the fair value of a reporting unit that included all of the Company’s operations other than Netcentrex was negative as of February 1, 2011 and the existence of adverse qualitative factors indicated potential impairment, step two of the goodwill impairment test was performed as of such date. The Company determined that the reporting unit’s fair value exceeded its carrying value, and such goodwill impairment test did not result in an impairment charge for the three months ended April 30, 2011. Due to a change in CTI’s reportable segments that occurred during the fiscal year ended January 31, 2012, the Company performed an interim goodwill impairment test as of October 31, 2011. Such goodwill impairment test did not result in an impairment charge during the three months ended October 31, 2011. The Company also identified circumstances that required

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

the goodwill to be tested for impairment after the November 1, 2011 annual impairment testing date. As a result, the Company performed an impairment test of its goodwill as of January 31, 2012 and determined that the fair value exceeded the carrying value and goodwill was not impaired as of that date.

7.	INTANGIBLE ASSETS, NET

Intangible assets, net as of January 31, 2012 and 2011 are as follows:

		January 31,
	Useful Life	2012	2011
		(In thousands)
Gross carrying amount:
Acquired technology	5 to 7 years	$98,002	$98,002
Customer relationships	6 to 10 years	35,784	35,889
Trade names	3 to 10 years	3,400	3,400

Total intangible assets		137,186	137,291
Accumulated amortization:
Acquired technology		86,977	73,161
Customer relationships		24,775	21,341
Trade names		3,400	3,400

		115,152	97,902

Total		$22,034	$39,389

Acquired intangible assets, net relate to Comverse BSS segment as of January 31, 2012 and 2011.

Amortization of intangible assets was $17.3 million, $18.5 million, and $22.0 million for the fiscal years ended January 31, 2012, 2011 and 2010, respectively. In connection with its testing of goodwill for impairment, the Company also tested long-lived assets, including finite-lived intangible assets. The Company did not record an impairment charge related to finite-lived intangible assets for the fiscal years ended January 31, 2012 and 2011. The Company recorded non-cash, pre-tax impairment charges to finite-lived intangible assets of the Netcentrex reporting unit of $3.4 million for the fiscal year ended January 31, 2010, representing the remainder of the Netcentrex reporting unit’s intangible assets.

Estimated future amortization expense on finite-lived acquisition-related assets for each of the four succeeding fiscal years is as follows:

Fiscal Years Ending January 31,	(In thousands)
2013	$14,033
2014	2,792
2015	2,792
2016	2,417

$22,034

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

8.	OTHER ASSETS

Other assets as of January 31, 2012 and 2011 consist of:

	January 31,
	2012	2011
	(In thousands)
Severance pay fund(1)	$35,510	$44,674
Deposits	1,545	6,536
Long-term tax receivable	18,338	18,209
Long-term restricted cash	9,753	8,406
Other	446	1,113

	$65,592	$78,938

(1)	Represents deposits into insurance policies to fund severance liability (see Note 15, Other Long-Term Liabilities).

9.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of January 31, 2012 and 2011 consist of:

	January 31,
	2012	2011
	(In thousands)
Accrued compensation and benefits	$60,374	$70,787
Accounts payable	42,641	52,447
Accrued legal, audit and professional fees	4,530	10,953
Accrued taxes—other than income taxes	34,500	41,950
Accrued commissions	16,370	22,009
Accrued outside services—contractors	11,485	13,278
Accrued workforce reduction and restructuring	3,672	5,813
Accrued travel and entertainment	3,862	2,860
Other accrued expenses(1)	10,339	5,492

	$187,773	$225,589

(1)	Includes liabilities related to the Company’s 401(k) Plans.

The Company maintains a 401(k) plan for its full-time employees. These plans allow eligible employees to elect to contribute up to 60% of their annual compensation, subject to the prescribed maximum amount. The Company matches employee contributions at a rate of 50%, limited to a maximum annual matched contribution of $2,000 per employee. Employee contributions are always fully vested. The Company’s matching contributions for each year vest on the last day of the calendar year providing the employee remains employed with the Company on that day. The Company’s matching contributions to the 401(k) plan amounted to $0.9 million, $1.0 million, and $1.2 million for the fiscal years ended January 31, 2012, 2011 and 2010, respectively.

10.	RESTRUCTURING

The Company reviews its business, manages costs and aligns resources with market demand and in conjunction with various acquisitions. As a result, the Company has taken several actions to improve its cash position, reduce fixed costs, eliminate redundancies, strengthen operational focus and better position itself to respond to market pressures or unfavorable economic conditions.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

First Quarter 2010 Restructuring Initiative

During the first quarter of the fiscal year ended January 31, 2011, the Company’s management approved a restructuring plan to eliminate staff positions and close certain facilities in order to streamline the Company’s activities. The aggregate cost of the plan of $7.0 million was recorded during the fiscal year ended January 31, 2011. Severance-related and facilities-related costs of $6.0 million and $0.9 million, respectively, were paid during the fiscal year ended January 31, 2011. The remaining costs of $0.1 million were paid during the fiscal year ended January 31, 2012.

Third Quarter 2010 Restructuring Initiatives and Business Transformation

During the second half of the fiscal year ended January 31, 2011, the Company commenced certain initiatives to improve its cash position, including a plan to restructure its operations with a view towards aligning operating costs and expenses with anticipated revenue. The Company implemented the first phase of such plan commencing in the third quarter of the fiscal year ended January 31, 2011, reducing its annualized operating costs. During the fiscal year ended January 31, 2012, the Company implemented a second phase of measures (the “Phase II Business Transformation”) that focuses on process reengineering to maximize business performance, productivity, and operational efficiency. As part of the Phase II Business Transformation, the Company restructured its operations into new business units that are designed to improve operational efficiency and business performance. One of the primary purposes of the Phase II Business Transformation is to solidify the Company’s leadership in BSS and leverage the growth in mobile data usage, while maintaining its leading market position in VAS and implementing further cost savings through operational efficiencies and strategic focus. In relation to these restructuring plans, the Company recorded severance-related costs of $12.6 million and $11.6 million for the fiscal years ended January 31, 2012 and 2011, respectively, and facilities-related costs of $0.2 million for each such fiscal year. During the fiscal years ended January 31, 2012 and 2011, the Company paid severance-related costs of $12.4 million and $9.1 million, respectively, and facilities-related costs of $0.3 million and $0.1 million, respectively. The remaining costs of $2.5 million are expected to be paid by January 31, 2013. The Company substantially completed its implementation of the Phase II Business Transformation. In the fiscal year ending January 31, 2013, the Company expects to continue to evaluate the implementation of certain measures of the Business Transformation.

Netcentrex 2010 Initiative

During the fiscal year ended January 31, 2011, management, as part of initiatives to improve focus on the Company’s core business and to maintain its ability to face intense competitive pressures in its markets, approved the first phase of a restructuring plan to eliminate staff positions primarily located in France. During the fiscal year ended January 31, 2012, the Company began the second phase of its Netcentrex restructuring plan. In relation to these initiatives, the Company recorded severance-related costs of $7.6 million and $10.9 million for the fiscal years ended January 31, 2012 and 2011, respectively, and facilities-related costs of $0.1 million in the fiscal year ended January 31, 2012. During the fiscal years ended January 31, 2012 and 2011, the Company paid severance-related costs of $9.3 million and $8.0 million, respectively. The remaining costs of $1.2 million relating to the Netcentrex second phase are expected to be substantially paid by January 31, 2013. As part of its commitment to its customers, Netcentrex is providing, and is expected to continue to provide, maintenance, support and certain other services to address the ongoing needs of its existing customer base.

Pre 2010 Initiatives

During prior fiscal years, management implemented a number of restructuring programs. These programs had various objectives, including changes to organizational structure and product offerings, to better align its cost structure with the business environment and to improve the efficiency of its operations through reductions in

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

workforce, restructuring of operations, abandoning and closing certain facilities, innovations to enhance the quality of its product offerings to better meet its customers’ needs and improve delivery and service capabilities. The remaining costs related to these initiatives were paid during the fiscal year ended January 31, 2012.

The following table represents a roll forward of the workforce reduction and restructuring activities noted above:

	Third Quarter 2010 Initiative(1)		Netcentrex 2010 Initiative		First Quarter 2010 Initiative		Pre 2010 initiatives
	Severance Related	Facilities Related	Severance Related	Facilities Related	Severance Related	Facilities Related	Severance Related	Facilities Related	Total
	(In thousands)
January 31, 2009	$—	$—	$—	$—	$—	$—	$1,746	$8,670	$10,416
Charges	—	—	—	—	—	—	13,019	2,558	15,577
Change in assumptions	—	—	—	—	—	—	(32)	(273)	(305)
Paid or utilized	—	—	—	—	—	—	(14,034)	(6,468)	(20,502)

January 31, 2010	$—	$—	$—	$—	$—	$—	$699	$4,487	$5,186

Charges	11,600	191	10,885	—	6,035	1,007	18	314	30,050
Change in assumptions	—	—	—	—	—	—	(120)	4	(116)
Paid or utilized	(9,138)	(105)	(7,975)	—	(6,029)	(913)	(370)	(4,776)	(29,306)

January 31, 2011	$2,462	$86	$2,910	$—	$6	$94	$227	$29	$5,814

Charges	12,611	211	7,621	52	16	13	274	82	20,880
Change in assumptions	(140)	—	(12)	—	(3)	—	1	2	(152)
Translation adjustments	—	—	(7)	—	—	—	—	—	(7)
Paid or utilized	(12,447)	(289)	(9,334)	(52)	(19)	(107)	(502)	(113)	(22,863)

January 31, 2012	$2,486	$8	$1,178	$—	$—	$—	$—	$—	$3,672

(1)	Includes charges attributable to the Phase II Business Transformation.

11.	DEBT

Debt incurred by the Company was primarily extended by CTI.

Comverse Ltd. Lines of Credit

As of January 31, 2011, Comverse Ltd., the Company’s wholly-owned Israeli subsidiary, had a $10.0 million line of credit with a bank to be used for various performance guarantees to customers and vendors, letters of credit and foreign currency transactions in the ordinary course of business. This line of credit is not available for borrowings. The line of credit bears no interest and is subject to renewal on an annual basis. Comverse Ltd. is required to maintain cash balances with the bank of no less than the capacity under the line of credit at all times regardless of amounts utilized under the line of credit. In June 2011, the line of credit increased to $20.0 million with a corresponding increase in the cash balances that Comverse Ltd. is required to maintain with the bank to $20.0 million. As of January 31, 2012 and 2011, Comverse Ltd. had utilized $17.8 million and $4.0 million, respectively, of capacity under the line of credit for guarantees and foreign currency transactions.

As of January 31, 2011, Comverse Ltd. had an additional line of credit with a bank for $15.0 million, to be used for borrowings, various performance guarantees to customers and vendors, letters of credit and foreign currency transactions in the ordinary course of business. The line of credit bears no interest other than on borrowings thereunder and is subject to renewal on an annual basis. Borrowings under the line of credit bear

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

interest at an annual rate of London Interbank Offered Rate (“LIBOR”) plus a variable margin determined based on the bank’s underlying cost of capital. Comverse Ltd. is required to maintain cash balances with the bank of no less than the capacity under the line of credit at all times regardless of amounts borrowed or utilized under the line of credit. As of January 31, 2011, Comverse Ltd. had outstanding borrowings of $6.0 million under the line of credit which was repaid in full during the first quarter of the fiscal year ended January 31, 2012. In December 2011, the line of credit decreased to $8.0 million with a corresponding decrease in the cash balances that Comverse Ltd. is required to maintain with the bank to $8.0 million. As of January 31, 2012 and 2011, Comverse Ltd. had utilized $3.3 million and $7.3 million, respectively, of capacity under the line of credit for guarantees and foreign currency transactions.

Other than Comverse Ltd.’s requirement to maintain cash balances with the banks as discussed above, the lines of credit have no financial covenants. These cash balances required to be maintained with the banks were classified as “Restricted cash and bank time deposits” within the combined balance sheets as of January 31, 2012 and 2011.

Note Payable to CTI

On January 11, 2011, the Company entered into a promissory note to borrow $7.0 million from CTI, with the note scheduled to mature on January 11, 2016. The contractual interest rate applicable to borrowings under this promissory note is LIBOR plus 4.0%. The interest expense for the fiscal year ended January 31, 2012 was negligible and the amount owed to CTI as of January 31, 2012, including accrued interest, was approximately $8.5 million.

Loan Agreement with CTI

On May 9, 2012, the Company entered into a revolving loan agreement (the “Loan Agreement”) with CTI, pursuant to which CTI extended the Company a $25.0 million revolving credit facility. Borrowings under the Loan Agreement are to be used to fund the Company’s operating expenses and working capital needs.

12.	DERIVATIVES AND FINANCIAL INSTRUMENTS

The Company entered into derivative arrangements to manage a variety of risk exposures during the fiscal years ended January 31, 2012, 2011 and 2010, including foreign currency risk related to forecasted foreign currency denominated payroll costs. The Company assessed the counterparty credit risk for each party related to its derivative financial instruments for the periods presented.

Forward Contracts

During the fiscal years ended January 31, 2012, 2011 and 2010, the Company entered into a series of short-term foreign currency forward contracts to limit the variability in exchange rates between the U.S. dollar (the “USD”) and the new Israeli shekels (“NIS”) to hedge probable cash flow exposure from expected future payroll expense. The transactions qualified for cash flow hedge accounting under the FASB’s guidance and there was no hedge ineffectiveness. Accordingly, the Company recorded all changes in fair value of the forward contracts as part of other comprehensive income (loss) in the combined statements of equity. Such amounts are reclassified to the combined statements of operations when the effects of the item being hedged are recognized in the combined statements of operations. The derivatives outstanding as of January 31, 2012 are short-term in nature and are due to contractually settle within the next twelve months.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

The following tables summarize the Company’s derivative positions and their respective fair value as of January 31, 2012 and 2011:

	January 31, 2012
Type of Derivative	Notional Amount	Balance Sheet Classification	Fair Value
	(In thousands)
Assets
Derivatives designated as hedging instruments
Short-term foreign currency forward	$36,600	Prepaid expenses and other current assets	$236

Total Assets			$236

	January 31, 2011
Type of Derivative	Notional Amount	Balance Sheet Classification	Fair Value
	(In thousands)
Assets
Derivatives designated as hedging instruments
Short-term foreign currency forward	$16,404	Prepaid expenses and other current assets	$829

Total Assets			$829

The following tables summarize the Company’s classification of gains and losses on derivative instruments for the fiscal years ended January 31, 2012, 2011 and 2010:

	Fiscal Year Ended January 31, 2012
	Gain (Loss)
Type of Derivative	Recognized In Other Comprehensive Income	Reclassified from Accumulated Other Comprehensive Income Into Statement of Operations(1)	Recognized In Other (Expense) Income, Net
	(In thousands)
Derivatives designated as hedging instruments
Foreign currency forward	$1,741	$2,334	$—

Total	$1,741	$2,334	$—

	Fiscal Year Ended January 31, 2011
	Gain (Loss)
Type of Derivative	Recognized In Other Comprehensive Income	Reclassified from Accumulated Other Comprehensive Income Into Statement of Operations(1)	Recognized In Other (Expense) Income, Net
	(In thousands)
Derivatives designated as hedging instruments
Foreign currency forward	$1,770	$1,665	$—

Total	$1,770	$1,665	$—

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

	Fiscal Year Ended January 31, 2010
	Gain (Loss)
Type of Derivative	Recognized In Other Comprehensive Income	Reclassified from Accumulated Other Comprehensive Income Into Statement of Operations(1)	Recognized In Other (Expense) Income, Net
	(In thousands)
Derivatives designated as hedging instruments
Foreign currency forward	$6,423	$2,613	$—

Total	$6,423	$2,613	$—

(1)	Amounts reclassified from accumulated other comprehensive loss into the statement of operations are classified as operating expenses.

The components of other comprehensive income (loss) (“OCI”) related to cash flow hedges are as follows:

	Fiscal Years Ended January 31,
	2012	2011	2010
	(In thousands)
Accumulated OCI related to cash flow hedges, beginning of year	$829	$724	$(3,086)
Unrealized gains on cash flow hedges	1,741	1,770	6,423
Reclassification adjustment for gains included in net loss	(2,334)	(1,665)	(2,613)

Changes in accumulated OCI on cash flow hedges, net of tax(1)	(593)	105	3,810

Accumulated OCI related to cash flow hedges, end of year	$236	$829	$724

(1)	There was no tax impact on OCI related to cash flow hedges for the fiscal years ended January 31, 2012, 2011 and 2010.

13.	FAIR VALUE MEASUREMENTS

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The fair value of financial instruments is estimated by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Commercial paper. The Company uses quoted prices for similar assets and liabilities.

Derivative assets. The fair value of derivative instruments is based on quotes or data received from counterparties and third party financial institutions. These quotes are reviewed for reasonableness by discounting the future estimated cash flows under the contracts considering the terms and maturities of the contracts and markets rates for similar contracts using readily observable market prices thereof.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

The following tables present financial instruments according to the fair value hierarchy as defined by the FASB’s guidance as of January 31, 2012 and 2011:

Financial Assets Measured at Fair Value on a Recurring Basis as of January 31, 2012

	January 31, 2012
	Quoted Prices to Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Fair Value
	(In thousands)
Financial Assets:
Commercial paper(1)	$—	$9,383	$—	$9,383
Derivative assets	—	236	—	236

	$—	$9,619	$—	$9,619

Financial Assets Measured at Fair Value on a Recurring Basis as of January 31, 2011

	January 31, 2011
	Quoted Prices to Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Fair Value
	(In thousands)
Financial Assets:
Commercial paper(1)	$—	$9,375	$—	$9,375
Derivative assets	—	829	—	829

	$—	$10,204	$—	$10,204

(1)	As of January 31, 2012 and 2011, $9.4 million of commercial paper were classified in “Cash and cash equivalents” within the combined balance sheets.

The Company did not recognize any transfers between levels of fair value measurement hierarchy during the fiscal years ended January 31, 2012 and 2011.

Assets and Liabilities Not Measured at Fair Value on a Recurring Basis

In addition to assets and liabilities that are measured at fair value on a recurring basis, the Company also measures certain assets and liabilities at fair value on a nonrecurring basis. The Company measures non-financial assets, including goodwill, intangible assets and property and equipment, at fair value when there is an indication of impairment. These assets are recorded at fair value only when an impairment charge is recognized. The Company also elected not to apply the fair value option for non-financial assets and non-financial liabilities. For further details regarding impairment reviews, see Note 1, Organization, Business and Summary of Significant Accounting Policies.

As of January 31, 2011, the fair value of Comverse Ltd.’s borrowings under its line of credit was estimated to be equal to the principal amount outstanding.

The carrying amounts of cash and cash equivalents, restricted cash and bank time deposits, accounts receivable and accounts payable are reasonable estimates of their fair value.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

14.	LEASES

The Company leases office and warehouse space, as well as certain equipment and vehicles, under non-cancelable operating leases. Gross rent expense was $21.6 million, $29.4 million and $34.3 million in the fiscal years ended January 31, 2012, 2011 and 2010, respectively. Sublease income was $2.0 million, $4.2 million and $4.3 million, in the fiscal years ended January 31, 2012, 2011 and 2010 respectively.

The majority of the Company’s leases include options that allow it to renew or extend the lease term beyond the initial lease period, subject to terms and conditions agreed upon at the inception of the lease. Such terms and conditions include rental rates agreed upon at the inception of the lease that could represent below-or above-market rental rates later in the life of the lease, depending upon market conditions at the time of such renewal or extension.

The Company has entered into various sublease agreements to lease excess space. As of January 31, 2012, the minimum annual rent obligations (excluding taxes, maintenance and other pass-throughs), sublease income to be received under non-cancelable subleases, and minimum net rentals of the Company are as follows for the fiscal years ending January 31:

	Minimum Lease Commitments	Noncancelable Subleases	Minimum Net Rentals
	(In thousands)
2013	$18,734	$(1,842)	$16,892
2014	13,436	(1,842)	11,594
2015	9,349	(1,842)	7,507
2016	5,106	(152)	4,954
2017	3,085	—	3,085
2018 and thereafter	1,065	—	1,065

	$50,775	$(5,678)	$45,097

15.	OTHER LONG-TERM LIABILITIES

Other long-term liabilities as of January 31, 2012 and 2011 consist of the following:

	January 31,
	2012	2011
	(In thousands)
Liability for severance pay	$47,044	$57,558
Tax contingencies	96,533	92,313
Other long-term liabilities	3,861	6,724

	$147,438	$156,595

Severance

Under Israeli law, the Company is obligated to make severance payments to employees of its Israeli subsidiaries on the basis of each individual’s current salary and length of employment. The Company’s liability for severance pay is calculated pursuant to Israel’s Severance Pay Law based on the most recent monthly salary of the employee multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month’s salary for each year of employment or a portion thereof. The gross severance liability as of January 31, 2012 and 2011 was $47.0 million and $57.6 million, respectively, and is included in “Other long-term liabilities” within the combined balance sheets. A portion of such liability is funded by monthly deposits into insurance policies, which are restricted to only be used to satisfy such severance payments. The amount of deposits is classified in “Other assets” within the combined balance sheets as severance pay fund in the amounts of $35.5 million and $44.7 million as of January 31, 2012 and 2011, respectively (see Note 8, Other Assets).

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

16.	RESEARCH AND DEVELOPMENT ARRANGEMENTS

A portion of the Company’s research and development operations are located in Israel, where benefits are derived from participation in programs sponsored by the Government of Israel for the support of research and development activities in Israel. Certain of the Company’s research and development activities include projects partially funded by the Office of the Chief Scientist of the Ministry of Industry and Trade of the State of Israel (the “OCS”) under which the funding organization reimburses a portion of the Company’s research and development expenditures under approved project budgets. Although the Government of Israel does not own proprietary rights in the OCS-funded Products and there is no specific restriction by the OCS with regard to the export of the OCS-funded Products, under certain circumstances, there may be limitations on the ability to transfer technology, know-how and manufacture OCS-funded Products outside of Israel. Such limitations could result in the requirement to pay increased royalties or a redemption fee calculated according to the applicable regulations.

The Company’s gross research and development expenses for the fiscal years ended January 31, 2012, 2011, and 2010 were $94.3 million, $150.3 million, and $177.8 million, respectively. Amounts reimbursable by the OCS and others for the fiscal years ended January 31, 2012, 2011, and 2010, were $0.1 million, $1.5 million, and $1.9 million, respectively, which were recorded as a reduction to gross research and development expenses within “Research and development, net.”

17.	STOCK-BASED COMPENSATION

Certain employees of the Company have historically received, under stock incentive compensation plans maintained by CTI, share-based awards, including stock options, deferred stock unit and restricted stock awards, entitling the recipients to acquire or receive shares of CTI common stock. Accordingly, the following presentation reflects the stock-based compensation expense attributable to awards granted by CTI to employees of the Company. Amounts presented may not be indicative of future stock-based compensation expense and may not necessarily reflect the stock-based compensation expense that the Company would have recorded had it been an independent, publicly-traded company for the periods presented.

Stock-based compensation expense associated with awards made by CTI to employees of the Company is included in the Company’s combined statements of operations as follows:

	Fiscal Years Ended January 31,
	2012	2011	2010
	(In thousands)
Stock options:
Product costs	$7	$(26)	$243
Service costs	49	(61)	461
Research and development, net	30	(79)	529
Selling, general and administrative	216	156	1,255

	302	(10)	2,488

Restricted/Deferred stock awards:
Service costs	469	281	66
Research and development, net	322	343	179
Selling, general and administrative	2,567	1,825	1,437

	3,358	2,449	1,682

Total	$3,660	$2,439	$4,170

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

CTI Plans

Overview of CTI’s Stock Incentive Plans

CTI granted stock options, deferred stock unit (“DSUs”) awards and restricted stock unit (“RSUs”) awards under its various stock incentive plans during the fiscal years ended January 31, 2012, 2011 and 2010. The plans generally permit the issuance of incentive and non-qualified stock options, DSU awards, RSU awards, restricted stock and stock appreciation rights (“SARs”) to employees, officers and directors of CTI and its subsidiaries and terminate in ten years. Termination of a plan does not affect awards outstanding under such plan. These plans generally provide that unexercised options expire within 90 days of termination of service from CTI and its subsidiaries. Under CTI’s 2011 Stock Incentive Compensation Plan (the “2011 Plan”), stock options may be granted with an exercise price of not less than the fair market value of the underlying shares. Under CTI’s other plans (i) stock options which are designated as “incentive stock options” may be granted with an exercise price of not less than the fair market value of the underlying shares on the date of grant and are subject to certain limitations specified in Section 422 of the Internal Revenue Code and (ii) stock options that are not intended to qualify as incentive stock options may be granted at a price below fair market value. The stock options and the underlying shares are subject to adjustment in accordance with the terms of the plans in the event of stock dividends, recapitalizations and similar transactions. Stock options, DSUs and RSUs generally vest over a three or four-year period from the date of grant with the right to exercise up to a maximum term of ten years for all stock options granted. The stock-based compensation expense is recognized on a straight-line basis over the vesting period, reduced by estimated forfeitures and adjusted for actual forfeitures. Upon exercise of stock options, issuance of restricted stock and issuance in settlement of DSU and RSU awards, or issuance of shares under the stock incentive plans, CTI issues authorized but unissued common stock.

1996 Stock Option Plan

CTI’s 1996 Stock Option Plan provided that stock options that qualify as incentive stock options under Section 422A of the Internal Revenue Code may be granted to key employees and non-qualifying options may be granted to other employees, independent contractors or directors of CTI and its subsidiaries. The plan authorized up to 3 million shares of CTI’s common stock to be granted. The plan provided that for qualified awards the exercise price was based on fair value of CTI’s common stock at the date of the grant, except for the individuals who hold 10% or more interest in CTI, for whom the exercise price should not be less than 110% of the share price. The plan also provided that for non-qualified awards, the exercise price was not to be lower than $0.10 per share. Due to the lapse of ten years from the date of approval, no awards may be granted by CTI under the plan.

Boston Technology, Inc. 1996 Stock Option Plan

The plan authorized the granting of awards in the form of stock options, both qualified and non-qualified, CTI’s common stock in the form of DSUs, restricted and unrestricted stock awards and SARs. The plan authorized up to 5.85 million shares or options to purchase shares of CTI’s common stock to be granted. The plan provided that for qualified stock option awards, the exercise price be based on the fair value of CTI’s common stock at the date of the grant, except for the individuals who hold more than a 10% interest in CTI, for whom the exercise price should not be less than 110% of the share price. Due to the lapse of ten years from the date of approval, no awards may be granted by CTI under the plan.

1997 and 1999 Stock Incentive Compensation Plans

CTI’s 1997 and 1999 Stock Incentive Compensation Plans, authorized the granting of awards in the form of stock options, both qualified and non-qualified, as well as CTI’s common stock in the form of DSU and restricted stock awards. Additionally, the plan provided that SARs may be issued to any officer or other key employee of CTI and its subsidiaries. The plans authorized up to 7.5 million and 7.0 million shares or options, respectively, to

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

purchase shares of CTI’s common stock to be granted. The plans provided that for qualified awards the exercise price be based on the fair value of CTI’s common stock at the date of the grant, except for the individuals who hold 10% or more interest in CTI, for whom the exercise price should not be less than 110% of the share price. The plans also provided that the exercise price for the non-qualified awards in the form of stock options may be less than the fair market value of CTI’s common stock at the date of the grant as determined by the compensation committee. Due to the lapse of ten years from the dates of approval, no awards may be granted by CTI under these plans.

2000, 2001, 2004 and 2005 Stock Incentive Compensation Plans

CTI’s 2000 and 2001 Stock Incentive Compensation Plan authorized, and the 2004 and 2005 Stock Incentive Compensation Plans authorize the granting of awards in the form of stock options, both qualified and non-qualified, as well as CTI’s common stock in the form of DSUs and restricted stock awards. Additionally, under the plans, SARs may be issued to any officer or other key employee of the Company. The 2000 and 2001 plans authorized up to 9.0 million and 9.7 million and the 2004 and 2005 plans authorize up to 2.5 million and 6.0 million shares or options to purchase shares of CTI’s common stock to be granted, respectively. The plans have a maximum term of ten years. The 2000 and 2001 plans terminated in September 2010 and June 2011, respectively, and, as such, no additional awards may be granted by CTI under such plans. The 2004 and 2005 plans are scheduled to terminate in June 2014 and 2015, respectively. The plans provide that for qualified awards the exercise price be based on the fair value of CTI’s common stock at the date of the grant, except for the individuals who hold a 10% or more interest in CTI, for whom the exercise price should not be less than 110% of the share price. The plans also provide that the exercise price for the non-qualified awards in the form of stock options may be less than the fair market value of CTI’s common stock at the date of the grant, as determined by the compensation committee of CTI’s Board of Directors, provided that the discount is expressly granted in lieu of a reasonable amount of salary or bonus and the discount shall not exceed 15% of the fair market value of CTI’s common stock at the date of the grant.

2011 Stock Inventive Compensation Plan

In September 2011, CTI’s Board approved the 2011 Plan and such plan was approved by CTI’s shareholders at the annual shareholder meeting held on November 16, 2011.

The 2011 Plan provides for the issuance of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, other stock-based awards and performance-based compensation awards. A total of 22,000,000 shares of CTI’s common stock are reserved for issuance under the 2011 Plan. The 2011 Plan is scheduled to terminate in September 2021. Options will be designated as either nonqualified stock options or incentive stock options. An option granted as an incentive stock option will, to the extent it fails to qualify as an incentive stock option, be treated as a nonqualified option. The exercise price of an option, either incentive stock option or nonqualified stock options may not be less than the fair market value of underlying shares on the date of grant, except for individuals who hold a 10% or more interest in CTI, for whom the exercise price may not be less than 110% of the share price. The term of each option may not exceed ten years (or, in the case of an incentive stock option granted to a 10% shareholder, five years). The maximum number of shares with respect to which any options may be granted to any grantee in any consecutive twelve (12) month period shall be 3,000,000 shares. In addition, the maximum number of shares with respect to which any stock appreciation rights may be granted to any grantee in any consecutive twelve (12) month period shall be 3,000,000 shares. The maximum amount of compensation under an award that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“Performance-Based Compensation Awards”) (other than options and stock appreciation rights) granted to any grantee in any consecutive twelve (12) month period shall be 1,500,000 shares and the maximum amount of Performance-Based Compensation Awards granted to any grantee in any consecutive twelve (12) month period shall be $10,000,000 if such Performance-Based Compensation Awards are denominated in cash rather than shares.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

CTI intends to grant future equity awards solely under the 2011 Plan. As of January 31, 2012, 21,909,870 shares of CTI common stock were available for issuance under the plan.

CTI’s Restricted Period

As a result of the delinquency in the filing of periodic reports under the Exchange Act since April 2006, CTI had been ineligible to use its registration statements on Form S-8 for the offer and sale of equity securities, including equity securities issuable upon exercise of stock options by employees. Consequently, to ensure that it did not violate the federal securities laws, CTI prohibited the exercise of vested stock options from April 2006 until such time as it was determined that CTI has filed all periodic reports required in a 12-month period and had an effective registration statement on Form S-8 on file with the SEC. This period is referred to as the “restricted period.” In October 2011, CTI resumed option exercises.

April 2006 Modification

During the restricted period, certain employees left the Company whose vested stock options lapsed as a result of the prohibition on exercise of the stock options during the plan-mandated post-employment exercise period. In order to accommodate these former employees, CTI extended their exercise rights with respect to their vested stock options until the later of (i) 90 days after the date of his or her termination of employment, or (ii) 30 days after the restricted period has expired. However, this accommodation did not extend any stock option’s term beyond its contractual termination date; typically ten years after the date of grant. The Company accounted for the additional time to exercise afforded to these employees as modifications of the original awards on the date the restricted period commenced. Certain individuals who received additional time to exercise were terminated employees at the time of the modification. Their modifications were accounted for using the liability method of accounting. This is referred to as the “April 2006 Modification.”

July 2006 Modification

Consistent with its commitment to employees and upon approval by its board of directors, CTI voluntarily compensated, in cash, current employees holding in-the-money options whose original 10-year terms expired during the restricted period, resulting in a modification charge. For the fiscal years ended January 31, 2012 and 2011, changes in fair value of these awards increased (decreased) the Company’s liability and compensation expense by a de minimus amount and $(0.4) million, respectively. CTI made de minimus cash payments for expired stock options to employees of the Company during the fiscal years ended January 31, 2012, 2011 and 2010, respectively. This is referred to as the “July 2006 Modification.”

Liability Awards

Primarily as a result of the aforementioned decision made during the restricted period to cash settle expired CTI options held by current employees and the modification of certain CTI awards held by employees terminated before the April 2006 Modification, but who could still exercise their awards as of the April 2006 Modification, such awards were accounted for under the liability method of accounting. Under the liability method, the award is measured at each balance sheet date based on its estimated fair value. Compensation expense for each period thereafter is based on the change in fair value of the award. The Company’s related stock- based compensation expense for the fiscal years ended January 31, 2012, 2011 and 2010 includes (credits) expense of a de minimus amount $(0.4) million and $0.2 million, respectively.

Restricted Awards and Stock Options

CTI grants restricted stock, DSU awards and RSU awards subject to vesting provisions (collectively, “Restricted Awards”) to certain key employees and directors. For the fiscal years ended January 31, 2012, 2011

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

and 2010, CTI granted Restricted Awards to employees of the Company valued at $6.4 million, $6.1 million and $2.6 million, respectively, based on the fair market value of CTI’s common stock on the date of grant. The Company’s stock-based compensation associated with Restricted Awards, net of credits for forfeitures, for the fiscal years ended January 31, 2012, 2011 and 2010, was $3.4 million, $2.4 million and $1.7 million, respectively, and was primarily included in “Selling, general and administrative” in the combined statements of operations.

In addition to the Restricted Awards above, CTI granted DSU awards to employees of the Company covering an aggregate 30,000 shares of CTI’s common stock with vesting and delivery conditioned upon the achievement of certain performance criteria (“Performance Awards”) in the fiscal year ended January 31, 2010. These Performance Awards were valued at $0.2 million based on the fair market value of CTI’s common stock on the date of grant. However, CTI later determined that the performance criteria were unlikely to be achieved, and no stock-based compensation expense was recorded for these awards. During the fiscal quarter ended April 30, 2010, it was determined that the performance criteria were not achieved and, accordingly, the Performance Awards were forfeited.

As of January 31, 2012, 2,422,693 stock options to purchase CTI’s common stock and 1,198,532 restricted awards were held by employees of the Company under CTI’s Stock Incentive Compensation Plans. The following table summarizes exercisable stock options and vested Restricted Awards:

	Stock Options Exercisable			Restricted Awards Vested
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Shares/Units	Weighted Average Grant Date Fair Value
January 31, 2012	2,290,359	$18.36	3.3	310,400	$8.52
January 31, 2011	9,967,531	$17.54	3.2	146,668	$9.93
January 31, 2010	11,015,455	$18.37	3.7	134,919	$12.61

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

The following table presents the combined activity of all the CTI Stock Incentive Compensation Plans attributable to employees of the Company for the fiscal years ended January 31, 2012, 2011 and 2010:

	Outstanding Options		Nonvested Restricted/Deferred Stock
	Shares(1)	Weighted Average Exercise Price	Shares	Weighted Average Grant Date Fair Value
Balance, January 31, 2009	11,732,232	$18.24	312,250	$13.56
Options granted	866,800	$7.10	—	$—
Options expired	(687,238)	$15.99	—	$—
Options forfeited	(85,339)	$13.07	—	$—
Deferred shares granted	—	$—	376,000	$6.84
Restricted/deferred shares vested(2)	—	$—	(134,919)	$12.61
Restricted/deferred shares forfeited	—	$—	(109,999)	$10.04

Balance, January 31, 2010	11,826,455	$17.60	443,332	$9.02
Options granted	—	$—	—	$—
Options expired	(1,292,275)	$22.61	—	$—
Options forfeited	(183,581)	$7.16	—	$—
Deferred shares granted	—	$—	732,000	$8.32
Restricted/deferred shares vested(2)	—	$—	(146,668)	$9.93
Restricted/deferred shares forfeited	—	$—	(129,332)	$9.40

Balance, January 31, 2011	10,350,599	$17.15	899,332	$8.25
Options granted	—	$—	—	$—
Options expired	(7,457,467)	$17.64	—	$—
Options forfeited	(111,327)	$8.79	—	$—
Options exercises	(359,112)	$5.60	—	$—
Deferred shares granted	—	$—	880,000	$7.33
Restricted/deferred shares vested(2)	—	$—	(310,400)	$8.52
Restricted/deferred shares forfeited	—	$—	(270,400)	$8.00

Balance, January 31, 2012(3)(4)(5)	2,422,693	$17.74	1,198,532	$7.56

(1)	The fair value of vested stock options was $0.4 million, $0.6 million and $2.2 million during the fiscal years ended January 31, 2012, 2011 and 2010, respectively.
(2)	The total fair value of vested Restricted Awards during the fiscal years ended January 31, 2012, 2011 and 2010 was $2.6 million, $1.5 million and $1.7 million, respectively.
(3)	Outstanding stock options held by employees of the Company as of January 31, 2012 include 135,334 nonvested stock options with a weighted-average grant date fair value of $2.34, an expected term of 4.00 years and a total fair value of $0.3 million. The unrecognized compensation expense related to the remaining nonvested stock options was $0.1 million which is expected to be recognized over a weighted-average period of 0.33 years.
(4)	As of January 31, 2012, the unrecognized compensation expense related to nonvested Restricted Awards was $6.2 million, which is expected to be recognized over a weighted-average period of 1.92 years.
(5)	As of January 31, 2012, stock options to purchase an aggregate of 2,290,359 shares of CTI’s common stock held by employees of the Company under the plan were vested and exercisable.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

The following table summarizes information relating CTI’s stock options held by employees of the Company as of January 31, 2012:

	As of January 31, 2012
	Options Outstanding				Options Exercisable
Range of Exercise Price	Shares Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Shares Exercisable	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$00.01 - $05.60	143,601	1.9	$5.60	143,601	1.9	$5.60
$05.61 - $10.52	500,761	6.0	$7.27	368,427	5.6	$7.34
$10.53 - $17.70	437,052	1.9	$16.72	437,052	1.9	$16.72
$17.71 - $23.35	622,944	2.9	$22.41	622,944	2.9	$22.41
$23.36 - $25.33	718,335	3.7	$24.05	718,335	3.7	$24.05

	2,422,693			2,290,359

As of January 31, 2012, the aggregate intrinsic value was $0.1 million for both outstanding and exercisable stock options.

Fair Value Assumptions

The fair value of stock options was estimated on the date of grant or modification utilizing the Black-Scholes option valuation model. Assumptions for all grants and significant modifications are detailed below.

The fair value assumptions for the July 2006 Modification for the period July 2006 through January 31, 2012 were as follows:

	Minimum	Maximum
Risk-Free Rate	0.15%	5.18%
Volatility	25.64%	67.30%
Expected Term (years)	0.03	4.39
Market Value	$6.32	$22.68

The fair value assumptions for stock options granted during the fiscal year ended January 31, 2010, which had a weighted-average grant date fair value of $2.34, were as follows:

Risk-Free Rate	1.98%
Volatility	38.77%
Expected Term (years)	3.99
Market Value	$7.12

CTI based the risk-free interest rate on the implied yields on U.S. Treasury zero-coupon issues with an equivalent remaining term at the time of grant.

The expected term in years represents the period of time that the awards granted are expected to be outstanding based on historical exercise patterns. The assumption for dividend yield is zero because CTI has not historically paid dividends.

During the fiscal year ended January 31, 2012, CTI granted DSU and RSU awards covering an aggregate of 880,000 shares of CTI’s common stock to certain executive officers and key employees of the Company.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

18.	OTHER (EXPENSE) INCOME, NET

Other (expense) income, net, for the fiscal years ended January 31, 2012, 2011 and 2010 is comprised of the following:

	Fiscal Years Ended January 31,
	2012	2011	2010
	(In thousands)
Foreign currency transaction losses, net	$(5,897)	$(4,229)	$(1,125)
Other, net	(1,295)	584	1,601

	$(7,192)	$(3,645)	$476

19.	INCOME TAXES

The components of United States and foreign income (loss) from operations before income taxes are as follows:

	Fiscal Years Ended January 31,
	2012	2011	2010
	(In thousands)
United States	$(29,077)	$4,361	$(87,748)
Foreign	33,720	(66,984)	(118,292)

Income (loss) before income taxes	$4,643	$(62,623)	$(206,040)

The provision for income taxes consists of the following:

	Fiscal Years Ended January 31,
	2012	2011	2010
	(In thousands)
Current income tax provision (benefit):
U.S. Federal	$456	$713	$2,666
U.S. State	(69)	301	46
Foreign	22,097	24,702	4,497

Total current income tax provision	$22,484	$25,716	$7,209

Deferred income tax provision (benefit):
U.S. Federal, net of federal benefit of state	$2,668	$2,855	$1,194
U.S. State	533	1,415	1,001
Foreign	(394)	132	6,526

Total deferred income tax provision	$2,807	$4,402	$8,721

Total income tax provision	$25,291	$30,118	$15,930

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

The reconciliation of the U.S. federal statutory income tax rate to the effective tax rate on income (loss) before income tax provision is as follows:

	Fiscal Years Ended January 31,
	2012	2011	2010
	(Dollars in thousands)
U.S. federal statutory income tax rate	35.0%	35.0%	35.0%
Income tax provision (benefit) at the U.S. statutory rate	$1,625	$(21,918)	$(72,114)
Valuation allowance	13,253	13,329	14,904
Foreign rate differential	(6,706)	10,263	32,571
U.S. tax effects of foreign operations	(16)	5,087	54,106
Impairment of Goodwill and Intangible assets	—	—	1,156
Tax contingencies	15,059	24,420	(18,524)
Stock based and other employee compensation	9,192	605	1,078
Non-deductible expenses	3,543	2,472	691
Foreign exchange	(505)	(558)	(35)
Change in tax laws	(1,221)	888	—
State tax provision	1,079	1,318	179
Tax credits	3,640	(4,264)	2,529
Return to provision and other adjustments	(13,652)	(1,524)	(611)

Total income tax provision	$25,291	$30,118	$15,930

Effective Income Tax Rate	544.7%	(48.1)%	(7.7)%

The significant differences that impact the effective tax rate relate to changes to the valuation allowance, tax contingencies, the difference between the U.S. federal statutory rate and the rates in foreign jurisdictions, the U.S. tax effect on foreign earnings and the re-measurement of certain foreign assets.

The Company’s operations in Israel have been granted “Approved Enterprise” status by the Investment Center for the Israeli Ministry of Industry, Trade and Labor, which makes the Company eligible for tax benefits under the Israeli Law for Encouragement of Capital Investments, 1959. Under the terms of the program, income attributable to an Approved Enterprise is exempt from income tax for a period of two years and is subject to a reduced income tax rate for the subsequent five to fifteen years (generally 10-15%, depending on the percentage of foreign investment in the Company).

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

Deferred income taxes are provided for the effects of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax purposes. Significant components of the Company’s deferred tax assets and deferred tax liabilities are as follows:

	As of January 31,
	2012	2011
	(In thousands)
Deferred tax assets:
Deferred revenue	$89,368	$87,932
Loss carryforwards	97,979	75,821
Stock-based and other compensation	7,361	21,376
Tax credits- net of foreign withholding taxes	60,672	58,459
Other intangibles	22,751	18,086
Other	5,254	5,138

Total deferred tax assets	$283,385	$266,812

Deferred tax liabilities:
Deferred cost of revenue	$(64,872)	$(55,526)
Goodwill	(18,047)	(15,306)

Total deferred tax liabilities	$(82,919)	$(70,832)

Valuation allowance	(231,209)	(224,226)

Net deferred income tax liability	$(30,743)	$(28,246)

Recognized as:
Current deferred income tax assets	$8,441	$14,943
Noncurrent deferred income tax assets	10,153	9,664
Current deferred income tax liabilities	(8,742)	(11,494)
Noncurrent deferred income tax liabilities	(40,595)	(41,359)

Total	$(30,743)	$(28,246)

U.S. income and foreign withholding taxes have not been recorded on permanently reinvested earnings of certain subsidiaries aggregating $81.9 million, $49.2 million and $105.0 million as of January 31, 2012, 2011 and 2010, respectively. At this time, determination of the amounts of deferred U.S. federal and state income taxes and foreign withholding taxes related to these foreign subsidiaries is not practicable. As of January 31, 2012, $149.0 million of earnings from certain subsidiaries are not considered to be permanently reinvested and therefore, related deferred U.S. income taxes and foreign withholding taxes were provided. A portion of the earnings of subsidiaries in the following countries are not considered permanently reinvested: Australia, Israel, Brazil, Canada, Hong Kong, New Zealand, Mexico, Portugal, Netherlands, and the United Kingdom.

The Company has net operating loss carryforwards (“NOLs”) for tax purposes and other deferred tax benefits that are available to offset future taxable income.

The Company’s gross NOLs for tax return purposes are as follows:

	As of January 31,
	2012	2011
	(In thousands)
U.S. Federal NOLs	$487,879	$448,355
U.S. State NOLs	250,617	230,109
Foreign NOLs	791,136	808,854

Total	$1,529,632	$1,487,318

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

The Company is included in the CTI consolidated federal and certain combined state income tax returns. NOL and other carry forwards are presented on a separate return method and therefore, will not equal the amounts that are allocable to the Company under the applicable federal and state tax laws. The U.S. federal NOL carry forwards expire in various years ending from January 31, 2016 to January 31, 2032. The U.S. state NOL carry forwards expire in various years ending from January 31, 2013 to January 31, 2032. At January 31, 2012, all but $6.9 million of the foreign NOLs have indefinite carryforward periods. The table above reflects gross NOLs for tax return basis which are different from financial statement NOLs, primarily due to the reduction of the financial statement NOLs under the FASB’s guidance on accounting for uncertainty in income taxes. The Company has U.S. federal, state and foreign tax credit carryforwards of approximately $68.7 million and $50.4 million as of January 31, 2012 and 2011, respectively. The utilization of these carryforwards is subject to limitations. The federal AMT credit has no expiration date. The foreign tax credit carryforwards expire in various years ending from January 31, 2012 to 2017.

In accordance with the FASB’s guidance relating to accounting for uncertainty in income taxes, the Company recognizes unrecognized tax benefits in non-current tax liabilities. The following table reconciles the amounts recorded for unrecognized tax benefits for the fiscal years ended January 31, 2012, 2011 and 2010:

	Fiscal Years Ended January 31,
	2012	2011	2010
	(In thousands)
Gross unrecognized tax benefits as of February 1	$280,703	$253,686	$254,725
Increases related to tax positions taken in prior years	6,636	—	4,006
Decreases related to tax positions taken in prior years	(2,549)	(5,007)	(10,858)
Increases related to tax positions in current year	12,769	31,967	16,086
Decreases related to tax positions in current year	—	—	(4,877)
Decreases due to settlements with taxing authorities	(369)	—	(850)
Reductions resulting from lapse in statute of limitations	(6,019)	(1,829)	(10,254)
(Decreases) increases related to foreign currency exchange rate fluctuations	(3,325)	1,886	5,708

Gross unrecognized tax benefits as of January 31	$287,846	$280,703	$253,686

The balances of unrecognized tax benefits as of January 31, 2012, 2011 and 2010 are $287.8 million, $280.7 million and $253.7 million of which $95.2 million, $74.6 million and $59.3 million represent the amounts that, if recognized, may impact the effective income tax rate in future periods.

The Company recognized interest and penalties related to unrecognized tax benefits in its income tax provision. As of January 31, 2012, 2011 and 2010, the Company accrued $43.1 million, $40.5 million and $31.8 million for interest and penalties, respectively.

The Company estimates that it is reasonably possible that the balance of unrecognized tax benefits as of January 31, 2012 may decrease by approximately $4.5 million in the next twelve months, as a result of lapse of statutes of limitation and settlements with tax authorities. These unrecognized tax benefits relate to permanent establishment and other tax positions in the amounts of $2.1 million and $2.4 million, respectively.

The significant tax jurisdictions in which the Company is currently under examination by tax authorities include Israel, India, France, Canada, Brazil, the United Kingdom, Hong Kong, New York State, New York City and California. The Company is currently in discussions with the Israeli tax authorities regarding tax adjustments to the fiscal years ended January 31, 2006 through January 31, 2010. The Company anticipates that it is reasonably possible that new tax matters could be raised by tax authorities that may require increases or decreases to the balance of unrecognized tax benefits; however, an estimate of such increases or decreases cannot be made.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

The Company files income tax returns in the U.S. federal, various state and local, and foreign tax jurisdictions. As of January 31, 2012, the Company was subject to income tax examination in these major jurisdictions:

Jurisdiction	Tax Years Ended
United States	January 31, 1999—January 31, 2012
Israel	January 31, 2006—January 31, 2012
United Kingdom	December 31, 2005—January 31, 2012
India	March 31, 2002, March 31, 2004—March 31, 2012
France	January 31, 2008—January 31, 2012
Brazil	December 31, 2004—December 31, 2005
December 31, 2007—December 31, 2011
Canada	January 31, 2007—January 31, 2012
Hong Kong	January 31, 2005—January 31, 2012
Various U.S. States	January 31, 1999—January 31, 2012
New York City	January 31, 2000—January 31, 2012

The Company regularly assesses the adequacy of its provisions for income tax contingencies in accordance with the FASB’s guidance. As a result, the Company may adjust the liabilities for unrecognized tax benefits for the impact of new facts and developments, such as changes to interpretations of relevant tax law, assessments from taxing authorities, settlements with taxing authorities, and lapses of statutes of limitations.

The Company maintains valuation allowances in jurisdictions where it is more-likely-than-not that all or a portion of a deferred tax asset may not be realized. In determining whether a valuation allowance is warranted, the Company evaluates factors such as prior earnings history, expected future earnings, reversal of existing taxable temporary differences, carry-back and carry-forward periods and tax strategies that could potentially enhance the likelihood of the realization of a deferred tax asset. Changes in valuation allowances are included in the Company’s tax provision in the period of change except for items related to additional paid-in capital. During the fiscal year ended January 31, 2012, the Company recorded an increase of $7.0 million to its valuation allowance related primarily to net operating losses in the U.S. and foreign jurisdictions. The increase in the valuation allowance is comprised of a $7.4 million charge included in the provision for income taxes and a $(0.4) million charge to the balance sheet.

20.	BUSINESS SEGMENT INFORMATION

The Company’s reportable segments consist of Comverse BSS and Comverse VAS. The results of operations of all the other operations of the Company are included in the column captioned “Comverse Other” as part of the Company’s business segment presentation. The operating segments included in “Comverse Other” do not meet the quantitative thresholds required for a separate presentation or the aggregation criteria under segment reporting guidance. Specifically, they do not have similar economic characteristics with any separately presented reportable segment.

During the fiscal year ended January 31, 2012, as part of the Phase II Business Transformation, the Company restructured its operations into new business units that are designed to improve operational efficiency and business performance. For a more comprehensive discussion relating to the Phase II Business Transformation (see Note 10, Restructuring).

Segment Performance

The Company evaluates its business by assessing the performance of each of its operating segments. The Company’s Chief Executive Officer is its chief operating decision maker (“CODM”). The CODM uses segment

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

performance, as defined below, as the primary basis for assessing the financial results of the operating segments and for the allocation of resources. Segment performance, as the Company defines it in accordance with the FASB’s guidance relating to segment reporting, is not necessarily comparable to other similarly titled captions of other companies.

Segment performance is computed by management as income (loss) from operations adjusted for the following: (i) stock-based compensation expense; (ii) amortization of acquisition-related intangibles; (iii) compliance-related professional fees; (iv) compliance-related compensation and other expenses; (v) impairment charges; (vi) impairment of property and equipment; (vii) litigation settlements and related costs; (viii) acquisition-related charges; (ix) restructuring charges; and (x) certain other gains and charges. Compliance-related professional fees and compliance-related compensation and other expenses relate to fees and expenses recorded in connection with CTI’s efforts to (a) complete certain financial statements and audits of such financial statements, (b) become current in periodic reporting obligations under the federal securities laws, and (c) remediate material weaknesses in internal control over financial reporting. Compliance-related professional fees and compliance-related compensation and other expenses recorded for the fiscal year ended January 31, 2012 also relate to fees and expenses incurred in connection with the timely filing of certain periodic reports of CTI. Although following the share distribution, the Company will not continue to incur compliance-related professional fees and compliance-related compensation and other expenses for the filing of CTI’s periodic reports, the Company expects to incur significant fees and expenses related to compliance with its periodic reporting obligations under federal securities laws.

In evaluating each segment’s performance, management uses segment revenue, which consists of revenue generated by the segment. Certain segment performance adjustments relate to expenses included in the calculation of income (loss) from operations, while, from time to time, certain segment performance adjustments may be presented as adjustments to revenue. The Company had no intercompany revenue or segment performance adjustments to revenue for the fiscal years ended January 31, 2012, 2011 and 2010.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

The tables below present information about total revenue, total costs and expenses, income (loss) from operations, segment performance, interest expense, depreciation and amortization, and other non-cash items, for the fiscal years ended January 31, 2012, 2011 and 2010:

	Comverse BSS	Comverse VAS	Comverse Other	Total
	(In thousands)
Fiscal Year Ended January 31, 2012:
Total revenue(1)	$365,008	$356,413	$49,736	$771,157

Total costs and expenses	$287,913	$232,477	$239,325	$759,715

Income (loss) from operations	$77,095	$123,936	$(189,589)	$11,442

Computation of segment performance:
Segment revenue(1)	$365,008	$356,413	$49,736

Total costs and expenses	$287,913	$232,477	$239,325
Expense adjustments:
Stock-based compensation expense	—	—	3,660
Amortization of acquisition-related intangibles	17,308	—	—
Compliance-related professional fees	—	—	10,901
Compliance-related compensation and other expenses	2,203	1,789	2,727
Impairment of property and equipment	170	238	1,923
Litigation settlements and related costs	—	—	804
Restructuring charges	—	—	20,728
Other	—	—	(48)

Segment expense adjustments	19,681	2,027	40,695

Segment expenses	268,232	230,450	198,630

Segment performance	$96,776	$125,963	$(148,894)

Interest expense	$—	$—	$(953)	$(953)

Depreciation and amortization	$(20,609)	$(4,707)	$(8,849)	$(34,165)

Other non-cash items(2)	$(170)	$(238)	$(1,923)	$(2,331)

(1)	Total and segment revenue of the Comverse BSS and Comverse VAS segments include $42.7 million and $5.8 million, respectively, of additional revenue that was recognized as a result of the adoption of new accounting guidance relating to revenue recognition.
(2)	Other non-cash items consist of write-downs of property and equipment.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

	Comverse BSS	Comverse VAS	Comverse Other	Total
	(In thousands)
Fiscal Year Ended January 31, 2011:
Total revenue	$340,502	$460,899	$61,435	$862,836

Total costs and expenses	$284,148	$285,572	$352,892	$922,612

Income (loss) from operations	$56,354	$175,327	$(291,457)	$(59,776)

Computation of segment performance:
Segment revenue	$340,502	$460,899	$61,435

Total costs and expenses	$284,148	$285,572	$352,892
Expense adjustments:
Stock-based compensation expense	—	—	2,439
Amortization of acquisition-related intangibles	18,505	—	—
Compliance-related professional fees	—	—	82,136
Compliance-related compensation and other expenses	1,557	330	2,655
Restructuring charges	—	—	29,934
Gain on sale of land	—	—	(2,371)
Other	—	—	(1,402)

Segment expense adjustments	20,062	330	113,391

Segment expenses	264,086	285,242	239,501

Segment performance	$76,416	$175,657	$(178,066)

Interest expense	$—	$—	$(900)	$(900)

Depreciation and amortization	$(23,402)	$(5,505)	$(9,798)	$(38,705)

Other non-cash items(1)	$—	$—	$(923)	$(923)

(1)	Other non-cash items consist of write-downs of property and equipment.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

	Comverse BSS	Comverse VAS	Comverse Other	Total
	(In thousands)
Fiscal Year Ended January 31, 2010:
Total revenue	$349,089	$384,965	$60,733	$794,787

Total costs and expenses	$304,924	$291,217	$412,862	$1,009,003

Income (loss) from operations	$44,165	$93,748	$(352,129)	$(214,216)

Computation of segment performance:
Segment revenue	$349,089	$384,965	$60,733

Total costs and expenses	$304,924	$291,217	$412,862
Expense adjustments:
Stock-based compensation expense	—	—	4,170
Amortization of acquisition-related intangibles	18,672	—	3,286
Compliance-related professional fees	—	—	113,306
Compliance-related compensation and other expenses	2,879	2,462	5,396
Impairment charges	—	—	3,356
Impairment of property and equipment	—	—	2,906
Acquisition-related charges	54	—	(157)
Restructuring charges	—	—	15,272
Other	—	—	831

Segment expense adjustments	21,605	2,462	148,366

Segment expenses	283,319	288,755	264,496

Segment performance	$65,770	$96,210	$(203,763)

Interest expense	$—	$—	$(314)	$(314)

Depreciation and amortization	$(23,737)	$(10,058)	$(16,842)	$(50,637)

Other non-cash items(1)	$—	$—	$(9,109)	$(9,109)

(1)	Other non-cash items consist of write-downs and impairments of intangible assets and property and equipment.

The Company does not maintain balance sheets for the Comverse BSS, Comverse VAS and Comverse MI operating segments and therefore is unable to present total assets for Comverse BSS, Comverse VAS and Comverse Other.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

Revenue by major geographical region is based upon the geographic location of the customers who purchase the Company’s products and services. The geographical locations of distributors, resellers and systems integrators who purchase products and utilize the Company’s services may be different from the geographical locations of end customers. Revenue by geographic region and revenue by geographic region as a percentage of total revenue, for the fiscal years ended January 31, 2012, 2011 and 2010 was as follows:

	Fiscal Years Ended January 31,
	2012		2011		2010
	(Dollars in thousands)
United States	$93,901	12%	$188,766	22%	$131,424	17%
Russia	73,818	10%	42,922	5%	56,449	7%
India	57,543	7%	46,591	5%	29,119	4%
Australia	43,249	6%	61,541	7%	34,949	4%
Japan	43,243	6%	49,227	6%	25,699	3%
Italy	24,578	3%	46,019	5%	53,695	7%
France	22,827	3%	39,137	5%	50,131	6%
Other foreign(1)	411,998	53%	388,633	45%	413,321	52%

Total	$771,157	100%	$862,836	100%	$794,787	100%

(1)	Other foreign consists of numerous countries, none of which represents more than 5% of total revenue in any fiscal year presented.

Long-lived assets primarily consist of property and equipment, net, capitalized software development costs, net, and deferred costs of revenue. The Company believes that property and equipment, net, is exposed to the geographic area risks and uncertainties more than other long-lived assets, because these tangible assets are difficult to move and are relatively illiquid.

Property and equipment, net, by country of domicile consists of the following as of January 31, 2012 and 2011:

	January 31,
	2012	2011
	(In thousands)
United States	$6,688	$9,259
Israel	33,484	24,910
Other	4,515	6,470

	$44,687	$40,639

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

21.	SUPPLEMENTAL CASH FLOW INFORMATION

	Fiscal Years Ended January 31,
	2012	2011	2010
	(In thousands)
Non-cash operating items:
Depreciation and amortization	$34,165	$38,705	$50,637
Impairment of intangible assets	—	—	3,356
Provision for doubtful accounts	4,811	(467)	2,402
Stock-based compensation expense	3,660	2,439	4,170
Operating asset write-downs	2,331	923	5,752
Deferred income taxes	2,807	4,402	8,721
Gains on sale of assets	(67)	(2,774)	—
Inventory write-offs	4,456	10,734	5,888
Other non-cash items, net	(2,355)	(3,413)	757

Net non-cash operating items	$49,808	$50,549	$81,683

Non-cash investing transactions:
Accrued but unpaid purchases of property and equipment	$(312)	$623	$579

Inventory transfers to property and equipment	$18,190	$3,462	$2,860

Cash paid during the year for interest(1)	$363	$3	$—

Cash paid during the year for income taxes	$4,943	$5,628	$8,314

(1)	Including interest paid to affiliate.

22.	RELATED PARTY TRANSACTIONS

Note Payable to CTI

On January 11, 2011, the Company entered into a promissory note to borrow $7.0 million from CTI, with the note scheduled to mature on January 11, 2016. The contractual interest rate in relation to this promissory note is LIBOR plus 4.0%. The interest expense for the fiscal year ended January 31, 2012 was negligible and the amount owed to CTI as of January 31, 2012, including accrued interest, was approximately $8.5 million.

Loan Agreement with CTI

On May 9, 2012, the Company entered into a revolving loan agreement with CTI, pursuant to which CTI extended the Company a $25.0 million revolving credit facility, the proceeds of which are to be used to fund the Company’s operating expenses and working capital needs (see Note 24, Subsequent Events).

Advances to CTI

On April 13, 2009, the Company entered into a promissory note to advance CTI $200.0 million, with the note scheduled to mature on April 13, 2010. The contractual interest rate in relation to this promissory note was LIBOR plus 2.4%. The promissory note was repaid in full by CTI on October 13, 2009. The Company recognized interest income of $4.8 million for the fiscal year ended January 31, 2010 in relation to this promissory note.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

Transactions with other CTI Subsidiaries

In the ordinary course of business, the Company enters into commercial transactions with Starhome B.V. (“Starhome”) and Verint Systems Inc. (“Verint”), both of which are majority-owned subsidiaries of CTI. The Company recognized $3.1 million, $2.6 million and $1.8 million in revenue and $1.4 million, $0.1 million and $2 thousand in cost of revenue from transactions with Starhome for the fiscal years ended January 31, 2012, 2011 and 2010, respectively. As of January 31, 2012 and 2011, the Company had net receivables of $0.8 million and $1.1 million from Starhome and $1.8 million and $1.9 million from Verint, respectively.

Other Arrangements with CTI

CTI provides a variety of services to the Company (see Note 3, Expense Allocations).

23.	COMMITMENTS AND CONTINGENCIES

Guarantees

The Company provides certain customers in the ordinary course of business with financial performance guarantees, which in certain cases are backed by standby letters of credit or surety bonds, the majority of which are cash collateralized and accounted for as restricted cash and bank time deposits. The Company is only liable for the amounts of those guarantees in the event of its nonperformance, which would permit the customer to exercise the guarantee. As of January 31, 2012 and 2011, the Company believes that it was in compliance with its performance obligations under all contracts for which there is a financial performance guarantee, and that any liabilities arising in connection with these guarantees will not have a material adverse effect on the Company’s combined results of operations, financial position or cash flows. The Company also obtained bank guarantees primarily to provide customer assurance relating to the performance of certain obligations required by customer agreements for the guarantee of certain payment obligations. These guarantees, which aggregated $27.2 million as of January 31, 2012, are generally scheduled to be released upon the Company’s performance of specified contract milestones, a majority of which are scheduled to be completed at various dates through January 31, 2016.

Unconditional Purchase Obligations

In the ordinary course of business, the Company enters into certain unconditional purchase obligations, which are agreements to purchase goods or services that are enforceable, legally binding and specify all significant terms, including fixed or minimum quantities to be purchased, fixed, minimum or variable price provisions, and the approximate timing of the transaction. Purchase obligations exclude agreements that are cancelable without penalty. The Company had unconditional purchase obligations of approximately $29.1 million as of January 31, 2012. Of these obligations, $23.2 million are due in the next twelve months and $5.9 million are due in one to three years.

Litigation Overview

Proceedings Related to CTI’s Special Committee Investigations

Overview

On March 14, 2006, CTI announced the creation of a Special Committee of its Board of Directors (the “Special Committee”) composed of outside directors to review CTI’s historic stock option grant practices and related accounting matters, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed. In November 2006, the Special Committee’s investigation was expanded to other financial and accounting matters, including the recognition of revenue related to certain contracts, errors in the recording of certain deferred tax accounts, the misclassification of

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

certain expenses, the misuse of accounting reserves and the misstatement of backlog. The Special Committee issued its report on January 28, 2008. Following the commencement of the Special Committee’s investigation, CTI, certain of its subsidiaries and some of CTI’s former directors and officers were named as defendants in several class and derivative actions, and CTI commenced direct actions against certain of its former officers and directors.

Beginning on or about April 19, 2006, class action lawsuits were filed by persons identifying themselves as CTI shareholders, purportedly on behalf of a class of CTI’s shareholders who purchased its publicly-traded securities. The actions were later consolidated and adjudicated at the United States District Court for the Eastern District of New York. The complaint named CTI and certain of its former officers and directors as defendants and alleged, among other things, violations of Sections 10(b) and 14(a) of the Exchange Act, Rule 10b-5 promulgated thereunder and Section 20(a) of the Exchange Act in connection with prior statements made by CTI with respect to, among other things, its accounting treatment of stock options. The action sought compensatory damages in an unspecified amount.

The parties to this action entered into a settlement agreement on December 16, 2009, which was amended on June 19, 2010 and approved by the court in which such action was pending on June 23, 2010. Under the settlement agreement, CTI paid the plaintiffs $160.2 million, of which $82.5 million was paid through the issuance of 12,462,236 shares of CTI’s common stock and the remainder was paid in cash.

Israeli Optionholder Class Actions

CTI and certain of its subsidiaries, including Comverse Ltd. (a subsidiary of the Company), were named as defendants in four potential class action litigations in the State of Israel involving claims to recover damages incurred as a result of purported negligence or breach of contract that allegedly prevented certain current or former employees from exercising certain stock options. The Company intends to vigorously defend these actions.

Two cases were filed in the Tel Aviv District Court against CTI on March 26, 2009, by plaintiffs Katriel (a former Comverse Ltd. employee) and Deutsch (a former Verint Systems Ltd. employee). The Katriel case (Case Number 1334/09) and the Deutsch case (Case Number 1335/09) both seek to approve class actions to recover damages that are claimed to have been incurred as a result of CTI’s negligence in reporting and filing its financial statements, which allegedly prevented the exercise of certain stock options by certain employees and former employees. By stipulation of the parties, on September 30, 2009, the court ordered that these cases, including all claims against CTI in Israel and the motion to approve the class action, be stayed until resolution of the actions pending in the United States regarding stock option accounting, without prejudice to the parties’ ability to investigate and assert the unique facts, claims and defenses in these cases. On April 4, 2012, plaintiffs filed a motion to lift the stay based on the resolution of the actions in the United States. On May 7, 2012, the court lifted the stay, and the case will proceed with plaintiffs’ filing of an amended complaint.

Two cases were also filed in the Tel Aviv Labor Court by plaintiffs Katriel and Deutsch, and both seek to approve class actions to recover damages that are claimed to have been incurred as a result of breached employment contracts, which allegedly prevented the exercise by certain employees and former employees of certain CTI and Verint Systems stock options, respectively. The Katriel litigation (Case Number 3444/09) was filed on March 16, 2009, against Comverse Ltd., and the Deutsch litigation (Case Number 4186/09) was filed on March 26, 2009, against Verint Systems Ltd. The Tel Aviv Labor Court has ruled that it lacks jurisdiction, and both cases have been transferred to the Tel Aviv District Court. These cases have been consolidated with the Tel Aviv District Court cases discussed above. The Company did not accrue for these matters as the potential loss is currently not probable or estimable.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

Investigation of Alleged Unlawful Payments

On March 16, 2009, CTI disclosed that the Audit Committee of its Board of Directors was conducting an internal investigation of alleged improper payments made by certain Company employees and external sales agents in foreign jurisdictions in connection with the sale of certain products. The Audit Committee also reviewed the Company’s other existing and prior arrangements with agents. When CTI’s Audit Committee commenced the investigation, CTI voluntarily disclosed to the SEC and the Department of Justice (the “DOJ”) these facts and advised that the Audit Committee had initiated an internal investigation and that the Audit Committee would provide the results of its investigation to the agencies. On April 27, 2009, the SEC advised CTI that it was investigating the matter and issued a subpoena to CTI in connection with its investigation. The Audit Committee provided information to, and cooperated fully with, the DOJ and the SEC with respect to its findings of the internal investigation and resulting remedial action.

On April 7, 2011, CTI entered into a non-prosecution agreement with the DOJ and the SEC submitted a settlement agreement with CTI to the United States District Court for the Eastern District of New York for its approval, which was obtained on April 12, 2011. These agreements resolved allegations that CTI and certain of the Company’s foreign subsidiaries violated the books and records and internal controls provisions of the U.S. Foreign Corrupt Practices Act (the “FCPA”) by inaccurately recording certain improper payments made from 2003 through 2006 by certain former employees and an external sales agent of Comverse Ltd. or its subsidiaries, in connection with the sale of certain products in foreign jurisdictions.

Under the non-prosecution agreement with the DOJ, CTI paid a fine of $1.2 million to the DOJ and the Company and CTI agreed to continue to implement improvements in their internal controls and anti-corruption practices and policies. Under the settlement agreement with the SEC, CTI paid approximately $1.6 million in disgorgement and pre-judgment interest and the Company and CTI are required under a conduct-based injunction to comply with the books and records and internal controls provisions of the FCPA.

The Company recorded charges associated with this matter during the fiscal year ended January 31, 2009.

Other Legal Proceedings

In addition to the litigation discussed above, the Company is, and in the future, may be involved in various other lawsuits, claims and proceedings incident to the ordinary course of business. The results of litigation are inherently unpredictable. Any claims against the Company, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time and result in diversion of significant resources. The results of these lawsuits, claims and proceedings cannot be predicted with certainty. However, the Company believes that the ultimate resolution of these current matters will not have a material adverse effect on its combined financial statements taken as a whole.

Indemnifications

In the normal course of business, the Company provides indemnifications of varying scopes to customers against claims of intellectual property infringement made by third parties arising from the use of the Company’s products. The Company evaluates its indemnifications for potential losses and in its evaluation considers such factors as the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. Generally, the Company has not encountered significant charges as a result of such indemnification provisions.

24.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events for recognition or disclosure through June 7, 2012, the date the combined financial statements were available to be issued.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

Loan Agreement with CTI

On May 9, 2012, the Company entered into a revolving loan agreement (the “Loan Agreement”) with CTI, pursuant to which CTI extended the Company a $25.0 million revolving credit facility. Borrowings under the Loan Agreement are to be used to fund the Company’s operating expenses and working capital needs. Loans disbursed under the Loan Agreement mature on May 9, 2013, unless extended by CTI.

The commitment period under the Loan Agreement terminates on the earlier of (a) November 9, 2012, (b) the date upon which the Company and CTI cease to be affiliates, (c) the effective date of the share distribution, and (d) CTI’s contribution to the Company’s capital of substantially all of CTI’s cash in anticipation of the share distribution. CTI’s funding obligation under the Loan Agreement is subject to certain conditions, including the Company providing CTI with a budget acceptable to CTI in its sole and absolute discretion.

Borrowings under the Loan Agreement bear interest at the one-month London Interbank Offered Rate (“LIBOR”) plus 4.00%. The Loan Agreement provides for the mandatory prepayment of the principal and interest outstanding under the Loan Agreement with all cash swept from the Company’s bank accounts from time to time in accordance with our cash management operations with CTI.

The Company’s obligations under the Loan Agreement are unsecured. The Loan Agreement does not contain any restrictive covenants but does contain customary events of default.

Appointment of President and Chief Executive Officer

On May 21, 2012, Philippe Tartavull was appointed as the Company’s President and Chief Executive Officer, replacing Mr. Burdick. Mr. Burdick continues to serve as CTI’s Chairman of the Board and Chief Executive Officer.

CTI’s Settlement Agreement with Cadian Capital

On May 30, 2012, the CTI Board entered into a letter agreement with Cadian Capital Management, LLC (“Cadian Capital”), Cadian Fund LP, Cadian Master Fund LP and Cadian GP LLC (Cadian Capital, together with the aforementioned entities other than CTI and Verint being referred to collectively as the “Cadian Group”) with respect to the solicitation for the election of CTI director nominees at the upcoming election of directors at the Annual Meeting of Shareholders of CTI scheduled for June 28, 2012 (the “CTI AGM”) by the Cadian Group pursuant to the proxy statement filed with SEC on March 28, 2012, as amended to date. Such letter agreement is referred to herein as the “Letter Agreement.”

Pursuant to the terms and conditions of the Letter Agreement, the parties agreed, among other things, (a) that Cadian Group immediately abandon its solicitation for the election of its or any other person’s nominees as directors of CTI other than those nominees proposed by CTI in connection with the CTI AGM and that Cadian Group vote all securities of CTI over which it has beneficial ownership in favor of the slate of directors named in CTI’s proxy statement filed in connection with the CTI AGM and (b) to take various actions with respect to the composition of the Board of Directors of Verint Systems (the “Verint Board”), the Board of Directors of the Company (the “Comverse Board”) and the CTI Board.

With respect to the Verint Board, the parties to the Letter Agreement agreed that three nominees designated by Cadian Capital (the “CTI-Cadian Verint Nominees”) and acceptable to the CTI Board will replace Augustus Oliver, Theodore Schell and Mark Terrell, three members of the CTI Board who also currently serve as members of the Verint Board. The parties intend to identify and properly vet the CTI-Cadian Verint Nominees on or before June 15, 2012, subject to the approval of each nominee by each of the CTI Board and the Verint Board under the

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

“Applicable Standard” (as defined below), and CTI agreed to (a) use reasonable best efforts to cause (i) the upcoming annual meeting of Verint stockholders currently scheduled to be held on June 15, 2012 (the “Verint AGM”) to be postponed to a date no later than July 2, 2012, (ii) each of Augustus Oliver, Theodore Schell and Mark Terrell to agree to not stand for reelection at the Verint AGM and (iii) the Verint definitive proxy statement filed with the SEC in connection with the Verint AGM to be amended to include the three CTI-Cadian Verint Nominees for election as directors of Verint and (b) vote all of the shares of common stock and preferred stock of Verint owned by CTI in favor of the election of the CTI-Cadian Verint Nominees at the Verint AGM. If for any reason any CTI-Cadian Verint Nominee is unable to stand for election at the Verint AGM or the CTI Board and/or Verint Board does not accept any CTI-Cadian Verint Nominee prior to June 15, 2012, Cadian Capital will have the opportunity to recommend one or more substitute nominees for any such CTI-Cadian Verint Nominee for approval by each of the CTI Board and the Verint Board under the Applicable Standard. In the event a substitute nominee is not approved by the CTI Board and/or the Verint Board, CTI shall promptly use reasonable best efforts to cause Verint to identify potential individuals to act as a CTI-Cadian Verint Nominee, with such individuals being subject to vetting and approval by the independent directors of the Verint Board (none of whom shall include any directors designated by CTI or the Cadian Group) under the Applicable Standard. Verint is entitled to engage a nationally recognized search firm to assist in identifying such potential individuals. Upon the approval by the independent directors of the Verint Board, CTI shall use reasonable best efforts to cause Verint to use reasonable best efforts to promptly cause Augustus Oliver, Theodore Schell and/or Mark Terrell, to the extent such directors have not earlier resigned, to resign from the Verint Board contemporaneously with the appointment or election of the substitute CTI-Cadian Verint Nominee(s). In the event that CTI causes Verint to remove any of the CTI-Cadian Verint Nominees who were elected to the Verint Board (“New Verint Directors”) without the consent of Cadian Capital, or any New Verint Director nominated by Cadian Capital resigns for any reason during the term of the Letter Agreement, then Cadian Capital will designate a replacement nominee for approval by each of the CTI Board and the Verint Board under the Applicable Standard. CTI agrees to use reasonable best efforts to cause any such mutually agreed replacements to be nominated to the Verint Board as directors.

With respect to the Comverse Board, CTI agreed that, immediately prior to the share distribution, it will cause the Comverse Board to be comprised of seven directors, one of whom shall be the chief executive officer of Comverse, three of whom shall be designated by the CTI Board (which three shall be Charles J. Burdick, Susan Bowick and Mark Terrell), and three of whom shall be designated by Cadian Capital (which three shall be James Budge, Stephen Andrews and Doron Inbar, each of whom as of the date hereof are reasonably acceptable to the CTI Board to serve as directors of the Comverse Board; provided, however, that if any facts or circumstances arise which the CTI Board determines under the Applicable Standard make any Cadian Capital designee unacceptable to serve on the Comverse Board, Cadian Capital will recommend one or more substitute nominees for approval by the CTI Board under the Applicable Standard.

With respect to the CTI Board, in the event that either the share distribution has not occurred by October 31, 2012 or CTI has publicly announced that the share distribution is delayed beyond October 31, 2012 or announced its intent to abandon the share distribution at any time prior to October 31, 2012, CTI shall use reasonable best efforts to cause (a) the CTI Board to be immediately expanded and for each of James Budge, Stephen Andrews and Doron Inbar to be promptly appointed to the CTI Board to fill such vacancies, subject to each aforementioned nominee being properly vetted and approved by the CTI Board under the Applicable Standard and (b) each of Augustus Oliver, Theodore Schell and Robert Dubner to resign from the CTI Board by the earlier of (i) the consummation of the share distribution and (ii) January 31, 2013.

The “Applicable Standard” means, with respect to any decision of a board of directors or any individual director with regard to whether to approve or find acceptable any nominee or designee for election or appointment as a director, such board of directors or director acting reasonably and in good faith but in no event constrained from exercising its, his or her fiduciary duties.

COMVERSE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

In connection with the foregoing, each member of the Cadian Group agrees that (a) in connection with the CTI AGM, (i) it will withdraw its letter to CTI dated March 28, 2012, (ii) it will notify the SEC that it shall not proceed with a solicitation of its nominees for election at the CTI AGM, (iii) it will cause its affiliates and associates to, immediately abandon its solicitation for the election of its or any other person’s nominees as directors of CTI other than those nominees proposed by CTI in connection with the CTI AGM, (iv) it will not, and will cause its affiliates and associates not to, solicit for or in any way participate in, directly or indirectly, the election of directors at the CTI AGM and (v) will vote all securities of CTI over which they have beneficial ownership in favor of the slate of directors named in CTI’s proxy statement filed in connection with the CTI AGM, (b) it will vote all securities of CTI over which it has beneficial ownership in favor of the share distribution and publicly announce its intention to vote in favor of the share distribution (provided, that the terms and conditions of the share distribution are, in the reasonable business judgment of Cadian Capital, fair and reasonable to, and in the best interests of, CTI shareholders) and (c) if a merger between CTI and Verint is proposed on terms and conditions that, in the reasonable business judgment of Cadian Capital acting in good faith, are fair and reasonable to, and in the best interests of, both CTI shareholders and Verint stockholders, it will vote all securities of CTI and Verint over which it has beneficial ownership in favor of such merger and publicly announce its intention to vote in favor of such merger.

In consideration of the foregoing, CTI has agreed to reimburse up to $300,000 of the reasonable, out-of-pocket documented expenses of the Cadian Group that have been incurred since March 2012.

The rights and obligations of the Cadian Group and CTI under the Letter Agreement (a) with respect to the CTI Board will terminate and be of no further force or effect in the event that the Cadian Group at any time ceases to own, in the aggregate, at least 1,000,000 shares of CTI common stock, (b) with respect to the Verint Board will terminate and be of no further force and effect (i) in the event that the Cadian Group ceases to own, in the aggregate, at least 1,000,000 shares of Verint common stock or (ii) in the event that CTI ceases to be the beneficial owner of a majority of the outstanding voting securities of Verint. In addition, the Letter Agreement will terminate and be of no further force or effect (x) from and after June 28, 2013 or (y) earlier, in the event that any member of the Cadian Group breaches in any material respect certain of its obligations under the Letter Agreement and such breach remains uncured after receipt of notice.

SCHEDULE II. VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

	Balance at Beginning of Fiscal Year	Additions Charged (Credited) to Expenses	Net Deductions (Recoveries)	Other(1)	Balance at End of Fiscal Year
	(In thousands)
Allowance for doubtful accounts:
Fiscal Year Ended January 31, 2012	$7,669	$4,811	$(3,166)	$(146)	$9,168
Fiscal Year Ended January 31, 2011	11,981	(467)	(4,721)	876	7,669
Fiscal Year Ended January 31, 2010	9,714	2,402	(483)	348	11,981

Valuation allowance on income tax assets:
Fiscal Year Ended January 31, 2012	$(224,226)	$(7,379)	$—	$396	$(231,209)
Fiscal Year Ended January 31, 2011	(210,782)	(14,267)	—	823	(224,226)
Fiscal Year Ended January 31, 2010	(192,045)	(14,904)	—	(3,833)	(210,782)

(1)	Primarily consists of adjustments to equity and other adjustments.

COMVERSE, INC.

CONDENSED COMBINED BALANCE SHEETS

(UNAUDITED)

(In thousands)

	April 30,	January 31,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$113,985	$160,726
Restricted cash and bank time deposits	28,674	28,893
Accounts receivable, net of allowance of $9,020 and $9,168, respectively	144,678	132,003
Inventories	31,695	27,275
Deferred cost of revenue	31,548	34,364
Deferred income taxes	8,395	8,441
Prepaid expenses and other current assets	47,103	53,074
Receivables from affiliates	2,890	2,576

Total current assets	408,968	447,352
Property and equipment, net	42,907	44,687
Goodwill	155,825	155,517
Intangible assets, net	17,984	22,034
Deferred cost of revenue	102,240	107,878
Deferred income taxes	9,461	10,153
Other assets	64,485	65,592

Total assets	$801,870	$853,213

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$184,923	$187,773
Deferred revenue	346,542	347,891
Deferred income taxes	8,765	8,742
Income taxes payable	2,870	2,647

Total current liabilities	543,100	547,053
Deferred revenue	181,477	201,998
Deferred income taxes	40,980	40,595
Note payable to CTI	9,139	8,536
Other long-term liabilities	145,061	147,438

Total liabilities	919,757	945,620

Commitments and contingencies
Equity:
Net investment of CTI	(139,302)	(113,408)
Accumulated other comprehensive income	21,415	21,001

Total equity	(117,887)	(92,407)

Total liabilities and equity	$801,870	$853,213

The accompanying notes are an integral part of these condensed combined financial statements.

COMVERSE, INC.

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands)

	Three Months Ended April 30,
	2012	2011
Revenue:
Product revenue	$47,586	$53,792
Service revenue	90,164	109,972

Total revenue	137,750	163,764

Costs and expenses:
Product costs	25,833	27,748
Service costs	69,590	80,690
Research and development, net	19,072	25,746
Selling, general and administrative	45,458	56,168
Other operating expenses:
Restructuring charges	680	11,087

Total costs and expenses	160,633	201,439

Loss from operations	(22,883)	(37,675)
Interest income	222	488
Interest expense	(196)	(330)
Interest expense on note payable to CTI	(109)	(91)
Other expense, net	(1,437)	(1,775)

Loss before income tax provision	(24,403)	(39,383)
Income tax provision	(2,194)	(3,069)

Net loss	$(26,597)	$(42,452)

The accompanying notes are an integral part of these condensed combined financial statements.

COMVERSE, INC.

CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(In thousands)

	Three Months Ended April 30,
	2012	2011
Net loss	$(26,597)	$(42,452)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	556	(4,891)
Changes in accumulated OCI on cash flow hedges, net of tax	(142)	1,647

Other comprehensive income (loss), net of tax	414	(3,244)

Comprehensive loss	$(26,183)	$(45,696)

The accompanying notes are an integral part of these condensed combined financial statements.

COMVERSE, INC.

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Three Months Ended April 30,
	2012	2011
Net cash used in operating activities	$(45,699)	$(58,643)
Cash flows from investing activities:
Purchase of property and equipment	(1,683)	(1,344)
Net change in restricted cash and bank time deposits	88	32
Proceeds from asset sales	265	41
Other, net	—	160

Net cash used in investing activities	(1,330)	(1,111)

Cash flows from financing activities:
(Decrease) increase in net investment by CTI	(728)	8,883
Borrowing under note payable to CTI	500	—
Repayment of lines of credit and other financing obligations	(29)	(6,000)

Net cash (used in) provided by financing activities	(257)	2,883

Effects of exchange rates on cash and cash equivalents	545	4,499
Net decrease in cash and cash equivalents	(46,741)	(52,372)
Cash and cash equivalents, beginning of period	160,726	191,829

Cash and cash equivalents, end of period	$113,985	$139,457

The accompanying notes are an integral part of these condensed combined financial statements.

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

1.	ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Background

Comverse, Inc. (the “Company”) is a wholly-owned subsidiary of Comverse Technology, Inc. (“CTI”) organized as a Delaware corporation in November 1997.

The Company is a leading provider of software-based products, systems and related services that:

•

provide converged, prepaid and postpaid billing and active customer management systems (“Business Support Systems” or “BSS”) for wireless, wireline and cable network operators delivering a value proposition designed to ensure timely and efficient service monetization, consistent customer experience, reduced complexity and cost, and enable real-time marketing based on all relevant customer profile information;

•

enable wireless and wireline (including cable) network-based Value-Added Services (“VAS”), comprised of two categories—Voice and Messaging—that include voicemail, visual voicemail, call completion, short messaging service (“SMS”) text messaging (“texting”), multimedia picture and video messaging, and Internet Protocol (“IP”) communications; and

•	provide wireless users with optimized access to Internet websites, content and applications, manage and enforce policy and generate data usage and revenue for wireless operators.

The Company’s products and services are used by more than 450 wireless, wireline and cable network communication service providers in more than 125 countries, including the majority of the world’s 100 largest wireless network operators. The Company’s products and services are designed to generate voice and data network traffic, increase revenue and customer loyalty, monetize services and improve operational efficiency.

The Share Distribution

On January 11, 2012, CTI announced its plan to spin–off the Company as an independent, publicly-traded company, to be accomplished by means of a pro rata distribution of 100% of the Company’s outstanding common shares to CTI’s shareholders (the “share distribution”). Following the share distribution, CTI will no longer hold any of the Company’s outstanding capital stock, and the Company will be an independent, publicly-traded company.

The share distribution is subject to a number of conditions, including receipt of an opinion with respect to the capital adequacy of CTI and the Company from a nationally recognized provider of such opinions, final approval of the transaction by CTI’s Board, the approval of the share distribution by holders of at least two-thirds of the CTI common shares, final approval of certain material agreements by the boards of each of CTI and the Company and completion of the review of the Company’s registration statement on Form 10 by the Securities and Exchange Commission (the “SEC”).

Immediately prior to the share distribution, CTI will contribute to the Company Exalink Ltd. (“Exalink”), its wholly-owned subsidiary. Other than holding certain intellectual property rights, Exalink has no operations. Following the share distribution, the Company and CTI will operate independently, and neither will have any ownership interest in the other. In order to govern certain ongoing relationships between CTI and the Company after the share distribution and to provide mechanisms for an orderly transition, the Company intends to enter into agreements with CTI pursuant to which certain services and rights will be provided for following the share distribution, and the Company and CTI will indemnify each other against certain liabilities arising from their respective businesses and the services that will be provided under such agreements.

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Condensed Combined Financial Statements Preparation

The condensed combined financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and on the same basis as the audited combined financial statements appearing elsewhere in this Information Statement.

The condensed combined statements of operations, comprehensive loss and cash flows for the periods ended April 30, 2012 and 2011, and the condensed combined balance sheet as of April 30, 2012 are not audited but in the opinion of management reflect all adjustments that are of a normal recurring nature and that are considered necessary for a fair presentation of the results of the periods presented. The combined balance sheet as of January 31, 2012 is derived from the audited combined financial statements appearing elsewhere in the Information Statement. Certain information and disclosures normally included in audited combined financial statements have been omitted in these condensed combined financial statements pursuant to the rules and regulations of the SEC. Because the condensed combined financial statements do not include all of the information and disclosures required by U.S. GAAP for annual financial statements, they should be read in conjunction with the audited combined financial statements and notes appearing elsewhere in the Information Statement. The results for interim periods are not necessarily indicative of a full fiscal year’s results.

The Company’s condensed combined financial statements have been derived from the condensed consolidated financial statements and accounting records of CTI, using the historical results of operations, and historical basis of assets and liabilities of the Company’s business. The Company’s condensed combined financial statements combine, on the basis of common control, the results of operations and financial position of the Company and its subsidiaries with Exalink. Management believes the assumptions and methodologies underlying the allocation of general, corporate expenses from CTI are reasonable (see Note 3, Expense Allocations). However, such expenses may not be indicative of the actual level of expense that would have been incurred by the Company if it had operated as an independent, publicly-traded company or of the costs expected to be incurred in the future. As such, the condensed combined financial statements included herein may not necessarily reflect the Company’s results of operations, financial position, comprehensive loss or cash flows in the future or what its results of operations, financial position, comprehensive loss or cash flows would have been had the Company been an independent company during the periods presented.

Transactions between the Company and CTI and CTI’s other subsidiaries have been identified in the condensed combined financial statements as transactions between related parties (see Note 14, Related Party Transactions).

For the purposes of the condensed combined statements of cash flows, the Company reflects transactions with CTI as a financing activity.

Intercompany accounts and transactions within the Company have been eliminated.

Use of Estimates

The preparation of the condensed combined financial statements and the accompanying notes in conformity with U.S. GAAP requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses.

The most significant estimates include:

•

Estimates relating to the recognition of revenue, including the determination of vendor specific objective evidence (“VSOE”) of fair value or the determination of best estimate of selling price for multiple element arrangements;

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

•	Inventory write-off;

•	Allowance for doubtful accounts;

•	Fair value of CTI stock-based compensation;

•	Allocation of expenses by CTI to the Company;

•	Fair value of reporting units for the purpose of goodwill impairment testing;

•	Valuation of other intangible assets;

•	Valuation of investments and financial instruments;

•	Realization of deferred tax assets; and

•	The identification and measurement of uncertain tax positions.

The Company’s actual results may differ from its estimates.

Cash Position

The Company incurred substantial losses and had negative cash flows during the three fiscal years ended January 31, 2012 and the three months ended April 30, 2012.

The Company forecasts that available cash and cash equivalents will be sufficient to meet its liquidity needs, including capital expenditures, for at least the next 12 months. The Company’s forecast is based upon a number of assumptions, which the Company believes are reasonable. However, should one or more of the assumptions prove incorrect, or should one or more of the risks or uncertainties attendant to the Company and its business materialize, the Company’s business and operations could be materially adversely affected and, in such event, the Company may need to seek new borrowings, asset sales or the issuance of equity or debt securities. Management believes that sources of liquidity could be identified.

2.	RECENT ACCOUNTING PRONOUNCEMENTS

Standards Implemented

In May 2011, the Financial Accounting Standards Board (the “FASB”) issued updated accounting guidance to amend existing requirements for fair value measurements and disclosures. The guidance expands the disclosure requirements around fair value measurements categorized in Level 3 of the fair value hierarchy and requires disclosure of the level in the fair value hierarchy of items that are not measured at fair value but whose fair value must be disclosed. It also clarifies and expands upon existing requirements for fair value measurements of financial assets and liabilities as well as instruments classified in shareholders’ equity. The guidance was effective for the Company for the interim period ended April 30, 2012. The adoption of this guidance did not materially impact the Company’s condensed combined financial statements.

3.	EXPENSE ALLOCATIONS

CTI provides a variety of services to the Company. CTI directly assigned, where possible, certain general and administrative costs to the Company based on actual use of those services. Where direct assignment of costs is not possible, or practical, CTI uses other indirect methods to estimate the allocation of costs. Allocated costs include general support services such as information technology, legal services, human resource services, general

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

accounting and finance, and executive support. Substantially all of these allocations are reflected in “Selling, general, and administrative” expenses in the Company’s condensed combined statements of operations.

Employee compensation and overhead expenses were allocated utilizing a time study of CTI employees’ percentage of time spent on Company-related matters. External vendor expenses were allocated based on information provided by the vendor or an internal analysis of benefits derived by the Company from the services incurred by CTI.

The Company considered these expense allocations to be a reasonable reflection of the utilization of services provided. The allocations may not, however, reflect the expense the Company would have incurred as an independent company. Actual costs which may have been incurred if the Company had been an independent company for three months ended April 30, 2012 and 2011 would depend on a number of factors, including how the Company chose to organize itself, and what, if any, functions were outsourced or performed by the Company’s employees.

The following table presents the expense allocations from CTI reflected in the Company’s condensed combined statements of operations:

	Three Months Ended April 30,
	2012	2011
	(In thousands)
Employee compensation expenses	$705	$2,230
Overhead expenses and external vendor expenses	2,152	11,844

Total	$2,857	$14,074

Net Investment of CTI

CTI primarily uses a centralized approach for cash management and for financing of its operations with all related activity between the Company and CTI, reflected as equity transactions in “Net investment of CTI” in the condensed combined balance sheets. Intercompany transactions between the Company and CTI primarily include: (i) borrowings from CTI used to fund operations and capital expenditures, as well as repayment thereof and (ii) allocations of CTI’s corporate expenses identified above.

Certain loan arrangements between CTI and the Company not included in “Net investment of CTI” are disclosed in Note 7, Debt, Note 14, Related Party Transactions and Note 16, Subsequent Events.

4.	INVENTORIES

Inventories as of April 30, 2012 and January 31, 2012 consist of:

	April 30, 2012	January 31, 2012
	(In thousands)
Raw materials	$20,881	$18,835
Work in process	10,646	8,290
Finished goods	168	150

	$31,695	$27,275

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

5.	INTANGIBLE ASSETS, NET

Amortization of intangible assets was $4.1 million and $4.5 million for the three months ended April 30, 2012 and 2011, respectively.

6.	RESTRUCTURING

The Company reviews its business, manages costs and aligns resources with market demand and in conjunction with various acquisitions. As a result, the Company has taken several actions to improve its cash position, reduce fixed costs, eliminate redundancies, strengthen operational focus and better position itself to respond to market pressures or unfavorable economic conditions.

Third Quarter 2010 Restructuring Initiatives and Business Transformation

During the second half of the fiscal year ended January 31, 2011, the Company commenced certain initiatives to improve its cash position, including a plan to restructure its operations with a view towards aligning operating costs and expenses with anticipated revenue. The Company implemented the first phase of such plan commencing in the third quarter of the fiscal year ended January 31, 2011, reducing its annualized operating costs. During the fiscal year ended January 31, 2012, the Company implemented a second phase of measures (the “Phase II Business Transformation”) that focuses on process reengineering to maximize business performance, productivity and operational efficiency. As part of the Phase II Business Transformation, the Company restructured its operations into new business units that are designed to improve operational efficiency and business performance. One of the primary purposes of the Phase II Business Transformation is to solidify the Company’s leadership in BSS and leverage the growth in mobile data usage, while maintaining its leading market position in VAS and implementing further cost savings through operational efficiencies and strategic focus. In relation to these restructuring plans, the Company recorded severance-related costs of $0.1 million during the three months ended April 30, 2012. Severance-related costs of $0.8 million were paid during the three months ended April 30, 2012 with the remaining costs of $1.7 million expected to be substantially paid by January 31, 2013.

Netcentrex 2010 Initiative

During the fiscal year ended January 31, 2011, management, as part of initiatives to improve focus on the Company’s core business and to maintain its ability to face intense competitive pressures in its markets, approved the first phase of a restructuring plan to eliminate staff positions primarily located in France. During the fiscal year ended January 31, 2012, the Company began the second phase of its Netcentrex restructuring plan. In relation to these initiatives, the Company recorded severance and facilities related costs of $0.9 million and paid $0.4 million of such costs during the three months ended on April 30, 2012. The remaining costs of $1.5 million relating to the Netcentrex second phase are expected to be substantially paid by January 31, 2013. As part of its commitment to its customers, Netcentrex is providing, and is expected to continue to provide, maintenance, support and certain other services to address the ongoing needs of its existing customer base.

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

The following table represents a roll forward of the workforce reduction and restructuring activities noted above:

	Third Quarter 2010 Initiative (1)		Netcentrex 2010 Initiative
	Severance Related	Facilities Related	Severance Related	Facilities Related	Total
			(In thousands)
For the Three Months Ended April 30, 2012
January 31, 2012	$2,486	$8	$1,178	$—	$3,672
Charges	116	—	11	854	981
Change in assumptions	(136)	—	(165)	—	(301)
Translation adjustments	(2)	—	10	6	14
Paid or utilized	(771)	—	(315)	(60)	(1,146)

April 30, 2012	$1,693	$8	$719	$800	$3,220

	Third Quarter 2010 Initiative (1)		Netcentrex 2010 Initiative	First Quarter 2010 Initiative		Pre 2010 initiatives
	Severance Related	Facilities Related	Severance Related	Severance Related	Facilities Related	Severance Related	Facilities Related	Total
				(In thousands)
For the Three Months Ended April 30, 2011
January 31, 2011	$2,462	$86	$2,910	$6	$94	$227	$29	$5,814
Charges	4,505	—	6,591	—	—	48	57	11,201
Change in assumptions	(114)	—	—	(3)	—	1	2	(114)
Translation adjustments	—	—	702	—	—	—	—	702
Paid or utilized	(5,018)	(51)	(3,546)	—	(72)	(48)	(72)	(8,807)

April 30, 2011	$1,835	$35	$6,657	$3	$22	$228	$16	$8,796

(1)	Includes charges attributable to the Phase II Business Transformation.

7.	DEBT

Debt incurred by the Company was primarily extended by CTI.

Comverse Ltd. Lines of Credit

As of April 30, 2012 and January 31, 2012, Comverse Ltd., the Company’s wholly-owned Israeli subsidiary, had a $20.0 million line of credit with a bank to be used for various performance guarantees to customers and vendors, letters of credit and foreign currency transactions in the ordinary course of business. This line of credit is not available for borrowings. The line of credit bears no interest and is subject to renewal on an annual basis. Comverse Ltd. is required to maintain cash balances with the bank of no less than the capacity under the line of credit at all times regardless of amounts utilized under the line of credit. As of April 30, 2012 and January 31, 2012, Comverse Ltd. had utilized $17.5 million and $17.8 million, respectively, of capacity under the line of credit for guarantees and foreign currency transactions.

As of April 30, 2012 and January 31, 2012, Comverse Ltd. had an additional line of credit with a bank for $8.0 million, to be used for borrowings, various performance guarantees to customers and vendors, letters of credit and foreign currency transactions in the ordinary course of business. The line of credit bears no interest other than on

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

borrowings thereunder and is subject to renewal on an annual basis. Borrowings under the line of credit bear interest at an annual rate of London Interbank Offered Rate (“LIBOR”) plus a variable margin determined based on the bank’s underlying cost of capital. Comverse Ltd. is required to maintain cash balances with the bank of no less than the capacity under the line of credit at all times regardless of amounts borrowed or utilized under the line of credit. As of April 30, 2012 and January 31, 2012, Comverse Ltd. had no outstanding borrowings under the line of credit. As of April 30, 2012 and January 31, 2012, Comverse Ltd. had utilized $3.0 million and $3.3 million, respectively, of capacity under the line of credit for guarantees and foreign currency transactions.

Other than Comverse Ltd.’s requirement to maintain cash balances with the banks as discussed above, the lines of credit have no financial covenants. These cash balances required to be maintained with the banks were classified as “Restricted cash and bank time deposits” within the condensed combined balance sheets as of April 30, 2012 and January 31, 2012.

Note Payable to CTI

On January 11, 2011, the Company entered into a promissory note to borrow up to $10.0 million from CTI, with the note scheduled to mature on January 11, 2016. Borrowings may be prepaid by the Company without penalty. The contractual interest rate applicable to borrowings under this promissory note is LIBOR plus 4.0%. The interest expense for the three months ended April 30, 2012 and 2011 was negligible and the amount owed to CTI as of April 30, 2012 and January 31, 2012, including accrued interest, was approximately $9.1 million and $8.5 million, respectively.

Loan Agreement with CTI

On May 9, 2012, the Company entered into a revolving loan agreement (the “Loan Agreement”) with CTI, pursuant to which CTI extended the Company a $25.0 million revolving credit facility. Borrowings under the Loan Agreement are to be used to fund the Company’s operating expenses and working capital needs. In June and July 2012, the Company borrowed an aggregate of $9.0 million under the Loan Agreement (see Note 16, Subsequent Events).

8.	DERIVATIVES AND FINANCIAL INSTRUMENTS

The Company entered into derivative arrangements to manage a variety of risk exposures during the three months ended April 30, 2012 and 2011, including foreign currency risk related to forecasted foreign currency denominated payroll costs. The Company assessed the counterparty credit risk for each party related to its derivative financial instruments for the periods presented.

Forward Contracts

During the three months ended April 30, 2012 and 2011, the Company entered into a series of short-term foreign currency forward contracts to limit the variability in exchange rates between the U.S. dollar (the “USD”) and the new Israeli shekel (“NIS”) to hedge probable cash flow exposure from expected future payroll expense. The transactions qualified for cash flow hedge accounting under the FASB’s guidance and there was no hedge ineffectiveness. Accordingly, the Company recorded all changes in fair value of the forward contracts as part of other comprehensive income (loss) in the condensed combined statement of comprehensive loss. Such amounts are reclassified to the condensed combined statements of operations when the effects of the item being hedged are recognized in the condensed combined statements of operations. The Company’s derivatives outstanding as of April 30, 2012 are short-term in nature and are due to contractually settle within the next twelve months.

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

The following tables summarize the Company’s derivative positions and their respective fair values as of April 30, 2012 and January 31, 2012:

	April 30, 2012
Type of Derivative	Notional Amount	Balance Sheet Classification	Fair Value
	(In thousands)
Assets
Derivatives designated as hedging instruments
Short-term foreign currency forward	$20,639	Prepaid expenses and other current assets	$94

Total Assets			$94

	January 31, 2012
Type of Derivative	Notional Amount	Balance Sheet Classification	Fair Value
		(In thousands)
Assets
Derivatives designated as hedging instruments
Short-term foreign currency forward	$36,600	Prepaid expenses and other current assets	$236

Total Assets			$236

The following tables summarize the Company’s classification of gains and losses on derivative instruments for the three months ended April 30, 2012 and 2011:

	Three Months Ended April 30, 2012
	Gain (Loss)
Type of Derivative	Recognized In Other Comprehensive Income	Reclassified from Accumulated Other Comprehensive Income Into Statement of Operations (1)	Recognized In Other (Expense) Income, Net
	(In thousands)
Derivatives designated as hedging instruments
Foreign currency forward	$(75)	$67	$—

Total	$(75)	$67	$—

	Three Months Ended April 30, 2011
	Gain (Loss)
Type of Derivative	Recognized In Other Comprehensive Income	Reclassified from Accumulated Other Comprehensive Income Into Statement of Operations (1)	Recognized In Other (Expense) Income, Net
	(In thousands)
Derivatives designated as hedging instruments
Foreign currency forward	$3,035	$1,388	$—

Total	$3,035	$1,388	$—

(1)	Amounts reclassified from accumulated other comprehensive income into the statement of operations are classified as operating expenses.

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

The components of other comprehensive loss (“OCI”) related to cash flow hedges are as follows:

	Three Months Ended April 30,
	2012	2011
	(In thousands )
Accumulated OCI related to cash flow hedges, beginning of the period	$236	$829
Unrealized (loss) gains on cash flow hedges	(75)	3,035
Reclassification adjustment for gains included in net loss	(67)	(1,388)

Changes in accumulated OCI on cash flow hedges, net of tax (1)	(142)	1,647

Accumulated OCI related to cash flow hedges, end of the period	$94	$2,476

(1)	There was no tax impact on OCI related to cash flow hedges for the three months ended April 30, 2012 and 2011.

9.	FAIR VALUE MEASUREMENTS

Under the FASB’s guidance, fair value is defined as the price that would be received in the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., “the exit price”).

The FASB’s guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. The fair value hierarchy consists of three levels based on the reliability of inputs as follows:

•

Level 1 – Valuations based on quoted prices in active markets for identical instruments that the Company is able to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these instruments does not entail a significant degree of judgment.

•

Level 2 – Valuations based on quoted prices in active markets for instruments that are similar, or quoted prices in markets that are not active for identical or similar instruments, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

•	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in transfers within fair value measurement hierarchy. All transfers into and/or out of all levels are assumed to occur at the end of the reporting period. The Company did not have any transfers between levels of the fair value measurement hierarchy during the three months ended April 30, 2012 and 2011.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The fair value of financial instruments is estimated by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Commercial paper. The Company uses quoted prices for similar assets and liabilities.

Money Market Funds. The Company values these assets using quoted market prices for such funds.

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Derivative assets. The fair value of derivative instruments is based on quotes or data received from counterparties and third party financial institutions. These quotes are reviewed for reasonableness by discounting the future estimated cash flows under the contracts, considering the terms and maturities of the contracts and markets rates for similar contracts using readily observable market prices thereof.

The following tables present financial instruments according to the fair value hierarchy as defined by the FASB’s guidance as of April 30, 2012 and January 31, 2012:

Financial Assets Measured at Fair Value on a Recurring Basis as of April 30, 2012

	April 30, 2012
	Quoted Prices to Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Fair Value
	(In thousands)
Financial Assets:
Commercial paper (1)	$—	$9,384	$—	$9,384
Money market funds (1)	1,245	—	—	1,245
Derivative assets	—	94	—	94

	$1,245	$9,478	$—	$10,723

Financial Assets Measured at Fair Value on a Recurring Basis as of January 31, 2012

	January 31, 2012
	Quoted Prices to Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Fair Value
	(In thousands)
Financial Assets:
Commercial paper (1)	$—	$9,383	$—	$9,383
Derivative assets	—	236	—	236

	$—	$9,619	$—	$9,619

(1)	As of April 30, 2012, $10.6 million of commercial paper and money market funds were classified in “Cash and cash equivalents” within the condensed combined balance sheet. As of January 31, 2012, $9.4 million of commercial paper was classified in “Cash and cash equivalents” in the condensed combined balance sheets.

Assets and Liabilities Not Measured at Fair Value on a Recurring Basis

In addition to assets and liabilities that are measured at fair value on a recurring basis, the Company also measures certain assets and liabilities at fair value on a nonrecurring basis. The Company measures non-financial assets, including goodwill, intangible assets and property, plant and equipment, at fair value when there is an indication of impairment. These assets are recorded at fair value only when an impairment charge is recognized. The Company has elected not to apply the fair value option for non-financial assets and non-financial liabilities.

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

10.	SEVERANCE

Under Israeli law, the Company is obligated to make severance payments under certain circumstances to employees of its Israeli subsidiaries on the basis of each individual’s current salary and length of employment. The Company’s liability for severance pay is calculated pursuant to Israel’s Severance Pay Law based on the most recent monthly salary of the employee multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month’s salary for each year of employment or a portion thereof. The gross severance liability as of April 30, 2012 and January 31, 2012 was $46.5 million and $47.0 million, respectively, and is included in “Other long-term liabilities” within the condensed combined balance sheets. A portion of such liability is funded by monthly deposits into insurance policies, which are restricted to only be used to satisfy such severance payments. The amount of deposits is classified in “Other assets” within the condensed combined balance sheets as severance pay fund in the amounts of $35.2 million and $35.5 million as of April 30, 2012 and January 31, 2012, respectively.

11.	STOCK-BASED COMPENSATION

Certain employees of the Company have historically received, under stock incentive compensation plans maintained by CTI, share-based awards, including stock options, deferred stock unit and restricted stock awards, entitling the recipients to acquire or receive shares of CTI common stock. Accordingly, the following presentation reflects the stock-based compensation expense attributable to awards granted by CTI to employees of the Company. Amounts presented may not be indicative of future stock-based compensation expense and may not necessarily reflect the stock-based compensation expense that the Company would have recorded had it been an independent, publicly-traded company for the periods presented.

Stock-based compensation expense associated with awards made by CTI to the employees of the Company is included in the Company’s condensed combined statements of operations as follows:

	Three Months Ended April 30,
	2012	2011
	(In thousands)
Stock options:
Product costs	$—	$6
Service costs	12	—
Research and development, net	5	4
Selling, general and administrative	47	40

	64	50

Restricted/Deferred stock awards:
Service costs	238	102
Research and development, net	128	157
Selling, general and administrative	1,001	359

	1,367	618

Total	$1,431	$668

CTI’s Restricted Period

As a result of the delinquency in the filing of periodic reports under the Exchange Act since April 2006, CTI had been ineligible to use its registration statements on Form S-8 for the offer and sale of equity securities, including equity securities issuable upon exercise of stock options by employees. Consequently, to ensure that it

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

did not violate the federal securities laws, CTI prohibited the exercise of vested stock options from April 2006 until such time as it was determined that CTI has filed all periodic reports required in a 12-month period and had an effective registration statement on Form S-8 on file with the SEC. This period is referred to as the “restricted period.” In October 2011, CTI resumed option exercises.

Restricted Awards and Stock Options

CTI granted restricted stock unit awards (“RSU”) awards, deferred stock unit (“DSU”) awards (collectively “Restricted Awards”) and stock options under its various stock incentive plans.

During the three months ended April 30, 2012 and 2011, CTI granted RSU awards covering an aggregate of 2,966,755 shares and DSU awards covering 715,000 shares, respectively, of CTI’s common stock to certain executive officers and key employees of the Company.

During the three months ended April 30, 2012, 3,377 shares of CTI common stock were issued to certain employees of the Company upon exercise of stock options under CTI’s stock incentive plans. Total proceeds for these shares were negligible.

As of April 30, 2012, stock options to purchase 2,409,879 shares of CTI’s common stock and Restricted Awards with respect to 3,760,555 shares of CTI’s common stock granted to employees of the Company were outstanding and 18,572,600 shares of CTI’s common stock were available for future grant under CTI’s Stock Incentive Compensation Plans.

The total fair value of Restricted Awards vested during the three months ended April 30, 2012 and 2011 was $3.0 million and $1.9 million, respectively. As of April 30, 2012, the unrecognized compensation expense related to unvested Restricted Awards was $23.4 million, which is expected to be recognized over a weighted-average period of 2.7 years.

Outstanding stock options as of April 30, 2012 include unvested stock options to purchase 133,134 shares of CTI’s common stock with a weighted-average grant date fair value of $2.34, an expected term of 4 years and a total fair value of $0.3 million. The unrecognized compensation cost related to the remaining unvested stock options to purchase CTI’s common stock was not significant.

The fair value of stock options to purchase CTI’s common stock vested during the three months ended April 30, 2012 and 2011 was zero.

12.	INCOME TAXES

The Company’s quarterly provision for income taxes is measured using an annual effective tax rate, adjusted for discrete items that occur within the periods presented. The significant differences that impact the effective tax rate relate to the difference between the U.S. federal statutory rate and the rates in foreign jurisdictions, incremental valuation allowances and tax contingencies.

For the three months ended April 30, 2012 and 2011, the Company recorded an income tax provision of $2.2 million and $3.1 million, respectively, which represents an effective tax rate of (9.0)% and (7.8)%, respectively. The effective tax rate is negative due to the fact that the Company recorded income tax expense on a combined pre-tax loss primarily due to the mix of income and losses by jurisdiction. The Company did not record an income tax benefit on the loss for the period, primarily because it maintains valuation allowances against certain of its U.S. and foreign net deferred tax assets.

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

The income tax provisions for the periods are comprised of income tax expense recorded in non-loss jurisdictions, withholding taxes, and certain tax contingencies.

As required by the authoritative guidance on accounting for income taxes, the Company evaluates the realizability of deferred tax assets on a jurisdictional basis at each reporting date. Accounting for income taxes requires that a valuation allowance be established when it is more-likely-than-not that all or a portion of the deferred tax assets will not be realized. In circumstances where there is sufficient negative evidence indicating that the deferred tax assets are not more-likely-than-not realizable, the Company establishes a valuation allowance. The Company determined that there is sufficient negative evidence to maintain valuation allowances against certain of the Company’s federal, state and foreign deferred tax assets as a result of historical losses in the most recent three-year period in the U.S. and certain state and foreign jurisdictions. The Company intends to maintain a valuation allowance until sufficient positive evidence exists to support its reversal.

The Company regularly assesses the adequacy of the Company’s provisions for income tax contingencies in accordance with the applicable authoritative guidance on accounting for income taxes. As a result, the Company may adjust the reserves for unrecognized tax benefits for the impact of new facts and developments, such as changes to interpretations of relevant tax law, assessments from taxing authorities, settlements with taxing authorities, and lapses of statutes of limitation. As of April 30, 2012, the total amount of unrecognized tax benefits that, if recognized, would impact the Company’s effective tax rate were approximately $94.3 million. The Company believes that it is reasonably possible that the total amount of unrecognized tax benefits as of April 30, 2012 could decrease by approximately $3.0 million in the next twelve months as a result of settlements of certain tax audits or lapses of statutes of limitation. Such decreases may involve the payment of additional taxes, the adjustment of deferred taxes, including the need for additional valuation allowances and the recognition of tax benefits. The Company’s income tax returns are subject to ongoing tax examinations in several jurisdictions in which the Company operates. The Company believes that it is reasonably possible that new issues may be raised by tax authorities or developments in tax audits may occur which would require increases or decreases to the balance of reserves for unrecognized tax benefits. However, an estimate of such changes cannot reasonably be made.

The Company’s policy is to include interest and penalties related to unrecognized tax benefits as a component of the provision for income taxes in the condensed combined statements of operations. Accrued interest and penalties were $43.1 million as of April 30, 2012 and January 31, 2012.

13.	BUSINESS SEGMENT INFORMATION

The Company’s reportable segments consist of Comverse BSS and Comverse VAS. The results of operations of all the other operations of the Company, including the Comverse MI operating segment, the Company’s Netcentrex operations, the Company’s global corporate functions that support its business units and Exalink, are included in the column captioned “Comverse Other” as part of the Company’s business segment presentation. The operating segments included in “Comverse Other” do not meet the quantitative thresholds required for a separate presentation or the aggregation criteria under segment reporting guidance. Specifically, they do not have similar economic characteristics with any separately presented reportable segment. The Company does not maintain balance sheets for the Comverse BSS, Comverse VAS and Comverse MI operating segments.

During the fiscal year ended January 31, 2012, as part of the Phase II Business Transformation, the Company restructured its operations into new business units that are designed to improve operational efficiency and business performance. For a more comprehensive discussion relating to the Phase II Business Transformation, (see Note 6, Restructuring).

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Segment Performance

The Company evaluates its business by assessing the performance of each of its operating segments. The Company’s Chief Executive Officer is its chief operating decision maker (“CODM”). The CODM uses segment performance, as defined below, as the primary basis for assessing the financial results of the operating segments and for the allocation of resources. Segment performance, as the Company defines it in accordance with the FASB’s guidance relating to segment reporting, is not necessarily comparable to other similarly titled captions of other companies.

Segment performance is computed by management as income (loss) from operations adjusted for the following: (i) stock-based compensation expense; (ii) amortization of acquisition-related intangibles; (iii) compliance-related professional fees; (iv) compliance-related compensation and other expenses; (v) impairment of property and equipment; (vi) litigation settlements and related costs; (vii) restructuring charges; and (viii) certain other gains and charges. Compliance-related professional fees and compliance-related compensation and other expenses relate to fees and expenses recorded in connection with CTI’s efforts to (a) complete financial statements and audits of such financial statements, (b) become current in periodic reporting obligations under the federal securities laws, and (c) remediate material weaknesses in internal control over financial reporting. Although following the share distribution the Company will not continue to incur compliance-related professional fees and compliance-related compensation and other expenses for the filing of CTI’s periodic reports, the Company expects to incur significant fees and expenses related to compliance with its periodic reporting obligations under federal securities laws.

In evaluating each segment’s performance, management uses segment revenue, which consists of revenue generated by the segment. Certain segment performance adjustments relate to expenses included in the calculation of income (loss) from operations, while, from time to time, certain segment performance adjustments may be presented as adjustments to revenue. The Company had no segment performance adjustments to revenue for the three months ended April 30, 2012 and 2011.

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

The tables below present information about total revenue, total costs and expenses, income (loss) from operations, segment performance, interest expense, depreciation and amortization, and other non-cash items for the three months ended April 30, 2012 and 2011:

	Comverse BSS	Comverse VAS	Comverse Other	Total
	(In thousands)
Three Months Ended April 30, 2012:
Total revenue	$57,680	$65,922	$14,148	$137,750

Total costs and expenses	$53,283	$50,082	$57,268	$160,633

Income (loss) from operations	$4,397	$15,840	$(43,120)	$(22,883)

Computation of segment performance:
Segment revenue	$57,680	$65,922	$14,148

Total costs and expenses	$53,283	$50,082	$57,268
Expense adjustments:
Stock-based compensation expense	—	—	1,431
Amortization of acquisition-related intangibles	4,074	—	—
Compliance-related professional fees	—	—	(136)
Compliance-related compensation and other expenses	630	773	(285)
Impairment of property and equipment	—	—	22
Litigation settlements and related costs	—	—	(230)
Restructuring charges	—	—	680
Other	—	—	(173)

Segment expense adjustments	4,704	773	1,309

Segment expenses	48,579	49,309	55,959

Segment performance	$9,101	$16,613	$(41,811)

Interest expense	$—	$—	$(196)	$(196)

Depreciation and amortization	$(4,863)	$(1,201)	$(1,981)	$(8,045)

Other non-cash items (1)	$—	$—	$(22)	$(22)

(1)	Other non-cash items consist of write-downs of property and equipment.

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

	Comverse BSS	Comverse VAS	Comverse Other	Total
	(In thousands)
Three Months Ended April 30, 2011:
Total revenue	$75,201	$79,475	$9,088	$163,764

Total costs and expenses	$70,142	$58,689	$72,608	$201,439

Income (loss) from operations	$5,059	$20,786	$(63,520)	$(37,675)

Computation of segment performance:
Segment revenue	$75,201	$79,475	$9,088

Total costs and expenses	$70,142	$58,689	$72,608
Expense adjustments:
Stock-based compensation expense	—	—	668
Amortization of acquisition-related intangibles	4,498	—	—
Compliance-related professional fees	—	—	12,609
Compliance-related compensation and other expenses	2,062	1,201	(1,230)
Impairment of property and equipment	—	—	128
Litigation settlements and related costs	—	—	475
Restructuring charges	—	—	11,087
Other	—	—	(27)

Segment expense adjustments	6,560	1,201	23,710

Segment expenses	63,582	57,488	48,898

Segment performance	$11,619	$21,987	$(39,810)

Interest expense	$—	$—	$(330)	$(330)

Depreciation and amortization	$(5,466)	$(936)	$(2,097)	$(8,499)

Other non-cash items (1)	$—	$—	$(128)	$(128)

(1)	Other non-cash items consist of write-downs of property and equipment.

14.	RELATED PARTY TRANSACTIONS

Note Payable to CTI

On January 11, 2011, the Company entered into a promissory note to borrow up to $10.0 million from CTI, with the note scheduled to mature on January 11, 2016. Borrowings may be prepaid by the Company without penalty. The contractual interest rate applicable to borrowings under this promissory note is LIBOR plus 4.0%. The interest expense for the three months ended April 30, 2012 and 2011 was negligible and the amount owed to CTI as of April 30, 2012 and January 31, 2012, including accrued interest, was approximately $9.1 million and $8.5 million, respectively.

Loan Agreement with CTI

On May 9, 2012, the Company entered into a revolving loan agreement (the “Loan Agreement”) with CTI, pursuant to which CTI extended the Company a $25.0 million revolving credit facility. Borrowings under the Loan Agreement are to be used to fund the Company’s operating expenses and working capital needs. In June and July 2012, the Company borrowed an aggregate of $9.0 million under the Loan Agreement (see Note 16, Subsequent Events).

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Transactions with other CTI Subsidiaries

In the ordinary course of business, the Company enters into commercial transactions with Starhome B.V. (“Starhome”) and Verint Systems Inc. (“Verint”), both of which are majority-owned subsidiaries of CTI. The Company recognized $1.3 million and $0.6 million in revenue from transactions with Starhome for the three months ended April 30, 2012 and 2011, respectively. Cost of revenue related to transactions with Starhome was $0.2 million for the three months ended April 30, 2012 and negligible for the three months ended April 30, 2011. As of April 30, 2012 and January 31, 2012, the Company had net receivables of $1.2 million and $0.8 million from Starhome and $1.6 million and $2.0 million from Verint, respectively.

Other Arrangements with CTI

CTI provides a variety of services to the Company (see Note 3, Expense Allocations).

15.	COMMITMENTS AND CONTINGENCIES

Guarantees

The Company provides certain customers in the ordinary course of business with financial performance guarantees, which in certain cases are backed by standby letters of credit or surety bonds, the majority of which are cash collateralized and accounted for as restricted cash and bank time deposits. The Company is only liable for the amounts of those guarantees in the event of its nonperformance, which would permit the customer to exercise the guarantee. As of April 30, 2012 and January 31, 2012, the Company believes that it was in compliance with its performance obligations under all contracts for which there is a financial performance guarantee, and that any liabilities arising in connection with these guarantees will not have a material adverse effect on the Company’s condensed combined results of operations, financial position or cash flows. The Company also obtained bank guarantees primarily to provide customer assurance relating to the performance of certain obligations required by customer agreements for the guarantee of certain payment obligations. These guarantees, which aggregated $25.9 million as of April 30, 2012, are generally scheduled to be released upon the Company’s performance of specified contract milestones, a majority of which are scheduled to be completed at various dates through January 31, 2016.

Litigation Overview

Except as disclosed below, the Company does not believe that it is currently party to any other claims, assessments or pending legal action that could reasonably be expected to have a material adverse effect on its business, financial condition or results of operations.

Proceedings Related to CTI’s Special Committee Investigations

Overview

On March 14, 2006, CTI announced the creation of a Special Committee of its Board of Directors (the “Special Committee”) composed of outside directors to review CTI’s historic stock option grant practices and related accounting matters, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed. In November 2006, the Special Committee’s investigation was expanded to other financial and accounting matters, including the recognition of revenue related to certain contracts, errors in the recording of certain deferred tax accounts, the misclassification of certain expenses, the misuse of accounting reserves and the misstatement of backlog. The Special Committee issued its report on January 28, 2008. Following the commencement of the Special Committee’s investigation, CTI, certain of its subsidiaries and some of CTI’s former directors and officers were named as defendants in several class and derivative actions, and CTI commenced direct actions against certain of its former officers and directors.

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Beginning on or about April 19, 2006, class action lawsuits were filed by persons identifying themselves as CTI shareholders, purportedly on behalf of a class of CTI’s shareholders who purchased its publicly-traded securities. The actions were later consolidated and adjudicated at the United States District Court for the Eastern District of New York. The complaint named CTI and certain of its former officers and directors as defendants and alleged, among other things, violations of Sections 10(b) and 14(a) of the Exchange Act, Rule 10b-5 promulgated thereunder and Section 20(a) of the Exchange Act in connection with prior statements made by CTI with respect to, among other things, its accounting treatment of stock options. The action sought compensatory damages in an unspecified amount.

The parties to this action entered into a settlement agreement on December 16, 2009, which was amended on June 19, 2010 and approved by the court in which such action was pending on June 23, 2010. Under the settlement agreement, CTI paid the plaintiffs $160.2 million, of which $82.5 million was paid through the issuance of 12,462,236 shares of CTI’s common stock and the remainder was paid in cash.

Israeli Optionholder Class Actions

CTI and certain of its subsidiaries, including Comverse Ltd. (a subsidiary of the Company), were named as defendants in four potential class action litigations in the State of Israel involving claims to recover damages incurred as a result of purported negligence or breach of contract that allegedly prevented certain current or former employees from exercising certain stock options. The Company intends to vigorously defend these actions.

Two cases were filed in the Tel Aviv District Court against CTI on March 26, 2009, by plaintiffs Katriel (a former Comverse Ltd. employee) and Deutsch (a former Verint Systems Ltd. employee). The Katriel case (Case Number 1334/09) and the Deutsch case (Case Number 1335/09) both seek to approve class actions to recover damages that are claimed to have been incurred as a result of CTI’s negligence in reporting and filing its financial statements, which allegedly prevented the exercise of certain stock options by certain employees and former employees. By stipulation of the parties, on September 30, 2009, the court ordered that these cases, including all claims against CTI in Israel and the motion to approve the class action, be stayed until resolution of the actions pending in the United States regarding stock option accounting, without prejudice to the parties’ ability to investigate and assert the unique facts, claims and defenses in these cases. On April 4, 2012, plaintiffs filed a motion to lift the stay based on the resolution of the actions in the United States. On May 7, 2012, the court lifted the stay, and the plaintiffs have filed an amended complaint and motion to certify a class of plaintiffs in a single consolidated class action. The defendants’ deadline to respond is October 24, 2012. On July 16, 2012, CTI was notified by the plaintiffs that a new motion was filed with the court. The motion is seeking an order that CTI hold back $150 million in assets as a reserve to satisfy any potential damage awards that may be awarded in this case, but does not seek to enjoin the share distribution. The Company does not believe that the motion has merit.

Two cases were also filed in the Tel Aviv Labor Court by plaintiffs Katriel and Deutsch, and both seek to approve class actions to recover damages that are claimed to have been incurred as a result of breached employment contracts, which allegedly prevented the exercise by certain employees and former employees of certain CTI and Verint Systems stock options, respectively. The Katriel litigation (Case Number 3444/09) was filed on March 16, 2009, against Comverse Ltd., and the Deutsch litigation (Case Number 4186/09) was filed on March 26, 2009, against Verint Systems Ltd. The Tel Aviv Labor Court has ruled that it lacks jurisdiction, and both cases have been transferred to the Tel Aviv District Court. These cases have been consolidated with the Tel Aviv District Court cases discussed above. The Company did not accrue for these matters as the potential loss is currently not probable or estimable.

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Other Legal Proceedings

In addition to the litigation discussed above, the Company is, and in the future, may be involved in, various other lawsuits, claims and proceedings incident to the ordinary course of business. The results of litigation are inherently unpredictable. Any claims against the Company, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time and result in diversion of significant resources. The results of these lawsuits, claims and proceedings cannot be predicted with certainty. However, the Company believes that the ultimate resolution of these current matters will not have a material adverse effect on its condensed combined financial statements taken as a whole.

Indemnifications

In the normal course of business, the Company provides indemnifications of varying scopes to customers against claims of intellectual property infringement made by third parties arising from the use of the Company’s products. The Company evaluates its indemnifications for potential losses and in its evaluation considers such factors as the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. Generally, the Company has not encountered significant charges as a result of such indemnification provisions.

16.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events for recognition or disclosure through August 15, 2012, the date the condensed combined financial statements were available to be issued.

Loan Agreement with CTI

On May 9, 2012, the Company entered into a revolving loan agreement (the “Loan Agreement”) with CTI, pursuant to which CTI extended the Company a $25.0 million revolving credit facility. Borrowings under the Loan Agreement are to be used to fund the Company’s operating expenses and working capital needs. In June and July 2012, the Company borrowed an aggregate of $9.0 million under the Loan Agreement. Loans disbursed under the Loan Agreement mature on May 9, 2013, unless extended by CTI.

The commitment period under the Loan Agreement terminates on the earlier of (a) November 9, 2012, (b) the date upon which the Company and CTI cease to be affiliates, (c) the effective date of the share distribution, and (d) CTI’s contribution to the Company’s capital of substantially all of CTI’s cash in anticipation of the share distribution. CTI’s funding obligation under the Loan Agreement is subject to certain conditions, including the Company providing CTI with a budget acceptable to CTI in its sole and absolute discretion.

Borrowings under the Loan Agreement bear interest at the one-month London Interbank Offered Rate (“LIBOR”) plus 4.00%. The Loan Agreement provides for the mandatory prepayment of the principal and interest outstanding under the Loan Agreement with all cash swept from the Company’s bank accounts from time to time in accordance with our cash management operations with CTI.

The Company’s obligations under the Loan Agreement are unsecured. The Loan Agreement does not contain any restrictive covenants but does contain customary events of default.

Appointment of President and Chief Executive Officer

On May 21, 2012, Philippe Tartavull was appointed as the Company’s President and Chief Executive Officer, replacing Mr. Burdick. Mr. Burdick continues to serve as CTI’s Chairman of the Board and Chief Executive Officer.

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

CTI’s Settlement Agreement with Cadian Capital

On May 30, 2012, the CTI Board entered into a letter agreement with Cadian Capital Management, LLC (“Cadian Capital”), Cadian Fund LP, Cadian Master Fund LP and Cadian GP LLC (Cadian Capital, together with the aforementioned entities other than CTI and Verint being referred to collectively as the “Cadian Group”) with respect to the solicitation for the election of CTI director nominees at the election of directors at the Annual Meeting of Shareholders of CTI that was held on June 28, 2012 (the “CTI AGM”) by the Cadian Group pursuant to the proxy statement filed with SEC on March 28, 2012, as subsequently amended. Such letter agreement is referred to herein as the “Letter Agreement.”

Pursuant to the terms and conditions of the Letter Agreement, the Cadian Group immediately abandoned its solicitation for the election of its or any other person’s nominees as directors of CTI other than those nominees proposed by CTI in connection with the CTI AGM and agreed to vote all securities of CTI over which it has beneficial ownership in favor of the slate of directors named in CTI’s proxy statement filed in connection with the CTI AGM, the parties also agreed to take various actions with respect to the composition of the Board of Directors of Verint Systems (the “Verint Board”), the Board of Directors of the Company (the “Comverse Board”) and the CTI Board.

With respect to the Verint Board, the parties to the Letter Agreement agreed, among other things, that three nominees designated by Cadian Capital (the “CTI-Cadian Verint Nominees”) and acceptable to the CTI Board and the Verint Board under the “Applicable Standard” (as defined below) to replace Augustus Oliver, Theodore Schell and Mark Terrell, three members of the CTI Board who also currently serve as members of the Verint Board.

With respect to the Comverse Board, CTI agreed that, immediately prior to the share distribution, it will cause the Comverse Board to be comprised of seven directors, one of whom shall be the chief executive officer of Comverse, three of whom shall be designated by the CTI Board (which three shall be Charles J. Burdick, Susan Bowick and Mark Terrell), and three of whom shall be designated by Cadian Capital (which three shall be James Budge, Stephen Andrews and Doron Inbar), each of whom as of the date hereof are reasonably acceptable to the CTI Board to serve as directors of the Comverse Board; provided, however, that if any facts or circumstances arise which the CTI Board determines under the Applicable Standard make any Cadian Capital designee unacceptable to serve on the Comverse Board, Cadian Capital will recommend one or more substitute nominees for approval by the CTI Board under the Applicable Standard.

With respect to the CTI Board, in the event that either the share distribution has not occurred by October 31, 2012 or CTI has publicly announced that the share distribution is delayed beyond October 31, 2012 or announced its intent to abandon the share distribution at any time prior to October 31, 2012, CTI shall use reasonable best efforts to cause (a) the CTI Board to be immediately expanded and for each of James Budge, Stephen Andrews and Doron Inbar to be promptly appointed to the CTI Board to fill such vacancies, subject to each aforementioned nominee being properly vetted and approved by the CTI Board under the Applicable Standard and (b) each of Augustus Oliver, Theodore Schell and Robert Dubner to resign from the CTI Board by the earlier of (i) the consummation of the share distribution and (ii) January 31, 2013.

The “Applicable Standard” means, with respect to any decision of a board of directors or any individual director with regard to whether to approve or find acceptable any nominee or designee for election or appointment as a director, such board of directors or director acting reasonably and in good faith but in no event constrained from exercising its, his or her fiduciary duties.

In addition, each member of the Cadian Group agreed that (a) it will vote all securities of CTI over which it has beneficial ownership in favor of the share distribution and publicly announce its intention to vote in favor of the share distribution (provided, that the terms and conditions of the share distribution are, in the reasonable business judgment of Cadian Capital, fair and reasonable to, and in the best interests of, CTI shareholders) and

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

(b) if a merger between CTI and Verint is proposed on terms and conditions that, in the reasonable business judgment of Cadian Capital acting in good faith, are fair and reasonable to, and in the best interests of, both CTI shareholders and Verint stockholders, it will vote all securities of CTI and Verint over which it has beneficial ownership in favor of such merger and publicly announce its intention to vote in favor of such merger.

In consideration of the foregoing, CTI has agreed to reimburse up to $300,000 of the reasonable, out-of-pocket documented expenses of the Cadian Group that have been incurred since March 2012.

The rights and obligations of the Cadian Group and CTI under the Letter Agreement (a) with respect to the CTI Board will terminate and be of no further force or effect in the event that the Cadian Group at any time ceases to own, in the aggregate, at least 1,000,000 shares of CTI common stock, (b) with respect to the Verint Board will terminate and be of no further force and effect (i) in the event that the Cadian Group ceases to own, in the aggregate, at least 1,000,000 shares of Verint common stock or (ii) in the event that CTI ceases to be the beneficial owner of a majority of the outstanding voting securities of Verint. In addition, the Letter Agreement will terminate and be of no further force or effect (x) from and after June 28, 2013 or (y) earlier, in the event that any member of the Cadian Group breaches in any material respect certain of its obligations under the Letter Agreement and such breach remains uncured after receipt of notice.

Appointment of Chief Financial Officer

Effective July 24, 2012, Mr. Sabol was appointed as the Company’s Senior Vice President and Chief Financial Officer, replacing Mr. Legon. Mr. Legon continues to serve as CTI’s Senior Vice President and Interim Chief Financial Officer.

Israeli Optionholder Class Actions

On July 16, 2012, plaintiffs filed a motion with the court seeking an order that CTI hold back $150 million in assets as a reserve to satisfy any potential damage awards that may be awarded in this case, but does not seek to enjoin the share distribution. We do not believe that the motion has merit. On July 25, 2012, the court ordered that CTI’s deadline to respond is September 20, 2012, and that the court will not rule on the motion until after it rules on plaintiffs’ motion to certify a class of plaintiffs.

Additional cases have been filed by individual plaintiffs similarly seeking to recover damages up to an aggregate of $3.5 million allegedly incurred as a result of the inability to exercise certain stock options. The cases generally allege the same causes of actions alleged in the potential class action discussed above.

Separation of Chief Operating Officer

On August 5, 2012, Comverse Ltd. and Oded Golan, the Company’s Senior Vice President and Chief Operating Officer, entered into a Separation Agreement (the “Separation Agreement”) in which they mutually agreed upon the terms of transition and separation of employment of Mr. Golan. Pursuant to the Separation Agreement, Mr. Golan will continue to serve in his current capacity through January 31, 2013, at which time he will resign from his position.

Merger of Verint and CTI

On August 12, 2012, CTI entered into an agreement and plan of merger (the “Verint Merger Agreement”) with Verint pursuant to which CTI will merge with and into a subsidiary of Verint and become a wholly-owned subsidiary of Verint (the “Verint Merger”). The completion of the Verint Merger is subject to certain conditions, including the completion of the share distribution or other disposition by CTI of us and that CTI dispose of its interest in Starhome prior to the consummation of the merger.

COMVERSE, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Under the Distribution Agreement the Company will enter into in connection with the share distribution, the Company has agreed to indemnify Verint against certain losses that may arise as a result of the Verint Merger and the share distribution. Certain of the Company’s indemnification obligations are capped at $25.0 million and certain are uncapped. Specifically, the capped indemnification obligations include indemnifying Verint against losses stemming from breaches by CTI of representations, warranties and covenants in the Verint Merger Agreement and for any liabilities of CTI that are known by CTI but not included on the net worth statement to be delivered at the closing of the Verint Merger. The Company’s uncapped indemnification obligations include indemnifying Verint against liabilities relating to our business; claims by any shareholder or creditor of CTI related to the share distribution, the Verint Merger or related transactions or disclosure documents; certain claims made by employees or former employees of CTI and any claims made by employees and former employees of ours (including but not limited to the Israeli optionholder suits discussed in Note 15, Commitments and Contingencies); any failure by us to perform under any of the agreements entered into in connection with the share distribution; claims related to CTI’s ownership or operation of the Company; claims related to the Starhome Disposition (discussed below); certain retained liabilities of CTI that are not reflected on or reserved against on the net worth statement to be delivered by CTI at the closing of the Verint Merger; and claims arising out of the exercise of appraisal rights by a CTI shareholder in connection with the share distribution. CTI has agreed to place $25.0 million in cash in escrow to support indemnification claims to the extent made against it by Verint. The escrow funds cannot be used for claims related to the Israeli optionholder suit. The Company will also assume all pre-share distribution tax obligations of each of it and CTI.

Sale of Starhome

Starhome is a privately held consolidated subsidiary of CTI. As of the date hereof, CTI holds 66.5% of Starhome’s outstanding share capital. Starhome is a provider of wireless service mobility solutions that enhance international roaming. Wireless operators use Starhome’s software–based solutions to generate additional revenue and to improve profitability by directing international roaming traffic to preferred networks and by providing a wide range of services to subscribers traveling outside their home network.

On August 1, 2012, CTI, certain other Starhome shareholders and Starhome entered into a Share Purchase Agreement (the “Starhome Share Purchase Agreement”) with Fortissimo Capital Fund II (Israel), L.P., Fortissimo Capital Fund III (Israel), L.P. and Fortissimo Capital Fund III (Cayman), L.P. (collectively, “Fortissimo”) pursuant to which Fortissimo agreed to purchase all of the outstanding share capital of Starhome (the “Starhome Disposition”). Completion of the Starhome Disposition is subject to customary conditions, including antitrust filings and approvals. The Starhome Disposition is expected to close in October 2012. If the closing of the Starhome Disposition does not occur by October 19, 2012, either the Starhome shareholders or Fortissimo may terminate the Starhome Share Purchase Agreement; provided, that the Starhome Share Purchase Agreement may not be terminated by Fortissimo before December 31, 2012 in the event that a creditor objects to the consummation of the Starhome Disposition and notice has been given that Starhome intends to contest such objection.

It is a condition to the Verint Merger that CTI dispose of its interest in Starhome prior to the consummation of the merger. As a result, if the Starhome Disposition does not close by October 19, 2012, CTI will contribute its interest in Starhome to the Company, in order to ensure it can meet the conditions to the Verint Merger. In addition, CTI is currently evaluating the contribution of its interest in Starhome to the Company, including CTI’s rights and obligations under the Starhome Share Purchase Agreement, prior to the October 19, 2012 termination date.

Annex B

COMVERSE, INC.

2012 STOCK INCENTIVE COMPENSATION PLAN

Article 1.	Establishment & Purpose

1.1 Establishment. Comverse, Inc. hereby establishes the Comverse, Inc. 2012 Stock Incentive Compensation Plan, as amended from time to time (hereinafter referred to as the “Plan”) as set forth in this document.

1.2 Purpose of the Plan. The purposes of the Plan are to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued Directors, Employees and Consultants, to align their respective interests with shareholders’ interests through equity-based compensation and to permit the granting of Awards that are intended to constitute performance-based compensation for certain executive officers under Section 162(m) of the Code.

Article 2.	Definitions

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

2.1 “Affiliate” means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any entity that the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2 “Assumed CTI Award” means an Award issued under the Plan in replacement of any award issued under a stock incentive plan of Comverse Technology Inc., as described in the Employee Matters Agreement by and between the Company and Comverse Technology Inc. dated [                    ]

2.3 “Award” means any Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, Other Stock-Based Award, or Performance-Based Compensation award that is granted under the Plan (which includes both New Awards granted under the Plan and Assumed Awards assumed under the Plan).

2.4 “Award Agreement” means either (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company, a Subsidiary, or Affiliate to a Participant describing the terms and provisions of the actual grant of such Award.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Board Approval” means approval by the affirmative vote of a majority of the members of the Board present at any meeting of the Board at which a quorum is present, provided that such vote includes the affirmative vote of a majority of the Outside Directors present and not less than two Outside Directors are present.

2.8 “Cause” unless otherwise provided in an Award Agreement, with respect to a Participant who has entered into a written employment, consulting or similar agreement with the Company or any Subsidiary or Affiliate, has the meaning ascribed to “Cause” (or an equivalent term) in such agreement, or with respect to a Participant who is not a party to an agreement or “Cause” (or an equivalent term) is not defined therein, “Cause” means: (i) the Participant’s refusal or failure to perform any of his duties and responsibilities as determined from time to time by the Board, including, without limitation: (a) the Participant’s persistent neglect of duty or chronic unapproved absenteeism (other than for a temporary or permanent disability) which remains uncured to the reasonable satisfaction of the Board following thirty (30) days’ written notice from the Company of such alleged fault; and (b) the Participant’s refusal to comply with any lawful directive or policy of the Board which refusal is not cured by the Participant within thirty (30) days of such written notice from the Company; provided, however, that the Company shall not be required to give the Participant a cure period with respect to this clause (i) on more than one occasion; (ii) the Participant acts (including a failure to act) in a manner which constitutes willful misconduct, gross negligence, or insubordination; (iii) the Company’s determination that, in the reasonable judgment of the Board, the Participant has: (x) committed an act of fraud, personal dishonesty or misappropriation relating to the Company; (y) violated any material provision of any written policy of the Company; or (z) committed any other act causing material harm to the Company’s standing or reputation, or any act of dishonesty, embezzlement, unauthorized use or disclosure of confidential information or other intellectual property or trade secrets, common law fraud or other fraud with respect thereto; (iv) a material breach by the Participant of the terms of the Plan or any Award Agreement, any other written agreement with the Company or any fiduciary duty to the Company; (v) the Participant’s arrest, indictment for or conviction (or the entry of a plea of a nolo contendere or equivalent plea) in a court of competent jurisdiction of a felony or any misdemeanor involving material dishonesty or moral turpitude; or (vi) the Participant’s habitual or repeated misuse of, or habitual or repeated performance of the Participant’s duties under the influence of, alcohol or controlled substances. As used in this definition of “Cause”, the “Company” shall mean the Company and each of the Company’s Affiliates and Subsidiaries.

2.9 “Change of Control” unless otherwise specified in the Award Agreement, means the occurrence of any of the following events:

(a)	any Person, entity or affiliated group becoming the Beneficial Owner or Owners of more than fifty percent (50%) of the outstanding equity securities of the Company, or otherwise becoming entitled to vote shares representing more than fifty percent (50%) of the total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board (the “Voting Securities”);

(b)	a consolidation or merger (in one transaction or a series of related transactions during the twenty-four (24) month period ending on the date of the most recent acquisition) of the Company pursuant to which the holders of the Company’s equity securities immediately prior to such transaction (or series of related transactions during the twenty-four (24) month period ending on the date of the most recent acquisition) would not (i) be the holders immediately after such transaction (or series of related transactions during the twenty-four (24) month period ending on the date of the most recent acquisition) of more than fifty percent (50%) of the Voting Securities of the entity surviving such transaction (or series of related transactions during the twenty-four (24) month period ending on the date of the most recent acquisition) in substantially similar proportions that they held equity securities of the Company prior to such transaction (or series of related transactions during the twenty-four (24) month period ending on the date of the most recent acquisition);

(c)	the approval of the shareholders of the Company of (or if shareholder approval is not required, the occurrence of) the sale all or substantially all of the assets of the Company to any other Person, in one transaction or a series of related transactions during the twenty-four month period ending on the date of the most recent transaction (it being understood that a spin-off of shares of capital stock of any subsidiary of the Company or a distribution of other assets of the Company as a dividend to its shareholders does not constitute a sale thereof); or

(d)

during any period of twenty-four (24) consecutive months commencing on or after the Effective Date, individuals who as of the beginning of such period constituted the entire Board (together with any new directors (other than those new directors elected in connection with an actual or threatened proxy contest or any other actual or threatened solicitation of proxies) whose election by such Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors of the Company, then still in office, who were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof;

(e)	the approval of the shareholders of the Company of the liquidation or dissolution of the Company;

provided, that to the extent necessary to comply with Section 409A with respect to the payment of deferred compensation, “Change of Control” shall be limited to a “change in control event” as defined under Section 409A; provided, further, that a transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially similar proportions by the Persons who hold the Company’s securities immediately before such transaction.

2.10 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.11 “Committee” means the compensation and leadership committee of the Board, or any other committee or subcommittee designated by the Board to administer this Plan. The Committee shall have at least two members, each of whom shall be (i) a member of the Board, (ii) a Non-Employee Director, (iii) an Outside Director, and (iv) an “independent director” within the meaning of the listing requirements of any exchange on which the Company is listed.

2.12 “Company” means Comverse, Inc., a New York corporation, and any successor thereto.

2.13 “Consultant” means any person (other than an Employee or a Director) who is engaged by the Company, a Subsidiary or an Affiliate to render consulting or advisory services to the Company or such Subsidiary or Affiliate.

2.14 “Continuous Service” means that the provision of services to the Company or a Subsidiary or Affiliate in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Subsidiary or Affiliate which, to the extent applicable, shall not be deemed to occur until the expiration of any required notice or garden leave period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under applicable labor laws. Continuous Service shall not be considered interrupted in the case of (i) any sick leave, military leave or other approved “bona fide leave of absence” (within the meaning of Treasury Regulation Section 1.409A-1(h)(1)), (ii) transfers among the Company, any Subsidiary or Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary or Affiliate in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, for purposes of each Incentive Stock Option granted under the Plan, if any sick leave, military leave or other approved “bona fide leave of absence” exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statue or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

2.15 “Director” means each member of the Board who is not an Employee, who does not receive compensation from the Company or any Subsidiary in any capacity other than as a Director and whose membership on the Board is not attributable to any contract between the Company and such Director or any other entity with which such Director is affiliated.

2.16 “Disability” unless otherwise specified in an Award Agreement, means “Disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4).

2.17 “Effective Date” means the date set forth in Section 15.18.

2.18 “Employee” means an officer or other employee of the Company, a Subsidiary or Affiliate, including a member of the Board who is an employee of the Company, a Subsidiary or Affiliate.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.20 “Fair Market Value” means, as of any date, the per Share value determined as follows, in accordance with applicable provisions of Section 409A:

(a)	If the Shares are listed on any established stock exchange or a national market system, the per Share Fair Market Value shall be the closing sales price for each share of such stock (or the closing bid, if no sales were reported) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)	If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board and the “Pink Sheets” published by the National Quotation Bureau, Inc.) or by a recognized securities dealer, the closing sales price for each share of such stock or, if closing sales prices are not reported, the per Share Fair Market Value shall be the mean between the high bid and low asked prices for a Share on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)	In the absence of an established market for the Shares of the type described in (a) and (b), above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with the applicable provision of Section 409A.

2.21 “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

2.22 “New Award” means an Award issued under the Plan after the Effective Date, other than an Assumed CTI Award.

2.23 “Non-Employee Director” means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

2.24 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.25 “Other Stock-Based Award” means any right granted under Article 9 of the Plan.

2.26 “Option” means any stock option granted under Article 6 of the Plan.

2.27 “Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 of the Plan.

2.28 “Outside Director” means a member of the Board who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.29 “Participant” means any eligible person as set forth in Section 4.1 to whom an Award is granted.

2.30 “Participant Award Limit(s)” shall have the meaning set forth in Section 5.1(b).

2.31 “Performance-Based Compensation” means compensation under an Award that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and all regulations promulgated thereunder.

2.32 “Performance Measures” means measures as described in Section 10.2 on which the performance goals are based in order to qualify Awards as Performance-Based Compensation.

2.33 “Performance Period” means the period of time, which shall in no event be less than twelve (12) months, during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.34 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.35 “Plan” shall have the meaning set forth in Section 1.1.

2.36 “Restricted Stock” means any Award granted under Article 8 of the Plan.

2.37 “Restriction Period” means the period during which Restricted Stock awarded under Article 8 of the Plan is subject to forfeiture.

2.38 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

2.39 “Share” means a share of common stock of the Company, par value $0.10 per share, or such other class or kind of shares or other securities resulting from the application of Section 12.1 of the Plan.

2.40 “Stock Appreciation Right” means any right granted under Article 7 of the Plan.

2.41 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any parent of the Company) if each of the corporations, other than the last corporation in each unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.42 “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.

Article 3.	Administration

3.1 Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and Award Agreements and full authority to select the Directors, Employees and Consultants to whom Awards will be granted and determine the type and amount of Awards to be granted to each such Director, Employee or Consultant, and the terms and conditions of Awards and Award Agreements, subject to Board Approval. Without limiting the generality of the foregoing, the Committee may, in its sole discretion but subject to the limitations in Article 14, clarify, construe or resolve any ambiguity in any provision of the Plan or any Award Agreement and, subject to Board Approval, accelerate or waive vesting of Awards, lapsing of restrictions or deferral limitations imposed on Awards, and exercisability of Awards, extend the term or period of exercisability of any Awards, modify the purchase price under any Award, or modify or waive any terms or conditions applicable to any Award. Awards may, in the discretion of the Committee but subject to Board Approval, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or a company acquired by the

Company or with which the Company combines. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper. Notwithstanding anything in this Section 3.1 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to Non-Employee Directors under the Plan. All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Delegation. The Committee may delegate to one or more of its members or members of the Board, one or more officers of the Company or any of its Subsidiaries or Affiliates, and one or more agents or advisors such administrative duties or powers as it may deem advisable; provided that the Committee shall not delegate to officers of the Company or any of its Subsidiaries or Affiliates the power to make grants of Awards to officers of the Company or any of its Subsidiaries or Affiliates; provided, further, that no delegation shall be permitted under the Plan that is prohibited by applicable law.

Article 4.	Eligibility and Participation

4.1 Eligibility. Participants will consist of such Directors, Employees and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards, in each case subject to Board Approval. Designation of a Participant in any year shall not require the Committee to designate or Board to approve such person to receive an Award in any other year or, once designated or approved, to receive the same type or amount of Award as granted to the Participant in any other year.

4.2 Type of Awards. Awards under the Plan may be granted in any one or a combination of: (a) Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Other Stock-Based Awards, and (e) Performance-Based Compensation awards. The Plan sets forth the types of performance goals and sets forth procedural requirements to permit the Company to design Awards that qualify as Performance-Based Compensation, as described in Article 10 hereof. Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion, but subject to Board Approval; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.

Article 5.	Shares Subject to the Plan and Maximum Awards

5.1 Number of Shares Available for Awards.

(a)	General. Subject to adjustment as provided in Article 12 hereof, the maximum number of Shares available for issuance to Participants pursuant to New Awards under the Plan shall be 2,500,000 Shares. Subject to adjustment as provided in Article 12 hereof, the maximum number of Shares available for issuance to Participants pursuant to Assumed CTI Awards under the Plan shall be 5,000,000 Shares. In no event shall Shares available for issuance pursuant to Assumed CTI Awards be available for issuance pursuant to New Awards. The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. With respect to New Awards, any Shares tendered to or withheld by the Company as part or full payment for the purchase price, Option Price or grant price of a New Award granted under this Plan or to satisfy the Company’s tax withholding obligation with respect to a New Award granted under this Plan, shall again be available for New Awards under the Plan; provided, that such Shares shall continue to be counted as outstanding for purposes of determining whether a Participant Award Limit has been attained.

(b)	Participant Award Limits. The maximum number of Shares with respect to which any Options may be granted to any Participant pursuant to a New Award in any consecutive twelve (12) month period shall be 300,000 Shares and the maximum number of Shares with respect to which any Stock Appreciation Rights may be granted to any Participant pursuant to a New Award in any consecutive twelve (12) month period shall be 300,000 Shares, in each case subject to adjustments made in accordance with Article 12 hereof, or the cash equivalent thereof to the extent such Awards are payable in cash or property. The maximum amount of Performance-Based Compensation Awards (other than Options and Stock Appreciation Rights) granted to any Participant pursuant to a New Award in any consecutive twelve (12) month period shall be 150,000 Shares, subject to adjustments made in accordance with Article 12 hereof, or the cash equivalent thereof to the extent such New Awards are payable in cash or property; and the maximum amount of Performance-Based Compensation Awards granted to any Participant pursuant to a New Award in any consecutive twelve (12) month period shall be $10,000,000 if such Performance-Based Compensation Awards are denominated in cash rather than shares (each a “Participant Award Limit” and collectively, “Participant Award Limits”).

(c)	Additional Shares. In the event that any outstanding New Award expires, is forfeited, cancelled or otherwise terminated without the issuance of Shares or is otherwise settled for cash, the Shares subject to such New Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for New Awards. If the Committee, subject to Board Approval, authorizes the assumption under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not (i) reduce the maximum number of Shares available for issuance pursuant to a New Award under this Plan or (ii) be subject to or counted against a Participant’s Participant Award Limit. Any shares available for issuance pursuant to a stockholder-approved equity incentive plan sponsored by a company acquired by the Company may (following appropriate adjustments to reflect the acquisition, as determined by the Committee and subject to Board Approval) be used for New Awards under the Plan, subject to applicable law and stock exchange requirements.

Article 6.	Stock Options

6.1 Grant of Options. The Committee is hereby authorized to grant Options to Participants, subject to Board Approval. Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options, provided, that Options granted to Directors and Consultants shall be Nonqualified Stock Options. An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify as an Incentive Stock Option, be treated as a Nonqualified Stock Option. Neither the Committee, the Board nor the Company or any of its Affiliates shall be liable to any Participant or to any other person if it is determined that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. Options shall be evidenced by Award Agreements which shall state the number of Shares covered by such Option. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions, as the Committee shall deem advisable, subject to Board Approval.

6.2 Terms of Option Grant. The Option Price of a New Award shall, subject to Board Approval, be determined by the Committee at the time of grant, but shall not be less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder pursuant to a New Award, the Option Price shall not be less than one-hundred-ten percent (110%) of the Fair Market Value of a Share on the date of grant.

6.3 Option Term. The term of each Option shall, subject to Board Approval, be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten (10) years (or, in the case on an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years).

6.4 Time of Exercise. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, subject to Board Approval, which terms and restrictions need not be the same for each grant or for each Participant.

6.5 Method of Exercise. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) of the following sentence (including the applicable tax withholding pursuant to Section 15.3 of the Plan). The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check, draft, money order, cashier’s check, or wire transfer made payable to the Company), (ii) to the extent permitted by the Committee and subject to Board Approval, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and, to the extent permitted by the Committee and subject to Board Approval, partly in such Shares (as described in (ii) above) or (iv) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee and subject to Board Approval, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan, subject to Board Approval.

6.6 Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed one hundred thousand dollars ($100,000), or the Option shall be treated as a Nonqualified Stock Option. For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted. No Incentive Stock Option may be exercised later than ten (10) years after the date it is granted. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

6.7 Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Shares before the later of (A) two years after the date of grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

Article 7.	Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants, including a grant of Stock Appreciation Rights in tandem with any Option at the same time such Option is granted (a “Tandem SAR”), subject to Board Approval. Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable, subject to Board Approval. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of a specified number of Shares on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant, subject to Board Approval. Such payment may be in the form of cash, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion but subject to Board Approval.

7.2 Terms of Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price of any New Award (which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant), term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee but subject to Board Approval. The Committee may impose such other conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate , subject to Board Approval. No Stock Appreciation Right shall have a term of more than ten (10) years from the date of grant.

7.3 Tandem Stock Appreciation Rights and Options. A Tandem SAR shall be exercisable only to the extent that the related Option is exercisable and shall expire no later than the expiration of the related Option. Upon the exercise of all or a portion of a Tandem SAR, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Option (and, when a Share is purchased under the related Option, the Participant shall be required to forfeit an equivalent portion of the Stock Appreciation Right).

Article 8.	Restricted Stock

8.1 Grant of Restricted Stock. An Award of Restricted Stock is a grant by the Committee, subject to Board Approval, of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events. Participants shall be awarded Restricted Stock in exchange for consideration not less than the minimum consideration required by applicable law. Restricted Stock shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable, subject to Board Approval.

8.2 Terms of Restricted Stock Awards. Each Award Agreement evidencing a Restricted Stock grant shall specify the period(s) of restriction, the number of Shares of Restricted Stock subject to the Award, the purchase price, if any, of the Shares of Restricted Stock, the performance, employment or other conditions (including the termination of a Participant’s Continuous Service whether due to death, disability or other reason) under which the Restricted Stock may be forfeited to the Company and such other provisions as the Committee shall determine but subject to Board Approval. Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period). At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee but subject to Board Approval, and the legend shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

8.3 Voting and Dividend Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, Participant’s holding Restricted Stock granted hereunder shall have the right to exercise voting rights with respect to the Restricted Stock and have the right to receive dividends on such Restricted Stock, subject to Board Approval. In no event may dividends be paid to a Participant with respect to Restricted Stock which vests based on the achievement of performance goals until the Restricted Stock which relates to such dividends vests.

8.4 Performance Goals. The Committee may condition the grant of Restricted Stock or the expiration of the Restriction Period upon the Participant’s achievement of one or more performance goal(s) specified in the Award Agreement, subject to Board Approval. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Stock to such Participant or the Participant shall forfeit the Award of Restricted Stock to the Company, as applicable.

8.5 Vesting. Awards of Restricted Stock which vest based on the passage of time may vest at a rate not greater than one third (1/3rd) per year and Awards of Restricted Stock which vest based on the achievement of performance goals may vest no earlier than one (1) year from the date of grant; provided, that the Committee may, in its discretion but subject to Board Approval, provide for accelerated vesting in the event a Participant’s service to the Company or any Subsidiary or Affiliate is terminated due to the Participant’s death, Disability or retirement or in the event of a Change of Control. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to Awards of Restricted Stock to the extent such Awards of Restricted Stock in combination with any Other Stock-Based Awards not subject to the vesting restrictions set forth in Section 9.3 do not exceed five percent (5%) of the number of Shares available for issuance pursuant to Section 5.1(a) on the Effective Date.

8.6 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and timely remit required withholding taxes via personal check or in accordance with Section 15.3.

Article 9.	Other Stock-Based Awards

9.1 Grant of Other Stock Based Awards. The Committee, in its sole discretion but subject to Board Approval, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, Shares (the “Other Stock-Based Awards”), including without limitation, restricted stock units and other phantom awards. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Continuous Service, the occurrence of an event and/or the attainment of performance objectives or goals, in each case subject to Board Approval. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine, subject to Board Approval, to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

9.2 Dividend Rights. In no event may dividends be paid to a Participant with respect to an Other-Stock-Based Award which vests based on the achievement of performance goals until the Other-Stock-Based Award which relates to such dividends vests.

9.3 Vesting. Other Stock-Based Awards which vest based on the passage of time may vest at a rate not greater than one third (1/3rd) per year and Other Stock-Based Awards which vest based on the achievement of performance goals may vest no earlier than one (1) year from the date of grant; provided, that the Committee may, in its discretion but subject to Board Approval, provide for accelerated vesting in the event a Participant’s service to the Company or any Subsidiary or Affiliate is terminated due to the Participant’s death, Disability or retirement or in the event of a Change of Control. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to Other Stock-Based Awards to the extent such Other Stock-Based Awards in combination with any Awards of Restricted Stock not subject to the vesting restrictions set forth in Section 8.5 do not exceed five percent (5%) of the number of Shares available for issuance pursuant to Section 5.1(a) on the Effective Date.

Article 10.	Performance-Based Compensation

10.1 Grant of Performance-Based Compensation. The Committee is authorized to design any Award so that the amounts or Shares payable or distributed pursuant to such Award are treated as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and related regulations, subject to Board Approval.

10.2 Performance Measures. The vesting, crediting and/or payment of Performance-Based Compensation shall be based on the achievement of objective performance goals based on one or more of the following Performance Measures: (a) sales or revenue; (b) earnings per share; (c) measurable achievement in quality, operation and compliance initiatives; (d) objectively determinable measure of non-financial operating and management performance objectives; (e) net earnings (either before or after interest, taxes, depreciation and amortization); (f) economic value-added; (g) net income (either before or after taxes); (h) operating income and segment performance; (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) cash flow return on capital; (k) return on net assets; (l) return on stockholders’ equity; (m) return on assets; (n) return on capital; (o) stockholder returns, dividends and/or other distributions; (p) return on sales; (q) gross or net profit margin; (r) productivity; (s) expenses; (t) margins; (u) operating efficiency; (v) customer satisfaction; (w) measurable achievement in quality and compliance initiatives; (x) working capital; (y) debt; (z) debt reduction; (aa) price per share of stock; (bb) market share; (cc) completion of acquisitions; (dd) business expansion; (ee) product diversification; and (ff) new or expanded market penetration. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: (pp) extraordinary, unusual or non-recurring items; (qq) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (rr) effects of currency fluctuations; (ss) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (tt) expenses for restructuring, productivity initiatives or new business initiatives; (uu) impairment of tangible or intangible assets; (vv) litigation or claim judgments or settlements; (ww) non-operating items; (xx) acquisition expenses; (yy) discontinued operations; and (zz) effects of assets sales or divestitures.

Any Performance Measure may be (i) used to measure the performance of the Company and/or any of its Subsidiaries or Affiliates as a whole, any business unit or divisional level thereof or any combination thereof against any goal including past performance or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate, subject to Board Approval. Subject to Section 162(m) of the Code, the Committee may, but subject to Board Approval, adjust the performance goals (including to pro rate goals and payments for a partial Performance Period) in the event of the following occurrences: (a) non-recurring events, including divestitures, spin-offs, or changes in accounting standards or policies; (b) mergers and acquisitions; and (c) financing transactions, including selling accounts receivable.

10.3 Establishment of Performance Goals. No later than ninety (90) days after the commencement of a Performance Period (but in no event after twenty-five percent (25%) of such Performance Period has elapsed), the Committee shall establish in writing: (i) the performance goals applicable to the Performance Period; (ii) the Performance Measures to be used to measure the performance goals in terms of an objective formula or standard;

(iii) the formula for computing the amount of compensation payable to the Participant if such performance goals are obtained; and (iv) the Participants or class of Participants to which such performance goals apply, in each case subject to Board Approval. The outcome of such performance goals must be substantially uncertain when the Committee establishes the goals.

10.4 Adjustment of Performance-Based Compensation. Awards that are designed to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines but subject to Board Approval.

10.5 Certification of Performance. Except for Awards that pay compensation attributable solely to an increase in the value of Shares, no Award designed to qualify as Performance-Based Compensation shall be vested, credited or paid, as applicable, with respect to any Participant until the Committee certifies in writing that the performance goals and any other material terms applicable to such Performance Period have been satisfied.

10.6 Performance Goals. The Committee may condition the grant, vesting or delivery of any Award upon the achievement of one or more performance goal(s) specified in the Award Agreement, subject to Board Approval.

10.7 Interpretation. Each provision of the Plan and each Award Agreement relating to Performance-Based Compensation shall be construed so that each such Award shall be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and related regulations, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded, except as otherwise determined by the Committee.

Article 11.	Compliance with Section 409A of the Code and Section 457A of the Code

11.1 General. The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 409A, such that there are no adverse tax consequences, interest, or penalties as a result of the Awards. Notwithstanding the Company’s intention, in the event any Award is subject to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of grant of an Award, in each case subject to Board Approval. This Plan, Awards and Award Agreements granted hereunder shall be interpreted at all times in such a manner that the terms and provisions of the Plan, Awards and Award Agreements are exempt from or comply with Section 409A.

11.2 Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that are otherwise required to be made under the Plan or any Award Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her “separation from service” (as defined below) (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such “separation from service” and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period (or, if earlier, within 10 business days following the date of death of the specified employee) or as soon as administratively practicable within 60 days thereafter, but in no event later than the end of the applicable taxable year.

11.3 Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of Continuous Service” or like terms shall mean “separation from service.”

11.4 Section 457A. The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 457A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 457A”), such that there are no adverse tax consequences, interest, or penalties as a result of the Awards. Notwithstanding the Company’s intention, in the event any Award is subject to Section 457A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 457A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant, in each case subject to Board Approval.

Article 12.	Adjustments

12.1 Adjustments in Authorized Shares. In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend, amalgamation, or other like change in capital structure (other than regular cash dividends to shareholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in its sole discretion, the number and kind of Shares or other property that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares or other property subject to outstanding Awards, the Option Price, grant price or purchase price applicable to outstanding Awards, the Participant Award Limits, and/or other value determinations applicable to the Plan or outstanding Awards, in each case subject to Board Approval.

12.2 Change of Control. Unless the Committee shall provide otherwise (subject to Board Approval) at the time of grant of an Award, upon the occurrence of a Change of Control any outstanding Awards under the Plan which are not assumed by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent shall immediately prior to the occurrence of the Change of Control vest in full, become exercisable and all restrictions lapse, as may be applicable.

Unless the Committee shall provide otherwise (subject to Board Approval) at the time of grant of an Award, upon the occurrence of a Change of Control any outstanding Awards under the Plan which are assumed by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent shall immediately vest in full, become exercisable and all restrictions lapse, as may be applicable if within twenty four (24) months following the Change of Control (i) the Participant’s service is terminated by the Company without Cause; (ii) if the Participant has entered into a written employment, consulting or similar agreement with the Company or any Subsidiary or Affiliate containing a definition of “good reason” (or an equivalent term), the Participant’s service is terminated for “good reason;” or (iii) the Participant’s service is terminated due to death or Disability.

Notwithstanding the foregoing, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards; (iii) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (iv) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (in either case, contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (v) cancellation of all or any portion of outstanding Awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options and Stock Appreciation Rights or similar Awards, if the Committee so determines, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled (which may be zero), in each case subject to Board Approval.

Article 13.	Termination of Service

13.1 Termination of Service For Cause. Unless the Award Agreement provides otherwise, all of a Participant’s Awards (including any exercised Awards for which Shares have not been delivered to the Participant) shall be cancelled and forfeited immediately on the date Participant’s service terminates if such termination is for Cause or Cause exists on such date (and the Company shall return to the Participant the price if any paid for such undelivered Shares).

13.2 Termination of Service For Reason Other Than Cause. If a Participant’s service is terminated other than a termination for Cause, then unless the Award Agreement provides otherwise, all unvested Awards will terminate immediately as of the date the Participant’s service terminates.

Article 14.	Duration, Amendment, Modification, Suspension and Termination

14.1 Duration of the Plan. Unless sooner terminated as provided in Section 14.2, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

14.2 Amendment, Modification, Suspension and Termination of Plan. The Committee may amend, alter, suspend, discontinue, or terminate (for purposes of this Section 14.2, an “Action”) the Plan or any portion thereof or any Award (or Award Agreement) thereunder at any time, subject to Board Approval; provided that no such Action shall be made, other than as permitted under Article 11 or 12, (i) without shareholder approval (A) if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, (B) if such Action increases the number of Shares available under the Plan (other than an increase permitted under Article 5 absent shareholder approval), (C) if such Action results in a material increase in benefits permitted under the Plan (but excluding increases that are immaterial or that are minor and to benefit the administration of the Plan, to take account of any changes in applicable law, or to obtain or maintain favorable tax, exchange, or regulatory treatment for the Company, a Subsidiary, and/or an Affiliate) or a change in eligibility requirements under the Plan, or (D) for any Action that results in a reduction of the Option Price or grant price per Share, as applicable, of any outstanding Options or Stock Appreciation Rights or cancellation of any outstanding Options or Stock Appreciation Rights in exchange for cash, or for other Awards, such as other Options or Stock Appreciation Rights, with an Option Price or grant price per Share, as applicable, that is less than such price of the original Options or Stock Appreciation Rights, and (ii) without the written consent of the affected Participant, if such Action would materially diminish the rights of any Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may, subject to Board Approval, amend the Plan, any Award or any Award Agreement without such consent of the Participant in such manner as it deems necessary to comply with applicable laws.

Article 15.	General Provisions

15.1 No Right to Service. The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Continuous Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Continuous Service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

15.2 Settlement of Awards; Fractional Shares. Each Award Agreement shall establish the form in which the Award shall be settled. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated, subject to Board Approval.

15.3 Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect (subject to the Company’s automatic withholding right set out above), subject to the approval of the Committee and Board Approval, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

15.4 No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee, the Board and the Company make no guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee, the Board nor the Company has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A or Section 457A or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

15.5 Section 16 Participants. With respect to Participants subject to Section 16 of the Exchange Act, transactions under the Plan, including Tax Withholding, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee or the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or the Board, as applicable.

15.6 Non-Transferability of Awards. Unless otherwise determined by the Committee and subject to Board Approval, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. No transfer shall be permitted for value or consideration. An award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

15.7 Conditions and Restrictions on Shares. The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable, subject to Board Approval. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares, subject to Board Approval.

15.8 Compliance with Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, or any stock exchanges on which the Shares are admitted to trading or listed, as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

The restrictions contained in this Section 15.8 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 15.7. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.9 Awards to Non-U.S. Directors, Employees or Consultants. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or Affiliates operates or has Directors, Employees or Consultants, the Committee, in its sole discretion but subject to Board Approval, shall have the power and authority to:

(a)	Determine which Subsidiaries or Affiliates shall be covered by the Plan;

(b)	Determine which Directors, Employees or Consultants outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Directors, Employees or Consultants outside the United States to comply with applicable foreign laws;

(d)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and

(e)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 15.9 by the Committee shall be attached to this Plan document as appendices.

15.10 Rights as a Shareholder. Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

15.11 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.12 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

15.13 No Constraint on Corporate Action. Nothing in the Plan shall be construed to (i) limit, impair, or otherwise affect the Company’s or its Subsidiary’s or Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (ii) limit the right or power of the Company, its Subsidiaries or Affiliates to take any action which such entity deems to be necessary or appropriate.

15.14 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

15.15 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

15.16 Waiver of Certain Claims. By participating in the Plan, the Participant waives all and any rights to compensation or damages in consequence of the termination of his or her office or Continuous Service for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from his or her ceasing to have rights under the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan, any determination by the Board or Committee pursuant to a discretion contained in the Plan or any Award Agreement or the provisions of any statute or law relating to taxation.

15.17 Data Protection. By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan. The Company may share such information with any Subsidiary or Affiliate, the trustee of any employee benefit trust, its registrars, trustees, brokers, other third party administrator or any Person who obtains control of the Company or acquires the Company, undertaking or part-undertaking which employs the Participant, wherever situated.

15.18 Effective Date. The Plan shall be effective as of the date of adoption by the Board, which date is set forth below (the “Effective Date”); provided, that the Plan is approved by the shareholders of the Company at an annual meeting or any special meeting of shareholders of the Company within 12 months of the Effective Date, and such approval of shareholders shall be a condition to the right of each Participant to receive any Awards hereunder. Any Awards granted under the Plan prior to such approval of shareholders shall be effective as of the date of grant, but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such shareholder approval, and if shareholders fail to approve the Plan as specified hereunder, any such Award shall be cancelled.

15.19 Erroneously Awarded Compensation. All Awards, if and to the extent subject to the Dodd-Frank Wall Street Reform and Consumer Protection Act, may be subject to a claw back policy or other incentive compensation policy established from time to time by the Company to comply with such Act.

*        *        *

This Plan was duly adopted and approved by the Board by resolution at a meeting held on the      day of                 , 2012.

Annex C

COMVERSE, INC.

2012 ANNUAL PERFORMANCE BONUS PLAN

Article 1. Establishment & Purpose

1.1 Establishment. Comverse, Inc., a Delaware corporation (“Comverse” and in combination with its subsidiaries, the “Company”), hereby establishes the 2012 Annual Performance Bonus Plan (the “Plan”) as set forth herein.

1.2 Purpose of Plan. The purpose of this Plan is to motivate, retain and reward employees of the Company who can make significant contributions to the Company’s success by providing for annual incentive bonuses if pre-established annual performance goals are achieved. The Plan is also intended to qualify as a performance-based compensation plan under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Article 2. Administration

The Plan shall be administered by the Compensation and Leadership Committee (the “Committee”) of the Comverse Board of Directors (the “Board”), comprised exclusively of “outside directors” within the meaning of Code Section 162(m) and Treasury Regulation § 1.162-27(c)(4). The Committee shall have the authority, subject to the provisions herein, (a) to select the Company employees to participate in the Plan; (b) to establish and administer the Performance Goals (as defined herein) and the bonus opportunities applicable to each participant and certify whether the goals have been attained; (c) to construe and interpret the Plan and any agreement or instrument entered into under or in connection with the Plan; and (d) to make all other determinations that may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final and binding upon the participants, the Company, and all other interested individuals. To the extent not inconsistent with applicable law, including the applicable provisions of Section 162(m) of the Code, the Committee may delegate to one or more officers of the Company or a committee of officers of the Company the authority to take actions on its behalf pursuant to the Plan; provided, however, that no delegation shall be made regarding the selection of participants or the amount, timing or other terms and conditions regarding payments made pursuant to the Plan.

Article 3. Eligibility

Eligibility shall be limited to employees of the Company who may be a “covered employee” within the meaning of Code Section 162(m)(4) and Treasury Regulation § 1.162-27(c)(2) and such other employees, as determined by the Committee in its discretion. The Committee, in its discretion, shall designate in writing those eligible employees of the Company who shall participate in the Plan (each, a “Covered Employee”) for any fiscal year or other accounting period selected by the Committee no later than the applicable deadline (the “Determination Date”) for the establishment of Performance Goals permitting the compensation payable to each such Covered Employee for such fiscal year or period to qualify as “qualified performance-based compensation” under Treasury Regulation § 1.162-27(e). Designation as a Covered Employee shall be conclusive for the fiscal year or period to which the designation applies whether or not such employee is deemed a “covered employee” (within the meaning of Code Section 162(m)) at the end of such period. Designation as a Covered Employee for any fiscal year or period shall not entitle an employee to participate in the Plan for any other fiscal year or period.

Article 4. Performance Goals

4.1 Establishment of Performance Goals. A Covered Employee’s bonus shall be determined based on the attainment of written performance goals (the “Performance Goals”) established by the Committee as of the beginning of each of the Company’s fiscal years or other accounting periods selected by the Committee (“Performance Periods”). The Performance Goals shall be established (a) while the outcome for the Performance Period is substantially uncertain and (b) no later than ninety (90) days after the commencement of the Performance Period to which the Performance Goal relates (or, if the Performance Period is less than one (1) year, no later than the number of days which is equal to twenty-five percent (25%) of such Performance Period). The Performance Goals need not be the same for all Covered Employees.

4.2 Performance Measures. Performance Goals shall be based on any of the following business criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, as the Committee may determine: (a) sales or revenue; (b) earnings per share; (c) measurable achievement in quality, operation and compliance initiatives; (d) objectively determinable measure of non-financial operating and management performance objectives; (e) net earnings (either before or after interest, taxes, depreciation and amortization); (f) economic value-added (as determined by the Committee); (g) net income (either before or after taxes); (h) operating income and segment performance; (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) cash flow return on capital; (k) return on net assets; (l) return on stockholders’ equity; (m) return on assets; (n) return on capital; (o) stockholder returns, dividends and/or other distributions; (p) return on sales; (q) gross or net profit margin; (r) productivity; (s) expenses; (t) margins; (u) operating efficiency; (v) customer satisfaction; (w) measurable achievement in quality and compliance initiatives; (x) working capital; (y) debt; (z) debt reduction; (aa) price per share of stock; (bb) market share; (cc) completion of acquisitions; (dd) business expansion; (ee) product diversification; (ff) new or expanded market penetration; (gg) reductions in cost; (hh) regulatory achievements (including submitting or filing applications or other documents); (ii) strategic partners or transactions (including in-licensing and out-licensing of intellectual property, establishing relationships with commercial entities with respect to the marketing, distribution or sale of the Company’s products; (jj) financial ratios; and (kk) financing and other capital raising transactions. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: (pp) extraordinary, unusual or non-recurring items; (qq) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (rr) effects of currency fluctuations; (ss) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (tt) expenses for restructuring, productivity initiatives or new business initiatives; (uu) impairment of tangible or intangible assets; (vv) litigation or claim judgments or settlements; (ww) non-operating items; (xx) acquisition expenses; (yy) discontinued operations; and (zz) effects of assets sales or divestitures. Any such business criterion or combination of such criteria may apply to the Covered Employee’s bonus opportunity in its entirety or to any designed portion or portions of the bonus opportunity, as the Committee may specify.

Article 5. Bonus Opportunity

No later than the Determination Date for each Performance Period, the Committee shall establish, in writing, the method for computing the amount of compensation that will be payable under the Plan to each Covered Employee if the Performance Goals established by the Committee for such Performance Period are attained in whole or in part. Such method shall be stated in terms of an objective formula that precludes discretion to increase the amount of the bonus that would otherwise be payable hereunder. The method need not be the same for all Covered Employees. Notwithstanding anything to the contrary contained herein, the Committee may exercise negative discretion (within the meaning of Treasury Regulation § 1.162-27(e)(2)(iii)(A)) with respect to any bonus payable hereunder to reduce any amount that would otherwise be payable hereunder. After a Performance Goal has been established, the Committee shall not revise such Performance Goal and after computing the amount of compensation payable under the Plan if the Performance Goals established by the Committee for such Performance Period are attained in whole or part, the Committee shall not increase the amount of such payments.

Article 6. Maximum Bonus

The maximum amount of compensation that may be paid under the Plan to any Covered Employee for any fiscal year shall be $7,000,000.

Article 7. Certification of Performance Goals and Payment of Bonus

7.1 Certification by Committee. As soon as practicable after the close of the Performance Period and prior to the payment of any bonus, the Committee shall review the Company’s performance and certify in writing the extent to which the applicable Performance Goals have been achieved.

7.2 Payment of Bonus After Certification. Each bonus, to the extent earned, shall be paid in a single lump sum cash payment, less applicable withholding taxes, as soon as practicable following the Committee’s certification described in the preceding sentence. Payments under this Plan are intended to qualify as short-term deferrals under Code Section 409A and shall be made no later than the date two and one-half (2 1/2) months following the close of the fiscal year in which such bonus was earned; provided, however, that any payment that is delayed due to an event described in Treasury Regulation § 1.409A-1(b)(4)(ii), shall be paid as soon as practicable. Except as otherwise determined by the Committee, in its sole discretion, a Covered Employee shall not be entitled to payment of a bonus otherwise earned under the Plan if such Covered Employee is not employed by the Company on the payment date for such bonus. If a person becomes a participant during a Performance Period, if a person who otherwise would have been a participant dies, retires or is disabled during a Performance Period, the bonus payable to such a participant under this Plan may, in the discretion of the Committee, be proportionately reduced based on the period of actual employment during the applicable Performance Period. The Company shall have the right to make all payments or distributions pursuant to the Plan to a participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company shall have the right to withhold from wages, bonuses or other amounts otherwise payable to such participant such withholding taxes as may be required by law, or to otherwise require the participant to pay such withholding taxes. If the participant shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such participant or to take such other action as may be necessary to satisfy such withholding obligations.

Article 8. Forfeiture and Claw-Back Provisions

The Committee may provide that any bonus paid under the Plan shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy.

Article 9. Funding

The Plan shall be unfunded. The Company shall not be required to segregate any assets to ensure payment of any bonus under the Plan.

Article 10. Amendment and Termination

The Board may amend or terminate the Plan at any time subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code; provided, however, that no amendment shall cause any performance-based bonus payable under the Plan not to qualify under Code Section 162(m). No amendments to, or terminations of, the Plan shall in any way impair the rights of a participant under any bonus opportunity previously granted without such participant’s consent.

Article 11. Stockholder Approval

Payment of any bonus under this Plan shall be contingent upon approval of this Plan by a majority of the stockholders of Comverse Technology, Inc., (which, as of the effective date of the Plan, is the owner of 100% of the common stock of Comverse), in accordance with Treasury Regulation § 1.162-27(e)(4), as modified by Treasury Regulation § 1.162-27(f)(4), including the applicable Performance Goals relating thereto. Unless and until such stockholder approval is obtained, no bonus shall be paid pursuant to this Plan. To the extent necessary for purposes of Code Section 162(m), this Plan shall be resubmitted to stockholders for their reapproval with respect to bonuses payable for the taxable years of Comverse commencing on or after the fifth (5th) anniversary of the initial stockholder approval, or at such earlier time required by Code Section 162(m).

Article 12. Effective Date

The Plan shall be effective on the date that it is adopted by the Board, contingent on approval of the Plan by the shareholders as set forth in Article 11 above.

Article 13. Interpretation and Construction

Any provision of this Plan to the contrary notwithstanding, (a) bonuses under this Plan are intended to qualify as “qualified performance-based compensation” under Treasury Regulation § 1.162-27(e) and (b) any provision of the Plan that would prevent any bonus under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall be disregarded. No provision of the Plan, nor the selection of any Covered Employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any Covered Employee’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the Covered Employee provides otherwise. All references in the Plan to sections of the Code or to Treasury Regulations shall be interpreted to include any amendment or successor provisions thereto.

Article 14. Right of Discharge

Nothing in this Plan shall provide any participant a right to receive any bonus opportunity or payment under the Plan with respect to a Performance Period. Nothing in the Plan nor the grant of a bonus opportunity hereunder shall confer upon any participant the right to continue in the employment of the Company or affect any right that the Company may have to terminate the employment of (or to demote or to exclude from future bonuses under the Plan) any such participant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from a bonus opportunity granted in the event of the termination of employment of any participant. No participant shall have any claim to be granted any bonus opportunity under the Plan, and there is no obligation for uniformity of treatment of participants under the Plan. All bonus opportunities pursuant to the Plan are in consideration of services performed or to be performed for the Company. Any income or gain realized pursuant to bonuses paid under the Plan constitute a special incentive payment to the participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company except as may be determined by the Committee or by the Board.

Article 15. Governing Law

The terms of this Plan shall be governed by the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

Annex D

NEW YORK CORPORATION LAW

BUSINESS CORPORATION LAW

As amended by the 2011 Legislative Session through October 4, 2011

ARTICLE 6 SHAREHOLDERS

§ 623. Procedure to enforce shareholder’s right to receive payment for shares

(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b) Within ten days after the shareholders’ authorization date, which term as used in this section means the date on which the shareholders’ vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c) Within twenty days after the giving of notice to him. any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g). the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters’ rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter’s rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders’ authorization date), the corporation or. in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. It the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters’ rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders’ authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders’ authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and

Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

(1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

(2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter’s rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

(3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

(4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders’ authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder’s right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to. disclosure of any expert’s reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

(5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

(6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

(7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may. in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may. in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

(8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

(1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

(2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

(3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m) This section shall not apply to foreign corporations except as provided in subparagraph (e) (2) of section 907 (Merger or consolidation of domestic and foreign corporations).

ARTICLE 9 MERGER OR CONSOLIDATION; GUARANTEE; DISPOSITION OF

ASSETS; SHARE EXCHANGES

§ 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange

(a) A shareholder of a domestic corporation shall. subject to and by complying with section 623 (Procedure to enforce shareholder’s right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

(1) Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

(A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not he available:

(i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

(ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

(iii) Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record dale fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders’ approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

(C) Any share exchange authorized by section in which the corporation is participating as a subject corporation; except that the right to receive payment of the lair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 of paragraph (c) of section 907. or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

(3) Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

Annex E

DISTRIBUTION AGREEMENT

BY AND BETWEEN

COMVERSE TECHNOLOGY, INC.,

AND

COMVERSE, INC.

DATED AS OF [—], 2012

E-i

E-ii

DISTRIBUTION AGREEMENT

This Distribution Agreement (this “Agreement”), is dated as of [—], 2012, by and between Comverse Technology, Inc., a New York corporation (“CTI”), and Comverse, Inc., a Delaware corporation and a wholly-owned subsidiary of CTI (“Comverse” and, together with CTI, the “Parties”).

WHEREAS, the Board of Directors of CTI has determined that it is in the best interests of CTI and its shareholders to separate the Comverse Business from CTI’s other businesses on the terms and conditions set forth herein;

WHEREAS, the Board of Directors of CTI has authorized the distribution to the holders of the issued and outstanding shares of common stock, par value $0.10 per share, of CTI (the “CTI Common Stock”) as of the Distribution Record Date of all the issued and outstanding shares of common stock, no par value, of Comverse (each such share is individually referred to as a “Comverse Share” and collectively referred to as the “Comverse Common Stock”), respectively, on the basis of one Comverse Share for every ten shares of CTI Common Stock (the “Distribution”);

WHEREAS, the Boards of Directors of CTI and Comverse have each determined that the Distribution, the other transactions contemplated by this Agreement and the Ancillary Agreements (as defined below) are in the best interests of their respective companies and shareholders, as applicable, and have approved this Agreement and each of the Ancillary Agreements; and

WHEREAS, the Parties have determined to set forth the principal corporate and other transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters prior to and following the completion of the Distribution.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 General. Unless otherwise defined herein or unless the context otherwise requires, as used in this Agreement, the following terms shall have the following meanings:

“Action” shall mean any demand, action, suit, arbitration, inquiry, proceeding, investigation, audit, counter suit, hearing or litigation of any nature whether administrative, civil, criminal, regulatory or otherwise, by or before any Governmental Authority or any arbitration or mediation tribunal.

“Affiliate” shall mean, when used with respect to any specified Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise. Unless explicitly provided herein to the contrary, for purposes of this Agreement, neither CTI nor Verint or any of its Subsidiaries shall be deemed to be an Affiliate of Comverse or any of its Subsidiaries, and vice versa.

“Agent” shall have the meaning set forth in Section 2.1(a).

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Ancillary Agreements” shall mean all of the written agreements, instruments, understandings, assignments or other arrangements (other than this Agreement) entered into by the Parties or any other member of the Comverse Group in connection with the transactions contemplated hereby, including the Transition Services Agreement, the Employee Matters Agreement and the Tax Disaffiliation Agreement.

“Applicable Rate” shall mean the rate of interest per annum announced from time to time by the Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banking institutions located in the City of New York are authorized or obligated by Law or executive order to close.

“Commission” shall mean the United States Securities and Exchange Commission.

“Comverse” shall have the meaning set forth in the preamble to this Agreement and shall include any successor of Comverse.

“Comverse Business” shall mean the business of Comverse and its Subsidiaries prior to, on and after the Distribution Date and shall also include as of the date any such business is contributed to the Comverse Group, the businesses of each of CTI Capital Corporation, Exalink Ltd. and Comverse Australasia Pty. Ltd. and each of their Subsidiaries and the ownership and operation of any Transferred Assets by Comverse and its Subsidiaries, including, to the extent transferred to any member of the Comverse Group, Comverse Holdings, Inc.

“Comverse Common Stock” shall have the meaning set forth in the recitals to this Agreement.

“Comverse Group” means Comverse and each Person that is, or may become, a Subsidiary of Comverse immediately after the Distribution Date.

“Comverse Indemnitees” shall mean:

(a) Comverse and each Affiliate thereof after giving effect to the Distribution; and

(b) each of the respective Representatives of any of the entities described in the immediately preceding clause (a) and each of the heirs, executors, successors and assigns of any of such Representatives, except in the case of clauses (a) and (b), the CTI Indemnitees; provided, however, that a Person who was a Representative of Comverse or an Affiliate thereof and who is identified on Schedule B may be a Comverse Indemnitee in that capacity notwithstanding that such Person may also be a CTI Indemnitee.

“Comverse Liabilities” shall mean:

(a) any and all Liabilities (other than those Taxes that are specifically covered by the Tax Disaffiliation Agreement) that are expressly contemplated by this Agreement or any Ancillary Agreement (or the schedules hereto or thereto) as Liabilities to be assumed by Comverse or any member of the Comverse Group, and all Liabilities of any member of the Comverse Group under this Agreement or any of the Ancillary Agreements, in each case, including the schedules hereto and thereto;

(b) all Liabilities (other than those Taxes that are specifically covered by the Tax Disaffiliation Agreement), if and to the extent relating to, arising out of or resulting from:

(i) the ownership or operation of the Comverse Business (including any discontinued business or any business which has been sold or transferred), as conducted at any time prior to, on or after the Distribution Date;

(ii) the ownership or operation of any business conducted by Comverse or any Comverse Subsidiary at any time prior to, on or after the Distribution Date;

(iii) any claims or Actions by any stockholder, equity holder or creditor of CTI in respect of or related to any of this Agreement, the Ancillary Agreements, the Distribution, the Merger Agreement, the Other Transaction Agreements (as such term is defined in the Merger Agreement), the Merger, the Registration Statement, the Proxy Statement or any of the transactions contemplated hereby or thereby;

(iv) any claims or Actions by employees or former employees of the Comverse Group, including but not limited to those, in respect of any stock options, restricted stock or other awards with respect to equity interests in CTI, and any claims or Actions by employees or former employees of CTI or its other subsidiaries solely in respect of any stock options in CTI that were unable to be exercised or expired as a result of CTI’s previous extended SEC filing delay including the Actions listed on Schedules A-1 and A-2, excluding in the event of the Merger, any portion of such Liabilities allocable by a decision of a court of competent jurisdiction or settlement agreement to Verint in respect of options or other equity interests in Verint;

(v) any breach or failure to be true and correct of any of the representations and warranties set forth in Article II of the Merger Agreement, as of the date of the Merger Agreement or as of the Merger Closing Date (except to the extent expressly made as of an earlier date, in which case the failure of such representation or warranty to be so true and correct will be measured as of such earlier date);

(vi) any failure of CTI to perform any of the covenants and agreements of CTI set forth in the Merger Agreement;

(vii) any obligations or Liabilities of CTI arising out of or resulting from (A) the Share Purchase Agreement dated as of August 1, 2012, by and among Fortissimo Capital Fund II (Israel), et al., as purchasers, Starhome B.V., and the other selling shareholders parties thereto and (B) the related side letter dated as of August 1, 2012, by and among Comverse, Berkeley II LLP, Gemini Israel III L.P., Gemini Partner Investors L.P. and Gemini Partner Investors L.P. and Gemini Israel III Parallel Fund L.P.; or

(viii) any failure of Comverse or any member of the Comverse Group to perform any covenant or agreement of Comverse or the Comverse Group set forth in this Agreement or any of the Ancillary Agreements;

(c) any Retained Liabilities (as defined in the Merger Agreement) that are not reflected on or reserved against on the Closing Date Positive Net Worth Statement (as such term is defined in the Merger Agreement); or

(d) any Liabilities (as defined in the Merger Agreement) that are Known (as defined in the Merger Agreement) by CTI prior to the Effective Time but are not required to be reflected or reserved against on a balance sheet of CTI prepared in accordance with GAAP or on the Closing Date Positive Net Worth Statement.

“Comverse Marks” shall include all names, logos or trademarks of Comverse or its Affiliates and all intellectual property rights therein and all trademarks and logos comprised of or derivative of any of the foregoing.

“Comverse Share” shall have the meaning set forth in the recitals to this Agreement.

“Comverse Subsidiaries” shall mean all of the Subsidiaries of Comverse.

“CTI” shall have the meaning set forth in the preamble to this Agreement and shall include any successor of CTI, including for U.S. federal tax purposes.

“CTI Business” shall mean the business of acting as a holding company as conducted by CTI and, after the after giving effect to the Distribution, CTI shall operate as a public holding company that serves as a holding company for its equity interests in Verint and for the purpose of consummating the Transactions (as defined in the Merger Agreement) and CTI’s operations will be limited to compliance with any and all of its legal and contractual obligations, including (i) obligations under the federal securities laws, the requirements of NASDAQ, this Agreement, the Merger Agreement, the Ancillary Agreements and the Other Transactions Agreements (as defined in the Merger Agreement), and (ii) retaining the service of employees, advisers or independent contractors, entering into Contracts for services or otherwise, and taking such further action, in each case, as it determines to be necessary or appropriate in furtherance of the foregoing; provided, however, that for the avoidance of doubt, CTI Business shall not include any business or operations conducted at any time by any Subsidiary or former Subsidiary of CTI or the Comverse Business.

“CTI Common Stock” shall have the meaning set forth in the recitals to this Agreement.

“CTI Indemnitee” shall mean:

(a) CTI and each Affiliate thereof after giving effect to the Distribution; and

(b) each of the respective Representatives of any of the entities described in the immediately preceding clause (a) and each of the heirs, executors, successors and assigns of any of such Representatives, except in the case of clauses (a) and (b), the Comverse Indemnitees; provided, however, that a Person who was a Representative of CTI or an Affiliate thereof and who is identified on Schedule B may be a CTI Indemnitee in that capacity notwithstanding that such Person may also be a Comverse Indemnitee.

“CTI Liabilities” shall mean:

(a) any and all Liabilities of CTI (other than those Taxes that are specifically covered by the Tax Disaffiliation Agreement) that are not expressly assumed by Comverse under this Agreement or any of the Ancillary Agreements; and

(b) all Liabilities (other than those Taxes that are specifically covered by the Tax Disaffiliation Agreement and Liabilities that are Comverse Liabilities), if and to the extent relating to, arising out of or resulting from (i) the ownership or operation of the CTI Business as conducted at any time prior to, on or after the Distribution Date or (ii) the ownership or operation of any business conducted by CTI at any time after the Distribution Date.

“CTI Marks” shall mean Comverse Technology, Inc., Comverse Technology and the logo attached as Schedule C.

“Distribution” shall have the meaning set forth in the recitals to this Agreement.

“Distribution Date” shall mean such date as may be determined by the Board of Directors of CTI or a committee of such Board of Directors, as the date as of which the Distribution shall be effected.

“Distribution Record Date” shall mean such date as may be determined by the Board of Directors of CTI or a committee of such Board of Directors, as the record date for the Distribution.

“Effective Time” shall mean 11:59 p.m., New York City time, on the Distribution Date.

“Employee Matters Agreement” shall mean the Employee Matters Agreement by and between CTI and Comverse, which agreement shall be entered into prior to or on the Distribution Date.

“Enforceability Exception” shall have the meaning set forth in Section 2.13(a).

“Environmental Laws” shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, principles of common law, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions (including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et. seq.), whether now or hereafter in existence, relating to the environment, natural resources, human health or safety, endangered or threatened species of fish, wildlife and plants, or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including indoor or outdoor air, surface water, groundwater and surface or subsurface soils), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the investigation, cleanup or other remediation thereof.

“Escrow Agreement” shall mean the Escrow Agreement, by and among Comverse, Verint and J.P. Morgan, in its capacity as escrow agent (or such other escrow agent reasonably satisfactory to each of Comverse, Verint and such escrow agent) (the “Escrow Agreement”), to be entered into as a condition to the consummation of the Transactions (as defined in the Merger Agreement), in a form and substance reasonably satisfactory to the parties thereto.

“Escrow Amount” shall mean twenty five million dollars ($25,000,000).

“Escrow Fund” shall mean the Escrow Amount deposited with the Escrow Agent and released in accordance with the terms of this Agreement and the Escrow Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated hereunder.

“Exercising Stockholder” shall have the meaning set forth in Section 3.6(a).

“Financial Requirements” shall have the meaning set forth in Section 4.1(c).

“FINRA” shall mean the Financial Investing Regulatory Authority or any successor entity.

“Governmental Authority” shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or self-regulatory organization.

“Indemnifiable Losses” shall mean any and all Liabilities, costs or expenses (including out-of-pocket attorneys’ fees and any and all out-of-pocket expenses) incurred in investigating, preparing for or defending against any Actions or potential Actions or in settling any Action or potential Action or in satisfying any judgment, fine, amount or penalty rendered in or resulting from any Action.

“Indemnifying Party” shall have the meaning set forth in Section 3.3(a).

“Indemnitee” shall have the meaning set forth in Section 3.3(a).

“Law” shall mean any statute, law, ordinance, regulation, rule, code or other requirement of, or Order issued by, a Governmental Authority.

“Liabilities” shall mean any and all manner of debts, liabilities, obligations, responsibilities, losses, damages (whether compensatory, punitive or treble), claims, demands, judgments, settlements, fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including those arising under or in connection with any Law (including any Environmental Law), Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party, or party to this Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys’ fees, disbursement and expense of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

“Merger” shall have the meaning ascribed to such term in the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger by and among CTI, Victory and Victory Acquisition I LLC, dated as of August [    ], 2012.

“Merger Closing Date” shall mean the Closing Date (as such term is defined in the Merger Agreement).

“NASDAQ” shall mean The NASDAQ Stock Market LLC.

“Order” means any orders, judgments, injunctions, awards, decrees, writs or other legally enforceable requirement handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Authority.

“Parties” shall have the meaning set forth in the preamble to this Agreement.

“Person” shall mean any natural person, corporation, business trust, limited liability company, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

“Proxy Statement” shall mean the Proxy Statement filed by CTI with the Commission and mailed to the holders of shares of CTI Common Stock in connection with the Distribution, including any amendments or supplements thereto.

“Records” shall have the meaning set forth in Section 4.1(a).

“Registration Statement” shall mean the registration statement on Form 10 filed with the Commission to effect the registration of the Comverse Shares pursuant to the Exchange Act.

“Releasee” shall have the meaning set forth in Section 2.13.

“Releasor” shall have the meaning set forth in Section 2.13.

“Representative” shall mean, with respect to any Person, any of such Person’s directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

“Subsidiary” shall mean with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interests entitled to vote on the election of members to the board of directors or similar governing body or, in the case of a Person with no governing body, more than 50% of the equity or voting interests.

“Tax” shall have the meaning set forth in the Tax Disaffiliation Agreement.

“Tax Disaffiliation Agreement” shall mean the Tax Disaffiliation Agreement by and between CTI and Comverse, which agreement shall be entered into prior to or on the Distribution Date.

“Third Party” shall mean any Person who is not a Party to this Agreement.

“Third-Party Claim” shall have the meaning set forth in Section 3.3(a).

“Transferred Assets” shall mean substantially all of the assets of CTI prior to the Distribution Date that will be transferred or assigned (whether directly or indirectly) from CTI to Comverse, other than the Verint shares owned by CTI, Retained Assets reflected on the Closing Date Positive Net Worth Statement (as defined in the

Merger Agreement), Comverse Holdings, Inc., insurance policies, prepaid expenses, any and all CTI corporate, financial, tax and accounting records, including all supporting documentation and tax returns of CTI, whether held by any member of the Comverse Group or CTI and any other assets exclusively relating to the CTI Business that would reasonably be expected to be retained by a holding company.

“Transition Services Agreement” shall mean the Transition Services Agreement by and between CTI and Comverse, which agreement shall be entered into prior to or on the Distribution Date.

“Verint” shall mean Verint Systems Inc.

Section 1.2 Reference; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” Unless the context otherwise requires, references in this Agreement to Articles, Sections and Schedules shall be deemed to be references to Articles and Sections of, and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. Neither this Agreement nor any Ancillary Agreement shall be construed against either Party as the principal draftsperson hereof or thereof.

ARTICLE II

DISTRIBUTION AND

CERTAIN COVENANTS

Section 2.1 Distribution.

(a) On or prior to the Distribution Date, CTI shall deliver to CTI’s stock transfer agent (the “Agent”) a single stock certificate representing all of the issued and outstanding Comverse Shares, in each case, endorsed by CTI in blank, for the benefit of the holders of CTI Common Stock, and CTI shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, such number of the Comverse Shares to holders of record of shares of CTI Common Stock on the Distribution Record Date, all as further contemplated by the Proxy Statement and hereby. Comverse shall provide any share certificates that the Agent shall require in order to effect the Distribution. The Distribution shall be effective at the Effective Time.

(b) The Comverse Common Stock issued in the Distribution is intended to be distributed only pursuant to a book entry system. CTI shall instruct the Agent to deliver the Comverse Common Stock previously delivered to the Agent to a depositary and to mail to each holder of record of CTI Common Stock on the Distribution Record Date, a statement of the Comverse Common Stock credited to such holder’s account. If following the Distribution a holder of Comverse Common Stock requests physical certificates instead of participating in the book entry system, the Agent shall issue certificates for such shares. In lieu of fractional shares, cash shall be given to holders otherwise entitled to such fractional shares of Comverse Common Stock on the Distribution Date. As soon as practicable following the Distribution Date, and in no case later than 30 Business Days after the Distribution Date, the Agent shall aggregate all fractional Comverse Shares into whole Comverse Shares and sell the whole Comverse Shares in the open market at then prevailing prices and shall distribute to each such holder such holder’s ratable share of the proceeds of such sale, net of brokerage fees incurred in such sales.

Section 2.2 CTI Determinations. CTI shall have the sole and absolute discretion to determine whether to proceed with all or part of the Distribution and all terms thereof, including the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. Comverse shall cooperate with CTI in all respects to accomplish the Distribution and shall, at CTI’s direction, promptly take any and all actions necessary or desirable to effect the Distribution. CTI shall select any investment banker(s), underwriters and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for CTI. Comverse acknowledges that it has been afforded the opportunity to seek the advice and assistance of its own separate counsel in connection with the Distribution and the negotiation and preparation of this Agreement and the Ancillary Agreements.

Section 2.3 Charter; Bylaws. On or prior to the Distribution Date, Comverse and CTI shall take all necessary actions to provide for the adoption of the form of Certificate of Incorporation and Bylaws in substantially the form filed by Comverse with the Commission as exhibits to the Registration Statement.

Section 2.4 Directors. On or prior to the Distribution Date, CTI and Comverse shall take all necessary action to cause the Board of Directors of Comverse to consist of the individuals identified in the Proxy Statement as directors of Comverse as of immediately following the Effective Time.

Section 2.5 Election of Officers. On or prior to the Distribution Date, Comverse shall take all actions necessary and desirable so that as of the Distribution Date the officers of Comverse will be as set forth in the Proxy Statement.

Section 2.6 Certain Licenses and Permits. On or prior to the Distribution Date or as soon as reasonably practicable thereafter, CTI shall use its commercially reasonable efforts to transfer or cause to be transferred any transferable licenses, permits and authorizations issued by any Governmental Authority which relate to the Comverse Business but which are held in the name of CTI, or in the name of any employee, officer, director, shareholder or agent of any such member, or otherwise, on behalf of a member of the Comverse Group to the appropriate member of the Comverse Group.

Section 2.7 State Securities Laws. Prior to the Distribution Date, CTI and Comverse shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States of America in order to effect the Distribution.

Section 2.8 Listing Application; Notice to FINRA.

(a) Prior to the Distribution Date, CTI and Comverse shall prepare and file with NASDAQ a listing application and related documents and shall take all such other actions with respect thereto as shall be necessary or desirable in order to cause NASDAQ to list on or prior to the Distribution Date, subject to official notice of issuance, the Comverse Shares.

(b) Prior to the Distribution, CTI shall, to the extent possible, give FINRA not less than 10 days’ advance notice of the Distribution Record Date in compliance with Rule 10b-17 under the Exchange Act.

Section 2.9 Misallocated Transfers. In the event that, at any time from and after the Distribution Date, either Party (or any member of the Comverse Group) discovers that it or any of its Affiliates is the owner of, receives or otherwise comes to possess any asset (including the receipt of payments made pursuant to contracts and proceeds from accounts receivable with respect to the period on or prior to the Distribution Date) or is liable for any Liability that is attributable to any person that is an Affiliate of the other Party pursuant to this Agreement or any Ancillary Agreement, such Party will promptly convey, or cause to be conveyed such asset or Liability to the Person so entitled thereto or responsible therefor (and the relevant Party will cause such entitled Person to accept such asset or assume such Liability). In addition, in the event that after the Effective Time (as defined in the Merger Agreement), Verint or its Affiliates receive any refund or use any credit in respect of an expense prepaid by Comverse, Verint or such Subsidiary prior to the Effective Time, Verint shall promptly pay such amount thereof to Comverse, provided that Verint will have the opportunity to offset any such amount against any other amounts due and owing to any member of the Comverse Group.

Section 2.10 Corporate Names; Trademarks. The parties acknowledge that, prior to the Distribution Date, CTI will have transferred to Comverse the Comverse Marks but will be granted the perpetual right to use the CTI Marks prior to, on and after the Distribution Date.

Section 2.11 Ancillary Agreements. On or prior to the Distribution Date, each of CTI and Comverse shall (and, as applicable in the case of Comverse, cause members of the Comverse Group to) enter into, the Ancillary Agreements and any other agreements in respect of the Distribution reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby, including with respect to the transfer and assignment of the Transferred Assets from CTI to Comverse.

Section 2.12 Acknowledgment by Comverse. Comverse, on behalf of itself and all members of the Comverse Group, acknowledges, understands and agrees that, except as expressly set forth herein or in any Ancillary Agreement, (a) none of CTI or any other Person has, in this Agreement or in any other agreement or document, or otherwise made any representation or warranty of any kind whatsoever, express or implied, to Comverse or any member of the Comverse Group or to any director, officer, employee or agent thereof in any way with respect to any of the transactions contemplated hereby or the business, assets, condition or prospects (financial or otherwise) of, or any other matter involving, the assets, Liabilities or businesses of CTI, Comverse or any member of the Comverse Group, any Transferred Assets, any Comverse Liabilities or the Comverse Business, (b) Comverse and each member of the Comverse Group has taken the Transferred Assets, the Comverse Business and Comverse Liabilities on an “as is, where is” basis, and all implied warranties of merchantability, fitness for a specific purpose or otherwise have been and are hereby expressly disclaimed and (c) none of CTI or any other person has made or makes any representation or warranty with respect to the Distribution or the entering into of this Agreement or the Ancillary Agreements or the transactions contemplated hereby and thereby. Except as expressly set forth herein or in any other Ancillary Agreement, Comverse and each member of the Comverse Group shall bear the economic and legal risk that the Transferred Assets shall prove to be insufficient or that the title of any member of the Comverse Group to any Transferred Assets shall be other than good and marketable and free from encumbrances. The provisions of any related assignment agreement or other related documents are expressly subject to this Section 2.12 and to Section 2.13.

Section 2.13 Representations.

(a) CTI has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of CTI, and no other corporate proceedings on the part of CTI are necessary to authorize the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by CTI and is a valid and binding obligation of CTI, enforceable against CTI in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (such exception, the “Enforceability Exception”).

(b) Comverse has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Comverse, and no other corporate proceedings on the part of Comverse are necessary to authorize the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by Comverse and is a valid and binding obligation of Comverse, enforceable against Comverse in accordance with its terms, subject to the Enforceability Exception.

Section 2.14 Release. Comverse agrees that for itself and for its current, former and future predecessors, Subsidiaries (including for this purpose any Subsidiary of Comverse that is also a Subsidiary of CTI), departments, divisions and sections and for their successors, Affiliates (including for this purpose any Subsidiary of Comverse that is also a Subsidiary of CTI), heirs, assigns, executors, administrators, Representatives, partners, members and shareholders, (individually, each a “Releasor” and collectively, the “Releasors”), in consideration for the transfer of the Transferred Assets, that, effective as of the Effective Time, it shall, through no further act of such Releasor, release, waive and completely and forever discharge CTI and its current, former and future predecessors, Subsidiaries, departments, divisions, sections, successors (including, in the event of the Merger, Victory Acquisition I LLC), Affiliates, heirs, assigns, executors, administrators, Representatives, partners and shareholders (individually, each a “Releasee” and collectively, the “Releasees”) from, and shall, in addition to other obligations under Article III, indemnify and hold harmless all such Releasees against and from, all Liabilities of every name and nature, in law or equity, known or unknown, which against any Releasee, a Releasor ever had, now has or hereafter can, shall or may have by reason of any matter, act, omission, conduct, transaction or occurrence from the beginning of the world up to and including the Distribution Date for, upon, by reason of, asserted in or arising out of, or related to:

(a) The management of the business and affairs of Comverse (and its predecessors, Subsidiaries and Affiliates) and the Comverse Business on or prior to the Distribution Date;

(b) The terms of this Agreement, the Ancillary Agreements, the Distribution, the Certificate of Incorporation or the Bylaws of Comverse; and

(c) Any other decision that may have been made, or any action taken, relating to Comverse (and its predecessors, subsidiaries and Affiliates) or the Distribution.

The term “Releasee” is expressly intended to include any person who served as an incorporator, director, officer, employee, agent or attorney of Comverse on or prior to the Distribution Date at the request of CTI. Each Releasor expressly covenants and agrees never to institute, or participate (including as a member of a class) in, any Action against any Releasee, in any court or forum, directly or indirectly, regarding or relating to the matters released through this Release, and further covenants and agrees that this Release is a bar to any such Action. For the avoidance of doubt, the purpose of this Section 2.14 is to make clear the intent of the Parties that, following the Distribution Date, the only Liability that any Releasee shall have to any Releasor shall be its obligation to perform its obligations under and pursuant to the terms of this Agreement, the Ancillary Agreements and there shall be no Liability in respect of any event, occurrence, action or inaction on or prior to the Distribution Date. This Release shall not extend to any Liabilities owed by a Releasee to a Releasor in the Releasor’s capacity as a director, officer, employee or other Representative or shareholder of Releasee nor shall it release any Liabilities or obligations under this Agreement or any Ancillary Agreements.

Releasors understand and acknowledge that there may be Liabilities that Releasors do not know or suspect exist in their favor at this time as against any Releasee, including without limitation those which, if known, might have affected the decision to enter into this Agreement. With respect to any and all of the matters released through this Release, the Releasors expressly waive, relinquish and release any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which governs or limits a person’s release of unknown claims and/or is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Releasors acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the matters released through this Release, but that it is the intention of Releasors to completely, fully, finally and forever extinguish any and all Liabilities known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

Section 2.15 Discharge of Liabilities. Except as otherwise expressly provided herein or in any of the Ancillary Agreements, all intercompany trade, accounts receivable and accounts payable between any CTI and any member of the Comverse Group in existence immediately prior to the Effective Time shall be repaid, redeemed, settled, released or cancelled as of the Effective Time.

Section 2.16 Further Assurances. If at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the Ancillary Agreements, the proper officers of each Party shall take all such necessary action and do and perform all such acts and things, and execute and deliver all such agreements, assurances to the extent reasonably requested to do so by the other Party, each Party agrees to execute and deliver such documents, in a form reasonably satisfactory to such Party, as may be reasonably necessary to evidence the assumption of any Liabilities hereunder. Without limiting the foregoing, each Party shall use its commercially reasonable efforts promptly to obtain all consents and approvals, to enter into all agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including all applicable filings with, and approvals from, any Governmental Authority.

ARTICLE III

INDEMNIFICATION

Section 3.1 Indemnification by CTI. From and after the Distribution Date, CTI shall indemnify, defend and hold harmless the Comverse Indemnitees from and against any and all Indemnifiable Losses of the Comverse Indemnitees to the extent arising out of, by reason of or otherwise in connection with (a) the CTI Liabilities, including any breach by CTI of any provision of this Section 3.1 and (b) any breach by CTI of this Agreement. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements unless such Ancillary Agreement expressly provides that this Agreement applies to any matter in such Ancillary Agreement.

Section 3.2 Indemnification by Comverse. From and after the Distribution Date, Comverse shall indemnify, defend and hold harmless the CTI Indemnitees from and against any and all Indemnifiable Losses of the CTI Indemnitees to the extent arising out of, by reason of or otherwise in connection with (a) the Comverse Liabilities, including any breach by any member of the Comverse Group of any provision of this Section 3.2 and (b) any breach by any member of the Comverse Group of this Agreement. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements unless such agreement expressly provides that this Agreement applies to any matter in such agreement. Notwithstanding anything in this Agreement to the contrary, the aggregate amount payable by Comverse to the CTI Indemnitees for Indemnifiable Losses arising out of, by reason of or otherwise in connection with clauses (b)(v), (b)(vi) or (d) under the definition of “Comverse Liabilities” in Section 1.1 will not exceed $25,000,000; provided, further, with respect to clause (b)(v) of the definition of “Comverse Liabilities” in Section 1.1, in the case of any representation or warranty set forth in Article II of the Merger Agreement that is limited by materiality, Chucktaylor MAE, Chuck MAE or any similar term or limitation the amount of Indemnifiable Losses will be determined as if such materiality, Chucktaylor MAE, Chuck MAE or any similar term or limitation were not included therein.

Section 3.3 Procedures for Indemnification.

(a) (i) If a claim or demand is made by a Third Party against a Comverse Indemnitee or a CTI Indemnitee (each, an “Indemnitee”) (a “Third-Party Claim”) as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Party which is or may be required pursuant to Section 3.1 or Section 3.2 hereof to make such indemnification (the “Indemnifying Party”) in writing, and in reasonable detail, of the Third-Party Claim promptly; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure.

(ii) Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third-Party Claim.

Notice under this Section 3.3 shall be provided in accordance with Section 5.6. For the avoidance of doubt, knowledge of a Third-Party Claim by a Person who is an officer or director of both CTI and Comverse shall not constitute notice for purposes of this Section 3.3.

(iii) If a Third-Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party; provided, however, that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third-Party Claim, the Indemnifying Party shall, within 30 days (or sooner if the nature of the Third-Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that such Indemnitee shall have the right to employ counsel to represent such Indemnitee if, in such Indemnitee’s reasonable judgment, (A) a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate or (B) the Third-Party Claim involves substantially different defenses for the Indemnifying Party and the Indemnified Party, and in such event the fees and expenses of such single separate counsel shall be paid by such Indemnifying Party; provided, however, that in all events the out-of-pocket costs and expenses (including attorneys’ fees and expenses) of each Indemnitee in connection with discovery or any appearance in any proceeding will remain the Indemnifying Party’s sole responsibility. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the first proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof; provided, however, that the Indemnifying Party’s right to defend, negotiate, settle or otherwise deal with any Third-Party Claim hereunder will be deemed to have been waived by the Indemnifying Party if the Indemnifying Party breaches any of its indemnification and related obligations under this Agreement and such Indemnitee is actually and materially prejudiced as a result of such breach.

(iv) If the Indemnifying Party shall have assumed the defense of a Third-Party Claim, in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third-Party Claim without the Indemnifying Party’s prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third-Party Claim without the consent of the Indemnifying Party if the Indemnitee unconditionally releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third-Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party and does not include a statement or admission of fault, culpability or failure to act by or on behalf of any Indemnifying Party. The Indemnitee will agree to any settlement, compromise or discharge of a Third-Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the Liability in connection with such Third-Party Claim, unconditionally releases each Indemnitee completely in connection with such Third-Party Claim, that would not otherwise adversely affect any Indemnitee and does not include a statement or admission of fault, culpability or failure to act by or on behalf of any Indemnitee. If an Indemnifying Party elects not to assume the defense of a Third-Party Claim, or fails to notify an Indemnitee of its election to do so as provided herein, such Indemnitee may compromise, settle or defend such Third-Party Claim; provided that the Indemnitee shall not compromise or settle such Third-Party Claim without the consent of the Indemnifying Party, which consent is not to be unreasonably withheld.

(v) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third-Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third-Party Claim) (a) if the Third-Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages; provided, however, if such equitable relief or other relief portion of the Third-Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages, or (b) involving alleged criminal liability of CTI or any directors, officers or employees thereof.

(b) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim directly relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

Section 3.4 Indemnification Payments.

(a) On the Merger Closing Date, CTI shall deliver or cause to be delivered cash in an amount equal to the Escrow Amount to the Escrow Agent, which shall be pursuant to the provisions of the Escrow Agreement. The Escrow Amount shall be deposited into the Escrow Fund and provide Verint, subject to the terms and conditions as set forth in the Escrow Agreement, with recourse against, and a security interest in, the amounts held in escrow by the Escrow Agent with respect to the Indemnifying Parties’ indemnification obligations under Section 3.2 for Indemnifiable Losses of the CTI Indemnitees. The Escrow Amount (or any portion thereof) shall be distributed to the Indemnifying Party and/or the Indemnitee at the times, and upon the terms and conditions, set forth in the Escrow Agreement. From and after the Merger Closing Date, the indemnification obligations under Section 3.2 for Indemnifiable Losses of the CTI Indemnitees, other than Indemnifiable Losses for any Action listed on Schedule A-1, shall first be satisfied from the Escrow Amount. Indemnifiable Losses for any Action listed on Schedule A-1, and all other Indemnifiable Losses after the Escrow Amount is exhausted shall be satisfied through direct recourse against the Indemnifying Parties, subject to the limitations set forth in Section 3.2.

(b) Except as otherwise provided for in the Escrow Agreement, Indemnification required by this Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or an Indemnifiable Loss is incurred by wire transfer of immediately available funds. To the extent not covered by the Escrow Agreement, if the Indemnifying Party fails to make an indemnification payment required by this Article III within 20 Business Days after receipt of a bill therefore or notice that an Indemnifiable Loss has been incurred, the Indemnifying Party shall also be required to pay interest on the amount of such indemnification payment, from the date of receipt of the bill or notice of the Indemnified Loss to but not including the date of payment, at the Applicable Rate.

(c) The amount of any claim by an Indemnitee under this Agreement shall be reduced to reflect any insurance proceeds actually received (net of costs or any mandatory premium increases) by any Indemnitee that result from the Indemnifiable Losses that gave rise to such indemnity. Notwithstanding the foregoing, no Indemnitee will be obligated to seek recovery for any Indemnifiable Losses from any Third Party before seeking indemnification under this Agreement and in no event will an Indemnifying Party’s obligation to indemnify and hold harmless any Indemnitee pursuant to this Agreement be conditioned upon the status of the recovery of any offsetting amounts from any such Third Party.

(d) For all applicable income Tax purposes, the Parties hereto shall treat any payment made by one Party to the other Party pursuant to this Article III as a capital contribution by CTI to Comverse or a distribution by Comverse to CTI, as the case may be, immediately prior to the Distribution, except as otherwise mandated by applicable Law.

Section 3.5 Indemnification Rights. The sole and exclusive remedy of a Party with respect to any and all claims relating to this Agreement or the transactions contemplated by this Agreement (other than claims of, or causes of action arising from, knowing and intentional fraud and except for seeking specific performance or other equitable relief to require a Party to perform its obligations under this Agreement to the extent permitted hereunder and thereunder and except as otherwise provided herein or in any Ancillary Agreement) will be pursuant to the indemnification provisions set forth in this Article III, the Escrow Agreement or any other Ancillary Agreement. The rights and obligations of each Party and any Indemnitee hereunder shall survive the distribution, sale or transfer by any Party of any assets or the delegation or assignment by it of any Liabilities and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnitee, the knowledge by the Indemnitee of Liabilities for which it might be entitled to indemnification hereunder and any termination of this Agreement.

Section 3.6 Appraisal Rights.

(a) Comverse shall indemnify, defend and hold harmless the CTI Indemnitees from and against any and all Indemnifiable Losses of the CTI Indemnitees to the extent arising out of, by reason of or otherwise in connection with the exercise of appraisal rights by any stockholder of CTI (each such stockholder, an “Exercising Stockholder”) with respect to the Distribution.

(b) CTI shall contribute to Comverse all shares of Comverse Common Stock that would have been distributed to each Exercising Stockholder but for such Exercising Stockholder’s exercise of its appraisal rights.

ARTICLE IV

ACCESS TO INFORMATION

Section 4.1 Provision of Corporate Records.

(a) At all times from and after the Distribution Date, upon the prior written request by Comverse for agreements, documents, books, records or files including accounting, tax and financial records (collectively, “Records”) which relate to Comverse or its current or former Subsidiaries or the conduct of the Comverse Business up to the Effective Time, or which Comverse determines are necessary or advisable (i) in order for Comverse to prepare its financial statements, (ii) for use in any Action or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar legal or regulatory requirements, or (iii) to comply with reporting, disclosure, filing or other requirements imposed on Comverse or its Affiliates (including under applicable securities and tax laws) by a Governmental Authority, CTI shall arrange, as soon as reasonably practicable following the receipt of such request, to promptly provide, at the sole cost and expense of CTI, appropriate copies of such Records (or the originals thereof if Comverse has a reasonable need for such originals) in the possession or control of CTI, but only to the extent such items are not already in the possession or control of Comverse.

(b) At all times from and after the Distribution Date, upon the prior written request by CTI for Records which relate to CTI or its current or former Subsidiaries or Affiliates (including for this purpose Comverse and its Subsidiaries) or the conduct of the CTI Business up to the Effective Time, or which CTI determines are necessary or advisable (i) in order for CTI to prepare its financial statements, (ii) for use in any Action or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar legal or regulatory requirements, or (iii) to comply with reporting, disclosure, filing or other requirements imposed on CTI or its Affiliates (including under applicable securities and tax laws) by a Governmental Authority, Comverse shall arrange, as soon as reasonably practicable following the receipt of such request, to promptly provide, at the sole cost and expense of Comverse, appropriate copies of such Records (or the originals thereof if CTI has a reasonable need for such originals) in the possession or control of Comverse or any of the Comverse Subsidiaries, but only to the extent such items are not already in the possession or control of CTI.

(c) Without limiting the generality of the foregoing, Comverse shall use reasonable best efforts to cooperate with CTI’s information requests to enable any (i) of CTI or its Affiliates to meet its timetable for dissemination of its earnings releases, financial statements, periodic reports and management’s assessment of the effectiveness of its disclosure controls and procedures and its internal control over financial reporting in accordance with Items 307 and 308, respectively, of Regulation S-K, and (ii) accountants of CTI or its Affiliates to timely complete their review of quarterly financial statements of CTI or its Affiliates and audit of the annual financial statements of CTI or its Affiliates, including, to the extent applicable, its auditor’s audit of its internal control over financial reporting and management’s assessment thereof in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the SEC’s and Public Company Accounting Oversight Board’s rules and auditing standards thereunder, in each of clause (i) and (ii), with respect to the end of any fiscal quarter or year or portion thereof (collectively, the “Financial Requirements”).

Section 4.2 Access to Information.

(a) At all times from and after the Distribution Date, each of CTI and Comverse shall afford to the other and its authorized Representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the Representatives, properties, and Records of, in the possession of or in the control of the non-requesting Party and its Subsidiaries insofar as such access is reasonably required by the requesting Party and relates to such requesting Party or the conduct of its business prior to the Effective Time or, if the event of the Merger, the Merger Closing Date, or the ability of the requesting Party to satisfy its legal obligations or Financial Requirements after the Effective Time.

(b) Without limiting the generality of the foregoing, at all times from and after the Distribution Date, Comverse shall use commercially reasonable efforts to make available to CTI, upon reasonable written request, its and its Subsidiaries’ former and then current Representatives, to the extent that such Persons may reasonably be required in connection with the Financial Requirements.

Section 4.3 Witnesses; Documents and Cooperation in Actions.

(a) At all times from and after the Distribution Date, each of CTI and Comverse shall use their commercially reasonable efforts to make available to the other, upon reasonable written request, its and its Subsidiaries’ former and then current Representatives as witnesses and any Records within its control or which it otherwise has the ability to make available, to the extent that such Persons or Records may reasonably be required in connection with the prosecution, evaluation, pursuit, settlement, compromise or defense of any Action, including any Third-Party Claim, in which the requesting Party may from time to time be involved. This provision shall not apply to any Action brought by one Party against another Party (as to which production of documents and witnesses shall be governed by applicable discovery rules).

(b) Without limiting any provision of this Section 4.3, the Parties shall cooperate and consult, and Comverse shall cause each member of the Comverse Group to cooperate and consult, to the extent reasonably necessary, with respect to any Actions, including any Third-Party Claim.

(c) In connection with any matter contemplated by this Section 4.3, the Parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of CTI and any member of the Comverse Group.

(d) The obligation of the Parties to provide witnesses pursuant to this Section 4.3 is intended to be interpreted in a manner so as to facilitate cooperation and will include the obligation to provide as witnesses inventors and other Representatives without regard to whether the witness or the employer of the witness could assert a possible business conflict.

Section 4.4 Confidentiality.

(a) CTI on the one hand, and Comverse and the Comverse Subsidiaries on the other hand, shall not use or permit the use of and shall keep, and shall cause their respective Representatives to keep, confidential all information concerning the other Party in their possession, their custody or under their control to the extent such information, (i) relates to or was acquired during the period up to the Effective Time, (ii) relates to any Ancillary Agreement, (iii) is obtained in the course of performing services for the other Party pursuant to any Ancillary Agreement, or (iv) is based upon or is derived from information described in the preceding clauses (i), (ii), or (iii), and each Party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other Person, except such Party’s auditors, attorneys, consultants and advisors, subject to Section 4.4(b). Each Party shall be deemed to have satisfied its obligation to hold confidential any information concerning or owned by the other Party or, in the case of Comverse, the Comverse Group, if it exercises the same care as it takes to preserve confidentiality for its own similar information. The covenants in this Section 4.4 shall survive the transactions contemplated by this Agreement and shall continue indefinitely; provided, however, that the covenants in this Section 4.4 shall terminate with respect to any information not constituting a trade secret under applicable Law on the fourth anniversary of the later of the Distribution Date or the date on which the Party subject to such covenants with respect to such information receives it (but any such termination shall not terminate or otherwise limit any other covenant or restriction regarding the disclosure or use of such information under any Ancillary Agreement or other agreement, instrument or legal obligation). This Section 4.4 shall not apply to information (a) that has been in the public domain through no fault of such Party, (b) that has been later lawfully acquired from other sources by such Party, provided that such source is not and was not bound by a confidentiality agreement, (c) the use or disclosure of which is permitted by this Agreement or any other Ancillary Agreement or any other agreement entered into pursuant hereto, (d) that is immaterial and its disclosure is required as part of the conduct of that Party’s business and would not reasonably be expected to be detrimental to the interests of the other Party, (e) that the other Party has agreed in writing may be so used or disclosed, or (f) the Party can demonstrate by contemporaneous written records was already in the possession of the such Party on a non-confidential basis at the time of disclosure.

(b) If any Party or, in the case of Comverse, any member of the Comverse Group, either determines that it is required to disclose pursuant to applicable Law, or receives any demand under lawful process or from any Governmental Authority to disclose or provide, information of the other Party (or in the case of Comverse, any member of the Comverse Group) that is subject to the confidentiality provisions of Section 4.4(a), such Party shall notify the other Party prior to disclosing or providing such information and shall cooperate at the expense of the requesting Party in seeking any reasonable protective arrangements requested by such other Party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide such information if and to the extent required by such Law or by lawful process or such Governmental Authority; provided, however, that the Person shall only disclose such portion of the information as is required to be disclosed or provided.

Section 4.5 Privileged Matters. Except as may be otherwise provided in an Ancillary Agreement, the Parties recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of CTI, and the members of the Comverse Group, and that CTI, and each of the members of the Comverse Group should be deemed to be the client for the purposes of asserting all privileges which may be asserted under applicable Law. To allocate the interests of each Party in the information as to which any Party is entitled to assert a privilege, the Parties agree as follows:

(a) CTI shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the CTI Business (including with respect to Liabilities as to which Comverse is required to provide indemnification under Article III), whether or not the privileged information is in the possession of or under the control of CTI or Comverse. CTI shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims constituting CTI Liabilities, now pending or which may be asserted in the future, whether or not the privileged information is in the possession of or under the control of CTI or Comverse.

(b) Comverse shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the Comverse Business (including with respect to Liabilities as to which CTI is required to provide indemnification under Article III), whether or not the privileged information is in the possession of or under the control of CTI or Comverse. Comverse shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the subject matter of any claims constituting Comverse Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Comverse, whether or not the privileged information is in the possession of Comverse or under the control of CTI or Comverse.

(c) The Parties agree that they shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 4.5, with respect to all privileges not allocated pursuant to the terms of Sections 4.5(a) and (b).

(d) Subject to Sections 4.5(a) and (b), no Party may waive any privilege which could be asserted under any applicable Law, and in which the other Party has a shared privileged, without the consent of the other Party, which consent shall not be unreasonably withheld or delayed, except as provided in subsection (e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within 20 days after notice upon the other Party requesting such consent.

(e) In the event of any litigation or dispute between or among the Parties, any Party and a Subsidiary of the other Party, or a Subsidiary of one Party and a Subsidiary of the other Party, either such Party may waive a privilege in which the other Party has a shared privilege, without obtaining the consent of the other Party, provided, however, that such waiver of a shared privilege shall be effective only as to the use of information with respect to the litigation or dispute between the Parties and/or their Subsidiaries, and shall not operate as a waiver of the shared privilege with respect to any Third-Party Claims.

(f) If a dispute arises between or among the Parties or their respective Subsidiaries regarding whether a privilege should be waived to protect or advance the interest of any Party, each Party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other Party, and shall not unreasonably withhold consent to any request for a waiver by the other Party. Each Party hereto specifically agrees that it will not withhold consent to a waiver for any purpose except to protect its own legitimate interests.

(g) Upon receipt by any Party or by any Subsidiary thereof of any subpoena, discovery or other request which arguably calls for the production or disclosure of information subject to a shared privilege or as to which another Party has the sole right hereunder to assert a privilege, or if any Party obtains knowledge that any of its or any of its Subsidiaries’ current or former Representatives have received any subpoena, discovery or other request which arguably calls for the production or disclosure of such privileged information, such Party shall promptly notify the other Party of the existence of the request and shall provide the other Party a reasonable opportunity to review the information and to assert any rights it or they may have under this Section 4.5 or otherwise to prevent the production or disclosure of such privileged information.
(h) The transfer of all Records and other information pursuant to this Agreement is made in reliance on the agreement of CTI and Comverse, as set forth in Sections 4.2, 4.4 and 4.5, to maintain the confidentiality of privileged information and to assert and maintain all applicable privileges. The access to information being granted pursuant to Sections 4.1, 4.2, and 4.3 hereof, the agreement to provide witnesses and individuals pursuant to Sections 4.2 and 4.3 hereof, the furnishing of notices and documents and other cooperative efforts contemplated by Section 4.3 hereof, and the transfer of privileged information between and among the Parties and their respective Subsidiaries, Affiliates and Representatives pursuant to this Agreement shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

Section 4.6 Ownership of Information. Any information owned by one Party or any of its Subsidiaries that is provided to a requesting Party pursuant to Article III or this Article IV shall be deemed to remain the property of the providing Person. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.

Section 4.7 Cost of Providing Records and Information. A Party requesting Records, information or access to Representatives, witnesses or properties, under Articles III or IV, agrees to reimburse the other Party and its Subsidiaries for the reasonable out-of-pocket costs, if any, incurred in seeking to satisfy the request of the requesting Party.

Section 4.8 Retention of Records. Except (a) as provided in the Tax Disaffiliation Agreement or (b) when a longer retention period is otherwise required by Law or agreed to in writing by any Party (whether pursuant to an agreement to which CTI or CNS is a party or otherwise), CTI and the Comverse Group shall retain all Records relating to the CTI Business and the Comverse Business as of the Effective Time for the periods of time provided in each Party’s record retention policy (with respect to the documents of such party and without regard to the Distribution or its effects) as in effect on the Distribution Date. Following the expiration of the retention period specified in the immediately preceding sentence, CTI or Comverse may offer in writing to deliver such Records to the other and, if such offer is not accepted within 90 days, the offered Records may be destroyed or otherwise disposed of at any time following the expiration of such 90-day period. If a recipient of such offer shall request in writing prior to the scheduled date for such destruction or disposal that any of Records proposed to be destroyed or disposed of be delivered to such requesting Party, the Party proposing the destruction or disposal shall promptly arrange for delivery of such of the Records as was requested (at the cost of the requesting Party).

Section 4.9 Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Article IV are subject to any specific limitations, qualifications or additional provisions on cooperation, access to information, privilege and the sharing, exchange or confidential treatment of information set forth in any Ancillary Agreement or in any other agreement to which CTI and a member of the Comverse Group is a party.

Section 4.10 Policies and Best Practices. Without representation or warranty, Comverse and CTI shall continue to be permitted to share, on a confidential basis, “best practices” information and materials (such as policies, workflow templates and standard form contracts).

Section 4.11 Compliance with Laws and Agreements. Nothing in this Article IV shall be deemed to require any Person to provide any information if doing so would, in the opinion of counsel to such Person, be inconsistent with any legal or constitutional obligation applicable to such Person.

ARTICLE V

MISCELLANEOUS

Section 5.1 Complete Agreement; Construction. This Agreement, including the Schedules, and the Ancillary Agreements shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

Section 5.2 Ancillary Agreements. Except as may be expressly stated herein, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

Section 5.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

Section 5.4 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Distribution Date.

Section 5.5 Distribution Expenses. Except as otherwise expressly set forth in this Agreement or any Ancillary Agreement, all costs and expenses incurred on or prior to the Distribution Date (whether or not paid on or prior to the Distribution Date) in connection with the preparation, execution, delivery, printing and implementation of this Agreement and any Ancillary Agreement, the Proxy Statement, the Registration Statement, the Distribution and the consummation of the transactions contemplated thereby, shall be charged to and paid by CTI. Such expenses shall be deemed to be CTI Liabilities. Except as otherwise set forth in this Agreement, the Escrow Agreement or any Ancillary Agreement, each Party shall bear its own costs and expenses incurred after the Distribution Date. Any amount or expense to be paid or reimbursed by any Party to any other Party shall be so paid or reimbursed promptly after the existence and amount of such obligation is determined and written demand therefor is made.

Section 5.6 Notices. All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be hand delivered or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other addresses for a Party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

To CTI:

Comverse Technology, Inc.

810 Seventh Avenue

New York, NY 10019

Attention: General Counsel

and, after the Merger, with a copy to:

Verint Systems Inc.

330 South Service Road

Melville, NY 11747

Attention: Chief Legal Officer

To Comverse:

Comverse, Inc.

200 Quannapowitt Parkway

Wakefield, MA 01880

Attention: General Counsel

Section 5.7 Waivers. The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.

Section 5.8 Amendments. Subject to the terms of Sections 5.11 and 5.13 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.

Section 5.9 Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Party and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that either Party may assign this Agreement to a purchaser of all or substantially all of the properties and assets of such Party; provided, that, no such assignment will relieve the assigning Party of its obligations hereunder.

Section 5.10 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 5.11 Termination. This Agreement (including Article III hereof) may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of CTI without the approval of Comverse or the shareholders of CTI. In the event of such termination, no Party shall have any liability of any kind to any other Party or any other Person. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the Parties; provided, however, that Article III shall not be terminated or amended after the Distribution in respect of a Third-Party beneficiary thereto without the consent of such Person.

Section 5.12 Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any entity that is contemplated to be a Subsidiary of such Party after the Distribution Date.

Section 5.13 Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and their respective Subsidiaries, Affiliates, successors and assigns and shall not be deemed to confer upon any other

Person any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement. The Parties agree that (i) Verint and each of its Subsidiaries and Affiliates is an intended Third-Party beneficiary of this Agreement until such time as the Merger Agreement is terminated in accordance with its terms and (ii) each Comverse Indemnitee and CTI Indemnitee who is not a party to this Agreement is an intended Third-Party beneficiary of the indemnification provisions of this Agreement.

Section 5.14 Title and Headings. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 5.15 Schedules. The Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 5.16 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 5.17 Waiver of Jury Trial. The Parties hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement.

Section 5.18 Specific Performance. From and after the Distribution, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Party to this Agreement who is or is to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that, from and after the Distribution, the remedies at Law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any loss, that any defense in any action for specific performance that a remedy at Law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.

Section 5.19 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

COMVERSE TECHNOLOGY, INC.

By:
Name:	[—]
Title:	[—]

COMVERSE, INC.

By:
Name:	[—]
Title:	[—]

[Signature Page to Distribution Agreement]

Schedule A-1

EMPLOYEE OR FORMER EMPLOYEE ACTIONS

•	Action filed in the Regional Labor Court in Tel Aviv against CTI, Comverse and Andre Dahan on March 18, 2008 by Uri Arad (Case Number 6930/08)

•	Action filed in Tel Aviv Labor Court against Comverse Ltd. on March 16, 2009 by plaintiff Katriel (originally Case Number 3536/09, new Case Number 14066-03-10)

•

Actions filed in the Tel Aviv District Court against CTI on March 26, 2009 by plaintiffs Katriel (Case Number 1334/09) and Deutsch (Case Number 1335/09). Case Numbers 14066-03-10, 1334/09 and 1335/09 together with a claim filed by Plaintiff Deutsch against Verint Ltd. in the Tel Aviv Labor Court Case No. 34335-02-10 were consolidated before the Tel Aviv District Court

Schedule A-2

ADDITIONAL EMPLOYEE OR FORMER EMPLOYEE ACTIONS

•

Action filed in the Tel Aviv Regional Magistrate District Court against CTI on October 7, 2008 by plaintiffs Galamidi and Shabtai (Case Number 47825/10). Motion for leave to appeal filed in Tel Aviv District Court by CTI on March 21, 2012, on a Magistrate Court decision (Case Number 37986-03-12)

Action filed with the New York State Division of Human Rights on May 2, 2012 by Maria Castro

•	Action filed in Tel Aviv Labor Court against CTI and Comverse Ltd. on March 18, 2010 by plaintiff Koffler

•	Action filed in Tel Aviv District Court against CTI and Comverse Ltd. on March 17, 2010 by plaintiff Koffler (Case Number 3079903/10)

•	Action filed in Tel Aviv District Court against Comverse Inc., CTI and Comverse Ltd. on August 2, 2012 by Plaintiff Tchwella (Case Number 344-08-12)

Schedule B

OVERLAPPING INDEMNITEES

John Bunyan

Eric Koza

Joel Legon

Shefali Shah

Schedule C

CTI MARKS

Annex F

TRANSITION SERVICES AGREEMENT

BY AND BETWEEN

COMVERSE TECHNOLOGY, INC.

AND

COMVERSE, INC.

DATED AS OF [—], 2012

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TRANSITION SERVICES AGREEMENT

This Transition Services Agreement is entered into as of this [—] day of [            ], 2012 (“Effective Date”), by and between Comverse Technology, Inc., a New York corporation (“CTI”), and Comverse, Inc., a Delaware corporation and a wholly-owned subsidiary of CTI (“Comverse”) (Comverse together with CTI, the “Parties,” and Comverse and CTI individually, as applicable, each a “Party”).

WHEREAS, CTI and Comverse have entered into a Distribution Agreement, dated as of [—], 2012 (the “Distribution Agreement”), which sets forth the terms pursuant to which CTI will distribute the common stock of Comverse to shareholders of CTI (the “Distribution”); and

WHEREAS, in connection with the Distribution, and in order to ensure an orderly transition under the Distribution Agreement, it will be necessary, for a transitional period, for Comverse to provide to CTI the Services described herein and for CTI to provide to Comverse the CTI-Provided Services described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 General. Unless otherwise defined herein or unless the context otherwise requires, as used in this Agreement, the following terms shall have the following meanings:

“Accounting Review Costs” shall have the meaning set forth in the Tax Disaffiliation Agreement.

“Accounting Review Requirements” shall have the meaning set forth in the Tax Disaffiliation Agreement.

“Agreement” shall mean this Agreement, including Schedule A and Schedule B attached hereto, as the same may be amended by the Parties from time to time.

“Appropriate Actions” shall mean the acts that a party would take, and the amount of effort and resources such party would expend, when fulfilling such obligation, performing such action, or incurring such expense for such party’s own benefit, in each case acting in good faith and on a reasonable basis.

“Big Four Accounting Firm” shall mean any of the following accounting firms: PricewaterhouseCoopers; Deloitte Touche Tohmatsu; Ernst & Young; and KPMG.

“Comverse” shall have the meaning set forth in the preamble to this Agreement and, subject to Section 7.5, shall include any successor of Comverse.

“Comverse Indemnitees” shall have the meaning set forth in the Distribution Agreement.

“Comverse Pass-Through Costs” shall mean the costs and expenses paid out of pocket by Comverse to any third party service provider or consultant to the extent such third party’s services (and corresponding fees) are (a) incremental license fees or one-time consent fees payable by Comverse to a third party service provider or licensor to secure the software license rights required for Comverse to perform the Services in accordance with this Agreement or (b) are paid to a third party service provider or consultant whose services (i) are required to enable Comverse’s performance of the Services in accordance with this Agreement and (ii) were utilized by Comverse prior to the Effective Date to provide services to CTI equivalent to the applicable Services then being provided hereunder.

“CTI” shall have the meaning set forth in the preamble to this Agreement and shall include any successor of CTI.

“CTI Costs” shall mean the costs and expenses incurred by CTI in the performance of the CTI-Provided Services, in each case including (a) the CTI Pass-Through Costs and (b) those costs and expenses incurred by CTI to utilize CTI’s own employees (including salary, benefits and other employment-related costs of applicable individuals) and to utilize resources owned, leased, or licensed by CTI in the applicable month to perform the CTI-Provided Services; provided, however, that where an employee or other resource of CTI supports both the performance of the CTI-Provided Services for the benefit of Comverse and the performance of any other activity (including activities for the benefit of CTI or any other party), the CTI costs and expenses relating to such CTI employee or other resource shall be allocated between CTI and Comverse on the basis of the percentage of work hours that month spent performing the Services for the benefit of Comverse.

“CTI Group” shall have the meaning set forth in the Tax Disaffiliation Agreement.

“CTI Indemnitees” shall have the meaning set forth in the Distribution Agreement.

“CTI Pass-Through Costs” shall mean the costs and expenses paid out of pocket by CTI to any third party service provider or consultant to the extent such third party’s services (and corresponding fees) are (a) incremental license fees or one-time consent fees payable by CTI to a third party service provider or licensor to secure the software license rights required for CTI to perform the CTI-Provided Services in accordance with this Agreement or (b) are paid to a third party service provider or contractor whose services are required (as determined by CTI in good faith) to enable CTI’s performance of the CTI-Provided Services in accordance with this Agreement.

“CTI-Provided Services” shall mean the services, functions, and responsibilities set forth in Schedule B, in each case to the extent (a) provided to, or performed for the benefit of, Comverse by CTI at any point during the twelve (12) months prior to the Effective Date and (b) the applicable service, function, or responsibility was performed by an individual who (i) is employed by CTI on the Effective Date and (ii) remains an employee of CTI as of the date such service, function, or responsibility is to be performed by CTI pursuant to this Agreement.

“Default” shall have the meaning set forth in Section 4.3 of this Agreement.

“Distribution” shall have the meaning set forth in the recitals to this Agreement.

“Distribution Agreement” shall have the meaning set forth in the recitals to the Agreement.

“Effective Date” shall have the meaning set forth in the preamble to this Agreement.

“Estimated CTI-Provided Services Fees” shall have the meaning set forth in Section 3.3(b) of this Agreement.

“Facilities” shall have the meaning set forth in Section 2.5 of this Agreement.

“Financial Requirements” shall have the meaning set forth in the Distribution Agreement.

“Force Majeure” shall have the meaning set forth in Section 7.2 of this Agreement.

“Losses and Expenses” shall have the meaning set forth in Section 6.2 of this Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger among Verint Systems Inc., Comverse Technology Inc. and Victory Acquisition I LLC dated as of August [    ], 2012, as amended, modified or supplemented from time to time in accordance with its terms.

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“Merger Effective Time” shall have the meaning given to “Effective Time” in the Merger Agreement.

“Party” and “Parties” shall have the meaning set forth in the preamble to this Agreement.

“Person” shall include an individual, a partnership, a corporation, a limited liability company, a division or business unit of a corporation, a trust, an unincorporated organization, a federal, state, local or foreign government or any department or agency thereof and any other entity.

“Service” or “Services” shall mean (a) the services, functions, and responsibilities provided to, or performed for the benefit of, CTI or any CTI employee by Comverse or any of its subsidiaries or their respective employees at any point during the twelve (12) months prior to the Effective Date, (b) the services, functions, and responsibilities provided to, or performed for the benefit of, CTI or any CTI employee by any individual who (i) was employed by CTI at any point prior to the Effective Date and (ii) becomes an employee of Comverse or any of its subsidiaries before, in connection with, or following the Distribution, (c) any additional service, function, or responsibility that CTI reasonably needs following the Effective Date in order for CTI or its affiliates to operate the business of CTI in the ordinary course, to defend any legal action, or to comply with any legal, tax or financial law, rule, regulation or requirement, in each case, and (d) such other services as may from time to time be agreed between the Parties in writing. The Services include those services set forth in Schedule A, as the same may be amended from time to time.

“Services Documentation” shall have the meaning set forth in Section 2.1(c) of this Agreement.

“Straddle Period” shall have the meaning set forth in the Tax Disaffiliation Agreement.

“Tax Authorities” shall have the meaning set forth in Section 3.5(b) of this Agreement.

“Tax Disaffiliation Agreement” shall mean the Tax Disaffiliation Agreement by and between CTI and Comverse dated as of the Effective Date, as amended, modified or supplemented from time to time in accordance with its terms.

“Tax Return” shall have the meaning set forth in the Tax Disaffiliation Agreement.

Section 1.2 Reference; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” Unless the context otherwise requires, references in this Agreement to Articles, Sections and Schedules shall be deemed to be references to Articles and Sections of, and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. This Agreement shall not be construed against either Party as the principal draftsperson hereof. All references to monetary amounts herein shall be references to such amounts in US Dollars unless otherwise specified.

ARTICLE II

PROVISION OF SERVICES

Section 2.1 Provision of Services.

(a) Comverse shall provide, and shall cause its subsidiaries and their respective employees to provide, the Services to CTI, in each case except to the extent that CTI requests in writing that Comverse not provide a particular Service identified in such CTI request. Comverse shall be required to take Appropriate Actions to

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fulfill each of its obligations set forth in this Agreement. The Services performed by Comverse and, as applicable, its subsidiaries for CTI shall be performed on a timely basis by employees with institutional knowledge of and familiarity, training and skill with respect to, the provision of such Service. Comverse and, as applicable, its subsidiaries will retain employees with the relevant institutional knowledge, familiarity, training and skill required to provide the Services to CTI. If CTI requests in good faith a service in addition to the Services (which request CTI may make at any time), then Comverse shall act expeditiously to cause such requested additional service(s) to be provided on a timely basis on terms mutually agreeable to the Parties.

(b) Unless otherwise agreed by the Parties in writing, the Services shall be performed by Comverse for CTI (i) in a manner to permit CTI to comply with its legal obligations (ii) in a manner that is substantially the same as the timely manner and level of support in which such Services were generally performed by Comverse for CTI (or, as applicable, by former CTI employees for CTI) during the twelve (12) months prior to the Effective Date and (iii) to the extent a Service or a portion of the Services was not provided during the twelve (12) months prior to the Effective Date but is required or requested by CTI following the Effective Date, with the same degree of care and substantially the same service levels as Comverse performs comparable services for itself but in no event using less than a reasonable degree of care; provided, however, that in no event shall the Services be of smaller scope or lesser quality (in each case as judged from the perspective of CTI), than the descriptions of Service scope and quality set forth in the Services Documentation.

(c) CTI may, acting in good faith, request that Comverse provide the statements of work, procedures manuals, technical architecture, data security and incident response protocols, business continuity and disaster recovery plans, reports, and other documentation maintained by Comverse (or made available to Comverse by any third party service provider) that relates to performance, scope, or quality of the Services, in each case (i) as such documentation exists as of the Effective Date and (ii) as such documentation exists as of the date of the applicable request (such documents and records, “Services Documentation”). Comverse shall provide requested Services Documentation to CTI as soon as is reasonably practicable, but in no event later than five (5) business days after receipt of the applicable CTI request where the requested documents are ordinarily provided in connection with the Services (and as soon as reasonably practicable with respect to other documents). Except to the extent otherwise agreed by CTI in advance in its sole discretion, Comverse shall not make any change to the Services Documentation that (i) reduces the scope or quality of the Services (in each case as judged from the perspective of CTI), (ii) results in a breach of law by CTI or Comverse, or (iii) results in the increase of any amounts payable by CTI to Comverse or to any third party.

(d) Except to the extent otherwise expressly provided in this Agreement, Comverse shall perform, and shall cause its subsidiaries to perform, the Services and its other obligations set forth in this Agreement in a manner that does not discriminate against CTI relative to Comverse (or the other affiliates, business divisions, and operations owned and operated by Comverse or its affiliates).

(e) Comverse shall perform the Services in accordance with all applicable laws relating to the protection of personally identifiable information (or any other category of personal information protected by law, such as an individual’s health information).

(f) Except to the extent Comverse has subcontracted its performance of the Services during the twelve (12) months prior to the Effective Date, Comverse shall not subcontract the performance of any or all of the Services without CTI’s prior written consent, such consent not to be unreasonably withheld. With respect to any subcontractor of Comverse’s obligations under this Agreement, Comverse shall be responsible for the actions and failures to act of any as such subcontractor as if such actions and failures to act are Comverse’s own. For the avoidance of doubt, in the event Comverse subcontracts its performance of the Services, the fee payable by CTI shall not exceed the fee listed for such Services on Schedule A.

Section 2.2 Provision of CTI-Provided Services.

(a) Upon reasonable advance notice from Comverse consistent with the timing of substantially similar requests during the twelve (12) months prior to the Effective Date, CTI shall provide to Comverse those

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CTI-Provided Services that Comverse may request from time to time hereunder. When making such a request, Comverse shall indicate the duration for which CTI is to provide the requested CTI-Provided Service.

(b) Unless otherwise agreed by the Parties, the CTI-Provided Services shall be performed by CTI, to the extent it has any available and qualified employees, for Comverse with the same degree of care and with substantially the same service levels as CTI’s performance of comparable services for itself but in no event using less than a reasonable degree of care. CTI shall be obligated to perform the CTI-Provided Services only on a transitional basis to provide temporary support to Comverse as Comverse commences performance of the CTI-Provided Services for Comverse’s own benefit. Comverse shall commence performance of services to replace all of the CTI-Provided Services as soon as is reasonably practicable after the Effective Date.

(c) CTI shall, within five (5) business days after receipt of Comverse’s request, make available to Comverse the same reports and documentation that CTI provided or otherwise made available to Comverse in connection with CTI’s performance of the applicable CTI-Provided Services during the twelve (12) months prior to the Effective Date, in each case solely to the extent that CTI, in its sole discretion, has the employees and resources necessary and qualified to prepare any such reports or documentation.

(d) CTI may, in its discretion, subcontract its performance of the CTI-Provided Services and any of its other obligations under this Agreement. With respect to any subcontractor of CTI’s obligations under this Agreement, CTI shall be responsible for the actions and failures to act of any as such subcontractor as if such actions and failures to act are CTI’s own. For the avoidance of doubt, in the event CTI subcontracts its performance of the CTI-Provided Services, the fee payable by Comverse shall not exceed the fee listed for such Services on Schedule B.

Section 2.3 Use of Services and CTI-Provided Services.

(a) Comverse shall be required to provide the Services only (i) to CTI or to the party (or such party’s affiliates) to which CTI has assigned this Agreement pursuant to Section 7.5 and (ii) in connection with the conduct of the CTI Business. Except to the extent otherwise set forth in this Section 2.3(a), CTI shall not resell any of the Services to any Person whatsoever or permit the use of the Services to any Person other than in connection with the conduct of the CTI Business in the ordinary course.

(b) CTI shall be required to provide the CTI-Provided Services to Comverse only (i) in connection with the conduct by Comverse of its businesses and (ii) to the extent CTI has employees who would normally perform such CTI-Provided Services in the ordinary course of their employment by CTI. Comverse shall not resell any of the CTI-Provided Services to any Person whatsoever or permit the use of the CTI-Provided Services to any Person other than in connection with the conduct of Comverse’s businesses in the ordinary course.

Section 2.4 Resources to Perform Services and CTI-Provided Services.

(a) Comverse shall, and shall cause its subsidiaries and their respective employees to, furnish all personnel, facilities, equipment, software, and any other assets and resources as needed for Comverse to provide the Services.

(b) CTI shall furnish only personnel as needed for CTI to provide the CTI-Provided Services; provided, however, that in no event shall CTI be obligated to provide any personnel for such purposes who are not then employees of CTI. Comverse shall furnish all facilities, equipment, software, and other assets as needed by CTI (and as determined by CTI) to provide the CTI-Provided Services.

Section 2.5 Facilities. The Services shall be performed by Comverse or its subsidiaries at their offices using its furniture, fixtures, and equipment, including computer hardware (the “Facilities”). Any Facilities to be purchased or leased during the term of this Agreement for use in providing the Services shall be purchased or leased by Comverse. All Facilities owned by Comverse shall remain the property of Comverse, and CTI shall not have any right, title, or interest in or to any of the Facilities; provided, however, that CTI shall have the right to occupy and to use, and Comverse shall make (or shall cause one of its subsidiaries to make) available to CTI,

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Facilities (and any additional facilities and equipment) as jointly determined by CTI and Comverse in good faith to be required for CTI (a) to operate the CTI Business or (b) to provide the then-current CTI-Provided Services. Comverse may, upon reasonable advance notice, require CTI to relocate in order for Comverse to provide CTI use of Facilities pursuant to this Section 2.5; provided, however, that in the event of any such location, Comverse shall (i) make all relocation arrangements (which shall be subject to CTI’s approval, not to be unreasonably withheld) and (ii) pay any relocation costs and expenses, whether incurred by CTI or Comverse, relating to the relocation of any CTI employees or resources from one Facility to another Facility.

Section 2.6 Books and Records. Comverse shall keep books and records of the Services provided and reasonable supporting documentation of all charges incurred in connection with providing such Services, in such detail and for such time periods as shall be in accordance with Comverse’s then standard record keeping procedures, as in effect from time to time, and shall make such books and records reasonably available to CTI, at no cost, for the purpose of verifying the amounts payable in connection with the Services. CTI shall keep books and records of the CTI-Provided Services provided and reasonable supporting documentation of all charges incurred in connection with providing such CTI-Provided Services, in such detail and for such time periods as shall be in accordance with CTI’s then standard record keeping procedures, as in effect from time to time, and shall make such books and records reasonably available to Comverse, at no cost, for the purpose of verifying the amounts payable in connection with the CTI-Provided Services.

Section 2.7 Representations and Warranties. Each Party hereto represents and warrants that (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) it has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder, (c) the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder have been duly and validly authorized by all necessary corporate action, and (d) no contract with any other Person exists or will exist which would interfere with its obligations hereunder.

Section 2.8 CTI Business. Notwithstanding anything herein to the contrary, Comverse will have no obligation to provide Services to CTI to the extent such Services relate to any expansion or material change in the operation of the CTI Business. For the avoidance of doubt, Comverse will continue to be obligated to provide Services hereunder notwithstanding an expansion or material change in the operation of the CTI Business so long as such Services related to the CTI Business prior to such expansion or change.

ARTICLE III

PAYMENT; WARRANTY; TAXES

Section 3.1 Fees and Reimbursable Amounts.

(a) As full and complete consideration for Comverse’s performance of the Services in accordance with this Agreement, CTI shall, with respect to each applicable category of Services set forth in Schedule A, pay Comverse on a calendar quarterly basis (i) the applicable Comverse Pass-Through Costs and (ii) a Services fee in an amount equal to the sum of the pro-rata portion of the annual fees for the categories of Services that Comverse provided during the applicable quarter (i.e., 25% of the annual fee in each case unless the Services were not provided during the entire quarter, in which case the pro-rata allocation shall be based on the number of days of Services relative to the total number of days in the applicable quarter), in each case in the amount set forth in Schedule A as being payable by CTI with respect to each applicable Services category; provided, however, that following the Merger Effective Time, (A) CTI shall not be invoiced or pay for any amounts, fees or any Comverse Pass-Through Costs (and, for the avoidance of doubt, Comverse shall pay all such fees and Comverse Pass-Through Costs) relating to (i) any “Finance & Accounting” Services, “Financial Reporting” Services and/or “Internal Audit and SOX” Services (in each case as set forth in Schedule A) or any other Services necessary to provide the Finance & Accounting, Financial Reporting and/or Internal Audit and SOX Services relating to, associated with or in respect of any periods prior to the Merger Effective Time, in each case as determined by

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CTI, (ii) the preparation and filing with the Securities and Exchange Commission (the “SEC”) of CTI’s Annual Report on Form 10-K for the fiscal year ending January 31, 2013 or any other periodic reports or filings relating to, associated with or in respect of any periods prior to the Merger Effective Time, and (B) notwithstanding anything to the contrary herein, any fees or Comverse Pass-Through Costs associated with the preparation and review of CTI and its subsidiaries’ U.S. federal income, New York State income, New York City income Tax Returns, and all material Tax Returns for the taxable years ending 1/31/2012 and 1/31/2013 (or such other date on which the taxable period ends, in the case of a short taxable period), including, but not limited to, the Tax Filing Services associated therewith, will be determined solely in accordance with the provisions of Section 3.01 of the Tax Disaffiliation Agreement (including, without giving regard to any of the fees on Schedule A). With respect to any amounts payable by CTI hereunder that are determined by reference to costs and expenses paid by Comverse, after the end of each calendar quarter, Comverse shall deliver to CTI a report for the quarterly fee payable with respect to Services provided by Comverse under this Agreement, which report shall include an itemized report (with reasonable supporting documentation) of all expenses for which Comverse seeks reimbursement hereunder. CTI shall have the option in its sole discretion to request invoicing in advance with respect to any fees payable for the Services (as set forth in Schedule A) and with respect to any estimated Comverse Pass-Through Costs, and in the event CTI requests invoicing in advance with respect to any such amounts, Comverse shall invoice CTI in advance for those Services and Comverse Pass-Through Costs (as agreed by CTI in its sole discretion) estimated to be payable with respect to the Services and time periods with respect to which CTI has requested prepayment. Any amounts that have been invoiced in advance and paid by CTI in accordance with this Section 3.1(a) shall be trued-up by CTI and Comverse as of the last day of the applicable prepaid period. Any Comverse Pass-Through Costs require the prior written approval of CTI, which shall not be unreasonably withheld.

(b) As full and complete consideration for CTI’s performance of the CTI-Provided Services in accordance with this Agreement, Comverse shall pay CTI on a monthly basis the applicable CTI Costs. All such amounts shall be invoiced (as Estimated CTI-Provided Services Fees) and trued up in accordance with Section 3.3(b). After the end of each calendar month, CTI shall deliver to Comverse a report for the monthly reimbursement payable with respect to CTI-Provided Services provided by CTI under this Agreement, which report shall include an itemized report (with reasonable supporting documentation) of all expenses for which CTI seeks reimbursement hereunder.

(c) CTI shall act promptly and in good faith to reduce the amount of CTI Pass-Through Costs by notifying each applicable third party service provider or consultant that such third party should execute an engagement letter with Comverse to permit such third party to invoice Comverse directly. Comverse shall act promptly and in good faith to reduce the amount of Comverse Pass-Through Costs by notifying each applicable third party service provider or consultant that such third party should execute an engagement letter with CTI to permit such third party to invoice CTI directly. Each Party shall (i) negotiate such engagement letters in good faith to execute such letters in a timely fashion and (ii) cooperate with reasonable requests from the other Party to facilitate the negotiation of new engagement letters with applicable third party service providers and consultants pursuant to this Section 3.1(c).

(d) Notwithstanding anything to the contrary herein, Comverse hereby agrees that CTI shall have the opportunity to review in good faith and approve (which approval shall not be unreasonably withheld) and discuss the terms of any proposal by a third party service provider that is rendering any services pursuant to this Agreement, including with respect to such third party service provider’s proposed or estimated fees, statement and scope of work and engagement letter, including the Accounting Review Requirements and the Accounting Review Costs.

Section 3.2 Adjustments. Not more than once every calendar year during the term of this Agreement, Comverse and CTI shall meet to discuss and negotiate in good faith any adjustments to the annual fees set forth on Schedule A hereto that is requested by any Party, if the Parties mutually agree to modify, amend, delete or add to the scope of Services being provided.

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Section 3.3 Invoices and Payment.

(a) Within ten (10) business days after the end of the applicable calendar quarter, Comverse will invoice CTI in arrears for the Services provided during the preceding quarter, other than any Comverse Pass-Through Costs, which shall be billed once the third party service provider issues an invoice for payment therefor. Comverse shall include in each such invoice a description in reasonable detail of the Services provided during such period and the amounts payable by CTI therefor pursuant to this Agreement. CTI shall pay each such invoice for the Services within thirty (30) days after the date CTI receives such invoice; provided, however, that CTI may, in its discretion, withhold 50% of any amount payable under this Agreement that CTI disputes in good faith pending the resolution of such dispute (which amounts shall include Comverse Pass-Through Costs in excess of those Comverse Pass-Through Costs previously approved by CTI in accordance with Section 3.1(d)). Unpaid fees that are being disputed in good faith dispute will not be considered a basis for default hereunder. To the extent that a dispute regarding the amount of any disputed fees cannot be resolved by the Parties, the dispute resolution procedures set forth in Section 7.10 herein will apply, in which case, the losing party shall pay such percentage of the prevailing party’s reasonable attorney’s fees and other court costs based on the aggregate amount of disputed items so submitted as it bears to the amount awarded to the prevailing party. Notwithstanding the foregoing, immediately prior to the closing of the merger between CTI and a wholly owned subsidiary of Verint Systems Inc., should such merger occur, Comverse and CTI will settle and pay all amounts owing by any Party under this Agreement such that as of such closing there are no outstanding payment obligations under this Agreement.

(b) In the event Comverse requests that CTI provide CTI-Provided Services, CTI will provide Comverse an estimate of the monthly costs and expenses (as determined by CTI acting in good faith) for CTI to perform the requested CTI-Provided Services (the “Estimated CTI-Provided Services Fees”). CTI will invoice Comverse in advance on a monthly basis for the CTI-Provided Services, which invoice shall include: (i) the Estimated CTI-Provided Services Fees for the coming month; and (ii) a credit against or charge in addition to such Estimated CTI-Provided Services Fees, as applicable, to reflect in arrears the difference, if any, between (A) the Estimated CTI-Provided Services Fees for the prior month and (B) the applicable costs and expenses actually incurred by CTI to perform the CTI-Provided Services in such prior month. CTI shall include in each invoice for the CTI-Provided Services a reasonably detailed description of such CTI-Provided Services and the amounts charged therefor. Comverse will pay such invoiced amounts within five (5) business days after the date Comverse receives such invoice. CTI shall not be obligated to provide any CTI-Provided Services in the event CTI has not received prepayment in full of any invoice for CTI-Provided Services, including, for the avoidance of doubt, where Comverse has withheld payment because Comverse disputes an invoice for the CTI-Provided Services (including where Comverse disputes amounts invoiced in arrears to true-up the Estimated CTI-Provided Services Fees and CTI’s actual applicable costs and expenses).

(c) Invoices not paid within thirty (30) days after receipt, other than those for which CTI has withheld payment of a disputed amount in accordance with Section 3.3(a), shall be subject to late charges for each month or portion thereof the statement is overdue, calculated as the lesser of (i) the then current rate of interest per annum announced from time to time by the Wall Street Journal as the “prime rate” at large U.S. money center banks, plus one percentage point or (ii) the maximum rate allowed by applicable law.

(d) Within five (5) business days after a Party receives a request from the other Party for supporting documentation relating to the calculation or verification of fees to be paid or costs and expenses to be reimbursed pursuant to this Article III, the Party receiving such request shall provide the requesting Party (and such Party’s accountants, attorneys, auditors, and regulators) with access to, and any assistance and information that they may reasonably require with respect to, such records and supporting documentation as may be reasonably requested by the requesting Party to audit fees to be paid, and costs and expenses to be reimbursed, pursuant to this Agreement by the requesting Party. Where a third party auditor is not bound by law or industry or professional regulations to maintain the confidentiality of information disclosed to in connection with the audit contemplated in this Section 3.3(d), the Party requesting the applicable audit shall execute an agreement with its designated third party auditors to obligate such third party auditor to protect the confidential information of the disclosing Party.

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(e) All payments to be made between the Parties pursuant to this Agreement shall be made in US Dollars unless otherwise agreed.

Section 3.4 Disclaimer of Warranty. EXCEPT AS SET FORTH IN SECTIONS 2.1, 2.2 AND 2.7, AS APPLICABLE, THE SERVICES AND THE CTI-PROVIDED SERVICES ARE PROVIDED UNDER THIS AGREEMENT ON AN AS-IS, WHERE-IS BASIS, WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

Section 3.5 Taxes.

(a) CTI shall pay to Comverse all applicable sales tax, value-added tax and/or goods and services tax as payable on the fees for the Services payable hereunder. Comverse shall pay to CTI all applicable sales tax, value-added tax and/or goods and services tax as payable on the fees for the CTI-Provided Services payable hereunder.

(b) In addition to the fees required to be paid by CTI to Comverse for the Services provided hereunder, CTI shall remit to the appropriate tax authorities (the “Tax Authorities”) any taxes required to be withheld by law from any fees payable to Comverse hereunder. CTI shall submit to Comverse evidence of payment of any such withholding tax to the Tax Authorities. In the event that Comverse receives any credit, deduction or refund of such withholding tax from the Tax Authorities, it shall (i) promptly provide a copy of the certificate from the Tax Authorities showing the receipt of such credit, deduction or refund and (ii) provide CTI a credit for such amount against future fees payable by CTI to Comverse.

(c) In addition to the fees required to be paid by Comverse to CTI for the CTI-Provided Services provided hereunder, Comverse shall remit to the Tax Authorities any taxes required to be withheld by law from any fees payable to CTI hereunder. Comverse shall submit to CTI evidence of payment of any such withholding tax to the Tax Authorities. In the event that CTI receives any credit, deduction or refund of such withholding tax from the Tax Authorities, it shall (i) promptly provide a copy of the certificate from the Tax Authorities showing the receipt of such credit, deduction or refund and (ii) provide Comverse a credit for such amount against future fees payable by Comverse to CTI.

ARTICLE IV

TERM; TERMINATION

Section 4.1 Term. This Agreement shall commence on the Effective Date and shall continue until: (a) with respect to “Finance & Accounting”, “Internal Audit and SOX”, “Tax Filings”, “ and “Financial Reporting” Services (in each case as set forth in Schedule A), until such time as CTI fully complies with any and all legal obligations applicable to it, its business, its assets and any of its operations prior to the Effective Time, including until the expiration of the Statute of Limitations (as defined in the Tax Disaffiliation Agreement) (including any waivers or extensions thereof) of CTI’s taxable periods or as otherwise necessary to comply with any SEC reporting obligations; (b) with respect to those Services other than those referred to in Section 4.1(a), the date three (3) years after the Merger Effective Date (unless otherwise required in order to render any of the Services referenced in Section 4.1(a)); provided, however, that if the Merger Agreement is terminated in accordance with its terms and the Merger is not consummated, the term for the Services referenced in this clause (b) shall be deemed to be three (3) years after the Effective Date; and (c) the date on which (i) the provision of all of the Services and the CTI-Provided Services have been terminated pursuant to Section 4.2(a), and Section 4.2(b) or (ii) this Agreement shall have been terminated in accordance with Section 4.2(c) or Section 4.4(b).

Section 4.2 Termination for Reasons other than Default.

(a) Comverse shall have the right, at any time, to terminate any or all of the CTI-Provided Services by giving CTI thirty (30) days prior written notice of such termination.

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(b) CTI shall have the right, at any time, to terminate any or all of the Services by giving Comverse thirty (30) days prior written notice of such termination.

(c) CTI shall have the right, at any time, to terminate this Agreement or any or all of the CTI-Provided Services by giving Comverse five (5) business days prior notice of such termination, in each case with the effective date of such termination being a date that CTI determines in good faith to be the date that CTI plans (i) to sell all or substantially all of the properties and assets of CTI, (ii) to sell a majority of the voting stock of CTI, or (iii) to merge with any other entity.

Section 4.3 Event of Default. A Party shall be in default hereunder if (a) with respect to Comverse, Comverse commits a material breach of any term of this Agreement (which shall include Comverse’s failure to provide any of the Services) and such breach continues uncured for thirty (30) days following receipt of written notice thereof from CTI describing such breach in reasonable detail, (b) with respect to CTI, CTI fails to pay to Comverse any fee payable by CTI to Comverse (other than any fees that CTI has disputed in good faith) for more than sixty (60) days after receipt of written notice of such nonpayment from Comverse describing such fee (and the basis therefor) in reasonable detail, (c) in accordance with and subject to the terms hereof, such Party makes a general assignment for the benefit of its creditors, (d) there is a filing seeking an order for relief in respect of such Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law and such case remains undismissed for thirty (30) days or more, (e) a trustee or receiver is appointed for such Party or its assets or any substantial part thereof or (f) such Party files a voluntary petition under any bankruptcy, insolvency or similar law of the relief of debtors (in each case, a “Default”).

Section 4.4 Remedies.

(a) If there is any Default by CTI hereunder, Comverse may exercise any or all of the following remedies until such time that CTI cures such Default: declare immediately due and payable all fees and expenses which CTI is obligated to pay pursuant to Section 3.1 with respect to the Service for which CTI has not paid hereunder when due (other than disputed fees).

(b) If there is any Default by Comverse hereunder, CTI may (i) terminate this Agreement and recover any fees paid in advance for the Services not performed or (ii) sue for specific performance.

(c) In addition to the remedies set forth in clauses (a) and (b) above, a non-defaulting Party shall have all other remedies available at law or equity, subject to Article VI.

Section 4.5 Books and Records. Comverse will provide access to CTI to all books and records related to CTI and the Services at all reasonable times upon notice to Comverse. Upon the expiration or termination of a Service or Services with respect to which Comverse holds books, records or files, including, but not limited to, current and archived copies of computer files, owned by CTI and used by Comverse in connection with the provision of a Service to CTI, Comverse will return all such books, records or files as soon as reasonably practicable. At its expense, Comverse may make a copy of such books, records or files for its legal files. In the event Comverse needs access to such books, records or files for legal or tax reasons, CTI shall cooperate with Comverse to make such books, records or files available to Comverse at Comverse’s expense.

Section 4.6 Effect of Expiration/Termination. Sections 2.1(c), 2.5, 4.4, 4.5, 4.6, 4.7, 5.1, 5.2(b), 5.2(c), 5.3, Article VI and Article VII shall survive any expiration or termination of this Agreement.

Section 4.7 Obligations Post Expiration/Termination.

(a) The expiration or termination of this Agreement shall not terminate either Party’s obligation to provide to the other Party all information required by such other Party (including performing the applicable actions set forth in this Section 4.7) if and when necessary in order to present such other Party’s financial and accounting information in accordance with generally accepted accounting principles or otherwise in order for such other Party to comply with applicable laws, rules and regulations.

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(b) Each of the Parties agrees to (i) furnish to the other Party such further information, (ii) execute and deliver to the other Party such other documents and (iii) do such other acts and things, all as the other Party may reasonably request in order to permit it to file all state income tax returns required by law to be filed by it.

ARTICLE V

CERTAIN OTHER COVENANTS

Section 5.1 Confidentiality. Each of the Parties agrees that any confidential information of the other Party received in the course of performance under this Agreement shall be kept strictly confidential in accordance with Section 4.4 of the Distribution Agreement.

Section 5.2 Access to Certain Information.

(a) CTI shall make available on a timely basis to Comverse all information reasonably requested by Comverse to enable it to provide the Services. CTI shall give Comverse reasonable access, during regular business hours and at such other times as are reasonably required, to its premises for the purposes of providing the Services.

(b) Upon the reasonable request of one Party to the other, the recipient Party of such request shall make available or cause to be provided on a timely basis to the requesting Party all records, reports, and other information reasonably requested to enable the requesting Party (i) to evaluate and satisfy any obligation (or claimed obligation) of the requesting Party to make payment to any requesting Party employee or any third party, (ii) for use in any judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar legal or regulatory requirements, (iii) to comply with reporting, disclosure, filing or other requirements imposed on a Party (including under applicable securities and tax laws) by a governmental authority having jurisdiction over such Party; provided, however, that in the event that the recipient Party of such request determines that any such provision of information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. Each Party shall give the other Party making such a request pursuant to this Section 5.2 reasonable access, during regular business hours and at such other times as are reasonably required, to its premises for the purposes of providing the applicable records, reports, and information.

(c) Without limiting the generality of the foregoing, Comverse shall promptly respond in full to any CTI request for information to enable any of (i) CTI and its affiliates to meet its timetable for dissemination of its earnings releases, financial statements, periodic reports, and management’s assessment of the effectiveness of its disclosure controls and procedures and its internal control over financial reporting in accordance with Items 307 and 308, respectively, of Regulation S-K, and (ii) CTI’s accountants to timely complete their review of CTI’s quarterly financial statements and audit of the annual financial statements, including, to the extent applicable, its auditor’s audit of its internal control over financial reporting and management’s assessment thereof in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the SEC’s and Public Company Accounting Oversight Board’s rules and auditing standards thereunder, in each of clause (i) and (ii), with respect to the end of any fiscal quarter or year or portion thereof.

Section 5.3 Title to Data. CTI acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any firmware or software, and any licenses therefor which are owned by Comverse, by reason of Comverse’s provision of the Services under this Agreement, except to the extent CTI’s payment of any incremental license fees or one-time consent fees pursuant to Section 3.1(a) result in the acquisition of software license rights that may be assigned to CTI, in which case, Comverse will assign such software license rights to CTI at CTI’s request. Comverse acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any firmware or software, and any licenses therefor which are owned by CTI, by reason of CTI’s provision of the CTI-Provided Services under this Agreement except to the extent Comverse’s payment of any incremental license fees or one-time consent fees pursuant to

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Section 3.1(b) result in the acquisition of software license rights that may be assigned to Comverse, in which case, CTI will assign such software license rights to Comverse at Comverse’s request. Comverse agrees that all records, data, files, input materials and other information computed by Comverse for the benefit of CTI and which relate to the provision of the Services are the property of CTI.

Section 5.4 Compliance with Laws. Each of Comverse and CTI shall comply in all material respects with any and all applicable statutes, rules, regulations, orders or restrictions of any domestic or foreign government, or instrumentality or agency thereof, in respect of the conduct of its obligations under this Agreement.

ARTICLE VI

LIABILITIES

Section 6.1 Limitation of Liability.

(a) For the avoidance of doubt, in this Article VI, a reference to:

(i)	a Party shall include that Party and its respective subsidiaries;

(ii)	a reference to CTI shall include CTI and each of the CTI Indemnitees and any contractors retained by CTI; and

(iii)	a reference to Comverse shall include each of the Comverse Indemnitees and any contractors retained by Comverse.

(b) Any provision of this Article VI that is expressed to limit or exclude the liability of a Party for any loss or damage:

(i)	is subject to Section 6.1(f) and Section 6.1(g); and

(ii)	applies whether the liability is a liability for breach of contract, tort (including negligence), misrepresentation (but not fraudulent misrepresentation), breach of statutory duty or otherwise.

(c) Subject to Section 6.1(g), the only liability of the Parties for breach of contract shall be for direct damages (also known as “general damages”) and, to the extent applicable, punitive damages. Liability for breach of contract for all other losses, including consequential damages (also known as “special damages,” “indirect damages” and “incidental damages”), including loss of profits, is expressly excluded.

(d) CTI’s liability to Comverse in respect of any cause of action that arises under or in connection with this Agreement, but to which Section 6.1(g) does not apply, shall be limited to:

(i)	the aggregate costs and expenses paid and payable by Comverse in respect of the CTI-Provided Services provided under this Agreement (as set forth in Section 3.1(b)) in the six (6) calendar months preceding the calendar month in which that cause of action arose; minus

(ii)	CTI’s aggregate liability to Comverse in respect of all such prior causes of action.

(e) Comverse’s liability to CTI in respect of any cause of action that arises under or in connection with this Agreement, but to which Section 6.1(f) or Section 6.1(g) does not apply, shall be limited to:

(i)	the greater of:

(A)	$1,255,176.00; and

(B)	the aggregate fees, costs and expenses paid and payable by CTI in respect of the Services provided under this Agreement (as set forth in Section 3.1(a)) in the two (2) calendar quarters preceding the calendar quarter in which that cause of action arose; minus

(ii)	Comverse’s aggregate liability to CTI in respect of all such prior causes of action.

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(f) Comverse’s liability to CTI in respect of any cause of action that arises under or in connection with this Agreement as a result of Comverse’s failure to take Appropriate Actions when performing the Services or fulfilling any of its other obligations set forth in this Agreement, but to which Section 6.1(g) does not apply, shall be limited to:

(i)	the greater of:

(A)	$2,510,352.00; and

(B)	the aggregate fees, costs and expenses paid and payable by CTI in respect of the Services provided under this Agreement (as set forth in Section 3.1(a)) in the four (4) calendar quarters preceding the calendar quarter in which that cause of action arose; minus

(ii)	Comverse’s aggregate liability to CTI in respect of all such prior causes of action.

(g) The limitations on liability set out in Section 6.1(d), Section 6.1(e) and Section 6.1(f) and the restriction on recovering certain loss or damage in Section 6.1(c) do not apply to:

(i)	the breach by Comverse of its obligations set forth in Section 2.1(d) (Nondiscrimination) or Section 2.1(e) (Compliance with Data Protection Laws);

(ii)	the breach by either Party of its respective obligations contained in Section 5.1 (Confidentiality);

(iii)	the breach by Comverse of its obligations set forth in this Agreement where such breach results in any failure by CTI to comply in all material respects with its legal obligations, including CTI’s obligations to file accurate Tax Returns and to make certain filings with the SEC;

(iv)	the obligations of Comverse to indemnify CTI under this Agreement;

(v)	the obligations of the applicable Party to pay certain services fees and to reimburse certain costs and expenses to the other Party, in each case in the amount calculated in accordance with Section 3.1;

(vi)	liability arising from the reduction or intentional cessation by Comverse, except if expressly permitted under this Agreement, of the performance of all or a material portion of the Services then required to be provided by Comverse under this Agreement;

(vii)	liability arising from the gross negligence, willful misconduct or fraud of either Party or its affiliates; and

(viii)	punitive damages that a Party has been ordered to pay by any court of competent jurisdiction.

(h) The invalidity, illegality or unenforceability of a provision of this Section 6.1 does not affect or impair the continuation in force of the remainder of this Section 6.1 or this Agreement.

(i) The Parties agree that this provision limiting remedies and liquidating damages is reasonable under the circumstances and Comverse acknowledges that CTI shall have no other financial liability to Comverse whatsoever.

Section 6.2 Indemnification. Comverse shall indemnify, defend and hold harmless the CTI Indemnitees from and against any and all liabilities, claims, damages, losses and expenses (including, but not limited to, court costs and reasonable attorneys’ fees) of any kind or nature (“Losses and Expenses”), related to, arising out of or in connection with any or all of the following:

(a) any third party claim brought against CTI alleging that the Services, Comverse’s performance of the Services, or the use of any asset in connection with the Services for the benefit of CTI infringes upon any patent, copyright, trademark, trade secret or other intellectual property right of any third party;

(b) any third party claim brought against CTI alleging that the CTI-Provided Services, CTI’s performance of the CTI-Provided Services, or the use of any asset in connection with the CTI-Provided Services for the benefit of Comverse infringes upon any patent, copyright, trademark, trade secret or other intellectual property right of any third party;

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(c) the breach by Comverse of its obligations set forth in this Agreement where such breach results in any failure by CTI to comply in all material respects with its legal obligations, including CTI’s obligations to file accurate Tax Returns and to make certain filings with the SEC;

(d) the breach by Comverse of Section 2.1(e) (Compliance with Data Protection Laws); and

(e) the breach by Comverse of Section 5.1 (Confidentiality);

provided, however, that CTI shall not be indemnified by Comverse solely to the extent any Loss or Expense resulted from CTI’s gross negligence, willful misconduct, or fraud. Indemnification of any claim hereunder shall be governed by the definitions and procedures set forth in Section 3.3 of the Distribution Agreement. Payment shall be made in accordance with the provisions of Section 3.4 of the Distribution Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notice. All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be hand delivered or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other addresses for a Party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

To CTI:

Comverse Technology, Inc.

810 Seventh Avenue

New York, NY 10019

Attention: General Counsel

To Comverse:

Comverse, Inc.

810 Seventh Avenue

New York, NY 10019

Attention: General Counsel

Section 7.2 Force Majeure. A Party shall not be deemed to have breached this Agreement to the extent that performance of its obligations or attempts to cure any breach are made impossible or impracticable due to any act of God, fire, natural disaster, act of terror, act of government, shortage of materials or supplies after the Effective Date, labor disputes or any other cause beyond the reasonable control of such Party (a “Force Majeure”); provided, however, that in no event will the voluntary termination of any employee’s employment be deemed to be a Force Majeure. The Party whose performance is delayed or prevented shall (a) promptly notify the other Party of the Force Majeure cause of such prevention or delay and (b) take Appropriate Actions to recommence such disrupted Party’s performance of its obligations under this Agreement.

Section 7.3 Independent Contractors. The Parties shall operate as, and have the status of, independent contractors and neither Party shall act as or be a partner, co-venturer or employee of the other Party. Unless specifically authorized to do so in writing, neither Party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of the other Party, whether express or implied, or to bind the other Party in any respect whatsoever.

Section 7.4 Amendment; Waivers. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall

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constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time.

Section 7.5 Assignment; Successors and Assigns.

(a) This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that CTI may assign this Agreement to (i) a purchaser of all or substantially all of the properties and assets of CTI; (ii) a purchaser of a majority of the voting stock of CTI, or (iii) an entity with which CTI merges, in each case so long as such purchaser or the entity surviving such merger expressly assumes, in a written instrument in form reasonably satisfactory to Comverse, CTI’s obligations and liabilities under this Agreement.

(b) The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 7.6 Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 7.7 Complete Agreement; Construction. This Agreement, including Schedule A and Schedule B shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule, this Agreement shall prevail. In the event of any inconsistency between this Agreement (including any Schedule hereto) and the Tax Disaffiliation Agreement, the Tax Disaffiliation Agreement shall prevail.

Section 7.8 Schedules. The Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 7.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

Section 7.10 Governing Law and Jurisdiction; Waiver of Trial by Jury.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, IN EACH CASE WITHOUT GIVING EFFECT TO THE PRINCIPLES REGARDING CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. Each Party consents to the exclusive jurisdiction of, and service of process by, the United States District Court for the Southern District of New York or the state courts of the State of New York, Borough of Manhattan, with respect to any proceeding by a Party arising out of this Agreement. The Parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court will constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED,

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EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10(b).

Section 7.11 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Party to this Agreement who is or is to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any loss, that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.

Section 7.12 Time is of the Essence. Time is of the essence with respect to all time periods set forth herein.

Section 7.13 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and their respective subsidiaries and affiliates and shall not be deemed to confer upon any other Person any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

Section 7.14 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

COMVERSE TECHNOLOGY, INC.

By:
Name:	[—]
Title:	[—]

COMVERSE, INC.

By:
Name:	[—]
Title:	[—]

Schedule A

Services and Fees

Service Category	Description of Services		Fixed Annual Fee
Payroll	•	Calculation of employee payroll	$2,293
	•	Bi-weekly salary distribution to CTI employees
	•

Timely calculation of all taxes to be withheld from paychecks, garnishments, IRA contributions, and other deductions and withholdings from paychecks, and the proper withholding and, as applicable, transfer of such amounts

Time & Expense	•	Provision of and support for use of corporate credit and/or debit cards by CTI employees	$8,400
	•	Support and operation of reimbursements and other related services (e.g., Transfer Transit Deduction program, etc.)
Health and Welfare Plans	•	Provision of CNS health and welfare plans to remaining CTI employees	$30,000
Finance & Accounting	•	Calculation of costs incurred pursuant to Comverse’s provision of Services to CTI	$717,800
	•	Quarterly submission of invoices of such fees incurred by Comverse to CTI
	•	Administration of payables and receivables accounts and daily monitoring of payables and receivables to produce receivables log on a daily basis
	•	Support and operation of data gathering, financial closing, and reporting required to complete SEC external reporting and audits
	•	Provision of stock plan administration support as needed (e.g., tracking continuing vesting of grants)
Financial Reporting	•	Provision of financial reporting support as needed, including legal support and preparation of periodic reports to be filed with the SEC	$206,300
Internal Audit and SOX	•	Support and operation of internal audit and internal controls (SOX) designed to meet both CTI internal audit and SEC requirements, including the Financial Requirements	$360,000
Tax Filings	•	Timely preparation and submission of requisite Tax Returns, including as applicable federal, state, local and international filings. For the avoidance of doubt, the Services shall include the filing of all Tax Returns relating to the Straddle Period	$39,675
	•

Subject to the terms of this Agreement, with respect to all material Tax Returns for the taxable years ending 01/31/2012 and 01/31/2013 (or such other date on which the taxable period ends, in the case of a short taxable period) Comverse shall engage a Big Four Accounting Firm to review and sign as tax preparer each such Tax Return

Treasury	•	Timely payment of accounts payable and collection of accounts receivables

Service Category	Description of Services		Fixed Annual Fee
	•	Support and operation of bank account management including signatory updates, cash (working capital) management, cash planning, and reporting	$59,500
Insurance	•	If required, provide access to and negotiation support for D&O insurance in the event transition period extends beyond coverage period of the tail or requires amendment for other reasons	$59,500
Information Technology	•	Provision and maintenance of hotline, telephone services, and CTI website	$137,946
	•	Provision and operation of infrastructure (e.g., servers, networks, etc.)
	•	Technical maintenance and support
	•	Data storage and backup
	•	Disaster recovery
	•

Use by each CTI employee of computers, email service, internet service, hardware, and software, in each case equivalent to such IT equipment and software used by any CTI employee immediately prior to the Effective Date

Operational Services	•	Provision of gas and electric utilities	$163,188
	•	Provision of office space, including uninterrupted access to such office space, in use by (or otherwise leased by or under the control of) CTI immediately prior to the Effective Date
	•	Provision of office equipment, including computers, printers, copiers, furniture (desks, chairs, etc.), and food & beverage services (coffee machine, water machine, vending services, etc.)
	•	Provision of documentation support required to terminate the lease contract of the CTI headquarters office, as needed

Legal	•	Provision of legal support as needed	$455,750

Administration	•	Provision of administrative support as needed, including support for procurement	$270,000

Schedule B

CTI-Provided Services

Service Category	Description of CTI-Provided Services
General Operational Support	Continuation of executive-level support and oversight historically provided to Comverse by CTI employees, in each case only to provide executive oversight, to grant approvals and to perform other duties required for filings. Does not include “Tax Filings” as listed in Schedule A.

Annex G

TAX DISAFFILIATION AGREEMENT

BY AND BETWEEN

COMVERSE TECHNOLOGY, INC.

AND

COMVERSE, INC.

DATED AS OF [            ], 2012

TAX DISAFFILIATION AGREEMENT

This Tax Disaffiliation Agreement (this “Agreement”), is dated as of [    ], 2012, by and between Comverse Technology, Inc., a New York corporation (“CTI”), and Comverse, Inc., a Delaware corporation and a wholly-owned subsidiary of CTI (“Comverse” and, together with CTI, the “Parties” and each a “Party”).

W I T N E S S E T H

WHEREAS, Comverse is currently a member of the CTI Consolidated Group (as defined herein);

WHEREAS, pursuant to the Distribution Agreement entered into between CTI and Comverse dated as of the date hereof (the “Distribution Agreement”), CTI shall distribute all of the outstanding capital stock of Comverse to its stockholders (the “Distribution”);

WHEREAS, the Parties wish to provide for the payment of Taxes and entitlement to Refunds thereof, allocate responsibility for, and cooperation in, the filing of Tax Returns and provide for certain other matters relating to Taxes.

NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein and in any other document executed in connection with this Agreement, the Parties agree as follows:

ARTICLE I

DEFINITIONS; CERTAIN OPERATING CONVENTIONS

Section 1.01. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Agreement” shall have the meaning ascribed thereto in the introductory paragraph.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Return” means any Tax Return that includes at least one asset or activity (including but not limited to any item of income, deduction, gain, loss, or credit) that is allocable pursuant to this Agreement to the CTI Pre-Distribution Group or the CTI Group and at least one asset or activity (including but not limited to any item of income, deduction, gain, loss, or credit) that is allocable to the Comverse Group.

“Comverse” shall have the meaning ascribed thereto in the introductory paragraph, and shall include any successor of Comverse.

“Comverse Group” means Comverse and each Person that is, or may become, a wholly-owned Subsidiary of Comverse as of the day after the Distribution Date.

“Comverse Indemnitees” shall have the meaning ascribed thereto in the Distribution Agreement.

“CTI” shall have the meaning ascribed thereto in the introductory paragraph, and shall include any successor of CTI, including for U.S. federal tax purposes.

“CTI Consolidated Group” means the affiliated group of corporations, within the meaning of Section 1504(a) of the Code, of which CTI is the common parent corporation, and any member of such group.

“CTI Group” means CTI and each Person (other than any member of the Comverse Group) that is, or may become, a wholly-owned Subsidiary of CTI as of the day after the Distribution Date.

“CTI Indemnitees” shall have the meaning ascribed thereto in the Distribution Agreement.

“CTI Pre-Distribution Group” means CTI and each Person that is a Subsidiary of CTI at any time before the end of the day of the Distribution Date, other than Verint and its Subsidiaries.

“Distribution” shall have the meaning set forth in the Recitals.

“Distribution Agreement” shall have the meaning set forth in the Recitals.

“Distribution Date” shall have the meaning ascribed thereto in the Distribution Agreement.

“Group” means the CTI Pre-Distribution Group, CTI Group or the Comverse Group, as the context may require.

“Indemnifying Party” means any Person from which an Indemnified Party is seeking indemnification pursuant to the provisions of this Agreement.

“Indemnified Party” means any Person seeking indemnification from an Indemnifying Party pursuant to the provisions of this Agreement.

“IRS” means the United States Internal Revenue Service.

“Merger” means the merger transaction contemplated by the Merger Agreement

“Merger Agreement” means the Agreement and Plan of Merger among Verint, Comverse Technology, Inc., and Victory Acquisition I LLC, dated as of [                    ]

“Newco” shall have the meaning ascribed thereto in Section 6.13.

“Outside Notice Date” shall have the meaning ascribed thereto in the Distribution Agreement.

“Party” and “Parties” shall have the meaning ascribed thereto in the introductory paragraph.

“Person” means any natural person, corporation, business trust, limited liability company, joint venture, association, company, partnership or government, or any agency or subdivision thereof.

“Post-Distribution Taxable Period” means a taxable period that begins on the day after the Distribution Date.

“Pre-Distribution Taxable Period” means a taxable period that ends at the end of the day of or before the Distribution Date.

“Prepared Tax Returns” shall have the meaning ascribed thereto in Section 3.01(a).

“Refund” means any refund of Taxes, including any reduction in liability for such Taxes by means of a credit, offset or otherwise.

“Statute of Limitations” means the period permitted by law during which a Tax Authority may assess and collect a Tax, which, for the avoidance of doubt, includes any extension or waiver of such period resulting from the utilization of any Tax Attribute.

“Straddle Period” means a taxable period that includes, but does not end on, the Distribution Date.

“Subsidiary” shall have the meaning ascribed thereto in the Distribution Agreement.

“Tax” or “Taxes” means all federal, state, local and foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, gains, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Tax Authority (domestic or foreign) and shall include any liability in respect of Taxes imposed by Treasury Regulations Section 1.1502-6, as transferee or successor, by contract or otherwise.

“Tax Attributes” means net operating losses, capital losses, earnings and profits, previously taxed income, credits, those items set forth in Section 381(c) of the Code and all other Tax attributes.

“Tax Authority” means the IRS and any other domestic or foreign governmental authority responsible for the administration, assessment or collection of Taxes.

“Tax Proceeding” means any audit or other examination, or any judicial or administrative proceeding, relating to liability for or Refunds with respect to Taxes.

“Tax Returns” means all reports, returns, filings, declaration forms, claims for Refunds and statements filed or required to be filed with respect to Taxes; including any amendments thereto (whether on a separate, consolidated or unitary basis).

“Taxable Year” means the year or portion of a year on the basis of which taxable income is computed or during which a Tax is assessed.

“Transaction Party” shall have the meaning ascribed thereto in Section 6.02.

“Transfer Taxes” means any sales, use, stock transfer, real property transfer, real property gains, transfer, stamp, registration, documentary, recording or other similar duties or Taxes, together with any interest thereon, penalties, fines, costs, fee, additions to tax or additional amounts with respect thereto, incurred in connection with the transactions contemplated by the Distribution Agreement.

“Treasury Regulations” means the regulations under the Code promulgated by the United States Department of the Treasury.

“TSA” means the Transition Services Agreement, between Comverse and CTI, dated as of the date hereof.

“Verint” means Verint Systems Inc.

“Verint Tax Attribute” means a Tax Attribute of Verint that was not a Tax Attribute of the CTI Pre-Distribution Group.

Section 1.02. Other Definitional Provisions.

(a) Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Distribution Agreement.

(b) The words “hereof, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

ARTICLE II

RESPONSIBILITY, ALLOCATION, AND PAYMENT

Section 2.01. Responsibility for and Allocation of Taxes.

(a) Except as provided in Section 2.01(b), CTI and Comverse shall each be separately responsible for paying the Taxes of the CTI Pre-Distribution Group, CTI Group and the Comverse Group as follows: Comverse shall be responsible for paying all Taxes (i) of the CTI Pre-Distribution Group for the Pre-Distribution Taxable Period and the portion of any Straddle Period ending on the Distribution Date and (ii) of the Comverse Group for the Post-Distribution Taxable Period and the portion of any Straddle Period beginning on the day after the Distribution Date. CTI shall be responsible for paying all Taxes of the CTI Group for the Post-Distribution Taxable Period and the portion of any Straddle Period beginning on the day after the Distribution Date.

(b) Comverse shall be liable for any Transfer Taxes. The Parties shall cooperate in good faith to minimize the amount of any Transfer Taxes and to obtain any Refunds thereof. Unless otherwise required by applicable law, Comverse shall be responsible for preparing and timely filing any Tax Return relating to Transfer Taxes.

(c) In any case in which a Tax is assessed with respect to a Straddle Period, the Taxes, if any, attributable to a Straddle Period shall be allocated as follows: (i) Taxes based upon or related to income, gain or receipts shall be allocated based upon a closing of the books of the relevant members of the CTI Pre-Distribution Group, CTI Group and the Comverse Group as of the end of the day on the Distribution Date, provided, however, that credits, exemptions, depreciation, amortization and cost recovery deductions shall be taken into account in accordance with the principles of clause (iii) below; (ii) Taxes (other than those specified in (i)) imposed on specific transactions (e.g., sales and payroll) shall be allocated based on the day on which such transactions occur; and (iii) any Taxes not covered by clause (i) or (ii) above shall be allocated based upon the number of calendar days in the portion of the Straddle Period ending on the Distribution Date and the number of calendar days in the portion of the Straddle Period beginning the day after the Distribution Date, as determined on a per diem basis.

Section 2.02. Tax Attributes. Tax Attributes of the CTI Pre-Distribution Group existing on the Distribution Date shall be allocated between the CTI Group and the Comverse Group in accordance with the Code and Treasury Regulations (and any applicable state, local and foreign laws or regulations). CTI and Comverse shall jointly determine the amounts of such Tax Attributes as soon as reasonably practicable following the Distribution Date, and hereby agree to compute and to have their Subsidiaries compute, all Taxes for Taxable Years ending after the Distribution Date consistently with that determination, except as otherwise required by applicable law.

Section 2.03. Penalties, Additions to Tax and Interest. Penalties, fines, costs, fees, additions to Tax, interest and other similar items on any Tax deficiencies or overpayments will be allocated as the underlying deficiencies or overpayments are allocated under this Agreement.

Section 2.04. Payment of Taxes. Each of CTI and Comverse agrees to timely pay or cause to be timely paid all Taxes for which it is responsible pursuant to Section 2.01 (which, for the avoidance of doubt, shall not include any payment from one Party to the other for any use of, or any reduction in, any Tax Attributes of the CTI Pre-Distribution Group, CTI Group or the Comverse Group).

Comverse shall timely pay or cause to be paid to CTI, no later than five (5) days prior to the filing of a Tax Return, an amount equal to the Tax of Comverse determined under Sections 2.01(a), reflected on a Combined Return filed by CTI or a member of the CTI Group. CTI and Comverse shall each be responsible to timely pay or cause to be timely paid to the applicable Tax Authority all Taxes that are reflected on a Tax Return filed by a member of their respective Groups.

Section 2.05. Allocation of Estimated Tax Payments. Any payment of estimated Taxes prior to the Distribution shall be allocated to, and treated as paid by, Comverse.

Section 2.06. Characterization of Distribution and Payments. For all applicable income Tax purposes, the CTI Pre-Distribution Group, the CTI Group and the Comverse Group agree to treat (i) the Distribution as a taxable distribution under the Code, (ii) any payment required to be made from one Party to the other Party pursuant to this Agreement as either a contribution by CTI to Comverse or a distribution by Comverse to CTI, as the case may be, occurring immediately prior to the Distribution Date, and (iii) any receipt or payment of interest or Refund or payment of non-federal Taxes by or to a Tax Authority, as includible in taxable income or deductible from taxable income, as the case may be, of the Party entitled or obligated under this Agreement to receive or make such payment, in either case except as otherwise mandated by applicable law.

ARTICLE III

PREPARATION AND FILING OF TAX RETURNS, COOPERATION

AND RECORD RETENTION

Section 3.01. Preparation of Tax Returns. (a) Comverse shall be responsible for the preparation of (i) all Tax Returns required to be filed by the Comverse Group and (ii) those Tax Returns required to be filed by the CTI Pre-Distribution Group or CTI Group as provided in the TSA. All such Tax Returns shall be prepared in a manner that is consistent with past practice, unless otherwise required by applicable law. Comverse shall be responsible for the preparation of all other Tax Returns required to be filed by the CTI Pre-Distribution Group. Notwithstanding any provision of the TSA, the CTI Pre-Distribution Group’s and the CTI Group’s U.S. federal income, New York State income, New York City income Tax Returns, and all material Tax Returns for the taxable years ending 1/31/2012 and 1/31/2013 (or such other date on which the taxable period ends, in the case of a short taxable period)(the “Applicable Tax Returns”) shall be reviewed and signed by a “big 4” accounting firm as preparer (the “Accounting Review Requirement”). For this purpose, the term “review” or “reviewed” means solely the processes and procedures that such accounting firm is required to perform in order to sign such Tax Returns as preparer. Prior to incurring any costs of such review, each of CTI and Comverse will in good faith work together with such accounting firm to agree upon the costs (the “Accounting Review Costs”), scope of work, and the terms of the engagement with respect to the Accounting Review Requirement. Comverse shall bear the entire cost of the preparation of such Tax Returns, and both Comverse and CTI shall equally bear the cost of the Accounting Review Costs. With respect to all other Tax Returns, the Party required to prepare any such Tax Return pursuant to this Section 3.01 shall bear all costs relating to the preparation of such Tax Return, including costs for the use of third party contractors, except as otherwise provided in the TSA. To the extent a CTI officer no longer serving in such capacity with CTI (or its successor) is permitted to sign the U.S. federal consolidated income, New York State income and New York City income Tax Returns for the taxable years ending 1/31/2012 of the CTI Pre-Distribution Group (but only to the extent such return has not been filed by the date of the Merger) and 1/31/2013 of the CTI Group (the “Prepared Tax Returns”), the chief financial officer of CTI as of January 31, 2013, to the extent then employed as an officer of Comverse, shall sign the Prepared Tax Returns as taxpayer. If such CTI officer is not able to sign the Prepared Tax Returns, a responsible corporate officer of Comverse shall provide to Verint the 2013 certification (or 2012 certification, if necessary) set forth in Schedule 3.01.

CTI or Comverse, as the case may be, shall be permitted to review and comment on any Tax Return prepared by the other Party pursuant to this Section 3.01(a) for which Taxes are allocated in accordance with

Section 2.01. In particular, the Party that prepares such Tax Return shall deliver a copy of such Tax Return, together with a statement calculating the portion of the Taxes payable by the other Party, if any, to the other Party for such Party’s review and consent, not to be unreasonably withheld, no later than twenty (20) days prior to the due date for filing thereof or such shorter period as the circumstances require (but only in the case of non-income Tax Returns). Any dispute in respect of any such Tax Return shall be resolved by a mutually agreed, independent, internationally recognized accounting firm. If the Parties cannot mutually agree on the accounting firm to resolve such dispute, each Party shall choose an independent, internationally recognized accounting firm, and the mutual conclusion reached by these two accounting firms shall resolve such dispute. If these two accounting firms do not reach a mutual conclusion in resolution of the dispute, the two accounting firms shall mutually choose a third independent, internationally recognized accounting firm to resolve the dispute and such third accounting firm’s resolution shall be final as between the Parties. The costs of each of the Parties, including any costs incurred to engage its chosen accounting firm, shall become the sole cost and responsibility of the choosing Party, and the costs related to the third accounting firm shall be the responsibility of the Party that does not prevail in the dispute. The Party required to file any Tax Return subject to a dispute shall file such disputed Tax Return on the due date thereof (taking into account any applicable timely filed extension) in the manner that it sees fit, without prejudice to the resolution of such dispute.

(b) Except as provided in Section 4.02 below or as otherwise required by applicable law, neither Party nor any of its Affiliates shall amend, refile, revoke, rescind or otherwise modify any Tax Return, Tax election or method of accounting filed for CTI with respect to any taxable year ending on or prior to the end of the year that includes the Distribution Date or the CTI Pre-Distribution Group with respect to a Pre-Distribution Taxable Period without the prior written consent of the other Party, which consent may not be unreasonably withheld.

(c) For the avoidance of doubt, in the preparation of any Tax Return pursuant to this Article III, no election shall be made pursuant to Treasury Regulations Section 1.1502-36(d)(6)(i)(B).

Section 3.02. Filing of Tax Returns. The Party required to file any Tax Return prepared in accordance with Section 3.01 shall file such Tax Return on or prior to the due date (taking into account any applicable timely filed extension) for filing thereof.

Section 3.03. Cooperation; Maintenance and Retention of Records. CTI and Comverse shall, and shall cause the CTI Group and the Comverse Group respectively to, provide the requesting Party with such assistance, access to personnel, and documents as may be reasonably requested by such Party, including, for the avoidance of doubt, the execution of any document, in connection with (i) the preparation of any Tax Return, (ii) the conduct of any Tax Proceeding, (iii) any matter relating to Taxes of any member of the CTI Pre-Distribution Group, CTI Group or Comverse Group, (iv) any other matter that is a subject of this Agreement, and (v) to allow CTI to update the Chucktaylor Disclosure Letter (as defined in the Merger Agreement). CTI and Comverse shall retain or cause to be retained all Tax Returns, schedules and workpapers, and all material records or other documents relating thereto, in each case, that are currently in their possession, until the expiration of the Statute of Limitations (including any waivers or extensions thereof) of the taxable periods to which such Tax Returns and other documents relate or until the expiration of any additional period that any Party reasonably requests, in writing, with respect to specific material records or documents. A Party intending to destroy any material records or documents shall provide the other Party with reasonable advance written notice and the opportunity to copy or take possession of such records and documents, at the expense of the requesting Party. The Parties hereto will notify each other in writing of any waivers or extensions of the applicable Statute of Limitations that may affect the period for which the foregoing records or other documents must be retained.

Section 3.04. Provision of Tax Returns, Workpapers, Etc. Prior to the Distribution Date, Comverse shall provide and CTI shall have in its possession true and complete copies of each Tax-related document that Comverse has in its possession that is referenced in Section 3.03 with respect to Comverse and each of its Subsidiaries for each Taxable Year beginning with 2008 through the Taxable Year of the Distribution. At its own expense, Comverse shall use reasonable best efforts to solicit (no later than the Distribution Date) from Ernst & Young LLP and/or any other relevant tax advisor the documents referenced in Section 3.03 for Taxable Years beginning with 1999 through the Taxable Year of the Distribution, and provide such documents to CTI as soon as reasonably practicable following receipt thereof (it being understood that Comverse shall not be required to incur any extraordinary expense (for the avoidance of doubt, not to include valid past due charges for accounting and Tax services) to satisfy its obligations under this Section 3.04, with respect to Taxable Years 1999 through 2007).

ARTICLE IV

REFUNDS

Section 4.01. Refunds of Taxes. Except as provided in Section 4.02 below, Comverse and CTI shall each be entitled to receive and retain any Refund relating to Taxes (plus any interest thereon received with respect thereto from the applicable Tax Authority) for which such Party is or may be liable pursuant to Articles II and V of this Agreement. A Party receiving a Refund to which another Party is entitled pursuant to this Agreement shall pay the amount to which such other Party is entitled (plus any interest thereon received with respect thereto from the applicable Tax Authority less any Taxes payable by reason of the receipt of such Refund and interest) within thirty (30) days after the receipt of the Refund.

Section 4.02. Carrybacks. (a) The carryback of any loss, credit or other Tax Attribute in any Post-Distribution Taxable Period shall be in accordance with the provisions of the Code and Treasury Regulations (and any applicable state, local or foreign laws or regulations).

(b) (i) Subject to Section 4.02(c) and (d), in the event that any member of the Comverse Group realizes any loss, credit or other Tax Attribute in any Post-Distribution Taxable Period, such member may elect to carry back such loss, credit or Tax Attribute to a Pre-Distribution Taxable Period or the portion of a Straddle Period ending on the Distribution Date. CTI shall cooperate with Comverse and such member in seeking from the appropriate Tax Authority any Refund that reasonably would result from such carryback (including by filing an amended Tax Return) at Comverse’s cost and expense. Comverse shall be entitled to any Refund (or other Tax benefit) received by the CTI Group (including any interest thereon received from such Tax Authority less any Taxes payable by reason of the receipt of such Refund and interest) attributable to such carryback, if such Refund is allocable to the Comverse Group under the principles of Section 4.01, within thirty (30) business days after such Refund (or other Tax benefit) is received.

(ii) Subject to Section 4.02(c) and (d), in the event that any member of the CTI Group realizes any loss, credit or other Tax Attribute in any Post-Distribution Taxable Period, such member may elect to carry back such loss, credit or Tax Attribute to a Pre-Distribution Taxable Period or the portion of a Straddle Period ending on the Distribution Date. Comverse shall cooperate with CTI and such member in seeking from the appropriate Tax Authority any Refund that reasonably would result from such carryback (including by filing an amended Tax Return) at CTI’s cost and expense. CTI shall be entitled to any Refund (or other Tax benefit) received by the Comverse Group (including any interest thereon received from such Tax Authority less any Taxes payable by reason of the receipt of such Refund and interest) attributable to such carryback, if such Refund is allocable to the CTI Group under the principles of Section 4.01, within thirty (30) business days after such Refund (or other Tax benefit) is received.

(c) Except as otherwise provided by applicable law, if the CTI Group and the Comverse Group both may carry back a loss, credit or other Tax Attribute to the same Pre-Distribution Taxable Period or the portion of a Straddle Period ending on the Distribution Date, any Refund (or other Tax benefit) resulting therefrom shall be allocated between CTI and Comverse proportionately based on the relative amounts of the Refunds (or other Tax benefits) to which the CTI Group and the Comverse Group, respectively, would have been entitled had its carryback been the only carryback to such taxable period.

(d) To the extent that the amount of a Refund to which a Party is entitled under this Section 4.02 is reduced by the applicable Tax Authority as a result of the offset of such amount against a Tax of the other Party, as allocated under this Agreement, the Party which receives the benefit of such offset shall appropriately compensate the other Party within thirty (30) days of receipt or actual utilization of such benefit.

ARTICLE V

INDEMNIFICATION

Section 5.01. Indemnification by CTI. CTI shall pay, and shall indemnify and hold the Comverse Indemnitees harmless from and against, without duplication, (i) all Taxes allocable to CTI under Article II, (ii) all Taxes incurred by the Comverse Group by reason of the breach by CTI of any of its covenants hereunder, and (iii) any costs and expenses related to this Section 5.02 (including, without limitation, reasonable attorneys’ fees and expenses).

Section 5.02. Indemnification by Comverse. Comverse shall pay, and shall indemnify and hold the CTI Indemnitees harmless from and against, without duplication, (i) all Taxes allocable to Comverse under Article II, (ii) all Taxes incurred by the CTI Pre-Distribution Group or CTI Group by reason of the breach by Comverse of any of its covenants hereunder, and (iii) any costs and expenses related to this Section 5.02 (including, without limitation, reasonable attorneys’ fees and expenses). For the avoidance of doubt, notwithstanding anything to the contrary (including Section 2.04), the indemnity obligations of Comverse pursuant to this Section 5.02 shall include indemnifying CTI for Taxes payable by CTI (which, for the avoidance of doubt, shall include any Taxes offset by the use of a Verint Tax Attribute) in any Post-Distribution Taxable Period (or any portion thereof) of CTI, as a result of any: (1) change in method of accounting for a taxable period (or portion thereof) ending on or before the Distribution Date, including under Section 481(a) of the Code or any comparable or similar provision of state, local, or foreign law; (2) installment sale or other open transaction entered into on or prior to the Distribution Date; (3) prepaid amount received on or prior to the Distribution Date; (4) closing agreement described in Section 7121 of the Code or any comparable or similar provision of state, local or foreign law executed on or prior to the Distribution Date; or (5) indebtedness discharged in connection with any election under Section 108(i) of the Code made on or prior to the Distribution Date. Notwithstanding anything to the contrary in this Agreement, this Section 5.02 shall not require Comverse to indemnify any CTI Indemnitees for the use of, or any reduction in, any Tax Attributes of the CTI Pre-Distribution Group, CTI Group or the Comverse Group.

Section 5.03. Audits.

(a) If an Indemnified Party becomes aware of the commencement of a Tax Proceeding that may give rise to Taxes for which an Indemnifying Party is responsible pursuant to Article II or V, such Indemnified Party shall promptly (and in any event by the Outside Notice Date) notify the Indemnifying Party of such Tax Proceeding, and thereafter shall promptly (and in any event within 10 business days) forward or make available to the Indemnifying Party copies of notices and communications relating to such Tax Proceeding. The failure of the Indemnified Party to notify the Indemnifying Party of the commencement of any such Tax Proceeding or promptly forward any further notices or communications shall not relieve the Indemnifying Party of any obligation which it may have to the Indemnified Party under this Agreement except to the extent that the Indemnifying Party is actually prejudiced by such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period beginning immediately after the Outside Notice Date and ending on the date the Indemnified Party gives the required notice). For the avoidance of doubt, knowledge of the commencement of a Tax Proceeding by a Person who is an officer or director of both CTI and Comverse shall not constitute notice for purposes of this Section 5.03.

(b) Any extension of the Statute of Limitations for any Taxes or a Tax Return prepared in accordance with Section 3.01 for any Pre-Distribution Taxable Period or a Straddle Period shall be made by the Party required to file such Tax Return or pay such Taxes to a Taxing Authority; provided that to the extent such Taxes or Tax Return may result in an indemnity payment pursuant to this Agreement by the Party other than the filing Party, the Indemnifying Party may, in its reasonable discretion, require that the filing Party extend the applicable Statute of Limitations for such period as determined by the Indemnifying Party.

(c) The Indemnifying Party shall be entitled to participate in the defense of a Tax Proceeding and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnified Party, the Indemnifying Party may assume the defense thereof with counsel selected by the Indemnifying Party; provided, however, that such counsel is not reasonably objected to by the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Tax Proceeding, the Indemnifying Party shall, within 30 days (or sooner if the nature of the Tax Proceeding so requires), notify the Indemnified Party of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnified Party for legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that such Indemnified Party shall have the right to employ counsel to represent such Indemnified Party if, in such Indemnified Party’s reasonable judgment, a conflict of interest between such Indemnified Party and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate, and in such event the fees and expenses of such separate counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnified Party shall have given notice of the Tax Proceeding as provided above). If the Indemnifying Party so elects to assume the defense of any Tax Proceeding, all of the Indemnified Parties shall cooperate with the Indemnifying Party in the defense or prosecution thereof, including by providing or causing to be provided records and witnesses as soon as reasonably practicable after receiving any request from or on behalf of the Indemnifying Party.

(d) If the Indemnifying Party acknowledges in writing responsibility under this Section 5.03 for a Tax Proceeding, then in no event will the Indemnified Party admit any liability with respect to, or settle, compromise or discharge, any Tax Proceeding without the Indemnifying Party’s prior written consent; provided, however, that the Indemnified Party shall have the right to settle, compromise or discharge such Tax Proceeding without the consent of the Indemnifying Party if the Indemnified Party releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Tax Proceeding and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for a Tax Proceeding, the Indemnified Party will agree to any settlement, compromise or discharge of a Tax Proceeding that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Tax Proceeding and releases the Indemnified Party completely in connection with such Tax Proceeding and that would not otherwise adversely affect the Indemnified Party. If an Indemnifying Party elects not to assume the defense of a Tax Proceeding, or fails to notify an Indemnified Party of its election to do so as provided herein, such Indemnified Party may compromise, settle or defend such Tax Proceeding.

(e) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Tax Proceeding (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such Tax Proceeding) if the Tax Proceeding seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party which the Indemnified Party reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Tax Proceeding can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

(f) If a Tax Proceeding involves a Tax adjustment that may reasonably be expected to result solely in the reduction or loss of a Tax Attribute that was allocated under Section 2.02, and: (i) such Tax Attribute is allocable solely to CTI under Section 2.02, CTI shall have the right to control all proceedings and make all decisions in connection with the defense and settlement of such Tax adjustment (including selection of counsel) at its own expense, and Comverse shall have the right to participate in such proceeding, but not control such Tax

Proceeding or make decisions in connection with the defense and settlement of such proceeding, at its sole expense; (ii) such Tax Attribute is allocable solely to Comverse under Section 2.02, Comverse shall have the right to control all proceedings and make all decisions in connection with the defense and settlement of such Tax adjustment (including selection of counsel) at its own expense, and CTI shall have the right to participate in such proceeding, but not control such proceeding or make decisions in connection with the defense and settlement of such proceeding, at its sole expense; (iii) such Tax Attribute was allocated under Section 2.02 to both CTI and Comverse, the Parties shall cooperate in the defense of such Tax Proceeding and mutually agree to any settlement of such Tax adjustment (each at its own expense). Notwithstanding anything to the contrary in this Agreement, neither Party shall settle any Tax Proceeding involving a Tax Attribute allocated under Section 2.02 of the other Party, without such other Party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), if the resolution of such Tax Proceeding adversely affects such Tax Attribute of such other Party.

Section 5.04. Payment. If an Indemnifying Party is required to indemnify an Indemnified Party pursuant to this Article V, the Indemnified Party shall submit its calculations of the amount required to be paid pursuant to this Article V, in sufficient detail. Subject to the following sentence, the Indemnifying Party shall pay to the Indemnified Party, no later than ten (10) business days after the Indemnifying Party receives the Indemnified Party’s calculations, the amount that the Indemnifying Party is required to pay the Indemnified Party under this Article V. If the Indemnifying Party disagrees with such calculations, it must notify the Indemnified Party of its disagreement in writing within ten (10) business days of receiving such calculations. Any dispute regarding such calculations shall be resolved in accordance with the dispute resolution mechanism of Section 3.01(a) of this Agreement.

Section 5.05. Time Limits. Any claim under this Article V with respect to a Tax must be made no later than sixty (60) days after the expiration of the applicable Statute of Limitations for assessment of such Tax.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Termination of Prior Tax Sharing Agreements. This Agreement shall take effect on the Distribution Date and shall replace all tax sharing and other similar agreements, whether or not written, in respect of any Taxes between or among the CTI Group on the one hand and the Comverse Group on the other. All such replaced agreements shall be canceled as of the Distribution to the extent they relate to the Comverse Group, and any rights or obligations of the CTI Group or the Comverse Group existing thereunder thereby shall be fully and finally settled without any payment by any Party thereto.

Section 6.02. Merger or Consolidation. Neither CTI nor Comverse (in either case, the “Transaction Party”) shall (i) consolidate with or merge into any Person or permit any Person to consolidate with or merge into the Transaction Party (other than a merger or consolidation in which the Transaction Party is the surviving or continuing corporation) or (ii) sell, assign, transfer, lease or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of the assets of the Transaction Party, unless the resulting, surviving or transferee Person shall expressly assume, by instrument in form and substance reasonably satisfactory to the other Party, all of the obligations of the Transaction Party under this Agreement.

Section 6.03. Subsidiaries. Each of the Parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary (as defined in the Distribution Agreement) of such Party or by any entity that is contemplated to be a Subsidiary of such Party on or after the Distribution Date.

Section 6.04. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of New York, without reference to choice of law principles, including matters of construction, validity and performance.

Section 6.05. Amendment. This Agreement may be amended, modified or supplemented only by a written Agreement signed by all of the Parties hereto.

Section 6.06. Notices. Notices, requests, permissions, waivers, referrals and all other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective Persons giving them (in the case of any corporation, the signature shall be by an officer thereof) and delivered by hand or by telecopy or on the date of receipt indicated on the return receipt if mailed (registered or certified, return receipt requested, properly addressed and postage prepaid):

If to CTI, to:

Comverse Technology, Inc.

810 Seventh Avenue

New York, NY 10019

Attention: General Counsel

If to Comverse, to:

Comverse, Inc.

200 Quannapowitt Parkway

Wakefield, MA 01880

Attention: General Counsel

Such names and addresses may be changed by notice given in accordance with this Section 6.06

Section 6.07. Entire Agreement. This Agreement contains the entire understanding of the Parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

Section 6.08. Headings; References. The article. section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to “Articles” or “Sections” shall be deemed to be references to Articles or Sections hereof unless otherwise indicated.

Section 6.09. Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

Section 6.10. Parties in Interest; Assignment; Successor. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Party. Notwithstanding the preceding sentence, this Agreement shall inure to the benefit of and be binding upon CTI and Comverse and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement.

Section 6.11. Waiver of Jury Trial. The Parties hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement.

Section 6.12. Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each Party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each Party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

Section 6.13. Creation of CTI Subsidiary. At the request of Verint (and provided such request is made with at least 20 days notice), the Parties agree that CTI shall, on or before January 24, 2013, form a wholly-owned incorporated Subsidiary under Delaware law (“Newco”), and CTI shall contemporaneously transfer to Newco as much of its Retained Assets (as such term is defined in the Merger Agreement) as is available.

Section 6.14. Effective Date. This Agreement shall become effective only upon the occurrence of the Distribution.

IN WITNESS WHEREOF, each of the Parties has caused this Tax Disaffiliation Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first written above.

COMVERSE TECHNOLOGY, INC.

By:
Name:
Title:

COMVERSE, INC.

By:
Name:
Title:

Schedule 3.01

Comverse, Inc.

Certification for Tax Filing

For the Tax Year ended January 31, 2012

The undersigned officer of Comverse, Inc. (“Comverse”) hereby certifies to each of Victory Acquisition I LLC (as successor to Comverse Technology, Inc. (“CTI”)) and Verint Systems Inc., with respect to the Tax Filing (as defined below), as follows:

1.	I have supervised and coordinated the preparation, internal review and approval, of the U.S. federal income tax return for the tax year ending January 31, 2012, and the New York State and New York City income tax returns for the tax year ending January 31, 2012, each of these three tax returns in its final form, together with all accompanying attachments, elections, statements and schedules (collectively, the “Tax Filing”).

2.	To my knowledge and belief, the Tax Filing reflects the information of CTI and its consolidated subsidiaries in all material respects.

3.	To my knowledge and belief, the Tax Filing is true, correct and complete and complies with all applicable laws, in each case, in all material respects, subject to those positions in the Tax Filing for which there is a reasonable basis, and for which there is adequate disclosure as required by applicable law.

4.	I have maintained and retained an audit trail (work papers) containing evidential matter and formal documentation relating to the work performed in the preparation of the Tax Filing.

5.	I confirm that the tax positions reflected in the Tax Filing have been documented and reviewed in formal memos, spreadsheets and working papers.

6.	I have provided the auditors – internal and external – and the accounting firm that is reviewing the Tax Filing, open and honest answers to all questions and provided complete and accurate documentation in response to such requests.

7.	I am not aware of any information that should have been reviewed for potential errors that was intentionally or unintentionally excluded from review or that was not reviewed.

8.	I have made reasonable inquiries of those persons, and reviewed all appropriate information, necessary to the preparation of the Tax Filing.

9.	All employees, consultants or other persons that were involved in the preparation, review and/or approval of the Tax Filing have adequate expertise to complete the tasks they were assigned and I have reviewed their work product and found it to be adequate for the purposes for which it was intended.

10.	I am aware of no fraud, whether or not material, that involves management or other employees who had a significant role in the preparation of the Tax Filing.

I understand that each of Victory Acquisition I LLC and Verint Systems Inc. will rely on this certification, among other things, in signing the Tax Filing and attesting that it is true, correct and complete.

Schedule 3.01

If I at any time become aware of any information which may make any of my responses inaccurate or incorrect in any material respect, I will immediately advise [                    ] of Verint Systems Inc., who can be reached at (                    ).

Please enter your name, title, and date below and sign.

Signature:
Name:
Title:
Date:

[TO BE SIGNED BY A SENIOR EXECUTIVE OFFICER (SUCH AS CHIEF ACCOUNTING OFFICER, ETC.)]

Schedule 3.01

Comverse, Inc.

Certification for Tax Filing

For the Tax Year ended January 31, 2013

The undersigned officer of Comverse, Inc. (“Comverse”) hereby certifies to each of Victory Acquisition I LLC (as successor to Comverse Technology, Inc. (“CTI”)) and Verint Systems Inc., with respect to the Tax Filing (as defined below), as follows:

1.	I have supervised and coordinated the preparation, internal review and approval, of the U.S. federal income tax return for the tax year ending January 31, 2013, and the New York State and New York City income tax returns for the tax year ending January 31, 2013, each of these three tax returns in its final form, together with all accompanying attachments, elections, statements and schedules (collectively, the “Tax Filing”).

2.	To my knowledge and belief, the Tax Filing reflects the information of CTI and its consolidated subsidiaries in all material respects.

3.	To my knowledge and belief, the Tax Filing is true, correct and complete and complies with all applicable laws, in each case, in all material respects, subject to those positions in the Tax Filing for which there is a reasonable basis, and for which there is adequate disclosure as required by applicable law.

4.	I have maintained and retained an audit trail (work papers) containing evidential matter and formal documentation relating to the work performed in the preparation of the Tax Filing.

5.	I confirm that the tax positions reflected in the Tax Filing have been documented and reviewed in formal memos, spreadsheets and working papers.

6.	I have provided the auditors – internal and external – and the accounting firm that is reviewing the Tax Filing, open and honest answers to all questions and provided complete and accurate documentation in response to such requests.

7.	I am not aware of any information that should have been reviewed for potential errors that was intentionally or unintentionally excluded from review or that was not reviewed.

8.	I have made reasonable inquiries of those persons, and reviewed all appropriate information, necessary to the preparation of the Tax Filing.

9.	All employees, consultants or other persons that were involved in the preparation, review and/or approval of the Tax Filing have adequate expertise to complete the tasks they were assigned and I have reviewed their work product and found it to be adequate for the purposes for which it was intended.

10.	I am aware of no fraud, whether or not material, that involves management or other employees who had a significant role in the preparation of the Tax Filing.

I understand that each of Victory Acquisition I LLC and Verint Systems Inc. will rely on this certification, among other things, in signing the Tax Filing and attesting that it is true, correct and complete.

Schedule 3.01

If I at any time become aware of any information which may make any of my responses inaccurate or incorrect in any material respect, I will immediately advise [                    ] of Verint Systems Inc., who can be reached at (                    ).

Please enter your name, title, and date below and sign.

Signature:
Name:
Title:
Date:

[TO BE SIGNED BY A SENIOR EXECUTIVE OFFICER (SUCH AS CHIEF ACCOUNTING OFFICER, ETC.)]

Annex H

EMPLOYEE MATTERS AGREEMENT

This Employee Matters Agreement (this “Agreement”), dated as of [•], 2012, with effect as of the Effective Time by and between Comverse Technology, Inc., a New York corporation (“CTI”), and Comverse, Inc., a Delaware corporation (“Comverse,” and together with CTI, the “Parties”).

WHEREAS, contemporaneously herewith, CTI and Comverse are entering into a Distribution Agreement pursuant to which the Parties have set out the terms on which, and the conditions subject to which, they wish to implement the Distribution (as defined in the Distribution Agreement) (such agreement, as amended, restated or modified from time to time, the “Distribution Agreement”); and

WHEREAS, in connection therewith, CTI and Comverse have agreed to enter into this Agreement to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, pension and benefit plans, programs and arrangements and certain employment matters.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants and other provisions set forth in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1 Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Distribution Agreement and the following terms shall have the following meanings:

“Assumed Health and Welfare Plans” shall have the meaning set forth in Section 5.2.

“Benefit Plan” shall mean with respect to an entity, (a) each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and all other employee benefits arrangements, policies or payroll practices (including, without limitation, severance pay, sick leave, vacation pay, salary continuation, disability, retirement, deferred compensation, bonus, stock option or other equity-based compensation, hospitalization, medical insurance or life insurance) sponsored or maintained by such entity or by any of its Subsidiaries (or to which such entity or any of its Subsidiaries contributes or is required to contribute) and (b) all “employee pension benefit plans” (as defined in Section 3(2) of ERISA), occupational pension plan or arrangement or other pension arrangements sponsored, maintained or contributed to by such entity or any of its Subsidiaries (or to which such entity or any of its Subsidiaries contributes or is required to contribute). When immediately preceded by “CTI,” Benefit Plan means any Benefit Plan sponsored solely by CTI. When immediately preceded by “Comverse,” Benefit Plan means any Benefit Plan sponsored solely by Comverse.

“Black-Scholes Value” shall mean the value of an Option determined in accordance with a pricing model that includes the stock price of the underlying shares of common stock, the exercise price of the CTI Option or Comverse Option, as applicable, and the expected standard deviation of the return of the underlying common stock, with such volatility parameters based on assumptions that are determined by the board of directors of CTI, in its sole discretion.

“Cash Incentive Plans” shall mean any of the annual or short term cash incentive plans of CTI or Comverse, all as in effect as of the time relevant to the applicable provisions of this Agreement, including, without limitation, the Comverse Technology, Inc. Restatement Bonus Plan, the 2012 GET Executive Bonus Plan, the Spin-Off Plan and the 2012 Comverse Incentive Compensation Plan.

“Comverse Conversion Ratio” shall mean the quotient obtained by dividing (A) the published closing trading price of a share of Comverse common stock listed on the NASDAQ Stock Exchange on the Distribution Date by (B) the published closing trading price of a share of CTI common stock listed on the NASDAQ Stock Exchange traded “regular way” on the day prior to the Distribution Date.

“Comverse Employee” shall mean each individual employed by Comverse immediately before the Effective Time.

“Comverse Executive Severance Protection Plan” shall have the meaning set forth in Section 2.4.

“CTI 401(k) Plan” shall mean the Comverse Technology, Inc. 401(k) Retirement Savings Plan.

“CTI Conversion Ratio” shall mean the quotient obtained by dividing (A) the published closing trading price of a share of CTI common stock listed on the NASDAQ Stock Exchange on the Distribution Date by (B) the published closing trading price of a share of CTI common stock listed on the NASDAQ Stock Exchange traded “regular way” on the day prior to the Distribution Date.

“CTI Employee” shall mean each individual employed by CTI immediately before the Effective Time.

“CTI Executive Severance Protection Plan” shall mean the Comverse Technology, Inc. Executive Severance Protection Plan, dated as of November 11, 2008.

“CTI Severance Plans” shall mean the CTI Executive Severance Protection Plan and any other severance plans, policies or programs of CTI.

“CTI Stock Incentive Plans” shall mean each of CTI’s stock incentive compensation plans, including, without limitation, the Boston Technology, Inc. 1996 Stock Incentive Plan, the Comverse Technology, Inc. 2011 Stock Incentive Compensation Plan, the Comverse Technology, Inc. 2005 Stock Incentive Compensation Plan, the Comverse Technology, Inc. 2004 Stock Incentive Compensation Plan, the Comverse Technology, Inc. 2001 Stock Incentive Compensation Plan, the Comverse Technology, Inc. 2000 Stock Incentive Compensation Plan, the Comverse Technology, Inc. 1999 Stock Incentive Compensation Plan, and the Comverse Technology, Inc. 1996 Stock Incentive Compensation Plan.

“COBRA” shall mean the continuation coverage requirements for group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code section 4980B and ERISA sections 601 though 608.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary or final regulation in force under that provision.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary or final regulation in force under that provision.

“Health and Welfare Plans” shall mean any plan, fund or program which was established or is maintained for the purpose of providing for its participants or their beneficiaries, through the purchase of insurance or otherwise, medical (including, without limitation, PPO, EPO and HDHP coverages), dental, prescription, vision, short-term disability, long-term disability, life and AD&D, employee assistance, group legal services, wellness, cafeteria (including, without limitation, premium payment, health flexible spending account and dependent care flexible spending account components), travel reimbursement, transportation, or other benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs or day care centers, scholarship funds, or prepaid legal services, including, without limitation, any such plan, fund or program as defined in Section 3(1) of ERISA.

“Liability” or “Liabilities” shall have the meaning set forth in the Distribution Agreement.

“Offer Employees” shall have the meaning set forth in Section 2.1.

“Option” when immediately preceded by “CTI” shall mean an Option to purchase shares of CTI common stock pursuant to a CTI Stock Incentive Plan. When immediately preceded by “Comverse,” an Option shall mean an Option to purchase shares of Comverse common stock following the Effective Time pursuant to the Comverse Stock Incentive Plan.

“Person” shall have the meaning set forth in the Distribution Agreement.

“Remaining CTI Employees” shall have the meaning set forth in Section 2.1.

“Spin-Off Plan” shall mean the Comverse Technology, Inc. Spin-Off Compensation Plan.

“Stock Units” (a) when immediately preceded by “CTI,” means a restricted stock unit or deferred stock unit issued under a CTI Stock Incentive Plan representing a general unsecured promise by CTI to pay the value of shares of CTI common stock in cash or shares of CTI common stock and, (b) when immediately preceded by “Comverse,” means a restricted stock unit issued pursuant to this Agreement representing a general unsecured promise by Comverse to pay the value of shares of Comverse common stock in cash or shares of Comverse common stock.

“Transferred Employees” shall have the meaning set forth in Section 2.1.

“Transition Period” shall mean the period of time from and after the Effective Time until the earlier of (i) the date the separate existence of CTI shall cease or that CTI is acquired by reason of a merger, dissolution or otherwise and (ii) such other date, as determined by the board of directors of Comverse.

“Transition Services Agreement” shall mean the Transition Services Agreement by and between Comverse Technology, Inc. and Comverse, Inc., dated as of                     , 2012.

“Verint” shall mean Verint Systems Inc., a Delaware Corporation.

ARTICLE II

EMPLOYMENT MATTERS

Section 2.1 Employment of CTI Employees. Not later than twenty (20) Business Days prior to the Effective Time, Comverse shall extend written offers of employment to certain CTI Employees (the “Offer Employees”) on terms and conditions substantially similar to those in effect with respect to the Offer Employee as in effect as of immediately before the Effective Time. Each Offer Employee who accepts the Comverse offer of employment shall commence employment with Comverse as of the Effective Time (the “Transferred Employees”). CTI Employees who are not Transferred Employees shall continue to be employees of CTI immediately after the Effective Time (the “Remaining CTI Employees”).

Section 2.2 Paid Time Off. Comverse shall honor all accrued but untaken or unpaid vacation credited to Transferred Employees under the paid time off plans of CTI as of the Effective Time.

Section 2.3. CTI Employment Agreements. As of the Effective Time, any employment agreement, offer letter or other similar agreement or arrangement between CTI and any employee (other than a Remaining CTI Employee) shall be hereby assigned by CTI to Comverse, and Comverse will hereby assume such agreement and all Liabilities under such agreement, subject to obtaining any necessary consents. The Parties shall use reasonable efforts to obtain any necessary consents from Transferred Employees to effectuate such assignment and assumption.

Section 2.4 Severance Plans. Neither a Comverse Employee nor a CTI Employee shall be deemed to have terminated employment for purposes of determining eligibility for severance benefits in connection with or in anticipation of the consummation of the transactions contemplated by the Distribution Agreement. Other than as set forth in the penultimate sentence of this Section 2.4, CTI shall be solely responsible for all Liabilities in respect of all costs arising out of payments and benefits relating to the termination of any Remaining CTI Employee’s employment that occurs following the Effective Time, including any amounts required to be paid (including any payroll or other taxes), and the costs of providing benefits, under the CTI Severance Plans. As of the Effective Time, Comverse Employees and Transferred Employees will cease to participate in the CTI Executive Severance Protection Plan. In connection with the Distribution, Comverse shall establish a severance plan for the benefit of certain Comverse Employees and Transferred Employees that is substantially similar in all material respects to the CTI Executive Severance Protection Plan (the “Comverse Executive Severance Protection Plan”). Comverse shall be solely responsible for all Liabilities in respect of all costs arising out of payments and benefits relating to the termination of any Comverse Employee’s or any Transferred Employee’s employment that occurs following the Effective Time, including, without limitation, any amounts required to be paid (including, without limitation, payroll or other taxes), and the costs of providing benefits, under the Comverse Executive Severance Protection Plan. In addition, Comverse shall be solely responsible for all amounts required to be paid and the costs of providing benefits to employees of CTI whose employment is terminated in connection with, or in anticipation of, the Distribution. In addition, the Parties hereby agree that if any payments to be made by either Comverse or CTI to any employee or former employee of Comverse or CTI is conditioned on a release of claims and if such payment is under an arrangement in effect prior to the Effective Time or in respect of the period prior to the Effective Time, then as a condition to the payment to the applicable employee, Comverse and CTI will include Verint, its Subsidiaries and their respective officers, directors and employees as one of the parties required to be released.

Section 2.5 Workers’ Compensation Liabilities. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by a Comverse Employee, Transferred Employee or Remaining CTI Employee that results from an accident occurring, or from an occupational disease which becomes manifest, before, on or after the Effective Time shall be retained by Comverse, other than Liabilities in respect of Remaining CTI Employees that result from an accident occurring, or from an occupational disease which becomes manifest, after the Transition Period.

Section 2.6 Payroll Taxes and Reporting of Compensation. Comverse shall bear responsibility for payroll administration obligations and for the proper reporting to the appropriate governmental authorities of compensation earned by (i) Comverse Employees and Transferred Employees after the Effective Time and (ii) Remaining CTI Employees during the Transition Period.

ARTICLE III

BENEFIT PLANS GENERALLY

Section 3.1 Assumption of Benefit Plan Liabilities In General. Except as otherwise specifically provided in this Agreement and the Distribution Agreement, as of the Effective Time, (i) with respect to any Liability or obligation to, or in respect of, the Comverse Employees and the Transferred Employees, whether arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to, at, or following, the Effective Time, Comverse shall assume and be solely responsible for all such Liabilities and obligations whatsoever with respect to the Comverse Employees and the Transferred Employees to the extent such Liabilities and obligations arise or arose under any Benefit Plan, and (ii) with respect to any Liability or obligation to, or in respect of, the Remaining CTI Employees whether arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to, at, or following, the Effective Time, CTI shall assume and be solely responsible for all such Liabilities and obligations whatsoever with respect to the Remaining CTI Employees to the extent such Liabilities and obligations arise or arose under any Benefit Plan. The Parties agree that none of the transactions contemplated by the Distribution Agreement or this Agreement, constitutes a “change in control,” “change of control” or similar term, as applicable, within the meaning of any applicable Benefit Plan.

ARTICLE IV

401(K) PLAN

Section 4.1 401(k) Plan. As of the Effective Time, (i) Comverse shall hereby assume and CTI shall hereby transfer sponsorship of the CTI 401(k) Plan and Comverse shall assume all assets and Liabilities thereunder; (ii) Comverse shall become the “Employer” for purposes of the CTI 401(k) Plan and CTI shall cease to be a participating employer in the CTI 401(k) Plan; and (iii) Remaining CTI Employees shall cease to be eligible to make contributions or have contributions made on their behalf under the CTI 401(k) Plan. With respect to the Remaining CTI Employees, in lieu of a year-end matching contribution in respect of the 2012 calendar year, CTI shall make a lump sum cash payment to the Remaining CTI Employees who remain employed with CTI through December 31, 2012, to be made on or prior to March 15, 2013. The amount of such payments will be determined by CTI in its discretion, and will be intended to approximate the amount of the matching contribution that would otherwise be made to each such CTI Employee for the 2012 calendar year under the CTI 401(k) Plan, without taking into account any tax or deferral benefits.

ARTICLE V

HEALTH AND WELFARE PLANS

Section 5.1 Comverse Health and Welfare Plans. Following the Effective Time, Comverse shall retain, and CTI shall have no obligation whatsoever with regard to, all Liabilities under, or with respect to the Comverse Health and Welfare Plans.

Section 5.2 Assumption of CTI Health and Welfare Plans. Effective as of the Effective Time, Comverse shall hereby assume sponsorship of all CTI Health and Welfare Plans, any trust or other funding arrangement established or maintained with respect to such plans or any assets held as of the Effective Time with respect to such plans, and any Liabilities relating to, or arising out of, or resulting from health and welfare coverage or claims incurred on behalf of Comverse Employees, Transferred Employees or Remaining CTI Employees or their covered dependents under the CTI Health and Welfare Plans prior to, on or after the Effective Time (together with the Comverse Health and Welfare Plans, the “Assumed Health and Welfare Plans”). In addition, to the extent permitted by applicable Law, during the Transition Period, Remaining CTI Employees shall continue to participate in the Assumed Health and Welfare Plans. Comverse shall provide to CTI an invoice and CTI shall pay Comverse in accordance with Section 3 of the Transition Services Agreement, for the costs associated with (i) providing coverage to the Remaining CTI Employees and their covered dependents under the Assumed Health and Welfare Plans during the Transition Period and (ii) the assumption by Comverse of any Liabilities relating to Remaining CTI Employees or their covered dependents under the Assumed Health and Welfare Plans for periods prior to the Effective Time. Such invoice shall allocate the direct costs of providing such coverage and assuming such Liabilities, based on the Remaining CTI Employees’ claims experience, in accordance with past practice.

Section 5.3 COBRA and HIPAA Compliance. Comverse shall be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of the Health Insurance Portability and Accountability Act of 1996, and the corresponding provisions of the Assumed Health and Welfare Plans with respect to Comverse Employees, Transferred Employees and Remaining CTI Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage under the Health and Welfare Plans at any time before, on or after the Effective Time.

Section 5.4 Vendor Contracts. The Parties shall use commercially reasonable efforts to obligate the third-party administrator of each administrative-services-only contract with a third-party administrator that relates to any of the Assumed Health and Welfare Plans (an “ASO Contract”), each group insurance policy that relates to any of the Assumed Health and Welfare Plans (“Group Insurance Policies”) and each agreement with a Health Maintenance Organization that provides medical services under the Assumed Health and Welfare Plans (“HMO Agreements”), in each case, in existence as of the date of this Agreement that is applicable to Remaining CTI Employees, to enter into a separate ASO Contract, Group Insurance Policy and HMO Agreement, as applicable, with CTI providing for similar terms and conditions as are contained in the ASO Contracts, Group Insurance Policies and HMO Agreements, as applicable, to which Comverse is a party. Such terms and conditions shall include, without limitation, the financial and termination provisions, performance standards, methodology, auditing policies, quality measures and reporting requirements.

ARTICLE VI

CASH INCENTIVE PLANS

Section 6.1 Determination of Bonus Awards. Comverse shall be responsible for determining all bonus awards that would otherwise have been payable under the Cash Incentive Plans to Comverse Employees and Transferred Employees for the year in which the Effective Time occurs. Comverse shall also determine for Comverse Employees and Transferred Employees (i) the extent to which established performance criteria (as interpreted by Comverse, in its sole discretion) have been met, and (ii) the payment level for each Comverse Employee and Transferred Employee. Comverse shall provide information to CTI with respect to the attainment of applicable performance criteria on a timely basis. Based on such information provided by Comverse, CTI shall make all determinations with respect to bonus awards payable under the Cash Incentive Plans for Remaining CTI Employees.

Section 6.2 Liability for Bonus Awards. Comverse shall assume all Liabilities with respect to any such bonus awards payable to Comverse Employees and Transferred Employees for the year in which the Effective Time occurs and thereafter. CTI shall retain all Liabilities with respect to any bonus awards payable under the Cash Incentive Plans to Remaining CTI Employees for the year in which the Effective Time occurs and thereafter.

ARTICLE VII

STOCK INCENTIVE PLANS

Section 7.1 CTI Stock Incentive Plans. The Parties shall take all actions necessary or appropriate so that each outstanding CTI Option and CTI Stock Unit granted under any CTI Stock Incentive Plan held by an individual shall be adjusted as set forth in this Article VII. The adjustments set forth below shall be the sole adjustments with respect to CTI Options and CTI Stock Units in connection with the Distribution and the other transactions contemplated by the Distribution Agreement, and such adjustments will be consistent with the provisions of Section 409A of the Code and the applicable stock exchange listing standards. The Distribution shall not constitute a “change in control” or “change of control” under any award agreement, employment agreement or CTI Stock Incentive Plan. As soon as practicable following the Effective Time, Comverse shall issue or amend award agreements with respect to (i) Comverse Options and Comverse Stock Units for Comverse Employees and Transferred Employees and (ii) CTI Options and CTI Stock Units for Remaining CTI Employees, reflecting the terms and conditions of such awards in accordance with this Article VII.

Section 7.2 CTI Options. CTI Options will be adjusted as described below, based on (1) the optionholder’s employer following the Distribution and (2) whether such CTI Options have an exercise price that is (A) equal to or less than the published closing price of a share of CTI common stock on the NASDAQ Stock Exchange on the date prior to the Distribution Date (“In-The-Money Options”), (B) not an In-The-Money Option, but is equal to or less than $10.52 per share (“Group A CTI Options”) or (C) greater than $10.52 per share (the “Group B CTI Options”). As of the Effective Time, (1) CTI Options held by Comverse Employees or Transferred Employees will be converted into Comverse Options and (2) CTI Options held by Remaining CTI Employees will remain as CTI Options.

(a) Comverse Employees and Transferred Employees.

(i) In-The-Money Options. The exercise price of the In-The-Money Options will be adjusted such that the exercise price will equal the product of (A) the exercise price of an In-The-Money Option immediately prior to the Effective Time, multiplied by (B) the Comverse Conversion Ratio. The number of shares subject to the In-The-Money Options will be equal to the quotient obtained by dividing (X) the number of shares subject to the In-The-Money Options held by the optionholder immediately prior to the Effective Time by (Y) the Comverse Conversion Ratio. All other terms and conditions of these Comverse Options will remain the same after the Effective Time as the terms and conditions applicable to the In-The-Money Options immediately prior to the Effective Time, including, without limitation, the original option term and continued vesting pursuant to the terms of the awards.

(ii) Group A CTI Options. The exercise price of the Group A CTI Options will be adjusted such that the exercise price will equal one hundred percent (100%) of the published closing trading price of a share of Comverse common stock listed on the NASDAQ Stock Exchange on the Distribution Date. The number of shares subject to the Group A CTI Options is determined based on the aggregate Black-Scholes Value of the Group A CTI Options immediately after the Effective Time which is equal to the aggregate Black-Scholes Value of the Group A CTI Options immediately prior to the Effective Time. Any resulting fractional shares shall be rounded up to the nearest whole share. In addition, each Comverse Option issued in exchange for Group A CTI Options will have a new option term of ten years beginning on the Distribution Date. All other terms and conditions of these Comverse Options will remain the same after the Effective Time as the terms and conditions applicable to the Group A CTI Options immediately prior to the Effective Time, including, without limitation, continued vesting pursuant to the terms of the awards.

(iii) Group B CTI Options. The exercise price of the Group B CTI Options will be adjusted such that the exercise price will equal two hundred percent (200%) of the published closing trading price of a share of Comverse common stock listed on the NASDAQ Stock Exchange on the Distribution Date. The number of shares subject to the Group B Options is determined based on the aggregate Black-Scholes Value of the Group B CTI Options immediately after the Effective Time which is equal to the aggregate Black-Scholes Value immediately prior to the Effective Time. Any resulting fractional shares shall be rounded up to the nearest whole share. All other terms and conditions of these Comverse Options will remain the same after the Effective Time as the terms and conditions applicable to such CTI Options immediately prior to the Effective Time, including, without limitation, the original option term and continued vesting pursuant to the terms of the awards.

(b) Remaining CTI Employees.

(i) In-The-Money Options. The exercise price of the In-The-Money Options will be adjusted such that the exercise price will equal the product of (A) the exercise price of an In-The-Money Option immediately prior to the Effective Time, multiplied by (B) the CTI Conversion Ratio. The number of shares subject to the In-The-Money Options will be equal to the quotient obtained by dividing (X) the number of shares subject to the In-The-Money Options held by the optionholder immediately prior to the Effective Time by (Y) the CTI

Conversion Ratio. All other terms and conditions of these CTI Options will remain the same after the Effective Time as the terms and conditions applicable to the In-The-Money Options immediately prior to the Effective Time, including, without limitation, the original option term and continued vesting pursuant to the terms of the awards.

(ii) Group A CTI Options. The exercise price of the Group A CTI Options will be adjusted such that the exercise price will equal one hundred percent (100%) of the published closing trading price of a share of CTI common stock listed on the NASDAQ Stock Exchange on the Distribution Date. The number of shares subject to the Group A CTI Options is determined based on the aggregate Black-Scholes Value of the Group A CTI Options immediately after the Effective Time which is equal to the aggregate Black-Scholes Value of the Group A CTI Options immediately prior to the Effective Time. Any resulting fractional shares shall be rounded up to the nearest whole share. In addition, each CTI Option issued in exchange for Group A CTI Options will have a new option term of ten years beginning on the Distribution Date, provided that nothing herein is intended to alter or amend the treatment of such award contemplated in connection with the merger of CTI with and into a subsidiary of Verint. All other terms and conditions of these CTI Options will remain the same after the Effective Time as the terms and conditions applicable to the Group A CTI Options immediately prior to the Effective Time, including, without limitation, continued vesting pursuant to the terms of the awards.

(iii) Group B CTI Options. The exercise price of the Group B CTI Options will be adjusted such that the exercise price will equal two hundred percent (200%) of the published closing trading price of a share of CTI common stock listed on the NASDAQ Stock Exchange on the Distribution Date. The number of shares subject to the Group B Options is determined based on the aggregate Black-Scholes Value of the Group B CTI Options immediately after the Effective Time which is equal to the aggregate Black-Scholes Value immediately prior to the Effective Time. Any resulting fractional shares shall be rounded up to the nearest whole share. All other terms and conditions of these CTI Options will remain the same after the Effective Time as the terms and conditions applicable to such CTI Options immediately prior to the Effective Time, including, without limitation, the original option term and continued vesting pursuant to the terms of the awards.

Section 7.3 CTI Stock Units. As of the Effective Time, (1) CTI Stock Units held by Comverse Employees or Transferred Employees will be converted to Comverse Stock Units and (2) CTI Stock Units held by Remaining CTI Employees will remain CTI Stock Units.

(i) Comverse Employees and Transferred Employees. The number of shares subject to the Comverse Stock Units is equal to the number of CTI shares of common stock underlying the CTI Stock Units held as of the Effective Time multiplied by a ratio, the numerator of which is equal to the published closing trading price of a share of CTI common stock listed on the NASDAQ Stock Exchange traded “regular way” on the day prior to the Distribution Date and, the denominator of which is equal to the published closing trading price of a share of Comverse common stock listed on the NASDAQ Stock Exchange on the Distribution Date. In lieu of fractional Comverse Stock Units, cash shall be given to holders otherwise entitled to such fractional Comverse Stock Units on the Distribution Date. All other terms and conditions of the Comverse Stock Units will remain the same after the Effective Time as the terms and conditions of the CTI Stock Units immediately prior to the Effective Time, including, without limitation, continued vesting and payment pursuant to the terms of the awards.

(ii) Remaining CTI Employees. The number of shares subject to the CTI Stock Units is equal to the number of CTI shares of common stock underlying the CTI Stock Units held as of the Effective Time multiplied by a ratio, the numerator of which is equal to the published closing trading price of a share of CTI common stock listed on the NASDAQ Stock Exchange traded “regular way” on the day prior to the Distribution Date and, the denominator of which is equal to the published closing trading price of a share of CTI common stock listed on the NASDAQ Stock Exchange on the Distribution Date. In lieu of fractional CTI Stock Units, cash shall be given to holders otherwise entitled to such fractional CTI Stock Units on the Distribution Date. All other terms and conditions of the CTI Stock Units will remain the same after the Effective Time as the terms and conditions of such awards immediately prior to the Effective Time, including, without limitation, vesting and payment pursuant to the terms of the awards.

Section 7.4 Registration Requirements. Comverse agrees that it shall file, and shall use reasonable efforts to maintain on a continuous basis, an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (and maintain the prospectus contained therein for its intended use) with respect to the shares of Comverse common stock authorized for issuance under a Comverse stock incentive plan. CTI agrees that, following the Effective Time until such time that CTI ceases to be a public issuer, it shall use reasonable efforts to continue to maintain a Form S-8 Registration Statement with respect to and cause to be registered pursuant to the Securities Act, the shares of CTI common stock authorized for issuance under the CTI Stock Incentive Plans as required pursuant to the Securities Act and any applicable rules or regulations thereunder.

ARTICLE VIII

GENERAL AND ADMINISTRATIVE

Section 8.1 Sharing of Information. CTI and Comverse shall share with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the Benefit Plans. CTI and Comverse and their respective authorized agents shall, subject to applicable laws, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other Party, to the extent necessary for such administration. Until the Effective Time, all participant information shall be provided in the manner and as may be mutually agreed to by CTI and Comverse.

Section 8.2 Reasonable Efforts/Cooperation. Each of the Parties will use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each of the Parties shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the Internal Revenue Service, an advisory opinion from the Department of Labor or any other filing (including, but not limited to, securities filings (remedial or otherwise)), consent or approval with respect to or by a governmental agency or authority in any jurisdiction in the U.S. or abroad.

Section 8.3 Consent of Third Parties. If (i) any provision of this Agreement is dependent on the consent of any third party and such consent is withheld, the Parties shall implement the applicable provisions of this Agreement to the fullest extent practicable, and (ii) any provision of this Agreement cannot be implemented due to the failure of such third-party to consent, CTI and Comverse shall negotiate in good faith to implement the provision (as applicable) in a mutually satisfactory manner.

Section 8.4 Fiduciary Matters. It is acknowledged that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 8.5 Coordination with the Transition Services Agreement. The administrative costs and expenses of Comverse related to its provision of certain services to CTI as described in this Agreement, including, without limitation, payroll administration and health and welfare benefits administration, shall be governed by the terms of the Transition Services Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendment and Modifications. This Agreement may be amended, modified or supplemented at any time by the Parties, but only by an instrument in writing signed on behalf of the Parties.

Section 9.2 Effect if Effective Time Does Not Occur. If the Distribution Agreement is terminated prior to the Effective Time, then this Agreement shall terminate and all actions and events that are, under this Agreement, to be taken or occur effective immediately prior to or as of the Effective Time or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by CTI and Comverse.

Section 9.3 Entire Agreement; Assignment. This Agreement (a) constitutes, together with the Distribution Agreement and the Ancillary Agreements, the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

Section 9.4 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

Section 9.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (which is confirmed) or sent by registered or certified mail (postage prepaid, return receipt requested) to the Parties or beneficiaries hereto at the following addresses:

If to CTI, to:

Comverse Technology, Inc.

810 Seventh Avenue

New York, NY 10019

Attention: General Counsel

If to Comverse, to:

Comverse, Inc.

200 Quannapowitt Parkway

Wakefield, MA 01880

Attention: General Counsel

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

Section 9.6 Incorporation of Distribution Agreement Provisions. The following provisions of the Distribution Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein mutatis mutandis (references in this Section 9.6 to an “Article” shall mean an Article of the Distribution Agreement, and references in the material incorporated herein by reference shall be references to the Distribution Agreement): Article III (relating to Indemnification); Article IV (relating to Access to Information); and Article V (relating to Miscellaneous).

Section 9.7 No Plan Amendment; No Third Party Beneficiaries. Nothing in this Agreement shall (a) amend, or be deemed to amend, any Benefit Plan or (b) provide any Person not a party to this Agreement with any right, benefit or remedy with regard to any Benefit Plan.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMVERSE, INC.

By:
Name:
Title:

COMVERSE TECHNOLOGY, INC.

By:
Name:
Title:

Annex I

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

COMVERSE TECHNOLOGY, INC.

(Under Section 805 of the Business Corporation Law)

THE UNDERSIGNED, Chairman of the Board and Secretary of COMVERSE TECHNOLOGY, INC., a corporation organized and existing under the laws of the State of New York, hereby certify as follow:

FIRST:	The name of the corporation is COMVERSE TECHNOLOGY, INC.

SECOND:	The Certificate of Incorporation of the corporation was filed by the Department of State on October 4, 1984.

THIRD:	The Certificate of Incorporation, as heretofore amended and currently in effect, is hereby further amended in order to effect a reverse stock split of all issued and outstanding shares of the corporation’s common stock, par value $0.10 per share, on the basis of one new share for every ten old shares. Article FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

“FOURTH: The total number of shares of stock which the Corporation is authorized to issue is six hundred and two million, five hundred thousand (602,500,000) shares, of which six hundred million (600,000,000) shares shall be denominated Common Stock, having a par value of ten cents ($0.10) per share, and two million, five hundred thousand (2,500,000) shares shall be denominated Preferred Stock, having a par value of one cent ($0.01) per share. Preferred Stock may be issued in one or more series with such designations, relative rights, preferences and limitations as may be fixed from time to time by the Board of Directors of the Corporation. Except as may be specifically provided in the resolution or resolutions authorizing issuance of Preferred Stock, no holders of capital shares of the Corporation, by reason of the ownership thereof, shall have any preemptive rights to subscribe for, purchase or otherwise acquire any securities of the Corporation.

Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the Business Corporation Law of the State of New York (the “Effective Time”), each share of the Common Stock (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will automatically be reclassified as and converted into one tenth (1/10) of a share of Common Stock, par value $0.10 per share, of the Corporation (the “New Common Stock”). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one tenth (1/10).

I-1

FOURTH:	The amendment of the Certificate of Incorporation set forth herein was duly adopted by the Board of Directors of the corporation at a meeting held on [—], 20[—] and by the requisite vote of the shareholders of the corporation at the Special Meeting of the Shareholders held on [—], 2012.

IN WITNESS WHEREOF, this Certificate has been signed and is affirmed as true under penalties of perjury by the undersigned on this [—], 20[—].

[—]
Chief Executive Officer

[—]
Secretary

I-2

PROXY CARD

COMVERSE TECHNOLOGY, INC. 810 SEVENTH AVENUE NEW YORK, NY 10019

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to vote your proxy until 11:59 p.m., New York City time, on            , 2012. Please have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to vote your proxy up until 11:59 p.m., New York City time, on            , 2012. Please have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received by 10:00 a.m., New York City time, on            , 2012.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Comverse Technology, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials and annual reports electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

[M38231-P16668]	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends a vote “FOR” each of proposals 1, 2, 3, 4 and 5. One director dissented from this recommendation.

1.	Authorization of the distribution to CTI shareholders of 100% of the outstanding shares of Comverse Common Stock.

For	Against	Abstain
☐	☐	☐

2.	Approval of the Comverse, Inc. 2012 Stock Incentive Compensation Plan.

For	Against	Abstain
☐	☐	☐

3.	Approval of the Comverse, Inc. 2012 Annual Performance Bonus Plan.

For	Against	Abstain
☐	☐	☐

4.	Approval of a contingent amendment to CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares.

For	Against	Abstain
☐	☐	☐

5.	Approval of the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to authorize the distribution to CTI shareholders of 100% of the outstanding shares of Comverse Common Stock, to approve the Comverse, Inc. 2012 Stock Incentive Compensation Plan or to approve a contingent amendment to CTI’s certificate of incorporation to effect a contingent reverse stock split of issued and outstanding CTI common shares.

For	Against	Abstain
☐	☐	☐

Note:	In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Special Meeting and any adjournments or postponements thereof.

(Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.)

Signature	Date	Signature (joint owners)	Date

Signature [PLEASE SIGN WITHIN BOX]

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING TO BE HELD ON            , 2012:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at

www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided if you are not voting via the telephone or Internet.

[M38232-P16668]

SPECIAL MEETING OF SHAREHOLDERS OF

COMVERSE TECHNOLOGY, INC.

            , 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) of COMVERSE TECHNOLOGY, INC., a New York corporation, set forth on the reverse side, hereby appoint(s) Mr. Charles J. Burdick and Mr. Joel E. Legon, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in name of the shareholder(s) set forth on the reverse side, to represent the shareholder(s) set forth on the reverse side at the Special Meeting of Shareholders of Comverse Technology, Inc. to be held on            , 2012, at 10:00 a.m., New York City time, at                    , and at any adjournments or postponements thereof, and to vote all shares of common stock which the shareholder(s) set forth on the reverse side would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may properly come before the meeting and any adjournments or postponements thereof and revoke(s) all proxies previously given by the shareholder(s) set forth on the reverse side with respect to the shares covered hereby.

This proxy will be voted as directed, or if no direction is indicated, will be voted “FOR” each of Proposal 1, Proposal 2, Proposal 3, Proposal 4 and Proposal 5 as specified on the reverse, and as said proxies deem advisable on such other matters as may properly come before the meeting and any adjournments or postponements thereof.

SEE REVERSE SIDE	PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE (Your vote by proxy must be returned prior to the special meeting on , 2012)	SEE REVERSE SIDE